As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-161705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JUPITER SATURN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	6719	27-0676603
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Watson Wyatt Worldwide, Inc.

875 Third Avenue

New York, NY 10022

(212) 725-7550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Haley

Chairman of the Board of Directors and Chief Executive Officer

Jupiter Saturn Holding Company

c/o Watson Wyatt Worldwide, Inc.

875 Third Avenue

New York, NY 10022

(212) 725-7550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin C. Young, Esq. Neil D. Falis, Esq. Towers, Perrin, Forster & Crosby, Inc. One Stamford Plaza 263 Tresser Boulevard Stamford, Connecticut 06901 (203) 326-5400	Walter W. Bardenwerper, Esq. Karl L. Chen, Esq. Watson Wyatt Worldwide, Inc. 901 North Glebe Road Arlington, Virginia 22203-1853 (703) 258-8000

Charles J. Conroy, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000	Stephen I. Glover, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. Towers Watson may not issue the securities to be issued in the merger until the registration statement filed with the Securities and Exchange Commission is declared effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 4, 2009

Joint Proxy Statement/Prospectus

Dear Towers Perrin Shareholders and Watson Wyatt Stockholders:

On June 26, 2009, Towers, Perrin, Forster & Crosby, Inc. and Watson Wyatt Worldwide, Inc. agreed to combine in a “merger of equals”. We believe the combined company, Towers Watson & Co., will be one of the world’s leading professional services firms, and create value for its owners based on:

•

Strengthened Organizational Capabilities: Towers Watson will be stronger than the sum of its parts, positioned for industry leadership long into the future and a more effective competitor that can provide additional services to our existing and prospective clients.

•	Expanded Global Presence with Geographically Diverse Revenue Base: The merger will expand our global footprint to optimize service, global reach, and seamless delivery for our clients.

•	Increased Growth & Revenue: We expect the merger will enable us to realize economies of scale, diversify current businesses, and increase growth and investment potential.

•	Greater Opportunities for Our People: For our people, there will be an expanded set of career opportunities, a stronger brand, greater access to resources, and a broader network of employees.

Immediately following the merger, Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, will each be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock.

As discussed more fully in this document, the value of Towers Watson common stock issued in the merger may be higher or lower than the value of the Towers Perrin and Watson Wyatt securities you hold before the merger, and you will not know the value of the Towers Watson common stock to be issued to you in the merger when you vote on the proposal to adopt the merger agreement. In addition, Towers Perrin shareholders will not know when they vote on the merger proposal the exact number of shares of Towers Watson common stock that they will receive in the merger because the final Towers Perrin exchange ratio will be determined at the merger’s closing.

Towers Perrin and Watson Wyatt have each scheduled a special stockholder meeting to vote on, among other things, the merger agreement proposal. We ask for your support in voting “FOR” the merger agreement proposal at your respective special meeting. Voting instructions are included in this document.

Towers Perrin’s board of directors unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of Towers Perrin, its shareholders and other constituencies. Towers Perrin’s board of directors recommends that Towers Perrin shareholders vote “FOR” approval and adoption of the merger agreement.

Watson Wyatt’s board of directors unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of Watson Wyatt and its stockholders. Watson Wyatt’s board of directors recommends that Watson Wyatt stockholders vote “FOR” approval and adoption of the merger agreement.

For a discussion of risk factors which you should consider in evaluating the merger, see “Risk Factors ” beginning on page 28 of the attached document.

We expect the Towers Watson Class A common stock to be listed on the New York Stock Exchange and the NASDAQ Global Select Market under the symbol “TW”. Towers Perrin’s common stock is not publicly traded. Watson Wyatt’s Class A common stock is currently traded on the New York Stock Exchange and the NASDAQ Global Select Market under the symbol “WW”.

John J. Haley President, CEO and Chairman of the Board Watson Wyatt Worldwide, Inc.	Mark V. Mactas President, CEO and Chairman of the Board Towers, Perrin, Forster & Crosby, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities of Towers Watson to be issued in the merger, or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [            ], 2009 and is expected to be first mailed to Towers Perrin shareholders and Watson Wyatt stockholders on or about [            ], 2009.

Reference to Additional Information

This document incorporates important business and financial information about Watson Wyatt Worldwide, Inc. from other documents that are not included in or delivered with this document. These documents are available to you without charge upon your written or oral request, including any exhibits that are incorporated by reference into these documents. To obtain documents incorporated by reference in this document, you can request them in writing or by telephone from Watson Wyatt at the following address and telephone number:

Investor Relations

Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, Virginia 22203

Telephone: 703-258-8000

If you would like to request documents, please do so by December 11, 2009 in order to receive them before your special meeting.

See “Additional Information — Where You Can Find Additional Information” beginning on page 251 for more information about the documents referenced in this joint proxy statement/prospectus.

Legal Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This document and the information incorporated by reference in this document contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” and include, but are not limited to, statements in the following sections of this document: “Summary”, “Risk Factors”, “Towers Perrin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this document. You can identify these statements and other forward-looking statements in this document by the use of forward-looking words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, “potential” or similar words, expressions or the negative of such terms or other comparable terminology. You should read these statements carefully because they contain information about the synergies and the benefits that are expected to be achieved in the merger, the combined company’s plans, objectives and expectations, projections of future results of operations or financial condition, or other “forward-looking” information. These statements are only predictions based on the current expectations and projections about future events of Towers Watson, Towers Perrin and Watson Wyatt. There are important factors that could cause actual results, performance or achievements of Towers Watson, Towers Perrin and Watson Wyatt to differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks and uncertainties described under “Risk Factors” beginning on page 28. The following factors, among others, could also cause actual results to differ from those set forth in the forward-looking statements:

•	The ability to obtain governmental approvals of the merger on the proposed terms and schedule;
•	The failure to obtain the requisite approval of Towers Perrin shareholders or Watson Wyatt stockholders;
•	The failure to satisfy all other conditions to the closing of the merger;
•	The risk that the combined businesses will not be integrated successfully;
•	The risk that anticipated cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected;
•	The ability to recruit and retain qualified employees and to retain client relationships;

•	The impact of acquisition accounting for the merger on Towers Watson’s consolidated financial statements;
•	Declines in demand for Towers Watson’s services;
•	The combined company’s ability to make acquisitions, on which its growth will depend in part, and its ability to integrate and manage such acquired businesses;
•	Legislative and regulatory developments that impact Towers Watson’s business; and
•	The risk that a significant or prolonged economic downturn could have a material adverse effect on the combined company’s business, financial condition and results of operations.

These risks and uncertainties are not exhaustive. Other sections of this document describe additional factors that could adversely impact the business and financial performance of Towers Watson, Towers Perrin and Watson Wyatt. Moreover, Towers Watson will operate, and Towers Perrin and Watson Wyatt currently operate, in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can the Holding Company, Towers Perrin or Watson Wyatt assess the impact of all factors on their business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although the Holding Company, Towers Perrin and Watson Wyatt believe the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee future results, performance or achievements. Moreover, none of the Holding Company, Towers Perrin or Watson Wyatt assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. None of the Holding Company, Towers Perrin or Watson Wyatt undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Forward-looking statements include, but are not limited to, statements about:

•	Estimates of anticipated synergies and cost savings from the merger, as well as costs of the merger;
•	Estimated timing of the merger;
•	Future results of operations and operating cash flows;
•	Strategies and investment policies;
•	Financing plans and the availability of capital;
•	Foreign currency exchange and interest rate fluctuations;
•	Competitive position;
•	Potential growth opportunities available to Towers Watson, Towers Perrin or Watson Wyatt;
•	The risks associated with potential acquisitions or alliances;
•	The recruitment and retention of officers and employees;
•	Future performance, achievements, productivity improvements and efficiency and cost reduction efforts;
•	Demand for consulting, actuarial and other services;
•	Protection or enforcement of intellectual property rights;
•	Expectations with respect to securities markets;
•	Expectations with respect to general economic conditions;
•	Effects of competition;
•	Future legislation and regulatory changes; and
•	Technological developments.

The Holding Company, Towers Perrin and Watson Wyatt caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this document in the case of forward-looking statements contained in this document, or the dates of the documents incorporated by reference into this document in the case of forward-looking statements made in those incorporated documents.

The Holding Company, Towers Perrin and Watson Wyatt expressly qualify in their entirety all forward-looking statements attributable to the Holding Company, Towers Perrin and Watson Wyatt, or any person acting on their behalf, by the cautionary statements contained or referred to in this section.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Towers Perrin shareholders of record on November 2, 2009:

A special meeting of shareholders of Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), will be held on December 18, 2009 at the Stamford Marriott Hotel & Spa located at 243 Tresser Boulevard, Stamford, Connecticut 06901, 9:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Towers Perrin, Watson Wyatt Worldwide, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., as it may be amended from time to time, a copy of which is attached as Annex A to this document.

2.	To consider and vote on the amendment of Article VI of the Amended and Restated Bylaws of Towers Perrin, which contains transfer and ownership restrictions on shares of Towers Perrin common stock that must be amended to consummate the transactions contemplated by the Agreement and Plan of Merger.

3.	To consider and vote upon adjournment(s) of the special meeting to permit further solicitation of proxies to vote in favor of the foregoing proposals.

4.	To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Your vote on the matters listed above is important. The approval and adoption of Proposal No. 1 and Proposal No. 2 above requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock at the special meeting. The approval and adoption of any other proposal at the special meeting requires the affirmative vote of the holders of a majority of the votes cast at the special meeting.

Only Towers Perrin shareholders of record at the close of business on November 2, 2009 are entitled to notice of and to vote at Towers Perrin’s special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Kevin C. Young
Vice President, General Counsel and Secretary

Stamford, Connecticut

[DATE]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders of Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), will be held on December 18, 2009, at Westin Arlington Gateway, 801 N. Glebe Road, Arlington, Virginia 22203, 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Watson Wyatt, Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., as it may be amended from time to time, a copy of which is attached as Annex A to this document.

2.	To approve the Towers Watson & Co. 2009 Long Term Incentive Plan, a copy of which is attached as Annex G to this document.

3.	To consider and vote upon adjournment(s) of the special meeting to permit further solicitation of proxies to vote in favor of the foregoing proposals.

4.	To transact such other business as may properly come before the special meeting and any adjournment(s) or postponement(s) thereof.

Stockholders of record of Watson Wyatt Class A common stock at the close of business on November 3, 2009 are entitled to notice of and to vote at Watson Wyatt’s special meeting or any adjournment or postponement thereof. At the close of business on the record date, Watson Wyatt had outstanding and entitled to vote 42,307,754 shares of common stock. Watson Wyatt will keep at its offices in Arlington, Virginia a list of stockholders entitled to vote at the special meeting available for inspection for any purpose relevant to the special meeting during normal business hours for the 10 days before the special meeting. All Watson Wyatt stockholders are cordially invited to attend Watson Wyatt’s special meeting.

By Order of the Board of Directors,

Walter W. Bardenwerper Vice President, General Counsel and Secretary

Arlington, Virginia

[DATE]

Your vote is important. Whether or not you plan to attend the Watson Wyatt special meeting, please vote in advance by submitting a proxy by telephone, over the Internet or by mail. The affirmative vote of the holders of a majority of the shares of Watson Wyatt Class A common stock entitled to vote at the special meeting is required for approval of Proposal No. 1 regarding the adoption and approval of the merger agreement. The affirmative vote of the holders of a majority of the shares represented and entitled to vote on the subject matter is required to approve all other proposals at the Watson Wyatt special meeting.

Please do not send any certificates representing your Watson Wyatt shares at this time.

Watson Wyatt stockholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting in person, please submit a proxy by telephone or over the Internet as instructed in these materials, or complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure we receive your proxy with respect to your shares. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for your convenience. If you sign, date and mail your proxy card without indicating how you wish to have your shares voted, the shares represented by the proxy will be voted “FOR” each of the foregoing proposals at the special meeting. If you fail to submit your proxy by telephone or over the Internet or return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares, the effect will be as though you cast a vote “AGAINST” the adoption of the merger agreement. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person prior to the close of voting at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from the record holder.

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ANNEXES:

ANNEX A	AGREEMENT AND PLAN OF MERGER, AS AMENDED AS OF OCTOBER 19, 2009

ANNEX B-1	FORM OF VOTING AGREEMENTS WITH TOWERS PERRIN DIRECTORS AND EXECUTIVE OFFICERS

ANNEX B-2	FORM OF VOTING AGREEMENTS WITH WATSON WYATT DIRECTORS AND EXECUTIVE OFFICERS

ANNEX C	OPINION OF GOLDMAN, SACHS & CO.

ANNEX D	OPINION OF BANC OF AMERICA SECURITIES LLC

ANNEX E	SECTION 1930 AND SUBCHAPTER 15D OF THE PENNSYLVANIA BUSINESS CORPORATIONS LAW (APPRAISAL RIGHTS)

ANNEX F	FORM OF TOWERS WATSON NOTES INDENTURE AND FORM OF TOWERS WATSON NOTE

ANNEX G	TOWERS WATSON & CO. 2009 LONG TERM INCENTIVE PLAN

ANNEX H	AMENDED AND RESTATED TOWERS WATSON CERTIFICATE OF INCORPORATION AND BYLAWS

ANNEX I	FORM OF AMENDMENT TO TOWERS PERRIN’S AMENDED AND RESTATED BYLAWS

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The questions and answers below highlight only selected information from this document. They do not contain all of the information that may be important to you. We urge you to read carefully this entire document, including its Annexes, to fully understand the proposed merger and the voting procedures for the Towers Perrin and Watson Wyatt special meetings. Additional important information is also contained in the Annexes to this document and the documents incorporated by reference in this document.

Q:	Why am I receiving these materials?

A:        On June 26, 2009, Towers Perrin and Watson Wyatt agreed to combine in a “merger of equals”. In order to complete this combination, each of Towers Perrin and Watson Wyatt will merge with a wholly owned subsidiary of the Holding Company, an entity that is a newly formed Delaware corporation and jointly owned by Towers Perrin and Watson Wyatt. The Holding Company will change its name to Towers Watson & Co. upon completion of the merger. At the effective time, Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, will each be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding.

References to:

•

The “effective time” of the merger mean the time at which the merger is deemed to be effective, which time will be no later than the second business day after the merger’s closing date but at least one minute after the Holding Company’s amended and restated certificate of incorporation becomes effective;

•	The “Holding Company” mean Jupiter Saturn Holding Company;
•	The “merger” refer to the Towers Perrin merger and the Watson Wyatt merger collectively;
•

The “merger agreement” mean the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Towers Perrin, Watson Wyatt, the Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., as it may be amended from time to time, a copy of which is attached as Annex A to this document;

•	“Towers Perrin” mean Towers, Perrin, Forster & Crosby, Inc.;
•	The “Towers Perrin merger” mean the merger of Towers Perrin Merger Corp. with and into Towers Perrin, with Towers Perrin as the surviving corporation;
•	“Towers Perrin Merger Corp.” mean Jupiter Saturn Pennsylvania Inc.;
•	“Towers Perrin RSUs” mean Towers Perrin restricted stock units;
•	“Towers Perrin security holders” mean the holders of shares of Towers Perrin common stock together with the holders of Towers Perrin RSUs;
•	“Towers Perrin shareholders” solely refer to holders of shares of Towers Perrin common stock;
•	“Towers Watson” mean Towers Watson & Co.;
•	“Watson Wyatt” mean Watson Wyatt Worldwide, Inc.;
•	“Watson Wyatt DSUs” mean Watson Wyatt deferred stock units outstanding under the 2001 Watson Wyatt Deferred Stock Unit Plan;
•	The “Watson Wyatt merger” mean the merger of Watson Wyatt Merger Corp. with and into Watson Wyatt, with Watson Wyatt as the surviving corporation;
•	“Watson Wyatt Merger Corp.” mean Jupiter Saturn Delaware Inc.;
•	“Watson Wyatt options” mean options to purchase Watson Wyatt Class A common stock awarded under the Watson Wyatt & Holdings 2000 Long-Term Incentive Plan;
•	“Watson Wyatt security holders” mean the holders of shares of Watson Wyatt Class A common stock together with the holders of Watson Wyatt DSUs; and
•	“Watson Wyatt stockholders” solely refer to holders of shares of Watson Wyatt Class A common stock.

The stockholders of both Towers Perrin and Watson Wyatt must approve and adopt the merger agreement. We are sending you these materials to help you decide whether to approve and adopt the merger agreement at your upcoming special meeting, among other things.

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Q:	When and where are the special meetings?

A:        The Towers Perrin special meeting will be held at the Stamford Marriott Hotel & Spa located at 243 Tresser Boulevard, Stamford, Connecticut 06901, on December 18, 2009 at 9:00 a.m., local time.

The Watson Wyatt special meeting will be held at Westin Arlington Gateway, 801 N. Glebe Road, Arlington, Virginia 22203, on December 18, 2009 at 10:00 a.m., local time.

Q:	What will I receive in the merger?

A:        Towers Perrin security holders will receive the consideration described in “The Merger Agreement—Conversion of Stock, Stock Options and Other Awards”. The shares of Towers Watson common stock received by Towers Perrin security holders will be subject to vesting, forfeiture, transfer and reallocation provisions as described in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions”. As a result, such shares of Towers Watson common stock will be restricted and will not be freely transferable, as detailed more fully in this document. In addition, certain Towers Perrin shareholders who meet defined age plus years of service criteria may elect to designate between 50% and 100% of their shares of Towers Perrin common stock to be converted into shares of Towers Watson Class R common stock, which in turn will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount consisting of equal amounts of cash and one-year subordinated promissory notes issued by Towers Watson, as described in “The Merger Agreement — The Class R and Class S Elections”. Towers Perrin shareholders who do not meet these criteria are not eligible to make this election. Alternatively, dissenting holders of shares of Towers Perrin common stock who follow the procedures of Subchapter 15D of the Pennsylvania Business Corporation Law will be entitled to receive from Towers Perrin the fair value of their shares calculated as of immediately before the completion of the merger.

Watson Wyatt stockholders will receive one share of Towers Watson Class A common stock for each share they own of Watson Wyatt Class A common stock. Holders of Watson Wyatt DSUs will receive one share of Towers Watson Class A common stock for each Watson Wyatt DSU whose performance conditions (if any) have been satisfied or deemed satisfied by the compensation committee of Watson Wyatt’s board of directors. The Towers Watson Class A common stock received by Watson Wyatt security holders will not be subject to transfer restrictions unless the Watson Wyatt security holder is or becomes an affiliate of Towers Watson, in which case the shares received will be subject to transfer restrictions under U.S. federal securities laws. Watson Wyatt security holders will not have the right to elect to receive a different form of consideration in exchange for their Watson Wyatt shares. Holders of Watson Wyatt options will receive fully-vested options to purchase Towers Watson Class A common stock, on a one-for-one basis on the same terms and at the same exercise price as the Watson Wyatt options.

The Towers Watson Class A common stock is expected to be listed on the New York Stock Exchange (or “NYSE”) and the NASDAQ Global Select Market (or “NASDAQ”) under the symbol “TW”.

Q:	Will I be taxed on the consideration that I receive in exchange for my shares?

A:	Towers Perrin security holders:

•

The exchange of Towers Perrin common stock solely for Towers Watson Class B common stock by holders of Towers Perrin common stock should generally be nontaxable to such holders for U.S. federal income tax purposes. However, under certain circumstances, tax may be imposed on the receipt of merger consideration.

•

For U.S. federal income tax purposes, Towers Perrin shareholders who make a Class R or Class S election generally will recognize gain, but not loss, on the exchange and will be taxable on the lesser of (1) the amount of cash and the fair market value of Towers Watson Notes treated as received in

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exchange for their Towers Perrin common stock and (2) the amount of gain realized in the exchange. In addition, a portion of the consideration payable to a shareholder who makes a Class R election will be treated as compensation income and taxable at ordinary income tax rates. U.S. Towers Perrin shareholders who make a Class R election will receive additional compensation from Towers Perrin or Towers Watson to compensate them for some of the additional federal taxes payable as a result of such ordinary income treatment and as a result of receiving the additional cash consideration (see page 141 for a description of the additional compensation). A person making a Class R election who is taxable in a jurisdiction other than or in addition to the U.S. may also receive additional cash compensation if a portion of the individual’s merger consideration is subject to ordinary income tax and the applicable tax rate on ordinary income is greater than the tax rate on capital gains. Whether any such person will receive an additional payment and the amount of such payment will be determined by Towers Perrin on a case by case basis.

•

A Towers Perrin employee who is a U.S. person who receives Towers Perrin RSUs should generally be subject to U.S. federal income tax at ordinary income rates when he or she receives vested Towers Watson restricted Class A common stock.

Watson Wyatt stockholders:

The exchange of Watson Wyatt Class A common stock solely for Towers Watson Class A common stock by holders of Watson Wyatt Class A common stock should generally be nontaxable to such holders for U.S. federal income tax purposes.

Tax matters are very complicated. The tax consequences of the merger to you will depend on your specific situation. You should consult your tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger to you. See “Material Income Tax Considerations” for a description of the tax consequences of the merger.

Q:	What shareholder approvals are needed to approve the merger agreement?

A:        For adoption of the merger agreement:

•

Holders of two-thirds of Towers Perrin’s outstanding common stock entitled to vote at the Towers Perrin special meeting must be voted “FOR” the approval and adoption of the merger agreement and the proposal to amend Article VI of Towers Perrin’s Amended and Restated Bylaws (which we refer to as “Towers Perrin’s bylaws”).

•	Holders of a majority of Watson Wyatt’s Class A common stock outstanding and entitled to vote at the Watson Wyatt special meeting must be voted “FOR” the approval and adoption of the merger agreement.

Q:	What do I need to do now? How do I vote?

A:        After carefully reading this document, please vote by submitting a proxy for your shares of common stock as soon as possible in the following manner.

•	Towers Perrin shareholders: Complete and submit electronically the proxy card you receive by following the instructions provided on the proxy card.
•

Watson Wyatt stockholders: (1) Use the toll-free phone number listed on your proxy card and follow the recorded instructions, (2) go to the Internet website listed on your proxy card and follow the instructions provided, or (3) complete and return the enclosed proxy card.

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Q:	Can I change my vote after I have submitted my proxy?

A:        Yes. You can change your vote at any time before your proxy is voted at your special meeting, as follows:

•	If you are a Towers Perrin shareholder, you may revoke your proxy at any time prior to its exercise by:
•	Properly completing and submitting a later-dated proxy electronically prior to midnight eastern time on the day prior to the Towers Perrin special meeting; or
•	Attending the Towers Perrin special meeting and voting in person.
•	If you are a Watson Wyatt stockholder, you may revoke your proxy at any time prior to its exercise by:
•	Sending a written notice to the corporate secretary of Watson Wyatt before the Watson Wyatt special meeting stating that you would like to revoke your proxy;
•	Completing, signing and returning another later-dated proxy card prior to the Watson Wyatt special meeting;
•	Using the toll-free phone number or Internet website listed on the proxy card and following the instructions provided prior to midnight eastern time on the day prior to your special meeting; or
•	Attending the Watson Wyatt special meeting and voting in person.

Q:	If my shares of Watson Wyatt Class A common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:        No. Your broker is not permitted to vote your shares of Watson Wyatt Class A common stock unless you tell the broker how to vote. To do so, you should follow the directions that your broker provides to you.

Q:	Whom do I call if I have further questions about voting, my special meeting or the merger?

A:        Towers Perrin security holders may call Kevin C. Young at (215) 246-6000.

Watson Wyatt stockholders may call Walter W. Bardenwerper at (703) 258-8000. In addition, if you are a Watson Wyatt stockholder and you need additional copies of this document, have questions about the merger or need assistance voting your shares, you should contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Phone Numbers: Stockholders: (877) 825-8631 (toll-free)

Banks and Brokers: (212) 750-5833 (collect)

vii

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should read carefully this entire document and the documents to which we have referred you, including the merger agreement attached to this document as Annex A. See the section entitled “Additional Information — Where You Can Find Additional Information” beginning on page 251. We have included page references directing you to a more complete description of each item presented in this summary.

The Companies (See page 51)

Towers, Perrin, Forster & Crosby, Inc.

One Stamford Plaza

263 Tresser Boulevard

Stamford, Connecticut 06901

(203) 326-5400

Towers Perrin was incorporated in Pennsylvania in 1934 as Towers, Perrin, Forster & Crosby, Inc. Towers Perrin is a global professional services firm that helps organizations improve performance through effective people, risk and financial management. The firm provides innovative solutions in the areas of human capital strategy, program design and management, and in the areas of risk and capital management, insurance and reinsurance intermediary services, and actuarial consulting.

Towers Perrin’s services help clients solve many of the most pressing issues facing organizations worldwide today, including increasingly complex human capital challenges and a growing need for sophisticated risk and capital management. Towers Perrin believes it has developed many of the most innovative services and products in the areas in which it delivers solutions, including several types of managed care and consumer-based health plans that have evolved to meet changing client needs; a prescription drug collaborative purchasing program to help employers control costs; state-of-the-art financial modeling software; and the development of a comprehensive portfolio of services to help insurance organizations understand the links between risk and capital and manage these risks on an enterprise-wide basis. In addition, Towers Perrin’s ability to respond rapidly to emerging issues has allowed it to help clients react to both risks and opportunities in practical ways. Recent examples include Towers Perrin’s work on managing businesses in turbulent times, its white papers on the costs and risks inherent in specific natural disasters and its work helping clients manage escalating health care costs.

Towers Perrin’s clients include many of the world’s largest corporations, public and private institutions and non-profit organizations. In 2008, Towers Perrin provided its services to over 75% of the Fortune Global 500 companies, over 60% of the Fortune 1000 companies, and over 85% of the world’s 50 largest insurance companies, as ranked by a recent Forbes 2000 list. Towers Perrin believes that it has been able to maintain many of its key client relationships for several decades because of its outstanding service and its reputation for being a trusted advisor to its clients.

Watson Wyatt Worldwide, Inc.

901 North Glebe Road

Arlington, Virginia 22203

(703) 258-8000

Watson Wyatt is a global consulting firm focusing on providing human capital and financial management consulting services. Including predecessors, Watson Wyatt has been in business since 1878. In the United States, Watson Wyatt was founded in 1946, and conducted business as The Wyatt Company until changing its name to Watson Wyatt & Company in connection with the establishment of the Watson Wyatt Worldwide alliance in 1995 with R. Watson & Sons, which we refer to as “Watson Wyatt LLP”, a leading United Kingdom-based actuarial, benefits and human resources consulting partnership founded in 1878. In 2000, the firm incorporated Watson Wyatt & Company Holdings to serve as a holding company with operations conducted by its subsidiaries. To better serve the increasingly global needs of clients, on July 31, 2005, the firm acquired substantially all of the assets and assumed liabilities of Watson Wyatt LLP. The company’s name was changed to Watson Wyatt Worldwide, Inc. on January 1, 2006 to reflect the company’s global capabilities and identity in the marketplace.

Watson Wyatt helps its clients enhance business performance by improving their ability to attract, retain and motivate qualified employees. Watson Wyatt focuses on delivering consulting services that help its clients anticipate, identify and capitalize on emerging opportunities in human capital management. The firm also provides independent financial advice regarding all aspects of life assurance and general insurance, as well as investment advice to assist clients in developing disciplined and efficient investment strategies to meet investment goals. Its target market clients include companies in the Fortune 1000, Pension & Investments (P&I) 1000, FTSE 1000, and equivalent organizations in markets around the world. As of June 30, 2009, Watson Wyatt provided services through approximately 7,700 associates in 107 offices located in 33 countries.

Watson Wyatt’s Class A common stock is currently traded on the NYSE and NASDAQ under the symbol “WW”.

Jupiter Saturn Holding Company

c/o Watson Wyatt Worldwide, Inc.

875 Third Avenue

New York, NY 10022

(212) 725-7550

The Holding Company is a newly formed Delaware corporation that has not conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this document. Upon completion of the merger, the Holding Company will change its name to Towers Watson & Co. The business of Towers Watson will be the combined businesses currently conducted by Towers Perrin and Watson Wyatt.

Structure of the Merger (See page 108)

To combine the businesses of Towers Perrin and Watson Wyatt, Towers Perrin and Watson Wyatt formed the Holding Company, which is jointly owned by Towers Perrin and Watson Wyatt. The Holding Company formed two new, wholly owned subsidiaries, Towers Perrin Merger Corp. and Watson Wyatt Merger Corp. At the effective time:

•	Towers Perrin Merger Corp. will merge with and into Towers Perrin, and Towers Perrin will be the surviving corporation.
•	Watson Wyatt Merger Corp. will merge with and into Watson Wyatt, and Watson Wyatt will be the surviving corporation.

The Holding Company will then change its name to Towers Watson & Co. As a result of the Towers Perrin merger and the Watson Wyatt merger, Towers Perrin and Watson Wyatt will each become a wholly owned subsidiary of Towers Watson, and the current security holders of Towers Perrin and Watson Wyatt will become stockholders of Towers Watson.

The following diagram illustrates the structure of the merger:

The Merger

Immediately Following the Effective Time

What You Will Receive in the Merger (See page 110)

Towers Perrin Security Holders

The merger agreement provides that each:

•

Share of Towers Perrin common stock (other than shares that will be converted into shares of Towers Watson Class R common stock or Towers Watson Class S common stock as detailed below) that is issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of fully paid and nonassessable shares of Towers Watson Class B common stock (in various subclasses); and

•

Towers Perrin RSU that is issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of fully paid and nonassessable shares of Towers Watson restricted Class A common stock, subject to certain contractual restrictions as discussed more fully in this document (we refer to these restricted shares as the “Towers Watson restricted Class A common stock”).

The number of shares to be received by the Towers Perrin security holders (including shares of Towers Watson Class R common stock and Towers Watson Class S common stock, as discussed below) will be determined at the merger’s closing based on the Towers Perrin final exchange ratio. The Towers Perrin final exchange ratio will be calculated so that Towers Perrin security holders will receive, in the aggregate, a number of shares equal to 50% of Towers Watson’s voting common stock then outstanding.

The shares of Towers Watson Class B common stock received by each Towers Perrin shareholder (other than a shareholder who makes a valid Class R or Class S election for some or all of his or her shares) will be issued in equal amounts as follows:

•	25% will be shares of Towers Watson Class B-1 common stock, par value $0.01 per share;
•	25% will be shares of Towers Watson Class B-2 common stock, par value $0.01 per share;
•	25% will be shares of Towers Watson Class B-3 common stock, par value $0.01 per share; and
•	25% will be shares of Towers Watson Class B-4 common stock, par value $0.01 per share.

Towers Watson’s Amended and Restated Certificate of Incorporation (which we refer to as “Towers Watson’s certificate of incorporation”) provides that Towers Watson Class B common stock will automatically convert into shares of Towers Watson Class A common stock on the following schedule:

•	Towers Watson Class B-1 common stock: First anniversary of the effective time;
•	Towers Watson Class B-2 common stock: Second anniversary of the effective time;
•	Towers Watson Class B-3 common stock: Third anniversary of the effective time; and
•	Towers Watson Class B-4 common stock: Fourth anniversary of the effective time.

The Towers Watson restricted Class A common stock to be received by a holder of Towers Perrin RSUs will vest over a three-year period; one-third will vest automatically on each of the first three anniversaries of the effective time so long as the holder of these shares remains an employee of Towers Watson or one of its subsidiaries as of each such anniversary (subject to acceleration as discussed more fully in this document). In addition, the number of fully paid and nonassessable shares of Towers Watson restricted Class A common stock to be received by a holder of Towers Perrin RSUs is subject to pro rata adjustment as discussed more fully in the section “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions”.

Shares of Towers Watson Class B common stock and Towers Watson restricted Class A common stock will be restricted and not freely transferable, as detailed more fully in this document. Towers Perrin and Watson Wyatt believe these restrictions are:

•	Necessary to ensure a controlled distribution of Towers Watson Class A common stock after completion of the merger and to reduce the possibility that the volume of shares distributed at the effective time will cause a substantial decline in the stock price of Towers Watson Class A common stock as compared with the pre-closing price of Watson Wyatt Class A common stock.
•

Not necessary to impose on the Towers Watson Class A common stock issued in the merger to Watson Wyatt stockholders because the shares of Watson Wyatt Class A common stock they will exchange in the merger are already freely transferable (subject to any applicable restrictions on transfer imposed by the U.S. federal securities laws) and an orderly market in such freely tradable shares exists.

Watson Wyatt Security Holders and Holders of Watson Wyatt Options

The merger agreement provides that each:

•

Share of Watson Wyatt Class A common stock that is issued and outstanding immediately prior to the effective time will be converted into the right to receive one fully paid and nonassessable share of Towers Watson Class A common stock; and

•

Watson Wyatt DSU that is issued and outstanding immediately prior to the effective time whose performance conditions (if any) have been satisfied or deemed satisfied by the compensation committee of Watson Wyatt’s board of directors will be settled with one share of Towers Watson Class A common stock. Any issued and outstanding Watson Wyatt DSUs whose performance criteria have not been satisfied or deemed satisfied will be canceled and will not be exchanged for Towers Watson Class A common stock.

•

Watson Wyatt option will vest immediately and will be exchanged for a vested option to purchase shares of Towers Watson Class A common stock on a one-for-one basis, on the same terms and at the same exercise price as the Watson Wyatt option.

Watson Wyatt’s security holders will receive, in the aggregate, a number of shares equal to 50% of Towers Watson’s voting common stock then outstanding.

Towers Watson Class A common stock issued to Watson Wyatt security holders will not be subject to any contractual transfer restrictions and is expected to be listed on the NYSE and NASDAQ under the symbol “TW”.

Description of Class R and Class S Elections (See page 119)

Subject to proration as described more fully in this document, Towers Perrin shareholders who meet defined age plus years of service criteria (subject to certain exceptions) may elect to designate between 50% and 100% of their Towers Perrin shares to be converted into shares of Towers Watson Class R common stock. In this document, we refer to the Towers Perrin shareholders who are eligible to make this designation as the “Class R Eligible Participants” and those Class R Eligible Participants who make a valid Class R election as “Class R Participants”. Towers Watson Class R common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount comprised of equal amounts of cash and one-year subordinated promissory notes issued by Towers Watson. In this document, we refer to these subordinated notes as the “Towers Watson Notes”. In addition, U.S. Class R Participants will receive from Towers Perrin or Towers Watson additional compensation to help compensate them for some of the additional federal taxes payable as a result of some of the consideration paid to Class R Participants being treated as ordinary compensation income and not capital gain income. A Class R Participant who is taxable in a jurisdiction other than or in addition to the U.S. may also receive additional compensation if a portion of the individual’s merger consideration is subject to ordinary income tax and the applicable tax rate on ordinary income is greater than the tax rate on capital gains. While the decision as to whether any such person will receive additional compensation and the amount of such additional compensation will be determined by Towers Perrin on a case by case basis, Towers Perrin expects to treat such persons in a manner similar to U.S. Class R Participants.

The aggregate maximum number of shares of Towers Perrin common stock held by Class R Participants that may be converted into Towers Watson Class R common stock is equal to the number of shares obtained by dividing (1) $400 million (which amount may be decreased if the Class R election is undersubscribed) by (2) the “final transaction value per Towers Perrin share”, which value depends on the closing price of Watson Wyatt Class A common stock for the 10 consecutive trading days ending on the second trading day immediately prior to the closing of the merger. This information (and therefore the exact amount of consideration that the Class R Participants will receive) will not be available at the time Towers Perrin shareholders vote on the merger agreement proposal or when Class R Participants make their Class R election.

A Class R Eligible Participant will be required to make a Class R election by December 21, 2009. In order to make a valid Class R election, a Class R Eligible Participant must, among other things, agree to terminate his or her employment with Towers Perrin on or before the 30th day following the effective time (unless another time is agreed to by the Towers Watson Executive Committee) and enter into a confidentiality and non-solicitation agreement. As a result, a Class R Eligible Participant who makes a valid Class R election will not be employed with Towers Watson, Towers Perrin, or Watson Wyatt after 30 days following the effective time.

If a Class R Eligible Participant makes a valid Class R election, the shares of Towers Perrin common stock held by such shareholder that are not subject to the Class R election (because the Class R Eligible Participant designated less than 100% of his or her shares) or not converted into shares of Towers Watson Class R common stock (because the Class R election is oversubscribed) will be converted instead into Towers Watson Class B-1 common stock as described more fully in this document. If a Class R Eligible Participant does not make a valid Class R election, then this shareholder will receive shares of Towers Watson Class B common stock (consisting of the various subclasses) in the same manner as any other Towers Perrin shareholder would receive as merger consideration.

In the event that the Class R election is undersubscribed by Class R Participants such that the Class R Participants subscribe for less than $200,000,000, then Watson Wyatt may elect no later than January 6, 2010, 2009 to cause Towers Perrin to offer to all other Towers Perrin shareholders who are not Class R Eligible Participants the right to make a Class S election. These shareholders would be entitled to designate, subject to proration, up to 20% of their shares of Towers Perrin common stock to be converted into shares of Towers Watson Class S common stock. The total amount of cash and Towers Watson Notes available to repurchase shares from the Class S participants would equal the amount (if any) by which $200,000,000 exceeds the aggregate amount of cash and principal of Towers Watson Notes issued to Class R Participants. Each share of Towers Watson Class S common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount of cash equal to the “final transaction value per Towers Perrin share”, which value depends on the closing price of Watson Wyatt Class A common stock for the 10 consecutive trading days ending on the second trading day immediately prior to the merger’s closing. As noted above, this information (and therefore the exact amount of consideration that a Towers Perrin shareholder will receive if they make a valid Class S election) will not be available at the time Towers Perrin shareholders vote on the merger agreement proposal or when such Towers Perrin shareholders make a Class S election. If the Class R election is undersubscribed and Watson Wyatt determines to pursue a Class S election, Towers Perrin will promptly provide additional information to Towers Perrin shareholders eligible to make a Class S election.

For a more detailed description on how a Class R Eligible Participant makes or revokes a Class R election, the specific consideration to be received if a Class R Eligible Participant makes or fails to make a Class R election, and other matters related to making valid Class R and Class S elections, please see “The Merger Agreement — The Class R and Class S Elections” beginning on page 119 of this document.

Type and Amounts of Consideration to be Received: The diagrams below reflect the types and amounts of consideration to be received by the Towers Perrin and Watson Wyatt security holders in the merger (assuming that no Class S election is made available), including consideration to be issued upon redemption of Towers Watson Class R common stock on the first business day following the effective time. The diagrams below are based on assumptions regarding the number of shareholders who make valid Class R elections and the number of shares they designate to be exchanged in the merger for Towers Watson Class R common stock; actual results will vary depending on the overall number of shares of Towers Perrin common stock designated for conversion to shares of Towers Watson Class R common stock. The information below is based on an assumed closing of October 30, 2009 and the following additional assumptions:

•	The number of “fully diluted Watson Wyatt shares” equals 42,600,632 shares (this term is defined in the “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”).
•

The total number of outstanding shares of Towers Perrin common stock for purposes of calculating the Towers Perrin final exchange ratio is 70,209.60 shares, which does not include any Towers Perrin RSUs or any shares issuable upon conversion of any Towers Perrin RSUs (as explained more fully in the “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”).

•

The Towers Perrin final exchange ratio equals 546.087270117 (which was calculated by dividing the fully diluted Watson Wyatt shares by the quotient of (a) the total outstanding shares of Towers Perrin common stock as of the relevant date, divided by (b) 0.9).

•

Class R Eligible Participants, who collectively own approximately 55.8% of the 70,209.60 total shares of Towers Perrin common stock outstanding, make valid Class R elections with respect to 30% of the 70,209.60 total shares outstanding, or 21,062.88 shares.

•

Every Class R Eligible Participant who makes a valid Class R election elects to designate 100% of his or her shares of Towers Perrin common stock as shares to be converted into Towers Watson Class R common stock.

•

The total amount of cash and Towers Watson Notes available to repurchase shares from the Class R Eligible Participants equals $400,000,000 (which amount may be decreased if the Class R election is undersubscribed).

•

The “final Watson Wyatt stock price” equals $44.78 (the term “final Watson Wyatt stock price” is defined in the “The Merger Agreement — The Class R and Class S Elections” and means the average closing price per share of Watson Wyatt Class A common stock (rounded to the nearest cent) for the 10 consecutive trading days ending on the second trading day immediately prior to the merger’s closing).

•

The number of Towers Perrin RSUs outstanding immediately prior to the effective time is equal to 10% of the sum of such number of Towers Perrin RSUs plus the total shares of Towers Perrin common stock outstanding immediately prior to the effective time.

•

The percentages of Towers Watson common stock outstanding are calculated prior to the redemption of the Towers Watson Class R common stock for cash and Towers Watson Notes (and the issuance of additional Towers Watson Class B-1 common stock).

Type of Consideration Received

*	In addition to the following consideration, Towers Perrin shareholders (including those making a valid Class R or Class S election) will receive shares of Towers Watson Class F stock which will solely entitle these shareholders to receive, upon the automatic exchange of Class F shares after the third anniversary of the effective time, a number of shares of Towers Watson Class A common stock equal to their pro rata portion of the Towers Watson restricted Class A common stock (together with a number of additional Class A shares with a value equal to all dividends, without interest, paid with respect to the forfeited shares) forfeited, if any, by holders of Towers Perrin RSUs, as described in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions — Vesting, Forfeiture, Transfer and Reallocation Provisions Applicable to Towers Watson restricted Class A common stock”.
**	See “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards” for a description of Guaranteed RSU Holders.

Amounts to be Received

Securities to be Exchanged in the Merger	Amount and Type of Securities to be Received in the Merger
1 share of Watson Wyatt Class A common stock	1 share of Towers Watson Class A common stock(1)

1 share of Towers Perrin common stock	546.087270117 shares of Towers Watson Class B common stock, in the aggregate, consisting of:(2)
• 136.521817529 shares of Towers Watson Class B-1 common stock
• 136.521817529 shares of Towers Watson Class B-2 common stock
• 136.521817529 shares of Towers Watson Class B-3 common stock
• 136.521817529 shares of Towers Watson Class B-4 common stock

1 share of Towers Perrin common stock	$9,495.38 in cash(3)
Assuming a Class R election is made	$9,495.38 in principal amount of Towers Watson Notes(3)
121.9972 shares of Towers Watson Class B-1 common stock(3)

1 Towers Perrin RSU	546.087270117 shares of Towers Watson restricted Class A common stock(4)

(1)	Represents the product of 1 share multiplied by the Watson Wyatt final exchange ratio (1 share of Towers Watson Class A common stock for each share of Watson Wyatt Class A common stock).
(2)	Represents the product of 1 share multiplied by the applicable Towers Perrin final exchange ratio (546.087270117 shares of Towers Watson Class B common stock for each share of Towers Perrin common stock).
(3)	Based on the various assumptions applicable to these diagrams (which includes an oversubscription of the Class R election), 16,357.3840 shares (23.30%) of the outstanding shares of Towers Perrin common stock will be converted into Towers Watson Class R common stock in the merger. Based solely upon these assumptions, the total number of shares of Towers Watson Class R common stock to be issued in the merger will be the quotient of (a) the aggregate dollar amount of $400,000,000 divided by (b) the “final transaction value per Towers Perrin share” (as described in “The Merger Agreement — The Class R and Class S Election”, and which generally means the quotient of (i) the product of the fully diluted Watson Wyatt shares (42,600,632) multiplied by the final Watson Wyatt stock price ($44.78), divided by (ii) the total number of shares of Towers Perrin common stock outstanding (70,209.60)).
(4)	Represents the product of 1 Towers Perrin RSU multiplied the applicable Towers Perrin final exchange ratio (546.087270117 shares of Towers Watson restricted Class A common stock for each share of Towers Perrin RSU). The number of Towers Perrin RSUs to be owned by a holder of a Guaranteed Towers Perrin Award is equal to (a) the guaranteed dollar amount set forth in the award letter for such holder’s Guaranteed Towers Perrin Award, divided by (b) the product of (i) the final Watson Wyatt stock price ($44.78) multiplied by (ii) Towers Perrin final exchange ratio (546.087270117). These calculations are based in part on the Towers Perrin final exchange ratio and the assumption that the number of Towers Perrin RSUs outstanding immediately prior to the effective time is equal to 10% of the sum of such number of Towers Perrin RSUs plus the total shares of Towers Perrin common stock outstanding immediately prior to the effective time. The actual number of shares of Towers Watson restricted Class A common stock to be received in the merger by holders of Towers Perrin RSUs in exchange for their Towers Perrin RSUs is only based in part on, rather than equal to, the Towers Perrin final exchange ratio. Various events may cause the ratio of Towers Perrin RSUs to Towers Watson restricted Class A common stock to vary, including the termination of the employment for any reason of holders of Towers Perrin RSUs and/or Towers Perrin shareholders between the date of this document and the effective time. Adjustments to reflect these various events may be necessary.

Market Prices on Important Dates

Towers Perrin

Towers Perrin common stock is not publicly traded.

Article VI of Towers Perrin’s bylaws contains various provisions requiring a shareholder who ceases to be a Towers Perrin employee (whether because of retirement, death, termination of employment, or otherwise) to sell his or her shares of common stock back to Towers Perrin for a consideration per share equal to the redemption value per share, which payment will be made by Towers Perrin pursuant to a specified payment plan over time. In general, Article VI defines redemption value per share as the total shareholder investment on the preceding December 31st, as reflected in Towers Perrin’s audited financial statements, less the liquidation value of preferred shares then outstanding (and subject to certain pension related adjustments), divided by the number of common shares (net of treasury shares) then outstanding. Please note that the actual term used in Article VI is “book value per share”, but for purposes of this document this term is referred to as “redemption value per share”. As of December 31, 2008, the redemption value per share was $3,642.00 and a Towers Perrin shareholder who ceases to be a Towers Perrin employee in 2009 would receive this amount (paid in installment payments, with interest) for each share of Towers Perrin common stock repurchased by Towers Perrin.

There are approximately 650 holders of Towers Perrin common stock. Towers Perrin does not currently pay dividends on its common stock.

There are approximately 654 holders of Towers Perrin RSUs.

Watson Wyatt

Watson Wyatt Class A common stock is traded on the NYSE and NASDAQ under the symbol “WW”. The closing price per share of Watson Wyatt Class A common stock was as follows:

•	$41.18 on June 26, 2009, which was the last full trading day before Towers Perrin and Watson Wyatt announced the merger; and
•	$44.30 on November 3, 2009, which was the last full trading day before the date of this document.

The Special Meetings (See page 55)

Towers Perrin Special Meeting

Where and when: The Towers Perrin special meeting will take place at the Stamford Marriott Hotel & Spa located at 243 Tresser Boulevard, Stamford, Connecticut 06901, on December 18, 2009 at 9:00 a.m., local time.

What you are being asked to vote on: At the Towers Perrin special meeting, Towers Perrin shareholders will vote on the:

•	Approval and adoption of the merger agreement;
•	Amendment of Article VI of Towers Perrin’s bylaws, which contains transfer and ownership restrictions on shares of Towers Perrin common stock that must be amended to complete the merger; and
•	Adjournment(s) of the Towers Perrin special meeting to solicit additional proxies.

Towers Perrin shareholders also may be asked to consider other matters that may properly come before the Towers Perrin special meeting. At the present time, Towers Perrin knows of no other matters that will be presented for consideration at the Towers Perrin special meeting.

Who may vote: A Towers Perrin shareholder may vote at the Towers Perrin special meeting if he or she was a record holder of Towers Perrin common stock at the close of business on November 2, 2009. On that date, there were 70,209.60 shares of Towers Perrin common stock outstanding. Towers Perrin shareholders may cast one vote (or fraction of a vote) for each share (or fraction of a share) of Towers Perrin common stock that they owned on that date. For the avoidance of doubt, holders of any other Towers Perrin security, such as Towers Perrin RSUs or warrants, do not have voting rights and will not be entitled to vote at the Towers Perrin special meeting on any matter.

What vote is needed: The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock is required to approve and adopt the merger agreement and to amend Article VI of Towers Perrin’s bylaws. The affirmative vote of the holders of a majority of the votes cast at the Towers Perrin special meeting is required to approve any other proposal at Towers Perrin’s special meeting.

It is important to note that the merger will not be completed unless the holders of two-thirds of the issued and outstanding shares of Towers Perrin common stock vote “FOR” both the proposal to approve and adopt the merger agreement and the proposal to amend Article VI of Towers Perrin’s bylaws.

Watson Wyatt Special Meeting

Where and when: The Watson Wyatt special meeting will take place at Westin Arlington Gateway, 801 N. Glebe Road, Arlington, Virginia 22203, on December 18, 2009 at 10:00 a.m., local time. Watson Wyatt stockholders who are entitled to vote may attend the Watson Wyatt special meeting.

What you are being asked to vote on: At the Watson Wyatt special meeting, Watson Wyatt stockholders will be asked to consider and vote on the:

•	Approval and adoption of the merger agreement;
•

Approval of the Towers Watson & Co. 2009 Long Term Incentive Plan, which we refer to as the “Towers Watson Incentive Plan”. Towers Watson intends to implement the Towers Watson Incentive Plan so it can make equity incentive compensation awards to directors, officers and employees of Towers Watson following the consummation of the merger. The completion of the merger is not conditioned upon the approval of the Towers Watson Incentive Plan proposal. However, under the NYSE and NASDAQ rules, the implementation of the Towers Watson Incentive Plan is subject to approval by only the stockholders of Watson Wyatt (i.e., Towers Perrin shareholders are not required to vote on this proposal) and the consummation of the merger. If the proposals to approve and adopt the merger agreement do not receive the requisite stockholder approvals or if the merger agreement is terminated for any reason, then the Towers Watson Incentive Plan will not be implemented; and

•	Adjournment(s) of the Watson Wyatt special meeting to solicit additional proxies.

Watson Wyatt stockholders may be asked to consider other matters that properly come before the Watson Wyatt special meeting. At the present time, Watson Wyatt knows of no other matters that will be presented for consideration at the Watson Wyatt special meeting.

Who may vote: Watson Wyatt stockholders are entitled to receive this notice and to vote at the Watson Wyatt special meeting if they were a record holder of Watson Wyatt Class A common stock at the close of business on the Watson Wyatt record date, November 3, 2009. On that date, there were 42,307,754 shares of Watson Wyatt Class A common stock outstanding and entitled to vote. Watson Wyatt stockholders may cast one vote for each share of Watson Wyatt Class A common stock that they owned on the Watson Wyatt record date.

What vote is needed: The affirmative vote, cast in person or by proxy, of the holders of at least a majority of the outstanding shares of Watson Wyatt Class A common stock entitled to vote is required to approve and adopt the merger agreement. The affirmative vote of the holders of a majority of the shares represented and entitled to vote on the subject matter at the Watson Wyatt special meeting is required to approve all other proposals at the Watson Wyatt special meeting.

Recommendations to Stockholders (See pages 73 and 78)

To Towers Perrin Shareholders

After careful consideration of numerous factors, Towers Perrin’s board of directors unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of Towers Perrin, its shareholders and other constituencies. Accordingly, the Towers Perrin board of directors recommends that Towers Perrin shareholders vote “FOR” the proposals to (1) approve and adopt the merger agreement, and (2) amend Article VI of Towers Perrin’s bylaws.

On June 26, 2009, concurrently with the execution of the merger agreement and as a condition of and inducement to Watson Wyatt’s willingness to enter into the merger agreement, each of Towers Perrin’s executive officers and directors entered into a voting agreement with Watson Wyatt and agreed to, among other things, vote his or her shares of Towers Perrin common stock in favor of the foregoing proposals. A form of this voting agreement is attached as Annex B-1 to this document. Accordingly, holders of approximately 6.82% of the outstanding shares of Towers Perrin common stock as of November 2, 2009, the Towers Perrin record date, are contractually obligated to vote to approve and adopt the merger agreement. See “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Voting Agreements”. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock is required to approve and adopt the merger agreement.

To Watson Wyatt Stockholders

After careful consideration of numerous factors, Watson Wyatt’s board of directors unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of Watson Wyatt and its stockholders. Accordingly, the Watson Wyatt board of directors recommends that Watson Wyatt stockholders vote “FOR” the proposals to (1) approve and adopt the merger agreement, and to (2) approve the Towers Watson Incentive Plan.

On June 26, 2009, concurrently with the execution of the merger agreement and as a condition of and inducement to Towers Perrin’s willingness to enter into the merger agreement, certain executive officers and all directors of Watson Wyatt entered into a voting agreement with Towers Perrin and agreed, among other things, to vote his or her shares of Watson Wyatt Class A common stock in favor of the adoption of the merger agreement. A form of this voting agreement is attached as Annex B-2 to this document. Accordingly, holders of approximately 1.7% of the outstanding shares of Watson Wyatt Class A common stock as of October 29, 2009 are contractually obligated to vote to approve and adopt the merger agreement. See “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Voting Agreements”. The affirmative vote, cast in person or by proxy, of the holders of at least a majority of the outstanding shares of Watson Wyatt Class A common stock entitled to vote is required to approve and adopt the merger agreement.

Towers Perrin’s Reasons for the Merger (See page 73)

The Towers Perrin board of directors believes that the merger will create one of the world’s leading professional services firms, well positioned for sustained growth and profitability across its geographies and business segments. Towers Perrin’s board of directors considered, in consultation with its legal and financial advisors, various factors in approving the merger agreement, including the opportunity of Towers Perrin’s shareholders to become stockholders of a company with greater financial and market strength than Towers Perrin on its own, the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of Towers Watson, the strategic fit between Towers Perrin and Watson Wyatt, the complementary nature of their businesses and client bases, and the fact that the combined company would be led by a strong, experienced management team, assuring the continuity of the mission, vision and values that drove Towers Perrin as a stand-alone company. In addition, Towers Perrin’s board of directors considered, in consultation with its legal and financial advisors, various potential negative factors, including the impact of potential client or employee defections after announcement of the merger; the possibility of management and employee disruption associated with the merger and integrating the operations of the companies, including the risk that, despite the efforts of the combined company, employees of Towers Perrin might not remain employed with the combined company; the risk that if the merger is not completed as anticipated, Towers Perrin would fall further behind in effectuating its long-term growth strategy, which requires a “currency” in the form of publicly-traded stock to execute the inorganic growth component of that strategy; and the potential limited liquidity of shares of Towers Watson common stock received by Towers Perrin security holders in the merger. In reviewing these factors, including information obtained through due diligence, the Towers Perrin board of directors concluded that the potential benefits outweighed the potential risks associated with the merger. See “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Recommendation of Towers Perrin’s Board of Directors and Reasons for the Merger”.

Watson Wyatt’s Reasons for the Merger (See page 78)

The Watson Wyatt board of directors believes that the merger presents a strategic opportunity to expand through a combination with the complementary human capital and risk management business of Towers Perrin. In reaching its decision to adopt the merger agreement and recommend the approval and adoption of the merger agreement to its stockholders, Watson Wyatt’s board of directors consulted with management, as well as its legal and financial advisors, and considered a number of factors, including each of Watson Wyatt’s and Towers Perrin’s business, operations, financial condition, asset quality and earnings, Watson Wyatt’s stock performance and the other matters referred to under “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Recommendation of Watson Wyatt’s Board of Directors and Reasons for the Merger”. Watson Wyatt’s board of directors also considered potential risks in connection with the proposed merger, including the challenges of combining the businesses, assets and workforces of two large companies, the risks that anticipated synergies and other potential benefits of the merger may not be fully realized and may be more expensive to achieve than anticipated and the risk that the merger could be dilutive to Towers Watson’s earnings per share as compared with Watson Wyatt’s earnings per share. In reviewing these factors, including information obtained through due diligence, the board of directors concluded that the potential positive factors outweighed the potential risks associated with the merger. In particular, the board of directors determined that Towers Perrin’s business and operations, which complement those of Watson Wyatt, and the synergies potentially available in the merger, create the opportunity for the combined company to have superior future earnings and prospects compared to Watson Wyatt’s earnings and prospects on a stand-alone basis.

Opinion of Towers Perrin’s Financial Advisor (See page 81)

Goldman, Sachs & Co., which we refer to as “Goldman Sachs”, delivered its opinion to Towers Perrin’s board of directors that, as of June 26, 2009 and based upon and subject to factors and assumptions set forth in its opinion, the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement was fair from a financial point of view to the shareholders of Towers Perrin common stock.

The full text of the written opinion of Goldman Sachs, dated June 26, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of Towers Perrin’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Towers Perrin common stock should vote with respect to the merger agreement proposal or any other matter.

Opinion of Watson Wyatt’s Financial Advisor (See page 90)

In connection with the merger, Banc of America Securities LLC (which we refer to as “BofA Merrill Lynch”), Watson Wyatt’s financial advisor, delivered to Watson Wyatt’s board of directors a written opinion, dated June 26, 2009, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Watson Wyatt common stock of the exchange ratio provided for in the merger for one share of Towers Watson Class A common stock for each outstanding share of Watson Wyatt common stock (which we refer to as the “Watson Wyatt final exchange ratio”). The full text of the written opinion, dated June 26, 2009, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to Watson Wyatt’s board of directors for the benefit and use of Watson Wyatt’s board of directors in connection with and for purposes of its evaluation of the Watson Wyatt final exchange ratio from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger.

Directors and Executive Officers of Towers Watson After the Merger (See page 156)

Directors After the Merger. Towers Watson’s board of directors immediately following completion of the merger will consist of 12 individuals, six of whom will be designated by Towers Perrin and six of whom will be designated by Watson Wyatt. Four of Towers Perrin’s designees must be independent, and four of Watson Wyatt’s designees must be independent.

One of Watson Wyatt’s designees to the Towers Watson board of directors will be John J. Haley, who will serve as Chairman of the Board of Directors. One of Towers Perrin’s designees to the Towers Watson board of directors will be Mark V. Mactas, who will serve as Deputy Chairman of the Board of Directors. See “Directors and Executive Officers of Towers Watson After the Merger — Directors After the Merger” for additional information regarding the remaining directors.

The initial term of these twelve directors will end upon the earlier of their resignation or removal or until their respective successors are duly elected and qualified pursuant to the terms of Towers Watson’s certificate of incorporation and Towers Watson’s Amended and Restated Bylaws (which we refer to as “Towers Watson’s bylaws”). After the first annual meeting, directors will serve for one-year terms. Towers Watson’s bylaws provide that in any election of directors, each director will be elected by the vote of a majority of the votes cast. However, if as of a date that is five business days before the filing of Towers Watson’s definitive proxy statement with the SEC the number of director nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the shares represented at any such meeting and entitled to vote on the election of directors.

Executive Officers After the Merger. Following completion of the merger, John J. Haley, currently the President, Chief Executive Officer and Chairman of the Board of Watson Wyatt will serve as Chairman of the Board of Directors and Chief Executive Officer of Towers Watson. Mark V. Mactas, currently President, Chief Executive Officer and Chairman of the Board of Towers Perrin, will serve as Deputy Chairman of the Board of Directors, President and Chief Operating Officer of Towers Watson. For additional information regarding the executive officers of Towers Watson following the effective time, see “Directors and Executive Officers of Towers Watson After the Merger — Executive Officers After the Merger”.

Interests of Directors, Executive Officers and Principal Stockholders of Towers Perrin and Watson Wyatt in the Merger (See pages 97 and 99)

Some of the directors and executive officers of Towers Perrin and Watson Wyatt have interests in the merger that are different from, or are in addition to, the interests of their respective company’s stockholders generally. These interests include, as applicable, positions as directors or executive officers of Towers Watson, potential benefits under employment or benefit arrangements that may be available as a result of the merger, payment or accelerated vesting or distribution of rights or benefits under certain of their respective compensation and benefit plans or arrangements as a result of the merger, potential severance and other benefit payments in the event of termination of employment in connection with the merger, and the right to continued indemnification and insurance coverage by Towers Watson for acts or omissions occurring prior to the merger. In addition, two directors and an executive officer of Towers Perrin will be awarded Towers Perrin RSUs, which will convert in the merger into Towers Watson restricted Class A common stock.

Finally, upon the closing of the merger, (1) certain Towers Perrin executive officers will be eligible for payments with respect to their transaction based compensation agreements, and (2) certain Watson Wyatt executive officers and directors will be entitled to payments with respect to their equity-based awards and deferred compensation.

In recommending that their respective company’s stockholders approve and adopt the merger agreement, the boards of directors of Towers Perrin and Watson Wyatt were aware of these interests and considered them in approving the transactions contemplated by the merger agreement.

The Merger Agreement (See page 108)

The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

What We Need to Do to Complete the Merger. Towers Perrin and Watson Wyatt will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. These conditions include, among others:

•	Approval and adoption of the merger agreement by Towers Perrin’s shareholders and approval of the amendment to Article VI of Towers Perrin’s bylaws by Towers Perrin’s shareholders;
•	Approval and adoption of the merger agreement by Watson Wyatt’s stockholders;
•	Expiration of applicable antitrust waiting periods or the receipt of necessary antitrust approvals;
•	Absence of legal prohibitions to the merger;
•	Continued effectiveness of the registration statement of which this document is a part;
•	Approval for listing on the NYSE of the shares of Towers Watson Class A common stock to be issued in the merger;
•

Holders of not more than 10% of the outstanding shares of Towers Perrin’s common stock at the closing of the merger seek dissenters’ rights under the Pennsylvania Business Corporation Law, referred to as the “PBCL”;

•	Accuracy of each company’s representations and warranties;
•	Performance by each company of its obligations under the merger agreement;
•	The absence of a material adverse effect with respect to Towers Perrin or Watson Wyatt, as the case may be, which has not been cured;
•

Receipt of a legal opinion from each of counsel for Towers Perrin and Watson Wyatt as to the treatment of the Towers Perrin merger and Watson Wyatt merger, respectively, for U.S. federal income tax purposes; and

•

The absence of certain professional liability claims against either Towers Perrin or Watson Wyatt, as the case may be, arising out of or in connection with services or failure to provide services, which claim(s) the board of directors of Towers Perrin or Watson Wyatt, as the case may be, determines in good faith has a reasonable likelihood of success and would reasonably be expected to result in a material adverse effect on Towers Perrin or Watson Wyatt, as the case may be.

No Solicitation. Subject to certain important exceptions, the merger agreement generally restricts the ability of Towers Perrin or Watson Wyatt to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in either entity.

Termination of the Merger Agreement; Fees Payable. Towers Perrin and Watson Wyatt may jointly agree to terminate the merger agreement at any time. Either Towers Perrin or Watson Wyatt may also terminate the merger agreement in various circumstances, including failure to receive necessary stockholder approvals, as applicable, and upon the breach by the other party of certain of its obligations under the merger agreement.

In several circumstances involving a change in the recommendation of the Towers Perrin board of directors or the Watson Wyatt board of directors to vote for the approval and adoption of the merger agreement, certain actions with respect to a third-party acquisition proposal or breach of the merger agreement, either Towers Perrin or Watson Wyatt may become obligated to pay to the other $65 million in termination fees or up to $10 million in expense reimbursement. See “The Merger Agreement — Termination Fees; Expenses”.

Material Income Tax Considerations (See page 137)

Tax matters are very complicated. The tax consequences of the merger to you will depend on your specific situation. You should consult your tax advisor for a full understanding of the U.S. federal, state, local, UK and Canadian tax consequences of the merger to you, as well as tax consequences in any other jurisdiction that may be relevant to you. See “Material Income Tax Considerations” for a description of the U.S., U.K. and Canadian income tax consequences of the merger.

For Towers Perrin Shareholders

U.S. Tax Consequences. It is a condition to Towers Perrin’s obligation to consummate the merger that it receive an opinion from its counsel, dated as of the closing date of the merger, to the effect that the Towers Perrin merger will be treated for U.S. federal income tax purposes as a transfer of property to Towers Watson by the holders of Towers Perrin common stock, as described in Section 351(a) or Section 351(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) or a reorganization within the meaning of Section 368(a) of the Code, or both. Accordingly, the exchange of Towers Perrin common stock solely for Towers Watson Class B common stock by holders of Towers Perrin common stock should generally be nontaxable to such holders for U.S. federal income tax purposes. However, under certain circumstances, tax may be imposed on the receipt of merger consideration. See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Towers Perrin Shares”.

Towers Perrin shareholders who make a Class R or Class S election generally will recognize gain, but not loss, on the exchange and will be taxable on the lesser of (1) the amount of cash and the fair market value of Towers Watson Notes treated as received in exchange for their Towers Perrin common stock and (2) the amount of gain realized on the exchange. In addition, a portion of the consideration payable to a Class R Participant will be treated as compensation income and taxable at ordinary income tax rates. See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Towers Perrin Shares — Consequences to U.S. Holders Who Make a Class R Election or a Class S Election”.

A Towers Perrin employee who is a U.S. person who holds Towers Perrin RSUs should generally be subject to U.S. federal income tax at ordinary income rates only when the Towers Watson restricted Class A common stock received in exchange for his or her Towers Perrin RSUs vests.

U.K. Tax Consequences. A U.K. holder of Towers Perrin common stock, other than a Class R Participant who makes a valid Class R election and a U.K. holder of Towers Perrin common stock who makes a valid Class S election, generally will not recognize income, gain or loss upon the receipt of Towers Watson Class B common stock in exchange for Towers Perrin common stock in the Towers Perrin merger. A U.K. holder of Towers Perrin common stock is treated for the purposes of U.K. capital gains tax as not having made a disposal of Towers Perrin common stock, and the shares of Towers Watson Class B common stock (taken as a single asset) are treated as the same asset, acquired at the same time, as the Towers Perrin common stock.

A U.K. holder of Towers Perrin common stock who receives consideration in the Towers Perrin merger consisting in whole or in part of (1) shares of Towers Watson Class R common stock and Towers Watson Class B-1 common stock or (2) or Towers Watson Class S common stock will generally not recognize income, gain or loss on the receipt of such consideration for his or her shares of Towers Perrin common stock, but should recognize gain or loss when shares of Towers Watson Class R common stock or Towers Watson Class S common stock are redeemed for cash and, in the case of a Class R Participant, when the Towers Watson Notes are redeemed for cash.

Canadian Tax Consequences. Unless a Canadian holder of shares of Towers Perrin common stock elects to realize a gain or loss with respect to the Towers Perrin merger, the Canadian holder will generally be deemed to have disposed of the shares of Towers Perrin common stock for proceeds of disposition equal to the adjusted cost base of those shares to the Canadian holder and to have acquired shares of Towers Watson Class B common stock for the same amount. Accordingly, no gain or loss should be realized by a Canadian holder upon the receipt of shares of Towers Watson Class B common stock, Towers Watson Class R common stock, Towers Watson Class S common stock, or Towers Watson Class F stock in exchange for shares of Towers Perrin common stock in the Towers Perrin merger.

On the redemption of a share of Towers Watson Class R common stock or Towers Watson Class S common stock, a Canadian holder will be deemed to have disposed of such share for proceeds of disposition equal to the fair market value of the consideration (whether paid in cash or Towers Watson Notes) received on the redemption. The Canadian holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the share of Towers Watson Class R common stock or Towers Watson Class S common stock, as the case may be, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the share of Towers Watson Class R common stock or Towers Watson Class S common stock, as the case may be, to the Canadian holder.

For Watson Wyatt Stockholders

U.S. Tax Consequences. It is a condition to Watson Wyatt’s obligation to consummate the merger that it receive an opinion of its counsel, dated as of the closing date of the merger, to the effect that the Watson Wyatt merger will be treated for U.S. federal income tax purposes as a transfer of property to Towers Watson by the holders of Watson Wyatt Class A common stock, as described in Section 351(a) or Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both. Accordingly, the exchange of Watson Wyatt Class A common stock solely for Towers Watson Class A common stock by holders of Watson Wyatt Class A common stock should generally be nontaxable to such holders for U.S. federal income tax purposes. See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Watson Wyatt Shares”.

U.K. Tax Consequences. A U.K. holder of Watson Wyatt Class A common stock generally will not recognize income, gain or loss upon the receipt of shares of Towers Watson common stock in exchange for Watson Wyatt Class A common stock in the Watson Wyatt merger. A U.K. holder is treated for the purposes of U.K. capital gains tax as not having made a disposal of Watson Wyatt Class A common stock, and the shares of Watson Wyatt Class A common stock (taken as a single asset) are treated as the same asset, acquired at the same time, as the shares of Watson Wyatt Class A common stock.

Canadian Tax Consequences. Unless a Canadian holder of Watson Wyatt Class A common stock elects to realize a gain or loss with respect to the Watson Wyatt merger, the Canadian holder is generally deemed to have disposed of the shares of Watson Wyatt Class A common stock for proceeds of disposition equal to the adjusted cost base of those shares to the Canadian holder and to have acquired shares of Towers Watson Class A common stock for the same amount. Accordingly, no gain or loss should be realized by a Canadian holder upon the receipt of shares of Towers Watson Class A common stock in exchange for shares of Watson Wyatt stock in the Watson Wyatt merger.

Comparison of the Rights of Towers Perrin, Watson Wyatt and Towers Watson Stockholders (See page 188)

Some of the rights of Towers Perrin shareholders and Watson Wyatt stockholders are different from the rights of a Towers Watson stockholder. One important difference is that Towers Watson has authorized multiple classes of common stock, some of which have vesting, forfeiture, transfer or reallocation features, while Towers

Perrin and Watson Wyatt each have only one authorized class of common stock. In addition, certain important differences derive from the fact that (1) Towers Perrin is incorporated in Pennsylvania, while Watson Wyatt and Towers Watson (currently Jupiter Saturn Holding Company) are each incorporated in Delaware, and (2) Towers Watson’s certificate of incorporation and bylaws, which will be in effect immediately at the effective time and will govern the rights of a Towers Watson stockholder, contain (or omit) certain key provisions found in the governing instruments of Towers Perrin and Watson Wyatt, respectively. Based on the foregoing, please read carefully the summary of the material differences among the rights of Towers Watson stockholders, Towers Perrin shareholders and Watson Wyatt stockholders under “Comparison of the Rights of Towers Perrin, Watson Wyatt and Towers Watson Stockholders” and the form of the Towers Watson certificate of incorporation and bylaws, copies of which are attached as Annex H to this document.

Other Information

Regulatory Requirements to Complete the Merger (See page 106). Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (referred to as the “HSR Act”), the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission (which we refer to as the “FTC”), and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “Antitrust Division”), and applicable waiting period requirements have been satisfied. On August 6, 2009, the parties’ request for early termination of the waiting period under the HSR Act was granted.

In addition, the merger may not be consummated unless certain filings have been submitted and approved by the European Commission pursuant to the EC Merger Regulation and any other applicable approval and waiting period requirements have been satisfied. Towers Perrin and Watson Wyatt have filed a submission with the European Commission, and we believe that all approval and waiting period requirements will be satisfied. However, Towers Perrin, Watson Wyatt and the Holding Company cannot assure you whether or when the waiting period requirements will be satisfied or required approvals obtained; nor can the companies assure you that other required regulatory approvals will be obtained and whether any such approval will be conditioned on actions materially adverse to the business or prospects of Towers Watson.

Listing of the Towers Watson Common Stock Issued in the Merger (See page 107). Towers Perrin’s common stock is not publicly traded. Watson Wyatt’s Class A common stock is currently listed on the NYSE and NASDAQ under the symbol “WW”. Following completion of the merger, shares of common stock of Watson Wyatt will no longer be listed or traded on either the NYSE or NASDAQ. Shares of Towers Watson Class A common stock will be listed on the NYSE and NASDAQ under the symbol “TW”, subject to the approval of the respective exchanges. Towers Perrin and Watson Wyatt will use reasonable best efforts to prepare and submit to each of the NYSE and NASDAQ a listing application covering the shares of Towers Watson Class A common stock issuable in the merger; however only the listing of Towers Watson Class A common stock on the NYSE is a condition to the consummation of the merger.

Appraisal Rights (See page 103). Towers Perrin shareholders are entitled to dissent from approval of the merger agreement and demand payment of the fair value of their shares of Towers Perrin common stock in accordance with the procedures under Pennsylvania law. Under the Delaware General Corporation Law (which we refer to as the “DGCL”), Watson Wyatt stockholders are not entitled to appraisal rights in connection with the merger.

Accounting Treatment (See page 106). Although the business combination of Towers Perrin and Watson Wyatt is a “merger of equals”, generally accepted accounting principles require that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the available evidence. Watson Wyatt will be treated as the acquiring entity for accounting purposes.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following tables present (1) selected historical financial information of Towers Perrin, (2) selected historical financial information of Watson Wyatt, and (3) selected unaudited pro forma consolidated financial information of Towers Watson, reflecting the merger.

Towers Perrin Selected Historical Financial Information

You should read the following selected financial information together with the Towers Perrin consolidated financial statements and related notes included in this document and the section entitled “Towers Perrin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The statement of operations data for the years ended December 31, 2008, 2007 and 2006, and the balance sheet data as of December 31, 2008 and 2007, are derived from Towers Perrin’s audited financial statements, included elsewhere in this document. The statement of operations data for the years ended December 31, 2005 and 2004, and the balance sheet data as of December 31, 2006, 2005 and 2004, are derived from Towers Perrin’s audited financial statements that are not included in this document. Such financial data has been adjusted for the adoption of EITF Topic No. D-98, Classification and Measurement of Redeemable Securities, which Towers Perrin had not adopted in the audited financial statements for these periods. The statement of operations data for the six months ended June 30, 2009 and 2008 and the balance sheet data as of June 30, 2009 are derived from Towers Perrin’s unaudited interim financial statements, included elsewhere in this document. Towers Perrin’s unaudited interim financial statements have been prepared on the same basis as its audited statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly Towers Perrin’s consolidated results of operations and financial position for the periods presented. Results for interim periods are not necessarily indicative of results for the remainder of the full fiscal year or for any future period.

	Year Ended December 31,					Six Months Ended June 30,
	2008	2007	2006	2005	2004	2009	2008
	(in thousands)
Statement of Operations Data:
Total revenue	$1,719,769	$1,641,135	$1,460,034	$1,366,873	$1,603,137	$758,661	$892,131
Expenses:
Compensation and benefits	1,206,637	1,129,185	1,080,915	934,205	1,100,053	537,529	636,612
General and administrative	256,334	323,026	194,292	210,537	275,821	113,596	123,810
Occupancy-related costs	68,561	61,873	58,217	68,450	97,287	34,626	34,872
Professional and subcontracted services	122,379	120,981	89,990	80,223	44,128	63,992	59,361
Depreciation and amortization	36,986	34,711	31,021	31,502	56,082	18,364	16,592
Restructuring (benefit) expense	(351)	(5,229)	(7,274)	34,929	–	–	–

Total expenses	1,690,546	1,664,547	1,447,161	1,359,846	1,573,371	768,107	871,247

Operating income (loss)	29,223	(23,412)	12,873	7,027	29,766	(9,446)	20,884

Gain (loss) on sale of businesses(1)	1,237	1,751	2,756	372,616	–	–	–
Other non-operating income
Investment and other income (expense), net	23,879	25,850	24,104	23,873	(1,311)	7,832	10,187
Equity in (loss) income of unconsolidated affiliates	(14,949)	(23,909)	(14,570)	(3,746)	1,621	7,588	(5,960)

Income (loss) before income taxes	39,390	(19,720)	25,163	399,770	30,076	5,974	25,111

Income tax expense	(34,450)	(3,785)	(44,258)	(168,453)	(18,267)	(11,880)	(6,107)

Net income (loss) attributable to mandatorily redeemable common shares	$4,940	$(23,505)	$(19,095)	$231,317	$11,809	$(5,906)	$19,004

	As of December 31,					As of June 30, 2009
	2008	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$486,864	$503,373	$580,978	$551,200	$424,626	$459,875
Total assets	1,683,286	1,866,567	1,591,169	1,528,231	1,326,318	1,618,915
Mandatorily redeemable common shares	257,688	301,435	301,804	305,954	43,662	264,390
Redeemable preferred stock	–	–	–	–	66,631	–
Other shareholders’ deficit	(117,045)	(37,621)	(74,928)	(68,132)	(66,068)	(117,045)

(1)	In 2005 Towers Perrin transferred certain assets and liabilities of the Towers Perrin Administration Solutions (or “TPAS”) line of business with a net book value of approximately $38.0 million to Electronic Data Systems, Inc. and affiliates (or “EDS”) and ExcellerateHRO, a limited liability partnership 85% owned and controlled by EDS (or “eHRO”), for proceeds of approximately $471.3 million, which included cash of $381.4 million and a 15% interest in the limited liability partnership. After transaction related expenses of $12.3 million, Towers Perrin recorded a pre-tax gain of $372.6 million upon closing of the transaction, which is included in gain on sale of businesses in the above statement of operations data.

Watson Wyatt Selected Historical Financial Information

The following selected historical financial information for the five fiscal years ended June 30, 2009, which are presented in accordance with U.S. generally accepted accounting principles (or “GAAP”), has been derived from Watson Wyatt’s audited annual financial statements. This historical data is only a summary. You should read this information in conjunction with Watson Wyatt’s historical audited financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Watson Wyatt’s annual reports and other information on file with the U.S. Securities and Exchange Commission (or “SEC”), which are incorporated by reference into this document and from which this information is derived. For more information, see “Additional Information — Where You Can Find Additional Information” on page 251.

	As of and for the Year Ended June 30,
(In thousands, except per share amounts)	2009	2008	2007	2006	2005
Consolidated Statement of Operations Information:
Revenue	$1,676,029	$1,760,055	$1,486,523	$1,271,811	$737,421
Income from operations	209,383	226,773	179,305	132,417	80,785
Net income	$146,458	$155,441	$116,275	$87,191	$52,162

Per Share Information:
Earnings per share:
Basic	$3.43	$3.65	$2.74	$2.11	$1.60
Diluted(1)	$3.42	$3.50	$2.60	$2.01	$1.58
Dividends declared per share	$0.30	$0.30	$0.30	$0.30	$0.30
Weighted average shares of common stock:
Basic (000)	42,690	42,577	42,413	41,393	32,541
Diluted (000)	42,861	44,381	44,684	43,297	32,845

Balance Sheet Information:
Cash and cash equivalents	$209,832	$124,632	$248,186	$165,345	$168,076
Working capital	228,460	172,241	326,354	197,312	236,658
Goodwill and intangible assets	728,987	870,943	594,651	511,116	22,664
Total assets	$1,626,319	$1,715,976	$1,529,709	$1,240,359	$618,679
Revolving credit facility	–	–	105,000	30,000	–
Other long-term obligations(2)	435,541	346,335	326,782	265,263	256,924
Total stockholders’ equity	$853,638	$984,395	$787,519	$648,761	$234,203

(1)	The diluted earnings per share calculation for the years ended June 30, 2008, 2007 and 2006 assumes that 1,950,000 contingent shares related to the Watson Wyatt LLP business combination were issued and outstanding since July 31, 2005. The diluted earnings per share calculation for the year ended June 30, 2008 also assumes that 218,089 contingent shares related to the business combination with Watson Wyatt Brans & Co. were issued and outstanding at July 1, 2007. All of these shares were issued during the three months ended June 30, 2008.
(2)	Other long-term obligations includes accrued retirement benefits, deferred rent and accrued lease losses, deferred income taxes and other long-term tax liabilities, contingency stock payable and other non-current liabilities.

Selected Unaudited Pro Forma Condensed Combined Financial and Other Information

The following unaudited pro forma condensed combined financial information for the Holding Company gives effect to the merger as if it occurred as of June 30, 2009, for purposes of the balance sheet data, and as of July 1, 2008 for purposes of the statement of operations data. The pro forma balance sheet data combines Watson Wyatt’s historical audited consolidated balance sheet data as of June 30, 2009 with Towers Perrin’s historical unaudited consolidated balance sheet data as of June 30, 2009. The pro forma condensed combined statement of operations data combines Watson Wyatt’s historical audited consolidated statement of operations data for the fiscal year ended June 30, 2009 with Towers Perrin’s historical unaudited consolidated statement of operations data for the twelve months ended June 30, 2009. Watson Wyatt’s fiscal year ends on June 30 while Towers Perrin’s fiscal year ends on December 31. Towers Perrin’s financial information has been recast to conform with Watson Wyatt’s fiscal year end. The unaudited pro forma financial information below should be read together with the respective historical financial statements and related notes and sections entitled “Towers Perrin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this document and of Watson Wyatt incorporated by reference in this document. For more information, including a description of the assumptions on which this pro forma financial information is based, and other details, see the sections entitled “Additional Information — Where You Can Find Additional Information” beginning on page 251 and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 207.

We believe Towers Watson will be one of the world’s leading professional services firms, well positioned for sustained growth and profitability across diversified geographies and business segments. We anticipate that the proposed transaction will provide Towers Watson with financial benefits that include increased revenue opportunities and reduced operating expenses, which are not reflected in the pro forma information, including:

•	The revenue growth that we expect Towers Watson to achieve from strengthening core services and expanding the existing portfolio of services.
•

Anticipated pretax annual operational cost savings of approximately $80 million due to management headcount reductions and general and administrative savings, with full realization of these savings expected to take three years to achieve.

•

An estimated $116 million reduction in annual aggregate Towers Perrin bonus payments to reflect compensation levels appropriate for Towers Watson as a public company. Compensation expense recorded by Towers Perrin and included in salaries and employee benefits expense has historically reflected its private company structure, where the majority of profits are paid to employees, including principals, each year. The $116 million reduction in bonus was determined by applying a methodology comparable to Watson Wyatt’s historical bonus practices to Towers Perrin’s financial results for the 12-month period ended June 30, 2009.

•

Estimated annual savings of $41 million in compensation, benefits and other direct costs expected to result from the retirement of Class R eligible participants as of the effective time (these savings are not included in the estimated $80 million in annual operational costs savings or the estimated $116 million in bonus savings described above).

We expect to incur certain costs in connection with the merger that are not reflected in the following pro forma information, including:

•	Expected one-time severance and information technology integration costs of approximately $80 million and expected additional charges as a result of integration.
•

Other expected costs, such as rebranding costs, lease termination costs, facilities consolidation costs, tax restructuring, potential pension plan curtailment costs, potential increases in reserves associated with the restructuring of professional liability insurance and other integration costs.

Pro forma earnings per share, in addition to excluding the financial benefits, reduced operating expenses and costs mentioned above, reflects the impact of significant non-cash, non-recurring expenses resulting from the merger, including compensation expense incurred as a result of the issuance of Towers Watson restricted Class A common stock to Towers Perrin RSU holders and the incremental amortization of acquired intangible assets.

Towers Perrin is a private, employee-owned corporation. As a result, Towers Perrin’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2009 does not reflect the level of net income that Towers Perrin expects to contribute to Towers Watson, as a public company.

The following pro forma information is provided for informational purposes only. Pro forma information does not purport to represent what Towers Watson’s results of operation and financial position would have been had the merger been completed as of the dates indicated or be indicative of the results of operation or financial position that Towers Watson may achieve in the future.

As of and for the Year Ended June 30, 2009
(In thousands, except per share data)
Pro forma Statement of Operations Data
Revenue	$3,279,715
Income from operations	$112,570
Net income attributable to controlling interests	$47,211
Basic and diluted earnings per common share	$0.62
Basic and diluted weighted-average shares of common stock	76,023
Pro forma Balance Sheet Data
Cash and cash equivalents and short-term investments	$650,383
Goodwill and intangible assets, net	$2,727,070
Total assets	$4,829,028
Long-term debt	$–
Total stockholders’ equity	$2,212,302

Comparative Historical and Pro Forma Per Share Data

The following table presents historical per share data for Towers Perrin and Watson Wyatt and pro forma per share data of Towers Watson. The pro forma per share data gives effect to the merger as if the merger had occurred on June 30, 2009, in the case of book value data presented, and as if the merger had occurred on July 1, 2008, in the case of earnings and dividend data. Towers Watson pro forma per share data was derived by combining information from the historical consolidated financial statements of Towers Perrin and Watson Wyatt giving effect to the merger under the acquisition method of accounting for business combinations. As a result, the pro forma combined per share data has been based upon certain assumptions and adjustments as discussed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”. You should read this table in conjunction with the historical audited and unaudited consolidated financial statements of Towers Perrin contained elsewhere in this document and the historical audited consolidated financial statements of Watson Wyatt that are filed with the SEC and incorporated by reference in this document. See “Additional Information — Where You Can Find Additional Information” and “Towers Perrin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The pro forma data below is presented for informational purposes only and you should not rely on the pro forma per share data as indicative of actual results had the merger occurred in the past, or of future results Towers Watson will achieve after the merger.

		Year ended June 30, 2009
Watson Wyatt Historical Data(1)
Earnings per share:
Basic		$3.43
Diluted		$3.42
Cash dividends per share		$0.30
Book value per share as of June 30, 2009		$20.01

	Six months ended June 30, 2009	Year ended December 31, 2008
Towers Perrin Historical Data(2)
Redemption value per share during the period(3)	$3,642.00	$4,149.00

		Year ended June 30, 2009
Towers Watson Pro Forma Data(4)
Earnings per share:
Basic		$0.62
Diluted		$0.62
Cash dividends per share		$0.30
Book value per share at the end of the period		$27.20

(1)	At June 30, 2009, there were 42,657,431 shares of Watson Wyatt Class A common stock outstanding.
(2)	Towers Perrin is not a publicly traded company and, accordingly, no information is presented regarding its earnings (loss) per share.
(3)	Article VI of the Towers Perrin bylaws sets forth the redemption value per share of Towers Perrin common stock, which for calendar year 2009 is $3,642.00 (i.e., the price at which a share of Towers Perrin common stock would be repurchased by Towers Perrin from shareholders who cease to be employees of Towers Perrin). At June 30, 2009, there were 70,319.76 shares of Towers Perrin mandatorily redeemable common stock outstanding.
(4)	Towers Watson’s pro forma data includes the effect of the merger on the basis described in the notes to the unaudited pro forma combined condensed financial information included elsewhere in this document.

Comparative Value of Securities

Towers Watson Class A and Class B Common Stock

There is no trading market for Towers Perrin common stock, which is non-transferable and may only be repurchased by Towers Perrin. The following table sets forth the redemption value per share of Towers Perrin common stock (i.e., the price at which a share of Towers Perrin common stock would be repurchased by Towers Perrin from shareholders who cease to be employees of Towers Perrin pursuant to Article VI of the Towers Perrin bylaws) and the closing market price per share of Watson Wyatt Class A common stock, each as of June 26, 2009 (the last business day prior to the date of public announcement of the merger) and October 30, 2009 (the latest day practicable prior to the date of this document). Although redemption value per share should not be considered indicative of what the market value of Towers Perrin common stock would be if a trading market existed, comparative information based on redemption value per share may be useful to investors because it represents the amount a Towers Perrin shareholder would receive if his or her employment with Towers Perrin ceased in 2009 before the effective time.

You are urged to obtain current market quotations for shares of Watson Wyatt Class A common stock before making your decision with respect to the approval and adoption of the merger agreement. Watson Wyatt’s Class A common stock is traded on the NYSE and NASDAQ under the symbol “WW”. The market price of Watson Wyatt Class A common stock could change significantly before the effective time and such price along with the redemption value per share of Towers Perrin common stock, will not be indicative of the value of shares of Towers Watson Class A common stock once they start trading. Because the exchange ratios will be calculated as the ratio that will result in Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, each receiving, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding immediately following the merger, the value of the shares of Towers Watson common stock that you will receive at the effective time may vary significantly from the market value of the shares of Towers Watson common stock that you would have received if the merger were consummated on the date of the merger agreement or on the date of this document.

The following table presents the implied equivalent value of each share of Towers Perrin common stock as of the dates shown below, based on the number of shares of Towers Watson Class B common stock that would be received for each share of Towers Perrin common stock if the merger had closed on such dates. In addition, this table presents the implied value of each share of Watson Wyatt Class A common stock as of the dates shown below, based on the implied value of Towers Watson Class A common stock and the one-for-one Watson Wyatt exchange ratio, as if the merger had closed on such dates.

For purposes of calculating the implied equivalent values below, the following assumptions were made:

•	The number of “fully diluted Watson Wyatt shares” equals 42,693,993 shares as of June 26, 2009 and 42,600,632 as of October 30, 2009;
•

The total outstanding shares of Towers Perrin common stock for purposes of calculating the Towers Perrin final exchange ratio is 70,319.76 shares as of June 26, 2009 and 70,209.60 shares as of October 30, 2009, which does not include any Towers Perrin RSUs or any shares issuable upon conversion of any Towers Perrin RSUs (as explained more fully in the “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”); and

•

Based on the foregoing assumptions, the Towers Perrin final exchange ratio equals 546.426690023 for June 26, 2009 and 546.087270117 for October 30, 2009 (which was calculated, in each case, by dividing the fully diluted Watson Wyatt shares by the quotient of (a) the total outstanding shares of Towers Perrin common stock as of the relevant date, divided by (b) 0.9).

	Towers Perrin redemption value per share	Market Value of Watson Wyatt Class A common stock	Implied Equivalent Value of Towers Perrin common stock		Implied Equivalent Value of Watson Wyatt common stock
June 26, 2009	$3,642.00	$41.18	$22,482.58	(1)	$41.18	(2)
October 30, 2009	$3,642.00	$43.58	$24,453.79	(3)	$43.58	(4)

(1)	Represents the product of the applicable Towers Perrin final exchange ratio 546.426690023 multiplied by the applicable “final Watson Wyatt stock price” ($40.37), each as of June 26, 2009.
(2)	Represents the product of the Watson Wyatt final exchange ratio (1 share of Towers Watson Class A common stock for each share of Watson Wyatt Class A common stock) multiplied by the applicable closing market price per share ($41.18), each as of June 26, 2009.
(3)	Represents the product of the applicable Towers Perrin final exchange ratio 546.087270117 multiplied by the applicable “final Watson Wyatt stock price” ($44.78), each as of October 30, 2009.
(4)	Represents the product of the Watson Wyatt final exchange ratio (1 share of Towers Watson Class A common stock for each share of Watson Wyatt Class A common stock) multiplied by the applicable closing market price per share ($43.58), each as of October 30, 2009.

Towers Watson Class R Common Stock

The following table presents (1) the implied equivalent value of each share of Towers Perrin common stock as of the dates shown below based on the number of shares of Towers Watson Class R common stock and Towers Watson Class B-1 common stock that would be received (based on the assumptions below) for each share of Towers Perrin common stock held by a Class R Participant if the merger had closed on such dates and (2) the impact of a hypothetical Class R election on the total number of outstanding shares of Towers Watson common stock immediately following the mandatory redemption of all outstanding shares of Towers Watson Class R common stock on the first business day following the effective time. The diagrams below are based on assumptions regarding the number of shareholders who make valid Class R elections and the number of shares they designate to be exchanged in the merger for Towers Watson Class R common stock; actual results will vary depending on the overall number of shares of Towers Perrin common stock designated for conversion to shares of Towers Watson Class R common stock. For purposes of this table, the following assumptions were made:

•

The amounts for “fully diluted Watson Wyatt shares”, “Towers Perrin final exchange ratio” and the total outstanding shares of Towers Perrin common stock will be the same as used to calculate the implied equivalent values in the immediately preceding table.

•

The “final Watson Wyatt stock price” equals $40.37 as of June 26, 2009 (the last business day prior to the date of public announcement of the merger) and $44.78 as of October 30, 2009 (the latest day practicable prior to the date of this document) (the term “final Watson Wyatt stock price” is defined in the “The Merger Agreement — The Class R and Class S Elections” and means the average closing price per share of Watson Wyatt Class A common stock (rounded to the nearest cent) for the 10 consecutive trading days ending on the second trading day immediately prior to the merger’s closing).

•

Class R Eligible Participants, who collectively owned approximately 55.7% of the 70,319.76 total shares of Towers Perrin common stock outstanding as of June 26, 2009, make valid Class R elections as to 30% of the 70,319.76 total shares outstanding, or 21,095.928 shares.

•	Every Class R Eligible Participant who makes a valid Class R election elects to tender 100% of his or her shares of Towers Perrin common stock.
•

The total amount of cash and Towers Watson Notes available to repurchase all shares from the Class R Eligible Participants equals $400,000,000 (which amount may be decreased if the Class R election is undersubscribed).

•

The number of Towers Perrin RSUs outstanding immediately prior to the effective time is equal to 10% of the sum of such number of Towers Perrin RSUs plus the total shares of Towers Perrin common stock outstanding immediately prior to the effective time.

			Aggregate Issuance of Shares Pursuant to Class R Election				Impact of Redemption of Class R Shares
	Towers Perrin redemption value per share	Market Value of Watson Wyatt Class A common stock	Total shares of Towers Watson Class R common stock to be issued	Total shares of Towers Watson Class B-1 common stock to be issued as a result of proration	Implied Equivalent Value of Towers Perrin common stock		Overall reduction in shares of Towers Watson common stock	Adjusted ownership of Towers Watson common stock by former Towers Perrin security holders
June 26, 2009	$3,642.00	$41.18	9,908,347.78	1,619,030.33	$22,059.25	(1)	11.60%	43.44%
October 30, 2009	$3,642.00	$43.58	8,932,559.18	2,569,611.46	$24,453.79	(2)	10.49%	44.17%

(1)	Represents the aggregate value received by a Class R Participant, which consists of cash, Towers Watson Notes and Towers Watson Class B-1 common stock (which aggregate value is calculated by the product of the applicable Towers Perrin final exchange ratio 546.426690023 multiplied by the applicable “final Watson Wyatt stock price” ($40.37), each as of June 26, 2009). The aggregate value shown does not include any interest payable on the Towers Watson Notes.
(2)	Represents the aggregate value received by a Class R Participant, which consists of cash, Towers Watson Notes and Towers Watson Class B-1 common stock (which aggregate value is calculated by the product of the applicable Towers Perrin final exchange ratio 546.087270117 multiplied by the applicable “final Watson Wyatt stock price” ($44.78), each as of October 30, 2009). The aggregate value shown does not include any interest payable on the Towers Watson Notes.

RISK FACTORS

In addition to reading and considering the other information we have included or incorporated by reference in this document, you should carefully read and consider the following factors in evaluating the merger.

Risks Relating to the Merger

Because the merger consideration exchange ratios are fixed, the market value of the Towers Watson common stock issued to you may be less than the value of your current Towers Perrin or Watson Wyatt securities.

Towers Perrin security holders who receive shares in the merger will receive a fixed number of shares of Towers Watson common stock to be calculated at the merger’s closing based on the number of Towers Perrin and Watson Wyatt shares outstanding on a fully diluted basis, rather than a number of shares with a particular fixed market value (other than “Guaranteed RSU Holders” as defined and discussed in “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”). Similarly, Watson Wyatt stockholders will receive a fixed number of shares of Towers Watson Class A common stock (on a one-for-one basis) in the merger. Because the merger consideration exchange ratios will not be adjusted to reflect any changes in the relative values of Towers Perrin and Watson Wyatt, the values of Towers Watson common stock issued in the merger as compared to the Towers Perrin and Watson Wyatt securities held before the merger may be higher or lower than the values of these securities on earlier dates. The market price of Watson Wyatt Class A common stock at the effective time may vary significantly from its price on the date the merger agreement was executed, the date of this document or the date of the Watson Wyatt special meeting. If the merger is consummated after December 31, 2009, the redemption value per share of Towers Perrin common stock at the effective time may also vary significantly from the redemption value per share on the date the merger agreement was executed, the date of this document and the date of the Towers Perrin special meeting. You are urged to obtain up-to-date prices for Watson Wyatt Class A common stock. See “Selected Historical and Unaudited Pro Forma Financial Information” for ranges of historic prices of Towers Perrin common stock and Watson Wyatt Class A common stock.

Changes in stock price may result from a variety of factors, many of which are beyond the control of Towers Perrin and Watson Wyatt, including changes in their businesses, operations and prospects, regulatory considerations, governmental actions and legal proceedings. Market assessments of the benefits of the merger and of the likelihood that the merger will be completed, as well as general and industry-specific market and economic conditions, may also affect prices of Watson Wyatt Class A common stock. Neither Towers Perrin nor Watson Wyatt is permitted to terminate the merger agreement solely because of changes in the market price of Watson Wyatt’s Class A common stock.

Your special meeting will be held before the merger is completed, and the shares of Towers Watson Class A common stock will not trade publicly until after completion of the merger. As a result, at the time of your special meeting, you will not know the market value of Towers Watson common stock that you will receive upon completion of the merger.

The exact consideration to be received in the merger by the Class R Participants will not be known when Towers Perrin shareholders vote on the merger agreement or Class R Participants make their Class R election.

The Class R election available to Class R Eligible Participants is subject to proration as described in “The Merger Agreement — The Class R and Class S Elections”. The maximum number of shares of Towers Watson Class R common stock that may be issued in the merger and the exact consideration that the Class R Participants will receive will not be available at the time Towers Perrin shareholders vote on the merger agreement or when Class R Participants make their Class R election. In addition, the consideration that any particular Class R Participant will receive if he or she makes a Class R election will also not be known at the time that he or she makes the Class R election because the consideration will depend on the total number of shares of Towers Perrin common stock that Class R Participants elect to convert into shares of Towers Watson Class R common stock. If the Class R election is oversubscribed, Class R Participants will receive fewer shares of Towers Watson Class R common stock, and more shares of Towers Watson Class B-1 common stock, in exchange for their shares of Towers Perrin common stock than such Class R Participants elected to receive, which could result in, among other things, tax consequences that differ from those that would have resulted if the Class R election was not oversubscribed. See “Material Income Tax Considerations” for a description of the U.S. federal income tax consequences of the merger to Class R Participants. As noted elsewhere in this document, Towers Perrin and Watson Wyatt believe the Class R election may be oversubscribed because the consideration received by a Class R Participant will be more liquid than the consideration received by a Class R Eligible Participant who decides not to or fails to make a valid Class R election. If the Class R election is oversubscribed, then a Class R Participant would receive less cash and Towers Watson Notes (the more liquid consideration) and more Towers Watson Class B-1 common stock (which automatically converts into freely tradable Towers Watson Class A common stock in one year) than originally elected.

The exact number of shares of Towers Watson restricted Class A common stock to be issued in the merger with respect to Towers Perrin RSUs will not be known until immediately prior to the effective time.

The number of shares of Towers Watson restricted Class A common stock to be issued with respect to Towers Perrin RSUs (other than Towers Perrin RSUs issued to the Guaranteed RSU Holders) will be increased or decreased, and the merger consideration to be received by each holder of Towers Perrin RSUs (other than the Guaranteed RSU Holders) will be adjusted, pro rata based on the number of Towers Perrin RSUs that he or she holds as necessary to ensure that the aggregate number of shares of Towers Perrin RSUs (including the shares received by Guaranteed RSU Holders) equals 10% of the aggregate number of shares of Towers Watson common stock to be issued to Towers Perrin security holders in the merger.

In order to determine what number of shares equal 10% of the aggregate number of shares of Towers Watson common stock to be issued to Towers Perrin security holders in the merger, we must calculate the Towers Perrin final exchange ratio to determine the number of shares of Towers Watson Class B common stock to be received by holders of shares of Towers Perrin common stock. This calculation is not done until immediately prior to the effective time. As a result, until such time, it is not possible to calculate the aggregate number of shares of Towers Watson restricted Class A common stock to be issued to holders of Towers Perrin RSUs that equals 10% the aggregate number of shares of Towers Watson common stock to be issued to Towers Perrin security holders in the merger.

Obtaining required approvals may delay or prevent completion of the merger or reduce the anticipated benefits of the merger.

Completion of the merger is conditioned upon, among other things, the receipt of material governmental authorizations, consents, orders and approvals, including approvals under competition laws within the European Union. In connection with granting these approvals, governmental authorities may impose conditions on, or require divestitures or other changes relating to, the divisions, operations or assets of Towers Perrin and Watson Wyatt. Such conditions, divestitures or other changes may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. See “The Merger Agreement — Conditions to the Merger” for a discussion of the conditions to the completion of the merger and “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Regulatory Requirements” for a description of the regulatory approvals necessary in connection with the merger.

If we are not able to successfully integrate the operations of Towers Perrin and Watson Wyatt, the combined company may fail to realize the anticipated growth opportunities, cost savings and other anticipated benefits of the merger.

Towers Perrin and Watson Wyatt operate as separate and independent companies, and will continue to do so until the completion of the merger. Following the effective time, Towers Watson management may face significant challenges in integrating the two companies’ technologies, organizations, procedures, policies and operations, as well as in addressing any differences in the business cultures of the two companies, and retaining key Towers Perrin and Watson Wyatt personnel. The integration process may be complex and time consuming and require substantial resources and effort. These efforts could divert management’s focus and resources from other strategic opportunities and from business operations during the integration process. Difficulties may occur during the integration process, including:

•	Loss of key officers and employees;
•	Loss of key clients;
•	Loss of revenues; and
•	Increases in operating, tax or other costs.

The success of the merger will depend in part on our ability to realize the anticipated growth opportunities and cost savings from integrating the businesses of Towers Perrin and Watson Wyatt, while minimizing or eliminating any difficulties that may occur. Even if the integration of the businesses of Towers Perrin and Watson Wyatt is successful, it may not result in the realization of the full benefits of the growth opportunities and cost savings that we currently expect or these benefits may not be achieved within the anticipated time frame. Any failure to timely realize these anticipated benefits could have a material adverse effect on the revenues, expenses and operating results of Towers Watson.

In addition, Towers Watson must also integrate Watson Wyatt’s and Towers Perrin’s financial reporting systems, including their respective internal control over financial reporting. This process may pose challenges because Towers Perrin has not previously been subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the SEC. If Towers Watson cannot successfully integrate the two companies’ internal control over financial reporting, the reliability of Towers Watson’s financial statements may be impaired and Towers Watson may not be able to meet its reporting obligations under applicable law. Any such impairment or failure could cause investor confidence and, in turn, the market price of the Towers Watson Class A common stock, to be materially adversely affected.

The estimates of operational cost savings resulting from the merger and costs required to achieve such savings are inherently uncertain and may not be accurate.

We anticipate that the merger will ultimately result in approximately $80 million in pretax annual operational costs savings, primarily as a result of reductions in management headcount and general and administrative expenses. While we expect to realize significant savings during the first two years following completion of the merger, we anticipate that full realization of these pretax annual operational cost savings will take three years to achieve. This figure does not include other potential cost savings, including, in general, annual savings of approximately $41 million in compensation, benefits and other direct costs expected to result from retirement of Class R Eligible Participants at the effective time. We also expect to incur approximately $80 million in one-time severance and IT integration costs in order to realize $80 million in annual operational costs savings. These operational cost savings estimates are based on a number of assumptions, including that Towers Watson will be able to implement cost saving programs such as personnel reductions and consolidation of operations, technologies, and administrative functions. In addition, our estimated expenses required to achieve operational costs savings do not include certain other costs we expect Towers Watson to incur, including those relating to rebranding, lease termination costs and facilities consolidation, among others. We may not be able to achieve the operational cost savings that we anticipate in the expected timeframe, based on the expected costs or at all. Failure to successfully implement cost savings programs on a timely basis, or the need to spend more than anticipated to implement such programs, will result in lower than expected cost savings in connection with the merger and could have a material adverse effect on the operating results of Towers Watson.

The merger may cause dilution to Towers Watson’s earnings per share as compared with Watson Wyatt’s earnings per share, which may negatively affect the market price of Towers Watson’s Class A common stock.

Towers Perrin and Watson Wyatt currently anticipate that the merger will be accretive to Towers Watson’s diluted earnings per share within three years following the effective time, when compared with Watson Wyatt’s earnings per share. This expectation is based on preliminary estimates which may materially change. In particular, due to legal restrictions, Towers Perrin and Watson Wyatt have not been able to share certain competitively sensitive information regarding the integration of the two companies. Towers Watson, Towers Perrin and Watson Wyatt could encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the merger. All of these factors could cause dilution to Towers Watson’s earnings per share compared with Watson Wyatt’s earnings per share, or decrease or delay the expected accretive effect of the merger and cause a decrease in the price of Towers Watson’s Class A common stock.

Failure to complete the merger could negatively impact Towers Perrin and Watson Wyatt and their future operations.

If the merger is not completed for any reason, Towers Perrin and Watson Wyatt may be subjected to a number of material risks. The price of Watson Wyatt Class A common stock may decline to the extent that the current market price of Watson Wyatt Class A common stock reflects a market assumption that the merger will be completed. If the board of directors of Towers Perrin or Watson Wyatt determines to seek another business combination or the merger is not completed for any other reason, the parties may risk losing key clients and employees. In addition, some costs related to the merger, such as legal, accounting, filing, printing and mailing, must be paid by Towers Perrin and Watson Wyatt whether or not the merger is completed.

A portion of the merger consideration received by Towers Perrin shareholders who make a valid Class R election will be treated as ordinary compensation income.

Towers Perrin and Watson Wyatt have determined that a portion of the merger consideration received by a Class R Participant who makes a valid Class R election should be treated as ordinary compensation income to that Class R Participant and such portion will be taxable to such holder at ordinary income rates and will be subject to applicable withholding taxes. The amount treated as ordinary compensation income will be determined based on the difference in value between the merger consideration that will be received by a Class R Participant who makes a valid Class R election (i.e., cash, notes and Towers Watson Class B-1 common stock) and the merger consideration that will be received by a Towers Perrin shareholder who does not or is not eligible to make a valid Class R election. The Internal Revenue Service (which we refer to as the “IRS”) may disagree with the determination of the portion treated as ordinary compensation income, in which case a Class R Participant may be subject to increased tax.

For other reasons, a portion of the merger consideration received by certain Towers Perrin shareholders (not limited to Towers Perrin shareholders who make a Class R election) may be treated as ordinary compensation income.

The Towers Perrin bylaws include a requirement that Towers Perrin purchase a Towers Perrin shareholder’s shares following the individual’s termination of employment. Milbank, Tweed, Hadley & McCloy LLP (or “Milbank”), counsel to Towers Perrin, will provide its opinion dated as of the closing date that the elimination of the requirement that Towers Perrin common stock be repurchased by Towers Perrin is not a compensatory cancellation of a nonlapse restriction. Such opinion is not binding on the IRS and, accordingly, the IRS could take a contrary position. In addition, compensation income could arise if some or all of a U.S. Holder’s (as defined in “Material Income Tax Considerations”) Towers Perrin shares were treated as not “substantially vested” within the meaning of Code Section 83 prior to the merger and such holder did not make a timely Section 83(b) election with respect to such shares. In general, shares would not be treated as “substantially vested” for this purpose if the shares were subject to a “substantial risk of forfeiture”. The determination of whether any U.S. Holder’s Towers Perrin shares are subject to a substantial risk of forfeiture as a result of the restrictions contained in the Towers Perrin bylaws or otherwise is based on all the facts and circumstances applicable to such holder at the time that such shares were acquired.

If some or all of a U.S. Holder’s Towers Perrin shares were not treated as substantially vested prior to the merger and the U.S. Holder did not make a timely Section 83(b) election with respect to those shares, the U.S. Holder would recognize compensation income with respect to such shares at the time of the Towers Perrin merger. The amount of the compensation income recognized could be substantial for individual holders. Any compensation income would be subject to U.S. federal income tax at ordinary income tax rates in the year that the merger closes. Towers Perrin intends to take the position that none of the consideration received in the Towers Perrin merger constitutes ordinary compensation income (except with respect to a portion of the merger consideration received by a Class R Participant). See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Towers Perrin Shares — Potential Alternative Tax Characterization for Towers Perrin Shares Issued in Connection with the Performance of Services” for additional information.

Directors, executive officers and stockholders of Towers Perrin and Watson Wyatt may have potential conflicts of interest in connection with the merger.

Some of the directors and executive officers of Towers Perrin and Watson Wyatt have interests in the merger that are different from, or are in addition to, the interests of their respective company’s stockholders generally. These interests may create potential conflicts of interest. These interests include positions as directors or executive officers of Towers Watson, potential benefits under employment or benefit arrangements that may be available as a result of the merger, payment or accelerated vesting of or distribution of rights or benefits under certain of their respective compensation and benefit plans or arrangements as a result of the merger, potential severance and other benefit payments in the event of termination of employment in connection with the merger, and the right to continued indemnification and insurance coverage by Towers Watson for acts or omissions occurring prior to the merger. See “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Interests of Towers Perrin’s Directors, Executive Officers and Principal Shareholders in the Merger” and “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Interests of Watson Wyatt’s Directors, Executive Officers and Principal Stockholders in the Merger”.

In recommending that their respective company’s stockholders approve and adopt the merger agreement, the boards of directors of Towers Perrin and Watson Wyatt were aware of these interests and considered them in approving the transactions contemplated by the merger agreement.

The unaudited pro forma financial data included in this document are illustrative and the actual financial position and results of operations of Towers Watson after the merger may differ materially from the unaudited pro forma financial data included in this document.

The unaudited pro forma financial data included in this document are presented solely for illustrative purposes and are not necessarily indicative of what Towers Watson’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflect adjustments that were developed using preliminary estimates based on currently available information and certain assumptions, and may be revised as additional information becomes available. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. In addition, the pro forma financial data have not been adjusted to give effect to certain expected financial benefits of the merger, such as operational cost savings or the anticipated costs to achieve these benefits, including, among others, charges against earnings or increases in tax expense resulting from integration or restructuring activities after the merger closes, the final application of purchase accounting and annual savings of approximately $41 million in compensation, benefits and other direct costs expected to result from the retirement of Class R Eligible Participants at the effective time. Neither the pro forma financial data, nor any interim period financial data included in this document upon which the pro forma financial data are based, have been audited.

There will be material differences between the current rights of Towers Perrin security holders and Watson Wyatt security holders and the rights they can expect to have as Towers Watson stockholders.

Towers Perrin security holders and Watson Wyatt security holders who receive Towers Watson common stock in the merger will become Towers Watson stockholders, and their rights as stockholders will be governed by Towers Watson’s certificate of incorporation and bylaws. In addition, while Towers Perrin is currently a Pennsylvania corporation governed by the PBCL, Towers Watson will be a Delaware corporation governed by the DGCL. There will be material differences among the current rights of Towers Perrin security holders and Watson Wyatt stockholders and the rights they will have as Towers Watson stockholders. For a discussion of other material differences, see “Comparison of the Rights of Towers Perrin, Watson Wyatt and Towers Watson Stockholders”.

The opinion of Towers Perrin’s financial advisor contains certain limitations and qualifications.

Goldman Sachs delivered its opinion to the Towers Perrin board of directors that, as of June 26, 2009 and based upon and subject to factors and assumptions set forth in its opinion, the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement was fair from a financial point of view to the shareholders of Towers Perrin common stock. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, any Class R election or Class S election or the consideration paid in respect of the redemption of shares of Towers Watson Class R common stock or Towers Watson Class S common stock. See “The Merger Agreement — The Class R and Class S Elections” for information regarding the Class R election and the Class S election. In addition, for purposes of rendering its opinion, Goldman Sachs did not take into account the terms and conditions of any series of Towers Watson Class B common stock to the extent they differ from the Towers Watson Class A common stock. See “Description of Towers Watson’s Common Stock” for information regarding the terms and conditions of each of the Towers Watson Class B common stock and the Towers Watson Class A common stock. The Goldman Sachs opinion is not a recommendation as to how any Towers Perrin shareholder should vote with respect to the merger agreement, or any other matter, and should not be relied on beyond the express context in which it was provided.

Towers Perrin shareholders and Watson Wyatt stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

After the completion of the merger, all Towers Perrin shareholders and Watson Wyatt stockholders will own a smaller percentage of Towers Watson as compared to the percentage they currently own of Towers Perrin and Watson Wyatt, respectively. At the effective time, the Towers Perrin security holders, on one hand, and the Watson Wyatt security holders, on the other hand, each will be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding. Consequently, the Towers Perrin shareholders, as a group, and Watson Wyatt stockholders, as a group, will each have reduced ownership and voting power in the combined company as compared to their current ownership and voting power in Towers Perrin and Watson Wyatt, respectively.

Significant transaction costs will be incurred as a result of the merger.

Towers Perrin and Watson Wyatt expect to incur significant one-time transaction costs, currently estimated to be approximately $29.4 million and $20.1 million, respectively, related to the merger. These transaction costs include investment banking, legal and accounting fees and expenses and filing fees, printing expenses, proxy solicitation expenses and other related charges. The companies may also incur additional unanticipated transaction costs in connection with the merger. A portion of the transaction costs related to the merger will be incurred regardless of whether the merger is completed. Additional costs will be incurred in connection with integrating the two companies’ businesses, such as severance and IT integration expenses, which we expect will total approximately $80 million, as well as other expenses, such as rebranding, facilities consolidation and lease termination costs. Costs in connection with the merger and integration may be higher than expected.

Failure to complete the merger in certain circumstances could require Towers Perrin or Watson Wyatt to pay a termination fee or expenses.

If the merger agreement is terminated under certain circumstances discussed more fully in “The Merger Agreement — Termination Fees; Expenses”, Towers Perrin or Watson Wyatt, as the case may be, could be obligated to pay the other party a $65 million termination fee, or reimburse the other for expenses up to a maximum amount of $10 million. Payment of the termination fee could materially adversely affect such company’s results of operations or financial condition.

Towers Perrin may be subject to a class action lawsuit.

On October 15, 2009, Towers Perrin received a letter from Alan Dugan, a former shareholder, executive and director of Towers Perrin, advising Towers Perrin that he and certain other members of Towers Perrin’s former executive team (Ron Giesinger, John Von Hagen, Marv Greene, John Kneen, John Lynch, Bruce Pittenger, Russ Southworth, Rollie Stichweh and Coby Van de Graaf) are planning to file a class action lawsuit against Towers Perrin seeking money damages in connection with the proposed merger. These individuals voluntarily retired at various times between 1995 and 2000 and sold their shares to the firm. The details of their claim and the relief sought are not yet known, but it appears that these individuals intend to demand compensatory damages based on an alleged breach of trust, breach of contract, detrimental reliance and promissory estoppel. The basis for their demand appears to be a purported historical moral compact to maintain Towers Perrin’s status as a private company. Towers Perrin has not yet been served with a complaint, but believes the allegations of these former shareholders are entirely without merit and intends to vigorously defend any action brought by these former shareholders. Towers Watson, Towers Perrin and/or Watson Wyatt could incur significant costs in the event legal proceedings are commenced by current or former shareholders of Towers Perrin or Watson Wyatt in connection with the merger. The outcome of any such legal proceedings is inherently uncertain and could be unfavorable to Towers Watson, Towers Perrin and/or Watson Wyatt.

Risks Relating to Towers Watson’s Business

The loss of key employees could damage or result in the loss of client relationships and could result in such employees competing against Towers Watson.

Towers Watson’s success will depend on its ability to attract, retain and motivate qualified personnel generally, including key management personnel and employees. In addition, Towers Watson’s success will largely depend upon the business generation capabilities of, and quality of services provided by, its employees. In particular, Towers Watson’s employees’ personal relationships with its clients will be a critical element of obtaining and maintaining client engagements. Losing employees who manage substantial client relationships or possess substantial experience or expertise could materially adversely affect Towers Watson’s ability to secure and complete engagements, which would materially adversely affect Towers Watson’s results of operations and prospects. In addition, if any of Towers Watson’s key employees were to join an existing competitor or form a competing company, existing and potential clients could choose to use the services of that competitor instead of Towers Watson’s services.

There can be no assurance that confidentiality and non-solicitation/non-competition agreements signed by senior employees who were former Towers Perrin or Watson Wyatt employees before the merger, or agreements signed by Towers Watson employees in the future, will be effective in preventing a loss of business.

Towers Perrin shareholders are subject to covenants contained in Section 6.18 of Towers Perrin’s bylaws regarding the solicitation of Towers Perrin clients. Currently, if a Towers Perrin shareholder does not comply with these restrictions after his or her employment terminates, Towers Perrin has the right to withhold payment of a portion of the redemption price owed to the shareholder for his or her Towers Perrin shares. After the merger, Towers Perrin will no longer have this right as Towers Perrin employees who become Towers Watson stockholders will not be required to sell their Towers Watson shares to Towers Watson if they cease to be employed by Towers Perrin. Without the deterrent effect of the risk of forfeiting their right to such cash payments, Towers Perrin shareholder employees may be more likely to breach these non-competition and non-solicitation covenants following the merger. If any key employees breach these non-competition and non-solicitation covenants and join an existing competitor or form a competing company, existing and potential clients could choose to use the services of a competitor instead of Towers Watson’s services. Although we believe the non-competition and non-solicitation covenants will continue to impose restrictions on the former Towers Perrin shareholders after the effective time, there is a risk, as is currently the case, that the Towers Perrin bylaw provisions, as well as Watson Wyatt’s non-compete agreements, could be held unenforceable in particular situations and jurisdictions. If such provisions were held to be unenforceable and former Towers Perrin and Watson Wyatt employees were permitted to compete with Towers Watson, such events could have a material adverse effect on Towers Watson’s business.

As a condition to making a valid Class R election, a Class R Participant must agree to terminate his or her employment with Towers Perrin on or before the 30th day following the effective time (unless another time is agreed to by the Towers Watson Executive Committee) and enter into a confidentiality and non-solicitation agreement that prevents such shareholder from soliciting employees or clients of Towers Perrin, Watson Wyatt or Towers Watson for two years following termination of employment. Clients who worked with these Class R Participants may choose to use the services of a competitor instead of Towers Watson’s services. In addition, if any of the Class R Participants were to join an existing competitor or form a competing company, existing and potential clients could choose to use the services of that competitor instead of Towers Watson’s services.

Changes in Towers Watson’s compensation structure relative to each of Towers Perrin’s and Watson Wyatt’s current compensation structures could impair Towers Watson’s ability to retain certain current employees of each of Towers Perrin and Watson Wyatt.

In order to meet Towers Watson’s operating margin goals and increase its level of retained earnings, following the merger, Towers Watson may change Towers Perrin’s and Watson Wyatt’s respective compensation structures. In particular, Towers Perrin, as a private company, has not retained a significant amount of annual earnings, resulting in significant flexibility to vary its levels of cash compensation. We expect Towers Watson’s compensation practices after the effective time to be different than Towers Perrin’s current practices, because a larger proportion of earnings will be retained compared to Towers Perrin’s historical practice, which may affect, in particular, Towers Watson’s ability to retain current employees of Towers Perrin accustomed to the existing compensation structure of Towers Perrin as a private company. Any changes in compensation structure could materially adversely affect Towers Watson’s ability to retain current Towers Perrin and Watson Wyatt employees if they do not perceive Towers Watson’s total compensation program to be competitive with those of other firms.

Towers Watson’s clients could terminate or reduce its services at any time, which could decrease employee utilization, adversely impacting Towers Watson’s profitability and results of operation.

Towers Watson’s clients generally will be able to terminate or reduce Towers Watson’s engagements at any time. If a client reduces the scope of, or terminates the use of, Towers Watson’s services with little or no notice, Towers Watson’s employee utilization will decline. In such cases, Towers Watson will have to rapidly re-deploy its employees to other engagements (if possible) in order to minimize the potential negative impact on Towers Watson’s financial performance. In addition, because it is expected that a sizeable portion of Towers Watson’s work will be project-based rather than recurring in nature, Towers Watson’s employees’ utilization will depend on Towers Watson’s ability to continually secure additional engagements.

Current clients of Towers Perrin and Watson Wyatt may terminate the services of Towers Perrin or Watson Wyatt, which could adversely impact Towers Watson’s profitability and results of operation.

Current clients of Towers Perrin and Watson Wyatt, who are expected to become clients of Towers Watson, may terminate the services of Towers Perrin or Watson Wyatt prior to the effective time for various reasons, including as a result of the announcement of the merger or because of perceived conflicts resulting from the combination of the two companies. If a sufficient number of clients reduce the scope of, or terminate the use of, Towers Perrin’s or Watson Wyatt’s services prior to the effective time, these terminations could adversely impact Towers Watson’s profitability and results of operation.

Improper management of Towers Watson’s engagements could hurt Towers Watson’s financial results.

If Towers Watson does not properly negotiate the price and manage the performance of its engagements, Towers Watson might incur losses on individual engagements and experience lower profit margins and, as a result, Towers Watson’s overall financial results could be materially adversely affected.

The trend of employers shifting from defined benefit plans to defined contribution plans could materially adversely affect Towers Watson’s business and its operating results.

Towers Watson will provide clients with actuarial and consulting services relating to both defined benefit and defined contribution plans. Defined benefit pension plans generally require more actuarial services than defined contribution plans because defined benefit plans typically involve large asset pools, complex calculations to determine employer costs, funding requirements and sophisticated analysis to match liabilities and assets over long periods of time. If organizations shift to defined contribution plans more rapidly than we anticipate, Towers Watson’s business operations and related operating results will be materially adversely affected.

Towers Watson’s business will be negatively affected if it is not able to anticipate and keep pace with rapid changes in government regulations or if government regulations decrease the need for Towers Watson’s services.

A material portion of Towers Watson’s revenue will be affected by statutory changes. Many areas in which Towers Watson will provide services are the subject of government regulation which is constantly evolving. Changes in government and accounting regulations in the United States and the United Kingdom, two of Towers Watson’s principal geographic markets, affecting the value, use or delivery of benefits and human capital programs, including changes in regulations relating to health care (such as medical plans), defined contribution plans (such as 401(k) plans), defined benefit plans (such as pension plans) or executive compensation, may materially adversely affect the demand for Towers Watson’s services. Changes to insurance regulatory schemes, or Towers Watson’s failure to keep pace with such changes, could negatively affect demand for services in Towers Watson’s Risk and Financial Services business group. For example, Towers Watson’s continuing ability to provide reinsurance intermediary services depends on compliance with the rules and regulations in each of these jurisdictions. Any failure to comply with these regulations could lead to disciplinary action, including compensating clients for loss, the imposition of fines or the revocation of the authorization to operate as well as damage to Towers Watson’s reputation.

In addition, Towers Watson will have significant operations throughout the world, which will further subject it to applicable laws and regulations of countries outside the United States and the United Kingdom. Changes in legislation or regulations and actions by regulators in particular countries, including changes in administration and enforcement policies, could require operational improvements or modifications, which may result in higher costs or hinder Towers Watson’s ability to operate its business in those countries.

If Towers Watson is unable to adapt its services to applicable laws and regulations, its ability to provide effective services in these areas will be substantially diminished.

Towers Watson’s business could be negatively affected by currently proposed or future legislative or regulatory activity concerning compensation consultants.

Recent legislative and regulatory activity in the United States has focused on the independence of compensation consultants retained to provide advice to compensation committees of publicly-traded companies. For example, on July 31, 2009, the U.S. House of Representatives passed H.R. 3269, the Corporate and Financial Institution Compensation Fairness Act of 2009, which requires any compensation consultant or other similar advisor to the compensation committee of a listed company to meet standards for independence to be established by SEC regulation. Companies that violate this requirement would be prohibited from listing any class of equity security with the national securities exchanges and associations. In addition, the SEC recently proposed rules that, if adopted, would result in a number of changes to required proxy disclosures, including enhanced disclosure relating to compensation consultants and potential conflicts of interest. The SEC proposed rules that require disclosure of fees paid to compensation consultants as well as a description of any additional services provided to the issuer by the compensation consultant or its affiliates and the aggregate fees paid for such additional services. Due in part to these legislative and regulatory changes, some clients of Towers Perrin and Watson Wyatt have decided to terminate their relationships with the respective company (either with respect to compensation consulting services or with respect to other consulting services) to avoid perceived or potential conflicts of interest. Additional clients of Towers Perrin and Watson Wyatt may decide to terminate their relationship with the respective company and, as a result, Towers Watson’s business, financial condition and results of operations could be materially adversely affected. Such legislative and regulatory activities may also result in certain Towers Watson consultants terminating their employment and competing with Towers Watson for the business of clients that have or may terminate their executive compensation consulting relationships with Towers Perrin and/or Watson Wyatt, or may terminate their relationships with Towers Watson. Any such talent migration could have a material adverse effect on Towers Watson’s business.

Competition from firms with greater resources could result in loss of Towers Watson’s market share and reduced profitability.

The markets for Towers Watson’s principal services are highly competitive. Towers Watson’s competitors will include other human capital and risk management consulting and actuarial firms, as well as the human capital and risk management divisions of diversified professional services, insurance, brokerage and accounting firms. Some of Towers Watson’s competitors have greater financial, technical and marketing resources than Towers Watson will have, which could enhance their ability to finance acquisitions, fund internal growth and respond more quickly to professional and technological changes. Some competitors may have or may develop a lower cost structure. New competitors or alliances among competitors could emerge, creating additional competition and gaining significant market share. In order to respond to increased competition and pricing pressure, Towers Watson might have to lower its prices, which would have an adverse effect on Towers Watson’s revenues and profit margin.

Consolidation in the industries that Towers Watson is expected to serve could materially adversely affect its business.

Companies in the industries that Towers Watson is expected to serve may seek to achieve economies of scale and other synergies by combining with or acquiring other companies. If two or more of Towers Watson’s clients merge or consolidate and combine their operations, Towers Watson may experience a decrease in the amount of services it performs for these clients. If one of Towers Watson’s clients merges or consolidates with a company that relies on another provider for its services, Towers Watson may lose work from that client or lose the opportunity to gain additional work. The increased market power of larger companies could also increase pricing and competitive pressures on Towers Watson. Any of these possible results of industry consolidation could materially adversely affect Towers Watson’s revenues and profits. Towers Watson’s reinsurance intermediary business is especially susceptible to this risk given the limited number of insurance companies seeking reinsurance and reinsurance providers in the marketplace.

Towers Watson will be subject to risks of doing business internationally.

A sizeable portion of Towers Watson’s business will be located outside of the United States. As a result, a significant portion of Towers Watson’s business operations will be subject to foreign financial, tax and business risks, which could arise in the event of:

•	Currency exchange rate fluctuations;
•	Unexpected increases in taxes or changes in U.S. or foreign tax laws;
•

Compliance with a variety of international laws, such as data privacy, employment, trade barriers and restrictions on the import and export of technologies, as well as U.S. laws affecting the activities of U.S. companies abroad, including the Foreign Corrupt Practices Act of 1977 and sanctions programs administered by the U.S. Department of Treasury Office of Foreign Assets Control;

•	Absence in some jurisdictions of effective laws to protect Towers Watson’s intellectual property rights;
•	New regulatory requirements or changes in policies and local laws that materially affect the demand for Towers Watson’s services or directly affect Towers Watson’s foreign operations;
•	Local economic and political conditions, including unusual, severe, or protracted recessions in foreign economies;
•

The length of payment cycles and potential difficulties in collecting accounts receivable, particularly in light of the increasing number of insolvencies in the current economic environment and the numerous bankruptcy laws to which they are subject;

•	Unusual and unexpected monetary exchange controls; or
•	Civil disturbance or other catastrophic events that reduce business activity in other parts of the world.

These factors may lead to decreased sales or profits and therefore may have a material adverse effect on Towers Watson’s business, financial condition and operating results.

Towers Watson’s inability to successfully recover should it experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

Should Towers Watson experience a disaster or other business continuity problem, such as an earthquake, hurricane, terrorist attack, pandemic, security breach, power loss, telecommunications failure or other natural or man-made disaster, Towers Watson’s continued success will depend, in part, on the availability of its personnel, its office facilities, and the proper functioning of its computer, telecommunication and other related systems and operations. In such an event, Towers Watson’s operational size and the multiple locations from which it will operate could provide Towers Watson with an important advantage. Nevertheless, Towers Watson could still experience near term operational challenges with regard to particular areas of its operations.

Towers Watson’s ability to recover from any disaster or other business continuity problem will depend on its ability to protect its technology infrastructure against damage from business continuity events that could have a significant disruptive effect on Towers Watson’s operations. Towers Watson could potentially lose client data or experience material adverse interruptions to its operations or delivery of services to its clients in a disaster.

Towers Watson will regularly assess and take steps to improve upon its business continuity plans and key management succession. However, a disaster on a significant scale or affecting certain of Towers Watson’s key operating areas within or across regions, or its inability to successfully recover should Towers Watson experience a disaster or other business continuity problem, could materially interrupt Towers Watson’s business operations and cause material financial loss, loss of human capital, regulatory actions, reputational harm, damaged client relationships or legal liability.

Demand for Towers Watson’s services could decrease for various reasons, including a continued general economic downturn, a decline in a client’s or an industry’s financial condition or prospects, or a decline in defined benefit pension plans that could materially adversely affect Towers Watson’s operating results.

Towers Watson can give no assurance that the demand for its services will grow or that Towers Watson will compete successfully with its existing competitors, new competitors or its clients’ internal capabilities. Towers Watson’s clients’ demand for its services may change based on their own needs and financial conditions.

Towers Watson’s results of operations will be affected directly by the level of business activity of Towers Watson’s clients, which in turn will be affected by the level of economic activity in the industries and markets that they serve. Economic slowdowns in some markets, particularly in the United States, have caused and may continue to cause reduction in discretionary spending by Towers Watson’s clients, result in longer client payment terms, an increase in late payments by clients and an increase in uncollectible accounts receivable, each of which may reduce the demand for Towers Watson’s services, increase price competition and adversely impact Towers Watson’s growth and profit margins. If Towers Watson’s clients enter bankruptcy or liquidate their operations (which has already happened with some of the current clients of Towers Perrin and Watson Wyatt), Towers Watson’s revenues could be materially adversely affected.

The current economic conditions have adversely impacted Towers Perrin’s and Watson Wyatt’s results of operations, cash flow and financial position, which are lower than previously anticipated. For example, on August 13, 2009, Watson Wyatt announced that its revenues for the fourth quarter of fiscal 2009 were $396.5 million, a decrease of 13% (a decrease of 4% constant currency) compared to revenues of $435.8 million for the fourth quarter of fiscal 2008. Similarly, Towers Perrin’s revenues for the six months ended June 30, 2009 were $758.7 million, a decrease of 15.0% (a decrease of 7.5% constant currency) compared to revenues of $892.1 million for the six months ended June 30, 2008; based on current estimates, Towers Perrin believes this trend will continue, on a constant currency basis, at least through the end of calendar year 2009. There can be no assurance that continuing weakening economic conditions throughout the world will not adversely impact Towers Watson’s results of operations, cash flow, financial position or prospects.

In addition, the demand for many of Towers Watson’s core benefit services, including compliance-related services will be affected by government regulation and taxation of employee benefit plans. Significant changes in tax or social welfare policy or regulations could lead some employers to discontinue their employee benefit plans, including defined benefit pension plans, thereby reducing the demand for Towers Watson’s services. A simplification of regulations or tax policy also could reduce the need for Towers Watson’s services.

Demand for Towers Watson’s services could also be negatively impacted by harm to its reputation, which could occur for a variety of reasons, many of which will be outside Towers Watson’s control.

Towers Watson’s quarterly revenues could fluctuate while Towers Watson’s expenses are expected to be relatively fixed.

Quarterly variations in Towers Watson’s revenues and operating results could occur as a result of a number of factors, such as:

•	The significance of client engagements commenced and completed during a quarter;
•

The seasonality of certain types of services. For example, Watson Wyatt’s retirement revenues typically are more heavily weighted toward the first and fourth quarters of the calendar year, when annual actuarial valuations are required to be completed for calendar year end companies and the related services are performed;

•	The number of business days in a quarter, employee hiring and utilization rates and clients’ ability to terminate engagements without penalty;
•	The size and scope of assignments; and
•	General economic conditions.

A sizeable portion of Towers Watson’s total operating expenses are expected to be relatively fixed, encompassing the majority of administrative, occupancy, communications and other expenses, depreciation and amortization, and salaries and employee benefits excluding fiscal year end incentive bonuses. Therefore, a variation in the number of client assignments or in the timing of the initiation or the completion of client assignments can cause significant variations in quarterly operating results and could result in losses.

Reinsurance intermediary revenue is influenced by factors that will be beyond Towers Watson’s control, and volatility or declines in premiums or other trends in the insurance and reinsurance markets could significantly undermine the profitability of Towers Watson’s reinsurance intermediary business.

Towers Watson is expected to derive approximately 5% of its consolidated revenue from its reinsurance intermediary business, which in turn will derive a majority of its revenue from commissions. Revenue earned in Towers Watson’s capacity as a reinsurance intermediary will be based in large part on the rates that the global reinsurance marketplace prices for risks. For example, Towers Watson will not determine reinsurance premiums on which commissions are generally based.

Premiums are cyclical in nature and may vary widely based on market conditions. When premium rates decline, the commission and fees earned for placing certain reinsurance contracts and programs also tend to decrease. When premium rates rise, Towers Watson may not be able to earn increased revenue from providing intermediary services because clients may purchase less reinsurance, there may be less reinsurance capacity available, or clients may negotiate a reduction to the compensation rate or a reduced fee for Towers Watson’s services.

To the extent Towers Watson’s clients are or become materially adversely affected by declining business conditions in the current economic environment, they may choose to limit their purchases of insurance and reinsurance coverage, as applicable, which would inhibit Towers Watson’s ability to generate commission revenue, and may decide not to utilize Towers Watson’s risk management services, which would inhibit Towers Watson’s ability to generate fee revenue.

Towers Watson will advise or act on behalf of clients regarding investments whose results are not guaranteed.

Towers Watson will provide advice on both asset allocation and selection of investment managers. For some clients, Towers Watson will be responsible for making decisions on both these matters. Asset classes may experience poor absolute performance, and investment managers may underperform their benchmarks; in both cases the investment return shortfall can be significant. Clients experiencing this underperformance may assert claims against Towers Watson and claims may be for significant amounts. Defending against these claims can involve potentially significant costs, including legal defense costs. Towers Watson’s ability to limit its potential liability may be limited in certain jurisdictions or in connection with claims involving breaches of fiduciary duties or other alleged errors or omissions.

Towers Watson investment activities may require specialized operational competencies.

For certain clients, Towers Watson will be responsible for some portions of cash and investment management including rebalancing of investment portfolios and guidance to third parties on structure of derivatives and securities transactions. Failure of Towers Watson to properly execute its role can cause monetary damage to such third parties for which Towers Watson might be found liable and claims may be for significant amounts. Defending against these claims can involve potentially significant costs, including legal defense costs. Towers Watson’s ability to limit its potential liability may be constrained in certain jurisdictions.

Towers Watson’s growth strategy will depend, in part, on its ability to make acquisitions, and if Towers Watson has difficulty in acquiring, overpays for, or is unable to acquire other businesses, its business may be materially adversely affected.

Towers Watson’s growth will depend in part on its ability to make acquisitions. Towers Watson may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on terms acceptable or favorable to it, on the proposed timetables, or at all. Towers Watson also will face additional risks related to acquisitions, including that it could overpay for acquired businesses and that any acquired business could significantly underperform relative to its expectations. If Towers Watson is unable to identify and successfully make acquisitions, its business could be materially adversely affected.

Towers Watson will face risks when it acquires businesses, and may have difficulty integrating or managing acquired businesses, which may harm Towers Watson’s business, financial condition, results of operations or reputation.

Towers Watson may acquire other companies in the future.

Towers Watson cannot be certain that its acquisitions will be accretive to earnings or otherwise meet its operational or strategic expectations. Acquisitions involve special risks, including the potential assumption of unanticipated liabilities and contingencies and difficulties in integrating acquired businesses, and acquired businesses may not achieve the levels of revenue, profit or productivity Towers Watson anticipates or otherwise perform as Towers Watson expects. In addition, if the operating performance of an acquired business deteriorates significantly, Towers Watson may need to write down the value of the goodwill and other acquisition-related intangible assets recorded on its balance sheet.

Towers Watson may be unable to effectively integrate an acquired business into its organization, and may not succeed in managing such acquired businesses or the larger company that results from such acquisitions. The process of integration of an acquired business may subject Towers Watson to a number of risks, including:

•	Diversion of management attention;
•	Amortization of intangible assets, adversely affecting Towers Watson’s reported results of operations;
•	Inability to retain the management, key personnel and other employees of the acquired business;
•	Inability to establish uniform standards, controls, systems, procedures and policies;
•	Inability to retain the acquired company’s clients;
•	Exposure to legal claims for activities of the acquired business prior to acquisition; and
•	Incurrence of additional expenses in connection with the integration process.

If acquisitions are not successfully integrated, Towers Watson’s business, financial condition and results of operations could be materially adversely affected, as well as its professional reputation.

Damage to Towers Watson’s reputation could damage its businesses.

Maintaining a positive reputation will be critical to Towers Watson’s ability to attract and maintain relationships with clients and employees. Damage to Towers Watson’s reputation could therefore cause significant harm to its business and prospects. Harm to Towers Watson’s reputation can arise from numerous sources, including, among others, employee misconduct, litigation or regulatory action, failing to deliver minimum standards of service and quality, compliance failures and unethical behavior. Negative publicity regarding Towers Watson, whether or not true, may also result in harm to Towers Watson’s prospects.

Towers Watson could also suffer significant reputational harm if Towers Watson fails to properly identify and manage potential conflicts of interest. The failure or perceived failure to adequately address, conflicts of interest could affect the willingness of clients to deal with Towers Watson, or give rise to litigation or enforcement actions. There can be no assurance that conflicts of interest will not arise in the future that could cause material harm to Towers Watson.

Towers Watson could be subject to claims arising from its work, as well as government inquiries and investigations, which could materially adversely affect Towers Watson’s reputation and business.

Professional services providers, including those in the human capital and risk management sectors such as Towers Perrin and Watson Wyatt, are subject to claims by their clients. Clients who may become dissatisfied with Towers Watson’s services or clients and third parties who claim they suffered damages caused by Towers Watson’s services may bring lawsuits against Towers Watson. The nature of Towers Watson’s work, particularly its actuarial services, necessarily will involve the use of assumptions and the preparation of estimates relating to future and contingent events, the actual outcome of which Towers Watson cannot know in advance. Towers Watson’s actuarial services will also rely on substantial amounts of data provided by clients, the accuracy and quality of which Towers Watson cannot ensure. In addition, Towers Watson could make computational, software programming or data management errors in connection with the services it provides to clients.

Clients may seek to hold Towers Watson responsible for the financial consequences of variances between assumptions and estimates and actual outcomes or for errors. For example, clients may make:

•	Claims that actuarial assumptions were unreasonable or that there were computational errors leading to pension plan underfunding or under-reserving for insurance claim liabilities;
•	Claims of failure to review adequately or detect deficiencies in data, which could lead to an underestimation of pension plan or insurance claim liabilities; and
•	Claims that employee benefit plan documents were misinterpreted or plan amendments were faulty, leading to unintended plan benefits or overpayments to beneficiaries.

Given that Towers Watson frequently will work with large pension funds and insurance companies, relatively small percentage errors or variances can create significant financial variances and result in significant claims for unintended or unfunded liabilities. The risks from such variances or errors could be aggravated in an environment of declining pension fund asset values and insurance company capital levels. In almost all cases, Towers Watson’s exposure to liability with respect to a particular engagement will be substantially greater than the revenue opportunity that the engagement will generate for Towers Watson.

In the case of liability for pension plan actuarial errors, a client’s claims might focus on the client’s alleged reliance that actuarial assumptions were reasonable and, based on such reliance, the client made benefit commitments the client may later claim are not affordable or funding decisions that result in plan underfunding if and when actual outcomes vary from actuarial assumptions.

Defending lawsuits arising out of any of Towers Watson’s services could require substantial amounts of management attention, which could affect management’s focus on operations, adversely affect Towers Watson’s financial performance and result in increased insurance costs or a reduction in the amount of available insurance coverage. In addition to defense costs and liability exposure which may be significant, claims may produce negative publicity that could hurt Towers Watson’s reputation and business.

Finally, Towers Watson may be subject to inquiries and investigations by federal, state or other governmental agencies regarding aspects of its business, especially regulated businesses such as its broker dealer and investment advisory services. Such inquiries or investigations may consume significant management time and result in significant legal fees.

Towers Watson’s reinsurance intermediary business could be subject to claims arising from its work, which could materially adversely affect Towers Watson’s reputation and business.

Towers Watson’s reinsurance intermediary business may be subject to claims brought against it by clients or third parties. Clients are likely to assert claims if they fail to make full recoveries in respect of their own claims. If reinsurers with whom Towers Watson places business for its clients become insolvent or otherwise fail to make claims payments, this may also result in claims against Towers Watson.

Towers Watson’s reinsurance business will assist its clients in placing reinsurance and handling related claims, which could involve substantial amounts of money. If Towers Watson’s work results in claims, claimants may seek large damage awards and defending these claims can involve potentially significant costs. Claims could, by way of example, arise as a result of Towers Watson’s reinsurance intermediaries failing to:

•	Place the reinsurance coverage requested by the client;
•	Report claims on a timely basis or as required by the reinsurance contract or program;
•	Communicate complete and accurate information to reinsurers relating to the risks being reinsured; or
•	Appropriately model or advise Towers Watson’s clients in relation to the extent and scope of reinsurance coverage that is advisable for a client’s needs.

Moreover, Towers Perrin’s reinsurance intermediary contracts, generally do not limit the maximum liability to which Towers Perrin, as a subsidiary of Towers Watson, may be exposed for claims involving alleged errors or omissions.

Towers Watson may be engaged in providing services outside of the core human capital and risk management business currently conducted by Towers Perrin and Watson Wyatt, which may carry greater risk of liability.

Towers Watson intends to continue to grow the business of providing professional services to institutional investors and financial services companies. The risk of claims from these lines of business may be greater than from Towers Watson’s core human capital and risk management business and claims may be for significant amounts. For example, Towers Watson may assist a pension plan to hedge its exposure to changes in interest rates. If the hedge does not perform as expected, Towers Watson could be exposed to claims. Contractual provisions intended to mitigate risk may not be enforceable.

Towers Watson’s business will face rapid technological change and Towers Watson’s failure to respond to this change quickly could materially adversely affect Towers Watson’s business.

To remain competitive in Towers Watson’s practice areas, Towers Watson will have to identify and offer the most current technologies and methodologies. In some cases, significant technology choices and investments are required. If Towers Watson does not respond correctly, quickly or in a cost-effective manner, Towers Watson’s business and operating results might be harmed.

The effort to gain technological expertise and develop new technologies in Towers Watson’s business may require Towers Watson to incur significant expenses and, in some cases, to implement these new technologies globally. If Towers Watson cannot offer new technologies as quickly or effectively as its competitors, Towers Watson could lose market share. Towers Watson also could lose market share if its competitors develop more cost-effective technologies than Towers Watson will offer or develop.

Limited protection of Towers Watson intellectual property could harm Towers Watson’s business.

Towers Watson cannot guarantee that trade secret, trademark and copyright law protections will be adequate to deter misappropriation of Towers Watson’s intellectual property (including its software, which may become an increasingly important part of Towers Watson’s business). Existing laws of some countries in which Towers Watson will provide services or products may offer only limited protection of its intellectual property rights. Redressing infringements may consume significant management time and financial resources. Also, Towers Watson may be unable to detect the unauthorized use of its intellectual property and take the necessary steps to enforce Towers Watson’s rights, which may have a material adverse impact on the business, financial condition or results of operations of Towers Watson.

Towers Watson could have liability or its reputation could be damaged if it does not protect client data or information systems or if its information systems are breached.

Towers Watson will depend on information technology networks and systems to process, transmit and store electronic information and to communicate among its locations around the world and with its alliance partners and clients. Security breaches could lead to shutdowns or disruptions of Towers Watson’s systems and potential unauthorized disclosure of confidential information. Towers Watson will also be required at times to manage, utilize and store sensitive or confidential client or employee data. As a result, Towers Watson will be subject to numerous U.S. and foreign jurisdiction laws and regulations designed to protect this information, such as the European Union Directive on Data Protection and various U.S. federal and state laws governing the protection of health or other individually identifiable information. If any person, including any of Towers Watson’s employees, fails to comply with, disregards or intentionally breaches Towers Watson’s established controls with respect to such data or otherwise mismanages or misappropriates that data, Towers Watson could be subject to monetary damages, fines or criminal prosecution. Unauthorized disclosure of sensitive or confidential client or employee data, whether through systems failure, accident, employee negligence, fraud or misappropriation, could damage Towers Watson’s reputation and cause it to lose clients. Similarly, unauthorized access to or through Towers Watson’s information systems or those it develops for its clients, whether by Towers Watson’s employees or third parties, could result in significant additional expenses (including expenses relating to notification of data security breaches and costs of credit monitoring services), negative publicity, legal liability and damage to Towers Watson’s reputation, as well as require substantial resources and effort of management, thereby diverting management’s focus and resources from business operations.

Insurance may become more difficult or expensive to obtain.

The availability, terms and price of insurance (including, but not limited to, insurance for errors and omissions, directors and officers, and employment practices) are subject to many variables, including general insurance market conditions, loss experience in related industries and in the actuarial and benefits consulting industry, and the specific claims experience of an individual firm. Towers Watson will be subject to various regulatory requirements relating to insurance as well as client requirements. There can be no assurance that Towers Watson will be able to obtain insurance on terms comparable to those Towers Perrin or Watson Wyatt has obtained in the past, at cost effective rates or with reasonable claim retentions. Increases in the cost of insurance could affect Towers Watson’s profitability and the unavailability of insurance to cover certain risks could have a material adverse effect on Towers Watson’s financial condition or Towers Watson’s ability to transact business in certain geographies, particularly in any specific period.

Towers Watson and its subsidiaries could encounter significant obstacles securing primary insurance coverage for errors and omissions liability risks on favorable or acceptable terms.

Towers Perrin and Watson Wyatt currently obtain primary insurance for errors and omissions liability risks from a Vermont group captive insurance company known as Professional Consultants Insurance Company (which we refer to as “PCIC”). The current shareholders and insureds of PCIC are Towers Perrin, Watson Wyatt, and Milliman, Inc. While no decision has yet been made whether PCIC will continue to be the primary insurer, in the event the shareholders of PCIC determine that it should be placed into run-off mode (meaning PCIC continues to administer and pay existing claims, but does not write new insurance policies), which determination can be made by the shareholders at any time, Towers Watson will need to obtain primary insurance coverage in another manner, such as through a single-parent captive insurance company, from one or more commercial insurance providers or through a combination of these or other available alternatives. Alternatives to PCIC could result in different coverage terms, higher premiums and/or higher loss retentions or deductibles, than those Towers Perrin and Watson Wyatt have been able to obtain with PCIC as the primary issuer. Alternative insurance arrangements also could result in increased earnings volatility for Towers Watson. In addition, the unavailability at any future time of primary insurance coverage for errors and omissions liability risk due to future loss experience, market conditions or other factors could have a material adverse effect on Towers Watson’s financial condition or Towers Watson’s ability to transact business in certain geographies, particularly in any specific period.

Both Towers Perrin and Watson Wyatt have material pension liabilities that will be liabilities of Towers Watson following the merger, which liabilities can fluctuate significantly with changes in interest rates.

Both Towers Perrin and Watson Wyatt have material pension liabilities, which will be assumed by Towers Watson at the effective time. Watson Wyatt’s projected benefit obligation at June 30, 2009 was $1.1 billion, of which $255.4 million represented unfunded pension liabilities. Towers Perrin’s projected benefit obligation at December 31, 2008 was $1.7 billion, of which, $455.8 million represented unfunded pension liabilities. Movements in the interest rate environment could have a material effect on the level of liabilities in these plans at any given time. These pension plans have minimum funding requirements that may require material amounts of periodic additional funding. Cash required to fund pension plans may have to be diverted from other corporate initiatives.

Towers Watson may not be able to obtain financing on favorable terms.

The maintenance and growth of Towers Watson’s business will depend on its access to capital, which will depend in large part on cash flow generated by its business and the availability of equity and debt financing. There can be no assurance that Towers Watson’s operations will generate sufficient positive cash flow to finance all of Towers Watson’s capital needs or that Towers Watson will be able to obtain equity or debt financing on favorable terms or at all. Towers Watson expects to enter into a credit agreement with one or more lenders, to close contemporaneously with the merger’s closing providing for a revolving credit facility of up to $500 million. As discussed elsewhere in this document, during the first 12 months following the effective date, Towers Watson will have significant cash requirements arising from the redemption of Towers Watson Class R common stock and payment of principal and interest under the Towers Watson Notes, as well as one-time fees and expenses relating to the merger. Towers Watson intends to fund such commitments by drawing down on such facility, if necessary. There can be no assurance that Towers Watson will be able to enter into a credit agreement on favorable terms or at all. Recent distress in the global credit markets has adversely impacted the availability of credit. Towers Watson’s ability to enter into a credit agreement may be limited if market and general economic conditions continue to deteriorate or if Towers Watson is unable to meet certain closing conditions including the absence of a material adverse effect. If Towers Watson is unable to secure financing under a new credit agreement, it may incur fees to lenders under existing credit agreements with Towers Perrin and Watson Wyatt to obtain their consent to the merger.

Towers Watson intends to enter into a revolving credit facility, which will contain a number of restrictive covenants that may restrict Towers Watson’s operations.

Towers Perrin and Watson Wyatt have entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A., PNC Bank, National Association and certain other parties with respect to a revolving credit facility of up to $500 million to be made available to Towers Watson following the closing of the merger (the “Senior Credit Facility”), as described at “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Senior Credit Facility”.

Towers Perrin and Watson Wyatt expect the Towers Watson credit agreement will contain a number of customary restrictive covenants imposing operating and financial restrictions on Towers Watson and certain of its subsidiaries, including restrictions that may limit their ability to engage in acts that may be in Towers Watson’s long-term best interests. These covenants are likely to include, among others, limitations (and in some cases, prohibitions) that would, directly or indirectly, restrict Towers Watson’s ability to:

•	Incur liens or additional indebtedness (including guarantees or contingent obligations);
•	Engage in mergers and other fundamental changes;
•	Sell or otherwise dispose of property or assets;
•	Pay dividends and other distributions; and
•	Change the nature of its business.

The credit agreement also is expected to contain financial covenants that would limit Towers Watson’s interest expense and total debt relative to EBIDTA.

Any operating restrictions and financial covenants in Towers Watson’s credit agreement and any future financing agreements may limit Towers Watson’s ability to finance future operations or capital needs or to engage in other business activities. Towers Watson’s ability to comply with any financial covenants could be materially affected by events beyond its control, and there can be no assurance that it will satisfy any such requirements. If Towers Watson fails to comply with these covenants, Towers Watson may need to seek waivers or amendments of such covenants, seek alternative or additional sources of financing or reduce its expenditures. Towers Watson may be unable to obtain such waivers, amendments or alternative or additional financing at all, or on terms favorable to Towers Watson.

The credit agreement is expected to specify several events of default, including non-payment, certain cross-defaults, certain bankruptcy events, covenant or representation breaches and certain changes in control. If an event of default occurs, the lenders under the credit agreement are expected to be able to elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable. Towers Watson may not be able to repay all amounts due under the credit agreement in the event these amounts are declared due upon an event of default.

Risks Relating to an Investment in Towers Watson’s Securities

There has been no prior public market for Towers Watson Class A common stock.

Before this offering, no public market existed for the Towers Watson Class A common stock. Towers Watson plans to apply to list the Towers Watson Class A common stock on the NYSE and on NASDAQ. However, an active public market for the Towers Watson Class A common stock may not develop or be sustained after the completion of the merger, which could affect the ability to sell, or depress the market price of, the Towers Watson Class A common stock. Towers Watson cannot predict the extent to which a trading market will develop or how liquid that market might become.

The market price of Towers Watson Class A common stock may decline if we do not achieve the anticipated benefits of the merger.

The market price of Towers Watson Class A common stock may decline if, among other factors, the integration of the Towers Perrin and Watson Wyatt businesses is unsuccessful, the operational cost savings estimates are not realized or the transaction costs related to the merger are greater than expected. The market price of Towers Watson Class A common stock also may decline if we do not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts or if the effect of the merger on Towers Watson’s financial results is not consistent with the expectations of financial or industry analysts.

The stock price of Towers Watson Class A common stock may be volatile.

The stock price of the Towers Watson Class A common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of the Towers Watson Class A common stock may fluctuate and cause significant price variations to occur. Some of the factors that could cause fluctuations in the stock price or trading volume of the Towers Watson Class A common stock include:

•	General market and economic conditions, including market conditions in the human capital and risk and financial management consulting industries;
•	Actual or expected variations in quarterly operating results;
•	Differences between actual operating results and those expected by investors and analysts;
•	Changes in recommendations by securities analysts;
•	Operations and stock performance of competitors;

•	Accounting charges, including charges relating to the impairment of goodwill;
•	Significant acquisitions or strategic alliances by Towers Watson or by competitors;
•	Sales of the Towers Watson Class A common stock, including sales by Towers Watson’s directors and officers or significant investors;
•	Recruitment or departure of key personnel;
•	Loss of key clients; and
•	Changes in reserves for professional liability claims.

We cannot assure you that the stock price of the Towers Watson Class A common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to Towers Watson’s performance.

Shares of Towers Watson common stock eligible for public sale after completion of the merger could adversely affect the stock price.

Immediately at the effective time, Towers Perrin security holders will be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding. These shares will be subject to various restrictions following the effective time as described more fully in this document. See “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions”. For example, shares of Towers Watson Class B common stock will automatically convert into freely tradable Towers Watson Class A common stock in equal annual installments over four years from the effective time. In addition, transfer restrictions on shares of Towers Watson restricted Class A common stock to be received by a holder of Towers Perrin RSUs will lapse over the course of a three-year vesting schedule (or such other vesting schedule as may be set forth in the holder’s Towers Perrin RSU award agreement). For a hypothetical example showing the timing and volume of shares that will become available for sale in the public market following the merger, see “Description of Towers Watson’s Common Stock — Capital Stock — Lapsing of Transfer Restrictions”. The sales or potential sales of a substantial number of shares of Towers Watson Class A common stock in the public market after the Towers Watson Class B common stock converts or shares of Towers Watson restricted Class A common stock vest could depress the market price of Towers Watson Class A common stock at such time and could then impair the ability of Towers Watson to raise capital through the sale of additional securities.

Shares of Towers Watson common stock received by Towers Perrin security holders in the merger are subject to, among other things, restrictions on transfer, which may prevent their holders from realizing gains or minimizing losses during certain time periods.

As discussed elsewhere in this document, shares of Towers Watson common stock received by Towers Perrin security holders in the merger may not be sold or transferred for a period of time, except in limited circumstances, following the effective time. For a description of these transfer and other restrictions, and the circumstances in which they lapse or are removed, see “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions”.

During the duration of these restrictions, Towers Perrin security holders will be precluded from realizing any gains or minimizing losses from the increase or decrease in the market price of the shares of Towers Watson Class A common stock.

Towers Watson has not yet determined its dividend policy and may not pay dividends.

Towers Watson has not yet determined its dividend policy. Any determination to pay dividends in the future will be at the discretion of the Towers Watson board of directors and will depend upon Towers Watson’s results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law, rule or regulation, business and investment strategy, and other factors that the Towers Watson board of directors deems relevant. Although Watson Wyatt has historically paid quarterly dividends to its stockholders, the Towers

Watson board of directors may determine not to pay periodic or other dividends to holders of Towers Watson common stock. If Towers Watson does not pay dividends, then the return on an investment in its common stock will depend entirely upon any future appreciation in its stock price. There is no guarantee that Towers Watson’s common stock will appreciate in value or maintain its value.

There will be no trading market for the Towers Watson Class B common stock or the Towers Watson Notes.

None of the Towers Watson Class B common stock or Towers Watson Notes will be listed on any securities exchange or included in any automated quotation system and no trading market for such classes of common stock or the Towers Watson Notes is expected to develop. The transfer of the Towers Watson Class B common stock will be restricted under Towers Watson’s governing documents and the transfer of the Towers Watson Notes will be restricted under the indenture governing the Towers Watson Notes (we refer to this indenture, a form of which is attached to this document as Annex F, as the “Towers Watson Notes Indenture”). As a result of these restrictions, holders of such securities will not be able to dispose of such securities other than in the limited circumstances described in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions”.

The right to receive payment on the Towers Watson Notes will be subordinate to Towers Watson’s obligations to its senior creditors and will be effectively subordinated to the existing and future debt and other liabilities of Towers Watson’s subsidiaries to the extent of the assets of such subsidiaries.

The Towers Watson Notes will rank junior to Towers Watson’s obligations to its senior creditors, which are expected to generally include all of its third-party creditors other than trade creditors. All payments on the Towers Watson Notes will be blocked in the event of a payment default to senior creditors or a default that entitles lenders to accelerate the maturity of such debt. In addition, the terms of the Towers Watson Notes do not limit the amount of additional indebtedness Towers Watson can create, incur, assume or guarantee in the future. In the event of a distribution of Towers Watson’s assets upon any insolvency, dissolution or reorganization, the payment of principal and interest to its senior creditors will have priority over the payment of principal and interest on the Towers Watson Notes. Towers Watson may not have sufficient assets remaining to pay amounts due on of the Towers Watson Notes after it has paid principal and interest to its senior creditors.

Further, the Towers Watson Notes will be effectively subordinated to the liabilities of Towers Watson’s subsidiaries, following the effective time, including Towers Perrin and Watson Wyatt. Any right of Towers Watson to receive the assets of any of its subsidiaries upon a subsidiary’s insolvency, dissolution or reorganization, and the dependant right of holders of the Towers Watson Notes to have rights in those assets, will be subject to the prior claim of any creditors of that subsidiary.

Towers Watson may not have sufficient cash to pay the Towers Watson Notes.

Towers Watson will conduct substantially all of its business following the effective time through operating subsidiaries, including Towers Perrin and Watson Wyatt. Accordingly, Towers Watson’s ability to repay the Towers Watson Notes will depend on the earnings of and distribution of funds from Towers Perrin and Watson Wyatt. Each of these subsidiaries will be distinct legal entities and, under certain circumstances, legal and contractual restrictions may limit Towers Watson’s ability to obtain cash from them. If Towers Watson does not have sufficient cash to repay the Towers Watson Notes for any reason, it will be forced to take actions such as revising or delaying strategic plans, reducing or delaying capital expenditures, selling assets, restructuring or refinancing debt or seeking additional equity capital. Towers Watson may not be able to effect any of these remedies on satisfactory terms, or at all.

The Towers Watson Notes will not require Towers Watson to achieve or maintain minimum financial results, refrain from incurring additional debt or limit its ability to take specified actions. The lack of any of these provisions could negatively impact holders of the Towers Watson Notes.

The terms of the Towers Watson Notes Indenture will not require Towers Watson to achieve or maintain any minimum financial results relating to its financial position or results of operations. In addition, the Towers Watson Notes Indenture will not contain any operating covenants, restrict Towers Watson from incurring additional debt that is senior to, or pari passu with, the rights of the holders of the Towers Watson Notes to receive payment or restrict Towers Watson from paying dividends, incurring liens or repurchasing any of its indebtedness or capital stock. Towers Watson will not be required to redeem the Towers Watson Notes in the event Towers Watson undergoes a change of control. Towers Watson’s ability to take any of these actions could diminish its ability to repay the Towers Watson Notes when due.

If Towers Watson is not able to implement any recommended improvements in its internal control over financial reporting or favorably assess the effectiveness of its internal control over financial reporting, or if its independent registered public accounting firm is not able to provide an unqualified attestation report on the effectiveness of Towers Watson’s internal control over financial reporting, the stock price for Towers Watson Class A common stock could be materially adversely affected.

If Towers Watson’s internal control over financial reporting is not effective, the reliability of Towers Watson’s financial statements could be impaired. After the merger, Towers Watson expects to devote considerable resources, including management’s time and other internal resources, to a continuing effort to comply with regulatory requirements relating to internal control and the preparation of financial statements, including implementing any changes recommended by Towers Watson’s independent registered public accounting firm. In particular, these efforts will focus on Towers Perrin and its subsidiaries, which have not previously been subject to the requirements of Section 404 or 302 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the SEC. Towers Watson will be required to certify to and report on, and its independent registered public accounting firm will be required to attest to, the effectiveness of Towers Watson’s internal control over financial reporting on an annual basis after completion of the merger. If Towers Watson cannot favorably assess the effectiveness of its internal control over financial reporting, or if Towers Watson’s independent registered public accounting firm is unable to provide an unqualified attestation report on the effectiveness of Towers Watson’s internal control over financial reporting, investor confidence and, in turn, the market price of the Towers Watson Class A common stock could be materially adversely affected.

During preparation of Towers Perrin’s financial statements for the year ended December 31, 2008, Towers Perrin identified a material weakness relating to the financial system applications used for accounting and accounts receivable and the processes surrounding the use of these systems. Specifically, Towers Perrin concluded that the financial system applications used for accounting and accounts receivable and the processes surrounding the use of these systems did not include adequately designed internal controls to ensure the appropriate foreign currency translation and remeasurement of accounts receivable. During the first quarter of 2009, Towers Perrin’s management implemented new controls to address this material weakness. As of the date of this document, Towers Perrin’s management has not conducted testing of the operating effectiveness of those new controls and procedures.

There can be no assurance that Towers Watson will be able to implement and maintain any recommended improvements in Towers Watson’s controls over its financial reporting. Any failure to do so could cause the reliability of Towers Watson’s financial statements to be impaired and could also cause Towers Watson to fail to meet its reporting obligations under applicable law, either of which could cause investor confidence and, in turn, the market price of the Towers Watson Class A common stock, to be materially adversely affected.

Towers Watson will have various mechanisms in place that could prevent a change in control that a stockholder might favor.

Towers Watson’s certificate of incorporation and bylaws will contain provisions that might discourage, delay or prevent a change in control that a stockholder might favor. Towers Watson’s certificate of incorporation or bylaws will:

•	Authorize the issuance of preferred stock without fixed characteristics, which could be issued by Towers Watson’s board of directors pursuant to a shareholder rights plan and deter a takeover attempt;
•	Provide that only the Chief Executive Officer, President or board of directors may call a special meeting of stockholders;
•	Limit business at special stockholder meetings to such business as is brought before the meeting by or at the direction of Towers Watson’s board of directors;
•	Prohibit stockholder action by written consent, and require all stockholder actions to be taken at an annual or special meeting of the stockholders;
•	Provide Towers Watson’s board of directors with exclusive power to change the number of directors;
•	Provide that all vacancies on Towers Watson’s board of directors, including new directorships, may only be filled by a resolution adopted by a majority of the directors then in office;
•

Not opt out of Section 203 of the Delaware General Corporation Law, which prohibits business combinations between a corporation and any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder;

•	Require a super-majority vote for the stockholders to amend Towers Watson’s bylaws; and
•	Prohibit any stockholder from presenting a proposal or director nomination at an annual stockholders’ meeting unless such stockholder provides Towers Watson with sufficient advance notice.

THE COMPANIES

Towers, Perrin, Forster & Crosby, Inc.

Towers Perrin is a global professional services firm that helps organizations improve performance through effective people, risk and financial management. The firm provides innovative solutions in the areas of human capital strategy, program design and management, and in the areas of risk and capital management, insurance and reinsurance intermediary services, and actuarial consulting.

Towers Perrin was incorporated in Pennsylvania in 1934 as Towers, Perrin, Forster & Crosby, Inc. Over the course of several decades, Towers Perrin has made strategic acquisitions to broaden its market presence and expand its expertise. For example, in 1986, Towers Perrin acquired Tillinghast, Nelson & Warren, establishing the combined company as a leading consulting firm to the insurance industry. In 2002, Towers Perrin acquired Denis M. Clayton & Co., Ltd., a British reinsurance intermediary, which expanded Towers Perrin’s geographic presence in Europe and gave Towers Perrin access to the Lloyds market. In 2005, Towers Perrin acquired Rauser AG, a leading German pension consultancy, which brought retirement consulting expertise and capabilities in a key market for multinational companies and large local employers. Towers Perrin’s most recent acquisition, in 2007, was of International Survey Research Corporation, a leading global employee research and consulting firm with advanced research techniques that help align organizational culture, employee behavior and financial results.

Towers Perrin’s services help clients solve many of the most pressing issues facing organizations worldwide today, including increasingly complex human capital challenges and a growing need for sophisticated risk and capital management. Towers Perrin believes it has developed many of the most innovative services and products in the areas in which it delivers solutions, including several types of managed care and consumer-based health plans that have evolved to meet changing client needs; a prescription drug collaborative purchasing program to help employers control costs; state-of-the-art financial modeling software for insurance companies; and the development of a comprehensive portfolio of services to help insurance organizations understand the links between risk and capital and manage these risks on an enterprise-wide basis. In addition, Towers Perrin’s ability to respond rapidly to emerging issues has allowed it to help clients react to both risks and opportunities in practical ways. Recent examples include Towers Perrin’s work on managing businesses in turbulent times, its white papers on the costs and risks inherent in specific natural disasters and its work helping clients manage escalating health care costs.

Towers Perrin’s clients include many of the world’s largest corporations, public and private institutions and non-profit organizations. In 2008, Towers Perrin provided its services to over 75% of the Fortune Global 500 companies, over 60% of the Fortune 1000 companies, and over 85% of the world’s 50 largest insurance companies, as ranked by a recent Forbes 2000 list. Towers Perrin believes that it has been able to maintain many of its key client relationships for several decades because of its outstanding service and its reputation for being a trusted advisor to its clients.

Business Overview

As leading economies worldwide become more services-oriented, human capital and financial management have become increasingly important to companies and other organizations. As business becomes increasingly global, it is becoming more complex, which Towers Perrin believes is making it more difficult for companies to maintain a competitive edge. Towers Perrin’s expertise in human capital management and risk and capital management helps companies achieve and maintain a competitive edge in the current complex environment.

The top talent in an organization often drives and helps maintain the organization’s competitive advantage. At the same time, as people costs such as benefits and salaries have a larger impact on the bottom line, cost management and containment has become an increasingly significant issue. Balancing the need to attract, retain and engage talent with the necessity of controlling people costs has become a priority for senior management at many organizations. Towers Perrin helps organizations effectively manage their investment in people and develop and implement workforce strategies that align with business needs, address critical talent issues, drive higher performance and optimize the return on their investment in people.

The need to understand and manage capital and risk on an enterprise-wide level has been a priority for financial and insurance companies for many years. Today, due to increased scrutiny by rating agencies, more rigorous governance regulations in many countries and a growing internal need for management to better understand an organization’s risks, non-financial companies are also strengthening their approach to enterprise risk management. Towers Perrin provides actuarial, financial and risk management consulting and software solutions to insurance and financial services companies and advises other organizations on solutions for managing retirement program risk, enterprise risk management and self-insurance. Towers Perrin also provides global reinsurance intermediary and related risk transfer services and consulting expertise.

Towers Perrin provides its services through three closely interrelated business groups: Benefits Consulting, Talent and Rewards Consulting, and Risk and Financial Services.

Through Benefits Consulting, Towers Perrin helps its clients with various matters relating to employee benefits, such as:

•	Designing, implementing and managing retirement plans;
•	Providing actuarial services, including developing and implementing pension risk management and retiree medical strategies;
•	Designing, implementing and managing health and welfare benefits;
•	Controlling the cost of all benefits;
•	Designing, implementing and managing benefits in the context of mergers and acquisitions; and
•	Designing and implementing nontraditional benefits.

Through Talent and Rewards Consulting, Towers Perrin helps its clients with various matters relating to talent management, compensation and employee communication, such as:

•	Designing executive compensation;
•	Developing employee compensation programs that drive performance;
•	Implementing culture change programs, especially after a merger, acquisition or restructuring;
•	Developing and implementing effective employee communication strategies;
•	Conducting organizational and employee engagement surveys;
•	Providing strategic workforce planning;
•	Managing talent for competitive advantage;
•	Restructuring the human resources function for greater strategic effectiveness; and
•	Restructuring and reviewing total rewards programs.

Risk and Financial Services helps its insurance industry clients with various matters relating to risk and financial management such as:

•	Helping clients design and implement Enterprise Risk Management programs;
•	Valuing liabilities and economic value for financial reporting and management purposes;
•	Facilitating risk transfer transactions such as reinsurance and various capital markets alternatives;
•	Supporting mergers, acquisitions and restructurings with actuarial appraisals, reserve reviews, and various due diligence assistance;
•	Providing financial modeling software systems and implementation consulting; and
•	Offering other services such as product development, predictive modeling, strategies for entry into new markets, claim consulting, catastrophe modeling and other software solutions.

Towers Perrin helps non-insurance entities with risk management issues such as evaluating and optimizing their insurance programs as part of their overall risk and capital management processes, and designing and implementing risk mitigation strategies for their retirement programs to align their risk profile with overall financial objectives.

Watson Wyatt Worldwide, Inc.

Watson Wyatt is a global consulting firm focusing on providing human capital and financial management consulting services. Including predecessors, Watson Wyatt has been in business since 1878. In the U.S., Watson Wyatt was founded in 1946, and conducted business as The Wyatt Company until changing its name to Watson Wyatt & Company in connection with the establishment of the Watson Wyatt Worldwide alliance in 1995 with R. Watson & Sons, a leading United Kingdom-based actuarial, benefits and human resources consulting partnership founded in 1878. In 2000, the firm incorporated Watson Wyatt & Company Holdings to serve as a holding company with operations conducted by its subsidiaries. To better serve the increasingly global needs of clients, on July 31, 2005, the firm acquired substantially all of the assets and assumed liabilities of Watson Wyatt LLP. The company’s name was changed to Watson Wyatt Worldwide, Inc. on January 1, 2006, to reflect the company’s global capabilities and identity in the marketplace.

Watson Wyatt helps its clients enhance business performance by improving their ability to attract, retain and motivate qualified employees. Watson Wyatt focuses on delivering consulting services that help its clients anticipate, identify and capitalize on emerging opportunities in human capital management. The firm also provides independent financial advice regarding all aspects of life assurance and general insurance, as well as investment advice to assist clients in developing disciplined and efficient investment strategies to meet investment goals. Its target market clients include those companies in the Fortune 1000, Pension & Investments (P&I) 1000, FTSE 1000, and equivalent organizations in markets around the world. As of June 30, 2009, Watson Wyatt provided services through approximately 7,700 associates in 107 offices located in 33 countries. Watson Wyatt’s Class A common stock is currently traded on the NYSE and NASDAQ under the symbol “WW”.

Business Overview

As leading economies worldwide become more services-oriented, human capital and financial management have become increasingly important to companies and other organizations. The heightened competition for skilled employees, unprecedented changes in workforce demographics, regulatory changes related to compensation and retiree benefits and rising employee-related costs have increased the importance of effective human capital management. Insurance and investment decisions become increasingly complex and important in the face of changing economies and dynamic financial markets. Watson Wyatt helps clients address these issues by combining expertise in human capital and financial management with consulting and technology, to improve the design and implementation of various human capital and financial programs, including retirement, health care, compensation, insurance and investment plans.

Watson Wyatt designs, develops and implements human capital and risk management strategies and programs through its closely interrelated practice areas. The company’s global operations include five segments: Benefits, Technology and Administration Solutions, Human Capital, Investment Consulting, and Insurance & Financial Services.

Benefits Group

•	Design and management of benefit programs
•	Actuarial services including development of funding and risk management strategies
•	Expatriate and international human capital strategies
•	Mergers and acquisitions
•	Strategic workforce planning
•	Compliance and governance

Technology and Administration Solutions Group

•	Web-based applications for health and welfare, pension and compensation administration
•	Administration outsourcing solutions for health and welfare, pension and flexible benefits

•	Consulting on strategic human resources technology and service delivery, including SharePoint portal implementation and other HR and enterprise portals
•	Targeted online compensation and benefits statements, content management and call center case management solutions
•	Reward and talent management strategy, design and technology solutions

Human Capital Group

•	Advice concerning compensation plans, including broad-based and executive compensation, stock and other long-term incentive programs
•	Strategies to align workforce performance with business objectives
•	Organization effectiveness consulting
•	Talent management consulting, including workforce planning, performance management, succession planning and other programs
•	Strategies for attracting, retaining and motivating employees
•	Data services

Investment Consulting Group

•	Investment consulting services to pension plans and other institutional funds
•	Input on governance and regulatory issues
•	Analysis of asset allocation and investment strategies
•	Investment structure analysis, selection and evaluation of managers and performance monitoring
•	Implementation/fiduciary services for defined benefit and defined contribution investment programs via our Advanced Investment Solutions (AIS) services and Defined Contribution Solution (DCS) services

Insurance & Financial Services Group

•	Independent actuarial and strategic advice
•	Assessment and advice regarding financial condition and risk management
•	Financial modeling software tools for product design and pricing, planning and projections, reporting, valuations and risk management

While Watson Wyatt focuses its consulting services in the areas described above, its management believes that one of the company’s primary strengths is its ability to draw upon consultants from different practices to deliver integrated services to meet the needs of clients. This capability includes communication and change management implementation support services. Additional information about Watson Wyatt and its subsidiaries is included in the information incorporated by reference into this document. See “Additional Information — Where You Can Find Additional Information” on page 251.

Jupiter Saturn Holding Company

The Holding Company is a newly formed Delaware corporation that has not conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this document. The Holding Company is jointly owned by Towers Perrin and Watson Wyatt. Upon completion of the merger, (1) the Holding Company will change its name to Towers Watson & Co., (2) Towers Perrin and Watson Wyatt will each become a wholly owned subsidiary of Towers Watson, and (3) the current stockholders of Towers Perrin and Watson Wyatt will become stockholders of Towers Watson. The business of Towers Watson will be the combined businesses currently conducted by Towers Perrin and Watson Wyatt.

THE SPECIAL MEETINGS AND PROXY SOLICITATION

This document is being furnished to you in connection with the solicitation of proxies by your board of directors in connection with the Towers Perrin special meeting of shareholders and the Watson Wyatt special meeting of stockholders, as applicable.

	Towers Perrin	Watson Wyatt

Date, Time and Place

December 18, 2009

9:00 a.m., local time

Stamford Marriott Hotel & Spa

243 Tresser Boulevard

Stamford, Connecticut

The Towers Perrin special meeting may be adjourned or postponed to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies.

December 18, 2009

10:00 a.m., local time

Westin Arlington Gateway

801 N. Glebe Road

Arlington, Virginia

The Watson Wyatt special meeting may be adjourned or postponed to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies.

Matters to be Considered

•        To consider and vote upon the approval and adoption of the merger agreement, as it may be amended from time to time.

•        To consider and vote upon the amendment of Article VI of Towers Perrin’s bylaws, which contains transfer and ownership restrictions on shares of Towers Perrin common stock that must be amended to complete the merger.

•        To consider and vote upon adjournment(s) of the Towers Perrin special meeting to permit further solicitation of proxies to vote in favor of foregoing proposals.

•        To transact such other business as may properly be presented at the special meeting or any adjournment(s) of the Towers Perrin special meeting.

At the present time, Towers Perrin knows of no other matters that will be presented for consideration at the Towers Perrin special meeting.

•        To consider and vote upon the approval and adoption of the merger agreement, as it may be amended from time to time.

•        To consider and vote upon the approval of the Towers Watson Incentive Plan.

•        To consider and vote upon adjournment(s) of the Watson Wyatt special meeting to permit further solicitation of proxies to vote in favor of foregoing proposals.

•        To transact such other business as may properly be presented at the Watson Wyatt special meeting or any adjournment(s) of the special meeting.

At the present time, Watson Wyatt knows of no other matters that will be presented for consideration at the Watson Wyatt special meeting.

	Towers Perrin	Watson Wyatt

Record Date

November 2, 2009

You may vote at the Towers Perrin special meeting and at any adjournment(s) thereof if you owned shares of Towers Perrin common stock as of the record date. For the avoidance of doubt, holders of any other Towers Perrin security, such as Towers Perrin RSUs or warrants, do not have voting rights and will not be entitled to vote at the Towers Perrin special meeting on any matter.

November 3, 2009

Stockholders of record at the close of business on November 3, 2009 are entitled to notice of and to vote the shares of Watson Wyatt Class A common stock held by them on such date, at the Watson Wyatt special meeting and at any adjournment(s) thereof.

A list of Watson Wyatt Class A stockholders will be available for inspection at least 10 days prior to the Watson Wyatt special meeting at the Office of the Secretary of Watson Wyatt, 901 N. Glebe Road, Arlington, Virginia 22203.

Shares Outstanding	At the close of business on November 2, 2009, the Towers Perrin record date, Towers Perrin had outstanding and entitled to vote 70,209.60 shares of common stock. The Towers Perrin common stock is Towers Perrin’s only class of outstanding voting securities and will vote as a single class on all matters to be presented at the Towers Perrin special meeting. Each share (or fraction thereof) of Towers Perrin common stock outstanding on the record date is entitled to one vote (or fraction thereof) per share of common stock.	At the close of business on November 3, 2009, the Watson Wyatt record date, there were 42,307,754 shares of Watson Wyatt Class A common stock outstanding and entitled to vote at the Watson Wyatt special meeting. The Watson Wyatt Class A common stock is Watson Wyatt’s only class of outstanding voting securities and will vote as a single class on all matters to be presented at the Watson Wyatt special meeting. Each share of Watson Wyatt Class A common stock entitles the holder thereof to one vote on each matter to be considered.

Quorum	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Towers Perrin common stock entitled to vote will constitute a quorum.	The presence, in person or by proxy, of Watson Wyatt stockholders holding a majority of the outstanding shares of Watson Wyatt Class A common stock entitled to vote at the Watson Wyatt special meeting will constitute a quorum.

	Towers Perrin	Watson Wyatt

Required Vote

The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock at the special meeting is required to approve the merger agreement and the proposal to amend Article VI of Towers Perrin’s bylaws (the PBCL only requires the affirmative vote of the holders of a majority of the votes cast at the Towers Perrin special meeting to approve the merger agreement, however, the merger agreement requires the affirmative vote of holders of two-thirds of the issued and outstanding shares of Towers Perrin common stock).

The affirmative vote of the holders of a majority of the votes cast at the Towers Perrin special meeting is required to approve any other proposal at Towers Perrin’s special meeting.

With respect to the proposals to approve and adopt the merger agreement and to amend Article VI of Towers Perrin’s bylaws, assuming the presence of a quorum, the failure to submit a proxy card or the failure to vote in person at the Towers Perrin special meeting and abstentions from voting will have the effect of a vote “AGAINST” each of these proposals. With respect to all other proposals, assuming the presence of a quorum, the failure to submit a proxy card or the failure to vote in person at the Towers Perrin special meeting and abstentions will have no effect on any such proposal.

It is important to note that the merger will not be completed unless the holders of two-thirds of the issued and outstanding shares of Towers Perrin common stock vote “FOR” both the proposal to approve and adopt the merger agreement and the proposal to amend Article VI of Towers Perrin’s bylaws.

The affirmative vote of the holders of a majority of the outstanding shares of Watson Wyatt Class A common stock is required to approve the merger agreement. The affirmative vote of the holders of a majority of the votes represented and entitled to vote on the subject matter at the Watson Wyatt special meeting is required to approve all other proposals at the Watson Wyatt special meeting.

If you abstain or fail to vote your shares in person or by proxy in favor of approving and adopting the merger agreement, it will have the same effect as a vote “AGAINST” adoption of the merger agreement proposal. With respect to the other proposals presented at the Watson Wyatt special meeting, abstentions will have the same effect as a vote “AGAINST” such other proposals, and a failure to vote your shares in person or by proxy will have no effect.

	Towers Perrin	Watson Wyatt

Recommendation of the Board of Directors

Towers Perrin’s board of directors has unanimously approved the merger agreement and determined that the merger agreement is advisable and in the best interests of Towers Perrin, its shareholders and other constituencies.

Accordingly, the Towers Perrin board of directors recommends that Towers Perrin shareholders vote to (1) approve and adopt the merger agreement and (2) amend Article VI of Towers Perrin’s bylaws.

Watson Wyatt’s board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Watson Wyatt and its stockholders and has approved the adoption of the merger agreement.

Accordingly, the Watson Wyatt board of directors recommends that Watson Wyatt stockholders vote to (1) approve and adopt the merger agreement, and (2) approve the Towers Watson Incentive Plan.

Voting Procedures

A proxy card will be sent to each Towers Perrin shareholder and Watson Wyatt stockholder of record entitled to vote.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your shares of common stock will be voted as indicated at your special meeting. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your shares of common stock will be voted “FOR” the proposals above at your special meeting. If any other matters are properly presented at your special meeting for consideration, the persons named in your proxy will have the discretion to vote on these matters in accordance with their best judgment.

Proxies voted “AGAINST” the proposal related to the merger agreement, or solely in the case of Towers Perrin shareholders, “AGAINST” the amendment of Article VI of Towers Perrin’s bylaws, will not be voted “FOR” any adjournment of your special meeting for the purpose of soliciting additional proxies.

You may: • Submit a proxy electronically by completing and submitting your proxy card by following the instructions provided thereon; or • Attend the Towers Perrin special meeting and vote in person.

You may submit a proxy using any of the following methods:

•        Complete, sign and mail your enclosed proxy card in the postage-paid envelope;

•        Phone the toll-free number listed on the proxy card and follow the recorded instructions; or

•        Go to the Internet website listed on the proxy card and follow the instructions provided.

You may also attend the Watson Wyatt special meeting and vote in person.

	Towers Perrin	Watson Wyatt

Revocation

You may revoke your proxy at any time prior to its exercise by:

•        Properly completing and executing a later-dated proxy and submitting such proxy electronically prior to midnight eastern time on the day prior to the Towers Perrin special meeting; or

•        Appearing and voting in person at the Towers Perrin special meeting.

Your presence at the Towers Perrin special meeting without voting will not automatically revoke your proxy, and any revocation after closing of the polls at the Towers Perrin special meeting will not affect votes previously taken.

You may revoke your proxy at any time prior to its exercise by:

•        Filing a revocation notice or a duly executed proxy to vote your shares bearing a later date with the Secretary of Watson Wyatt at 901 N. Glebe Road, Arlington, Virginia 22203;

•        Using the toll-free number or Internet website listed on the proxy card and following the instructions provided prior to 11:59 p.m. ET on the day prior to the special meeting; or

•        Appearing and voting in person at the Watson Wyatt special meeting.

If you need assistance in changing or revoking your proxy, please contact Innisfree M&A Incorporated toll free at (877) 825-8631 (stockholders). Bankers and brokers may call collect at (212) 750-5833.

Your presence without voting at the Watson Wyatt special meeting will not automatically revoke your proxy, and any revocation after closing of the polls at the Watson Wyatt special meeting will not affect votes previously taken.

Solicitation of Proxy Materials	The accompanying proxy is being solicited on behalf of Towers Perrin’s board of directors. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by Towers Perrin. Proxies may be solicited from Towers Perrin shareholders personally or by telephone and other electronic means by Towers Perrin’s directors, officers and employees, who will not receive additional compensation for performing that service but will be reimbursed for any reasonable expenses that they incur.	Watson Wyatt’s board of directors is making this proxy solicitation. The cost of soliciting proxies will be borne by Watson Wyatt and Watson Wyatt has hired Innisfree M&A Incorporated, a proxy solicitation firm, to assist in soliciting proxies for a fee not to exceed $50,000 plus reasonable expenses. Proxies may be solicited from Watson Wyatt stockholders personally or by telephone and other electronic means by Watson Wyatt’s directors, officers and employees, who will not receive additional compensation for performing that service but will be reimbursed for any reasonable expenses that they incur. Watson Wyatt will, upon request,

	Towers Perrin	Watson Wyatt

reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Watson Wyatt’s common stock. Other proxy solicitation expenses that Watson Wyatt will pay include those for preparation, mailing and tabulating the proxies.

Shares Held in Street Name	Not applicable.	If your shares of Watson Wyatt Class A common stock are held in nominee or “street name”, you will receive separate voting instructions from your broker or nominee with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. Please consult your broker or nominee.

Broker “non votes”	Not applicable.

If you are a Watson Wyatt stockholder and you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting “broker non-vote” will be counted toward a quorum at the Watson Wyatt special meeting, but will not be counted as a vote for any proposals, and will have the effect of a vote “AGAINST” the proposal to approve and adopt the merger agreement. However, broker non-votes will have no effect on any other proposal to be considered at the Watson Wyatt special meeting.

“Broker non-votes” occur when a person holding shares of Watson Wyatt Class A common stock through a bank or brokerage account does not provide instructions as to how such shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter.

	Towers Perrin	Watson Wyatt

“Household” Delivery of Proxy Materials	Not applicable.	To reduce the expenses of delivering duplicate proxy materials to Watson Wyatt stockholders, Watson Wyatt is relying upon SEC rules that permit Watson Wyatt to deliver only one joint proxy statement/prospectus to multiple stockholders who share an address unless Watson Wyatt receives contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one copy of this document, you may write or call Watson Wyatt as specified below to request a separate copy of this document and Watson Wyatt will promptly send it to you at no cost to you: Secretary, Watson Wyatt, 901 N. Glebe Road, Arlington, Virginia 22203, or by telephone at 703-258-8000.

Auditors	KPMG LLP serves as Towers Perrin’s independent public accountants.	Deloitte & Touche LLP serves as Watson Wyatt’s independent auditor. Representatives of Deloitte & Touche LLP plan to attend the Watson Wyatt special meeting and will be available to answer appropriate questions. Its representatives will also have an opportunity to make a statement at the Watson Wyatt special meeting if they so desire, although it is not expected that any statement will be made.

TOWERS PERRIN PROPOSAL NO. 1 AND WATSON WYATT PROPOSAL NO. 1:

THE MERGER AGREEMENT

General

On June 26, 2009, Towers Perrin and Watson Wyatt agreed to combine in a “merger of equals”. Pursuant to the merger agreement, Towers Perrin and Watson Wyatt will each become a wholly owned subsidiary of Towers Watson. Immediately following the effective time, Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, will each be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding.

While we believe that the description in this section covers the material terms of the merger agreement and the transactions contemplated by the merger agreement, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger, including the merger agreement which is attached to this document as Annex A. In addition, we encourage you to read the business and financial information of Towers Perrin and Watson Wyatt provided elsewhere in this document and incorporated by reference into this document in the case of Watson Wyatt. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled “Additional Information — Where You Can Find Additional Information” beginning on page 251.

Background of the Merger

The boards of directors of Towers Perrin and Watson Wyatt continually review their respective company’s results of operations and competitive positions in the industries in which they operate, as well as their strategic alternatives. In connection with these reviews, each of Towers Perrin and Watson Wyatt from time to time has evaluated potential transactions, including acquisitions and business combinations, and in the case of Towers Perrin, an initial public offering, that would further its strategic objectives.

As part of this continual review, beginning in 2004, Towers Perrin began to refine its long-term strategic goals, which had focused on organic growth from current and new businesses and inorganic growth through additional and potentially larger acquisitions. Towers Perrin’s management and board of directors began to explore the feasibility of conducting an initial public offering of Towers Perrin’s common stock because it became clear that having a “currency” in the form of a publicly traded stock was the preferred method to achieving Towers Perrin’s long-term strategy of gaining scale and allowing Towers Perrin to be more opportunistic in, for example, considering acquisition candidates. In connection with exploring an initial public offering, Towers Perrin engaged Goldman Sachs and Milbank to provide financial and legal advisory services, respectively. The process whereby the Towers Perrin board of directors evaluated, considered and prepared for an initial public offering continued until mid-2009.

As part of Watson Wyatt’s ongoing strategy for strengthening its presence worldwide, Watson Wyatt has completed a number of both substantial and smaller acquisitions since its initial public offering in 2000, resulting in new or expanded operations in the United States and abroad. More significant acquisitions in recent years included the 2005 acquisition of Watson Wyatt LLP in the United Kingdom, the 2007 acquisition of Watson Wyatt Brans & Co. in the Netherlands, and the 2007 acquisition of Dr. Dr. Heissmann GmbH in Germany. During the course of these acquisitions, Watson Wyatt’s senior management and board of directors considered strategies to strengthen the firm’s position in geographic regions and lines of business where they believed the company would benefit from an increased presence, and to improve the competitiveness of its existing business. In late 2007 and early 2008, Watson Wyatt’s President, Chief Executive Officer and Chairman of the Board, Mr. John J. Haley, had more detailed discussions regarding possible business combinations with members of senior management and engaged in preliminary conversations with Watson Wyatt’s financial advisor to consider a possible strategy for assessing potential candidates for a business combination.

At a meeting of Watson Wyatt’s board of directors on February 8, 2008, Mr. Haley led a discussion of the competitive landscape and possible transactions in which Watson Wyatt would merge with one or more firms with complementary talent resources, marketplace leadership, practice strengths, geographic presence and corporate values, and with potential for operational efficiencies in connection with a business combination. The discussion also focused on possible combinations that could emerge in the industry among various of Watson Wyatt’s key competitors. As part of these discussions with the board, Watson Wyatt considered potential business combinations with four of its key competitors, in order to explore the possibility of a transformative transaction that could enhance Watson Wyatt stockholders’ returns over the long term by better positioning the company to address the next generation of human capital and insurance/financial services business challenges. As a threshold matter, Mr. Haley and the Watson Wyatt board of directors limited their review of Watson Wyatt merger candidate firms to firms with a similar strategic focus and reputation, as well as similar corporate cultures which emphasize the importance of integrity, quality of service and favorable employee relations.

In early April 2008, the Watson Wyatt board of directors authorized Mr. Haley to continue to explore whether certain of these candidates (including Towers Perrin) would have an interest in a potential combination with Watson Wyatt, and to engage in preliminary discussions with such candidates. After further discussions with members of senior management and Watson Wyatt’s financial advisor, Mr. Haley called Mr. Mark V. Mactas, President, Chief Executive Officer and Chairman of the Board of Towers Perrin, to consider whether an in-person meeting to discuss a possible transaction might be fruitful. Mr. Haley emphasized to Mr. Mactas that any such meeting would be preliminary in nature and would not represent a decision to pursue a transaction. Mr. Mactas informed Mr. Haley that he would consider the matter. After Mr. Haley’s initial inquiries and review with respect to these candidates, Watson Wyatt’s senior management and board of directors decided that further discussions with Towers Perrin were warranted. Later in April 2008, Mr. Haley met with Mr. Mactas in New York City to discuss the possibility of a business combination.

On April 30, 2008, at a regularly scheduled meeting, the Towers Perrin board of directors reviewed the company’s progress with respect to the planned initial public offering. At this time, Mr. Mactas informed the Towers Perrin board of directors about his recent conversations with Mr. Haley regarding a possible strategic transaction with Watson Wyatt. The Towers Perrin board of directors considered the matter and instructed Mr. Mactas to keep the Towers Perrin board of directors apprised of any developments.

In mid-May, Messrs. Haley and Mactas met again and Mr. Haley expressed Watson Wyatt’s view of the potential benefits of a merger between Towers Perrin and Watson Wyatt, the high level growth strategy for Watson Wyatt and some broad outlines about how a combination could be structured. Mr. Mactas advised Mr. Haley that he believed it would be worthwhile to explore further the possibility of a business combination transaction between Towers Perrin and Watson Wyatt.

Over the course of the next several months, continuing through the beginning of the 2009 calendar year, various representatives of Towers Perrin and Watson Wyatt senior management had numerous calls and meetings to discuss the potential strategic and cultural alignment between the two firms. Through December 2008, discussions focused in large part on governance and the companies’ relative valuations. In the latter stages of this dialogue, the parties preliminarily agreed to explore a “merger of equals”, in light of the companies’ similar levels of revenue and headcount, as well as their comparable businesses and reputations, pursuant to which (1) the current Towers Perrin shareholders and certain designated employees, on the one hand, and the current Watson Wyatt security holders, on the other hand, would each receive, in the aggregate, consideration comprised of 50% of the equity in the combined entity, (2) the board of directors of the combined company would include an equal number of directors designated by each party, (3) Mr. Haley would serve as the Chairman of the Board and Chief Executive Officer of the combined entity and Mr. Mactas would serve as the Deputy Chairman of the Board, President and Chief Operating Officer, and (4) the brand name would include elements drawn from the names of both companies. In addition, the parties preliminarily discussed the concepts behind, and the need for provisions in a merger agreement relating to, the Class R Eligible Participants, which would provide an incentive for certain Towers Perrin shareholders to commit to terminate their employment with Towers Perrin and which, by reducing the number of shares that would otherwise be outstanding post-closing, would also have an anti-dilutive effect on the combined company’s stockholders. As a private company, Towers Perrin’s bylaws provide that shares of its common stock may only be held by current employees. Upon termination of employment, shares are automatically redeemed by Towers Perrin for a per share amount equal to the total shareholder investment on the preceding December 31st, as reflected in Towers Perrin’s audited financial statements, less the liquidation value of preferred shares then outstanding (and subject to pension related adjustments), divided by the number of shares of common stock (net of treasury shares) then outstanding. Because Towers Perrin had announced to its shareholders in 2005 that it was contemplating an initial public offering, Towers Perrin believed that a number of its employee shareholders who were eligible for retirement had delayed retiring in hopes of selling their shares in or following the initial public offering at a higher price than they would receive if they retired while the company remained private. As such, the parties recognized that it was important to provide an incentive for these Towers Perrin shareholders to retire at closing, which was expected to result in operating cost savings for the combined company. In order to provide this incentive, the parties agreed to offer eligible Towers Perrin shareholders the opportunity to exchange their Towers Perrin shares for cash, one-year promissory notes and shares of Towers Watson common stock that become freely tradable one year after the effective time. As discussed below, eligible Towers Perrin shareholders who do not elect to retire would instead exchange their Towers Perrin shares for shares of Towers Watson common stock that would become freely tradable over a four-year period.

The parties also discussed implementing lock-up restrictions for shares issued to Towers Perrin shareholders. These restrictions were intended to provide for an orderly distribution of Towers Watson shares into the public market. To achieve this objective, the parties agreed that Towers Perrin shareholders who did not elect to retire at closing would exchange their Towers Perrin shares in the merger for Towers Watson Class B common stock, which would not be freely tradable. Instead, the Towers Watson Class B common stock would convert into freely tradable Towers Watson Class A common stock over a four-year period, with 25% of the Class B common stock converting into Class A common stock on each of the first four anniversaries of the effective time. A similar “staged lock-up” had been successfully implemented in connection with Watson Wyatt’s initial public offering, and other significant business combination transactions involving Watson Wyatt.

In addition, Towers Perrin wanted to provide equity incentives to Towers Perrin employees who did not hold meaningful or any amounts of Towers Perrin stock to remain with the combined company after the merger. Therefore, Towers Perrin proposed allocating to such Towers Perrin employees 5% of Towers Watson’s equity, which would otherwise have been part of the merger consideration issuable to Towers Perrin shareholders. Ultimately, the parties agreed that (1) Towers Perrin would grant restricted stock units to a broad-based group of employees selected by Towers Perrin and that these restricted stock units would be exchanged in the merger for an aggregate amount equal to 5% of the combined company’s voting equity (in the form of shares of Towers Watson restricted Class A common stock) outstanding at the effective time, (2) in order to encourage these Towers Perrin employees to remain Towers Watson employees, the shares of Towers Watson restricted Class A common stock would vest over three years and would be forfeited if the employee was terminated for cause or resigned, and (3) because this Class A common stock otherwise would have been distributed pro rata to the Towers Perrin shareholders in the merger, the Towers Perrin shareholders would receive any shares of Towers Watson restricted Class A common stock forfeited by Towers Watson employees.

On August 19, 2008, at a special meeting of the Towers Perrin board of directors held in connection with the planned initial public offering, Towers Perrin management provided an update on the preliminary discussions with Watson Wyatt.

During the fall of 2008 and continuing until the signing of the merger agreement on June 26, 2009, each of Mr. Haley and Mr. Mactas had frequent discussions with each other and their respective board of directors and certain members of each company’s senior management to provide them with updates and solicit their views on strategic, financial and legal issues in connection with exploring the potential transaction.

On September 12, 2008, the Watson Wyatt board of directors held a regularly scheduled meeting. Mr. Haley provided a general status update on the discussions with Towers Perrin, including the favorable impressions of Watson Wyatt’s senior management following meetings with Towers Perrin’s senior management earlier that week. The Watson Wyatt board of directors formed a special committee with Ms. Linda D. Rabbitt serving as chair, and initially also comprised of Mr. John C. Wright and Mr. Gilbert T. Ray, but subsequently expanded in February 2009 to include all of Watson Wyatt’s independent directors, to evaluate the terms of a potential business combination with Towers Perrin, determine whether any possible transaction is fair to, and in the best interests of, Watson Wyatt and its stockholders and recommend to the full board what action, if any, should be taken with respect to any such transaction (we refer to this committee as the “Watson Wyatt Special Committee”).

On September 23, 2008, at a regularly scheduled meeting of the Towers Perrin board of directors, Towers Perrin management and the Towers Perrin board of directors reviewed, assessed and reaffirmed the firm’s strategy including the decision to pursue an initial public offering of Towers Perrin’s common stock. Management provided the Towers Perrin board of directors with a detailed review of the status of the planned initial public offering. Management also provided an update to the Towers Perrin board of directors on the status of the discussions and an analysis of the potential opportunity to merge with Watson Wyatt. The Towers Perrin board of directors posed numerous questions about a potential transaction with Watson Wyatt particularly in light of Towers Perrin’s plans for an initial public offering. The Towers Perrin board of directors discussed with management the need to ensure that certain fundamental matters were addressed prior to continuing discussions with Watson Wyatt. These matters related to governance, relative valuations of the parties and brand name.

On October 7, 2008, the Watson Wyatt Special Committee met with Mr. Haley and certain other members of senior management. Representatives of BofA Merrill Lynch, which was engaged as Watson Wyatt’s financial advisor for the potential transaction with Towers Perrin effective as of October 7, 2008, and Gibson, Dunn & Crutcher LLP (or “Gibson Dunn”), Watson Wyatt’s outside legal advisor for the transaction, also attended. The committee discussed the preliminary significant transaction terms, anticipated transaction process and timing, and reviewed financial matters related to the potential transaction with senior management and BofA Merrill Lynch.

On November 11 and 12, 2008, at a regularly scheduled meeting, Towers Perrin management briefed the Towers Perrin board of directors on the discussions with Watson Wyatt. Management also provided the Towers Perrin board of directors with a detailed report on the progress for readying Towers Perrin for an initial public offering. After consideration and discussion, the Towers Perrin board of directors directed management to provide further analysis of the alternatives. After further discussion the Towers Perrin board of directors reaffirmed its support for pursuing an initial public offering at this time. Drinker Biddle & Reath LLP, Towers Perrin’s Pennsylvania counsel, discussed with the Towers Perrin board of directors the legal standards applicable to the Towers Perrin board of directors’ decisions and actions in these contexts, in particular, the fact that when discharging its duties, the Towers Perrin board of directors may, in considering the best interests of the corporation, consider, among other things and to the extent deemed appropriate, the effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, clients and creditors of the corporation.

On November 13, 2008, Towers Perrin formally engaged Goldman Sachs to act as Towers Perrin’s exclusive financial advisor to assist in the evaluation of the potential transaction with Watson Wyatt.

On November 14, 2008, Watson Wyatt’s board of directors held a meeting, with certain members of senior management in attendance. Mr. Haley presented an overview of the rationale behind the proposed transaction with Towers Perrin, including the opportunity for each firm to expand its global presence, strengthen organizational capabilities and offer clients enhanced products and services, by combining with an enterprise that has complementary talent resources, practice strengths and geographic presence.

Also on November 14, 2008, Towers Perrin and Watson Wyatt entered into a mutual confidentiality agreement whereby the parties agreed, among other things, that any information received by either party in evaluating any proposed transaction would be kept confidential. Discussions of the potential transaction prior to this time had primarily been on a conceptual level and based on publicly available information. Notwithstanding the foregoing, diligence remained somewhat limited, in part to exclude information that might be deemed competitively sensitive. The mutual confidentiality agreement also restricted both parties from soliciting or encouraging any other merger, business combination or similar transactions while the parties were discussing a possible merger. These “no-shop” restrictions would expire on March 14, 2009, or such earlier date as the parties mutually agreed to discontinue their discussions. These limitations did not restrict Towers Perrin’s ability to pursue an initial public offering as an alternative to merging with Watson Wyatt.

On November 18, 2008, the parties met in Washington, D.C. Representatives of Watson Wyatt, BofA Merrill Lynch, Towers Perrin and Goldman Sachs attended. During the meeting, the parties exchanged financial information related to general business results and discussed generally the parameters of future negotiations, potential due diligence and documentation.

On December 6, 2008, the Watson Wyatt Special Committee held a meeting with Mr. Haley, which was also attended by certain other members of senior management and representatives of BofA Merrill Lynch. At this meeting, members of senior management reported to, and answered questions from, the Watson Wyatt Special Committee on the progress of the negotiations since Watson Wyatt’s November 14th board meeting.

Over the course of the next several weeks, representatives of Towers Perrin and Watson Wyatt had several meetings and conference calls to continue to discuss various matters including the mechanics relating to the merger consideration to be received by Towers Perrin security holders.

On December 15, 2008, at a special meeting, the Towers Perrin board of directors received an update from management on the proposed transaction with Watson Wyatt, including management’s views on the strategic rationale for the proposed transaction and the key operational and financial considerations of any proposed transaction. Goldman Sachs then made a presentation to the Towers Perrin board of directors that provided, based on the various factors and assumptions therein and preliminary pro forma combined financial information provided by Towers Perrin management, a financial analysis of the proposed merger with Watson Wyatt. The Towers Perrin board of directors debated the benefits and risks associated with the proposed transaction with Watson Wyatt as compared to the other strategic alternatives, and informed management of related matters that required additional clarity.

On January 21, 2009, Watson Wyatt sent an initial merger agreement draft to Towers Perrin as a starting point for further discussions.

On January 22, 2009, the parties held a meeting in New York City, which was attended by certain members of senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn. The parties discussed various timing aspects and due diligence matters relating to the proposed merger, as well as Towers Perrin’s preliminary views on the draft merger agreement. From January until the signing of the merger agreement, representatives of Watson Wyatt and Towers Perrin and their respective legal and financial advisors conducted legal, financial, tax and operational due diligence of the other company, engaging in numerous telephonic and in-person conferences.

During January and February 2009, the parties and their respective legal advisors met several times to continue to discuss various matters, including corporate governance, due diligence matters and brand name, and to begin negotiating the initial merger agreement draft. Topics discussed included, without limitation, (1) the transaction’s structure, (2) the mechanics and vesting, forfeiture, transfer and reallocation provisions applicable to the various classes of Towers Watson common stock to be received by Towers Perrin security holders in the merger, (3) provisions applicable to the conversion of Watson Wyatt securities to be exchanged in the merger, (4) the expected efforts of the parties to obtain requisite regulatory approvals, (5) the ability of and conditions required in order for each board of directors to make an Adverse Recommendation Change (this term is defined below in the section entitled “The Merger Agreement — Covenants and Other Agreements — Non-Solicitation”), and (6) the continuation of certain retirement benefit plans. During this time period, Towers Perrin proposed a transaction structure in which a new holding company would become the parent company of the two parties at closing. Shortly after this proposal was made, the parties agreed to implement this transaction structure.

On January 31, 2009, Mr. Haley provided a progress report by telephone conference to the Watson Wyatt Special Committee.

During January and February 2009, Mr. Haley and Mr. Mactas discussed the potential need to engage a consulting firm to assist with the integration planning process in the event the parties reached a definitive agreement. After evaluating various consultants, Towers Perrin and Watson Wyatt entered into a confidentiality and non-disclosure agreement with Monitor Company Group Limited Partnership, a consulting firm, effective as of February 12, 2009.

On February 9, 2009, senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn met in Washington, D.C. to discuss certain due diligence items as well as various terms of the merger agreement.

On February 11-13, 2009, the Watson Wyatt board of directors held a regularly scheduled meeting at which certain members of senior management briefed the Watson Wyatt board of directors on the status of the negotiations. The Watson Wyatt Special Committee met in an executive session (without management representatives present) to review financial matters relating to the potential merger with representatives of BofA Merrill Lynch, and to review the fiduciary duties of the Watson Wyatt board of directors and other legal considerations with Gibson Dunn in connection with the proposed transaction with Towers Perrin. Thereafter, certain members of senior management gave presentations to the Watson Wyatt Special Committee on the proposed terms of the merger with Towers Perrin.

On February 13, 2009, Mr. Mactas met with the Watson Wyatt board of directors to discuss his views about the proposed combination and to answer any questions that the Watson Wyatt board of directors had concerning Towers Perrin and the proposed merger.

On February 14, 2009, Towers Perrin delivered a revised draft of the merger agreement to Watson Wyatt to reflect several counterproposals to certain terms of the merger agreement that had been offered and discussed during the course of the meetings during the previous weeks. Of note, the counterproposals included, without limitation, (1) a transaction structure in which the Holding Company is formed and wholly owned subsidiaries of the Holding Company merge with and into Towers Perrin and Watson Wyatt, (2) changes to the merger consideration to be received by Towers Perrin security holders, (3) changes to the covenant regarding requisite regulatory approvals requiring that each party use its reasonable best efforts to obtain such approvals, including selling assets if necessary, and (4) changes to the circumstances under which the Towers Perrin board of directors may make an Adverse Recommendation Change.

On February 19 and 20, 2009, at its regularly scheduled meeting, the Towers Perrin board of directors received an update from management, Goldman Sachs and Milbank regarding the ongoing negotiations with Watson Wyatt. Management reviewed the strategic rationale for the potential merger, the risks and benefits as compared to the initial public offering and the proposed terms of a transaction with Watson Wyatt. Goldman Sachs updated the Towers Perrin board of directors on the state of the capital markets and the proposed merger with Watson Wyatt. The Towers Perrin board of directors acknowledged the strategic benefits of the complementary nature of the Towers Perrin and Watson Wyatt businesses. The Towers Perrin board of directors fully discussed the matters of governance, relative valuations, the challenges of “culture” and integration associated with the proposed transaction with Watson Wyatt, as well as the benefits and risks associated with each of the proposed transaction with Watson Wyatt and the proposed initial public offering. The Towers Perrin board of directors instructed management to keep the Towers Perrin board of directors apprised of the progress of the negotiations with Watson Wyatt.

On February 26, 2009, certain members of senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn met in New York City to discuss certain due diligence items as well as various terms of the merger agreement draft circulated by Towers Perrin on February 14, 2009.

In March 2009, Watson Wyatt engaged Ernst & Young LLP to assist in the financial due diligence process. Watson Wyatt senior management and finance personnel met with Ernst & Young on a regular basis during the period from March through June 2009. During these meetings Watson Wyatt and Ernst & Young personnel discussed various aspects of financial and accounting due diligence, including the preparation of a work plan, status of each party’s diligence data rooms, interaction with Watson Wyatt’s audit committee and the review of diligence findings and required follow-up.

In March 2009, Towers Perrin engaged PricewaterhouseCoopers LLP (or “PwC”) to assist in the financial due diligence process. Towers Perrin senior management and finance personnel met with PwC on a regular basis through June 2009. During these meetings, Towers Perrin and PwC personnel discussed various aspects of financial and accounting due diligence, including the preparation of a work plan, status of each party’s diligence data rooms, and the review of diligence findings and required follow-up.

On March 10, 2009, Mr. Haley met with the Towers Perrin board of directors in New York City to discuss his views about the proposed combination and to answer any questions that the Towers Perrin board of directors had about Watson Wyatt and the proposed merger. Following Mr. Haley’s departure, the Towers Perrin board of directors formed a special due diligence committee to meet with management to review the due diligence process and findings.

On March 14, 2009, Mr. Haley briefed the Watson Wyatt Special Committee by telephone on the progress of the negotiations. The Watson Wyatt Special Committee discussed, among other matters related to the transaction, the future composition of the combined entity’s board of directors and the process for resolving matters related to board governance.

On March 16, 2009, Watson Wyatt sent to Towers Perrin a revised merger agreement to reflect several counterproposals to certain terms of the merger agreement that had been offered and discussed during the February 26th meeting in New York City. These counterproposals included among others, (1) further refinements to the transaction structure and vesting, forfeiture, transfer and reallocation provisions applicable to the various classes of Towers Watson common stock to be received by Towers Perrin security holders in the merger, (2) changes to covenants and conditions relating to obtaining requisite regulatory approval of the transaction and (3) changes to non-solicitation and stockholder meeting covenants.

On March 30, 2009, Gibson Dunn delivered to Towers Perrin and Milbank initial drafts of ancillary transaction documents, including a draft indenture governing the Towers Watson Notes to be issued to those eligible Towers Perrin shareholders who elect to receive merger consideration in the form of cash and Towers Watson Notes (the Class R Participants), as well as a form of voting agreement to be entered into by directors and executive officers of each company. The parties and their legal advisors exchanged comments on, and drafts of, these agreements during the ensuing weeks.

On March 31, 2009, Watson Wyatt, Towers Perrin, Gibson Dunn and Milbank entered into a common interest and joint defense agreement in connection with the proposed transaction to establish the process of exchanging confidential business, financial, technical and other information that is protected by the attorney-client privilege or the attorney work product doctrine. In order to address potential antitrust concerns arising from the fact that Towers Perrin and Watson Wyatt are competitors, the firms agreed that each party would only share certain competitively sensitive information with specified outside advisors of the other party, and not with the other party itself. Up until this point, the due diligence materials exchanged between the parties excluded information that might be deemed competitively sensitive.

On April 3, 2009, certain members of Watson Wyatt and Towers Perrin senior management met with Monitor Group personnel in New York City to establish an integration planning committee to explore integration logistics and potential revenue and cost synergies of a transaction. At that meeting, the parties discussed the role of the integration committee and agreed to a series of additional meetings. Between April 3, 2009 and June 16, 2009, the integration committee met five additional times in Washington, D.C. and New York City. Among the committee’s highest priorities was to assist the parties in evaluating potential synergies of a transaction. The committee also discussed the architecture and process for integration planning activities and communication plans for the announcement of the proposed transaction, all of which were subject to execution of final documentation.

On April 7, 2009, certain senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn held meetings to review the status of due diligence with respect to each company and to negotiate various terms of the merger agreement and related matters, including, without limitation, (1) the representations and warranties and covenants included in the draft merger agreement, (2) the methodology for calculating the Towers Perrin final exchange ratio, (3) the parties’ expected efforts to obtain all requisite regulatory approvals, (4) non-solicitation and stockholder meeting covenants and (5) the state of incorporation of Towers Watson.

On April 16, 2009, Milbank sent to Gibson Dunn and Watson Wyatt a revised merger agreement to reflect the earlier discussions between the parties.

Over the course of the next several weeks, several telephonic meetings were held in which (1) Milbank and Gibson Dunn discussed numerous legal issues relating to the merger agreement, including the merger consideration to be received by Towers Perrin security holders (including the proposed vesting, forfeiture, transfer and reallocation provisions applicable to the shares of Towers Watson common stock to be received by the Towers Perrin security holders in the merger) and (2) members of senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn discussed various timing aspects and due diligence matters relating to the proposed merger.

On May 20, 2009, members of senior management of Towers Perrin and Watson Wyatt and representatives from each of Goldman Sachs and BofA Merrill Lynch met in Washington, D.C. At that meeting, Towers Perrin and Watson Wyatt each made presentations concerning their respective businesses, including, among other items, discussions about their business segments, corporate and management structures, and financial performance.

On May 27, 2009, following continued negotiations between the parties during the preceding weeks, Gibson Dunn sent to Milbank and Towers Perrin a revised merger agreement to reflect several counterproposals to certain terms of the merger agreement. The counterproposals included, without limitation, (1) changes to certain covenants that would be in effect between signing and closing, closing conditions and termination rights and (2) provisions applicable to the conversion of Watson Wyatt securities to be exchanged in the merger.

On May 28, 2009, at a regularly scheduled meeting, Towers Perrin’s management updated the Towers Perrin board of directors on numerous matters relating to the proposed merger, including, without limitation, the ongoing discussions regarding corporate governance and leadership of the combined entity, the status of the due diligence work including tax and financial due diligence, the merger agreement negotiations, related regulatory matters, the potential impact of the proposed merger upon Towers Perrin’s professional liability insurance provided by PCIC, and the engagement of Monitor Group to coordinate the integration planning activities.

On June 6, 2009, certain members of senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn held a telephonic meeting to negotiate various terms of the merger agreement and related matters, including, among others, (1) the changes proposed in the May 27th draft of the merger agreement, (2) restrictions, if any, on Towers Perrin’s preparations for an initial public offering,

(3) continuing discussions on the state of incorporation for Towers Watson, (4) the closing condition with respect to professional liability claims and (5) the continuation of certain employee benefits after closing.

On June 10, 2009, Milbank sent to Gibson Dunn and Watson Wyatt a revised merger agreement to reflect the previous discussions. The proposed revisions related primarily to issues discussed on the June 6, 2009 conference call.

Also on June 10, 2009, senior management of Towers Perrin and Watson Wyatt and representatives from each of Goldman Sachs and BofA Merrill Lynch met in New York City. At that meeting, Towers Perrin and Watson Wyatt each made updated presentations concerning their respective businesses, including, among other items, discussions about their business segments, corporate and management structures, and financial performance.

Also on June 10, 2009, representatives of Towers Perrin management, Milbank and the special due diligence committee of the Towers Perrin board of directors held a telephonic meeting to review the due diligence process and the preliminary legal and business due diligence findings. The special due diligence committee had a follow-up telephonic meeting with Towers Perrin’s management and Milbank on June 21, 2009 principally to review the results of the financial due diligence.

On June 11 and 12, 2009, Watson Wyatt’s board of directors received a comprehensive briefing on the proposed transaction at a regularly scheduled meeting. Mr. Haley led a review and discussion of the strategic rationale for the transaction, including the companies’ complementary geographic reach and lines of business and Watson Wyatt’s position in the overall competitive landscape. For more information regarding the rationale for the transaction, please see the section entitled “Recommendation of Watson Wyatt’s Board of Directors and Reasons for the Merger.” He also gave a presentation about Towers Perrin’s reinsurance intermediary business. At these meetings, representatives of BofA Merrill Lynch reviewed with the Watson Wyatt board of directors certain financial matters, and certain members of senior management reviewed with the Watson Wyatt board of directors non-financial due diligence, the potential impact of the proposed transaction on Watson Wyatt’s current professional liability insurance provided by PCIC, the regulatory process and a potential timetable for completion of the proposed merger. Representatives of Monitor Group were also present for a discussion of potential synergies. In addition, certain members of senior management and representatives of Gibson Dunn reviewed the key terms of the merger agreement and related transaction documents, including, but not limited to, (1) the merger consideration to be received by Watson Wyatt security holders, (2) the merger consideration to be received by Towers Perrin security holders (including the proposed vesting, forfeiture, transfer and reallocation provisions applicable to the shares of Towers Watson common stock to be received by the Towers Perrin security holders in the merger), (3) the representations and warranties to be made by each party, (4) the covenants to be performed by each party (including the non-solicitation covenant and related “fiduciary out” provision and the ability to terminate the merger agreement under certain circumstances), (5) the conditions that must be fulfilled for the proposed merger to be consummated and (6) the proposed termination fee of $75 million or expense reimbursement of up to $10 million, and the circumstances under which each party would be required to pay the other such termination fee or expenses. The Watson Wyatt board of directors then discussed the foregoing.

On June 15, 2009, the Towers Perrin board of directors held a special meeting for the purpose of reviewing and considering, among other things, the principal terms of the draft merger agreement, the due diligence process and findings and an updated financial analysis of the proposed merger. Milbank reviewed with the Towers Perrin board of directors the legal standards applicable to the Towers Perrin board of directors’ consideration of and decisions and actions with respect to the proposed business combination transaction with Watson Wyatt. Towers Perrin management and Goldman Sachs then provided a financial update on the proposed merger. Milbank, together with Towers Perrin management, then provided an update as to the status of negotiations with Watson Wyatt and reviewed the key provisions of the merger agreement draft, including, but not limited to, (1) the merger consideration to be received (including the proposed vesting, forfeiture, transfer and reallocation provisions applicable to the shares of Towers Watson common stock to be received by the

Towers Perrin security holders in the merger), (2) the representations and warranties to be made by each party, (3) the covenants to be performed by each party (including the non-solicitation covenant and related “fiduciary out” provision and the ability to terminate the merger agreement after receipt of an Acquisition Proposal under certain circumstances) and (4) the conditions that must be fulfilled for the proposed merger to be consummated. Milbank also informed the Towers Perrin board of directors about the proposed termination fee of $75 million or expense reimbursement of up to $10 million, and the circumstances under which each party would be required to pay the other such termination fee or expenses. Towers Perrin management then reviewed the due diligence process and related findings previously discussed with the committee of the board of directors formed to monitor the due diligence process. Towers Perrin management also reviewed the potential impact of the proposed transaction on Towers Perrin’s current professional liability insurance provided by PCIC. The Towers Perrin board of directors then considered and discussed at length all topics, including the due diligence results as well as the merger agreement and the factors described under “Recommendation of Towers Perrin’s Board of Directors and Reasons for the Merger” in connection with the proposed merger.

On June 17, 2009 the Towers Perrin board of directors held a board conference call for the purposes of discussing merger related matters and having a further discussion of the proposed combination.

On June 20, 2009, the Watson Wyatt Special Committee held a meeting with Mr. Haley and other members of senior management, which was also attended by a representative of Gibson Dunn. Members of senior management updated the committee on legal and financial due diligence, and the status of negotiations on the merger agreement.

From June 19 through June 26, 2009, certain members of senior management of Towers Perrin and Watson Wyatt and representatives of each of Milbank and Gibson Dunn held several telephonic meetings to continue to negotiate the merger agreement, during which time several revised drafts of the merger agreement were distributed between the respective parties. During this time, the parties agreed to certain proposals including, among others, (1) a covenant restricting Towers Perrin’s ability through the date of the Towers Perrin special meeting to, among other things, prepare or file with the SEC a registration statement on Form S-1 for shares of Towers Perrin common stock to be issued in an initial public offering, (2) a reduction in the proposed termination fee to $65 million, (3) further refinements to the methodology for calculating the Towers Perrin final exchange ratio and the mechanics and vesting, forfeiture, transfer and reallocation provisions applicable to the various classes of Towers Watson common stock to be received by Towers Perrin security holders in the merger, (4) incorporating Towers Watson in Delaware, (5) clarifying the covenants regarding requisite regulatory approvals and (6) provisions relating to tax issues.

The voting agreement between each party and directors and executive officers of the other party was finalized on June 24, 2009.

On June 25, 2009, the Towers Perrin board of directors held a special meeting for the purpose of reviewing, considering and approving the proposed merger with Watson Wyatt. The Towers Perrin board of directors was reminded of its fiduciary duties as reviewed in detail at its June 15th special meeting. Towers Perrin management then provided a review of the due diligence process and presented management’s updated summary of the material findings and conclusions. Milbank then provided an update on the status of negotiations with Watson Wyatt, highlighting the key provisions of the merger agreement draft that had been resolved since the Towers Perrin board of directors last met on June 15th. Following Milbank’s update, Goldman Sachs provided the Towers Perrin board of directors with a market update in the context of the proposed merger and discussed with them the assumptions, limitations and factors that would be included in any Goldman Sachs fairness opinion on the transaction. The Towers Perrin board of directors then considered and discussed at length the due diligence findings as well as the proposed merger and the factors described under “Recommendation of Towers Perrin’s Board of Directors and Reasons for the Merger” in connection with the proposed merger with Watson Wyatt. PwC was also present to answer any questions regarding financial due diligence that the Towers Perrin board of directors had. The Towers Perrin board then adjourned the special meeting until June 26, 2009.

On June 26, 2009, Gibson Dunn circulated a revised merger agreement to reflect the issues resolved over the prior days.

Also on June 26, 2009, at 5:00 p.m., New York City time, Watson Wyatt’s board of directors met to consider the proposed transaction. First, the Watson Wyatt Special Committee convened with certain members of senior management and representatives of Gibson Dunn and BofA Merrill Lynch. Senior management reviewed the final revisions to the merger agreement and related transaction documents and reported that there were no material additions to the legal due diligence report of June 12, 2009. Senior management also provided the directors with a report on final financial and tax considerations and conclusions arising from the financial due diligence process. Representatives of BofA Merrill Lynch reviewed with the full Watson Wyatt board of directors BofA Merrill Lynch’s financial analysis of the “Watson Wyatt final exchange ratio” and delivered to the Watson Wyatt board of directors an oral opinion, which was later confirmed by delivery of a written opinion dated June 26, 2009, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the “Watson Wyatt final exchange ratio” provided for in the merger was fair, from a financial point of view, to the holders of Watson Wyatt common stock. Finally, senior management reviewed a draft press release announcing the transaction. Upon completion of these presentations and subsequent discussion, the Watson Wyatt Special Committee adopted resolutions recommending that the full Watson Wyatt board of directors approve the merger agreement and the transactions contemplated thereby. The full Watson Wyatt board of directors then convened, considered the Watson Wyatt Special Committee’s recommendations and adopted resolutions unanimously approving the merger agreement and the transactions contemplated thereby.

Later that same day, at 5:15 p.m., New York City time, the Towers Perrin board of directors reconvened its previously adjourned special meeting to deliberate and review the final changes to the merger agreement and related documents. Milbank reviewed the final resolution of the remaining open issues in the merger agreement. Goldman Sachs orally delivered Goldman Sachs’ opinion, which was subsequently confirmed in writing, that as of June 26, 2009, and based upon and subject to the factors and assumptions set forth in their opinion, the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement was fair, from a financial point of view, to Towers Perrin shareholders. Following review and discussion among the members of the Towers Perrin board of directors (which included consideration of the factors described under “Recommendation of Towers Perrin’s Board of Directors and Reasons for the Merger”), the Towers Perrin board of directors unanimously determined that the merger agreement was in the best interests of Towers Perrin, its shareholders and other constituencies and declared it advisable to enter into the merger agreement.

As noted above, Towers Perrin’s management and board of directors continued to consider and prepare for an initial public offering while also engaging in merger agreement negotiations with Watson Wyatt. Towers Perrin did not abandon this alternative until the merger agreement was executed. In declaring it advisable to enter into the merger agreement, the Towers Perrin board of directors determined that the merger with Watson Wyatt was the preferred transaction over an initial public offering because, among other things, of the belief that (1) given the shared values and strategic alignment of Towers Perrin and Watson Wyatt, Towers Perrin had a unique opportunity to accelerate the pursuit of its strategic objectives due to the increased size, scale, depth of talent and geographic coverage of the combined company that would in turn provide Towers Perrin with greater organic and inorganic growth opportunities, (2) those potentially greater growth opportunities would enhance its ability to serve the current and future needs of its clients, (3) such potentially greater growth opportunities would lead in turn to an even greater ability to recruit top talent and provide more career opportunities for Towers Perrin’s employees, (4) obtaining a “currency” in the form of publicly traded stock would be achieved more quickly by means of the merger, (5) the merger represented a unique strategic opportunity to combine two strong companies that would create one of the world’s leading professional services firms, well positioned for sustained growth and profitability across its geographies and business segments, (6) Towers Perrin’s shareholders would have an opportunity to become stockholders of a company with greater financial and market strength than Towers Perrin could achieve on its own, and (7) the combined company would be able to provide a broader and deeper range of global services to the firm’s clients, thereby creating greater organic and inorganic growth opportunities.

Shortly thereafter, also on June 26, 2009, Towers Perrin and Watson Wyatt executed the merger agreement, and the voting agreements also were executed.

On June 28, 2009, Towers Perrin and Watson Wyatt issued a joint press release announcing the signing of the merger agreement.

On or about August 10, 2009, the parties became aware that the structure of the merger consideration could result in unintended tax consequences in certain foreign jurisdictions, and concluded that an amendment to the merger agreement would be necessary to address these issues. During the next several weeks the parties negotiated and agreed upon the changes that they desired to make to the merger agreement to address these issues, as well as additional clarifications. The parties also finalized the forms of Towers Watson’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and agreed that the forms of these documents would be approved as part of the amendment to the merger agreement.

On October 19, 2009, Towers Perrin, Watson Wyatt, the Holding Company, Watson Wyatt Merger Corp. and Towers Perrin Merger Corp. entered into an amendment to the Agreement and Plan of Merger (which we refer to as “Amendment No. 1”). In general, the terms of Amendment No. 1 provide for the following: (1) the issuance in the merger by the Holding Company of non-transferable shares of Class F stock to all Towers Perrin shareholders, which will represent only the contingent right to receive a pro rata portion of a number of shares of Towers Watson Class A common stock equal to the number of shares of Towers Watson restricted Class A common stock forfeited by former Towers Perrin employees; (2) additional flexibility for the parties to structure certain stock awards granted to Towers Perrin employees in particular jurisdictions to provide tax deferral; (3) the assumption and conversion of certain outstanding options to purchase shares of Watson Wyatt Class A common stock held by certain Watson Wyatt employees (which we refer to as the “Watson Wyatt options”) into fully-vested options to purchase Towers Watson Class A shares at the effective time of the merger on a one-for-one basis, at the same exercise price and on the same terms and conditions as the Watson Wyatt options; (4) certain adjustments to the Towers Perrin final exchange ratio applicable to the conversion of Towers Perrin common stock at the effective time, to account for the Watson Wyatt options converted in the merger; (5) the extension of the required retirement date for retiring Class R Participants from the effective time to 30 days thereafter; and (6) approval of the Towers Watson Amended and Restated Certificate of Incorporation and Bylaws that will go into effect at the effective time.

Recommendation of Towers Perrin’s Board of Directors and Reasons for the Merger

After considering the effects on all constituencies affected by the merger, including shareholders, employees, clients and creditors, the Towers Perrin board of directors determined that it is in the best interest of Towers Perrin, its shareholders and other constituencies, and declared it advisable, to enter into the merger agreement. Accordingly, the Towers Perrin board of directors unanimously approved the merger agreement and unanimously recommends that Towers Perrin shareholders vote “FOR” (1) the approval and adoption of the merger agreement, and (2) amending Article VI of Towers Perrin’s bylaws.

In reaching its decision to approve the merger agreement and to recommend the merger agreement to its shareholders, the Towers Perrin board of directors consulted with Towers Perrin’s management as well as its legal and financial advisors with respect to strategic, financial, operational, business, legal and regulatory considerations, including, but not limited to the following:

Opportunity to Participate in a Stronger Combined Company After the Merger

•	The cultural “fit” and shared values of the two companies.
•	The expectation that the merger represents a unique strategic opportunity to combine two strong companies that will create one of the world’s leading professional services firms, well positioned for sustained growth and profitability across its geographies and business segments, and in turn create value for its clients, employees and shareholders.
•	The structure of the transaction as a “merger of equals” in which Towers Perrin would have substantial participation in the management and governance of the combined company.
➢	The combined company would be led by a strong, experienced management team, including Mark V. Mactas, currently President, Chief Executive Officer and Chairman of the Board of Towers Perrin, and other senior Towers Perrin executives, assuring the continuity of the mission, vision and values that drove Towers Perrin as a stand-alone company.
➢	Towers Perrin designees will collectively constitute one-half of all directors on Towers Watson’s board of directors.
•	The opportunity for Towers Perrin’s shareholders to become stockholders of a company with greater financial and market strength than Towers Perrin on its own, in particular:
➢	The ability to leverage complementary human capital business lines across a larger customer base in diverse markets.
➢	The opportunity to strengthen the combined company’s presence in a greater number of domestic markets and globally.
➢	The combined company’s position as a more competitive organization in the human capital, risk management and financial management industries.
➢	The greater ability to execute future inorganic growth options.
➢	The ability to offer a greater range and depth of investment consulting services to Towers Perrin’s clients.

Financial Terms; Consideration Received; Continued Interest in the Combined Company

•	At the effective time, Towers Perrin security holders will be entitled to receive 50% of the shares of the voting common stock of the combined company, Towers Watson, then outstanding.
➢	In addition, subject to proration as described more fully in this document, Towers Perrin shareholders who are Class R Eligible Participants may elect (subject to committing to terminate their employment with Towers Perrin on or before the 30th day following the effective time (unless another time is agreed to by the Towers Watson Executive Committee) and entering into a confidentiality and non-solicitation agreement) to designate between 50% and 100% of their Towers Perrin shares to be converted into shares of Towers Watson Class R common stock, which will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount equally comprised of cash and Towers Watson Notes.
•	The market liquidity that will result from exchanging stock in a private company for publicly traded securities of Towers Watson.
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The merger agreement provides for consideration to be received by Towers Perrin shareholders based on an exchange ratio that will be calculated at the merger’s closing without regard to the prevailing market price for the shares of Watson Wyatt Class A common stock.

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Goldman Sachs, Towers Perrin’s financial advisor, made presentations to Towers Perrin’s board of directors concerning financial aspects of the merger and the initial public offering process, and delivered its oral opinion, later confirmed in writing, that as of the date of that opinion and based upon and subject to the factors and assumptions set forth in the opinion, the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement was fair from a financial point of view to the Towers Perrin shareholders.

Lock-Up of Towers Watson Common Stock

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The Towers Watson common stock received by Towers Perrin security holders at the effective time would be subject to, among other things, certain vesting, forfeiture, transfer and reallocation provisions, as applicable (and as described more fully in this document).

•	The Towers Perrin board of directors belief that all of these provisions and restrictions were:
➢	Necessary to prevent the possibility of an immediate and uncontrolled distribution of Towers Watson Class A common stock that would otherwise be issued immediately after completion of the merger, thereby reducing the possibility that the volume of shares distributed at the effective time will cause a substantial decline in the stock price of Towers Watson Class A common stock as compared with the pre-closing price of Watson Wyatt Class A common stock. Such a decline would adversely affect Towers Watson stockholders and could impair the ability of Towers Watson to use its stock for future acquisitions and other purposes.
➢	Not necessary to impose on the Towers Watson Class A common stock issued in the merger to the Watson Wyatt stockholders because their shares of Watson Wyatt Class A common stock were already freely transferable (except shares subject to restrictions on transfer imposed by the U.S. federal securities laws) and an orderly market in such freely tradable shares already exists.

Additional Considerations

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The short-term and long-term interests of Towers Perrin that may be best served by the continued independence of Towers Perrin. Those interests included, among others, Towers Perrin’s ability to conduct its operations without the influence of external constituencies, including public shareholders; its ability to continue to operate under an existing brand that is already known and respected; the ability of Towers Perrin management to execute an existing strategic business plan (including conducting an initial public offering); the additional flexibility Towers Perrin has as a private company to tailor compensation programs; and its ability to continue to expand existing client relationships without facing the integration risks associated with a transaction of the size and magnitude of the proposed merger with Watson Wyatt.

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As a result of an examination of Towers Perrin’s long-term strategic alternatives (during which the Towers Perrin board of directors considered other options available to Towers Perrin as an independent company including conducting an initial public offering of the shares of Towers Perrin’s common stock), the conclusion of the Towers Perrin board of directors that a “merger of equals” with Watson Wyatt represented a more feasible and desirable path for expanding the business, both geographically and by product areas, and accessing the public currency needed for future growth opportunities, over the other option available to Towers Perrin.

➢	Moreover, the conclusion of the Towers Perrin’s board of directors and management that, in order to further Towers Perrin’s long-term strategy as an independent company of gaining scale and acquiring new capabilities (and the difficulties in doing so as a private company), it was critical for Towers Perrin to have a “currency” in the form of a publicly traded stock so that the company would be able to respond quickly and effectively to any growth opportunities that may arise; Towers Perrin’s board of directors believes this objective can best be accomplished by the “merger of equals” with Watson Wyatt, which involves exchanging stock in Towers Perrin, a private company, for publicly traded securities of Towers Watson.
➢

The belief of the Towers Perrin board of directors that the merger represented a more desirable path than the initial public offering because, among other things, (1) given the shared values and strategic alignment of Towers Perrin and Watson Wyatt, Towers Perrin had a unique opportunity to accelerate the pursuit of its strategic objectives due to the increased size, scale, depth of talent and geographic coverage of the combined company that would in turn provide Towers Perrin with greater organic and inorganic growth opportunities, (2) those potentially greater growth opportunities would enhance its ability to serve the current and future needs of its clients, (3) such potentially greater growth opportunities would lead in turn to an even greater ability to recruit top talent and provide more career opportunities for Towers Perrin’s employees, (4) obtaining a “currency” in the form of publicly traded stock would be achieved more quickly by means of the merger, (5) the merger represented a unique strategic opportunity to combine two strong companies that would create one of the world’s leading professional services firms, well positioned for sustained growth and profitability across its geographies and business segments, (6) Towers Perrin’s shareholders would have an opportunity to become stockholders of a company with greater financial and market strength than Towers Perrin could achieve on its own, and (7) the combined company would be able to provide a broader and deeper range of global services to the firm’s clients, thereby creating greater organic and inorganic growth opportunities.

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The structure of the merger, including the use of a holding company, maintains both Towers Perrin and Watson Wyatt as surviving separate legal entities, which is consistent with a merger of equals transaction.

•	The expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes for Towers Perrin shareholders receiving solely Towers Watson Class B common stock.
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The proposals to approve and adopt the merger agreement and amend Article VI of Towers Perrin’s bylaws will require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock at the Towers Perrin special meeting.

•	The benefits and social and economic effects of the merger on Towers Perrin, its shareholders, employees and other constituencies.
•	The anticipated pretax annual synergies of the merger of approximately $80 million (with full realization of synergies expected in three years with a cost of approximately $80 million).
•	The terms of the merger agreement that permit Towers Perrin’s board of directors to, among other things:
➢	Respond to unsolicited offers by furnishing information to and participating in discussions or negotiations with other bidders in the event that the Towers Perrin board of directors determines in good faith (after consultation with its outside counsel and its financial advisor) that such proposal constitutes or is reasonably likely to lead to a Superior Proposal (this term is defined below in the section entitled “The Merger Agreement — Covenants and Other Agreements — Non-Solicitation”).
➢	Make an Adverse Recommendation Change (this term is defined below in the section entitled “The Merger Agreement — Covenants and Other Agreements — Non-Solicitation”) in response to a Superior Proposal if the Towers Perrin board of directors determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties under Pennsylvania law.

Potential Negative Factors

•	The potential negative impact of client or employee defections after announcement of the merger.
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The possibility of management and employee disruption associated with the merger and integrating the operations of the companies, including the risk that, despite the efforts of the combined company, employees of Towers Perrin might not remain employed with the combined company.

•	The risk that the cultures of the two companies may not be as compatible as anticipated.
•	The risk that the merger might not be completed in a timely manner or at all.
•	The risk that if the merger is not completed as anticipated, Towers Perrin will be further behind in effectuating its long-term strategy of obtaining a “currency” in the form of publicly-traded stock.
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The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that would materially and adversely affect future financial results of the combined company.

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The potential limited liquidity of shares of Towers Watson common stock to be received by Towers Perrin security holders in the merger, as well as the applicable vesting, forfeiture, transfer and reallocation provisions.

•	The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

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The fact that the retirement business will represent a larger percentage of the revenues of Towers Watson than at Towers Perrin, which arguably contrasts with Towers Perrin’s current strategy to diversify its business portfolio.

•	The potential impact on the executive compensation business due to perceived conflicts of interest, given the political and regulatory environment in the United States.
•	The challenges and difficulties, foreseen and unforeseen, relating to integrating the operations of Towers Perrin and Watson Wyatt.
•	The risk that the anticipated synergies and other potential benefits of the merger may not be fully realized or realized at all.
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The risk that the combined entity chooses, for whatever reason, a strategic direction that is substantially inconsistent with the fundamental direction set by Towers Perrin’s management and Towers Perrin’s board of directors as a stand-alone entity.

•	The restrictions on the conduct of Towers Perrin’s business during the period between signing of the merger agreement and the completion of the merger or the termination of the merger agreement.
•	The investment banking, legal and accounting fees and expenses of Towers Perrin related to the merger.
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The merger agreement’s requirement that Towers Perrin hold a special meeting of its shareholders to approve the merger agreement, including under circumstances where an alternative transaction has been proposed that may be more advantageous to Towers Perrin shareholders.

•	The risk that either Towers Perrin shareholders or Watson Wyatt stockholders may fail to approve the merger.
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The risk that the combined company may no longer be able to obtain errors and omissions insurance through PCIC and may face significantly greater challenges in obtaining errors and omissions liability insurance coverage.

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The requirement under the merger agreement that if the merger agreement is terminated under certain circumstances, Towers Perrin would be required to pay Watson Wyatt a termination fee of $65 million or may have to reimburse Watson Wyatt for all reasonably documented expenses up to a maximum of $10 million.

•	The various other risks associated with the merger and the business of Towers Perrin, Watson Wyatt and the combined company described under “Risk Factors” on page 28.

Despite the foregoing, the Towers Perrin board of directors believed and continues to believe that these potential risks and drawbacks are greatly outweighed by the potential benefits that the Towers Perrin board of directors expects Towers Perrin and its shareholders to achieve as a result of the merger.

In considering the merger, the Towers Perrin board of directors was, and is, aware of the interests of certain officers and directors of and advisors to Towers Perrin and its board of directors in the merger, as described under “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Interests of Towers Perrin’s Directors, Executive Officers and Principal Shareholders in the Merger”.

The foregoing discussion of the factors considered by the Towers Perrin board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Towers Perrin board of directors. In reaching its decision to approve the merger agreement, the Towers Perrin board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Towers Perrin board of directors considered all these factors as a whole, including discussions with, and questioning of, Towers Perrin’s management and Towers Perrin’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. You should note that this explanation of the Towers Perrin board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements”.

For the reasons set forth above, the Towers Perrin board of directors unanimously determined that the merger agreement is advisable and in the best interests of Towers Perrin, its shareholders and its other constituencies, and unanimously approved and adopted the merger agreement. The Towers Perrin board of directors unanimously recommends that the Towers Perrin shareholders vote “FOR” the (1) approval and adoption of the merger agreement, and (2) amendment of Article VI of Towers Perrin’s bylaws.

Recommendation of Watson Wyatt’s Board of Directors and Reasons for the Merger

The Watson Wyatt board of directors has determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Watson Wyatt and its stockholders. The Watson Wyatt board of directors also has determined that the merger is consistent with, and in furtherance of, Watson Wyatt’s business strategies and goals. Accordingly, the Watson Wyatt board of directors unanimously approved the merger agreement and unanimously recommends that Watson Wyatt stockholders vote “FOR” the approval and adoption of the merger agreement.

The Watson Wyatt board of directors believes that the merger presents a strategic opportunity to expand through a combination with the complementary human capital and risk management business of Towers Perrin. In reaching its decision to approve the merger agreement and recommend the adoption of the merger agreement to its stockholders, Watson Wyatt’s board of directors consulted with management, as well as its legal and financial advisors, and considered a number of factors, including, among others, the following:

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Each of Watson Wyatt’s and Towers Perrin’s business, operations, financial condition, asset quality, earnings and, in the case of Watson Wyatt, stock performance. In reviewing these factors, including the information obtained through due diligence, the board of directors considered that Towers Perrin’s business and operations complement those of Watson Wyatt and that Towers Perrin’s earnings, and the synergies potentially available in the merger, create the opportunity for the combined company to have superior future earnings and prospects compared to Watson Wyatt’s future earnings and prospects on a stand-alone basis. In particular, the board of directors considered the following:

➢	The ability to leverage complementary human capital business lines across a larger customer base in diverse markets.
➢	The opportunity to strengthen the combined company’s presence in a greater number of lines of business and geographies.
➢	The combined company’s position as a more competitive organization in the human capital, risk management and financial management industries.
➢	The combined company’s ability to draw upon more expansive resources to better serve its clients, thereby increasing the value of the combined company to its stockholders.
➢	The expectation that the proposed merger would be accretive to diluted earnings per share by approximately $0.13 per share during the third full fiscal year following the effective time (assuming the merger closes in December 2009). In projecting earnings per share for the combined company, Watson Wyatt made various assumptions about future operating results of Watson Wyatt and Towers Perrin, including that the bonus pool for Towers Perrin principals would be calculated on a similar basis to the bonus pool for Watson Wyatt employees. This assumption reflects the Watson Wyatt board of directors’ expectation that Towers Perrin’s compensation structure and expense would be reduced following the effective time. As a private company, Towers Perrin has historically not retained earnings and instead distributed most of its profits in the form of bonuses to its employees.
➢	The expectation that the merger will result in $80 million in pretax annual operational costs savings, primarily as a result of reductions in management headcount and general and administrative expenses.
➢	Estimated annual savings of approximately $35 million (which estimate was later revised to $41 million) expected to result from the retirement of Class R Eligible Participants at the effective time.

•	The structure of the merger and consideration to be received by Watson Wyatt and Towers Perrin security holders. In particular, Watson Wyatt’s board of directors considered the following:
➢	Watson Wyatt security holders will be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding;
➢	Consideration will be received by Watson Wyatt security holders in the form of publicly-traded shares of Towers Watson Class A common stock; and
➢	Consideration will received by Towers Perrin shareholders in the form of Towers Watson Class B common stock, which will not be publicly traded, and will generally convert into Towers Watson Class A common stock over a four year period. To the extent that Towers Perrin shareholders make Class R and Class S elections, the number of shares of Towers Watson Class B common stock outstanding as of the first business day after the effective time, and the related dilution of Watson Wyatt stockholders, will be decreased.
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The structure of the transaction as a “merger of equals” in which Watson Wyatt’s board of directors and management would have substantial participation in the combined company. In particular, Watson Wyatt’s board of directors considered the following:

➢	That the board of directors of the combined company would consist of an equal number of directors selected by Watson Wyatt and by Towers Perrin.
➢	Watson Wyatt’s President, Chief Executive Officer and Chairman of its board of directors, John J. Haley, will serve as the Chief Executive Officer and Chairman of the board of directors of the combined company.
➢	The significant participation of other Watson Wyatt officers in senior management of the combined company.
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Its conclusion after its analysis that the businesses of Towers Perrin and Watson Wyatt are a complementary fit because of the nature of the markets served and services offered by Towers Perrin and Watson Wyatt and the expectation that the merger would provide expanded services offerings, greater opportunities for cross-servicing, cost savings opportunities and enhanced opportunities for growth.

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Towers Perrin and Watson Wyatt’s shared belief in a disciplined and thoughtful approach to the combination, structured to maximize the potential for synergies and minimize the loss of clients and to further diversify the combined company’s operating risk profile versus those of the stand-alone companies.

•	The expectation that the merger will be generally tax-free for United States federal income tax purposes to Watson Wyatt’s stockholders.
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Its review with its legal advisor, Gibson Dunn, of the merger agreement and other related documents, including the provisions in the merger agreement designed to enhance the probability that the merger will be completed.

•	Its review and discussions with Watson Wyatt’s management concerning the due diligence examination of Towers Perrin’s operations, and financial condition.
•	Its expectation that the required regulatory approvals could be obtained and the likelihood that regulatory approvals will be received in a timely manner and without unacceptable conditions.
•	The perceived similarity in corporate cultures, which would facilitate integration and implementation of the merger.
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The opinion of BofA Merrill Lynch, dated June 26, 2009, to Watson Wyatt’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Watson Wyatt exchange ratio to the holders of Watson Wyatt common stock, as more fully described below in the section entitled “Opinion of Watson Wyatt’s Financial Advisor”.

The Watson Wyatt board of directors also considered potential associated risks in connection with its deliberations of the proposed merger, including:

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The challenges of combining the businesses, assets and workforces of two large companies, which could impact the success of the combined company and the ability to achieve anticipated operational cost savings and other expected synergies. In this regard, the Watson Wyatt board of directors considered that the combined company would benefit from the continued participation of certain Watson Wyatt directors and the strength of Watson Wyatt’s management team.
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The risk that the anticipated synergies and other potential benefits of the merger may not be fully or partially realized and may be more expensive to achieve than anticipated, and the risk that the merger could be dilutive to Towers Watson’s earnings per share, as compared with Watson Wyatt’s earnings per share.

➢	Anticipated pretax annual operational costs savings of $80 million are expected to take three years to fully realize. Towers Watson is expected to incur approximately $80 million in one-time severance and IT integration costs in order to realize these costs savings. If these costs are larger than anticipated, or annual savings take longer to realize, it may take longer for the merger to be accretive to earnings per share.
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The risk that the costs that the combined company is expected to incur to integrate the companies, including those relating to rebranding, lease termination and facilities consolidation, among others, could be greater than anticipated. The parties were not legally permitted to share sufficient information to produce reliable and informed estimates of the expected integration costs. As such, the Watson Wyatt board of directors was unable to quantify these expected integration costs with any precision, but did not expect them to be material to its evaluation of the transaction.

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The interests of Watson Wyatt executive officers and directors with respect to the merger apart from their interests as holders of Watson Wyatt Class A common stock, and the risk that these interests might influence their decision with respect to the merger.

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The one-for-one exchange ratio of shares of Towers Watson Class A common stock for shares of Watson Wyatt Class A common stock is fixed, and will not be adjusted at closing based on the market value of Watson Wyatt Class A common stock or the value of Towers Perrin common stock.

•	The fact that under the terms of the merger agreement, Watson Wyatt’s ability to solicit and pursue other acquisition proposals is restricted.
•	The fact that the merger agreement restricts Watson Wyatt’s ability to operate its business during the period between the signing of the merger agreement and the completion of the merger.
•	The $65 million termination fee payable to Towers Perrin upon the occurrence of certain events, and the potential effect of such termination fee.
•	The risk that the merger may not be consummated in a timely manner.
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The fact that under the terms of the merger agreement, Watson Wyatt is required to hold a special meeting of its stockholders to approve the merger agreement, including under circumstances where an alternative transaction has been proposed that may be more advantageous to Watson Wyatt stockholders.

•	Possible loss of key management or other personnel, or of large clients.
•	The risk to Watson Wyatt’s business, operations and financial results in the event that the merger is not consummated.
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The risks that delays or difficulties in completing the integration could adversely affect the combined company’s operating results and preclude the achievement of some benefits anticipated from the merger.

•	The risk of diverting management focus and resources from operational matters and other strategic opportunities while focusing on the merger.
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The risk that the combined company may no longer be able to obtain errors and omissions insurance through PCIC and may face significantly greater challenges in obtaining errors and omissions liability insurance coverage on similar pricing and terms to those currently available to Towers Perrin and Watson Wyatt.

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The challenges of integrating the companies’ financial reporting and internal control systems, particularly in light of the fact that Towers Perrin, as a private company, has not been subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the rules promulgated thereunder by the SEC and the Public Company Accounting Oversight Board.

•	Tax risks relating to the merger.

The Watson Wyatt board of directors realizes that there can be no assurance about future results of the combined company, including results expected or considered in the factors listed above, such as assumptions regarding growth rates, potential revenue enhancements, anticipated cost savings and earnings accretion. However, the Watson Wyatt board of directors concluded that the potential positive factors outweighed the potential risks of completing the merger.

The foregoing discussion of the information and factors considered by the Watson Wyatt board of directors is not exhaustive, but includes all material factors considered by the Watson Wyatt board of directors. In view of the wide variety of factors considered by the Watson Wyatt board of directors in connection with its evaluation of the merger and the complexity of such matters, the Watson Wyatt board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Watson Wyatt board of directors conducted a discussion of the factors described above, including asking questions of Watson Wyatt’s management and Watson Wyatt’s legal and financial advisors, and reached a unanimous decision that the proposed merger was in the best interests of Watson Wyatt and its stockholders. In considering the factors described above, individual members of the Watson Wyatt board of directors may have given different weights to different factors. The Watson Wyatt board of directors relied on the experience and expertise of its financial advisor for quantitative analysis of the financial terms of the merger. You should note that this explanation of the Watson Wyatt board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement  Concerning Forward-Looking Statements”.

Opinion of Towers Perrin’s Financial Advisor

Goldman Sachs rendered its opinion to Towers Perrin’s board of directors that, as of June 26, 2009 and based upon and subject to the factors and assumptions set forth in the opinion, the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement was fair from a financial point of view to the Towers Perrin shareholders.

The full text of the written opinion of Goldman Sachs, dated June 26, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided its opinion for the information and assistance of Towers Perrin’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any Towers Perrin shareholder should vote with respect to the merger agreement, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	The merger agreement;
•

The audited consolidated financial statements of Towers Perrin for the last five fiscal years ended December 31 and Annual Reports on Form 10-K of Watson Wyatt for the last five fiscal years ended June 30;

•	Certain Current Reports on Form 8-K and Quarterly Reports on Form 10-Q of Watson Wyatt;
•	Certain other communications from Towers Perrin to its shareholders and Watson Wyatt to its stockholders, including proxy statements and related materials;
•	Certain publicly available research analyst reports for Watson Wyatt; and
•

Certain internal financial analyses and forecasts for Towers Perrin and Watson Wyatt prepared by Towers Perrin’s management, as approved for Goldman Sachs’ use by Towers Perrin, including certain cost savings and operating synergies projected by management of each of Towers Perrin and Watson Wyatt to result from the transactions contemplated by the merger agreement, as prepared by management of each of Towers Perrin and Watson Wyatt and approved for Goldman Sachs’ use.

Goldman Sachs also held discussions with members of senior management of each of Towers Perrin and Watson Wyatt regarding their assessments of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for Watson Wyatt Class A common stock, compared certain financial and stock market information for Watson Wyatt and certain financial information for Towers Perrin with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the business services industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. Goldman Sachs assumed, with Towers Perrin’s consent, that the internal financial analyses and forecasts for Towers Perrin and Watson Wyatt prepared by Towers Perrin’s management, including the projections of certain cost savings and operating synergies to result from the transactions contemplated by the merger agreement, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Towers Perrin. In addition, for purposes of rendering the opinion described above, Goldman Sachs did not take into account the terms and conditions of any series of Towers Watson Class B common stock to the extent they differ from the Towers Watson Class A common stock. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Towers Watson, Towers Perrin or Watson Wyatt or any of their respective subsidiaries, and it was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on Towers Watson, Towers Perrin or Watson Wyatt or the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address any legal, regulatory, tax or accounting matters nor does it address the underlying business decision of Towers Perrin to engage in the transactions contemplated by the merger agreement, or the relative merits of the transactions contemplated by the merger agreement as compared to any strategic alternatives that may be available to Towers Perrin. In addition, Goldman Sachs does not express any opinion as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of Towers Watson, Towers Perrin or Watson Wyatt or the ability of Towers Watson, Towers Perrin or Watson Wyatt to pay its obligations when they come due. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement to Towers Perrin shareholders. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transactions contemplated by the merger agreement, including, without limitation, any Class R election or Class S election, the consideration paid in respect of the redemption of the Towers Watson Class R common stock and the Towers Watson Class S common stock, the fairness of the transactions contemplated by the merger agreement to, or any consideration received by, the holders of any other class of securities, creditors, or other constituencies of Towers Watson, Towers Perrin or Watson Wyatt; or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Towers Watson, Towers Perrin or Watson Wyatt, or any class of such persons in connection with the transactions contemplated by the merger agreement, whether relative to the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement or otherwise. Goldman Sachs is not expressing any opinion as to the prices at which shares of Towers Watson Class A common stock will trade at any time. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of Towers Perrin in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 26, 2009, and is not necessarily indicative of current market conditions. All estimated numbers for Towers Perrin throughout Goldman Sachs’ analyses exclude one-time charges related to the issuance of Towers Watson restricted Class A common stock (issued upon conversion of Towers Perrin RSUs in the merger), which shares vest in equal annual installments over three years from the effective time. All 2009 estimates, or “2009E”, figures are based on Towers Perrin’s management’s pro forma assumptions as of June 26, 2009, which assume that Towers Perrin has been public for the full year, with such assumptions including adoption of a public company compensation model, and which reconciles Towers Perrin and Watson Wyatt’s errors and omissions accounting policies.

In rendering its opinion that the Towers Perrin final exchange ratio of Towers Watson Class B common stock was fair from a financial point of view to the shareholders of Towers Perrin common stock, Goldman Sachs used the number of shares of Towers Perrin and Watson Wyatt common stock outstanding as of June 26, 2009, provided by Towers Perrin and Watson Wyatt management, respectively, and assumed, among other things, that (i) the same number of shares will be outstanding immediately prior to the completion of the merger, (ii) the Towers Perrin security holders will have an implied ownership of 50% of Towers Watson and (iii) the pool of cash and Towers Watson Notes available for redemption of Towers Watson Class R common stock will be an amount equal to $200 million.

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Watson Wyatt to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the business services industry:

Human Resources Consulting Company:

•	Hewitt Associates, Inc.

Specialty Consulting Companies:

•	CRAI International, Inc.
•	FTI Consulting, Inc.
•	Huron Consulting Group Inc.
•	LECG Corporation
•	Navigant Consulting, Inc.

Although none of the selected companies is directly comparable to Towers Perrin or Watson Wyatt, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Towers Perrin and Watson Wyatt.

Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from SEC filings and the Institutional Brokers Estimate System, or “IBES”, and other Wall Street research. The multiples and ratios of Watson Wyatt were calculated using the closing price of Watson Wyatt’s Class A common stock on June 26, 2009. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated the:

•	Enterprise value as a multiple of projected calendarized 2009 sales;
•	Enterprise value as a multiple of projected calendarized 2010 sales;
•	Enterprise value as a multiple of latest twelve months, or “LTM”, earnings before interest, taxes and depreciation and amortization, or “EBITDA”;
•	Enterprise value as a multiple of calendarized projected 2009 EBITDA; and
•	Enterprise value as a multiple of calendarized projected 2010 EBITDA.

The results of these analyses are summarized as follows:

Enterprise Value as a multiple of:	Specialty Consulting Composite		HR Consulting Composite**	Watson Wyatt
	Range	Median
2009 Sales	0.3x-2.2x	1.2x	1.0x	1.0x
2010 Sales	0.3x-1.9x	1.1x	1.0x	1.0x
LTM EBITDA*	7.6x-11.1x	9.0x	5.3x	6.1x
2009 EBITDA	7.4x-9.8x	8.1x	5.2x	6.3x
2010 EBITDA	5.7x-8.4x	7.0x	5.0x	6.0x
*	LTM numbers are based on the latest publicly available information, as of June 26, 2009. 2009 Sales and 2009 and 2010 EBITDA numbers are based on IBES median estimates and/or other Wall Street research.
**	The HR Consulting Composite consists of Hewitt Associates, Inc.

Goldman Sachs also calculated the selected companies’ projected calendarized, for a fiscal year ended December 31st, price/earnings multiples for 2009 and 2010 and compared them to the results for Watson Wyatt. The following table presents the results of this analysis:

Calendarized Price/Earnings* Multiples:	Specialty Consulting Composite		HR Consulting Composite	Watson Wyatt
	Range	Median
2009	14.8x-19.8x	16.9x	11.6x	12.4x
2010	12.0x-15.6x	13.9x	10.7x	12.2x
*	Earnings are based on IBES median estimates and/or other Wall Street research.

Implied Valuation Analysis. Goldman Sachs performed certain analyses, based on historical information and projections provided by management of Towers Perrin. At a price of $41.18 for each share of Watson Wyatt Class A common stock and assuming an implied ownership of Towers Watson of 50% by Towers Perrin security holders, Goldman Sachs calculated an indicative Towers Perrin’s equity value of $1,784 million and an indicative enterprise value of $1,623 million, assuming that Towers Perrin has cash of $405 million and bonuses payable of $244 million as of December 31, 2009. Goldman Sachs also calculated Towers Perrin’s implied enterprise value as a multiple of 2008 sales, 2009E sales and 2010E sales, its implied enterprise value as a multiple of 2009E EBITDA on a pro forma basis and 2010E EBITDA, its implied enterprise value as a multiple of 2009E earnings before interest and taxes, or “EBIT”, on a pro forma basis and 2010E EBIT, and its implied equity value as a multiple of 2009E net income on a pro forma basis and 2010E net income. The following table presents the results of Goldman Sachs’ analysis based on an implied ownership of 50% of Towers Watson common stock by Towers Perrin security holders:

Metric	Year	Towers Perrin
Implied Enterprise Value / Sales	2008A	0.94x
	2009E*	1.03x
	2010E	1.00x
Implied Enterprise Value / EBITDA	2009E PF**	8.0x
	2010E	7.1x
Implied Enterprise Value / EBIT	2009E PF**	9.7x
	2010E	8.5x
Implied Equity Value / Net Income	2009E PF**	18.0x
	2010E	15.2x
*	All estimated numbers for Towers Perrin throughout Goldman Sachs’ analyses exclude one-time charges related to the issuance of Towers Watson restricted Class A common stock (issued upon conversion of Towers Perrin RSUs in the merger), which shares vest in equal annual installments over three years from the effective time.
**	All 2009E figures are based on Towers Perrin’s management’s pro forma assumptions as of the date provided which assume that Towers Perrin has been public for the full year and which reconciles Towers Perrin’s and Watson Wyatt’s errors and omissions accounting policies.

Illustrative Discounted Cash Flow Analysis. Goldman Sachs performed an illustrative discounted cash flow analysis on Towers Perrin using Towers Perrin’s management forecasts through 2013.

Goldman Sachs calculated indications of net present value of free cash flows for Towers Perrin for the years 2009 through 2013 using discount rates ranging from 10.0% to 12.0% discounted to June 30, 2009. Goldman Sachs then calculated implied enterprise values using illustrative terminal values calculated as of the calendar year-end 2013E and multiples ranging from 6.0x EBITDA to 7.5x EBITDA. These illustrative terminal values were then discounted to calculate implied indications of present values of the enterprise value using discount rates ranging from 10.0% to 12.0%. The discount rates were chosen by utilizing a weighted average cost of capital analysis. This analysis resulted in a range of illustrative discounted cash flow enterprise values of Towers Perrin of $1,371 million to $1,729 million.

Goldman Sachs also performed an illustrative discounted cash flow analysis on Watson Wyatt using Watson Wyatt projections that were based on estimates provided by Towers Perrin’s management.

Goldman Sachs calculated indications of net present value of free cash flows for Watson Wyatt for the years 2009 through 2013 using discount rates ranging from 10.0% to 12.0% discounted to June 30, 2009. Goldman Sachs then calculated implied enterprise values using illustrative terminal values calculated as of the calendar year-end 2013E and multiples ranging from 6.0x EBITDA to 7.5x EBITDA. These illustrative terminal values were then discounted to calculate implied indications of present values of enterprise value using discount rates ranging from 10.0% to 12.0%. The discount rates were chosen by utilizing a weighted average cost of capital analysis. This analysis resulted in a range of illustrative discounted cash flow enterprise values of Watson Wyatt of $1,788 million to $2,232 million.

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the human resources business services industry since 1996:

Year	Acquirer	Target
2007	Watson Wyatt Worldwide	Dr. Dr. Heissmann GmBH
2006	Aegon	Clark Inc.
2005	ACS	Mellon HR
2005	EDS	Towers Perrin’s HR Outsourcing
2005	Watson Wyatt & Co.	Watson Wyatt LLP
1996	Mellon Bank	Buck Consultants

For each of the selected transactions, using information from press releases and Capital IQ, Goldman Sachs calculated the enterprise value as a multiple of latest twelve months sales. While none of the companies that participated in the selected transactions are directly comparable to Towers Perrin, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Towers Perrin’s results, market size and product profile.

The following table presents the results of this analysis:

Enterprise Value as a multiple of:	Selected Transactions
Range
LTM Sales	1.1x-1.9x

Pro Forma Merger Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger using earnings estimates for Towers Perrin per Towers Perrin’s management forecasts and calendarized earnings estimates of Watson Wyatt provided by Towers Perrin’s management and tax and expense assumptions provided by Towers Perrin’s management. For the years 2010 and 2011, Goldman Sachs compared the projected calendarized earnings per share of Watson Wyatt on a standalone basis to the projected calendarized earnings per share of the common stock of the combined entity resulting from the merger under three scenarios: (1) no synergies are achieved, which we refer to as the No Synergies Scenario, (2) 30% of the synergies are achieved in 2010E and 85% in 2011E, which we refer to as the Ramp-Up Scenario and (3) 100% of the synergies are achieved in both 2010E and 2011E, which we refer to as the Run-Rate Scenario. In all three scenarios Goldman Sachs assumed, among other assumptions, that the forecasts for Towers Perrin and the estimates for Watson Wyatt, both of which were provided to Goldman Sachs by Towers Perrin’s management, will be achieved and that 50% of Towers Watson is owned by former Towers Perrin shareholders. The following table presents the results of this analysis:

	Watson Wyatt Stand-Alone	No Synergies	Ramp-Up of Synergies	Run-Rate of Synergies
2010E CY EPS	$3.31	$2.87	$3.02	$3.37
% Change vs. Stand-Alone		(13.1)%	(8.6)%	2.0%
2011E CY EPS	$3.61	$3.29	$3.72	$3.80
% Change vs. Stand-Alone		(8.7)%	3.1%	5.3%

Goldman Sachs also calculated an implied current stock price, based on Watson Wyatt’s 2010E-2011E implied price/earnings multiples using Towers Perrin’s management estimates for Watson Wyatt, under each of the three scenarios outlined above, and compared those implied current stock prices to Watson Wyatt’s Class A common stock share price of $41.18 as of June 26, 2009. Based on Goldman Sachs’ analysis, under the No Synergies Scenario the implied current share price of the combined company would range from $35.78 based on implied 2010E price/earnings multiples and $37.60 based on implied 2011E price/earnings multiples, under the Ramp-Up Scenario the implied current share price of the combined company would range from $37.65 based on implied 2010E price/earnings multiples and $42.48 based on 2011E implied price/earnings multiples, and under Run-Rate Scenario the implied current share price of the combined company would range from $42.01 based on implied 2010E price/earnings multiples and $43.36 based on implied 2011E price/earnings multiples.

Implied Exchange Ratio Analysis. Goldman Sachs performed an implied exchange ratio analysis, comparing the implied transaction exchange ratio of 554.37 against the implied range of exchange ratios that resulted from using the implied total equity value of Towers Perrin that was calculated under the following three types of analyses: (1) comparable public companies1, (2) precedent transactions, and (3) illustrative discounted cash flow. The implied transaction exchange ratio of 554.37, which assumed that Towers Perrin security holders will have an implied ownership of 50% of Towers Watson, was calculated by Goldman Sachs by using Watson Wyatt’s fully diluted share count of 43,314,518 as of June 26, 2009, subtracting from that number 4,331,452, which is the assumed number of shares of Towers Watson restricted Class A common stock to be issued upon the conversion of the Towers Perrin RSUs in the merger, and then dividing the result by 70,320, which was the number of shares of Towers Perrin common stock that was outstanding as of June 26, 2009. Goldman Sachs assumed that the same number of shares of Towers Perrin and Watson Wyatt will be outstanding immediately prior to the completion of the merger.

[1]	A group of companies in the business services industry which includes Hewitt Associates, Inc., CRAI International, Inc., FTI Consulting, Inc., Huron Consulting Group Inc., LECG Corporation, and Navigant Consulting, Inc.

Under the comparable company analysis and assuming a trading multiple that is the median of its peer group (CRAI International, Inc., FTI Consulting, Inc., Huron Consulting Group Inc., Hewitt Associates, Inc., LECG Corporation and Navigant Consulting, Inc.), an enterprise value/2010E EBITDA multiple of 5.0x-7.5x, and 2010E EBITDA of $227 million, an implied total equity value of Towers Perrin would be between $1,300 million and $1,875 million. By way of comparison, under this analysis and assuming a trading multiple that is the median of its peer group (same group as above), an enterprise value/CY2010E EBITDA multiple of 5.0x-7.5x, and CY2010E EBITDA of $282 million, an implied total equity value of Watson Wyatt would be between $1,408 million and $2,112 million.

Under the precedent transaction analysis, using $1,720 million for 2008A revenue and assuming a median enterprise value/revenue multiple of 1.1x-1.4x, an implied total equity value of Towers Perrin would be between $2,050 million and $2,550 million.

Under the illustrative discounted cash flow analysis and assuming a terminal multiple of 2013E EBITDA of 6.0x-7.5x, an implied perpetuity growth rate of 2.2%-4.6% and discount rates ranging from 10.5%-11.5%, an implied total equity value of Towers Perrin would be between $1,550 million and $1,850 million.

In all cases the calculation of Towers Perrin’s equity value assumes cash of $405 million (excluding cash related to reinsurance payables of $110 million) less bonuses payable of $244 million as of December 31, 2009. The implied exchange ratio analysis also assumes that Towers Perrin’s warrants will be cancelled (which occurs if an initial public offering is not completed on or prior to December 31, 2009 or upon consummation of a “change in control” transaction, which includes the merger) and therefore will have no impact on the implied exchange ratio calculation. It also assumes that there is no cost to receiving or exercising the Towers Perrin RSUs (which have an exercise price of $0.00) and that one-third of the shares of the Towers Perrin RSUs vest on each of the first three anniversaries of the effective time.

The following table presents the results of the implied exchange ratio analysis using the implied equity values derived from the three analyses outlined above:

	Implied Total Towers Perrin Equity Value ($ in millions)		Implied Exchange Ratio*		Implied Transaction Exchange Ratio
	Low	High	Low	High
Comparable Public Companies	$1,300	$1,875	404	583	554
Precedent Transactions	$2,050	$2,550	637	793	554
Illustrative Discounted Cash Flow	$1,550	$1,850	482	575	554
*	Uses the price of Watson Wyatt Class A common stock as of June 26, 2009.

Contribution Analysis. Goldman Sachs analyzed the relative potential contribution of Towers Perrin and Watson Wyatt to the combined entity on 2009E, 2010E and 2011E revenue and EBITDA and on the combined entity’s discounted cash flows, which was based on financial data and on the assumptions provided to Goldman Sachs by Towers Perrin management. The following table presents the results of this analysis:

Metrics	Towers Perrin Revenue Contribution:	Watson Wyatt
2009E	48.6%	51.4%
2010E	48.7%	51.3%
2011E	48.9%	51.1%
Pro Forma EBITDA Contribution:
2009E	42.1%	57.9%
2010E	44.6%	55.4%
2011E	44.9%	55.1%
DCF Contribution*	46.0%	54.0%
*	Assumes a terminal EBITDA multiple of 6.75x and a discount rate of 11.0%. The discounted cash flow analysis nets out accrued bonuses of $175 million for Watson Wyatt and $244 million for Towers Perrin per Towers Perrin’s management against the cash balance, and eliminates the accrued bonuses from the future calculation of the change in working capital.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Towers Perrin or Watson Wyatt or the contemplated merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Towers Perrin’s board of directors as to the fairness from a financial point of view, as of the date of the opinion, of the Towers Perrin final exchange ratio of Towers Watson Class B common stock pursuant to the merger agreement to the holders of Towers Perrin common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Towers Watson, Towers Perrin, Watson Wyatt, Goldman Sachs or any other person assumes responsibility if future results are different from those forecast.

The Towers Perrin final exchange ratio was determined through arms’-length negotiations between Towers Perrin and Watson Wyatt and was approved by Towers Perrin’s board of directors. Goldman Sachs provided advice to Towers Perrin during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Towers Perrin or its board of directors or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

As described above, Goldman Sachs’ opinion to Towers Perrin’s board of directors was one of many factors taken into consideration by Towers Perrin’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Towers Perrin, Watson Wyatt and any of their affiliates or any currency or commodity that may be involved in the transaction for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Towers Perrin in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs also may provide investment banking and other financial services to Towers Watson, Towers Perrin and Watson Wyatt and their respective affiliates in the future. In connection with the above-described services Goldman Sachs has received, and may receive in the future, compensation.

The board of directors of Towers Perrin selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated November 13, 2008, Towers Perrin engaged Goldman Sachs to act as its financial advisor in connection with the possible merger or business combination of Towers Perrin and Watson Wyatt. Pursuant to the terms of this engagement letter, Towers Perrin has agreed to pay Goldman Sachs a transaction fee of approximately $15 million, approximately $11 million of which is contingent upon completion of the merger. In addition, Towers Perrin has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Watson Wyatt’s Financial Advisor

Watson Wyatt has retained BofA Merrill Lynch to act as Watson Wyatt’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Watson Wyatt selected BofA Merrill Lynch to act as Watson Wyatt’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Watson Wyatt and its business.

On June 26, 2009, at a meeting of Watson Wyatt’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to Watson Wyatt’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated June 26, 2009, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Watson Wyatt final exchange ratio provided for in the Watson Wyatt merger was fair, from a financial point of view, to the holders of Watson Wyatt common stock.

The full text of BofA Merrill Lynch’s written opinion to Watson Wyatt’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference into this document in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to Watson Wyatt’s board of directors for the benefit and use of Watson Wyatt’s board of directors in connection with and for purposes of its evaluation of the Watson Wyatt final exchange ratio from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger.

In connection with rendering its opinion, BofA Merrill Lynch:

•	Reviewed certain publicly available business and financial information relating to Towers Perrin and Watson Wyatt;
•

Reviewed certain internal financial and operating information with respect to the business, operations and prospects of Towers Perrin furnished to or discussed with BofA Merrill Lynch by the management of Towers Perrin, including certain financial forecasts relating to Towers Perrin prepared by the management of Towers Perrin, which we refer to as “Towers Perrin Management Forecasts”;

•

Reviewed an alternative version of the Towers Perrin Management Forecasts incorporating certain adjustments thereto made by the management of Watson Wyatt, which we refer to as “Adjusted Towers Perrin Forecasts”, and discussed with the management of Watson Wyatt its assessments as to the relative likelihood of achieving the future financial results reflected in the Towers Perrin Management Forecasts and the Adjusted Towers Perrin Forecasts;

•

Reviewed certain internal financial and operating information with respect to the business, operations and prospects of Watson Wyatt furnished to or discussed with BofA Merrill Lynch by the management of Watson Wyatt, including certain financial forecasts relating to Watson Wyatt prepared by the management of Watson Wyatt, which we refer to as “Watson Wyatt Management Forecasts”;

•

Reviewed certain estimates as to the amount and timing of cost savings and increased operational efficiencies, which we collectively refer to as “Synergies”, anticipated by the management of Watson Wyatt to result from the merger;

•

Discussed the past and current business, operations, financial condition and prospects of Towers Perrin with members of senior management of Towers Perrin and Watson Wyatt, and discussed the past and current business, operations, financial condition and prospects of Watson Wyatt with members of senior management of Watson Wyatt;

•

Discussed with the management of Watson Wyatt its assessments as to Towers Perrin’s and Watson Wyatt’s existing and future relationships, agreements and arrangements with, and the combined company’s ability to retain, key customers, clients, suppliers and employees of Towers Perrin and Watson Wyatt;

•

Reviewed the potential pro forma financial impact of the merger on the future financial performance of the combined company, including the potential effect on the combined company’s estimated earnings per share;

•	Reviewed the trading history for Watson Wyatt common stock and a comparison of such trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;
•	Compared certain financial information of Towers Perrin and financial and stock market information of Watson Wyatt with similar information of other companies BofA Merrill Lynch deemed relevant;
•	Reviewed the relative financial contributions of Towers Perrin and Watson Wyatt to the future financial performance of the combined company on a pro forma basis;
•	Reviewed the merger agreement; and
•	Performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of Watson Wyatt and Towers Perrin that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Towers Perrin Forecasts, BofA Merrill Lynch was advised by Towers Perrin, and assumed, with Watson Wyatt’s consent, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Towers Perrin as to the future financial performance of Towers Perrin. With respect to the Adjusted Towers Perrin Forecasts, the Watson Wyatt Forecasts and the Synergies, BofA Merrill Lynch assumed, at the direction of Watson Wyatt, that they were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Watson Wyatt as to the future financial performance of Towers Perrin and Watson Wyatt and the other matters covered thereby and, based on the assessments of the management of Watson Wyatt as to the relative likelihood of achieving the future financial results reflected in the Towers Perrin Forecasts and the Adjusted Towers Perrin Forecasts, BofA Merrill Lynch relied, at the direction of Watson Wyatt, on the Adjusted Towers Perrin Forecasts for purposes of its opinion. In addition, BofA Merrill Lynch relied, at the direction of Watson Wyatt, on the assessments of the management of Watson Wyatt as to the combined company’s ability to achieve the Synergies and was advised by Watson Wyatt, and assumed, that the Synergies will be realized in the amounts and at the times projected. BofA Merrill Lynch further relied, at the direction of Watson Wyatt, upon the assessments of the management of Watson Wyatt as to Towers Perrin’s and Watson Wyatt’s existing and future relationships, agreements and arrangements with, and the combined company’s ability to retain, key customers, clients, suppliers, employees of Towers Perrin and Watson Wyatt and assumed, at Watson Wyatt’s direction, that the merger will not adversely impact Towers Perrin’s, Watson Wyatt’s or the combined company’s relationships, agreements or arrangements with such customers, clients, suppliers and employees. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Watson Wyatt, Towers Perrin or the combined company, nor did it make any physical inspection of the properties or assets of Watson Wyatt, Towers Perrin or the combined company. BofA Merrill Lynch did not evaluate the solvency or fair value of Watson Wyatt, Towers Perrin or the combined company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Watson Wyatt, that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Watson Wyatt, Towers Perrin, the combined company or the contemplated benefits of the merger. BofA Merrill Lynch further assumed, at the direction of Watson Wyatt, that the merger will qualify for federal income tax purposes as an exchange under Section 351 of the Code, or as a reorganization under the provisions of Section 368(a) of the Code.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the Watson Wyatt final exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the Watson Wyatt final exchange ratio to the holders of Watson Wyatt common stock, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party, the relative fairness of the Watson Wyatt final exchange ratio as compared to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party (including, without limitation, the merger consideration to be received by Towers Perrin security holders) or the value of any Class R Election or Class S Election to any party, the extent to which the Class R Elections or Class S Elections will be exercised, if at all, or the effect of Class R Elections or Class S Elections on the holders of any class of capital stock of the combined company issued in the merger. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the Watson Wyatt final exchange ratio. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Watson Wyatt or in which Watson Wyatt might engage or as to the underlying business decision of Watson Wyatt to proceed with or effect the merger. BofA Merrill Lynch did not express an opinion as to what the value of any class of capital stock of the combined company actually will be when issued or the prices at which Watson Wyatt common stock or any class of capital stock of the combined company will trade at any time including following announcement or consummation of the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, Watson Wyatt imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. As of the date of BofA Merrill Lynch’s opinion, the credit, financial and stock markets were experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects on Watson Wyatt, Towers Perrin, the combined company or the merger. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to Watson Wyatt’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch performed separate selected publicly traded companies analyses of Watson Wyatt and Towers Perrin in which BofA Merrill Lynch reviewed publicly available financial and stock market information for Watson Wyatt and the following six publicly traded companies. BofA Merrill Lynch selected these companies primarily because they participate in the consulting and professional services industry, focusing on human capital and financial advisory services, and were publicly traded companies with market capitalizations in excess of $500 million:

•	Hewitt Associates;
•	Accenture;
•	FTI Consulting;
•	Huron Consulting;
•	Marsh & McLennan; and
•	Navigant Consulting.

Watson Wyatt. In performing a selected publicly traded companies analysis of Watson Wyatt, BofA Merrill Lynch reviewed publicly available financial and stock market information of the publicly traded companies above, referred to as the “Watson Wyatt selected companies”. BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on June 25, 2009, of the Watson Wyatt selected companies as a multiple of calendar year 2009 (CY2009E) estimated earnings per share, which we refer to as “EPS”. BofA Merrill Lynch also reviewed enterprise values of the Watson Wyatt selected companies (calculated as diluted equity market value based on closing stock prices on June 25, 2009 plus total debt, less cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” for the last twelve months, which we refer to as “LTM,” and CY2009E. BofA Merrill Lynch then applied a range of selected multiples of CY2009E EPS derived from the Watson Wyatt selected companies to corresponding data of Watson Wyatt and applied a range of selected multiples of LTM EBITDA and CY2009E EBITDA derived from the Watson Wyatt selected companies to corresponding data of Watson Wyatt. Estimated financial data of the Watson Wyatt selected companies were based on publicly available filings, publicly available research analysts’ estimates and First Call consensus estimates as of June 25, 2009. Estimated financial data of Watson Wyatt were based on the Watson Wyatt Management Forecasts. This analysis indicated the following implied per share equity value reference ranges for Watson Wyatt:

Implied Per Share Equity Value Reference Ranges for Watson Wyatt

CY2009E EPS $39.00 - $49.00	LTM EBITDA $40.00 - $55.00	CY2009E EBITDA $38.00 - $55.00

Towers Perrin. In performing a selected publicly traded companies analysis of Towers Perrin, BofA Merrill Lynch reviewed publicly available financial and stock market information of the selected publicly traded companies above and Watson Wyatt, together referred to as the “Towers Perrin selected companies”. BofA Merrill Lynch reviewed, among other things, the enterprise values of the Towers Perrin selected companies (calculated as diluted equity market value based on closing stock prices on June 25, 2009 plus total debt, less cash and cash equivalents) as a multiple of EBITDA for LTM and CY2009E. BofA Merrill Lynch then applied a range of selected multiples of LTM EBITDA derived from the Towers Perrin selected companies to the corresponding data of Towers Perrin. BofA Merrill Lynch also applied a range of selected multiples of CY2009E EBITDA derived from the Towers Perrin selected companies to the corresponding data of Towers Perrin. Estimated financial data of the Towers Perrin selected companies were based on publicly available filings, publicly available research analysts’ estimates and First Call consensus estimates as of June 25, 2009. Estimated financial data of Towers Perrin were based on the Adjusted Towers Perrin Forecasts. These analyses indicated the following implied enterprise value reference ranges for Towers Perrin:

Implied Enterprise Value Reference Ranges for Towers Perrin

LTM EBITDA $1.4 billion - $1.95 billion	CY2009E EBITDA $1.2 billion - $1.75 billion

Based on the implied per share equity value reference ranges for Watson Wyatt and implied enterprise value reference ranges for Towers Perrin derived from the analyses described above, BofA Merrill Lynch calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger of 1.000x:

Implied Exchange Ratio Reference Ranges
Based on implied equity reference ranges derived using the LTM EBITDA multiples	0.707x to 1.546x
Based on implied equity reference ranges derived using the CY2009E EBITDA multiples	0.747x to 1.838x

No company used in this analysis is identical or directly comparable to Watson Wyatt or Towers Perrin. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Watson Wyatt and Towers Perrin were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of each of Watson Wyatt and Towers Perrin by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Watson Wyatt and Towers Perrin could generate during fiscal years 2010 through 2014 based on the Watson Wyatt Management Forecasts and Adjusted Towers Perrin Forecasts, respectively.

Watson Wyatt. In its discounted cash flow analysis of Watson Wyatt, BofA Merrill Lynch calculated terminal values for Watson Wyatt by applying terminal multiples of EBITDA, ranging from 5.5x to 7.5x to Watson Wyatt’s FY2014 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of June 30, 2009, using discount rates ranging from 9.5% to 10.5%. This analysis indicated the following implied per share equity value reference range for Watson Wyatt:

Implied Per Share Equity Value Reference Range for Watson Wyatt

$42.00-$54.00

Towers Perrin. In its discounted cash flow analysis of Towers Perrin, BofA Merrill Lynch calculated terminal values for Towers Perrin by applying terminal multiples of EBITDA, ranging from 5.5x to 7.5x to Towers Perrin adjusted FY2014 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of June 30, 2009 using discount rates ranging from 9.5% to 10.5%. This analysis indicated the following implied enterprise value reference range for Towers Perrin:

Implied Enterprise Value Reference Range for Towers Perrin

$1.5 billion-$1.95 billion

Based on the implied per share equity value reference range for Watson Wyatt and implied enterprise value reference range for Towers Perrin calculated in the discounted cash flow analyses described above, BofA Merrill Lynch calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger of 1.000x:

Implied Exchange Ratio Reference Range

0.774x – 1.420x

Pro Forma Accretion/Dilution Analysis

BofA Merrill Lynch reviewed the potential pro forma financial effect of the merger on the combined company’s fiscal years 2011 through 2013 estimated GAAP EPS, assuming the impact of Class R elections and Class S elections, if applicable, resulting in an amount of Towers Watson Class R common stock and Towers Watson Class S common stock, if applicable, being issued with an aggregate value equal to $200 million, based on a value of Watson Wyatt common stock equal to $41.14 (the closing price on June 25, 2009), which assumption we refer to as “post-Election”, (1) without giving effect to the potential Synergies and (2) giving effect to the potential Synergies. Estimated financial data of Watson Wyatt and Towers Perrin were based on the Watson Wyatt Management Forecasts and the Adjusted Towers Perrin Forecasts. Excluding Synergies, these pro forma analyses indicated that the merger could be dilutive to the combined company’s estimated GAAP EPS for each of the years 2011 through 2013. Including the Synergies, this analysis indicated that the merger could be dilutive to combined company’s estimated GAAP EPS for the years ending 2011 and 2012, and accretive to combined company’s estimated GAAP EPS for 2013. The actual results achieved by the combined company may vary from projected results and the variations may be material.

BofA Merrill Lynch also reviewed the potential pro forma financial effect of the merger on the combined company’s fiscal years 2011 through 2013 estimated “cash” EPS (calculated as GAAP EPS excluding the after-tax per share impact of stock-based compensation charges and amortization of intangibles) (post-Election) (1) without giving effect to the potential Synergies and (2) giving effect to the potential Synergies. Estimated financial data of Watson Wyatt and Towers Perrin were based on the Watson Wyatt Management Forecasts and the Adjusted Towers Perrin Forecasts. Excluding Synergies, these pro forma analyses indicated that the merger could be dilutive to the combined company’s estimated “cash” EPS for each of the years 2011 through 2013. Including Synergies, this analysis indicated that the merger could be dilutive to combined company’s estimated “cash” EPS for 2011 and accretive to the combined company’s estimated “cash” EPS for 2012 and 2013. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Contribution Analysis

BofA Merrill Lynch reviewed the relative financial contributions of Watson Wyatt and Towers Perrin to the estimated future financial performance of the combined company on a pro forma basis without giving effect to the potential Synergies. BofA Merrill Lynch reviewed revenue, EBITDA and EBIT to the combined company, in each case for LTM, FY2009E and FY2010E, based on the Watson Wyatt Management Forecasts and the Adjusted Towers Perrin Forecasts. Based on these relative contributions, BofA Merrill Lynch calculated the implied exchange ratio reference ranges, as compared to the Watson Wyatt final exchange ratio provided for in the merger of 1.000x:

Implied Exchange Ratio Reference Ranges
Revenue	0.918x – 0.944x
EBITDA	1.059x – 1.187x
EBIT	0.903x – 1.027x
Watson Wyatt final exchange ratio	1.000x

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including historical trading prices and trading volumes of Watson Wyatt common stock during the one-year period ended June 25, 2009.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to Watson Wyatt’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Watson Wyatt and Towers Perrin. The estimates of the future performance of Watson Wyatt, Towers Perrin and the combined company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the Watson Wyatt final exchange ratio provided for in the merger to the holders of Watson Wyatt common stock and were provided to Watson Wyatt’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of Watson Wyatt, Towers Perrin or the combined company.

The Watson Wyatt final exchange ratio provided for in the merger was determined through negotiations between Watson Wyatt and Towers Perrin, rather than by any financial advisor, and was approved by Watson Wyatt’s board of directors. The decision to enter into the merger agreement was solely that of Watson Wyatt’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by Watson Wyatt’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Watson Wyatt’s board of directors or management with respect to the merger or the Watson Wyatt final exchange ratio.

Watson Wyatt has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of $10 million, $1.5 million of which was payable upon the rendering of its opinion and $8.5 million of which is contingent upon the completion of the merger. Watson Wyatt also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Watson Wyatt, Towers Perrin and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Watson Wyatt and have received or in the future may receive compensation for the rendering of these services, including (1) having acted as a financial advisor to Watson Wyatt in connection with its acquisition of Watson Wyatt Brans & Co. in 2007 and (2) having provided or providing certain treasury management products and services (such as services relating to credit card processing and non-interest bearing demand deposit accounts) to Watson Wyatt.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Towers Perrin and its affiliates and have received or in the future may receive compensation for the rendering of these services, including (1) having acted or acting as an agent for, and lender under, certain credit facilities of Towers Perrin, (2) having provided or providing certain foreign exchange derivative trading products and services to Towers Perrin and (3) having provided or providing certain treasury management and investment management products and services to Towers Perrin.

In addition, on October 5, 2009, Watson Wyatt and Towers Perrin entered into a commitment letter with BofA Merrill Lynch, Bank of America, N.A., an affiliate of BofA Merrill Lynch (“Bank of America”), and certain other parties relating to the Senior Credit Facility to be made available to Towers Watson, as borrower, upon completion of the merger. Subject to the terms and conditions of the Commitment Letter, BofA Merrill Lynch will act as a joint lead arranger for, and Bank of America will act as administrative agent for and lender under, the Senior Credit Facility, for which services BofA Merrill Lynch and Bank of America will receive customary compensation.

Interests of Towers Perrin’s Directors, Executive Officers and Principal Shareholders in the Merger

In considering the recommendation of Towers Perrin’s board of directors with respect to the merger agreement, Towers Perrin shareholders should be aware that some of Towers Perrin’s directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of Towers Perrin shareholders generally. Because no Towers Perrin shareholder currently owns in excess of 1% of the shares of Towers Perrin’s issued and outstanding common stock, there are no principal shareholders of Towers Perrin. The Towers Perrin board of directors was aware of these interests and considered them in approving the transactions contemplated by the merger agreement.

Towers Watson Directors. Towers Watson’s board of directors will include Mark V. Mactas, who is currently the President, Chief Executive Officer and Chairman of the Board of Directors of Towers Perrin and will serve as the Deputy Chairman of the Board of Directors of Towers Watson. In addition, Towers Watson’s board of directors is also expected to include one additional person who currently is an employee of Towers Perrin. For further information, see “Directors and Executive Officers of Towers Watson After the Merger”.

Towers Watson Management. Following completion of the merger, Mark V. Mactas will serve as President and Chief Operating Officer of Towers Watson. Additional executive officers of Towers Perrin are also expected to serve as executive officers of Towers Watson. For further information, see “Directors and Executive Officers of Towers Watson After the Merger”.

Indemnification and Insurance. Towers Perrin’s directors and officers are provided various indemnification rights and directors and officers’ liability insurance. The merger agreement provides that following the merger, all rights to indemnification existing in favor of the current or former directors, officers and executive council members of Towers Perrin as currently provided in Towers Perrin’s governing instruments and all indemnification agreements between such persons and Towers Perrin for acts or omissions occurring prior to the effective time, will be assumed and performed by Towers Perrin, as the surviving entity in the Towers Perrin merger, and will continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors, officers and executive council members arising out of such acts or omissions, except as otherwise required by applicable law. In addition, Towers Watson is required to provide similar indemnification to these individuals for a period of six years following the merger. The merger agreement also requires Towers Watson to maintain directors’ and officers’ liability insurance coverage for individuals currently covered by Towers Perrin’s policy, for a period of six years after the merger, covering acts and omissions occurring prior to the merger. For further information, see “The Merger Agreement — Covenants and Other Agreements — Indemnification and Insurance of Directors and Officers”.

Other Interests

Towers Perrin’s directors and executive officers also have the following interests in the merger that are different from Towers Perrin shareholders’ interests generally:

•

After completion of the merger, some Towers Perrin executive officers may remain officers of Towers Perrin, as a subsidiary of Towers Watson, or of Towers Perrin’s subsidiaries, or may become officers of Towers Watson.

•

Towers Perrin has in place with its Chief Executive Officer and his direct management reports, transaction based compensation agreements which provide that if their employment is involuntarily terminated by Towers Watson other than for “cause” (as defined in the transaction based compensation agreement, see page 169) or by the executive officer for “good reason” (as defined in the transaction based compensation agreement, see page 169) within two years after a “change in control” (as defined in the transaction based compensation agreement, see page 169, and which is defined to include transactions such as the proposed merger) of Towers Perrin occurs or within one year prior to the “change in control”, provided that, the executive officer reasonably demonstrates after the “change in control” that their termination was an “Anticipatory Termination” (as defined in the transaction based compensation agreement, see page 169), Towers Watson will provide the executive officer with a lump-sum cash payment equal to the sum of the following:

➢	The executive officer’s earned but unpaid base salary through his or her termination date;
➢	Any unpaid “Annual Bonus” (as defined in the transaction based compensation agreement, see page 169) payable to the executive officer in respect of the calendar year ending prior to his or her effective date of such termination;
➢	A prorated bonus for the calendar year in which the termination occurs, as described in the transaction based compensation agreement;
➢	All accrued, but unused vacation pay;

➢	Reimbursement for all expenses incurred by the executive officer prior to his or her termination date and accounted for by the executive officer in accordance with applicable Towers Perrin reimbursement policies; and
➢	An amount equal to two times the executive officer’s “Annual Compensation” (as defined in the transaction based compensation agreement, see page 169), though such amount will be reduced as necessary to cause the total lump-sum cash payment made to the executive officer to be fully deductible by Towers Perrin pursuant to Section 280G of the Code.

Based on the foregoing, if, after completion of the merger, any of Towers Perrin’s executive officers (who received six of the eight transaction based compensation agreements) who remain with Towers Watson or one of its subsidiaries, and who has entered into a transaction based compensation agreement described above, either (1) is terminated other than for “cause” or (2) experiences a material diminution in his or her duties, titles, responsibilities or authority from those in effect immediately prior to the merger, or a change in reporting structure, or a material reduction in “Base Salary” or “Annual Bonus” (as defined in the transaction based compensation agreement, see page 169), giving rise to a claim of a “good reason” termination event under such agreement, the executive officer, in addition to previously accrued payments and benefits, would be entitled to the following amounts (assuming the transaction closes on December 31, 2009, a full year, rather than a prorated bonus, would be received): (1) Jim Foreman, $3,308,294; (2) Patricia Guinn, $3,283,440; (3) Bob Hogan, $4,131,967; (4) Don Lowman, $3,124,127; (5) Mark Mactas, $5,513,731; and (6) Kevin Young, $1,712,837.

•

Directors Martine A. Ferland and Mark Maselli and James K. Foreman, Managing Director, Human Capital Group, are the holders of 14, 54 and 256 Towers Perrin RSUs, respectively, which are convertible into shares of Towers Watson restricted Class A common stock pursuant to the terms of the merger agreement. No director or executive officer of Towers Perrin is a Guaranteed RSU Holder.

•	Directors Andrew S. Cherkas, Tamara S. Mattson, Philippe A. Poincloux, and Hugh F. Shanks are each a Class R Eligible Participant.

As of the date of this document, Towers Perrin’s directors, executive officers and their affiliates own approximately 6% of the outstanding Towers Perrin common stock. They will be entitled to receive in the merger the same consideration for their shares as all other Towers Perrin shareholders.

Watson Wyatt directors, executive officers and their affiliates did not own any shares of Towers Perrin common stock as of the date of this document.

Interests of Watson Wyatt’s Directors, Executive Officers and Principal Stockholders in the Merger

As of October 29, 2009, Watson Wyatt’s directors, executive officers and their affiliates owned approximately 1.7% of the outstanding Watson Wyatt Class A common stock. They will be entitled to receive in the merger the same consideration for their shares as all other Watson Wyatt stockholders. In considering the recommendation of Watson Wyatt’s board of directors, Watson Wyatt’s stockholders should be aware that some of the directors and executive officers of Watson Wyatt have interests in the merger that are different from, or in addition to, the interests of Watson Wyatt’s stockholders generally. In recommending that the stockholders approve and adopt the merger agreement, the board of directors of Watson Wyatt was aware of these interests and considered them in approving the merger agreement. See “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Recommendation of Watson Wyatt’s Board of Directors and Reasons for the Merger”.

Towers Watson Directors. Towers Watson’s board of directors will include six individuals designated by Watson Wyatt, including John J. Haley, who is currently the President, Chief Executive Officer and Chairman of the Board of Directors of Watson Wyatt and will serve as the Chairman of the Board of Directors of Towers Watson. Towers Watson’s board of directors is also expected to include one additional person who currently serves as an employee of Watson Wyatt. The other four Watson Wyatt designees to the Towers Watson board are expected to be selected from among Watson Wyatt’s current independent directors. For further information, see “Directors and Executive Officers of Towers Watson After the Merger”.

Towers Watson Management. Following completion of the merger, Mr. Haley will serve as Chief Executive Officer of Towers Watson. Additional executive officers of Watson Wyatt are also expected to serve as executive officers of Towers Watson. For further information, see “Directors and Executive Officers of Towers Watson After the Merger”.

Indemnification and Insurance. Watson Wyatt’s directors and officers are provided various indemnification rights and directors and officers’ liability insurance. The merger agreement provides that following the merger, all rights to indemnification existing in favor of the current or former directors and officers of Watson Wyatt as currently provided in Watson Wyatt’s governing instruments and all indemnification agreements between such persons and Watson Wyatt for acts or omissions occurring prior to the effective time, will be assumed and performed by Watson Wyatt, as the surviving entity in the Watson Wyatt merger, and will continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors, officers and executive council members arising out of such acts or omissions, except as otherwise required by applicable law. In addition, Towers Watson is required to provide similar indemnification to these individuals for a period of six years following the merger. The merger agreement also requires Towers Watson to maintain directors’ and officers’ liability insurance coverage for individuals currently covered by Watson Wyatt’s policy, for a period of six years after the merger, covering acts and omissions occurring prior to the merger. For further information, see “The Merger Agreement — Covenants and Other Agreements — Indemnification and Insurance of Directors and Officers”.

Other Interests

Watson Wyatt’s directors and executive officers also have the following interests in the merger that are different from Watson Wyatt stockholders’ interests generally:

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After completion of the merger, some Watson Wyatt executive officers may remain officers of Watson Wyatt, as a subsidiary of Towers Watson, or of Watson Wyatt’s subsidiaries, or may become officers of Towers Watson.

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Certain Watson Wyatt executive officers have outstanding Watson Wyatt DSUs granted pursuant to Watson Wyatt’s Performance Share Bonus Incentive Programs (which we refer to as “SBI Programs”, and which are described in the section entitled “Compensation of Executive Officers After the Merger”). Watson Wyatt DSUs granted under the SBI Programs entitle the award recipient to receive shares of Watson Wyatt common stock when the DSUs vest at the end of a three-year performance period; the number of shares received is contingent upon achievement of performance criteria. Watson Wyatt’s compensation committee has determined that, at the effective time, awards outstanding under the fiscal year 2008 SBI Program will not vest, with the effect that no shares will be earned or paid under those awards and the awards will be forfeited. The compensation committee of Watson Wyatt’s board of directors has determined that Watson Wyatt DSUs granted under the fiscal year 2009 SBI Program will vest at 100% of target if the effective time occurs before completion of the performance period for the 2009 SBI Program. The performance period for the 2009 SBI Program ends on June 30, 2011, and the target number of shares subject to the program is 58,107 (of which 54,384 are subject to DSUs held by current executive officers). If the effective time occurs prior to the end of the performance period for the 2009 SBI Program, each outstanding Watson Wyatt DSU under the program will automatically vest at the effective time, and will be settled in shares of Towers Watson Class A common stock. The following Watson Wyatt executive officers currently have outstanding Watson Wyatt DSUs under the 2008 and 2009 SBI Program: Walter Bardenwerper, John Haley, Kevin Meehan, Roger Millay, Stephen Mele, Babloo Ramamurthy, Paul Platten and Gene Wickes.

As a result, the following number of shares of Towers Watson Class A common stock, plus dividend equivalents that will have accrued prior to the effective time, will be paid to Watson Wyatt’s executive officers in settlement of outstanding DSUs representing their vested fiscal year 2009 SBI Program awards at the effective time:

Name	SBI Program	Number of DSUs Granted	Number of DSUs (Including Dividend Equivalents)*	Number of Shares of Towers Watson Class A Common Stock to be Issued at the Effective Time
John Haley	FY09 FY08	25,951 26,001	26,183 26,390	26,183 0
Roger Millay	FY09 FY08	6,094 0	6,149 0	6,149 0
Kevin Meehan	FY09 FY08	5,097 5,108	5,143 5,185	5,143 0
Gene Wickes	FY09 FY08	5,097 5,108	5,143 5,185	5,143 0
Babloo Ramamurthy	FY09 FY08	3,768 4,176	3,802 4,239	3,802 0
Walter Bardenwerper	FY09 FY08	3,324 3,343	3,354 3,393	3,354 0
Paul Platten	FY09 FY08	2,553 2,452	2,576 2,489	2,576 0
Steve Mele	FY09 FY08	2,500 2,508	2,523 2,546	2,523 0
Total		103,080	104,300	54,873

*	Number of FY09 Performance Shares Granted with Dividend Equivalents is calculated as of October 15, 2009. If Watson Wyatt pays additional dividends to its stockholders prior to the effective time, the number of accrued dividend equivalents payable in shares of Towers Watson Class A common stock in settlement of the DSUs set forth above shall be increased accordingly.

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Certain Watson Wyatt executive officers will receive accelerated payouts at the effective time under the Senior Officers’ Deferred Compensation Plan (which we refer to as the “SODCP”, and which is described in the section entitled “Compensation of Executive Officers After the Merger”). Under the terms of the SODCP, at the effective time, all accrued cash in a participant’s account will be paid to the participant, and all accrued shares of Watson Wyatt common stock (including any dividend equivalents accrued as of the effective time) will be paid in the form of Towers Watson Class A common stock. Participants’ cash balances fluctuate based on the market value of the underlying deemed investments under the SODCP. The following executive officers have the following account balances under the SODCP as of October 31, 2009: (1) John Haley, $2,718,136 and 199,423 shares; (2) Kevin Meehan, 5,307 shares; and (3) Gene Wickes, 16,534 shares.

As a result, the following number of shares of Towers Watson Class A common stock, plus dividend equivalents that will have accrued prior to the effective time, will be paid to Watson Wyatt’s executive officers as payment of their respective account balances in the SODCP at the effective time:

Name	Number of Shares in SODCP*	Number of Shares of Towers Watson Class A common stock to be Issued at the Effective Time
John Haley	199,423	199,423
Gene Wickes	16,534	16,534
Kevin Meehan	5,307	5,307
Total	221,264	221,264

*	Number of Shares in SODCP includes dividend equivalents calculated as of October 15, 2009. The next dividend payment date is January 15, 2010. If Watson Wyatt pays additional dividends to its stockholders prior to the effective time, the number of accrued dividend equivalents payable in shares of Towers Watson Class A common stock in payment of an executive’s account balance in the SODCP shall be increased accordingly.

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Certain Watson Wyatt directors will receive accelerated payouts at the effective time under the Watson Wyatt Voluntary Deferred Compensation Plan for Non-Employee Directors (which we refer to as the “Director Plan”). Watson Wyatt non-employee directors are generally paid in a combination of cash and shares of Watson Wyatt common stock at the end of each calendar quarter and these directors may elect to defer receipt of all or a portion of these amounts under the Director Plan. At closing, all accrued cash balances, including accrued interest, will be paid to the participants in the Director Plan and all accrued shares of Watson Wyatt common stock (including any dividend equivalents accrued by that time) will be paid in the form of Towers Watson Class A common stock. The following directors have the following account balances under the Director Plan as of October 31, 2009: (1) John J. Gabarro, $174,319, (2) R. Michael McCullough, $1,294,987 and 6,343 shares; (3) Brendan R. O’Neill, 4,579 shares; (4) Linda D. Rabbitt, 4,579 shares; (5) Gilbert T. Ray, 1,312 shares; and (6) John C. Wright, $41,019 and 1,914 shares.

As a result, the following number of shares of Towers Watson Class A common stock, plus dividend equivalents that will have accrued prior to the effective time, will be paid to Watson Wyatt’s non-employee directors as payment of their respective account balances in the Director Plan at the effective time:

Name	Number of Shares in Director Plan*	Number of Shares of Towers Watson Class A common stock to be Issued at the Effective Time
John J. Gabarro	0	0
R. Michael McCullough	6,332	6,332
Brendan O’Neill	4,571	4,571
Linda Rabbitt	4,571	4,571
Gilbert T. Ray	1,310	1,310
John C. Wright	1,911	1,911
Total	18,695	18,695

*	Number of Shares in the Director Plan includes dividend equivalents calculated as of October 15, 2009. If Watson Wyatt pays additional dividends to its stockholders prior to the effective time, the number of accrued dividend equivalents payable in shares of Towers Watson Class A common stock in payment of a director’s account balance in the Director Plan shall be increased accordingly.

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Certain Watson Wyatt executive officers have outstanding options to purchase Watson Wyatt Class A common stock, which were awarded under the Watson Wyatt 2000 Long-Term Incentive Plan. All of these options were granted on September 9, 2009, with an exercise price of $42.47 per share. These options will vest immediately upon completion of the merger, and will be exchanged at the effective time for vested options to purchase shares of Towers Watson Class A common stock on a one-for-one basis, with the same exercise price as the underlying Watson Wyatt options.

In the past, Watson Wyatt has issued performance-based awards to executive officers in respect of each fiscal year under its SBI Program. These awards have typically had a three-year performance period. Because the merger is expected to be completed during Watson Wyatt’s fiscal year 2010, which would be the first year of the three-year performance period for performance-based awards issued in fiscal year 2010, it would be impossible for award recipients to satisfy the performance criteria associated with such awards before the merger is completed. As a result, the compensation committee of Watson Wyatt’s board of directors determined to grant stock options as incentive compensation in lieu of granting awards under the SBI Program for fiscal year 2010. The options were granted to high-performing senior executives of Watson Wyatt who otherwise would have been selected by the compensation committee to receive SBI Program awards. Because the compensation committee anticipated that the merger would be completed roughly halfway through fiscal year 2010, the Black-Scholes value of options granted was approximately one-half of the target value of awards that would otherwise have been granted under the SBI Program for the full fiscal year 2010.

The following table shows the number of Watson Wyatt options currently held by Watson Wyatt executive officers, and the number of vested options to purchase shares of Towers Watson Class A common stock that each will hold following the effective date:

Name	Number of Watson Wyatt Options	Number of Vested Towers Watson Stock Options following the Effective Time
Walter Bardenwerper	7,114	7,114
John Haley	55,530	55,530
Kevin Meehan	10,908	10,908
Stephen Mele	5,351	5,351
Roger Millay	13,042	13,042
Paul Platten	5,464	5,464
Chandrasekhar (Babloo) Ramamurthy	9,365	9,365
Gene Wickes	10,908	10,908
Total	117,682	117,682

Appraisal Rights

Watson Wyatt Stockholders. Under the DGCL, Watson Wyatt stockholders are not entitled to appraisal rights in connection with the merger.

Towers Perrin Shareholders: Under Section 1930 and Subchapter 15D of the PBCL, the Towers Perrin shareholders are entitled to dissent from approval of the merger agreement and demand payment of the fair value of their shares of Towers Perrin common stock in accordance with the procedures under Subchapter 15D.

A summary of the rights of dissenting shareholders follows. This summary is qualified in its entirety by reference to the full text of Section 1930 and Subchapter 15D, which is provided as Annex E to this document, and which sets forth the applicable dissenters rights provisions under the PBCL. Any holder of shares of Towers Perrin common stock who desires to exercise dissenters rights should review carefully Subchapter 15D and is urged to consult a legal advisor before electing or attempting to exercise those dissenters rights.

Subject to the exceptions stated below, Towers Perrin shareholders who comply with the applicable procedures, which are summarized below, will be entitled to dissenters rights under Subchapter 15D.

Towers Perrin shareholders who follow the procedures of Subchapter 15D will be entitled to receive from Towers Perrin the fair value of their shares calculated as of immediately before the completion of the merger. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the merger. Towers Perrin shareholders who elect to exercise their dissenters rights must comply with all of the procedures to preserve those rights under Subchapter 15D.

Shares Eligible for Dissenters Rights

Generally, if an owner of Towers Perrin common stock chooses to assert dissenters rights, the owner must dissent as to all of the shares of Towers Perrin common stock he or she owns. The PBCL distinguishes between record holders and beneficial owners. A holder may assert dissenters rights as to fewer than all the shares of Towers Perrin common stock registered in his or her name only if he or she is not the beneficial owner of the shares of Towers Perrin common stock with respect to which he or she does not exercise dissenters rights.

Record Holder Who is Not the Beneficial Owner

A record holder may assert dissenters rights on behalf of the beneficial owner. If a holder is a record owner and wishes to exercise dissenters rights on behalf of the beneficial owner, the holder must disclose the name and address of the person or persons on whose behalf he or she dissents. In that event, the holder’s rights will be determined as if the dissenting shares and the other shares were registered in the names of the beneficial owners.

Beneficial Owner Who is Not the Record Holder

A beneficial owner of shares of Towers Perrin common stock who is not also the record holder may assert dissenters rights. A person who is a beneficial owner but who is not the record holder who wishes to assert his or her dissenters rights must submit a written consent of the record holder to the Secretary of Towers Perrin prior to the vote on the proposal to approve and adopt the merger agreement. A person may not dissent with respect to some but less than all shares of Towers Perrin common stock he or she owns. A shareholder’s vote on the proposal to amend Towers Perrin’s bylaws will have no effect on the holder’s ability to provide a notice of intention to dissent.

Dissenters Rights Procedures for Towers Perrin Shareholders

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Notice of Intention to Dissent. If a person wishes to exercise dissenters rights, with respect to shares of Towers Perrin common stock, he or she must follow the procedures set forth in Annex E. He or she must file a written notice of intention to demand the fair value of his or her shares of Towers Perrin common stock with the Secretary of Towers Perrin prior to the vote on the proposal to approve and adopt the merger agreement. He or she must not make any change in his or her beneficial ownership of shares of Towers Perrin common stock from the date he or she files the notice until the effective time. And he or she must refrain from voting his or her shares “FOR” the merger agreement proposal.

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Notice to Dissenters. If the Towers Perrin shareholders approve the merger, Towers Perrin will mail a notice to all dissenting common stock holders who filed a notice of intention to dissent prior to the vote on the merger. Towers Perrin expects to mail the notice promptly after the merger. The notice will state where and when a shareholder’s demand for payment must be sent. The notice will also supply a form for demanding payment which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares of Towers Perrin common stock. The demand form will be accompanied by a copy of Subchapter 15D. The board of directors of Towers Perrin intends to require that shares of Towers Perrin common stock will not be transferable after Towers Perrin receives a demand for payment of their fair value under Subchapter 15D.

If a person asserts his or her dissenters rights, he or she must ensure that Towers Perrin receives his or her demand form on or before the demand deadline. All mailings to Towers Perrin are at the dissenters risk. Accordingly, Towers Perrin recommends that a notice of intention to dissent and demand form be sent by certified mail, by overnight courier or by hand delivery.

If a person fails to file a notice of intention to dissent or fails to complete and return the demand form, each within the specified time periods, that person will lose his or her dissenters rights under Subchapter 15D. A holder or owner of Towers Perrin common stock will retain all rights of a common stock holder, or beneficial owner, until those rights are modified by completion of the merger.

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Payment of Fair Value by Towers Perrin. Upon timely receipt of the completed demand form, the PBCL requires Towers Perrin to either remit to dissenters who complied with the procedures the amount Towers Perrin estimates to be the fair value for the dissenters’ shares of Towers Perrin common stock or give written notice that no such remittance will be made.

Towers Perrin will determine whether to make such a remittance or to defer payment for shares until completion of the necessary appraisal proceedings. Towers Perrin may consider the number of shares, if any, with respect to which holders of Towers Perrin common stock dissented and any objections that may be raised with respect to the standing of a dissenting holder of Towers Perrin common stock.

The remittance or notice will be accompanied by: (1) the closing balance sheet and statement of income of Towers Perrin for the fiscal year ended 2008 and the latest available interim financial statements; (2) a statement of Towers Perrin’s estimate of the fair value of the shares of Towers Perrin common stock; and (3) notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

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Release of Transfer Restrictions. If Towers Perrin does not remit the amount of its estimate of the fair value of the shares, it will release the shares of a dissenter from the restriction on transfer imposed as a result of the dissenter’s demand for payment. The shares will remain subject, however, to the restrictions on transfer in Towers Perrin’s bylaws (to the extent such restrictions remain in place).

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Dissenting Shareholder’s Estimate of Fair Value. If Towers Perrin gives notice of its estimate of the fair value of the shares of Towers Perrin common stock, without remitting this amount, or remits payment of its estimate of the fair value of the shares of Towers Perrin common stock, and the dissenter believes that the amount remitted or stated is less than the fair value of such shares, the dissenter may send to Towers Perrin his or her own estimate of the fair value of the shares. Such estimate shall be deemed a demand for payment of the amount of the deficiency. If the dissenter does not file his or her estimate within 30 days after the mailing by Towers Perrin of its remittance or notice, the dissenter will only be entitled to the amount stated in the notice or remitted to him or her by Towers Perrin.

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Resort to Court for Relief. If, after the later of 60 days after the completion of the merger or after the timely receipt of any holder’s estimate, demands remain unpaid, Towers Perrin may file an application for relief, requesting the court determine the fair value of the shares. There is no assurance that Towers Perrin will file this application.

In the court proceeding, all dissenters, wherever residing, whose demands have not been settled will be made parties to the proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter made a party will be entitled to recover an amount equal to the fair value of the dissenter’s shares, plus interest, or if Towers Perrin previously remitted any amount to the dissenter, any amount by which the fair value of the dissenter’s shares is found to exceed the amount previously remitted, plus interest.

If Towers Perrin fails to file an application for relief, any dissenter who made a demand and who has not already settled his or her claim against Towers Perrin may file an application for relief in the name of Towers Perrin any time within 30 days after the expiration of the 60-day period described above in which Towers Perrin could have done so. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid Towers Perrin’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Costs and Expenses of Court Proceedings

The costs and expenses of the court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Towers Perrin. The court may, however, apportion and assess any part of the costs and expenses of court proceedings as it deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be in bad faith. If Towers Perrin fails to comply substantially with the requirements of Subchapter 15D, the court may levy fees and expenses of counsel and of experts for the parties as it deems appropriate against Towers Perrin and in favor of any or all dissenters. The court may levy fees and expenses of counsel and experts against either Towers Perrin or a dissenter, if the court finds that a party acted in bad faith. If the court finds that the services of counsel for any dissenter substantially benefited other dissenters similarly situated and should not be assessed against Towers Perrin, it may award counsel reasonable fees to be paid out of the amounts awarded to the dissenters who benefited.

No Right to an Injunction

Under the PBCL, a Towers Perrin shareholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the transaction proposal, nor any right to valuation and payment of the fair value of the holder’s shares because of the merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that, absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

Regulatory Requirements

Antitrust Clearance in the United States. Under the HSR Act, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division, and applicable waiting period requirements have been satisfied. On August 6, 2009, the parties’ request for early termination of the waiting period under the HSR Act was granted. Notwithstanding termination of the waiting period under the HSR Act, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary in the public interest. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, could challenge the transaction under antitrust laws in certain circumstances.

For further information, see “The Merger Agreement — Covenants and Other Agreements — Reasonable Best Efforts”.

Competition Clearance Outside of the United States. Competition and regulatory notifications to, and approvals in, certain jurisdictions outside of the United States are also required in connection with the merger. The obligation of each party to effect the merger is subject to the merger being approved by the European Commission pursuant to the EC Merger Regulation. The parties have filed a submission with the European Commission, which is pending approval.

Accounting Treatment

The merger will be accounted for using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States pursuant to Statement of Financial Accounting Standards No. 141(R), Business Combinations. Although the business combination of Towers Perrin and Watson

Wyatt is a “merger of equals”, generally accepted accounting principles require that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the evidence available. Watson Wyatt will be treated as the acquiring entity for accounting purposes. Accordingly, the historical financial statements of Watson Wyatt will become the historical financial statements of the Holding Company.

Voting Agreements

Concurrently with the execution of the merger agreement and as a condition and inducement to each party’s willingness to enter into the merger agreement, (1) each of the executive officers and directors of Towers Perrin entered into an agreement in substantially the form attached as Annex B-1 to this document, pursuant to which each such person has agreed, among other things, to vote the shares of Towers Perrin common stock held by such person in favor of the proposal to approve and adopt the merger agreement, and (2) certain executive officers and all directors of Watson Wyatt entered into an agreement in substantially the form attached as Annex B-2 to this document, pursuant to which each such person has agreed, among other things, to vote the shares of Watson Wyatt Class A common stock held by such person in favor of the proposal to approve and adopt merger agreement.

Stock Exchange Listing and Stock Prices

Towers Perrin’s common stock is not publicly traded. Watson Wyatt’s Class A common stock is currently listed on the NYSE and NASDAQ under the symbol “WW”. Following completion of the merger, shares of common stock of Watson Wyatt will no longer be listed or traded on either the NYSE or NASDAQ. Shares of Towers Watson Class A common stock will be listed on the NYSE and NASDAQ under the symbol “TW”, subject to the approval of the respective exchanges. Towers Perrin and Watson Wyatt will use reasonable best efforts to prepare and submit to each of the NYSE and NASDAQ a listing application covering the shares of Towers Watson Class A common stock issuable in the merger; however only the listing of Towers Watson Class A common stock on the NYSE is a condition to the consummation of the merger.

Senior Credit Facility

On October 5, 2009, Watson Wyatt and Towers Perrin entered into the Commitment Letter with Bank of America, BofA Merrill Lynch, PNC and PNC Capital Markets, LLC relating to the Senior Credit Facility to be made available to Towers Watson, as borrower, upon completion of the merger.

The commitment letter provides that proceeds from the Senior Credit Facility would be available for use by Towers Watson to, among other things, (1) refinance and retire existing indebtedness of Watson Wyatt and Towers Perrin under their existing credit facilities, (2) finance costs and expenses of the merger, the Senior Credit Facility and related transactions, (3) finance payments of cash merger consideration to certain Towers Perrin shareholders in the merger and repayment of up to $200 million in Towers Watson Notes; (4) finance acquisitions permitted by the terms and conditions of the definitive loan documentation; and (5) finance ongoing working capital and other general corporate purposes of Towers Watson and its subsidiaries after consummation of the merger.

Bank of America and PNC have each provided commitments of up to $75 million under the Senior Credit Facility. These commitments are subject to a variety of customary closing conditions, including entry into definitive documentation for the Senior Credit Facility no later than February 26, 2010, and commitments from additional lenders of at least $200 million to the Senior Credit Facility. The commitment letter provides that the Senior Credit Facility will have a term of three years, and will be made available subject to the satisfaction of certain conditions precedent that are customary for financings of this kind, including completion of the Merger no later than April 30, 2010.

Based on the commitment letter, we expect Towers Watson will be able to select among different interest rate formulae and interest periods. We expect the interest rate will vary depending on Towers Watson’s leverage ratio at the time of the applicable drawdown. The terms of the definitive documentation for the Senior Credit Facility have not yet been negotiated, and could differ from this summary.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this document and is incorporated into this document by reference. You should read the merger agreement in its entirety, as it is the legal document governing the merger.

The merger agreement and this summary of its terms have been included with this document to provide you with information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about Watson Wyatt or Towers Perrin contained in this proxy statement/prospectus or in Watson Wyatt’s public reports filed with the SEC. In your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and in some cases have been qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement.

Structure of the Merger

To combine the business of Towers Perrin and Watson Wyatt, the parties formed the Holding Company, which is jointly owned by Towers Perrin and Watson Wyatt. The Holding Company formed two new, wholly owned subsidiaries, Towers Perrin Merger Corp. and Watson Wyatt Merger Corp. At the effective time:

•	Towers Perrin Merger Corp. will merge with and into Towers Perrin, and Towers Perrin will be the surviving corporation.
•	Watson Wyatt Merger Corp. will merge with and into Watson Wyatt, and Watson Wyatt will be the surviving corporation.

The Holding Company will then change its name to Towers Watson & Co. As a result of the Towers Perrin merger and the Watson Wyatt merger, Towers Perrin and Watson Wyatt will each become a wholly owned subsidiary of Towers Watson, and the current security holders of Towers Perrin and Watson Wyatt will become stockholders of Towers Watson.

The following diagram illustrates the structure of the merger:

The Merger

Immediately Following the Effective Time

The Closing and Effective Time of the Merger

The closing of the merger will take place as soon as practicable but in no event later than the second business day following the satisfaction or waiver of each of the conditions to closing (other than conditions that will be satisfied at the closing of the merger), unless the parties agree to close at another time.

As soon as practicable following the closing of the merger, the Holding Company will file an amended and restated certificate of incorporation with the Secretary of State of Delaware, which will become effective at the time agreed to by Towers Perrin and Watson Wyatt (which time will not be later than the second business day after the closing date).

Concurrently with filing the Holding Company’s amended and restated certificate of incorporation, Towers Perrin Merger Corp. and Towers Perrin will execute and file articles of merger providing for the Towers Perrin merger with the Department of State of the Commonwealth of Pennsylvania, and Watson Wyatt will execute and file a certificate of merger providing for the Watson Wyatt merger with the Secretary of State of Delaware. Towers Perrin’s articles of merger and Watson Wyatt’s certificate of merger will specify that the Towers Perrin merger and the Watson Wyatt merger, respectively, will be effective at the time agreed to by Towers Perrin and Watson Wyatt, which time will not be later than the second business day after the merger’s closing date but will be at least one minute after the Holding Company’s amended and restated certificate of incorporation becomes effective.

We currently anticipate that the special meetings will take place in the fourth quarter of calendar 2009 and that closing will occur as soon as possible after the special meetings. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. We cannot assure you whether, or when, Towers Perrin and Watson Wyatt will obtain the required approvals or complete the merger. If the merger is not completed by the “Outside Date” (as defined below), either Towers Perrin or Watson Wyatt may terminate the merger agreement as long as the failure to complete the merger is not due to the terminating party’s failure to comply with the merger agreement.

Conversion of Stock, Stock Options and Other Awards

Towers Perrin Security Holders

The merger agreement provides that each:

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Share of Towers Perrin common stock (other than shares that will be converted into shares of Towers Watson Class R common stock or Towers Watson Class S common stock as detailed below) that is issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of fully paid and nonassessable shares of Towers Watson Class B common stock (in various subclasses as detailed below); and

•

Towers Perrin RSU that is issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of fully paid and nonassessable shares of Towers Watson restricted Class A common stock (unless otherwise provided in a holder’s Towers Perrin RSU award agreement).

The number of shares to be received by the Towers Perrin security holders (including shares of Towers Watson Class R common stock and Towers Watson Class S common stock) will be determined at the merger’s closing based on the Towers Perrin final exchange ratio (as defined below). The Towers Perrin final exchange ratio will be calculated so that Towers Perrin security holders will receive, in the aggregate, a number of shares equal to 50% of Towers Watson’s voting common stock then outstanding. To ensure that immediately after the effective time 50% of Towers Watson’s voting common stock then outstanding is received by Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, (1) the Towers Perrin final exchange ratio is fixed and does not fluctuate based on the relative value of Towers Perrin and Watson Wyatt, but instead is based on the number of Towers Perrin and Watson Wyatt shares outstanding on a fully diluted basis immediately before the effective time and (2) the Watson Wyatt final exchange ratio is fixed at one share of Towers Watson Class A common stock for each share of Watson Wyatt Class A common stock, and does not fluctuate based on the relative values of Towers Perrin and Watson Wyatt.

The shares of Towers Watson Class B common stock received by Towers Perrin shareholders (other than shareholders who make a valid Class R or Class S election for some or all of their shares) will be issued as follows:

•	25% will be shares of Towers Watson Class B-1 common stock;
•	25% will be shares of Towers Watson Class B-2 common stock;
•	25% will be shares of Towers Watson Class B-3 common stock; and
•	25% will be shares of Towers Watson Class B-4 common stock.

The number of shares of Towers Watson restricted Class A common stock to be issued to all holders of Towers Perrin RSUs (including Guaranteed RSU Holders) is based, in part, on the Towers Perrin final exchange ratio. In doing so, the Towers Power final exchange ratio ensures that the number of shares of Towers Watson common stock received by (1) Towers Perrin shareholders equals exactly 90% of the total shares of Towers Watson common stock received by Towers Perrin security holders in the merger and (2) holders of Towers Perrin RSUs equals exactly 10% of the total shares of Towers Watson common stock received by Towers Perrin security holders in the merger. Once this 10% pool of shares of Towers Watson common stock has been allocated to be received by the holders of Towers Perrin RSUs, the number of shares of Towers Watson restricted Class A common stock to be issued to all holders of Towers Perrin RSUs will be determined as follows:

•

First, on or after the second trading day prior to closing, and prior to the effective time, Towers Perrin will issue, to each holder of a Guaranteed Towers Perrin Award who is then employed by Towers Perrin or any of its subsidiaries, a number of Towers Perrin RSUs equal to (1) the guaranteed dollar amount set forth in the award letter for such holder’s Guaranteed Towers Perrin Award, divided by (2) the product of (x) the “final Watson Wyatt stock price” multiplied by (y) the Towers Perrin final exchange ratio. Towers Perrin RSUs granted to these Towers Perrin employees will be converted in the merger into shares of Towers Watson restricted Class A common stock that have an aggregate value equal to a specified dollar amount. “Guaranteed Towers Perrin Awards” are awards of additional compensation payable in the form of restricted stock with a minimum value in the event of a “change of control” transaction involving Towers Perrin. These awards are held by a small number of employees of Towers Perrin and its subsidiaries (the “Guaranteed RSU Holders”) and were determined on an individual basis (based on the recipient’s seniority and contributions made and expected to be made to the firm as determined by Towers Perrin’s senior management, and were not negotiated) as a means by which to retain the services of such employee. As of the date of this document, the aggregate amount to be received by these employees in exchange for their Towers Perrin RSUs is $6.55 million. We do not expect this aggregate amount to increase between now and the effective time.

•

Second, each Towers Perrin RSU that is issued and outstanding immediately prior to the effective time that is not held by a Guaranteed RSU Holder will be converted into fully paid and nonassessable shares of Towers Watson restricted Class A common stock based in part on the Towers Perrin final exchange ratio as noted above; provided, however, that the number of shares of Towers Watson restricted Class A common stock to be issued to each holder of Towers Perrin RSUs will be increased or decreased pro rata based on the number of Towers Perrin RSUs that he or she holds as necessary to ensure that the aggregate number of shares of Towers Perrin RSUs (including the shares received by Guaranteed RSU Holders) equals 10% of the aggregate number of shares of Towers Watson common stock to be issued to Towers Perrin security holders in the merger.

Shares of Towers Perrin common stock held by shareholders who demand appraisal rights will not be converted into Towers Watson common stock as detailed above.

The definitions of some of the terms used above are:

•	Towers Perrin final exchange ratio means the result (rounded to nine decimal places) obtained by calculating the following number:

Total # of “fully diluted Watson Wyatt shares” immediately prior to the effective time
Total number of “fully diluted Towers Perrin shares” (not including Towers Perrin RSUs) immediately prior to the effective time)/0.90

In the denominator, the reason for dividing the number of fully diluted Towers Perrin shares by 0.90 is to ensure that the number of shares of Towers Watson common stock received by (1) Towers Perrin shareholders equals exactly 90% of the total shares of Towers Watson common stock received by Towers Perrin security holders in the merger and (2) holders of Towers Perrin RSUs equals exactly 10% of the total shares of Towers Watson common stock received by Towers Perrin security holders in the merger.

•	“Fully diluted Watson Wyatt shares”, as defined in the merger agreement, means at any time of determination:
➢	The total number of shares of Watson Wyatt Class A common stock outstanding, plus
➢	The total number of shares of Watson Wyatt Class A common stock issuable pursuant to then-outstanding securities (other than Watson Wyatt options) issued by Watson Wyatt that are convertible or exercisable for shares of Watson Wyatt Class A common stock (including, without limitation, the number of shares of Watson Wyatt Class A common stock that will become issuable immediately following the effective time pursuant to outstanding Watson Wyatt DSUs), but not including any shares issuable upon exercise of any stock options, deferred stock units or similar rights that will, by their terms, be terminated or cancelled at or prior to the effective time without requiring the issuance of any securities in respect thereof, plus 36,562.

The 36,562 shares noted above in the calculation of the number of fully-diluted Watson Wyatt shares is added in order to reflect the 125,648 outstanding Watson Wyatt options, which number of options was equivalent in value to 36,562 shares, based on a Black-Scholes calculation (in which the parties used an assumed weighted average term of 54 months, an annual standard deviation of 32.5%, a discount rate of 2.5% and a dividend yield of 0.68%). Although the total number of Watson Wyatt options currently outstanding is 125,648, the parties agreed to account for a smaller number in calculating the Towers Perrin final exchange ratio because stock options will not result in the issuance of shares of Towers Watson stock at the effective time, but will instead be converted into options to purchase Towers Watson Class A common stock. All outstanding Watson Wyatt options have an exercise price of $42.47 per share and expire in September 2016. As noted in the section entitled “Towers Perrin Proposal No. 1 and Watson Wyatt Proposal No. 1: The Merger Agreement — Interests of Watson Wyatt’s Directors, Executive Officers and Principal Stockholders in the Merger — Other Interests”, these options were granted in lieu of awards under the SBI Program in light of the anticipated timing of the pending merger. Under the merger agreement, the methodology for calculating the Towers Perrin final exchange ratio is based on the underlying principle that an equal number of shares of Towers Watson voting common stock should be issued to Towers Perrin security holders and Watson Wyatt security holders. As noted elsewhere, Watson Wyatt options will fully vest and be converted at the effective time into options to purchase Towers Watson Class A common stock. Because it is impossible to predict how many of these options will ultimately be exercised and result in the issuance of Towers Watson shares, the parties agreed to assume that 36,562 Towers Watson shares would ultimately be issued upon exercise of these 125,648 options. Although the number of shares issued pursuant to the exercise of these options may be higher or lower, the parties decided this was a reasonable amount because it represented the number of Watson Wyatt shares that would have been granted under the SBI Program for the first half of fiscal year 2010, and the Watson Wyatt option grants were designed to provide incentive compensation to Watson

Wyatt executives with an equivalent value (based on a Black-Scholes calculation) to this number of shares.

•	“Fully diluted Towers Perrin shares” means at any time of determination:
➢	The total number of shares of Towers Perrin common stock then outstanding, plus
➢	The total number of Towers Perrin RSUs then outstanding, plus
➢	The total number of shares of Towers Perrin common stock issuable pursuant to then-outstanding securities issued by Towers Perrin that are convertible or exercisable for shares of Towers Perrin common stock, but not including any shares issuable upon exercise of any Towers Perrin warrants, any “fast mover awards” (as defined in the merger agreement) stock options or similar rights that will, by their terms, be terminated or cancelled or expire at or prior to the effective time without requiring the issuance of any securities in respect thereof.

Finally, each holder of a share of Towers Perrin common stock that is converted in the merger, including shares that will be converted into shares of Towers Watson Class R common stock or Towers Watson Class S common stock, shall also receive shares of Towers Watson Class F stock equal to the product of (1) 100,000 and (2) a fraction, the numerator of which is the total number of such holder’s shares of Towers Perrin common stock and the denominator of which is the total number of shares of Towers Perrin common stock. As described more fully in “Description of Towers Watson’s Common Stock” and below in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions — Vesting, Forfeiture, Transfer and Reallocation Provisions Applicable to Towers Watson restricted Class A common stock”, the Towers Watson Class F stock has no rights, powers or preferences (such as the right to vote or receive dividends) other than the right to receive upon the automatic exchange of shares of Towers Watson Class F stock, promptly following the third anniversary of the effective time, a number of shares of Towers Watson Class A common stock equal to their pro rata portion of the forfeited Towers Watson restricted Class A common stock together with a number of additional shares of Towers Watson Class A common stock with a value equal to all dividends, without interest, paid with respect to the forfeited shares, as described more fully in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions — Vesting, Forfeiture, Transfer and Reallocation Provisions Applicable to Towers Watson restricted Class A common stock.”

Watson Wyatt Security Holders and Holders of Watson Wyatt Options

The merger agreement provides that each:

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Share of Watson Wyatt Class A common stock that is issued and outstanding immediately prior to the effective time will be converted into the right to receive one fully paid and nonassessable share of Towers Watson Class A common stock; and

•

Watson Wyatt DSU that is issued and outstanding immediately prior to the effective time whose performance conditions (if any) have been satisfied or deemed satisfied by the compensation committee of Watson Wyatt’s board of directors will be settled with one share of Towers Watson Class A common stock. Any issued and outstanding Watson Wyatt DSUs whose performance criteria have not been satisfied or deemed satisfied will be canceled and will not be exchanged for Towers Watson Class A common stock.

•

Watson Wyatt option will vest immediately and will be exchanged for a vested option to purchase shares of Towers Watson Class A common stock on a one-for-one basis, on the same terms and at the same exercise price as the Watson Wyatt option.

Watson Wyatt’s security holders will receive, in the aggregate, a number of shares equal to 50% of Towers Watson’s voting common stock then outstanding.

Type of Consideration to be Received: The diagram below reflects the consideration to be received by the Towers Perrin and Watson Wyatt security holders in the merger. The diagrams below are based on assumptions regarding the number of shareholders who make valid Class R elections and the number of shares they designate to be exchanged in the merger for Towers Watson Class R common stock; actual results will vary depending on the overall number of shares of Towers Perrin common stock designated for conversion to shares of Towers Watson Class R common stock. The diagram below assumes that no Class S election is made available, the closing occurs on October 30, 2009 and also makes the following additional assumptions:

•	The number of “fully diluted Watson Wyatt shares” equals 42,600,632 shares (this term is defined in the “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”).
•

The total number of outstanding shares of Towers Perrin common stock for purposes of calculating the Towers Perrin final exchange ratio is 70,209.60 shares, which does not include any Towers Perrin RSUs or any shares issuable upon conversion of any Towers Perrin RSUs (as explained more fully in the “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”).

•

The Towers Perrin final exchange ratio equals 546.087270117 (which was calculated by dividing the fully diluted Watson Wyatt shares by the quotient of (a) the total outstanding shares of Towers Perrin common stock as of the relevant date, divided by (b) 0.9).

•

Class R Eligible Participants, who collectively own approximately 55.8% of the 70,209.60 total shares of Towers Perrin common stock outstanding, make valid Class R elections with respect to 30% of the 70,209.60 total shares outstanding, or 21,062.88 shares.

•

Every Class R Eligible Participant who makes a valid Class R election elects to designate 100% of his or her shares of Towers Perrin common stock as shares to be converted into Towers Watson Class R common stock.

•

The total amount of cash and Towers Watson Notes available to repurchase shares from the Class R Eligible Participants equals $400,000,000 (which amount may be decreased if the Class R election is undersubscribed).

•	The “final Watson Wyatt stock price” equals $44.78.
•

The number of Towers Perrin RSUs outstanding immediately prior to the effective time is equal to 10% of the sum of such number of Towers Perrin RSUs plus the total shares of Towers Perrin common stock outstanding immediately prior to the effective time.

•

The percentages of Towers Watson common stock outstanding are calculated prior to the redemption of the Towers Watson Class R common stock for cash and Towers Watson Notes (and the issuance of additional Towers Watson Class B-1 common stock because the Class R election is oversubscribed).

*	In addition to the following consideration, Towers Perrin shareholders (including those making a valid Class R or Class S election) will receive shares of Towers Watson Class F stock which will solely entitle these shareholders to receive, upon the automatic exchange of Class F shares after the third anniversary of the effective time, a number of shares of Towers Watson Class A common stock equal to their pro rata portion of the Towers Watson restricted Class A common stock (together with a number of additional Class A shares with a value equal to all dividends, without interest, paid with respect to the forfeited shares) forfeited, if any, by holders of Towers Perrin RSUs, as described in “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions — Vesting, Forfeiture, Transfer and Reallocation Provisions Applicable to Towers Watson restricted Class A common stock”.
**	See “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards” for a description of Guaranteed RSU Holders.

Certain Watson Wyatt Equity Incentive Plans. Prior to the effective time, the Holding Company board of directors and the Watson Wyatt board of directors will take all actions necessary to provide that, effective immediately following the closing of the merger, Towers Watson will assume various Watson Wyatt equity incentive and deferred compensation plans, including Watson Wyatt’s 2001 Employee Stock Purchase Plan, as amended, or the “ESPP”. As assumed by Towers Watson, the ESPP will provide certain employees of Towers Watson with additional incentives by permitting them to acquire a proprietary interest in the company through the purchase of shares of Towers Watson common stock. The ESPP will enable eligible Towers Watson employees to purchase shares of Towers Watson common stock at a 5% discount and such Towers Watson common stock will be purchased monthly under the plan. Towers Watson will reserve a number of shares of Class A common stock for issuance under the ESPP equal to 6.75 million minus the number of shares issued under the ESPP by Watson Wyatt prior to the merger. As of October 29, 2009, 2,031,323 shares had been issued under the ESPP. In addition to assuming the ESPP, Towers Watson will also assume the following Watson Wyatt equity incentive and deferred compensation plans: (1) the Watson Wyatt Share Incentive Plan 2005, including the Trust Deed and Rules thereof, and the Watson Wyatt Ireland Share Participation Scheme, including the Trust Deed and Rules thereof, each as amended through the date of the merger agreement, (2) the Watson Wyatt Senior

Officers Deferred Compensation Plan, Amended and Restated effective July 1, 2008 and (3) the Watson Wyatt Amended Voluntary Deferred Compensation Plan for Non-Employee Directors (we refer to these plans as the “Purchase Plans”).

Treasury Stock. As of the effective time, all Towers Perrin treasury shares and all Watson Wyatt treasury shares will automatically be canceled and retired and will cease to exist, and no merger consideration will be delivered in exchange for such shares.

Vesting, Forfeiture, Transfer and Reallocation Provisions

Transfer Restrictions Applicable to Towers Watson Class A common stock

Towers Watson Class A common stock issued to Watson Wyatt security holders in the merger will not be subject to transfer restrictions immediately following the merger, except that shares of Towers Watson Class A common stock issued to Watson Wyatt stockholders who are or become “affiliates” of Towers Watson (e.g., directors, officers or 5% or greater stockholders) will be subject to restrictions on transfer imposed by the U.S. federal securities laws.

Vesting and Transfer Provisions Applicable to Towers Watson Class B common stock and Towers Watson Notes

Shares of Towers Perrin common stock (other than those shares held by Class R Participants) will convert into shares of Towers Watson Class B common stock, which shares in turn will convert into shares of Towers Watson Class A common stock:

•	25% will be shares of Towers Watson Class B-1 common stock, which automatically convert into shares of Towers Watson Class A common stock on the first anniversary of the effective time;
•	25% will be shares of Towers Watson Class B-2 common stock, which automatically convert into shares of Towers Watson Class A common stock on the second anniversary of the effective time;
•	25% will be shares of Towers Watson Class B-3 common stock, which automatically convert into shares of Towers Watson Class A common stock on the third anniversary of the effective time; and
•	25% will be shares of Towers Watson Class B-4 common stock, which automatically convert into shares of Towers Watson Class A common stock on the fourth anniversary of the effective time.

Towers Watson’s certificate of incorporation and the Towers Watson Notes Indenture will contain provisions restricting the transfer of Towers Watson Class B common stock and Towers Watson Notes, respectively.

For example, holders of shares of Towers Watson Class B common stock or Towers Watson Notes cannot transfer such securities except to Towers Watson or to permitted family members (or trusts for their benefit), provided that the transferor gives Towers Watson at least five business days prior written notice (for transfers of shares of Towers Watson Class B common stock) or prior written notice in compliance with the Towers Watson Notes Indenture (for transfer of Towers Watson Notes). In addition, upon the holder’s death, all shares of Towers Watson Class B common stock will automatically be transferred to Towers Watson in exchange for an equal number of unrestricted and freely transferable shares of Towers Watson Class A common stock, and Towers Watson Notes may be transferred to the holder’s executors, administrators, testamentary trustees, legatees and beneficiaries upon the holder’s death.

The shares of Towers Watson Class B common stock will also automatically convert into unrestricted and freely transferable shares of Towers Watson Class A common stock upon consummation of any “change of control” including (1) a merger of Towers Watson in which the Towers Watson’s holders of record do not immediately after such merger hold a majority of the voting power of the surviving corporation, (2) any transaction in which 50% or more of Towers Watson’s voting power is transferred, (3) a sale of all or substantially all of the assets of Towers Watson or (4) immediately after any change in the composition of the Towers Watson board of directors that results in persons other than “continuing directors” (as defined in Towers Watson’s certificate of incorporation) comprising a majority of the board.

If the employment of a Towers Perrin employee who did not make a valid Class R election is terminated without “cause” (as defined below) on or before the second anniversary of the effective time, then upon such termination:

•

Each share of Towers Watson Class B-1 common stock then held by the employee will automatically be transferred to Towers Watson in exchange for one unrestricted and freely transferable share of Towers Watson Class A common stock (except for restrictions on transfer imposed by the U.S. federal securities laws);

•	Each share of Towers Watson Class B-2 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-1 common stock;
•	Each share of Towers Watson Class B-3 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-2 common stock; and
•	Each share of Towers Watson Class B-4 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-3 common stock;

provided, that the foregoing will not apply to the voluntary termination by, or a termination for “cause” of, such employee.

The term “cause” as used above generally means any of the following: (1) commission of theft, embezzlement, or any other act of dishonesty relating to the employee’s employment; (2) conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime having as its predicate element fraud, dishonesty, misappropriation or moral turpitude; (3) negligence or willful misconduct in the performance of duties; (4) breach of a written policy of Towers Watson or any subsidiary; or (5) failure to perform his or her job functions satisfactorily.

Finally, if certain shareholders would be subject to tax as a result of the conversion of their Towers Perrin common stock in the merger, then Towers Perrin may elect (subject to Watson Wyatt’s consent not to be unreasonably withheld) to cause a portion of the Towers Perrin merger consideration to be issued to such holders as follows: (1) paid in the form of freely tradable shares of Towers Watson Class A common stock or (2) converted into freely tradable shares of Towers Watson Class A common stock, in either case, in an amount determined to be reasonably necessary to provide liquidity to such holders to pay some or all of the taxes expected to be incurred as a result of such conversion.

Vesting, Forfeiture, Transfer and Reallocation Provisions Applicable to Towers Watson restricted Class A common stock

The issuance of the Towers Perrin RSUs and the Towers Watson restricted Class A common stock to be issued upon conversion of the Towers Perrin RSUs will, in each case, be conditioned upon a properly executed transaction award agreement setting forth the various vesting, forfeiture, transfer and reallocation provisions applicable to such securities.

To carry out the intent of these provisions, as of the effective time, all of the shares of Towers Watson restricted Class A common stock to be issued in exchange for Towers Perrin RSUs will be deposited with a custodian. In addition, if certain holders would be subject to a current tax as a result of the grant of Towers Perrin RSUs or Towers Watson restricted Class A common stock, then Towers Perrin may elect (subject to Watson Wyatt’s consent not to be unreasonably withheld) to cause the exchange agent to deposit a portion of the shares of Towers Watson restricted Class A common stock to be received with a trustee in such form and manner that will provide for a deferral of any such tax. To the extent depositing shares with a trustee does not provide for deferral of tax for an individual, Towers Perrin and Watson Wyatt may work together to determine if there is an alternative approach (including issuing rights to receive property other than Towers Watson restricted Class A common stock) that would allow for deferral. The description of rights and terms applicable to holders of Towers Perrin RSUs in this document assumes that all Towers Perrin RSUs will convert into the right to receive Towers Watson restricted Class A common stock.

The Towers Watson restricted Class A common stock to be received by a holder of Towers Perrin RSUs will vest over a three-year period; one-third will vest automatically on each of the first three anniversaries of the effective time so long as the holder of these shares remains an employee of Towers Watson or one of its subsidiaries as of each such anniversary. This vesting schedule may be shortened for individual employees or groups of employees if mutually agreed to by Towers Perrin and Watson Wyatt.

If such person’s employment with Towers Watson or a subsidiary is terminated (except for a termination without “cause”, as discussed in the next paragraph), he or she will immediately forfeit all unvested shares as of the termination date. Promptly following the third anniversary of the effective time, the custodian holding the forfeited Towers Watson restricted Class A common stock will deliver such shares to Towers Watson for cancellation, Towers Watson shall issue to the holders of Towers Watson Class F stock (which are all the record holders of Towers Perrin common stock immediately prior to the effective time), in exchange for such Class F stock, a number of shares of Towers Watson Class A common stock equal to their pro rata portion of the forfeited Towers Watson restricted Class A common stock (together with an additional number of shares of Towers Watson Class A common stock with a value equal to all dividends, without interest, paid with respect to the forfeited shares). During the period from the effective time to such reallocation, all of these forfeited shares shall be voted by the custodian on all matters submitted to a vote of the holders of Towers Watson Class A common stock proportionally with the votes cast by holders of the issued and outstanding shares of Towers Watson Class B common stock.

If the employment of an employee who receives shares of Towers Watson restricted Class A common stock is terminated:

•

Without “cause” (as defined below) and such employee is a Guaranteed RSU Holder, none of his or her shares of Towers Watson restricted Class A common stock will be forfeited and all such shares will automatically fully vest upon termination;

•

Without “cause” prior to the first anniversary of the effective time, and such employee is not a Guaranteed RSU Holder, one-third of his or her shares of Towers Watson restricted Class A common stock will be forfeited and the remaining shares will automatically fully vest; and

•

Without “cause” on or after the first anniversary of the effective time but on or before the third anniversary of the effective time, and such employee is not a Guaranteed RSU Holder, none of his or her shares of Towers Watson restricted Class A common stock will be forfeited, and all such shares will automatically fully vest upon such termination;

provided, that the foregoing will not apply to a voluntary termination by, or a termination for “cause” of, such employee.

The term “cause” as used above generally means any of the following: (1) commission of theft, embezzlement, or any other act of material dishonesty relating to the employee’s employment with Towers Watson or any of its subsidiaries; (2) conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime having as its predicate element fraud, dishonesty, misappropriation or moral turpitude; (3) commission of an act in the performance of duties amounting to willful misconduct; or (4) material breach of a material written policy of Towers Watson or any subsidiary which is not, or cannot be, cured within 30 days after receiving written notice of breach.

The Class R and Class S Elections

Subject to proration as described more fully below, Towers Perrin shareholders who are Class R Eligible Participants may elect to designate between 50% and 100% of their Towers Perrin shares to be converted into shares of Towers Watson Class R common stock. The Class R Eligible Participants are all Towers Perrin shareholders whose age plus years of service with Towers Perrin, as of January 1, 2010, equals at least 75 years (subject to certain exceptions). All shareholders who are Class R Eligible Participants have been notified that they will be eligible to make a Class R election. The only shareholders who otherwise meet these criteria but who are excluded from being considered a Class R Eligible Participant are any Towers Perrin shareholders who have accepted a certain level management role with Towers Watson and all current Towers Perrin Executive Council members. All shareholders who otherwise meet these criteria but who have been excluded from being considered a Class R Eligible Participant by virtue of the exclusions noted here have been notified that they will not be eligible to make a Class R election.

Making a Valid Class R Election

Class R Eligible Participants will receive an electronic election form that will enable him or her to elect to designate between 50% and 100% of their shares of Towers Perrin common stock, subject to proration as discussed more fully below, to be converted into shares of Towers Watson Class R common stock. We refer to this electronic election form as a “Class R Election Form”. Class R Eligible Participants should carefully review and follow the instructions accompanying the Class R Election Form.

To make a valid Class R election, a Class R Eligible Participant must properly complete, sign and deliver its Class R Election Form to Towers Perrin, by 11:00 p.m., New York City time on December 21, 2009. In addition, to make a valid Class R election, a Class R Eligible Participant’s Class R Election Form must also satisfy each of the following conditions in order to constitute a valid Class R Election Form:

•

The number of shares of Towers Perrin common stock designated on the Class R Election Form must be between 50% and 100% of the total number of shares of Towers Perrin common stock owned by the Class R Eligible Participant.

•

The Class R Eligible Participant must, among other things, agree to terminate his or her employment with Towers Perrin on or before the 30th day following the effective time or such other date as agreed by such Class R Eligible Participant and the Towers Watson Executive Committee, enter into a confidentiality and non-solicitation agreement that prevents such shareholder from soliciting employees or clients of Towers Perrin, Watson Wyatt or Towers Watson for two years following termination of employment and execute a release generally releasing all claims accrued through the date of the release. Class R Eligible Participants who make a valid Class R election will not be employed by Towers Watson, Towers Perrin or Watson Wyatt after the effective time (unless another time is agreed to by Towers Perrin and Watson Wyatt).

It is important to note that any Class R Eligible Participant who makes a valid Class R election may revoke his or her election at any time during the seven day period following the date he or she executes the release described above, after which time his or her Class R election will be final and irrevocable.

If a Class R Eligible Participant fails to make a valid Class R election or if a Class R Election Form is determined to be invalid, then the Class R Eligible Participant will not receive Towers Watson Class R common stock in the merger and will only receive a number of fully paid and nonassessable shares of Towers Watson Class B common stock. See “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards”.

It is important to note that a Class R Eligible Participant may submit a valid Class R Election Form even if such Class R Eligible Participant decides to vote “AGAINST” the proposals to adopt the merger agreement and amend Article VI of Towers Perrin’s bylaws.

Conversion into and Redemption of Towers Watson Class R common stock

Subject to proration as described more fully below, a Class R Eligible Participant who makes a valid Class R election will receive in the merger:

•	Towers Watson Class R common stock in exchange for shares of Towers Perrin common stock for which a valid Class R election was made (subject to proration as described below); and
•

Towers Watson Class B-1 common stock in exchange for the remainder of the shares of Towers Perrin common stock owned by the Class R Participant (regardless of whether all such other shares of Towers Perrin common stock were designated for a Class R election).

Each share of Towers Watson Class R common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for:

•	An amount of cash equal to 50% of the “final transaction value per Towers Perrin share” (as defined below); and
•

A Towers Watson Note with a principal amount equal to 50% of the “final transaction value per Towers Perrin share”. Each Towers Watson Note will mature on the first anniversary of the effective time, and will have an annual interest rate equal to (1) 2.0%, or if greater, (2) 120.0% of the short-term applicable federal rate, in effect, at the effective time as prescribed by the Internal Revenue Service under Section 1274(d) of the Code. Towers Watson will not make any payments on the Towers Watson Notes until their maturity, at which time all principal and accrued interest will be due and payable. For a more detailed description of the terms and conditions of the Towers Watson Notes and the Towers Watson Notes Indenture, please see “Description of the Towers Watson Notes”.

A Class R Participant who is subject to additional U.S. federal taxes as a result of a portion of the consideration being paid to the Class R Participant being treated as ordinary compensation income rather than capital gain income will receive additional compensation from Towers Perrin or Towers Watson to compensate him or her for some of the additional federal taxes payable as a result of such ordinary income treatment and as a result of receiving the additional compensation.

The amount of additional compensation paid to a Class R Participant who is subject to U.S. income tax will be based on a formula designed with the intention that the calculated amount of additional compensation will help compensate the individual for his or her incremental increase in federal income tax liability as well as the employee’s share of Medicare Hospital Insurance (Medicare) taxes payable in connection with any such ordinary income, as determined by Towers Perrin. The amount of additional compensation to be paid will be calculated assuming that the Class R Participant is subject to the maximum marginal income tax rate applicable to individuals, currently 35%, on ordinary income received. However, such Class R Participants will not receive additional amounts to compensate them for incremental state, local, foreign or social security taxes. Towers Perrin will be required to withhold federal, state, and local income and employment taxes (as applicable) with respect to any amount treated as ordinary compensation income.

With respect to certain individuals, the total taxes required by law to be withheld at the applicable withholding rates still may exceed the additional compensation that would otherwise be payable to the individual. In that case, Towers Perrin will withhold a portion of the Class R Participant’s cash merger consideration to satisfy the withholding obligation. This will cause such a Class R Participant to receive cash consideration in the Towers Perrin merger that is less than the individual’s pro rata share of the cash consideration payable to all Class R Participants in the Towers Perrin merger. However, any such reduction will be treated as a prepayment of the individual’s federal, state, and local income taxes for the year in which the Towers Perrin merger closes.

A person making a Class R election who is taxable in a jurisdiction other than or in addition to the U.S. may also receive additional compensation if a portion of the individual’s merger consideration is subject to ordinary income tax in the applicable tax jurisdiction and the applicable tax rate on ordinary income is greater than the tax rate on capital gains. While the decision as to whether any such person will receive additional compensation and the amount of such additional compensation will be determined by Towers Perrin on a case by case basis, Towers Perrin expects to treat such persons in a manner similar to U.S. Class R Participants.

Terms used in this discussion have the following definitions:

•	“Final transaction value per Towers Perrin share” means the result obtained by computing the following:

(Total # of “fully diluted Watson Wyatt shares” immediately prior to the effective time) x (“final Watson Wyatt stock price”)
Total # of “fully diluted Towers Perrin shares” immediately prior to the effective time

•

“Final Watson Wyatt stock price” means the average closing price per share of Watson Wyatt Class A common stock (rounded to the nearest cent) for the 10 consecutive trading days ending on the second trading day immediately prior to the merger’s closing, as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source to be agreed by Towers Perrin and Watson Wyatt.

The merger agreement provides that Towers Perrin and Watson Wyatt will consult with each other to determine whether any portion of the merger consideration to be received by Class R Participants constitutes ordinary compensation income. If the parties determine that any portion of the consideration received by the Class R Participants should be treated as ordinary income, Towers Perrin may in its sole discretion pay, or elect to cause the Holding Company to pay, an additional amount of cash to the Class R Participant to cover some or all of the incremental tax cost of such ordinary compensation income, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed.

Proration of Towers Watson Class R common stock

The maximum number of shares of Towers Perrin common stock held by Class R Participants that may be converted into Towers Watson Class R common stock is equal to the number of shares obtained by dividing (1) $400 million (which amount may be decreased if the Class R election is undersubscribed) by (2) the “final transaction value per Towers Perrin share”. We refer to this maximum number of shares of Towers Perrin common stock as the “Class R Number”.

If the number of shares of Towers Perrin common stock designated by all Class R Participants making valid Class R elections exceeds the Class R Number, then the shares of Towers Perrin common stock so designated will be converted into shares of Towers Watson Class R common stock and Towers Watson Class B-1 common stock, subject to proration as follows:

•

Towers Watson Class R common stock: The number of shares of Towers Perrin common stock to be converted into Towers Watson Class R common stock will be determined by multiplying the “Class R Proration Factor” by the total number of shares of Towers Perrin common stock designated. The “Class R Proration Factor” is determined by dividing the Class R Number by the total number of shares of Towers Perrin common stock designated by Class R Participants under a valid Class R elections.

•

Towers Watson Class B-1 common stock: All shares of Towers Perrin common stock held by a Class R Participant who makes a valid Class R election that are not converted into Towers Watson Class R common stock will be converted into shares of Towers Watson Class B-1 common stock (regardless of whether all such other shares of Towers Perrin common stock were designated for a Class R election).

Class S Election

In the event that the Class R election is undersubscribed (which will occur if $200 million exceeds the aggregate value of the shares of Towers Watson Class R common stock that would be issued with respect to all shares of Towers Perrin common stock for which Class R Participants make a valid Class R election, as determined based on an interim Towers Perrin exchange ratio calculated using the per-share price of Watson

Wyatt common stock during the 10 trading days ending on the trading day immediately prior to the Class R election deadline) by Class R Participants, then Watson Wyatt may elect no later than January 6, 2010 to cause Towers Perrin to offer to all other Towers Perrin shareholders who are not Class R Eligible Participants the right to make a Class S election. These shareholders would be entitled to designate, subject to proration, up to 20% of their shares of Towers Perrin common stock to be converted into shares of Towers Watson Class S common stock. The total amount of cash and Towers Watson Notes available to repurchase shares from the Class S participants would equal the amount (if any) by which $200 million exceeds the aggregate value issued to Class R Participants as described above. Each share of Towers Watson Class S common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount of cash equal to the “final transaction value per Towers Perrin share”. Because each of Towers Perrin and Watson Wyatt do not believe the Class R election will be undersubscribed to the extent that the aggregate value issued to Class R Participants would be less than $200 million, Class S election forms are not being provided at this time to Towers Perrin shareholders. If the Class R election is undersubscribed to such an extent and Watson Wyatt requires Towers Perrin to pursue a Class S election, Towers Perrin will promptly provide additional information and Class S election forms to Towers Perrin shareholders eligible to elect to make a Class S election.

Towers Perrin and Watson Wyatt believe the Class R election may be oversubscribed because the consideration received by a Class R Participant will be more liquid than the consideration received by a Class R Eligible Participant who decides not to or fails to make a valid Class R election. For example, a Class R Participant who makes a valid Class R election would receive a combination of cash, Towers Watson Notes, and Towers Watson Class B-1 common stock (which automatically converts into freely tradable Towers Watson Class A common stock in one year) for all shares of Towers Perrin common stock owned by such Class R Participant immediately prior to the effective time. On the contrary, a Class R Eligible Participant who decides not to or fails to make a valid Class R election would receive only shares of Towers Watson Class B common stock in Classes B-1 through B-4, which will automatically convert into freely tradable Towers Watson Class A common stock over four years).

Exchange of Shares; Fractional Shares; Lost Certificates

Exchange of Shares

At or prior to closing of the merger, Towers Perrin and Watson Wyatt will cause the Holding Company to deposit with American Stock Transfer & Trust Company, LLC, as exchange agent, sufficient shares of Towers Watson common stock, cash, and Towers Watson Notes, to effect the Towers Perrin and Watson Wyatt mergers, as applicable.

Towers Perrin Shareholders. The exchange agent will mail to you, as promptly as reasonably practicable and in no event more than 10 business days after the later to occur of the effective time and, if applicable, the date of final determination of Class R Proration Factor, a letter of transmittal explaining how delivery will be effected for the uncertificated shares of Towers Perrin common stock represented by book-entry.

Towers Perrin RSU Holders. At the effective time, holders of Towers Perrin RSUs are not required to take any action. Rather, at the effective time, Towers Watson will countersign all Towers Perrin RSU award agreements and at all times following the effective time, Towers Watson will assume and perform all of Towers Perrin’s obligations under all such award agreements.

Watson Wyatt Stockholders. If your Watson Wyatt shares are certificated, the exchange agent will mail to you, as promptly as reasonably practicable and in no event more than 10 business days after the effective time, a letter of transmittal and instructions explaining how delivery will be effected for Watson Wyatt shares.

Upon delivery of a properly completed and duly executed letter of transmittal of a Towers Perrin shareholder or Watson Wyatt stockholder, as the case may be, the holder of such shares will be entitled to receive in exchange for such shares the merger consideration payable in respect of such Towers Perrin or Watson Wyatt shares, as applicable.

Fractional Shares. Fractional shares of Towers Watson Class B common stock, Class R common stock, Class S common stock and restricted Class A common stock will be issued in the merger, and a pro rata portion of any dividend or distribution with respect to such stock, as applicable, will be payable on fractional shares. No certificates or scrip representing fractional shares of Towers Watson Class A common stock will be issued upon the issuance of or any conversion, vesting or exchange of a security into Towers Watson Class A common stock. Instead, a holder of such shares will be entitled to receive an amount of cash, without interest.

Lost Certificates. If any stock certificate representing Watson Wyatt Class A common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Towers Watson, the posting by such person of a bond, in such reasonable amount as Towers Watson may direct, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay in exchange for such lost, stolen or destroyed certificate the merger consideration payable in respect of the shares of Watson Wyatt Class A common stock formerly represented by such certificate and any interest payments, dividends or other distributions to which the holder thereof is entitled, in each case, without any interest.

Termination of Exchange Fund

Any portion of the exchange fund (and any interest on the exchange fund) that remains undistributed to Towers Perrin shareholders or Watson Wyatt stockholders 12 months after the effective time will be delivered to Towers Watson. After such time, any holders of certificates or uncertificated book-entry shares of Towers Perrin or Watson Wyatt, as the case may be, who have not complied with the exchange procedures described in the merger agreement may look only to Towers Watson as general creditors for payment of the merger consideration without interest. None of Towers Perrin, Watson Wyatt, Towers Watson, the exchange agent or any other person shall be liable to any Towers Perrin shareholder or Watson Wyatt stockholder for any shares of Towers Watson common stock, Towers Watson Notes or cash from the exchange fund properly delivered to a public official pursuant to any abandoned property, escheat or similar law.

Representations and Warranties

The merger agreement contains generally customary representations and warranties of Towers Perrin and Watson Wyatt relating to their respective businesses.

In general, the accuracy of each party’s representations and warranties, subject to certain materiality and material adverse effect standards, is a condition to the other party’s obligation to effect the merger.

A “Material Adverse Effect” is defined, with respect to either party, as any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of a party and its subsidiaries, taken as a whole or (B) prevents the performance by the party of its obligations under the merger agreement or the consummation of the transactions contemplated thereby; provided, however, that a “Material Adverse Effect” will not include any event, change, circumstance, occurrence, effect or state of facts reflecting or resulting from (1) any event, change, circumstance, occurrence, effect or state of facts generally affecting the human capital, risk and financial services, reinsurance or insurance consulting services industries, (2) any event, change, circumstance, occurrence, effect or state of facts generally affecting the economy or the financial, securities or credit markets, interest rates or political or regulatory conditions, in the United States or any other jurisdiction in which a party and its subsidiaries have substantial business operations, (3) any outbreak or escalation of hostilities or acts of war or terrorism, (4) changes in law or GAAP, (5) any change attributable to the negotiation, execution, announcement or pendency of the merger agreement or the transactions contemplated thereby, including any litigation resulting therefrom, (6) any failure by a party to meet internal projections, forecasts or revenue or earnings predictions, in and of itself, and (7) solely with respect to Watson Wyatt, any change in the price or trading volume of Watson Wyatt Class A common stock; provided, that, with respect to clauses (1), (2), (3) and (4), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to a party and its subsidiaries, taken as a whole, relative to the adverse impact on the other party and its subsidiaries, taken as a whole.

In addition, such representations and warranties:

•

Have been qualified by information set forth in confidential disclosure letters exchanged by the parties in connection with signing the merger agreement (which schedules modify, qualify and create exceptions to the representations and warranties in the merger agreement);

•	Will not survive consummation of the merger; and
•

May be intended not as characterizations of fact or circumstances as of the date of the merger agreement, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate.

Each of Towers Perrin and Watson Wyatt has made representations and warranties to the other regarding, among other things:

•	Corporate matters, including organization, standing and power;
•	Capitalization;
•	Subsidiaries;
•

Authority to execute, deliver and perform obligations under the merger agreement and the absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the proposed merger;

•	Governmental filings and all required consents and approvals for the merger;
•	Financial statements;
•	Property;
•	The accuracy of information supplied for inclusion in this document and other similar documents;
•	Ordinary course of business practice since December 31, 2008 (in the case of Towers Perrin) or June 30, 2008 (in the case of Watson Wyatt);
•	Legal proceedings and compliance with laws;
•	Benefit plans;
•	Labor matters;
•	Environmental matters;
•	Tax matters;
•	Contracts;
•	Insurance matters;
•	Intellectual property matters;
•	State takeover statutes;
•	Brokers’ fees payable in connection with the merger; and
•	Fairness opinions from financial advisors.

Watson Wyatt and Towers Perrin have also made other representations and warranties to each other about voting trusts, shareholder agreements and other agreements with respect to voting, holding, repurchase or disposition of, or that restrict the transfer of, any of their or their subsidiaries’ capital stock. In addition, Watson Wyatt has made other representations and warranties about itself to Towers Perrin regarding the reports filed by Watson Wyatt with the SEC.

Covenants and Other Agreements

Both Towers Perrin and Watson Wyatt agreed to customary covenants that place restrictions on them and their subsidiaries until the effective time. None of the covenants or agreements in the merger agreement survive consummation of the merger, other than those covenants and agreements that by their terms apply, or are to be performed in whole or in part, after consummation of the merger.

Conduct of Business Pending the Merger

Each of Towers Perrin and Watson Wyatt have agreed to, and will cause each of their respective subsidiaries to, carry on its business in the ordinary course consistent with past practice and use reasonable best efforts to (1) preserve intact its business organization, (2) preserve its assets, rights and properties in good repair and condition, (3) keep available the services of its current officers, employees and consultants, and (4) preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

Further, during the time from the date of the merger agreement to the effective time, each of Towers Perrin and Watson Wyatt, as the case may be, will not, and will not permit any of its respective subsidiaries, without the other party’s prior written consent, to undertake the following actions, as applicable:

•

Declare, set aside or pay any dividends or distributions on any shares of capital stock or other equity interests, except for Watson Wyatt regularly scheduled quarterly dividends and dividends by a Towers Perrin or Watson Wyatt subsidiary to its parent.

•

Purchase, redeem or acquire shares of capital stock or other equity interests of Towers Perrin, Watson Wyatt or their respective subsidiaries or any options, warrants or rights to acquire any such shares or equity interests other than pursuant to terms of awards outstanding under the Watson Wyatt equity plans, except for repurchases by Towers Perrin or Watson Wyatt of their own common stock in the ordinary course of business.

•

Split, combine, classify or otherwise amend terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests.

•

Issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock on a deferred basis or other rights linked to the value of shares of the common stock, including pursuant to contracts as in effect on the date of the merger agreement, subject to certain exceptions.

•	Amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents).
•

Acquire any business, corporation or partnership or any assets, rights or properties other than (1) an acquisition that would not reasonably be expected to delay the consummation of the merger and for which the fair market value of the total consideration paid by a party did not exceed $5 million for any one acquisition or $10 million in the aggregate for all acquisitions and (2) internal reorganizations or consolidations involving existing subsidiaries that would not present a material risk of any delay in the receipt of any required regulatory approval or creating a new subsidiary to conduct activities permitted under the merger agreement.

•

Sell or otherwise dispose of any assets, rights or properties that are material to the business, other than (1) an internal reorganization involving existing subsidiaries and (2) a disposition in which fair market value of the total consideration received does not exceed $500,000 in the aggregate.

•

Adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or other reorganization, except (1) internal reorganizations or consolidations involving existing subsidiaries that would not present a material risk of any delay in the receipt of any required regulatory approval or (2) creation of a new subsidiary to conduct activities permitted under the merger agreement.

•

Incur or otherwise become liable for indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or make certain guarantees, or make any loans, advances or capital contributions other than to a wholly owned subsidiary.

•	Incur any capital expenditure or authorization, except in the ordinary course of business consistent with past practices.

•

Pay or discharge any liabilities other than (1) in the ordinary course of business consistent with past practice, (2) as required by their terms as in effect on the date of the merger agreement, liabilities reflected or reserved against in the most recent audited financial statements for amounts not in excess of such reserves or (3) those incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

•	Modify any material contract or enter into any contract that would be a material contract, other than in the ordinary course of business consistent with past practice.
•	Commence or settle any action, other than in the ordinary course of business consistent with past practice.
•	Change its financial or tax accounting methods, except as required by GAAP or applicable law, or revalue any of its material assets.
•

Settle any material liability for taxes for an amount in excess of $500,000 in any particular instance, make any material tax election or take any material position on any material tax return filed on or after the date of the merger agreement, or change any method of accounting for tax purposes.

•	Change its fiscal year.
•

Materially increase the compensation, severance or other benefits of a current or former director, employee, contractor or consultant or amend any compensation or benefit plan, except to the extent required by law, by any contract already in effect or in the ordinary course of business consistent with past practice.

•	Renew or enter into any non-compete, exclusivity or non-solicitation contract that would restrict, in any material respect, the operations of either party.
•

Enter into any new line of business representing a material change in its operations, which is material to it and its subsidiaries taken as a whole, or make any material change to its or its subsidiaries’ businesses, except as required by law.

•

Take any action with the knowledge that such action would, or is reasonably likely to, prevent the merger from qualifying as an exchange or reorganization within the meaning of Sections 351 and 368(a) of the Code, respectively.

•	Take or omit to take any action if it could reasonably be expected to result in any of the conditions to the merger to not be satisfied.
•	Cancel any material insurance policies or fail to renew them on substantially the same terms to the extent such terms are commercially reasonable.
•	Authorize or commit to take any of the foregoing actions.

Reasonable Best Efforts

Towers Perrin and Watson Wyatt agreed to use their reasonable best efforts to take all actions necessary, proper or advisable to consummate and make effective the merger in the most expeditious manner practicable, including using reasonable best efforts to: (1) obtain all required consents, approvals or waivers from, or participate in discussions with, third parties with respect to any Towers Perrin or Watson Wyatt material contract; (2) obtain all necessary actions or authorizations from governmental entities, make all necessary merger filings and take all steps necessary to obtain an approval or waiver from, or to avoid any action by, a governmental entity (including filings under the HSR Act); (3) vigorously resist and contest any action that is in effect and that could reasonably be expected to prevent or delay the consummation of the merger or otherwise materially reduce the contemplated benefits of the merger; and (4) execute and deliver any additional instruments necessary to consummate the merger. However, none of the parties or their subsidiaries will agree to pay any material fee or consideration under, or make any other concession, waiver or amendment under, any contract in connection with the foregoing without obtaining the prior written consent of the other parties.

Subject to applicable law, each party will (1) furnish to the other party necessary information and reasonable assistance as the other party may reasonably request in connection with the above, (2) keep the other apprised of the status of matters relating to completion of the merger and provide the other parties and their counsel with the opportunity to participate in any meeting with any governmental entity in connection with the merger, and (3) have the right to review in advance and consult with the other on and consider in good faith the views of the other parties in connection with materials submitted to any third party or governmental entity in connection with the merger.

If any objection is asserted or any law enacted or any action instituted by any governmental entity or a private party challenging the merger which could reasonably be expected to prevent the merger or the other transactions within the merger agreement (or otherwise materially reduce the contemplated benefits of the merger), then Towers Perrin and Watson Wyatt will use reasonable best efforts to resolve any such objections, actions or proceedings as soon as practicable including selling, holding separate or otherwise disposing of or conducting its businesses or assets in a specified manner. However, neither Towers Perrin nor Watson Wyatt will be required to take any such action (1) if doing so would, individually or in the aggregate, reasonably be expected to result in the sale or disposition of assets or businesses or the termination of any business in any jurisdiction(s), which assets and businesses, in the aggregate, generated more than $150,000,000 of the combined consolidated revenues of Towers Perrin and its subsidiaries and Watson Wyatt and its subsidiaries, during the 12 month period ending as of June 30, 2009 or (2) that is not conditioned on the consummation of the merger.

No action taken pursuant to the reasonable best efforts outlined in the merger agreement will result in any change in the relative amount of the Watson Wyatt merger consideration to the Towers Perrin merger consideration.

Non-Solicitation

Towers Perrin and Watson Wyatt have agreed that they and their respective subsidiaries and their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other advisors, agents or representatives (all such persons referred to in this section of this document as “Representatives”) will not, directly or indirectly:

•

Solicit, initiate, endorse, knowingly encourage or facilitate any inquiry, proposal or offer with respect to any Acquisition Proposal (as defined below), or any inquiry or offer that could reasonably be expected to lead to any Acquisition Proposal;

•

Enter into or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

•	Resolve or agree to do any of the foregoing.

Towers Perrin and Watson Wyatt will, and will cause each of their subsidiaries and Representatives to, (1) immediately cease and cause to be terminated all existing discussions or negotiations with any person with respect to any Acquisition Proposal, and (2) not terminate, waive or modify any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries or Representatives is a party with respect to any Acquisition Proposal, and to enforce the provisions of any such agreement. Each party will request each person with whom it has executed a confidentiality agreement within the six months prior to the merger agreement in connection with consideration of any Acquisition Proposal to return or destroy all confidential information furnished by the party or its subsidiaries.

However, if at any time following the date of the merger agreement and prior to obtaining common stockholder approval and adoption of the merger agreement at its respective special meeting:

•	A party receives a written Acquisition Proposal that its board of directors believes in good faith to be bona fide;
•	Such Acquisition Proposal was unsolicited and did not otherwise result from a breach of these covenants;
•

The party’s board of directors determines in good faith (after consultation with its outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below); and

•

The party’s board of directors determines in good faith (after consultation with outside counsel) that the failure to take action would constitute a breach of its fiduciary duties under applicable law;

then, the party may:

•

Furnish information to the person making the Acquisition Proposal in accordance with a customary confidentiality agreement containing terms substantially similar to and no less favorable than those terms set forth in the confidentiality agreement between Towers Perrin and Watson Wyatt; and

•

Participate in discussions or negotiations with that person regarding the Acquisition Proposal; provided, that solely for this purpose, all references to “15%” in the definition of Acquisition Proposal shall be replaced by “30%”.

In addition, except as provided for below, Towers Perrin and Watson Wyatt have agreed to not (1) withdraw or adversely modify or qualify the recommendation of the merger agreement, or adopt or otherwise declare advisable the adoption of any Acquisition Proposal (any such action referred to as an “Adverse Recommendation Change”), or (2) cause or permit entering into any letter of intent, acquisition agreement or other similar agreement constituting or related to, or which is intended to or is reasonably likely to lead to any Acquisition Proposal.

However, at any time following the date of the merger agreement and prior to obtaining stockholder approval for the merger agreement at its respective special meeting, a board of directors may make an Adverse Recommendation Change in response to a Superior Proposal, provided, that:

•

The board of directors determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by Towers Perrin or Watson Wyatt, as the case may be, in response;

•	The Adverse Recommendation Change is not made until after the third business day following notice to the other party of an intent to make an Adverse Recommendation Change;
•

During such three business day period, Towers Perrin and Watson Wyatt negotiate in good faith to amend the terms and conditions of the merger agreement in order to proceed with the merger agreement and forego making an Adverse Recommendation Change; and

•

Prior to the expiration of such three business day period, the other party does not agree to amend the merger agreement thereby enabling the board of directors to determine in good faith (after consultation with outside counsel and its financial advisor) that its fiduciary duties require it to continue to make an Adverse Recommendation Change.

In the event that either party’s board of directors effects an Adverse Recommendation Change and the other party subsequently terminates the merger agreement, the party effecting the Adverse Recommendation Change is obligated to pay a termination fee in the amount of $65 million to the terminating party (less the amount of any expenses previously paid by such party) to the terminating party. For additional detail regarding termination fees, see the section entitled “The Merger Agreement — Termination Fees; Expenses”.

In addition to the foregoing obligations, Towers Perrin and Watson Wyatt have each agreed to:

•

Notify the other party promptly (and in any event within 24 hours) after receipt of any Acquisition Proposal or an indication that a third party is considering making an Acquisition Proposal, any request for information that could reasonably be expected to lead to or that contemplates an Acquisition Proposal, or any inquiry reasonably likely to lead to an Acquisition Proposal;

•	Keep the other party informed in all material respects on a timely basis of the status and details of any such Acquisition Proposal; and
•

Notify the other party promptly if it begins providing information or engaging in discussions concerning an Acquisition Proposal and will in no event begin providing such information or engaging in discussions prior to providing such notice.

“Acquisition Proposal” means any inquiry, proposal or offer from any person or group of persons (other than Towers Perrin or Watson Wyatt or their respective affiliates) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of either:

•

The assets or businesses of Towers Perrin or Watson Wyatt (or any subsidiary or subsidiaries of such party) that generate 15% or more of the net revenues or net income or that represent 15% or more of the total assets (based on fair market value), of such party and its subsidiaries, taken as a whole, immediately prior to such transaction;

•	15% or more of any class of capital stock, other equity security or voting power of Towers Perrin or Watson Wyatt, or any resulting parent company of a party;
•

Involving Towers Perrin or Watson Wyatt or any of their respective subsidiaries, individually or taken together, whose businesses constitute 15% or more of the net revenues, net income or total assets (based on fair market value) of such party and its subsidiaries, taken as a whole, immediately prior to such transaction; or

•	Any combination of the foregoing, in each case other than the transactions contemplated by the merger agreement.

“Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal, not including an initial public offering of stock, that the board of directors of Towers Perrin or Watson Wyatt determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including the financing terms thereof, which is not subject to any financing condition and, if financing is required, such financing is then fully committed or reasonably determined to be available by such board of directors, and which is reasonably likely to receive all required governmental approvals on a timely basis, that:

•

Either (1) with respect to Watson Wyatt, is more favorable to Watson Wyatt’s stockholders, from a financial point of view, than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by the other party in response to such proposal and including any termination fees and expense reimbursement provisions) or (2) with respect to Towers Perrin, is more favorable to Towers Perrin’s shareholders from a financial point of view, or in the best interests of Towers Perrin as determined pursuant to Section 1715 of the PBCL, than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by the other party in response to such proposal and including any termination fees and expense reimbursement provisions), and

•	Is reasonably likely of being completed on the terms proposed on a timely basis;

provided, that, for purposes of this definition of “Superior Proposal,” references in the term Acquisition Proposal to “15%” shall be deemed to be references to “80%.”

Stockholders’ Meetings

Each of Towers Perrin’s and Watson Wyatt’s board of directors agrees to take all action necessary to convene as soon as reasonably practicable after the date of the merger agreement its respective special stockholders’ meeting. Except in the case of an Adverse Recommendation Change specifically permitted by the merger agreement, each board of directors agrees to (1) recommend to its respective stockholders that they approve and adopt the merger agreement (and in Towers Perrin’s case, recommend amending Article VI of its bylaws), (2) use all reasonable best efforts to solicit its stockholders, (3) include such recommendation in this document, and (4) publicly reaffirm such recommendation within one business day after a request to do so by the other party. In addition, each party agrees not to submit to the vote of its stockholders any proposal relating to an Acquisition Proposal other than the merger prior to the termination of the merger agreement.

Indemnification and Insurance of Directors and Officers

Towers Perrin, Watson Wyatt and Towers Watson agree to provide the current Towers Perrin and Watson Wyatt directors and officers with various indemnification and insurance rights, including:

•

Following the effective time, all rights to indemnification existing in favor of the current or former directors and officers as currently provided in the governing instruments of their respective company or existing indemnification agreements for acts or omissions occurring prior to the effective time will be assumed and performed by Towers Perrin or Watson Wyatt, as the surviving entity in the applicable merger, and will continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable law.

•

For a period of six years after the effective time, Towers Watson will cause to be maintained the current directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the effective time, provided, that:

➢	Towers Watson may (1) substitute a policy so long as the material terms, including coverage and amount, are no less favorable in any material respect to such directors and officers or (2) require Towers Perrin or Watson Wyatt, as the surviving entity in the applicable merger, to obtain such coverage through a prepaid “tail” insurance policy.
➢	In no event will Towers Watson or Towers Perrin or Watson Wyatt, as the surviving entity in the applicable merger, be required to pay aggregate annual premiums for insurance in excess of 250% of the amount of the aggregate premiums paid by Towers Perrin or Watson Wyatt for fiscal year 2008 for such purpose.
•

Towers Watson will cause Towers Perrin or Watson Wyatt, as the surviving entity in the applicable merger, to keep in effect all provisions in its governing instruments or indemnification agreements providing for exculpation of director and officer liability and its indemnification of such persons to the fullest extent permitted under applicable law.

•

Towers Watson will, during a period of six years from and after the effective time, to the fullest extent permitted by law, indemnify and hold harmless each director and officer against and from any amounts paid in settlement in connection with any action to the extent such action pertains to any act or omission taken in such person’s capacity as a director, officer or employee of Towers Perrin, Watson Wyatt or their respective subsidiaries or the merger agreement.

•

In the event that Towers Watson, Towers Perrin, as the surviving entity in its merger, Watson Wyatt, as the surviving entity in its merger, or any of their respective successors or assigns (1) consolidates with or merges into any other person and is not the surviving entity of such consolidation or merger or (2) transfers all or substantially all its properties and assets to any person, then, and in each such case, Towers Watson will cause proper provision to be made so that such successor and assign assumes the indemnification obligations described above.

Financial Statements

Each party will deliver to the other (1) monthly consolidated non-GAAP management statements of income and expenses, (2) unaudited consolidated GAAP financial statements of the party and its subsidiaries as at the end of such fiscal quarter, together with all related notes and schedules, and (3) audited consolidated balance sheet of the party and its subsidiaries as at the end of such fiscal year and the audited consolidated statements of income, retained earnings, cash flow, stockholders’ equity and changes in financial position of the party and its subsidiaries for such fiscal year.

Employee Benefits Matters

Employee Benefits. Towers Perrin and Watson Wyatt will work together to develop common employee benefit programs in each country in which they operate as soon as practicable following the effective time, recognizing that a period of time may be necessary for the transition of existing employee benefit programs. With respect to certain employee benefits: (1) all accrued pension and money-purchase plan benefits (qualified and non-tax qualified) as of the effective time will be preserved following the effective time, in accordance with the terms of the applicable plans, (2) the company-paid retiree medical benefits available immediately prior to the effective time to the employees and retirees (and surviving spouses) of each party who are eligible for such benefits as of the effective time, or who become eligible for such benefits within two years following the effective time, will continue to be provided to such persons on substantially the same basis for a minimum period of two years following the effective time, subject to such changes as may be necessary to reflect changes in law and underlying insurance policies, and (3) the level of the respective pension and money-purchase plan benefit (qualified and non-tax qualified) accrual formulae as in effect immediately prior to the effective time will continue to be provided at comparable levels to the respective employees who were employed at the effective time by Towers Perrin, Watson Wyatt or any of their respective subsidiaries, for a minimum period of two years following the effective time.

Towers Perrin Bonus Payments. Towers Perrin will accrue bonuses payable to its and its subsidiaries’ employees for the period from January 1, 2009 through the effective time, in a manner consistent with past practice and in an aggregate amount not to exceed gross contribution as determined on a basis consistent with Towers Perrin’s past practice with respect to management reporting, with the actual accrual to be determined by the Chief Executive Officer of Towers Perrin in his sole discretion.

•

If the effective time occurs on or before February 1, 2010, Towers Watson will pay bonuses accrued in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of the effective time, with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Towers Perrin in his sole discretion.

•

If the effective time occurs after February 1, 2010, Towers Watson will (1) pay bonuses accrued in a manner consistent with past practice and in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of December 31, 2009, with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Towers Perrin in his sole discretion, provided that Towers Perrin may make such payment if the effective time has not occurred at the time of such payment and (2) make a second payment of bonuses accrued in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of the effective time (such accrual to reflect a reduction for bonuses actually paid for the fiscal year ended December 31, 2009), with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Towers Perrin in his sole discretion.

Watson Wyatt Bonus Payments. The merger agreement requires that Watson Wyatt accrue bonuses payable to its and its subsidiaries’ employees for the period from July 1, 2008 through June 30, 2009, in a manner consistent with past practice and consistent with the aggregate bonus accruals on Watson Wyatt’s books as of the date hereof, with the actual accrual to be determined by the Chief Executive Officer of Watson Wyatt in his sole discretion. The merger agreement also requires that Watson Wyatt pay bonuses to employees of Watson Wyatt and its subsidiaries in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of June 30, 2009, with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Watson Wyatt in his sole discretion.

Watson Wyatt will accrue bonuses payable to its and its subsidiaries’ employees for the period from July 1, 2009 through the effective time, in a manner consistent with past practice and in an aggregate amount not to exceed 45% of consolidated net operating income for Watson Wyatt and its subsidiaries during such period, with the actual accrual to be determined by the Chief Executive Officer of Watson Wyatt in his sole discretion.

•

If the effective time occurs on or before June 30, 2010, Towers Watson will pay bonuses accrued in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of the effective time, with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Watson Wyatt in his sole discretion.

•

If the effective time occurs after June 30, 2010, Towers Watson will (1) pay fiscal year 2010 bonuses accrued in a manner consistent with past practice, provided that Watson Wyatt may make such payment if the effective time has not occurred at the time of such payment, and (2) make a second payment of bonuses accrued in a manner consistent with past practice and in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of the effective time (such accrual to reflect a reduction for bonuses actually paid for the fiscal year ended June 30, 2010), with all individual allocations of such bonuses to be determined by the Chief Executive Officer of Watson Wyatt in his sole discretion.

Conditions to the Merger

The obligation of each of Towers Perrin and Watson Wyatt to effect the merger, as the case may be, is subject to the satisfaction at or prior to the merger’s closing of certain conditions, including:

•

The approval and adoption of each of the Towers Perrin shareholders and Watson Wyatt stockholders of the merger agreement (and in the case of the Towers Perrin shareholders, approval of the amendment to Article VI of Towers Perrin’s bylaws) at their respective special meetings.

•

Obtaining the requisite regulatory approvals, including the termination or expiration of the waiting period applicable to the merger under the HSR Act and the approval of the merger, if required, by the European Commission pursuant to the EC Merger Regulation.

•

The absence of any temporary restraining order, preliminary or permanent injunction, order or decree issued by a court of competent jurisdiction or other legal restraint prohibiting the consummation of the merger, and the requirement that no law will have been enacted or deemed applicable by any governmental entity that prohibits the consummation of the merger.

•

The registration statement of which this document is a part being declared effective under the Securities Act and the absence of any stop order suspending its effectiveness, or actions or proceedings pending or threatened by the SEC seeking a stop order or to suspend its effectiveness.

•

The Towers Watson Class A common stock to be issued in the Watson Wyatt merger, upon vesting of the Towers Watson restricted Class A common stock or on the conversion of Towers Watson Class B common stock, being approved for listing on the NYSE, subject to official notice of issuance.

•	The holders of not more than 10% of the outstanding shares of Towers Perrin common stock seeking dissenters rights.
•	The Holding Company having entered into the Towers Watson Notes Indenture, which establishes the terms of the Towers Watson Notes.
•

The parties having obtained all consents and approvals of any person other than any governmental entity required to be obtained, other than those, which if not obtained, would not (1) prevent the performance of any party’s obligations or the transactions under the merger agreement, or (2) reasonably be expected to have, following the effective time, a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, condition or results of operations of Towers Watson and its subsidiaries, taken as a whole.

•

The absence of any action, pending or threatened in writing by any governmental entity, or any person having a reasonable likelihood of success, that seeks to challenge or prohibit or materially delay the consummation of the merger or make the merger materially more costly, prohibit or limit ownership, operation or control by Towers Perrin, Watson Wyatt, Towers Watson or any of their subsidiaries of any material portion of their respective businesses or to compel them to dispose of a material portion of their businesses, or impose limitations on the ability of Towers Watson to acquire or hold any shares of capital stock of Towers Perrin or Watson Wyatt, including the right to vote such shares.

•

The other party’s representations and warranties in the merger agreement being true and correct, subject to certain materiality standards contained in the merger agreement, and the performance by the other party in all material respects of its obligations under the merger agreement.

•	The resignations of certain members of Towers Perrin’s or Watson Wyatt’s board of directors, as the case may be.
•	The absence of any event since the date of the merger agreement that has had or would reasonably be expected to have a “Material Adverse Effect” on the other party.

•	The receipt of a tax opinion by each party from their counsel.
•

The absence of certain professional liability claims against either Towers Perrin or Watson Wyatt, as the case may be, arising out of or in connection with services or failure to provide services, which action(s) the board of directors of Towers Perrin or Watson Wyatt, as the case may be, determines in good faith has a reasonable likelihood of success and would reasonably be expected to result in a “Material Adverse Effect” at Towers Perrin or Watson Wyatt, as the case may be.

Termination

The merger agreement may be terminated by Towers Perrin or Watson Wyatt at any time prior to the effective time:

•	By mutual written consent of Towers Perrin and Watson Wyatt;
•

If the merger is not consummated on or before the “Outside Date” (provided that neither party may terminate the merger agreement if the failure of such party to perform or comply in all material respects with the merger agreement has caused the failure of the merger to be consummated by this date). The “Outside Date” means 5:00 p.m., New York City time on March 26, 2010 (provided, that the Outside Date may be extended by either party, in its discretion, by three months if the sole remaining closing condition is obtaining requisite regulatory approval, in which case, the “Outside Date” will mean the extended date).

•

If a governmental entity denies a requisite regulatory approval for the merger and such denial is final and nonappealable or if any court of competent jurisdiction or a governmental entity issues a judgment or decree prohibiting the merger and such judgment or decree is final and nonappealable; provided that the party seeking to terminate the merger agreement used its reasonable best efforts to contest and appeal such denial or judgment; or

•

If Towers Perrin or Watson Wyatt stockholder approval for adoption of the merger agreement is not obtained (or, if approval of the amendment to Article VI by Towers Perrin shareholders is not obtained) at the respective special stockholders meeting.

The merger agreement may also be terminated by Towers Perrin upon written notice to Watson Wyatt if:

•

Watson Wyatt breaches or fails to perform any of its representations, warranties, covenants or agreements in the merger agreement (except for its non-solicitation or shareholder meeting obligations) or any representation or warranty becomes untrue and such breach or failure to be true (1) would, either individually or in the aggregate, result in the failure of any of the conditions precedent applicable to Towers Perrin’s obligations to effect the merger if such breach or failure to perform were to occur or to be continuing at the closing of the merger, and (2) cannot be or has not been cured by the Outside Date; provided that Towers Perrin will give Watson Wyatt written notice delivered at least 30 days prior to such termination stating its intent and basis for termination and provided further that Towers Perrin will not have the right to terminate the merger agreement if it is in material breach of its covenants or agreements in the merger agreement; or

•

Watson Wyatt’s board of directors effects an Adverse Recommendation Change, Watson Wyatt or its board of directors approves any Acquisition Proposal or enters into an agreement related to an Acquisition Proposal, Watson Wyatt’s board of directors fails to reaffirm publicly its recommendation of the approval and adoption of the merger agreement within 10 business days after a request to do so by Towers Perrin or within 10 business days after any Acquisition Proposal or material modification of the Acquisition Proposal is first commenced, published, sent or given to Watson Wyatt’s stockholders, Watson Wyatt has materially breached any of its non-solicitation or stockholder meeting obligations or Watson Wyatt or its board of directors authorizes or publicly proposes any of the foregoing.

The merger agreement may also be terminated by Watson Wyatt upon written notice to Towers Perrin if:

•	Towers Perrin breaches or fails to perform any of its representations, warranties, covenants or agreements in the merger agreement (except for its non-solicitation or shareholder meeting obligations) or any representation or warranty becomes untrue and such breach or failure to be true (1) would, either individually or in the aggregate, result in the failure of certain conditions precedent applicable to Watson Wyatt’s obligations to effect the merger if such breach or failure to perform were to occur or be continuing at the closing of the merger, and (2) cannot be or has not been cured by the Outside Date; provided that Watson Wyatt will give Towers Perrin written notice delivered at least 30 days prior to such termination, stating its intent and basis for termination; provided further that Watson Wyatt will not have the right to terminate the merger agreement if it is in material breach of its covenants or agreements in the merger agreement; or

•

Towers Perrin’s board of directors effects an Adverse Recommendation Change, Towers Perrin or its board of directors approves any Acquisition Proposal or enters into an agreement related to an Acquisition Proposal, Towers Perrin’s board of directors fails to reaffirm publicly its recommendation of the approval and adoption of the merger agreement within 10 business days after a request to do so by Watson Wyatt or within 10 business days after any Acquisition Proposal or material modification of the Acquisition Proposal is first commenced, published, sent or given to Towers Perrin’s shareholders, Towers Perrin has materially breached any of its non-solicitation or shareholder meeting obligations or Towers Perrin or its board of directors authorizes or publicly proposes any of the foregoing.

In the event the merger agreement is terminated as described above, the merger agreement will become void and have no effect and neither Watson Wyatt nor Towers Perrin will have any liability under the merger agreement, except that:

•	Both Towers Perrin and Watson Wyatt will remain liable for any knowing and intentional breach of the merger agreement prior to such termination; and
•

Designated provisions of the merger agreement will still apply, including those regarding survival of the parties’ confidentiality agreement and, generally, the payment of termination fees and expenses.

Termination Fees; Expenses

Towers Perrin has agreed to pay Watson Wyatt a termination fee in the amount of $65 million less the amount of any expenses previously paid to Watson Wyatt by Towers Perrin in the following two circumstances:

•	First Circumstance
➢	An Acquisition Proposal or intention to make an Acquisition Proposal is made directly to Towers Perrin’s shareholders, otherwise publicly disclosed or communicated to its senior management or board of directors; and
➢	The merger agreement is subsequently terminated by:
•	Towers Perrin or Watson Wyatt because the merger has not been consummated by the Outside Date; or
•	Towers Perrin or Watson Wyatt because the Towers Perrin shareholders did not approve the merger agreement; or
•

Watson Wyatt because Towers Perrin breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement (except for its non-solicitation or shareholder meeting obligations) or any representation or warranty became untrue and such breach or failure to be true (1) resulted in, either individually or in the aggregate, the failure of certain conditions precedent applicable to Watson Wyatt’s obligations to effect the merger and such breach or failure to perform was occurring or continuing at the closing of the merger, and (2) was not cured by the Outside Date; and

➢	Within 12 months of the termination of the merger agreement, Towers Perrin or any of its subsidiaries entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal.

•	Second Circumstance
➢	Watson Wyatt terminates the merger agreement because:
•	The Towers Perrin board of directors effects an Adverse Recommendation Change;
•	Towers Perrin or its board of directors approves any Acquisition Proposal or enters into an alternative acquisition agreement;
•

The Towers Perrin board of directors fails to reaffirm publicly its recommendation of the approval and adoption of the merger agreement within 10 business days after a request to do so by Watson Wyatt or within 10 business days after any Acquisition Proposal or material modification thereto is first commenced, published, sent or given to Towers Perrin’s shareholders;

•	Towers Perrin has materially breached any of its non-solicitation or shareholder meeting obligations; or
•	Towers Perrin or its board of directors authorizes or publicly proposes any of the foregoing.

Watson Wyatt has agreed to pay Towers Perrin a termination fee in the amount of $65 million less the amount of any expenses previously paid to Towers Perrin by Watson Wyatt in the following two circumstances:

•	First Circumstance
➢	An Acquisition Proposal or intention to make an Acquisition Proposal is made directly to Watson Wyatt’s stockholders, otherwise publicly disclosed or communicated to its senior management or board of directors; and
➢	The merger agreement is thereafter terminated by:
•	Towers Perrin or Watson Wyatt because the merger has not been consummated by the Outside Date; or
•	Towers Perrin or Watson Wyatt because the Watson Wyatt stockholders did not approve the merger agreement; or
•

Towers Perrin because Watson Wyatt breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement (except for its non-solicitation or shareholder meeting obligations) or any representation or warranty became untrue and such breach or failure to be true (1) resulted in, either individually or in the aggregate, the failure of certain conditions precedent applicable to Towers Perrin’s obligations to effect the merger and such breach or failure to perform was occurring or continuing at the closing of the merger, and (2) was not cured by the Outside Date; and

➢	Within 12 months of the termination of the merger agreement, Watson Wyatt or any of its subsidiaries entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal.

•	Second Circumstance
➢	Towers Perrin terminates the merger agreement because:
•	The Watson Wyatt board of directors effects an Adverse Recommendation Change;
•	Watson Wyatt or its board of directors approves any Acquisition Proposal or enters into an alternative acquisition agreement;
•

The Watson Wyatt board of directors fails to reaffirm publicly its recommendation of the approval and adoption of the merger agreement within 10 business days after a request to do so by Towers Perrin or within 10 business days after any Acquisition Proposal or material modification thereto is first commenced, published, sent or given to Watson Wyatt’s stockholders;

•	Watson Wyatt has materially breached any of its non-solicitation or stockholder meeting obligations; or
•	Watson Wyatt or its board of directors authorizes or publicly proposes any of the foregoing.

For purposes of determining whether the termination fee is payable, the term Acquisition Proposal has the meaning described under “The Merger Agreement — Covenants and Other Agreements — Non-Solicitation” on page 127 except that (1) references to “15%” shall be replaced by “50%” and (2) an initial public offering of common stock shall not constitute an Acquisition Proposal.

In addition, in the event that the merger agreement is terminated for breach or failure to obtain requisite stockholder approval and a termination fee is not payable, the party whose actions or stockholder vote gave rise to the termination will reimburse the other party for all reasonably documented expenses up to a maximum amount of $10 million.

Amendment

Towers Perrin and Watson Wyatt may amend the merger agreement by mutual agreement. If the merger agreement has been adopted by a party’s stockholders, such party’s stockholders must also approve any amendment of the merger agreement if required under applicable law. If the merger agreement is amended in a manner that does not require stockholder approval under applicable law, Towers Perrin will notify its shareholders of the amendment by email or another means of appropriate communication, and Watson Wyatt will notify its stockholders of the amendment through one or more press releases and/or reports filed with the SEC disclosing the amendment. See “Additional Information — Where You Can Find More Information” for information on how to access Watson Wyatt’s filings with the SEC.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger to Towers Perrin shareholders and Watson Wyatt stockholders (for purposes of this section only, each of these holders is referred to in this section as a “stockholder”) that are U.S. Holders (as defined below). This summary is based on the Code, existing and proposed Treasury regulations, administrative pronouncements of the IRS and judicial decisions, all as currently in effect, and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities can apply on a retroactive basis in some circumstances, possibly in a manner that affects the discussion of U.S. federal income tax consequences below.

This summary is intended for general information purposes, and, except as expressly set forth below, only addresses material U.S. federal income tax consequences applicable to U.S. Holders that hold their Towers Perrin shares or Watson Wyatt shares as capital assets within the meaning of Code Section 1221. This summary does not purport to address all of the U.S. federal income tax considerations that may be relevant to the particular circumstances of a U.S. Holder, including those U.S. Holders who are subject to special tax rules (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, mutual funds, tax-exempt organizations, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, and holders who hold their shares as part of a hedge, straddle, constructive sale or conversion transaction). Nor does this summary discuss any tax consequences that may arise under the alternative minimum tax or under state, local or foreign tax laws, and does not describe any aspect of U.S. federal tax law other than income taxation.

Non-U.S. Holders and U.S. Holders who may be subject to taxes other than U.S. federal income taxes should consult their own tax advisors regarding the imposition of any such taxes as a result of the merger. An individual stockholder that is not a U.S. Holder but who performs services, in whole or in part, within the United States should consult his or her own tax advisor regarding the U.S. federal income tax consequences of the transactions described herein.

Pursuant to the merger agreement, holders of Towers Perrin common stock may receive additional shares of Towers Watson Class A common stock if shares of Towers Watson restricted Class A common stock are forfeited. The right to receive additional Towers Watson Class A common stock is represented by shares of Towers Watson Class F stock. Because shares of Towers Watson Class F stock entitle a holder to receive solely additional shares of Towers Watson Class A common stock in certain specified circumstances and only following the third anniversary of the merger, and do not provide the holder with current economic rights associated with ownership of stock, it is expected that the Towers Watson Class F stock will not be considered stock for U.S. federal income tax purposes. The remainder of this discussion assumes that the Towers Watson Class F stock is not treated as stock for U.S. federal income tax purposes and, for purposes of this discussion, we reference the right represented by the Towers Watson Class F stock as a right to receive “contingent consideration” and refer to the additional shares of Towers Watson Class A common stock that may be received in exchange for Towers Watson Class F stock as the “contingent consideration”. If the Towers Watson Class F stock is treated as stock for U.S. federal income tax purposes, the tax consequences could be different from those described below.

As used in this discussion, a “U.S. Holder” is any stockholder that is an individual who is a citizen or resident of the United States; a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia; an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a stockholder that is not a “U.S. Holder”.

The obligation of Watson Wyatt to complete the Watson Wyatt merger is conditioned upon the receipt by Watson Wyatt of an opinion of Gibson Dunn, counsel to Watson Wyatt, dated as of the closing date of the merger, that the Watson Wyatt merger will be treated for U.S. federal income tax purposes as a transfer of property to Towers Watson by the holders of Watson Wyatt Class A common stock, as described in Section 351(a) or Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both. Similarly, the obligation of Towers Perrin to complete the Towers Perrin merger is conditioned upon the receipt by Towers Perrin of an opinion of Milbank, counsel to Towers Perrin, dated as of the closing date of the merger, that the Towers Perrin merger will be treated for U.S. federal income tax purposes as a transfer of property to Towers Watson by the holders of Towers Perrin common stock, as described in Section 351(a) or Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both.

The opinions referenced in the preceding paragraph will be based upon the Code, applicable U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date the opinions are issued, and all of which are subject to change, possibly with retroactive effect. Any change could alter the conclusions reached by counsel in these opinions. In addition, these opinions will be based on:

•

Customary factual representations made by Towers Perrin and Watson Wyatt, including representations as to (1) the nature and value of the securities and other consideration to be exchanged in the merger, and (2) issuances, acquisitions, dispositions and redemptions involving the shares of Towers Watson, Towers Perrin and Watson Wyatt before or after the merger.

•

Customary factual assumptions set forth in these opinions, including assumptions that (1) the descriptions of the merger, representations and statements set forth in the merger agreement, this document and accompanying Annexes are accurate, and that the merger will in fact occur as described in those documents without modification, and that all conditions set forth in those documents will be satisfied in full without waiver, (2) any representation or statement that is anticipated to be true, is made “to the knowledge”, or is similarly qualified is in fact correct, and (3) where a representation states that a person is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

Any inaccuracy in the representations and assumptions upon which these opinions are based could alter the conclusions reached by counsel in these opinions. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or any court. None of Towers Watson, Towers Perrin or Watson Wyatt has requested a ruling from the IRS as to the tax consequences of the merger. Therefore, there can be no assurance that the IRS or a court will agree with the conclusions of counsel in these opinions or in this document. In addition, in connection with the filing of the Registration Statement of which this joint proxy statement/prospectus is a part, Towers Perrin and Watson Wyatt have received the legal opinions filed as Exhibit 8.1 and Exhibit 8.2, respectively, to the same effect as the opinions described above concerning the treatment of each of the relevant transactions as a transfer of property described in Section 351(a) or 351(b) of the Code. The following summary assumes that the Watson Wyatt merger and the Towers Perrin merger will each be treated as a transfer of property described in Section 351(a) or Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both.

Except in the case of a U.S. Holder who makes a Class R election and a person receiving Towers Watson restricted Class A common stock, this summary generally assumes that none of the Towers Watson shares received in the merger will constitute compensation income for U.S. federal income tax purposes. See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Towers Perrin Shares — Potential Alternative Tax Characterization for Towers Perrin Shares Issued in Connection with the Performance of Services”.

Consequences of the Merger to U.S. Holders of Watson Wyatt Shares

A U.S. Holder of Watson Wyatt shares will not recognize any gain or loss in connection with the exchange of such shares for shares of Towers Watson Class A common stock pursuant to the Watson Wyatt merger. A U.S. Holder’s aggregate tax basis in the shares of Towers Watson Class A common stock received pursuant to the Watson Wyatt merger will equal the holder’s aggregate tax basis in its Watson Wyatt shares surrendered in the Watson Wyatt merger. A U.S. Holder’s holding period for the shares of Towers Watson Class A common stock received pursuant to the Watson Wyatt merger will include the period(s) during which such holder held its Watson Wyatt shares.

Consequences of the Merger to U.S. Holders of Towers Perrin Shares

Consequences to a U.S. Holder other than a Class R Participant Who Makes a Class R Election and a U.S. Holder Who Makes a Class S Election

A U.S. Holder of Towers Perrin shares, other than a Class R Participant who makes a valid Class R election and a U.S. Holder who makes a valid Class S election, generally will not recognize gain or loss in connection with the exchange of such shares for shares of Towers Watson stock pursuant to the Towers Perrin merger, except with respect to any portion of the contingent consideration treated as imputed interest (as described below under “Material U.S. Federal Income Tax Consequences — Consequences of the Merger to U.S. Holders of Towers Perrin Shares — Portion of Contingent Consideration Treated as Imputed Interest”).

A U.S. Holder’s aggregate tax basis in his or her Towers Perrin shares must be allocated to the shares of Towers Watson received in the Towers Perrin merger and to any shares of Towers Watson that may be received as contingent consideration. Until the final number of Towers Watson shares, if any, to be received as contingent consideration is determined, a holder will have a temporary estimated tax basis in the shares of Towers Watson received at the effective time. In general, this temporary basis will be equal to a holder’s aggregate adjusted basis in his or her Towers Perrin shares multiplied by a fraction, the numerator of which is the number of shares of Towers Watson received at the effective time and the denominator of which is the maximum number of shares of Towers Watson that may be received by a holder in exchange for its Towers Perrin shares. Upon receipt of the contingent consideration (or a determination that no contingent consideration is payable), the holder’s adjusted basis in its Towers Perrin shares will be reallocated among all shares of Towers Watson actually received. In addition, the basis of any shares of Towers Watson received as contingent consideration will be increased by the portion of value of any such shares that is treated as imputed interest, as described below. The maximum number of shares of Towers Watson that may be received by a holder in exchange for its Towers Perrin shares includes the maximum number of contingent shares that such holder may receive.

As a result of the basis allocation rules described in the preceding paragraph, if a U.S. Holder sells shares of Towers Watson received in the Towers Perrin merger prior to the time the final number of Towers Watson shares to be received by such holder has been determined, such holder may recognize more gain (or less loss) for U.S. federal income tax purposes than would be the case if such holder had sold the shares of Towers Watson after such time. U.S. Holders who plan such a sale should consult their tax advisors regarding the determination of gain or loss on such sale and the determination of tax basis in their shares of Towers Watson.

The holding period(s) of the shares of Towers Watson received at the effective time will include the holding period(s) of the Towers Perrin shares exchanged in the merger. The holding period for Towers Watson shares, if any, received as contingent consideration, will be split. The holding period for any portion of such share that is treated as imputed interest (as discussed below) will commence on the date after the contingent consideration is received and the holding period for the remaining portion of such share will include the holding period for the Towers Perrin shares exchanged in the merger.

Consequences to U.S. Holders Who Make a Class R Election or a Class S Election

A U.S. Holder who receives consideration in the Towers Perrin merger consisting of a combination of shares of Towers Watson (including contingent shares as described above), cash and, in some cases, Towers Watson Notes will recognize gain, but not loss, on the exchange. The amount of gain recognized will equal the lesser of (1) the amount of cash and the fair market value of Towers Watson Notes received and (2) the gain realized (excluding cash and Towers Watson Notes treated as ordinary compensation income to a Class R Participant as described below). The gain realized will be the excess of (1) the sum of the fair market value of Towers Watson shares, the amount of cash and the fair market value of Towers Watson Notes received in the Towers Perrin merger (excluding consideration that is treated as ordinary compensation income to a Class R Participant as described below) over (2) the holder’s tax basis in his or her Towers Perrin shares surrendered in the Towers Perrin merger. For this purpose, a holder must calculate gain or loss separately for each identifiable block of Towers Perrin shares that is exchanged in the merger, and the holder may not offset a loss recognized on one block of the shares against gain recognized on another block of the shares. Under most circumstances, a holder’s gain will be capital gain and will be long-term capital gain if the holder has held the relevant Towers Perrin shares for more than one year. However, if the Towers Perrin merger is treated as a reorganization, for certain holders, including certain holders who actually or constructively own Watson Wyatt shares or who constructively own Towers Perrin shares under certain attribution rules under the Code, such gain might be treated as dividend income. U.S. Holders should consult their tax advisors regarding whether any gain they recognize will be capital gain or dividend income to them. U.S. Holders should also consult their tax advisors regarding the possibility of reporting the receipt of Towers Watson Notes and the value of any contingent share consideration (as described above) under the “installment method” for reporting gain. See “Material Income Tax Considerations — Consequences of the Merger to U.S. Holders of Towers Perrin Shares — Installment Sale Treatment” for a discussion of the installment method.

The aggregate tax basis of the Towers Watson shares received by a U.S. Holder who exchanges his or her Towers Perrin shares for a combination of Towers Watson shares, cash and Towers Watson Notes (other than any Towers Watson shares treated as ordinary compensation income to a Class R Participant as described below) will be equal to the aggregate adjusted tax basis of the Towers Perrin shares exchanged in the merger, reduced by the amount of cash and fair market value of Towers Watson Notes received by the holder and increased by the amount of gain, if any, recognized by the holder on the exchange. That aggregate tax basis must be allocated among the Towers Watson shares received at the effective time (other than any Towers Watson shares treated as ordinary compensation income to a Class R Participant as described below) and to any shares of Towers Watson that may be received as contingent consideration. Until the final number of Towers Watson shares, if any, to be received as contingent consideration is determined, a holder will have a temporary estimated tax basis in the shares of Towers Watson received at the effective time. In general, this temporary basis will be equal to a holder’s aggregate adjusted basis as calculated in the first sentence of this paragraph multiplied by a fraction, the numerator of which is the number of shares of Towers Watson received at the effective time and the denominator of which is the maximum number of shares of Towers Watson that may be received by a holder in exchange for its Towers Perrin shares. Upon receipt of the contingent consideration (or a determination that no contingent consideration is payable), the holder’s adjusted basis in his or her Towers Perrin shares will be reallocated among all the shares of Towers Watson actually received. In addition, the basis of any shares of Towers Watson received as contingent consideration will be increased by the portion of the value of any such shares that is treated as imputed interest, as described below.

As a result of the basis allocation rules described in the preceding paragraph, if a U.S. Holder sells shares of Towers Watson received in the Towers Perrin merger prior to the time the final number of Towers Watson shares to be received by such holder has been determined, such holder may recognize more gain (or less loss) for U.S. federal income tax purposes than would be the case if such holder had sold the shares of Towers Watson after such time. Holders who plan such a sale should consult their tax advisors regarding the determination of gain or loss on such sale and the determination of tax basis in their shares of Towers Watson.

The holding period(s) of the shares of Towers Watson received at the effective time will include the holding period(s) of the Towers Perrin shares exchanged in the merger. The holding period for Towers Watson shares, if any, received as contingent consideration will be split. The holding period for any portion of such a share that is treated as imputed interest (as discussed below) will commence on the date after the contingent consideration is received and the holding period for the remaining portion of such a share will include the holding period for the shares of Towers Perrin exchanged.

Ordinary Income Component of Class R Election Merger Consideration

Towers Perrin and Watson Wyatt have determined that a portion of the merger consideration (the “Ordinary Income Portion”) received by a Class R Participant should be treated as ordinary compensation income to that Class R Participant. The Ordinary Income Portion will be subject to a higher federal income tax rate than would apply to capital gains and will be subject to applicable wage withholding taxes. The amount treated as ordinary compensation income will be determined based on the difference in value between the merger consideration that will be received by a Class R Participant (i.e., cash, notes and Towers Watson Class B-1 common stock, if applicable) and the merger consideration that will be received by a Towers Perrin shareholder who does not make a valid Class R election. Towers Perrin will pay, or cause Towers Watson to pay, a Class R Participant an additional amount in cash (the “Additional Compensation”) to help compensate such individual for some of the increased taxes payable as a result of any merger consideration being treated as ordinary compensation income. The amount of the Additional Compensation will also be treated as ordinary compensation income and, together with the Ordinary Income Portion, will be reported as such for U.S. federal income tax purposes and will be subject to employment and wage withholding taxes. The amount of Additional Compensation paid to a Class R Participant who is a U.S. Person will be based on a formula designed with the intention that the calculated amount of the Additional Compensation will help compensate the individual for his or her incremental increase in federal income tax liability as well as the employee’s share of Medicare Hospital Insurance (Medicare) taxes payable in connection with any such ordinary income, in each case as determined by Towers Perrin. The amount of the Additional Compensation will be calculated assuming that the Class R Participant is subject to the maximum marginal income tax rate applicable to individuals, currently 35%, on ordinary income received. However, individuals will not receive additional amounts to compensate them for incremental state, local, foreign or social security taxes.

With respect to certain individuals, the total taxes required by law to be withheld at the applicable withholding rates may exceed the Additional Compensation payable to the individual. In that case, Towers Perrin will withhold a portion of the Class R Participant’s cash merger consideration to satisfy the withholding obligation. This will cause such a Class R Participant to receive cash consideration in the Towers Perrin merger that is less than the individual’s pro rata share of the cash consideration payable to all Class R Participants in the Towers Perrin Merger. However, any such reduction will be treated as a prepayment of the individual’s federal, state and local income taxes for the year in which the Towers Perrin merger closes. A holder’s tax basis in any Towers Watson shares (or portion thereof) received as ordinary compensation income will equal the fair market value of such shares as of the effective date of the Towers Perrin merger and the holder’s holding period for any such shares will begin on the day after the effective date.

The IRS may challenge Towers Perrin and Watson Wyatt’s determination of the amount of consideration, if any, that should be treated as ordinary compensation income, in which case a Class R Participant may be subject to increased taxes. U.S. Holders who are considering making a Class R election should contact their tax advisors concerning the treatment of any portion of their merger consideration as ordinary compensation income.

Holding and Disposition of Towers Watson Notes

A U.S. Holder who makes a valid Class R election and receives Towers Watson Notes in the Towers Perrin merger will generally have a tax basis in the notes equal to the “fair market value” of the notes (within the meaning of Code section 356). Interest payments on the Towers Watson Notes will be taxed as ordinary income to a U.S. Holder. A U.S. Holder will have gain or loss on the redemption or other disposition of Towers Watson Notes equal to the difference between the amount received for the notes and the holder’s adjusted tax basis in the notes. Such gain will be capital gain and will be long-term capital gain if the holder has held the Towers Watson Notes for more than one year.

Installment Sale Treatment

Because a U.S. Holder making a valid Class R election will receive, in part, Towers Watson Notes in exchange for his or her Towers Perrin shares, and the principal amount of the notes is paid following the close of the taxable year in which the conversion of his or her Towers Perrin shares occurs, the holder will generally be entitled to account for his or her disposition of Towers Perrin shares under the “installment method” of accounting for U.S. federal income tax purposes. Subject to the discussion in the immediately succeeding paragraph, under the “installment method” of accounting a U.S. Holder would take into income in each year that he or she receives a payment from Towers Watson for its Towers Perrin shares an amount equal to the excess of (1) the payment received from Towers Watson in such year over (2) the U.S. Holder’s tax basis in his or her shares of Towers Perrin allocated to the payment. Any gain recognized in a taxable year as a result of application of the installment sale rules will be taxed at the capital gains income tax rates applicable in such year. As a general matter, if the sum of the principal amount of a U.S. Holder’s Towers Watson Notes and any other obligations subject to the installment method exceeds $5 million, the holder will be required to pay an interest charge on the deferral of tax that results from applying the installment sale rules.

A U.S. Holder that is otherwise eligible to report gain on the sale of its Towers Perrin shares under the installment method of accounting may elect not to have the installment method rules apply. A holder making such an election is required to include in U.S. federal taxable income for the year of the sale an amount equal to the excess of (1) the amount received in the year of sale over (2) the seller’s tax basis in his or her Towers Perrin shares.

U.S. Holders who make a Class R election should contact their tax advisors concerning the applicability of the installment method to their sales and the advisability of electing out of such treatment.

Portion of Contingent Consideration Treated as Imputed Interest

As noted above, pursuant to the merger agreement, holders of Towers Perrin shares may receive contingent consideration in the form of additional shares of Towers Watson Class A common stock if shares of Towers Watson restricted Class A common stock are forfeited. Any additional Towers Watson Class A common stock that is received by holders of Towers Perrin shares pursuant to the merger agreement should be viewed as contingent consideration in the Towers Perrin merger. Under Code Section 483, a portion of the value of any shares of Towers Watson received by a U.S. Holder as contingent consideration will be treated as interest for U.S. federal income tax purposes that must be accounted for in accordance with the holder’s regular method of accounting. The amount of imputed interest is equal to the excess of (1) the fair market value of the shares of Towers Watson, if any, received as contingent consideration over (2) the present value of such amount as of the effective time, discounted at the applicable federal rate in effect at the effective time. The basis of any shares of Towers Watson received as contingent consideration will be increased by the amount treated as imputed interest.

Conversion of Towers Watson Class B Common Stock to Towers Watson Class A Common Stock

U.S. Holders generally will not recognize gain or loss on the conversion of Towers Watson Class B common stock into Towers Watson Class A common stock, except gain or loss recognized with respect to any cash received in lieu of fractional shares of Towers Watson Class A common stock (as described below). The adjusted tax basis of Towers Watson Class A common stock acquired on conversion (and any fractional share interests treated as received and then exchanged for cash) will equal the tax basis of the converted Towers Watson Class B common stock, and the holding period of the Towers Watson Class A common stock will include the holding period of the converted Towers Watson Class B common stock.

Cash in Lieu of Fractional Shares

A U.S. Holder who receives cash in lieu of a fractional share of Towers Watson Class A common stock on the conversion of Towers Watson Class B common stock into Towers Watson Class A common stock generally will be treated as having received such fractional share on the conversion and then as having immediately received cash in exchange for such fractional share. Gain or loss generally will be recognized by such holder based on the difference between the amount of cash received in lieu of the fractional share of Towers Watson Class A common stock and the tax basis allocated to such fractional share. Such gain or loss generally will be long-term capital gain or loss.

Potential Alternative Tax Characterization for Towers Perrin Shares Issued in Connection with the Performance of Services.

The Towers Perrin bylaws contain various limitations with respect to the Towers Perrin shares, including a requirement that Towers Perrin purchase a Towers Perrin shareholder’s shares following the individual’s termination of employment (referred to solely in this section as the “Redemption Value Repurchase”). Towers Perrin’s bylaws provide that the purchase price paid for Towers Perrin shares will generally be the redemption value of those shares. The Towers Watson shares received by Towers Perrin shareholders in the Towers Perrin merger will not be subject to the Redemption Value Repurchase or any other requirement that such shares be purchased by any person. As a result, in connection with the Towers Perrin merger, the Redemption Value Repurchase will be eliminated. To the extent that a U.S. Holder received Towers Perrin shares in connection with the performance of services, the IRS could contend that the elimination of the Redemption Value Repurchase results in a portion of the consideration received by such Holder in the Towers Perrin merger being treated as compensation income.

Milbank, Tweed, Hadley & McCloy LLP, counsel to Towers Perrin, has provided an opinion (which is attached hereto as Exhibit 8.3) addressing certain U.S. federal income tax consequences of the cancellation of the Redemption Value Repurchase in connection with the Towers Perrin merger. The opinion concludes, subject to the assumptions and qualifications stated therein, that the cancellation of this restriction should not be treated as a compensatory cancellation of a nonlapse restriction for purposes of Code Section 83(d) of the Code, and thus should not result in the recognition of ordinary income under Code Section 83 by the Towers Perrin shareholders who are subject to U.S. income tax. Consistent with the legal opinion, Towers Perrin will not treat the cancellation of the Redemption Value Repurchase as a compensatory event, and no deduction for compensation expense will be taken with respect to such cancellation. In accordance with Treasury Regulation Section 1.83-5(b)(2), Towers Perrin will make available to each Towers Perrin shareholder a statement indicating that Towers Perrin will not treat the cancellation of the Redemption Value Repurchase as a compensatory event and will not claim a deduction for compensation expense with respect to such cancellation. Each Towers Perrin shareholder is required to file such statement with his or her U.S. federal income tax return for the year in which the Towers Perrin merger closes. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or any court. None of Towers Watson, Towers Perrin or Watson Wyatt has requested a ruling from the IRS as to the tax consequences associated with eliminating the Redemption Value Repurchase. Therefore, there can be no assurance that the IRS or a court will agree with the conclusions of counsel in respect of its opinion.

If elimination of the Redemption Value Repurchase is treated as a compensatory cancellation of a nonlapse restriction for purposes of Code Section 83, any excess in the value of Towers Watson shares received by a U.S. Holder over the value of existing Towers Perrin shares converted in the merger, to the extent attributable to Towers Watson shares not being subject to the Redemption Value Repurchase (i.e., the increase in value from the current redemption value of a Towers Perrin share to the fair market value of Towers Watson shares received in the Towers Perrin merger at the effective time), will represent ordinary compensation income paid to the U.S. Holder (referred to in this section as the “Additional Value”). In this event, a U.S. Holder would be required to include the Additional Value in taxable income in the year of the Towers Perrin merger and such income would be taxable at ordinary income rates.

In addition, compensation income could arise if some or all of a U.S. Holder’s Towers Perrin shares were treated as not “substantially vested” within the meaning of Code Section 83 prior to the merger and such holder did not make a timely Section 83(b) election with respect to such shares. In general, shares would not be treated as “substantially vested” for this purpose if the shares were subject to a “substantial risk of forfeiture”.

The determination of whether any U.S. Holder’s Towers Perrin shares are subject to a substantial risk of forfeiture, as a result of the restrictions contained in the Towers Perrin bylaws or otherwise would be based on all the facts and circumstances applicable to such holder at the time that such shares were acquired.

If some or all of a U.S. Holder’s shares of Towers Perrin were not treated as substantially vested prior to the merger and the U.S. Holder did not make a timely Section 83(b) election with respect to those shares, the U.S. Holder would recognize compensation income with respect to such shares at the time of the Tower Perrin merger. The amount of the compensation income recognized could be a substantial portion of the fair market value of the shares received by certain individual holders. Any compensation income would be subject to U.S. federal income tax at ordinary income tax rates in the year that the merger closes. In addition, for a U.S. Holder who is considered a “disqualified individual” under Section 280G of the Code, such compensation income may also be treated as a “parachute payment” for purposes of Section 280G of the Code. If the value of any such payment determined under Section 280G is in excess of the applicable statutory limit, the individual would be subject to a 20% excise tax on a portion of such payment. Towers Perrin intends to take the position that none of the consideration received in the Towers Perrin merger constitutes ordinary compensation income (except with respect to the Class R election). None of Towers Watson, Towers Perrin or Watson Wyatt has requested a ruling from the IRS as to this issue, and there can be no assurance that the IRS or a court will agree with this conclusion. Each U.S. Holder of Towers Perrin shares should discuss with his or her advisor the application of the “substantially vested” rule in light of the holder’s particular circumstances.

Consequences to U.S. Holders Receiving Towers Watson Restricted Class A Common Stock

A U.S. Holder generally will not recognize taxable ordinary compensation income as a result of receiving Towers Watson restricted Class A common stock. Upon the vesting of Towers Watson restricted Class A common stock to be received by a holder of Towers Perrin RSUs (either over the three year vesting period or earlier if vesting is accelerated pursuant to the terms of the award agreements relating to the Towers Watson restricted Class A common stock), the U.S. Holder will be deemed to have received taxable ordinary compensation income equal to the fair market value of the Towers Watson Class A common stock at the time of vesting. Towers Watson will have the right to sell Towers Watson Class A common stock on behalf of each U.S. Holder to satisfy any company withholding tax obligations with respect to the vesting of such U.S. Holder’s Towers Watson restricted Class A common stock. A U.S. Holder’s tax basis in its Towers Watson Class A common stock upon vesting of such shares will equal the fair market value of such shares on the vesting date and the U.S. Holder’s holding period for such shares will begin just after the shares vest. Any gain realized upon disposition of such shares will generally be treated as capital gain. Any dividends received by a U.S. Holder with respect to Towers Watson restricted Class A common stock will be treated as ordinary compensation income when received.

A U.S. Holder may make an irrevocable Section 83(b) election to include the fair market value of the shares of Towers Watson restricted Class A common stock in taxable income in the year such shares are issued (the year of the merger) as ordinary compensation income as of the date of transfer without regard to any restriction other than a restriction that by its terms will never lapse (referred to solely in this Section as the “Section 83(b) Election”). A Section 83(b) Election must be made within 30 days after grant of the Towers Watson restricted Class A common stock, and a copy of such election must be provided to Towers Watson. U.S. Holders receiving Towers Watson restricted Class A common stock will be permitted to make a Section 83(b) Election with respect to their Towers Watson restricted Class A common stock only if the holder transfers sufficient cash to Towers Watson on the effective date of the merger to allow Towers Watson to satisfy its withholding obligations to all taxing authorities that arise as a result of the Section 83(b) Election. If a U.S. Holder makes such an election then his or her basis in the Towers Watson restricted Class A common stock will equal the amount such person includes in income with respect to their Towers Watson restricted Class A common stock. Any subsequent gain or loss on a subsequent disposition of the Towers Watson Class A common stock will generally be treated as capital gain or loss. The holding period for capital gains purposes begins just after the shares are transferred to the participant. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction or loss will be allowed for the amount previously included in income as a result of the Section 83(b) Election.

Backup Withholding and Information Reporting

Payments of cash and Towers Watson Notes made in connection with the Towers Perrin merger may, under certain circumstances, be subject to information reporting and “backup withholding” at a rate of 28% (through December 31, 2010), unless a U.S. Holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s federal income tax liability, provided the required information is furnished to the IRS.

Treatment of Ownership and Disposition of Shares of Towers Watson for Non-U.S. Holders

Dividends

Dividends paid to a Non-U.S. Holder of shares of Towers Watson generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Effectively connected dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of Towers Watson who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (1) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (2) if Towers Watson shares are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of shares of Towers Watson eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Towers Watson Shares

Any gain realized on the disposition of shares of Towers Watson generally will not be subject to U.S. federal income tax unless:

•

The gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder);

•	The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	Towers Watson is or has been a “United States real property holding corporation” for United States federal income tax purposes.

An individual Non-U.S. Holder whose income is effectively connected with his or her trade or business in the United States will be subject to tax on the net gain derived from the sale under regular graduated

U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. If a Non-U.S. Holder that is a foreign corporation has gain that is effectively connected with a trade or business in the United States, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

It is not anticipated that Towers Watson is or will become a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Towers Watson must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of Towers Watson shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

This summary of certain material U.S. federal income tax consequences is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Accordingly, Towers Perrin shareholders and Watson Wyatt stockholders are urged to consult their own tax advisors with respect to the U.S. federal, state, local, foreign and other tax consequences relating to the merger described in this document.

Material United Kingdom Income Tax Considerations

The following discussion is a summary of certain U.K. income tax consequences relating to the merger for Towers Perrin and Watson Wyatt shareholders who are resident in the U.K. for U.K. income tax purposes (in this section only we refer to such persons as “U.K. Holders”). This summary is based upon the applicable law and practice of HM Revenue & Customs, which we refer to as the “HMRC”, as currently in effect, and which is subject to change and to different interpretations. Changes to the relevant authorities can apply on a retroactive basis in some circumstances, possibly in a manner that affects the discussion of U.K. income tax consequences below.

This summary is intended for general information purposes only, and it does not purport to address all of the U.K. income tax considerations that may be relevant to the particular circumstances of a U.K. Holder, including those U.K. Holders who are subject to special tax rules. This summary does not discuss any tax consequences that may arise under local tax laws or the tax laws of any jurisdiction other than the United Kingdom and does not describe any aspect of U.K. tax law other than income taxation. U.K. Holders who may be subject to taxes other than U.K. income taxes should consult their own tax advisors regarding the imposition of any such taxes as a result of the merger described in this document.

A holder of Towers Perrin or Watson Wyatt shares who is not a U.K. Holder but who performs services, in whole or in part, within the U.K. should consult his or her own tax advisor regarding the U.K. income tax consequences of the transactions occurring pursuant to the terms of the Merger Agreement.

The following description of U.K. income tax consequences assumes that a U.K. Holder paid fair market value for his or her Towers Perrin or Watson Wyatt shares or made a section 431 election with respect to such shares, in each case, at the time they were purchased from the company.

Consequences of the Merger to U.K. Holders of Watson Wyatt Shares

A U.K. Holder of Watson Wyatt shares generally will not recognize income, gain or loss upon the receipt of Towers Watson shares in exchange for Watson Wyatt shares in the Watson Wyatt merger. A U.K. Holder is treated for the purposes of U.K. capital gains tax as not having made a disposal of Watson Wyatt shares, and the Towers Watson shares (taken as a single asset) are treated as the same asset, acquired at the same time, as the Watson Wyatt shares.

Consequences of the Merger to U.K. Holders of Towers Perrin Shares

Consequences to a U.K. Holder Other than a Class R Participant Who Makes a Class R Election and a U.K. Holder Who Makes a Class S Election

A U.K. Holder of Towers Perrin shares, other than a Class R Participant who makes a valid Class R election and a U.K. Holder who makes a valid Class S election, generally will not recognize income, gain or loss upon the receipt of Towers Watson shares in exchange for Towers Perrin shares in the Towers Perrin merger. A U.K. Holder is treated for the purposes of U.K. capital gains tax as not having made a disposal of Towers Perrin shares, and the Towers Watson shares (taken as a single asset) are treated as the same asset, acquired at the same time, as the Towers Perrin shares.

A U.K. Holder’s aggregate tax basis in his or her Towers Perrin shares must be allocated to the different classes of shares of Towers Watson received in the Towers Perrin merger. Since the classes of shares of Towers Watson acquired by the U.K. Holder will not be listed on a recognized stock exchange, the allocation is made by reference to their relative market values on the date or dates on which the U.K. Holder ultimately disposes of those shares of Towers Watson. A U.K. Holder should contact his or her tax advisor concerning the proper allocation of his or her basis in Towers Perrin shares among the Towers Watson shares and the proper method for calculating any gain or loss on the sale of Towers Watson shares received in the merger.

Consequences to a Class R Participant Who Makes a Class R Election or a U.K. Holder who makes a Class S Election

A U.K. Holder who receives consideration in the Towers Perrin merger consisting in whole or in part of (1) shares of Towers Watson Class R common stock and Class B-1 common stock or (2) or Towers Watson Class S common stock will generally not recognize income, gain or loss on the receipt of such consideration for his or her Towers Perrin shares. The U.K. Holder’s aggregate tax basis in its Towers Perrin shares must be allocated to the different classes of shares of Towers Watson in the manner described above.

The U.K. Holder should recognize gain or loss when shares of Towers Watson Class R common stock or Class S common stock are redeemed for cash equal to the difference between the amount of cash received and the holder’s basis in the shares redeemed for that cash.

A U.K. Holder who is a Class R Participant will not recognize gain or loss when shares of Towers Watson Class R common stock are exchanged for Towers Watson Notes, but will recognize gain or loss when the Towers Watson Notes are redeemed for cash. The gain or loss will be equal to the difference between the U.K. Holder’s basis in his or her shares of Towers Watson Class R common stock that were exchanged for the Towers Watson Note.

Holding Towers Watson Notes

A U.K. Holder who makes a valid Class R Election and receives Towers Watson Notes in the Towers Perrin merger will generally recognize interest income on any interest payments on the notes.

Conversion of Towers Watson Class B Common Stock to Towers Watson Class A Common Stock

The U.K. tax authorities have confirmed that U.K. Holders will generally not recognize income on the conversion of Towers Watson Class B common stock into Towers Watson Class A common stock on the basis described below. The U.K. Holder is generally treated for the purposes of U.K. capital gains tax as not having made a disposal of his or her shares of Towers Watson Class B common stock, and the shares of Towers Watson Class A common stock are treated as the same asset, acquired at the same time, as the shares of Towers Watson Class B common stock. The tax basis of Towers Watson Class A common stock acquired on conversion will equal the tax basis of the converted shares of Towers Watson Class B common stock, adjusted to take account of any fractional amounts as described below.

Cash in Lieu of Fractional Shares

A U.K. Holder who receives cash in lieu of a fractional share of Towers Watson Class A common stock generally will be treated as having made a part-disposal of shares of Towers Watson Class B common stock, and may recognize capital gain or loss accordingly. However, if the amount of cash received does not exceed £3,000, no gain is recognized, and instead the amount received is deducted from the basis of the shares of Towers Watson Class A common stock.

Exchange of Towers Watson Class F Stock for Towers Watson Class A Common Stock

The U.K. tax authorities have been asked to confirm that U.K. Holders will not recognize income on the exchange of Towers Watson Class F stock for Towers Watson Class A common stock. If this confirmation is not given, it is possible that the U.K. Holders will recognize income, at the time of the conversion, equal to the value of the Class A common stock received, minus the value of the Class F stock converted (calculated as if the Class F stock did not carry exchange rights). The employer of the U.K. Holders will be obliged to withhold any income tax due, and account for that income tax to the U.K. tax authorities. There will also be an obligation to withhold and account for employee National Insurance Contributions, and to pay employer National Insurance Contributions, in respect of the same amount at the same time.

U.K. Holders will not recognize capital gain or loss on the exchange of Towers Watson Class F stock for Towers Watson Class A common stock. The U.K. Holder is treated for the purposes of U.K. capital gains tax as not having made a disposal of the Class F shares, and the shares of Towers Watson Class A common stock are treated as the same asset, acquired at the same time, as the Class F shares. The tax basis of Towers Watson Class A common stock acquired on exchange will equal the tax basis of the exchanged Towers Watson Class F stock, adjusted to take account of any fractional amounts as described below.

Consequences to U.K. Holders Receiving Rights to Acquire Shares of Towers Watson Restricted Class A Common Stock

A U.K. Holder who receives Towers Perrin RSUs, which carry a conditional right to acquire shares of Towers Watson restricted Class A common stock (who we refer to in this section only as a “U.K. RSU Recipient”) generally will recognize ordinary compensation income at the time when the Towers Watson restricted Class A common stock is acquired by the U.K. Holder when the right vests pursuant to the terms of his or her transaction award agreement. Any such ordinary compensation income will equal the fair market value of the shares of Towers Watson restricted Class A common stock at the time it is received. U.K. RSU Recipients should discuss with their advisors the potential tax consequences of the receipt of the Towers Perrin RSUs, and the subsequent acquisition of the Towers Watson restricted Class A common stock at the time of vesting.

The employer of the U.K. RSU Recipients will be obliged to withhold the income tax due on the ordinary compensation income arising on the acquisition of the Towers Watson restricted Class A common stock at the time of vesting, and will be obliged to account for that income tax to the U.K. tax authorities. There will also be an obligation to withhold and account for employee National Insurance Contributions in respect of the same amount at the same time. In addition, the employer will be liable to pay employer National Insurance Contributions at the same time in respect of the same amount.

Subject to satisfaction of the applicable statutory conditions, the employer of the U.K. RSU Recipients will be entitled to a deduction from its profits subject to U.K. corporation tax equal to the amount of the ordinary compensation income arising on the acquisition of the Towers Watson restricted Class A common stock at the time of vesting.

Material Canadian Federal Income Tax Considerations

The following discussion is a summary of certain Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereto (which we collectively refer to as the “Canadian Tax Act”) relating to the merger for Towers Perrin shareholders and Watson Wyatt stockholders that, for the purposes of the Canadian Tax Act and at all relevant times: (1) are resident or deemed to be resident in Canada, (2) hold their shares of Towers Perrin and Watson Wyatt stock, as the case may be, and will hold their shares of Towers Watson stock as capital property, and (3) deal at arm’s length with, and are not affiliated with, any of Towers Perrin, Towers Perrin Merger Corp., Watson Wyatt, Watson Wyatt Merger Corp. and Towers Watson (in this section only, we refer to such persons as “Canadian Holders”). Shares of Towers Perrin, Watson Wyatt and Towers Watson stock will generally be considered to be capital property to a Canadian Holder unless they are held in the course of carrying on a business of trading or dealing in securities or are acquired in a transaction or transactions which may be considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Canadian Holder with respect to whom Towers Perrin or Watson Wyatt is a “foreign affiliate”, within the meaning of the Canadian Tax Act, or a Canadian Holder that acquired shares of Towers Perrin or Watson Wyatt stock or that will acquire shares of Towers Watson stock pursuant to an employee stock option, deferred stock unit, or other employee compensation plan (other than certain Canadian Holders of Towers Perrin RSUs, as described below). In addition, this summary is not applicable to a Canadian Holder: (1) that is a “financial institution” for purposes of the mark-to-market rules, (2) that is a “specified financial institution”, (3) an interest in which is a “tax shelter investment”, (4) that is exempt from tax under Part I of the Canadian Tax Act, or (5) that makes or has made a “functional currency” reporting election, all as defined in the Canadian Tax Act. Such Canadian Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences to them of the merger.

This summary is based on the provisions of the Canadian Tax Act in force at the date of this document and the current published administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”). This summary assumes that all specific proposals to amend the Canadian Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document will be enacted as proposed, although there can be no assurance that any tax proposals will be implemented in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, and does not take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed in this document. Canadian Holders that may be subject to taxes other than Canadian federal income taxes should consult their own tax advisors regarding the imposition of any such taxes as a result of the merger.

This summary is intended for general information purposes only, and does not purport to address all of the Canadian federal income tax considerations that may be relevant to the particular circumstances of a Canadian Holder, including those Canadian Holders that are subject to special tax rules.

Exchange Rates

For the purposes of the Canadian Tax Act, each amount relating to a share, including dividends, adjusted cost base and proceeds of disposition, and each amount relating to a debt, including interest, principal amount, proceeds of disposition and adjusted cost base, must be expressed in Canadian dollars. Any amount denominated in U.S. dollars must be converted into Canadian dollars, generally at the exchange rate quoted by the Bank of Canada as its noon rate on the date the amount first arose. Canadian Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Consequences of the Merger to Canadian Holders of Watson Wyatt Shares

Unless the particular Canadian Holder elects not to have the foreign merger rules in the Canadian Tax Act apply, the Canadian Holder is generally deemed to have disposed of the shares of Watson Wyatt stock for proceeds of disposition equal to the adjusted cost base of those shares to the Canadian Holder and to have acquired shares of Towers Watson stock for the same amount. Accordingly, no gain or loss should be realized by a Canadian Holder upon the receipt of shares of Towers Watson Class A common stock in exchange for shares of Watson Wyatt stock in the Watson Wyatt merger. A Canadian Holder that elects not to have the foreign merger rules apply will realize a capital gain (or capital loss) to the extent that the fair market value of the shares of Towers Watson Class A common stock received in exchange for the Canadian Holder’s shares of Watson Wyatt stock exceed (or is less than) the adjusted cost base of the Canadian Holder’s shares of Watson Wyatt stock. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”.

Consequences of the Merger to Canadian Holders of Towers Perrin Shares

Consequences to a Canadian Holder (Other than a Canadian Holder That Makes a Class R Election or a Class S Election or a Canadian Holder That Seeks Dissenters’ Rights Under the Pennsylvania Business Corporation Law)

Tax Treatment on the Merger

Unless the particular Canadian Holder elects not to have the foreign merger rules in the Canadian Tax Act apply, the Canadian Holder is generally deemed to have disposed of the shares of Towers Perrin stock for proceeds of disposition equal to the adjusted cost base of those shares to the Canadian Holder and to have acquired shares of Towers Watson stock for the same amount. Accordingly, no gain or loss should be realized by a Canadian Holder upon the receipt of shares of Towers Watson Class B common stock and Class F stock in exchange for shares of Towers Perrin stock in the Towers Perrin merger. A Canadian Holder that elects not to have the foreign merger rules apply will realize a capital gain (or capital loss) to the extent that the fair market value of the shares of Towers Watson Class B common stock and Class F stock received in exchange for the

Canadian Holder’s shares of Towers Perrin stock exceed (or is less than) the adjusted cost base of the Canadian Holder’s shares of Towers Perrin stock. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”.

Adjusted Cost Base of Class B Common Stock and Class F Stock

A Canadian Holder will be deemed to have acquired the different subclasses of Towers Watson Class B common stock and the Class F stock at a cost per class or subclass of stock which is equal to the Canadian Holder’s aggregate adjusted cost base in its Towers Perrin stock immediately before the merger multiplied by a fraction, the numerator of which is the fair market value of the shares received by such Canadian Holder of that particular class or subclass and the denominator of which is the fair market value of all shares of Towers Watson stock received by the Canadian Holder, both determined immediately after the merger.

Consequences to a Canadian Holder That Makes a Class R Election or a Class S Election

Tax Treatment on the Merger

Unless the particular Canadian Holder elects not to have the foreign merger rules in the Canadian Tax Act apply, the Canadian Holder is generally deemed to have disposed of the shares of Towers Perrin stock for proceeds of disposition equal to the adjusted cost base of those shares to the Canadian Holder and to have acquired shares of Towers Watson stock for the same amount. Accordingly, no gain or loss should be realized by a Canadian Holder upon the receipt of Towers Watson Class R common stock, Class S common stock, or Class B common stock and Class F Stock in exchange for shares of Towers Perrin stock in the Towers Perrin merger. A Canadian Holder that elects not to have the foreign merger rules apply will realize a capital gain (or capital loss) to the extent that the fair market value of the shares of Towers Watson stock received in exchange for the Canadian Holder’s shares of Towers Perrin stock exceeds (or is less than) the adjusted cost base of the Canadian Holder’s shares of Towers Perrin stock. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”.

A Canadian Holder will have an income inclusion equal to the portion of the consideration received on the merger which can reasonably be regarded as being received for a restrictive covenant, as defined in the Canadian Tax Act, which may include the non-solicitation agreement entered into by a Canadian Holder in conjunction with the making of a class R election. Any portion of the consideration included in ordinary income will be excluded for purposes of determining the capital gain, if any, of a Canadian Holder that elects not to have the foreign merger rules apply, and should otherwise be added to the adjusted cost base of the Canadian Holder’s shares of Class R common stock.

Redemption of Towers Watson Class R Common Stock and Class S Common Stock

On the redemption of a share of Towers Watson Class R common stock or Class S common stock, a Canadian Holder will be deemed to have disposed of such share for proceeds of disposition equal to the fair market value of the consideration (whether paid in cash or Towers Watson Notes) received on the redemption. The Canadian Holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the share of Class R common stock or Class S common stock, as the case may be, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the share of Class R common stock or Class S common stock, as the case may be, to the Canadian Holder. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”.

A Canadian Holder’s aggregate adjusted cost base in the Towers Watson Notes received on the redemption of a share of Class R common stock will generally equal the fair market value of those Towers Watson Notes.

Adjusted Cost Base of Class R Common Stock, Class B Common Stock and Class F Stock or Class S Common Stock, Class B Common Stock and Class F Stock

A Canadian Holder will be deemed to have acquired the different subclasses of Towers Watson Class B common stock and the Class R common stock, Class S common stock and Class F stock at a cost per class or subclass of stock which is equal to the Canadian Holder’s aggregate adjusted cost base in its Towers Perrin stock immediately before the merger multiplied by a fraction, the numerator of which is the fair market value of the shares received by such Canadian Holder of that particular class or subclass and the denominator of which is the fair market value of all shares of Towers Watson stock received by the Canadian Holder, both determined immediately after the merger.

Holding and Disposition of Towers Watson Notes

A Canadian Holder that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on a Towers Watson Note that accrues (or is deemed to accrue) to it through the end of the particular taxation year or, if disposed of, that accrues or is deemed to accrue to it through the time of disposition, or that has become receivable by or is received by the Canadian Holder before the end of that taxation year, including upon maturity, except to the extent that such interest was included in computing the Canadian Holder’s income for a preceding taxation year.

Any other Canadian Holder will be required to include in computing income for a taxation year all interest on a Towers Watson Note that is received or receivable by such Canadian Holder in that taxation year (depending on the method regularly followed by the Canadian Holder in computing income), including on a repayment on maturity, except to the extent that the interest was included in the Canadian Holder’s income for a preceding taxation year. Such a Canadian Holder may be required to include in computing the Canadian Holder’s income for a taxation year all interest (not otherwise required to be included in income) that accrues or is deemed to accrue on its Towers Watson Notes to the end of any “anniversary day” in that year. For this purpose, an anniversary day means that the day that is one year after the day immediately preceding the date of issue of a Towers Watson Note, the day that occurs at every successive one year interval from that day and the day on which the Towers Watson Note is disposed of.

Upon a disposition or deemed disposition of a Towers Watson Note, interest accrued on the note to the date of disposition and not yet due will be included in computing the Canadian Holder’s income, except to the extent that such amount was otherwise included in the Canadian Holder’s income, and will be excluded in computing the Canadian Holder’s proceeds of disposition of the Towers Watson Note.

A disposition or deemed disposition of a Towers Watson Note by a Canadian Holder (including on repayment) generally will result in the Canadian Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Towers Watson Note exceed (or are less than) the aggregate of the Canadian Holder’s adjusted cost base in such Towers Watson Note and any reasonable costs of disposition. For this purpose, proceeds of disposition generally will not include amounts required to be included in income as interest. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”.

Conversion of Towers Watson Class B Common Stock and Class F Stock to Towers Watson Class A Common Stock

A Canadian Holder generally will not recognize gain or loss on the conversion of shares of Towers Watson Class B common stock or Class F stock, as the case may be, into shares of Towers Watson Class A common stock. The aggregate adjusted cost base of shares of Towers Watson Class A common stock acquired on conversion will equal the aggregate adjusted cost base of the converted shares of Towers Watson Class B common stock or Class F stock, as applicable. Pursuant to the administrative position of the CRA, a Canadian Holder that receives cash in lieu of a fractional share of Towers Watson Class A common stock that is less than Cdn. $200 may elect to reduce the adjusted cost base of its shares of Towers Watson Class A common stock by such amount, or treat the cash as proceeds of disposition for such fractional share and report a capital gain (or capital loss) in their income for the year. If the cash received in lieu of a fractional share is in excess of Cdn. $200, the Canadian Holder must treat the cash as proceeds of disposition for such fractional share and report a capital gain (or capital loss) in their income for the year. The tax consequences of capital gains and losses are discussed below under “Other Canadian Tax Implications — Taxation of Capital Gains and Losses”. A Canadian Holder is urged to consult its own tax advisors in this regard.

The cost of Towers Watson Class A common stock acquired in exchange for Towers Watson Class B common stock or Class F stock must generally be averaged with the adjusted cost base of any Towers Watson Class A common stock held as capital property at the time of the exchange.

Consequences to Canadian Holders Receiving Towers Watson Class A Common Stock Pursuant to Towers Perrin RSUs

Based on the assumption that a Canadian Holder that is granted Towers Perrin RSUs by virtue of their employment relationship with Towers Perrin (whom we refer to in this section only as a “Canadian RSU Recipient”) will only have contingent rights to receive shares of Towers Watson Class A common stock or the cash equivalent thereof, at the discretion of Towers Watson, such Canadian RSU Recipient will generally recognize ordinary income in the year shares of Towers Watson Class A common stock or the cash equivalent thereof are delivered to such person in satisfaction of the Towers Perrin RSUs, which will occur upon vesting of such rights pursuant to the terms of the RSU award, provided that delivery of such shares of Towers Watson Class A common stock or the cash equivalent thereof occurs no later than December 31 of the third year following the year that the employment services in respect of which the RSU was granted were rendered. Any such income will equal the amount of the cash payment and/or the fair market value of the Towers Watson Class A common stock (including any amounts paid in lieu of dividends thereon) at the time received by the Canadian RSU Recipient. Canadian RSU Recipients should discuss with their advisors the potential tax consequences of the receipt of the Towers Perrin RSUs, the satisfaction of the Towers Perrin RSUs with Towers Watson Class A Common stock and the vesting of such rights.

Consequences to a Canadian Holder that Seeks Dissenters’ Rights under the Pennsylvania Business Corporation Law

A Canadian Holder that seeks dissenters’ rights and follows the procedures of Subchapter 15D of the Pennsylvania Business Corporation Law and who receives cash in exchange for the Canadian Holder’s shares of Towers Perrin stock will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition (other than amounts received on account of interest) exceed (or are less than) the aggregate of the Canadian Holder’s adjusted cost base of its shares of Towers Perrin stock and any reasonable costs of disposition. The tax consequences of capital gains and capital losses are discussed below under “Other Canadian Tax Implications —Taxation of Capital Gains and Losses”. Amounts received on account of interest will be taxable as ordinary income.

Other Canadian Tax Implications

Dividends on Towers Watson Stock

A Canadian Holder will be required to include in income the gross amount of any dividend, including amounts deducted for any United States or other foreign withholding tax that may be levied on the dividend, which the Canadian Holder receives, or is deemed to receive, on a share of Towers Watson stock. Canadian Holders who are individuals will not be subject to the gross-up and dividend tax credit normally applicable to dividends received by individuals from taxable Canadian corporations. Canadian Holders which are corporations will not be entitled to deduct the amount of any dividends in computing their taxable income.

A Canadian Holder will, in the circumstances and to the extent provided by the Canadian Tax Act, generally be entitled to claim a foreign tax credit against federal Canadian income tax, or a deduction in computing income, or a combination thereof, in respect of any United States or other foreign withholding tax levied on any such dividend. Canadian Holders are advised to consult their own tax advisors with respect to the availability of a foreign tax credit or deduction in respect of any dividend received or deemed to be received on a share of Towers Watson stock.

Disposition of Towers Watson Stock

On the disposition of a share of Towers Watson stock, a Canadian Holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the Canadian Holder’s adjusted cost base of the share of Towers Watson stock and any reasonable costs of disposition.

Taxation of Capital Gains and Losses

One half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder will be required to be included in computing the Canadian Holder’s income, and one half of any such capital loss (an “allowable capital loss”) realized by a Canadian Holder must be deducted against taxable capital gains realized by the Canadian Holder in the year of disposition. Allowable capital losses not deductible in the taxation year in which they are realized may ordinarily be deducted by the Canadian Holder against taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year, in the circumstances and to the extent provided in the Canadian Tax Act.

Capital gains realized by a Canadian Holder who is an individual (including certain trusts) may give rise to a liability for alternative minimum tax under the Canadian Tax Act.

Additional Tax on Investment Income

A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable for a 6 2/3% refundable tax on its “aggregate investment income” which is defined in the Canadian Tax Act to include taxable capital gains, interest and dividends, other than dividends that are deductible in computing the corporation’s income.

Foreign Property Information Reporting

The Canadian Tax Act imposes information reporting requirements on most Canadian residents that hold “specified foreign property” (as such term is defined in the Canadian Tax Act) having an aggregate cost amount of Cdn. $100,000 at any time in a taxation year or fiscal period. The shares of Towers Watson stock will be specified foreign property for these purposes. Canadian Holders should consult their own tax advisors to determine whether they are or may be subject to these reporting requirements.

Proposals Regarding Foreign Investment Entities

On September 7, 2008, Bill C-10 to amend the Canadian Tax Act, including draft legislation relating to the income tax treatment of Canadian residents holding interests in non-resident entities that constitute “foreign investment entities” (the “FIE Proposals”) “died on the order paper” and will need to be reintroduced by Parliament. However, the January 27, 2009 Federal Budget announced that the Government of Canada will review the existing FIE Proposals in light of submissions received before proceeding with measures in the area. It is currently unclear whether a reintroduced Bill will be substantially the same as Bill C-10 and no assurances can be given that the FIE Proposals will be enacted in the form proposed, or at all. Canadian Holders are advised to consult their own tax advisors for a detailed understanding of the FIE Proposals and their potential application to an investment in Towers Watson.

Under the FIE Proposals, where a Canadian resident holds an interest such as a share or right to acquire a share, other than an “exempt interest”, in a corporation that is a “foreign investment entity” (a “FIE”) at the corporation’s taxation year-end (as each term is defined in the FIE Proposals), the Canadian resident generally will be required to include in computing income for the Canadian resident’s taxation year that includes such year-end an amount in respect of such interest computed as either: (1) an imputed return calculated as a prescribed percentage of the holder’s “designated cost” of such interest; (2) in certain circumstances, the annual accrued increase or decrease in the fair market value of the holder’s interest; or (3) in certain other limited circumstances, a proportionate share of the FIE’s income or loss for the year calculated using Canadian tax rules as specified in the FIE Proposals. For most Canadian Holders, the method described in (1) should be applicable. In all three cases, the income inclusion will apply, even though the Canadian Holder may not have received any distributions from the FIE.

Towers Watson will not be a FIE at the end of a taxation year provided that either (1) at such time, the “carrying value” of all its “investment property” will not be greater than one-half of the “carrying value” of all its property; or (2) throughout the relevant taxation year, its principal undertaking will have been the carrying on of a business that is not an “investment business” (as such terms are defined in the FIE Proposals). No assurance can be given that Towers Watson will not be a FIE at the end of any taxation year.

Even if Towers Watson were to constitute a FIE, the FIE Proposals will not apply to a Canadian Holder for a taxation year so long as the shares of Towers Watson stock qualify as an “exempt interest” of the particular Canadian Holder for that taxation year. Shares that are listed and traded on certain stock exchanges, including the NYSE, may constitute an exempt interest provided the Canadian Holder, has at that time, no tax avoidance motive in respect of its interest in Towers Watson and provided certain other conditions are met. Canadian Holders should consult their own tax advisors regarding whether or not their Towers Watson stock may constitute an exempt interest.

DIRECTORS AND EXECUTIVE OFFICERS OF TOWERS WATSON AFTER THE MERGER

Directors After the Merger

Towers Watson’s board of directors immediately following completion of the merger will consist of 12 individuals, six of whom will be designated by Towers Perrin and six of whom will be designated by Watson Wyatt. Four of Towers Perrin’s designees must be “independent” and four of Watson Wyatt’s designees must be “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) and the listing standards of the NYSE and NASDAQ.

At this time, Towers Perrin and Watson Wyatt have designated the individuals set forth below to be directors of Towers Watson upon the effective time:

Name	Age	Designee of
John J. Haley Chairman of the Board of Directors	59	Watson Wyatt
Mark V. Mactas Deputy Chairman of the Board of Directors	57	Towers Perrin

Biographical information about each of the individuals expected to serve on Towers Watson’s board of directors immediately following the merger is set forth below.

John J. Haley has served as President and Chief Executive Officer of Watson Wyatt since January 1, 1999, Chairman of the Board of Watson Wyatt since 1999 and as a director of Watson Wyatt since 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and Chief Executive Officer of Watson Wyatt, he was the Global Director of the Benefits Group at Watson Wyatt. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). Mr. Haley also serves on the boards of MAXIMUS, Inc., a provider of health and human services program management, consulting services and system solutions, and Hudson Highland Group, Inc., an executive search, specialty staffing and related consulting services firm. He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

Mark V. Mactas has been Towers Perrin’s Chief Executive Officer and Chairman of the Board of Directors since 2001, and President since 2000. He joined Towers Perrin’s New York office as an international consultant in 1980 and also spent seven years in Towers Perrin’s San Francisco office and five years in Towers Perrin’s Chicago office. Mr. Mactas previously managed Towers Perrin’s global Health & Welfare practice and has served as a member of Towers Perrin’s management committee. Mr. Mactas is a fellow of the Society of Actuaries and the Conference of Consulting Actuaries and is a member of the American Academy of Actuaries and the International Actuarial Association. In addition, he has served as president of the Conference of Consulting Actuaries and has served on the board of directors of the American Academy of Actuaries. Mr. Mactas holds a B.A. degree in mathematics and economics from Lehigh University.

We expect the remaining directors will be designated by Towers Perrin and Watson Wyatt at the effective time, but this may occur earlier. Watson Wyatt expects to select its independent designees from among the members of its current board of directors.

The initial term of the individuals who are directors of Towers Watson upon the effective time will expire at the first annual meeting of Towers Watson stockholders to occur after the effective time, with each such director to hold office until the earlier of their resignation or removal or the election and qualification of their respective successors. At each annual meeting of Towers Watson stockholders that occurs after the effective time, each director shall be elected for a one-year term expiring at the next annual stockholder meeting, with each such director to hold office until the earlier of their resignation or removal or the election and qualification of their respective successors. The Towers Watson bylaws provide that all stockholder meetings for the election of directors at which a majority of the outstanding shares of voting stock is present, the nominees who will be elected will be the nominees who receive a majority of the votes cast.

Committees of the Board of Directors After the Merger

The board of directors of Towers Watson will establish three standing committees: (1) Audit, (2) Compensation and (3) Nominating and Governance. These committees will operate pursuant to written charters adopted by the Towers Watson board of directors and the members of each committee will meet the independence and other legal and regulatory criteria necessary to serve on that committee as set forth in such committee’s charter. After the effective time, the Towers Watson board of directors may consider establishing additional committees, such as a risk management committee.

Compensation of Directors

Towers Watson has not yet paid any compensation to the people expected to be its non-employee directors following the effective time, and the form and amount of such compensation has not yet been determined. The Towers Watson board of directors will rely on a committee composed of independent directors to recommend the form and amount of compensation to be paid to Towers Watson non-employee directors following the effective time. However, this committee will not be formed until after the effective time. We anticipate that this committee will generally adopt compensation policies designed to attract, motivate, and retain highly qualified and effective directors and align their interests with those of Towers Watson’s stockholders.

In accordance with existing practice of Towers Perrin and Watson Wyatt, we expect that directors of Towers Watson who are also full-time employees of Towers Watson will not receive any additional compensation for their services as directors.

Executive Officers After the Merger

Following completion of the merger, John J. Haley, currently the President, Chief Executive Officer and Chairman of the Board of Watson Wyatt will serve as Chairman of the Board of Directors and Chief Executive Officer of Towers Watson. Mark V. Mactas, currently President, Chief Executive Officer and Chairman of the Board of Towers Perrin, will serve as Deputy Chairman of the Board of Directors, President and Chief Operating Officer of Towers Watson.

In addition, as of the date of this document, the following individuals are expected to serve as executive officers of Towers Watson:

Name	Age	Position at Towers Watson
Walter W. Bardenwerper	58	General Counsel
Robert J. Charles	44	Asia Pacific Region (Head)
James K. Foreman	51	North America Region (Head)
Julie J. Gebauer	48	Talent & Rewards Segment (Head)
Luiz Roberto Gouvêa	58	Latin America Region (Head)
Patricia L. Guinn	54	Risk & Financial Services Segment (Head)
Roger F. Millay	53	Chief Financial Officer
Chandrasekhar (Babloo) Ramamurthy	53	Europe, Middle East and Africa Region (Head)
Gene H. Wickes	57	Benefits Segment (Head)

Biographical information about each of the above non-director officers expected to serve as an executive officer of Towers Watson immediately following the merger is set forth below.

Walter W. Bardenwerper has served as Vice President and General Counsel since joining Watson Wyatt in 1987 and has served as Secretary since 1992. Mr. Bardenwerper was a Director of Watson Wyatt & Company from 1992 to 1997. He is also a Director of Professional Consultants Insurance Company. Mr. Bardenwerper was previously an attorney with Cadwalader, Wickersham & Taft and Assistant General

Counsel and Secretary of Satellite Business Systems. He has a B.A. with Honors in Economics and graduated Phi Beta Kappa from the University of Virginia, has a J.D. from the University of Virginia Law School and served as a Law Clerk to United States District Court Judge Albert W. Coffrin.

Robert J. Charles has been a Vice President and the Regional Manager (Asia-Pacific) of Watson Wyatt since 2007. Mr. Charles was previously the Regional Practice Leader for the Benefits Practice in Asia-Pacific from 2003 to 2007 and also the Managing Consultant for Watson Wyatt’s Hong Kong Office from 2004 to 2007. Mr. Charles has also worked in India as Watson Wyatt’s Benefits Practice Leader for Watson Wyatt India, where he led the integration for a new acquisition. He started his career as a consulting actuary in Watson Wyatt’s Reigate office in 1987 and later became the Operations Manager for the London Benefits team. Mr. Charles was appointed a Partner of Watson Wyatt in Europe in 1999. He is a frequent speaker at conferences on pension reforms, is a Fellow of the Institute of Actuaries (U.K.) and holds a first class honours degree in mathematics from Oxford University.

James K. Foreman has been Managing Director of the Human Capital Group of Towers Perrin since June 2007, with overall responsibility for the global lines of business and geographic operations of Towers Perrin’s Human Capital Group. Mr. Foreman joined Towers Perrin in 1985 and worked for almost 20 years at Towers Perrin in a number of leadership positions, including Managing Director of Towers Perrin’s Health & Welfare practice and member of Towers Perrin’s board of directors from 2003 to 2005, before joining Aetna Inc. in 2005 to become the executive vice president of their national businesses division. He rejoined Towers Perrin in June 2007. Mr. Foreman holds a B.A. in business economics from the University of California at Los Angeles.

Julie J. Gebauer has been a Managing Director of Towers Perrin since 2002 and currently leads Towers Perrin’s global Workforce Effectiveness Practice and the global Towers Perrin-International Survey Research Corporation line of business. Ms. Gebauer was a member of Towers Perrin’s board of directors from 2003 through 2006. She joined Towers Perrin in 1986 as a consultant and has held several leadership positions at the firm, serving as the Managing Principal for the New York office from 1999 to 2001 and the U.S. East Region Leader for the Human Capital Group from 2002 to 2006. Ms. Gebauer is a fellow of the Society of Actuaries and is an Enrolled Actuary in the Joint Board for Enrolled Actuaries. Ms. Gebauer graduated Phi Beta Kappa from the University of Nebraska-Lincoln with a B.S. in Mathematics and English.

Luiz Roberto Gouvêa is currently the Regional Manager for Latin America and Market Leader for Brazil of Towers, Perrin, Forster & Crosby Ltda., a Brazilian subsidiary of Towers Perrin. He has served in this role since January 2009; for the three previous years, he served as Regional Market Leader. Mr. Gouvêa has been with Towers, Perrin, Forster & Crosby Ltda. since 1988, when he joined the company as a consultant, and later became a senior consultant and then Country Manager for Brazil. Mr. Gouvêa graduated with a B.A. in electric engineering from Pontifícia Universidade Católica – PUC, Rio de Janeiro, and a B.A. in Actuarial Sciences from the Faculdade de Economia e Finanças do Rio de Janeiro. He is a member of the Instituto Brasileiro de Atuária (the Brazilian actuarial society).

Patricia L. Guinn has been Managing Director of the Risk and Financial Services business group of Towers Perrin since 2001. She was a member of Towers Perrin’s board of directors from 2001 through 2004 and has been a member of Towers Perrin’s board of directors since 2007. She joined Towers Perrin in 1976 and has held a number of leadership positions at the firm. She is a fellow of the Society of Actuaries, a member of the American Academy of Actuaries and a member of the Conference of Consulting Actuaries. She also currently serves as a trustee of the Actuarial Foundation and as a member of the Board of Directors of the International Insurance Society. Ms. Guinn graduated with honors from Hendrix College with a B.A. degree in Mathematics.

Roger F. Millay has served as Vice President and Chief Financial Officer of Watson Wyatt since August 2008. Prior to this, Mr. Millay was with Discovery Communications LLC, a global cable TV programmer and digital media provider since 2006, where he served as Senior Executive Vice President and Chief Financial Officer. At Discovery he was responsible for the global financial functions, including accounting, treasury, budgeting, audit and tax. Prior to this, Mr. Millay was Senior Vice President and Chief Financial Officer with

Airgas, Inc., an industrial gases and supplies distributor and producer from 1999 to 2006. Mr. Millay has over 25 years of experience in financial officer positions, including roles at Arthur Young & Company, Citigroup, and GE Capital. He holds a B.A. degree from the University of Virginia, an M.S. in Accounting from Georgetown University’s Graduate School of Business and is a Certified Public Accountant.

Chandrasekhar (Babloo) Ramamurthy has served as Vice President, Regional Manager (Europe) of Watson Wyatt since 2005 and served as a member of Watson Wyatt’s board of directors from 2005 to 2008. He joined The Wyatt Company in 1977. Following the establishment of the global Watson Wyatt Worldwide alliance in 1995, Mr. Ramamurthy became a partner of Watson Wyatt LLP. Mr. Ramamurthy has been based primarily in London, although between 1983 and 1986 he transferred to the international benefits and compensation consulting team based in the New York region, where he dealt primarily with the head offices of U.S. multinational companies. Since returning to Europe, Mr. Ramamurthy has been the account manager for a number of the firm’s major clients in the U.K., advising on a broad range of human capital and employee benefits issues both in the U.K. and overseas. Mr. Ramamurthy was the Head of the European Benefits Consulting Practice from 1999 to 2004, before being appointed Managing Partner of Watson Wyatt LLP in 2004, and has also served on Watson Wyatt LLP’s Partnership Board. Mr. Ramamurthy holds an honours degree in Mathematics from King’s College, London.

Gene H. Wickes has served as the Global Director of the Benefits Practice of Watson Wyatt since 2005 and as a member of Watson Wyatt’s board of directors from 2002 to 2007. Mr. Wickes was Watson Wyatt’s Global Retirement Practice Director in 2004 and the U.S. West Division’s Retirement Practice Leader from 1997 to 2004. Mr. Wickes joined Watson Wyatt in 1996 as a senior consultant and consulting actuary. He assists clients with their retirement and executive benefit issues. Prior to joining Watson Wyatt, he spent 18 years with Towers Perrin, where he assisted organizations with welfare, retirement, and executive benefit issues. Mr. Wickes is a Fellow of the Society of Actuaries and has a B.S. in Mathematics and Economics, an M.S. in Mathematics and an M.S. in Economics, all from Brigham Young University.

Compensation of Executive Officers After the Merger

General Overview

Towers Watson has not yet paid any compensation to its expected Chief Executive Officer, its expected Chief Financial Officer or any other person expected to be an executive officer following the effective time of the merger, and the form and amount of such compensation has not yet been determined. The Towers Watson board of directors will rely on its compensation committee composed of independent directors to recommend the form and amount of compensation to be paid to Towers Watson executive officers following the effective time of the merger. However, the compensation committee of Towers Watson’s board of directors is not yet formed and will not be formed until after the effective time of the merger. We anticipate that the compensation committee will generally adopt compensation policies designed to (1) attract, motivate and retain the best executive officers and align their interests with Towers Watson’s stockholders, (2) align executive compensation with Towers Watson’s overall expected business strategies and values, and (3) foster an ownership approach among Towers Watson’s executive officers that rewards their focus on long-term objectives. Until compensation decisions are made by Towers Watson after the merger, we anticipate that Towers Watson’s executive officers will continue to receive their current salary and benefits from Watson Wyatt or Towers Perrin, as applicable.

The tables and narratives set forth below provide specified information concerning the compensation of the individuals expected to serve as Towers Watson’s Chief Executive Officer and Chief Financial Officer, and of the individuals that we expect to serve as executive officers of Towers Watson other than the Chief Executive Officer and Chief Financial Officer and who were the most highly-compensated executive officers of either Towers Perrin or Watson Wyatt (as applicable) for the fiscal year ended (1) June 30, 2009 for the Watson Wyatt executive officers (Messrs. Haley and Millay) expected to become named executive officers of Towers Watson, and (2) December 31, 2008 for the Towers Perrin executive officers (Messrs. Mactas and Foreman and Ms. Guinn) expected to become named executive officers of Towers Watson.

Please note that the disclosures in the tables and narratives below:

•

Show compensation paid or accrued (1) with respect to current Watson Wyatt executives, solely for services rendered to Watson Wyatt, and (2) with respect to current Towers Perrin executives, solely for services rendered to Towers Perrin;

•

Do not reflect what Towers Watson will pay to its executive officers following the effective time of the merger, which determination will not be made by the compensation committee of the Towers Watson board of directors until it meets following the effective time of the merger; and

•

Do not reflect with any certainty which executive officers (other than the Chief Executive Officer and the Chief Financial Officer) may be deemed to be named executive officers of Towers Watson for fiscal years ending after the effective time of the merger.

Based on the foregoing, the following individuals are expected to be the named executive officers of Towers Watson:

•	John J. Haley, who will serve as the Chairman of the Board of Directors and Chief Executive Officer;
•	Roger F. Millay, who is expected to be the Chief Financial Officer;
•	Mark V. Mactas, who is expected to be the Deputy Chairman of the Board of Directors, President and Chief Operating Officer;
•	James K. Foreman, who is expected to lead the North American business; and
•	Patricia L. Guinn, who is expected to lead the Risk and Financial Services business segment.

Summary Compensation Table

Based on the foregoing, the following table shows the compensation paid or accrued (1) with respect to Messrs. Haley and Millay for services rendered to Watson Wyatt during the fiscal years ended June 30, 2009, 2008 and 2007, and (2) with respect to Messrs. Mactas and Foreman and Ms. Guinn for services rendered to Towers Perrin during the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Current Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Non-Equity Nonqualified Deferred Compensation Earnings ($)(4)	All other Compensation ($)(5)	Total ($)
John J. Haley	2009	$905,000	$1,281,000	$602,058	$511,176	$87,393	$3,386,627
President, Chief Executive Officer and Chairman, Watson Wyatt	2008	865,000	1,300,000	1,980,375	2,491,531	79,495	6,716,401
	2007	826,250	876,750	2,018,750	1,597,575	29,839	5,349,164
Roger F. Millay(6)	2009	481,250	558,000	0	120,607	6,900	1,166,757
Chief Financial Officer, Watson Wyatt
Mark V. Mactas	2008	681,250	2,376,883	–	1,239,982	82,604	4,380,719
Chairman & Chief Executive Officer, Towers Perrin	2007	618,750	1,945,001	–	605,980	83,694	3,253,425
	2006	593,750	2,182,515	–	1,807,927	77,516	4,661,708
James K. Foreman(7)	2008	532,500	2,000,000	–	223,591	46,171	2,802,262
Managing Director, Human Capital Group, Towers Perrin	2007	284,375	1,253,360	–	73,947	7,507	1,619,189
Patricia L. Guinn	2008	455,000	1,375,000	–	607,668	51,796	2,489,464
Managing Director, Risk & Financial Services, Towers Perrin	2007	436,250	1,145,520	–	142,661	51,933	1,776,363
	2006	420,000	1,219,800	–	601,822	48,978	2,290,600

(1)	Watson Wyatt (Messrs. Haley and Millay): Salary adjustments become effective on October 1 of each fiscal year. Effective October 1, 2008, Mr. Haley’s base salary increased from $875,000 to $915,000. The salary amount shown in the Summary Compensation Table for fiscal year 2009 for Mr. Haley reflects three months of salary at the rate in effect prior to October 1, 2008 and nine months of salary at the new rate effective October 1, 2008. The salary amount shown for Mr. Millay represents the amount of salary from his date of hire on August 18, 2008 based on an annual rate of $550,000.

Towers Perrin (Messrs. Mactas and Foreman and Ms. Guinn): Salary adjustments become effective on April 1 of each fiscal year. Effective April 1, 2008, Mr. Mactas’ base salary increased from $625,000 to $700,000, Mr. Foreman’s base salary increased from $525,000 to $535,000, and Ms. Guinn’s base salary increased from $440,000 to $460,000. The salary amounts shown in the Summary Compensation Table for fiscal year 2008 reflect three months of salary at the rate in effect prior to April 1, 2008 and nine months of salary at the new rate effective April 1, 2008.
(2)	Watson Wyatt (Messrs. Haley and Millay): Reflects the value of fiscal year-end bonuses earned during fiscal year 2009 and paid in September 2009 in the following amounts: Mr. Haley - $1,281,000 and Mr. Millay - $408,000. The fiscal year-end bonus program is a discretionary bonus program, which is designed to reward achievement of individual, business unit/function and/or overall results for Watson Wyatt during the fiscal year. Each named executive is pre-assigned a target bonus as a percentage of base salary reflecting a named executive’s level of responsibility and contributions to the business. For fiscal year 2009, Mr. Haley’s target bonus was 100% of his base salary and Mr. Millay’s target bonus was 62.5% of his base salary. The amount of the bonus awarded as a percentage of target is discretionarily determined at fiscal year-end by Watson Wyatt’s compensation committee based on the achievement of individual, business unit/function and/or overall results for Watson Wyatt during the fiscal year. Based on Watson Wyatt’s sustained positive performance in fiscal year 2009 relative to its peers and the individual accomplishments of Mr. Haley and Mr. Millay, each named executive was awarded a bonus equal to 140% and 118.7% of his target bonus, respectively. 25% of each such bonus was paid in the form of fully vested Watson Wyatt stock issued under Watson Wyatt’s 2001 Deferred Stock Unit Plan for Selected Employees (the “Watson Wyatt DSU Plan”). The remaining 75% of each such bonus was paid in cash. With respect to Mr. Millay, the amount shown also reflects a transaction bonus in the amount of $150,000. This bonus was intended to reflect his special and extraordinary efforts leading up to the announcement on June 29, 2009 of the proposed merger with Towers Perrin. The transaction bonus was paid entirely in cash in September 2009.
Towers Perrin (Messrs. Mactas and Foreman and Ms. Guinn): Reflects the value of fiscal year-end bonuses earned under the individual and principal bonus programs during fiscal years 2008, 2007 and 2006. The individual bonus program is a discretionary program and the amount of the bonus paid is a function of relevant business unit performance, individual contributions to business performance, overall financial results and Towers Perrin’s ability to make the payment. The principal bonus program is a discretionary incentive program and, in accordance with Towers Perrin’s private company structure, is a means by which principals share in the company’s profits. The amount of the principal bonus is based, in part, on the amount of the bonus earned under the individual bonus program.
Individual bonus program awards made to Mr. Mactas for fiscal years 2008, 2007 and 2006 were $950,753, $944,909 and $1,022,734, respectively; principal bonus program awards made to Mr. Mactas for fiscal years 2008, 2007 and 2006 were $1,426,130, $1,000,092 and $1,159,781, respectively.
Individual bonus program awards made to Mr. Foreman for fiscal years 2008 and 2007 were $600,000 and $365,000, respectively; principal bonus program awards made to Mr. Foreman for fiscal years 2008 and 2007 were $900,000 and $388,360, respectively. Mr. Foreman was rehired effective June 18, 2007. As a result, both the individual and principal bonus awards made to Mr. Foreman for fiscal year 2007 represent prorated amounts. As part of the terms of Mr. Foreman’s offer letter, dated April 19, 2007, the firm agreed to pay him a hiring bonus of $1,500,000, payable in 3 annual installments of $500,000, to compensate for the loss of certain pension benefits from his prior employer. Each installment of the hiring bonus is subject to Mr. Foreman’s continued employment on each payment date. Should Mr. Foreman voluntarily leave Towers Perrin before completing one year of service subsequent to receiving the hiring bonus payment for any year, he is responsible for repaying such amount. The amounts reflected in this column include the $500,000 hiring bonus for each of fiscal years 2008 and 2007.
Individual bonus program awards made to Ms. Guinn for fiscal years 2008, 2007 and 2006 were $550,000, $555,000 and $570,000, respectively; principal bonus program awards made to Ms. Guinn for fiscal years 2008, 2007 and 2006 were $825,000, $590,520 and $649,800, respectively.
(3)	Watson Wyatt (Messrs. Haley and Millay): Represents the dollar amount required to be recognized by Watson Wyatt as an expense in fiscal year 2009 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share Based Payment (FAS 123(R)), disregarding the effect of estimated forfeitures (of which there were none in fiscal year 2009), for awards under Watson Wyatt’s Performance Share Bonus Incentive Program (which we refer to as the “Watson Wyatt SBI Program”). Assumptions used in the calculation of these amounts are described in Note 9 to Watson Wyatt’s financial statements for the fiscal year ending June 30, 2009 (included in Watson Wyatt’s annual report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated by reference into this document).
The awards for which expense is shown in this table for fiscal year 2009 include (1) Watson Wyatt SBI Program awards described in the Grants of Plan-Based Awards table of this document and (2) awards granted in fiscal years 2008 and 2007 for which Watson Wyatt recognized expense in fiscal year 2009, which are described below the Stock Vested During Fiscal Year table and the Outstanding Equity Awards at 2009 Fiscal Year-End table of this document.
The decrease in stock-based compensation expense recognized for Mr. Haley in fiscal year 2009 as compared with fiscal years 2008 and 2007 is due in part to lower forecasted vesting under the fiscal year 2009, 2008 and 2007 SBI Programs than has historically resulted under earlier Watson Wyatt SBI Programs for which compensation expense was recognized in fiscal years 2008 and 2007. In addition, during fiscal year 2009 Watson Wyatt lowered its forecast for projected vesting under the fiscal year 2008 Watson Wyatt SBI Program, resulting in a reversal in fiscal year 2009 of compensation expense recognized in prior periods.

Towers Perrin (Mr. Foreman): On June 29, 2007, Mr. Foreman was awarded 320 warrants. Under the terms of the award, the warrants vest annually in three substantially equal installments beginning on June 30, 2010, contingent on the completion of an Initial Public Offering (which we refer to as an “IPO”) of Towers Perrin common stock on or before December 31, 2009 and Mr. Foreman’s continued employment through each vesting date. If an IPO is not completed by that time, the warrants will expire. Given the uncertainty of completing an IPO within the specified timeframe, Towers Perrin has not incurred any compensation-related expense with respect to the warrants under FAS 123(R). Thus, no compensation is reflected for Mr. Foreman in the Summary Compensation Table with respect to the warrants. The warrants will terminate at the effective time of the merger, if they do not expire earlier in accordance with their terms.

(4)	Watson Wyatt (Messrs. Haley and Millay): Reflects any aggregate increase in actuarial present values during fiscal year 2009 of Messrs. Haley’s and Millay’s accumulated benefits under the Watson Wyatt & Company Pension Plan for U.S. Employees and the Excess Compensation Plan of Watson Wyatt & Company. For fiscal year 2009, any increase was determined using assumptions that are the same as those used in Watson Wyatt’s financial statements for the year ending June 30, 2009 except that retirement is assumed to occur at the earliest unreduced retirement age for the named executives, and no pre-retirement terminations or deaths are assumed to occur.
The earliest unreduced retirement age for Mr. Haley is age 60 because all of his accumulated benefits were earned under the grandfathered prior pension plan provisions as of June 30, 2008 (see plan description under the Pension Benefits table below for more detail). The earliest unreduced retirement age for Mr. Millay is age 62 based on the unreduced retirement age for benefits earned after June 30, 2008.
The increases in the actuarial present values for Mr. Haley and Mr. Millay for fiscal year 2009 of $508,258 and $120,607, respectively, can be attributed to several factors. First, the increases are due to salary increases during the year, which raised the highest average compensation being used in the calculations, and due to the accrual of an additional year of service (subject to a 25-year service cap). Second, because Mr. Haley and Mr. Millay are younger than the earliest unreduced retirement age, the present values increased because they are one year closer to the assumed retirement date and retirement benefits are thus assumed to be one year closer to payment. Third, assumption changes made by Watson Wyatt for financial reporting purposes as of June 30, 2009 lessened the increase in the present value calculations. The changes updated the post-retirement mortality table and increased the discount rate. These assumption changes lessened the increase in the present value amounts by 2 to 3%.
The amounts shown for fiscal year 2009 also include $2,918 above-market interest on Mr. Haley’s balance in the Deferred Savings Plan for U.S. Employees of Watson Wyatt & Company (which we refer to as the “Watson Wyatt Deferred Savings Plan”). Interest is considered above-market to the extent it exceeds 120% of the applicable federal long-term rate. Nonqualified deferred compensation earnings and account balances under the Watson Wyatt Deferred Savings Plan are disclosed in the Non-qualified Deferred Compensation table of this document.
Towers Perrin (Messrs. Mactas and Foreman and Ms. Guinn): Reflects the increase in actuarial present values, during fiscal years 2008, 2007 and 2006 (as applicable), for Messrs. Mactas’ and Foreman’s and Ms. Guinn’s accumulated benefits under the Towers Perrin Retirement Plan for U.S. Employees (which we refer to as the “Towers Perrin Retirement Plan”) and the Towers Perrin Retirement Income Restoration Plan (which we refer to as the “Towers Perrin Restoration Plan”). For fiscal years 2008, 2007 and 2006, the increase is determined using assumptions that are the same as those used in Towers Perrin’s financial statements except that retirement is assumed to occur at age 60 (the earliest unreduced retirement age for the named executives), and no pre-retirement terminations or deaths are assumed to occur. The specific relevant assumptions for fiscal 2008 include using a discount rate of 6.00% and post-retirement mortality based on the mortality assumption described in Section 430(h)(3)(A) of the Code for annuitants applicable in 2009. In addition, for the Towers Perrin Restoration Plan benefits, which are paid in four approximately equal annual installments, a post-retirement interest rate of 3.50% and post-retirement mortality based on the UP-94 static mortality table (blended 90/10 for males and females) were used to calculate the 2008 value. The increases in the actuarial present values for fiscal year 2008 can be attributed to several factors. First, the increases are attributable to increases in participants’ accrued benefits for an additional year of service credited under the U.S. plans’ cash balance formula. Second, the present values increased because the executives are one year closer to the assumed retirement date and retirement benefits are thus assumed to be one year closer to payment. Third, assumption changes made by Towers Perrin for financial reporting purposes as of December 31, 2008 enhanced the increase in the present value calculations by a range of 1%-5% for the executives. The changes updated the post-retirement mortality table and decreased the discount rates. The variations of the benefit values earned from year to year can primarily be attributed to changes in interest rates used for reporting purposes and the post-retirement interest rate used for the Towers Perrin Restoration Plan and secondarily attributed to increases in the final average pay of the named executive (for 2006 and 2007 only).
(5)	Watson Wyatt (Messrs. Haley and Millay): For fiscal year 2009, all other compensation consists of (a) Watson Wyatt matching contributions made to a qualified savings plan in the amount of $6,900 each; (b) Watson Wyatt contributions made to a non-qualified deferred compensation plan in the amount of $59,818 for Mr. Haley; and (c) payment for the annual cash out of excess unused paid time off (all U.S.-based Watson Wyatt associates are subject to the same paid time off limits) in the amount of $20,675 for Mr. Haley.
Watson Wyatt provides to its named executives no perquisites or other personal benefits having an aggregate incremental cost for any named executive in excess of $10,000, and as a result, the value of any such perquisites or other personal benefits is not included in this column.
Towers Perrin (Messrs. Mactas and Foreman and Ms. Guinn): For fiscal year 2008, all other compensation consists of (a) Towers Perrin matching contributions made to a qualified savings plan in the amount of $11,500 each for Messrs. Mactas and Foreman and Ms. Guinn; (b) premiums paid by Towers Perrin for group term life insurance in the amount of $1,296 each for Messrs. Mactas and Foreman and Ms. Guinn; and (c) amounts paid to the executives equal to 5% of each executive’s total cash compensation in excess of the annual compensation limit applicable to qualified savings plans under the Code (for 2008, the limit was $230,000), as follows: $69,808 for Mr. Mactas, $33,375 for Mr. Foreman and $39,000 for Ms. Guinn. Towers Perrin provides to its named executives no perquisites or other personal benefits having an aggregate incremental cost for any named executive in excess of $10,000, and as a result, the value of any such perquisites or other personal benefits is not included in this column.
(6)	Mr. Millay commenced employment with Watson Wyatt on August 18, 2008.
(7)	Mr. Foreman was rehired by Towers Perrin effective June 18, 2007.

Grant of Plan-Based Awards

With respect to Messrs. Haley and Millay, the table below shows the equity awards that were made to each of them during Watson Wyatt’s 2009 fiscal year under the Watson Wyatt SBI Program. The Watson Wyatt SBI Program is a long-term stock bonus arrangement for senior executives of Watson Wyatt and its affiliates. Incentives under the Watson Wyatt SBI Program have been provided through grants of deferred stock units pursuant to Watson Wyatt DSU Plan. Each vested deferred stock unit represents a right to receive one share of Watson Wyatt Class A common stock following the end of the three-year performance period.

Towers Perrin did not grant equity awards to Messrs. Mactas and Foreman or Ms. Guinn during Towers Perrin’s 2008 fiscal year, and therefore, no information is provided in the table below.

Name	Grant Date	Grant Approval Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
			Threshold (#)	Target (#)	Maximum (#)
John J. Haley	7/1/08	9/11/08	7,786	25,951	44,117	$2,333,348
Roger F. Millay	7/1/08	9/11/08	1,829	6,094	10,360	547,940
Mark V. Mactas	–		–	–	–	–
James K. Foreman	–		–	–	–	–
Patricia L. Guinn	–		–	–	–	–

(1)	Watson Wyatt (Messrs. Haley and Millay): Represents the date the Watson Wyatt compensation committee took action to approve the award.
(2)	Watson Wyatt (Messrs. Haley and Millay): Represents threshold, target and maximum number of performance-based deferred stock units to be earned (vested) under Watson Wyatt’s SBI Program following the end of the three-year performance period beginning July 1, 2008 and ending June 30, 2011. Based on the extent to which financial metrics are achieved over the three-year performance period, participants vest in between 0 and 170% of the target number of deferred stock units, with a threshold vesting level set at 30% of target. Amounts actually earned are payable in shares of Watson Wyatt Class A common stock. Dividend equivalents are accrued during the performance period for outstanding Watson Wyatt SBI Program awards but are only paid out to the extent such awards are earned.
For the fiscal year 2009 grants, the performance criteria selected by Watson Wyatt’s compensation committee were Earnings Per Share (“E.P.S.”) Growth and Revenue Growth, as defined below, and the vesting criteria are based upon such metrics. E.P.S. Growth is defined as E.P.S. for the third year of the performance period compared to E.P.S. for the fiscal year preceding the start of the performance period, expressed as a percentage. E.P.S. is defined as fully diluted earnings per share from continuing operations. Revenue Growth is defined as the percentage change in revenue from the fiscal year prior to the performance period of the plan to the third year of the performance period, exclusive of any acquisitions during the performance period.
For the fiscal 2009 through 2011 performance period, an earn-out schedule using total growth over the three-year performance period for E.P.S. and Revenue is shown below:

	47%	100%	135%	170%
E.P.S. Growth	34%	65%	100%	135%
at or above	27%	30%	65%	100%
		20%	25%	35%
		Revenue Growth at or above

(3)	Represents the grant date (July 1, 2008) fair value of the award at maximum, determined in accordance with FAS 123(R), based on the closing price of Watson Wyatt’s Class A common stock on the last day of Watson Wyatt’s fiscal year prior to the grant date of $52.89.

Outstanding Equity Awards at Fiscal Year-End

With respect to Messrs. Haley and Millay, the following table sets forth information concerning the outstanding stock awards held at June 30, 2009 by each of them. The stock awards shown represent performance shares granted under the fiscal year 2008 and fiscal year 2009 Watson Wyatt SBI Program. No shares for such fiscal years had vested as of June 30, 2009.

With respect to Messrs. Mactas and Foreman and Ms. Guinn, only Mr. Foreman had an outstanding stock award at December 31, 2008, as set forth in the table below.

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested($)(1)
John J. Haley	–	–	–	7,904 7,842	(2) (3)	$296,637 294,310
Roger F. Millay	–	–	–	1,842	(3)	69,130
Mark V. Mactas	–	–	–	–		–
James K. Foreman(4)	320	$4,074	12/31/2009	–		–
Patricia L. Guinn	–	–	–	–		–

(1)	Watson Wyatt (Messrs. Haley and Millay): Reflects the value as calculated based on the closing price of Watson Wyatt’s Class A common stock on June 30, 2009 of $37.53 per share.
(2)	Represents the number of performance shares granted under Watson Wyatt’s fiscal year 2008 SBI Program and credited with dividend equivalents through July 15, 2009 under the terms of the Watson Wyatt DSU Plan, assuming vesting at threshold performance of 30% following completion of the three-year performance period ending June 30, 2010.
(3)	Represents the number of performance shares granted under Watson Wyatt’s fiscal year 2009 SBI Program and credited with dividend equivalents through July 15, 2009 under the terms of the Watson Wyatt DSU Plan, assuming vesting at threshold performance of 30% following completion of the three-year performance period ending June 30, 2011. As of June 30, 2009, Watson Wyatt projected that the minimum performance criteria would not be met and that there would be no payout under this program.
(4)	As previously discussed in the footnotes to the Summary Compensation Table, on June 29, 2007, Mr. Foreman was awarded 320 warrants. If Towers Perrin were to complete an IPO on or before December 31, 2009, the warrants would vest annually in three substantially equal installments beginning on June 30, 2010. The warrants will terminate at the effective time of the merger, if they do not expire earlier in accordance with their terms.

Treatment of Watson Wyatt SBI Program Awards Upon the Merger

The fiscal year 2008 and fiscal year 2009 Watson Wyatt SBI Program documents state that Watson Wyatt’s compensation committee shall accelerate the vesting of awards under the SBI Program and provide for the immediate settlement in stock or cash of such awards in connection with a change in control, subject to the Watson Wyatt compensation committee’s authority to assure fair and equitable treatment of participants in the Watson Wyatt SBI Program.

Accordingly, on September 4, 2009, the Watson Wyatt compensation committee determined that, upon and subject to consummation of the merger, the fiscal 2008 Watson Wyatt SBI Program awards shall not vest, with the effect that nothing will be earned or paid under those awards and the awards will be forfeited, but the fiscal 2009 Watson Wyatt SBI Program awards will vest at 100% of target. In reaching these determinations, the Watson Wyatt compensation committee assessed performance to date and projections of performance. As a result of these evaluations, the Watson Wyatt compensation committee concluded that it is not likely that Watson Wyatt will achieve the fiscal year 2008 to 2010 minimum performance metrics. With respect to the fiscal 2009 to 2011 performance period, the Watson Wyatt compensation committee determined that it is appropriate to settle the awards at target in order to treat participants fairly, retain key talent, and take account of the fact that the level at which performance metrics may be met at the time of the merger will be uncertain, as the performance period may not be completed as of the effective time of the merger.

As a result, the following number of shares of Towers Watson Class A common stock, plus dividend equivalents that will have accrued, will be paid to Messrs. Haley and Millay for their vested fiscal 2009 Watson Wyatt SBI Program awards upon consummation of the merger, representing vesting at 100% of target: Mr. Haley - 25,951; Mr. Millay - 6,094.

Options Exercised and Stock Vested

With respect to Messrs. Haley and Millay, the following table sets forth information concerning stock awards that vested during Watson Wyatt’s 2009 fiscal year for each of them. The stock awards represent performance shares issued under Watson Wyatt’s SBI Program, including dividend equivalents credited to those shares, which vested following the end of the three-year performance period beginning July 1, 2006 and ending June 30, 2009.

No stock awards vested during Towers Perrin’s 2008 fiscal year for Messrs. Mactas and Foreman or Ms. Guinn, and therefore, no information is provided in the table below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John J. Haley	49,076	$1,841,822
Roger F. Millay	0	0
Mark V. Mactas	–	–
James K. Foreman	–	–
Patricia L. Guinn	–	–

(1)	Watson Wyatt (Messrs. Haley and Millay): Represents the number of shares of Watson Wyatt Class A common stock earned (vested) under Watson Wyatt’s fiscal year 2007 SBI Program following the end of the three-year performance period beginning July 1, 2006 and ending June 30, 2009. For the fiscal year 2007 grants, the performance criteria selected by the Watson Wyatt compensation committee were Earnings Per Share Growth and Revenue Growth, as defined below, and the vesting criteria were based upon such metrics. Earnings Per Share (“E.P.S.”) Growth was defined as E.P.S. for the third year of the performance period compared to E.P.S. for the fiscal year preceding the start of the performance period, expressed as a percentage. E.P.S. was defined as fully diluted earnings per share from continuing operations. Revenue Growth was defined as the percentage change in revenue from the fiscal year prior to the performance period of the plan to the third year of the performance period, exclusive of any acquisitions during the performance period. In order for any of the deferred stock units granted for this performance period to vest, a threshold level of achievement under each performance criteria needed to be obtained. Additional deferred stock units would vest to the extent that performance was above the threshold levels.
An earn-out schedule using total growth over the three-year performance period for E.P.S. and Revenue is shown below:

	30%	100%	135%	170%
E.P.S. Growth	22.5%	65%	100%	135%
at or above	15%	30%	65%	100%
		15%	20%	25%
		Revenue Growth at or above

Following the completion of the fiscal 2007 through 2009 performance period, the Watson Wyatt compensation committee determined that 3-year E.P.S. Growth exceeded 30% and Revenue Growth exceeded 20% but was less than 25%. As a result, the Watson Wyatt compensation committee determined that awards for the 2007 through 2009 performance period had vested at 135%.
(2)	Watson Wyatt (Messrs. Haley and Millay): Reflects the value as calculated based on the closing price of Watson Wyatt’s Class A common stock on June 30, 2009 of $37.53 per share. The shares were actually distributed on September 15, 2009, based on Watson Wyatt’s closing share price on the prior business day of $44.05. With respect to Mr. Haley, the actual value of stock awarded on the distribution date was $2,161,798, of which $2,106,397 was automatically deferred in the form of shares into the SODCP. The automatic deferrals to the SODCP occurred in order to keep deductible compensation below the $1 million deductible limit imposed by Section 162(m) of the Code. For a description of the material terms of the SODCP, refer to Note 1 of the Nonqualified Deferred Compensation table of this document.

Pension Benefits

The table below sets forth information on the pension benefits provided by Watson Wyatt for Messrs. Haley and Millay as of June 30, 2009. For Messrs. Mactas and Foreman and Ms. Guinn, the following table provides information on pension benefits provided by Towers Perrin as of December 31, 2008.

With respect to Messrs. Haley and Millay, the following table below provides information as of June 30, 2009 regarding the number of years of credited service, the earliest unreduced retirement age and the present value of accumulated benefits payable at that retirement age with respect to the Watson Wyatt & Company Pension Plan for U.S. Employees (which we refer to as the “Watson Wyatt Pension Plan”), the Excess Benefit Plan of Watson Wyatt & Company (which we refer to as the “Watson Wyatt Excess Benefit Plan”) and the Watson Wyatt Excess Compensation Plan (the “Excess Compensation Plan”). Neither Mr. Haley or Mr. Millay currently has an accrued benefit under the Excess Benefit Plan, and the Excess Benefit Plan is not separately listed. No payments were made from any of these plans to any of the foregoing executives during fiscal year 2009.

With respect to Messrs. Mactas and Foreman and Ms. Guinn, the following table provides information as of December 31, 2008 regarding the number of years of credited service and the present value of accumulated benefits payable at normal retirement age with respect to the Towers Perrin Retirement Plan and the Towers Perrin Restoration Plan.

		Pension Benefits
Name	Plan	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
John J. Haley	Watson Wyatt Pension Plan	32.17		$1,587,055	$0
	Watson Wyatt Excess Compensation Plan	32.17		11,670,721	0
Roger F. Millay	Watson Wyatt Pension Plan	0.83		16,433	0
	Watson Wyatt Excess Compensation Plan	0.83		104,174	0
Mark V. Mactas	Towers Perrin Retirement Plan	29	(2)	946,849	0
	Towers Perrin Restoration Plan	29	(2)	11,391,900	259,696	(3)
James K. Foreman	Towers Perrin Retirement Plan	22	(2)	398,455	0
	Towers Perrin Restoration Plan	22	(2)	1,163,973	23,023	(3)
Patricia L. Guinn	Towers Perrin Retirement Plan	22	(4)	587,113	0
	Towers Perrin Restoration Plan	22	(4)	4,008,447	99,414	(3)

(1)	Watson Wyatt (Messrs. Haley and Millay): The assumptions and methodology used in calculating the estimated present value shown in this column for Messrs. Haley and Millay are the same as those used and disclosed in Watson Wyatt’s audited financial statements (see Note 5) as of June 30, 2009 (included in Watson Wyatt’s annual report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated by reference into this document), except the named executives are assumed to retire at their earliest unreduced retirement age (age 60 for Mr. Haley and age 62 for Mr. Millay), and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or service is assumed beyond the June 30, 2009 calculation date. The specific relevant assumptions include a discount rate of 7.50% and 6.75%, respectively, for the Watson Wyatt Pension Plan and the Watson Wyatt Excess Compensation Plan, and post-retirement mortality based on the mortality table described in Section 430(h)(3)(A) of the Code for annuitants. In addition, for the Watson Wyatt Excess Compensation Plan benefits which are payable as a lump sum, an interest rate of 3.50% and the 1983 Group Annuity Mortality table (blended 50/50 for males and females) were used in the calculations.
Towers Perrin (Messrs. Mactas and Foreman and Ms. Guinn): The assumptions and methodology used in calculating the estimated present value shown in this column for Messrs. Mactas and Foreman and Ms. Guinn are described in the narrative below.
(2)	Reflects all actual years of service with Towers Perrin.
(3)	Reflects amounts distributed from the Towers Perrin Restoration Plan to pay the employee portion of the Social Security tax attributable to benefits earned under that plan as of December 31, 2007, as well as amounts distributed to cover the income tax thereon.
(4)	Ms. Guinn has an additional 10 years of service credit for her past service with Tillinghast, Nelson & Warren, Inc. See the discussion, Service with Tillinghast, below.

Watson Wyatt U.S. Based Pension Plans

The Watson Wyatt Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible employees of Watson Wyatt. In general, all U.S. salaried and hourly employees, with the exception of temporary employees, leased employees and contract employees are eligible to participate. Watson Wyatt Pension Plan benefits are based upon years of service with Watson Wyatt and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus). The credited service amounts shown in the table above for Messrs. Haley and Millay represent actual years of service with Watson Wyatt. No additional years of credited service have been granted to Messrs. Haley and Millay under the Watson Wyatt Pension Plan.

The standard form of benefit payment under the Watson Wyatt Pension Plan is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of up to 100%, a certain and continuous annuity benefit with five or more years of guaranteed payments, or a combination of these, subject to the plan provisions, the Watson Wyatt Retirement Committee approval and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) under the Watson Wyatt Pension Plan is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years.

For terminations after June 30, 2003, the Watson Wyatt Pension Plan’s early retirement age is age 55 with five years of service (except as noted below for grandfathered associates). For associates who are eligible for early retirement and who retire prior to age 62, gross benefits are reduced 8% per year between ages 58 and 62, and 6% per year between ages 55 and 58. For deferred vested associates who retire prior to age 65, gross benefits are actuarially reduced from age 65. As of June 30, 2009, Mr. Haley was eligible for early retirement benefits.

Associates who were employed by Watson Wyatt on June 30, 2003 are grandfathered in prior pension plan provisions for five years, or until June 30, 2008. During the five-year grandfathering period, eligible associates will continue to accrue benefits under the Watson Wyatt Pension Plan provisions in effect before July 1, 2003, except that the five-year certain and continuous annuity form of payment is not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas will be frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which will be frozen at termination of employment. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered associates who attain age 50 with 10 years of service will be eligible for early retirement under the Watson Wyatt Pension Plan. Mr. Haley currently qualifies for the grandfathered Watson Wyatt Pension Plan provisions and is eligible for early retirement under those provisions.

The Watson Wyatt Excess Benefit and Watson Wyatt Excess Compensation Plans are designed to restore to eligible associates the reductions to their pension benefit imposed by IRC limitations. When the excess plan benefits are added to the benefit provided by the Watson Wyatt Pension Plan, eligible associates will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan had the limitations not existed. The form of benefit payment provided under the excess plans is a lump sum payable six months following the termination of employment for the named executive. Messrs. Haley and Millay currently have no accrued benefit under the Watson Wyatt Excess Benefit Plan as the sum of their benefits under the Watson Wyatt Pension Plan and the Watson Wyatt Excess Compensation Plan does not exceed the maximum benefit limitation under Code Section 415.

Towers Perrin Retirement Plan

The Towers Perrin Retirement Plan is a tax-qualified defined benefit pension plan, which provides retirement income to Towers Perrin’s eligible U.S.-based employees. The plan pays benefits to salaried employees under two formulas up to the limits on compensation and benefits under the Code. Under the first formula, benefits are based upon final average plan compensation as of the earlier of date of the participant’s termination of employment or December 31, 2007, for which plan compensation includes base pay and both the bonus paid under the individual bonus program and the bonus paid under the principal bonus program for the year in which they are earned. Under the second formula, benefits are determined using a cash balance methodology, for which plan compensation includes base pay, the bonus paid under the individual bonus program and other incentive bonuses when paid, but does not include the bonus paid under the principal bonus program. The normal retirement age under the plan is the later of (i) age 65 and (ii) the earlier of (a) three years of service under the plan or (b) the fifth anniversary of employment.

Active employees as of January 1, 2003 accrued benefits under both the final average earnings formula and cash balance formula until December 31, 2007. Upon termination of employment, the value of the benefits under both of these formulas are compared, with the participant receiving the greater of the two. Employees hired (or rehired) on or after January 1, 2003 earn benefits solely under the cash balance formula. Beginning January 1, 2008, benefits are earned only under the cash balance formula. Messrs. Mactas and Foreman and Ms. Guinn have all earned benefits under both the final average earnings formula and the cash balance formula and are each eligible to retire with reduced benefits as described below.

Final Average Formula

Benefits earned under the final average earnings formula are equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with 5 years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or 3 years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5% per year or actuarial equivalent reductions based on the specified assumptions in IRC Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement is equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to normal retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Participants terminating after October 1, 2008 are not subject to such projection and proration. Mr. Foreman terminated his employment prior to his early retirement eligibility and after January 1, 2003, and was subsequently rehired. His benefit earned prior to his termination date is subject to the projection and proration.

Participants earning benefits under the final average earnings formula are also entitled to a Social Security supplemental benefit. This benefit is equal to $9,600 per year multiplied by the ratio of the participant’s credited service at the earlier of date of termination or December 31, 2007 to the participant’s projected service at unreduced early retirement date. This amount is payable from the later of the participant’s unreduced early retirement date or actual retirement date to the date the participant attains age 62.

Participants with service prior to December 31, 1993, including Mr. Mactas and Ms. Guinn, are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage equals 100% multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of date of termination or December 31, 2007, both subject to a maximum of 20 years.

Cash Balance Formula

Benefits earned under the cash balance formula are expressed in the form of a notional account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits are 5% of plan compensation up to the Social Security taxable wage base and 10% of pay over the Social Security taxable wage base, subject to the IRS statutory maximum on plan compensation. Interest credits are based on 10-year Treasury bond yields.

An opening cash balance account was established for all active plan participants as of January 1, 2003. This opening account balance was equal to the present value of the final average earnings accrued benefit and Social Security supplemental benefit payable at the participant’s unreduced early retirement date. Since his rehire, Mr. Foreman has only earned benefits under the cash balance formula.

Participants with benefits under both the final average earnings formula and cash balance formula may elect to receive their entire benefit as an annuity with the Social Security supplement or receive their cash balance formula benefit as a lump sum with the remaining benefit value distributed as an annuity. Participants with benefits under just the cash balance formula may receive their entire benefit as a lump sum payment or as an actuarially equivalent annuity.

Service with Tillinghast

Towers Perrin acquired Tillinghast, Nelson & Warren, Inc. (TNW) in 1986, and in connection with this acquisition, acquired what is now known as the Tillinghast — Towers Perrin, Forster & Crosby, Inc. Money Purchase Pension Plan (the “Tillinghast Plan”). Towers Perrin Retirement Plan participants receive service credit for past service with TNW; however, for participants in the Tillinghast Plan as of the acquisition date, the final average earnings accrued benefit under the Towers Perrin Retirement Plan is adjusted by multiplying the accrued benefit by the ratio of credited service earned after June 1, 1986 divided by all credited service earned with Towers Perrin and TNW. Ms. Guinn was a participant in the Tillinghast Plan as of the acquisition date.

Towers Perrin Restoration Plan

The Towers Perrin Restoration Plan is an unfunded, nonqualified pension plan sponsored by Towers Perrin to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted by law under the Towers Perrin Retirement Plan. The benefits provided under the Towers Perrin Restoration Plan will be approximately equal to the difference between the benefits provided under the Towers Perrin Retirement Plan and benefits that would have been provided under such plan if not for the limitations applicable to qualified plans under the Code, except that:

•

Participants with service prior to December 31, 1993, including Mr. Mactas and Ms. Guinn, are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage on the total benefit equals 60% multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of the date of termination or December 31, 2007, both subject to a maximum of 20 years.

•

For participants terminating prior to eligibility for early retirement with an unreduced benefit, the total accrued benefit is equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of unreduced early retirement date.

Benefits earned under this plan are distributed in four approximately equal annual installments, beginning six months after separation from service.

With respect to the Towers Perrin Retirement Plan and the Towers Perrin Restoration Plan, the amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through December 31, 2008. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age (age 60). Actual benefit present values upon an executive’s retirement will vary from these estimates depending on many factors, including an executive’s actual retirement age. The assumptions used are as follows:

December 31, 2008
Discount rate (U.S.)	6.00%
Cash balance interest crediting rate	4.50%
Towers Perrin Restoration Plan lump sum rate	3.50%
Retirement age	60
Postretirement mortality	RP2000
Towers Perrin Retirement Plan form of payment	Lump sum and residual annuity*

*	For financial reporting purposes, the lump sum to annuity ratio for 2009 commencement is 60%, and will increase in 10% increments each year to an ultimate rate of 100% in 2013. For purposes of the values contained in this document, all participants were assumed to take a full lump sum of their cash balance account from the Towers Perrin Retirement Plan with the remaining benefit value payable as a residual annuity.

Non-qualified Deferred Compensation

The following table provides information on the non-qualified deferred compensation of the named executives as of the applicable fiscal year end. With respect to Messrs. Haley and Millay, the following table below sets forth information as of June 30, 2009 concerning non-qualified deferred compensation plans sponsored by Watson Wyatt. Messrs. Mactas and Foreman and Ms. Guinn do not participate in, nor do they have account balances under, any non-qualified deferred compensation plans.

Name	Non-Qualified Deferred Compensation Plan(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John J. Haley	Watson Wyatt Deferred Savings Plan	$0	$59,818	(2)	$15,835	(3)	$0	$388,541	(5)
	SODCP	4,538,441	0		(3,517,626	)(4)	0	8,066,440	(6)
Roger F. Millay	Watson Wyatt Deferred Savings Plan	–	–		–		–	–
	SODCP	–	–		–		–	–
Mark V. Mactas		–	–		–		–	–
James K. Foreman		–	–		–		–	–
Patricia L. Guinn		–	–		–		–	–

(1)	Watson Wyatt (Messrs. Haley and Millay): The Watson Wyatt Deferred Savings Plan was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the Savings Plan are limited by the compensation and elective deferral limitations, or the non-discrimination requirements, imposed by the Code. The Watson Wyatt Deferred Savings Plan does not allow for employee contributions. Participants generally vest in their account after three years of service. Mr. Haley is fully vested in his account balances in the Watson Wyatt Deferred Savings Plan. As of June 30, 2009, Mr. Millay was not a participant in the Watson Wyatt Deferred Savings Plan. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

The SODCP is an unfunded nonqualified deferred compensation plan under which applicable employee remuneration (within the meaning of Section 162(m)(4) of the Code) otherwise payable to senior executives who are subject to Section 162(m) in excess of $1 million is deferred on a mandatory basis until such time as the executive is no longer subject to the requirements of Section 162(m) or leaves Watson Wyatt, at which time it becomes payable in a lump sum to the executive. The deferred amounts also become payable to the executive in the event of a change in control of Watson Wyatt. The plan offers a choice of investment options consisting of the S&P 500 Index, the Russell 2000 Index, Watson Wyatt Worldwide, Inc. common stock and a guaranteed interest factor equal to the prime rate of interest as reported by Watson Wyatt’s primary bank. The investment options the executive has selected may thereafter be changed in accordance with policies and procedures developed by the Watson Wyatt compensation committee. As of June 30, 2009, Mr. Millay was not a participant in the Watson Wyatt SODCP.

(2)	Represents Watson Wyatt contributions accrued as of June 30, 2009 and credited to Mr. Haley’s account on September 15, 2009. These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2009.
(3)	Represents interest earned during fiscal year 2009 on the account balance in the Watson Wyatt Deferred Savings Plan. Interest under the Watson Wyatt Deferred Savings Plan is calculated using the prime rate of interest as reported by the Watson Wyatt’s bank, determined as of the first day of the calendar year. Of the amounts shown, a portion was determined to represent above-market interest and thus is included in the Summary Compensation Table for Mr. Haley. The amount of such above-market interest is $2,918 for Mr. Haley. Interest is considered above-market to the extent it exceeds 120% of the applicable federal long-term rate.
(4)	Represents earnings during fiscal year 2009 on Mr. Haley’s account balance in the SODCP. Mr. Haley’s account balance is deemed to be invested pursuant to his election from among the available investment options and is credited with earnings on a monthly basis. Based on his elections, Mr. Haley’s account balance is currently deemed to be invested partially in the S&P 500 Index, partially in the Russell 2000 Index, and partially in Watson Wyatt Class A common stock. The amount shown was determined to not represent above-market earnings.
(5)	Other than the amounts shown as Registrant contributions for fiscal year 2009 and accruals attributable to above-market interest, no portion of the amount shown has been reported in the Summary Compensation Table for fiscal year 2009 or in prior fiscal years for Mr. Haley. Of the balance reported for Mr. Haley, $51,322 is attributable to Watson Wyatt contributions reported in prior fiscal years, and $10,384 is attributable to above-market interest accruals reported in prior fiscal years.
(6)	Of the amount shown for Mr. Haley, $552,787 represents the portion of fiscal year end bonuses, $382,486 represents salary amounts and $7,686,458 represents the value of shares otherwise payable from the fiscal year 2005 and fiscal year 2006 Watson Wyatt SBI Programs that were deferred into the Watson Wyatt SODCP in fiscal year 2009 or prior fiscal years. The compensation expense relating to shares otherwise payable from the respective Watson Wyatt SBI Programs that were deferred into the SODCP were reported on the Summary Compensation Table for those years covered by the three-year performance period for each of the respective SBI Programs. The remainder of the amounts shown consists of accumulated aggregate earnings or losses.

Post Termination Payments and Benefits

Payments and Benefits Payable to Messrs. Haley and Millay

Messrs. Haley and Millay do not have employment agreements with Watson Wyatt. In addition, Watson Wyatt has not entered into any change in control agreements with either Mr. Haley or Mr. Millay. The fiscal year 2008 and fiscal year 2009 Watson Wyatt SBI Program documents state that the Watson Wyatt compensation committee shall accelerate the vesting of awards under the SBI Program and provide for the immediate settlement in stock or cash of such awards in connection with a change in control, subject to the committee’s authority to assure fair and equitable treatment of participants in the SBI Program. The Watson Wyatt compensation committee could provide for vesting at any level allowed under the SBI Program, regardless of performance at the time against the metrics specified in the applicable SBI Program, including vesting above the threshold performance level of 30% as shown for Messrs. Haley and Millay in the Outstanding Equity Awards at 2009 Fiscal Year-End table. See the discussion following the Outstanding Equity Awards at 2009 Fiscal Year End Table for an explanation of the Watson Wyatt compensation committee’s determination following the end of the 2009 fiscal year of outstanding equity awards under the fiscal year 2008 and fiscal year 2009 SBI Programs upon the closing of the merger.

The account values payable to Messrs. Haley and Millay through the Non-qualified Deferred Compensation Plans are shown in the Non-qualified Deferred Compensation During Fiscal Year 2009 table and would not change based on early retirement, death, disability or a change in control of Watson Wyatt. The value of benefits payable to the named executives under the Watson Wyatt Pension Plan or the Watson Wyatt Excess Compensation Plan outlined above may increase (or decrease) in the event of the early retirement, death or disability of the named executive. Benefits do not become payable under the Watson Wyatt Pension Plan or the Watson Wyatt Excess Compensation Plan as a result of a change in control of Watson Wyatt. Using the assumptions employed in the Pension Benefits Table (the “PBT”) with the exception of using the actual Watson Wyatt Excess Compensation Plan lump sum interest rate as of June 30, 2009, the present value of the pension and disability benefit (as applicable) payable to Messrs. Haley and Millay as of June 30, 2009 in the event of early retirement, death or disability is shown in the following table.

			Total Present Value as of June 30, 2009 in case of:
Name	Plan	Early Retirement(1)	Increase / (Decrease) from PBT	Death(2)	Increase / (Decrease) from PBT	Disability(3)	Increase / (Decrease) from PBT
John J. Haley	Watson Wyatt Pension Plan	$1,607,254	$20,199	$1,415,884	$(171,171)	$1,005,810	$(581,245)
	Watson Wyatt Excess Compensation Plan	11,728,251	57,530	10,455,785	(1,214,936)	7,309,596	(4,361,125)
	Disability	N/A	N/A	N/A	N/A	1,616,863	1,616,863

	Total	13,335,505	77,729	11,871,669	(1,386,107)	9,932,269	(3,325,507)
Roger F. Millay	Watson Wyatt Pension Plan	N/A	N/A	0	(16,433)	210,590	194,157
	Watson Wyatt Excess Compensation Plan	N/A	N/A	0	(104,174)	1,324,825	1,220,651
	Disability	N/A	N/A	N/A	N/A	3,116,193	3,116,193

	Total	N/A	N/A	0	(120,607)	4,651,608	4,531,001

(1)	The increase for early retirement compared to the PBT is due primarily to reflecting the immediate early retirement benefit payable for those under unreduced retirement age. The early retirement factors available to the named executives through the grandfathered pension plan provisions reflect a “subsidy” compared to the benefit at unreduced retirement age. Note that these factors are generally available to all grandfathered plan participants depending on age and service conditions. An additional cause for the increase is the use of the actual lump sum interest rate for the Watson Wyatt Excess Compensation Plan as of June 30, 2009 compared to the rate assumed in future years for financial accounting purposes. The Watson Wyatt Excess Compensation Plan benefit is payable as a lump sum. Only Mr. Haley is currently eligible for early retirement under the terms of the Watson Wyatt Pension Plan and the Watson Wyatt Excess Compensation Plan.
(2)	In case of death, the Watson Wyatt Pension Plan and the Watson Wyatt Excess Compensation Plan provide a death benefit to the named executive’s spouse assuming the named executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants. The death benefit would represent a decrease in the present value of the benefit because the benefit is actuarially reduced for payment during the life of the spouse only.
(3)	In case of disability, Watson Wyatt provides a disability benefit equal to 66.67% of base salary, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Employees also receive service credits for pension purposes while on disability. The table shows that the present value increases or decreases for Messrs. Haley and Millay. This is primarily a function of whether the named executive’s current salary exceeds the maximum monthly disability benefit and how close he is to reaching the 25 year pension service cap.

In addition, upon any termination of employment, Messrs. Haley and Millay may be entitled to benefits generally available to salaried employees, including distributions under Watson Wyatt’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay. Mr. Haley, in addition to accruing annual vacation during fiscal year 2009, has a frozen vacation balance from prior years which, if unused, will be paid out to him upon termination of employment at his then current rate of hourly base salary. At June 30, 2009, the liability for frozen vacation pay was $287,365 for Mr. Haley. In the context of any particular separation from Watson Wyatt, the company and the executive may mutually agree on severance terms that could include additional benefits or payments.

Payments and Benefits Payable to Messrs. Mactas and Foreman and Ms. Guinn

Severance Plan:

Towers Perrin maintains the Towers Perrin Severance Plan (the “Severance Plan”) to provide severance allowances to certain U.S.-based employees of the firm whose employment is involuntarily terminated by Towers Perrin by reason of job elimination or a reduction in force. All executive officers are eligible to receive benefits under the Severance Plan, generally on the same terms and conditions as other full-time and full-time reduced-hour U.S.-based employees. The amount payable under the Severance Plan is a lump sum payment equal to two weeks of salary per completed year of service up to a maximum of 20 years plus an additional four weeks of salary. For purposes of determining the amount of an employee’s benefit under the Severance Plan, weekly salary is calculated as the current annual salary plus the bonus under the individual bonus program received in the most recent bonus cycle, if any, divided by 52. A completed year of service is calculated using the anniversary of the employee’s most recent hire date.

As a condition to receiving benefits under the Severance Plan, executive officers must execute, and not revoke, Towers Perrin’s standard written release of any and all claims against Towers Perrin and all related parties. Executive officers are only entitled to receive payments under the Severance Plan if they do not become entitled to payments under the “transaction-based” compensation agreements described immediately below.

Transaction-Based Compensation Agreements:

Towers Perrin has also entered into “transaction-based” compensation agreements with Messrs. Mactas and Foreman and Ms. Guinn, providing for severance benefits in the event of a termination of employment under certain circumstances within two years after a Change in Control (as defined in the “transaction-based” compensation agreement, the form of which is filed with the SEC as Exhibit 10.4 to the Registration Statement on Form S-4 of which this document forms a part). These agreements are intended to incent these executives to exert their maximum efforts for, and remain in the employ of, Towers Perrin leading up to, and during the transition period following, a Change in Control. The merger would constitute a Change in Control for purposes of the “transaction-based” compensation agreements.

Under the terms of the “transaction-based” compensation agreements, in the case of termination by Towers Perrin other than for Cause, or by the executive officer for Good Reason, within two years after a Change in Control (or within one year prior to the Change in Control if the executive demonstrates the termination or event was in contemplation of the Change in Control), Towers Perrin will provide the executive officer with a lump-sum cash payment equal to the sum of the following, in addition to any previously accrued but unpaid payments and benefits: (1) a prorated bonus for the calendar year in which the termination occurs, calculated using: the average of the executive’s “Annual Bonus” (generally defined to include the bonuses received under the individual and principal bonus programs) in respect of the three (or fewer) completed calendar years (annualized with respect to any such calendar year for which the executive officer has been employed for only a portion of such year) immediately prior to the calendar year in which the Change in Control occurred; and (2) an amount equal to two times the executive officer’s “Annual Compensation” which is defined as the sum of (a) the executive’s base salary (as in effect prior to the termination or, if greater, immediately preceding the Change in Control), and (b) the executive’s target individual bonus (or, if greater, the average of the executive’s individual bonus in respect of the three (or fewer) calendar years immediately prior to the calendar year in which the Change in Control occurs). Payments under the “transaction-based” compensation agreements are reduced to the extent necessary to avoid application of the deduction limitations of Section 280G of the Code.

For purposes of the “transaction-based” compensation agreements, “Cause” generally includes the executive’s termination of employment due to (1) the executive’s conviction of, or plea of guilty or no contest to, a felony; (2) the willful failure of the executive to perform his or her duties to Towers Perrin; or (3) the willful engaging by the executive in gross misconduct that is materially and demonstrably injurious to Towers Perrin, monetarily or otherwise. “Good Reason” generally includes: (1) any material reduction in (a) the executive’s base salary, or (b) the amount of the Annual Bonus; (2) the assignment to the executive of any duties materially inconsistent with the nature and status of the executive’s responsibilities immediately prior to the Change in Control, except where the executive’s overall duties and status among Towers Perrin and its affiliates are not substantially altered; (3) the executive’s duties, titles, responsibilities or authority (including offices and reporting relationships) are materially diminished except where the executive’s overall duties, title, responsibilities and authority among Towers Perrin and its affiliates are not substantially altered; or (4) required relocation of the executive more than fifty (50) miles from where the executive was based immediately prior to the Change in Control.

The “transaction-based” compensation agreements do not provide for any payments upon the executive’s death or disability.

Pension Benefits on Termination:

Messrs. Mactas and Foreman and Ms. Guinn are eligible to receive benefits under the Towers Perrin Retirement Plan and the Towers Perrin Restoration Plan in the event of termination of their employment or upon death or disability, and are fully vested in their benefits. The benefit formulas are described in the Pension Benefits Table narrative. In addition, upon any termination of employment, executive officers may be entitled to benefits generally available to salaried employees, including distributions under Towers Perrin’s 401(k) plan, as well as health care benefits and accrued vacation pay.

The following table shows the estimated payments to each of Messrs. Mactas and Foreman and Ms. Guinn, assuming the specified event giving rise to such payments took place on December 31, 2008.

Name	Element	Termination as a result of a Reduction in Force or Job Elimination	Termination Without Cause by TP or by Exec for Good Reason After CIC		Voluntary Termination	Death		Disability(4)
Mark V. Mactas	Towers Perrin Retirement Plan(1)	$1,016,161	$1,016,161		$1,016,161	$755,154	(3)	$999,133	(5)
	Towers Perrin Restoration Plan(2)	12,302,411	12,302,411		12,302,411	5,821,973		11,610,449
	Severance	1,391,846	5,311,668	(6)	–	–		–
	Total	14,710,418	18,630,240		13,318,572	6,577,127		12,609,582
James K. Foreman	Towers Perrin Retirement Plan(1)	443,811	443,811		443,811	301,246	(3)	541,279	(5)
	Towers Perrin Restoration Plan(2)	1,388,268	1,388,268		1,388,268	755,507		1,496,564
	Severance	103,846	2,698,860	(6)	–	–		–
	Total	1,935,925	4,530,939		1,832,079	1,056,753		2,037,843
Patricia L. Guinn	Towers Perrin Retirement Plan(1)	643,858	643,858		643,858	549,628	(3)	725,511	(5)
	Towers Perrin Restoration Plan(2)	4,462,145	4,462,145		4,462,145	2,093,654		4,438,951
	Severance	858,846	3,156,340	(6)	–	–		–
	Total	5,964,849	8,262,343		5,106,003	2,643,282		5,164,462

(1)	Values assume cash balance benefits are paid immediately as a lump sum, with the remaining benefit value paid as a single life annuity. Increases in benefits as compared to the amounts shown in the Pension Benefits table are due primarily to the assumed immediate commencement of the benefit.
(2)	Values assume benefits are distributed in four approximately equal annual installments beginning six months after the separation from service. Increases in benefits as compared to the amounts shown in the Pension Benefits table are due primarily to the assumed immediate commencement of the benefit.
(3)	Towers Perrin Retirement Plan benefits payable upon the death of an active employee are equal to the greater of the participant’s cash balance account through the earlier of the date of death and December 31, 2007 and the value of the survivor portion of the final average earnings benefit, plus the participant’s cash balance account earned on or after January 1, 2008. The Towers Perrin Retirement Plan death benefit is assumed to be paid as a lump sum to the executive’s spouse, immediately upon death.
(4)	With respect to the retirement plans, participants who become disabled are eligible to receive continued benefit accruals under the plans (cash balance accruals only after December 31, 2007) at the same pay level prior to their disability. Benefits are then distributed beginning on the participant’s unreduced early retirement date.
(5)	Cash balance benefits are assumed to be distributed as a lump sum at unreduced early retirement date with the remaining benefit value distributed as an annuity at unreduced early retirement date.
(6)	In the event of a Change in Control, the severance amount for each executive officer is calculated as follows:

The amount for Mr. Mactas is the sum of (1) $1,985,229, which represents a prorated bonus for the calendar year in lieu of any bonus payable under the terms of the individual and principal bonus programs, calculated as described above and (2) $3,326,439, which represents two times Mr. Mactas’ Annual Compensation.

The amount for Mr. Foreman is the sum of (1) $1,395,819, which represents a prorated bonus for the calendar year in lieu of any bonus payable under the terms of the individual and principal bonus programs, calculated as described above and (2) $2,422,538, which represents two times Mr. Foreman’s Annual Compensation. Because this amount exceeds the deduction limitations of Section 280G of the Code, Mr. Foreman’s total severance amount is reduced by approximately $1,119,497 for a total severance of $2,698,860.

The amount for Ms. Guinn is the sum of (1) $1,136,340, which represents a prorated bonus for the calendar year in lieu of any bonus payable under the terms of the individual and principal bonus programs, calculated as described above and (2) $2,020,000, which represents two times Ms. Guinn’s Annual Compensation.

TOWERS PERRIN SECURITY HOLDERS AND SELECTED FINANCIAL INFORMATION

Principal Security Holders of Towers Perrin

The following table sets forth certain information regarding beneficial ownership of shares of Towers Perrin common stock outstanding as of November 2, 2009, the Towers Perrin record date, for (1) Towers Perrin’s directors, (2) each of Towers Perrin’s “named executive officers” (which includes Towers Perrin’s Chief Executive Officer and Chief Financial Officer, and those individuals that were, as of December 31, 2008, the three most highly compensated executive officers of Towers Perrin other than its Chief Executive Officer and Chief Financial Officer), and (3) all of Towers Perrin’s directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Please note that no person or group owns more than 5% of the issued and outstanding shares of Towers Perrin common stock, and that the address for all persons listed in the table is c/o Towers, Perrin, Forster & Crosby, Inc., One Stamford Plaza, 263 Tresser Boulevard, Stamford, Connecticut 06901. Except in cases where community property laws apply or as indicated in the footnotes to this table, (1) each Towers Perrin director and executive officer holds sole voting and investment power over the shares listed as beneficially owned and (2) shares are not pledged as security. Percentage of beneficial ownership is based on the approximately 70,209.60 shares of Towers Perrin’s common stock as of November 2, 2009.

Name**	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Andrew S. Cherkas	258.44	*
Martine A. Ferland(1)	100.16	*
James K. Foreman(1)	–	*
Patricia L. Guinn	494.68	*
Robert G. Hogan	500.78	*
Donald L. Lowman	482.96	*
Mark V. Mactas	559.84	*
Mark Maselli(1)	30.00	*
Richard J. Matinale	182.04	*
Tamara S. Mattson	207.18	*
Philippe A. Poincloux	364.38	*
Hugh F. Shanks	333.12	*
John W. Small	380.46	*
Eric W. Speer	138.60	*
All Towers Perrin directors and executive officers as a group (15 persons)	4,226.40	6.02%

*	Less than 1%.
**	All persons included in this table are directors of Towers Perrin other than James K. Foreman.
(1)	Ms. Ferland and Messrs. Foreman and Maselli are the holders of 14, 256 and 54 Towers Perrin RSUs, respectively, that will be converted in the merger into shares of Towers Watson restricted Class A common stock and such Towers Perrin RSUs are not included in the numbers listed in this table.

Selected Towers Perrin Financial Information

You should read the following selected financial information together with the Towers Perrin consolidated financial statements and related notes included in this document and the section entitled “Towers Perrin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The statement of operations data for the years ended December 31, 2008, 2007 and 2006, and the balance sheet data as of December 31, 2008 and 2007, are derived from Towers Perrin’s audited financial statements, included elsewhere in this document. The statement of operations data for the years ended December 31, 2005 and 2004, and the balance sheet data as of December 31, 2006, 2005 and 2004, are derived from Towers Perrin’s audited financial statements that are not included in this document. Such financial data has been adjusted for the adoption of EITF Topic No. D-98, Classification and Measurement of Redeemable Securities, which Towers Perrin had not adopted in the audited financial statements for these periods. The statement of operations data for the six months ended June 30, 2009 and 2008 and the balance sheet data as of June 30, 2009 are derived from Towers Perrin’s unaudited interim financial statements, included elsewhere in this document. Towers Perrin’s unaudited interim financial statements have been prepared on the same basis as its audited statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly Towers Perrin’s consolidated results of operations and financial position for the periods presented. Results for interim periods are not necessarily indicative of results for the remainder of the full fiscal year or for any future period.

	Year Ended December 31,					Six Months Ended June 30,
	2008	2007	2006	2005	2004	2009	2008
	(in thousands)
Statement of Operations Data:
Total revenue	$1,719,769	$1,641,135	$1,460,034	$1,366,873	$1,603,137	$758,661	$892,131
Expenses:
Compensation and benefits	1,206,637	1,129,185	1,080,915	934,205	1,100,053	537,529	636,612
General and administrative	256,334	323,026	194,292	210,537	275,821	113,596	123,810
Occupancy-related costs	68,561	61,873	58,217	68,450	97,287	34,626	34,872
Professional and subcontracted services	122,379	120,981	89,990	80,223	44,128	63,992	59,361
Depreciation and amortization	36,986	34,711	31,021	31,502	56,082	18,364	16,592
Restructuring (benefit) expense	(351)	(5,229)	(7,274)	34,929	–	–	–

Total expenses	1,690,546	1,664,547	1,447,161	1,359,846	1,573,371	768,107	871,247

Operating income (loss)	29,223	(23,412)	12,873	7,027	29,766	(9,446)	20,884

Gain (loss) on sale of businesses(1)	1,237	1,751	2,756	372,616	–	–	–
Other non-operating income
Investment and other income (expense), net	23,879	25,850	24,104	23,873	(1,311)	7,832	10,187
Equity in (loss) income of unconsolidated affiliates	(14,949)	(23,909)	(14,570)	(3,746)	1,621	7,588	(5,960)

Income (loss) before income taxes	39,390	(19,720)	25,163	399,770	30,076	5,974	25,111

Income tax expense	(34,450)	(3,785)	(44,258)	(168,453)	(18,267)	(11,880)	(6,107)

Net income (loss) attributable to mandatorily redeemable common shares	$4,940	$(23,505)	$(19,095)	$231,317	$11,809	$(5,906)	$19,004

	As of December 31,					As of June 30,
	2008	2007	2006	2005	2004	2009
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$486,864	$503,373	$580,978	$551,200	$424,626	$459,875
Total assets	1,683,286	1,866,567	1,591,169	1,528,231	1,326,318	1,618,915
Mandatorily redeemable common shares	257,688	301,435	301,804	305,954	43,662	264,390
Redeemable preferred stock	–	–	–	–	66,631	–
Other shareholders’ deficit	(117,045)	(37,621)	(74,928)	(68,132)	(66,068)	(117,045)

(1)	In 2005 Towers Perrin transferred certain assets and liabilities of the Towers Perrin Administration Solutions (or “TPAS”) line of business with a net book value of approximately $38.0 million to Electronic Data Systems, Inc. and affiliates (or “EDS”) and ExcellerateHRO, a limited liability partnership 85% owned and controlled by EDS (or “eHRO”), for proceeds of approximately $471.3 million, which included cash of $381.4 million and a 15% interest in the limited liability partnership. After transaction related expenses of $12.3 million, Towers Perrin recorded a pre-tax gain of $372.6 million upon closing of the transaction, which is included in gain on sale of businesses in the above statement of operations data.

TOWERS WATSON STOCKHOLDER INFORMATION

Principal Stockholders of Towers Watson

The following table sets forth as of the date of this document, the anticipated beneficial ownership of Towers Watson’s voting common stock, after giving effect to the merger and the redemption of Towers Watson Class R common stock, as to (1) all persons, based on current information, expected to be directors of Towers Watson, (2) the individuals, based on current information, that are expected to be the named executive officers of Towers Watson, and (3) all persons, based on current information, expected to be directors and executive officers of Towers Watson, as a group. No person or group is expected to own 5% or more of the issued and outstanding shares of Towers Watson common stock immediately following the effective time. The address for all persons listed in the table is (A) with respect to current Towers Perrin employees, c/o Towers, Perrin, Forster & Crosby, Inc., One Stamford Plaza, 263 Tresser Boulevard, Stamford, Connecticut 06901, and (B) with respect with respect to current Watson Wyatt employees, c/o Watson Wyatt Worldwide, Inc., 901 North Glebe Road, Arlington, Virginia 22203-1853.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, (1) each such Towers Watson director and executive officer will hold sole voting and investment power over the shares listed as beneficially owned, (2) shares will not be pledged as security, and (3) shares indicated as being subject to any derivative security are shares issuable upon conversion or vesting, as the case may be, within 60 days following the effective time. Percentage of beneficial ownership is based on the approximately 76,232,142.8 million shares of Towers Watson’s voting common stock expected to be issued and outstanding immediately following the merger and the automatic redemption of the Towers Watson Class R common stock for Towers Watson notes and cash, which at such time is expected to include 42,564,070.0 shares of Towers Watson Class A common stock, 29,408,009.6 shares of Towers Watson Class B common stock, and 4,260,063.2 shares of Towers Watson restricted Class A common stock. In general, for each director and executive officer, beneficial ownership of Towers Watson voting common stock is based on his or her ownership, as of the date of this document, of Towers Perrin common stock, Watson Wyatt Class A common stock, Watson Wyatt DSUs and expected ownership, as of the date of this document (except where a different date is specified in a footnote below), of Towers Perrin RSUs (in each case, as applicable).

	Amount and Nature of Expected Beneficial Ownership(1)	Percentage of Common Stock

All currently known directors
John J. Haley(2)	381,677	*
Mark V. Mactas	305,721.4973	*
Named Executive Officers (except for currently known directors)
James K. Foreman	139,798.3411	*
Patricia L. Guinn	270,138.4508	*
Roger F. Millay(2)	21,067	*
All currently known Towers Watson directors and executive officers as a group (11 persons)(2)	1,811,258	2.38%

*	Less than 1%.
(1)	Share amounts above reflect application of the applicable exchange ratio in the merger to the Towers Perrin or Watson Wyatt securities owned immediately prior to the effective time. For purposes of this table, the final Watson Wyatt exchange ratio is 1.0 and the final Towers Perrin exchange ratio was deemed to be 546.087270117 (which was calculated by dividing the fully diluted Watson Wyatt shares as of October 30, 2009 or 42,600,632 shares, by the quotient of (a) the total outstanding shares of Towers Perrin common stock as of such date, of 70,209.60 shares, divided by (b) 0.9). Share amounts above are based on the assumptions that (a) 8,932,559.1782 shares of Towers Watson Class R common stock are redeemed by Towers Watson, and no shares of Towers Watson Class S common stock are issued, (b) Mr. Foreman receives a grant of Towers Perrin RSUs that are converted into 139,798.3411 shares of Towers Watson restricted Class A common stock in the merger and (c) each Watson Wyatt DSU issued and outstanding immediately prior to the effective time is settled with one share of Towers Watson Class A common stock.
(2)	Includes (a) outstanding shares of Watson Wyatt Class A common stock held as of October 29, 2009, (b) shares of Towers Watson Class A common stock expected to be issued at the effective time in settlement of outstanding Watson Wyatt DSUs under the fiscal year 2009 SBI program, (c) shares of Towers Watson Class A common stock expected to be issued at the effective time in settlement of outstanding Watson Wyatt DSUs under the SODCP; and (d) shares subject to options to purchase Towers Watson Class A common stock expected to be outstanding after the effective time upon assumption and conversion of currently-outstanding Watson Wyatt options, all of which will be exercisable immediately following the effective time.

DESCRIPTION OF TOWERS WATSON’S COMMON STOCK

The following description of the material terms of the capital stock of Towers Watson contains a summary of specified provisions of Towers Watson’s certificate of incorporation and bylaws that will be in effect upon the effective time. This description is subject to the relevant provisions of Delaware law and is qualified by reference to Towers Watson’s certificate of incorporation and bylaws, copies of which are attached to this document as Annex H.

Capital Stock

Towers Watson has the authority to issue an aggregate of 416,100,000 shares, of which:

•	414,000,000 are shares of Towers Watson voting common stock, $0.01 par value, designated into classes and subclasses, as described below.
•	2,000,000 are shares of preferred stock, $0.01 par value.
•	100,000 are shares of Towers Watson Class F stock.

Immediately following the effective time and based on currently available information (including the number of shares of Watson Wyatt Class A common stock outstanding as of October 30, 2009), we anticipate that approximately 85,540,310 shares of Towers Watson’s voting common stock, 100,000 shares of Class F stock and no shares of Towers Watson’s preferred stock will be outstanding.

No holder of stock of any class of Towers Watson has any preemptive or preferential right of subscription to any shares of any class of stock of Towers Watson whether authorized now or at a future date, or to any obligation convertible into stock of Towers Watson, or any right of subscription for such securities, other than such rights, if any, as the board of directors in its discretion from time to time determines.

Common Stock. The shares of Towers Watson’s voting common stock to be issued in the merger will be duly authorized, validly issued, fully paid and nonassessable. Towers Watson’s voting common stock is divided into the following classes (and subclasses):

•	Towers Watson Class A common stock, 300,000,000 shares authorized.
•	Towers Watson Class B common stock, 93,500,000 shares authorized, divided into four subclasses, as follows:
➢	Towers Watson Class B-1 common stock, 31,000,000 shares authorized.
➢	Towers Watson Class B-2 common stock, 25,000,000 shares authorized.
➢	Towers Watson Class B-3 common stock, 25,000,000 shares authorized.
➢	Towers Watson Class B-4 common stock, 12,500,000 shares authorized.
•	Towers Watson Class R common stock, 13,500,000 shares authorized.
•	Towers Watson Class S common stock, 7,000,000 shares authorized.

Towers Watson Class A common stock

Voting Rights. At every meeting of the stockholders of Towers Watson in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of shares of Towers Watson Class A common stock is entitled to one vote in person or by proxy for each share of Towers Watson Class A common stock registered in the name of the holder on the transfer books of Towers Watson. Except as otherwise required by law, the holders of shares of Towers Watson Class A common stock will vote together as a single class, subject to any right that may be conferred upon holders of preferred stock to vote together with holders of voting common stock on all matters submitted to a vote of stockholders of Towers Watson. No holder of shares of Towers Watson Class A common stock may cumulate votes in voting for its directors.

Reclassifications, Subdivisions and Combinations. No shares of Towers Watson Class A common stock may be reclassified, subdivided or combined unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for all shares of Towers Watson Class A common stock, except that

Towers Watson Class A common stock and Towers Watson Class B common stock may be reclassified as a single class of common stock at any time following the fourth anniversary of the effective time.

Dividends and Other Distributions. Subject to the rights of the holders of preferred stock, holders of each class of voting common stock of Towers Watson are entitled to receive such dividends and other distributions in cash, stock of any corporation (other than common stock) or property of Towers Watson as may be declared on such class of common stock by the board of directors from time to time out of assets or funds of Towers Watson legally available for such purpose and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in common stock, including distributions pursuant to stock splits or divisions of common stock, only shares of Towers Watson Class A common stock are paid or distributed with respect to Towers Watson Class A common stock, only shares of Towers Watson Class B common stock are paid or distributed with respect to Towers Watson Class B common stock, only shares of Towers Watson Class R common stock are paid or distributed with respect to Towers Watson Class R common stock and only shares of Towers Watson Class S common stock are paid or distributed with respect to Towers Watson Class S common stock; provided that if a dividend or other distribution is paid with respect to one class or series of common stock, a proportionate dividend or distribution shall be paid with respect to each other class or series of common stock.

Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of Towers Watson, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of preferred stock, the remaining assets and funds of Towers Watson will be distributed pro rata to the holders of shares of Towers Watson common stock. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of Towers Watson or a consolidation or merger of Towers Watson with one or more other corporations (whether or not Towers Watson is the corporation surviving the consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

Exchange Listing. We expect the shares of Towers Watson Class A common stock to be listed on the NYSE and NASDAQ under the trading symbol “TW”.

Transfer Agent. The transfer agent and registrar for Towers Watson’s capital stock will be American Stock Transfer & Trust Company, LLC.

Anti-Takeover Considerations. Delaware law contains, and Towers Watson’s certificate of incorporation and bylaws will contain, a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Towers Watson. For a summary of the provisions, see the section entitled “Comparison of the Rights of Towers Perrin, Watson Wyatt and Towers Watson Stockholders.”

Towers Watson Class B common stock

Except as provided below, Towers Watson Class B common stock will generally have the same relative powers, preferences, limitations and restrictions as Towers Watson Class A common stock.

Automatic Conversion into Towers Watson Class A common stock. Shares of Towers Perrin common stock will convert into shares of Towers Watson Class B common stock, which in turn will convert into shares of Towers Watson Class A common stock as set forth below:

•	25% will be shares of Towers Watson Class B-1 common stock, which automatically convert into shares of Towers Watson Class A common stock on the first anniversary of the effective time;
•	25% will be shares of Towers Watson Class B-2 common stock, which automatically convert into shares of Towers Watson Class A common stock on the second anniversary of the effective time;

•	25% will be shares of Towers Watson Class B-3 common stock, which automatically convert into shares of Towers Watson Class A common stock on the third anniversary of the effective time; and
•	25% will be shares of Towers Watson Class B-4 common stock, which automatically convert into shares of Towers Watson Class A common stock on the fourth anniversary of the effective time.

Acceleration. The shares of Towers Watson Class B common stock will also automatically convert into unrestricted and freely transferable shares of Towers Watson Class A common stock upon consummation of any “change in control” transaction, which generally includes (1) a merger of Towers Watson in which the Towers Watson’s holders of record do not immediately after such merger hold a majority of the voting power of the surviving corporation, (2) any transaction in which 50% or more of Towers Watson’s voting power is transferred, (3) a sale of all or substantially all of the assets of Towers Watson, or (4) a change in the composition of the Towers Watson board of directors that results in persons other than “continuing directors” (as defined in the merger agreement) comprising a majority of the board.

If a Towers Perrin shareholder who did not make a valid Class R election is terminated without “cause” (as defined below) on or before the second anniversary of the effective time, then upon termination:

•

Each share of Towers Watson Class B-1 common stock then held will automatically be transferred to Towers Watson in exchange for one unrestricted and freely transferable share of Towers Watson Class A common stock;

•	Each share of Towers Watson Class B-2 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-1 common stock;
•	Each share of Towers Watson Class B-3 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-2 common stock; and
•	Each share of Towers Watson Class B-4 common stock then held will automatically be transferred to Towers Watson in exchange for one share of Towers Watson Class B-3 common stock;

provided, that this will not apply to the voluntary termination by, or a termination for “cause” of, such employee. Solely for the purposes above, the term “cause” generally means any of the following: (1) theft, embezzlement, any other act of dishonesty relating to the employee’s employment; (2) conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime having as its predicate element fraud, dishonesty, misappropriation or moral turpitude; (3) commission of an act in the performance of duties amounting to negligence or willful misconduct; (4) breach of a written policy of Towers Watson or any subsidiary; or (5) failure to perform his or her job functions satisfactorily.

Transfer. Towers Watson’s certificate of incorporation will contain provisions restricting the transfer of Towers Watson Class B common stock. For example, holders of shares of Towers Watson Class B common stock cannot transfer such securities except to Towers Watson or to permitted family members (or trusts for their benefit), provided that the transferor provides Towers Watson with at least five business days prior written notice. In addition, upon the holder’s death, all shares of Towers Watson Class B common stock will automatically convert into an equal number of unrestricted and freely transferable shares of Towers Watson Class A common stock.

Towers Watson Class R common stock

Towers Watson Class R common stock is non-transferable, except for transfers to permitted family members or trusts for the benefit of family members, Towers Watson, or a deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries, and will have the same relative powers, preferences, limitations and restrictions as Towers Watson Class A common stock subject to the foregoing, except that the Towers Watson Class R common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for equal amounts of cash and Towers Watson Notes.

Towers Watson Class S common stock

Towers Watson Class S common stock is non-transferable, except for transfers to permitted family members, Towers Watson, or a deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries, and will have the same relative powers, preferences, limitations and restrictions as Towers Watson Class A common stock subject to the foregoing, except that each share of Towers Watson Class S common stock will be automatically redeemed by Towers Watson on the first business day following the effective time for an amount of cash equal to the “final transaction value per Towers Perrin share” (as defined on page 121).

Lapsing of Transfer Restrictions

All shares of Towers Watson Class B common stock to be issued as merger consideration to Towers Perrin security holders will be issued subject to restrictions on the holder’s ability to transfer such shares. On each of the first four anniversaries of the effective time, however, a portion of such shares of Towers Watson Class B common stock will automatically convert into shares of Towers Watson Class A common stock, which will not be subject to such transfer restrictions and will be freely transferable (subject to restrictions under applicable securities laws), as set forth below.

The figures below are based on assumptions regarding the number of shareholders who make valid Class R elections and the number of shares they designate to be exchanged in the merger for Towers Watson Class R common stock; actual results will vary depending on the overall number of shares of Towers Perrin common stock designated for conversion to shares of Towers Watson Class R common stock. For purposes of calculating the number of shares that will be released on each anniversary of the effective time, the following assumptions were made, assuming a closing date of October 30, 2009:

•	With respect to Class R elections
➢	Every Class R Eligible Participant who makes a valid Class R election elects to tender 100% of his or her shares of Towers Perrin common stock;
➢	The total amount of cash and Towers Watson Notes available to repurchase all shares from the Class R Eligible Participants equals $400,000,000; and
➢	Class R Eligible Participants, who collectively own approximately 55.8% of the 70,209.60 total shares of Towers Perrin common stock outstanding, make valid Class R elections as to 30% of the 70,209.60 total shares outstanding, or 21,062.88 shares.
•	All shares of Towers Watson restricted Class A common stock will vest over a three-year period, with one-third vesting automatically on each of the first three anniversaries of the effective time;
•

Each holder of Towers Perrin RSUs who receives shares of Towers Watson restricted Class A common stock will remain employed by Towers Watson or one of its subsidiaries for at least three years following the effective time, such that there will be no forfeiture or accelerated vesting of his or her unvested restricted Class A shares;

•

No holder of Towers Watson Class B common stock will die or have his or her employment with Towers Watson and its subsidiaries terminated for “cause” (as defined in the merger agreement), in either case during the 4-year period following the effective time;

•	There will be no “change of control” at Towers Watson that triggers an automatic conversion of shares of Towers Watson Class B common stock into shares of Towers Watson Class A common stock;
•

The number of “fully diluted Watson Wyatt shares” will be 42,600,632 shares for all dates relevant to the calculations below (this term is defined in “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards — Towers Perrin Security Holders”);

Based on the foregoing assumptions, the transfer restrictions on the restricted Class A shares will lapse and the Class B shares will convert into Class A shares as follows:

•	Upon the first anniversary of the effective time:
➢	1,420,021.1 shares of Towers Watson restricted Class A common stock will automatically vest and become freely transferable shares of Towers Watson Class A common stock.

➢	9,279,211.0 shares of Towers Watson Class B-1 common stock will automatically convert into freely transferable shares of Towers Watson Class A common stock.
•	Upon the second anniversary of the effective time:
➢	1,420,021.1 shares of Towers Watson restricted Class A common stock will automatically vest and become freely transferable shares of Towers Watson Class A common stock.
➢	6,709,599.5 shares of Towers Watson Class B-2 common stock will automatically convert into freely transferable shares of Towers Watson Class A common stock.
•	Upon the third anniversary of the effective time:
➢	1,420,021.1 shares of Towers Watson restricted Class A common stock will automatically vest and become freely transferable shares of Towers Watson Class A common stock.
➢	6,709,599.5 shares of Towers Watson Class B-3 common stock will automatically convert into freely transferable shares of Towers Watson Class A common stock.
•	Upon the fourth anniversary of the effective time:
➢	6,709,599.5 shares of Towers Watson Class B-4 common stock will automatically convert into freely transferable shares of Towers Watson Class A common stock.

Preferred Stock

To the fullest extent permitted under Delaware law, the Towers Watson board of directors is authorized by resolution to divide and issue shares of preferred stock in series and to fix the voting powers and any designations, preferences, and relative, participating, optional or other special rights of any such series of preferred stock and any qualifications, limitations or restrictions of such series as are stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Towers Watson Class F stock

Towers Watson Class F stock is non-transferable, except for transfers to permitted family members, Towers Watson, or a deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries, and will have no rights, powers or preferences (such as the right to vote or receive dividends) other than the right to receive, upon the automatic exchange of the shares of Towers Watson Class F stock promptly following the third anniversary of the effective time, a number of shares (proportionally to each holder of Class F stock based on the number of shares of Class F stock then held by such holder) of Towers Watson Class A common stock equal to the number of shares of forfeited Towers Watson restricted Class A common stock (together with a number of additional shares of Towers Watson Class A common stock with a value equal to the amount of dividends, without interest, paid with respect to such forfeited shares).

DESCRIPTION OF THE TOWERS WATSON NOTES

General

Based on currently available information, it is anticipated that Towers Watson will issue up to $200 million in aggregate principal amount of Towers Watson Notes (which amount may be increased as agreed by the parties or decreased if the Class R and Class S elections are undersubscribed) pursuant to the Towers Watson Notes Indenture between Towers Watson and Wilmington Trust FSB, as trustee (who we refer to in this section of the document as the “Trustee”). The Towers Watson Notes are being issued by Towers Watson upon redemption of the Towers Watson Class R common stock in accordance with the terms and conditions of the merger agreement. The total amount of aggregate principal amount of Towers Watson Notes will decrease if the Class R election is undersubscribed.

The following summary of certain provisions of the Towers Watson Notes Indenture and the Towers Watson Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Towers Watson Notes Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended (which we refer to as the “TIA”). A form of the Towers Watson Notes Indenture is attached to this document as Annex F.

Terms of the Towers Watson Notes

The Towers Watson Notes will be unsecured subordinated obligations of Towers Watson. The Towers Watson Notes will be issued only in fully registered, certificated form, without coupons, in denominations of $2,000 and any integral multiple of $1,000, or in any such smaller denominations as is necessary to allow the issuance of Towers Watson Notes with an original principal amount as Towers Watson would be required to deliver in connection with the redemption of the Towers Watson Class R common stock. The Towers Watson Notes will not be entitled to the benefit of any mandatory sinking fund.

The Towers Watson Notes will mature on the first anniversary of the effective time (which we refer as the “Maturity Date”) at their principal amount, plus accrued and unpaid interest to, but not including, the Maturity Date. Interest on the Towers Watson Notes will accrue at a fixed per annum rate, compounded annually, equal to (1) 2.0%, or if greater, (2) 120.0% of the short-term applicable federal rate in effect at the effective time, prescribed by the IRS under Section 1274(d) of the Code. Towers Watson will pay interest on the Towers Watson Notes in arrears to the persons who are registered holders on the Maturity Date. Interest will be payable in arrears on the Maturity Date. Interest on the Towers Watson Notes will accrue from and including the issue date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Towers Watson may, at its option, redeem at any time all or part of the Towers Watson Notes upon not less than 20 nor more than 60 days’ prior notice mailed by first class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Towers Watson Notes redeemed, plus accrued and unpaid interest to the redemption date.

Transfer

A holder may transfer Towers Watson Notes only in accordance with the Towers Watson Notes Indenture. The Towers Watson Notes Indenture will provide that Towers Watson Notes may not be transferred to any person other than (1) Towers Watson, (2) a “Permitted Family Member” (as defined below) of the transferor, (3) any trust organized for the benefit of a Permitted Family Member of the transferor or (4) upon the death of a holder, such holder’s executors, administrators, testamentary trustees, legatees and beneficiaries.

As used in this section, “Permitted Family Member” means any spouse, parent, grandparent, child, grandchild (including a child or grandchild by adoption and step children), sibling, mother in law, father in law, brother in law or sister in law of the holder of a Towers Watson Note.

The Towers Watson Notes will be issued in registered form and the registered holder of a Towers Watson Note will be treated as the owner of such Towers Watson Note for all purposes.

Subordination

The payment of principal, interest and any other amounts due, if any, on the Towers Watson Notes will be subordinated and junior in right of payment, as set forth in the Towers Watson Notes Indenture, to the prior payment in full in cash of all “Senior Debt” (as defined below), whether outstanding on the issue date of the Towers Watson Notes or thereafter incurred, assumed or guaranteed.

Upon any distribution to creditors of Towers Watson in a liquidation or dissolution of Towers Watson or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding:

•

Holders of Senior Debt will be entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt before holders will be entitled to receive any payment with respect to the Towers Watson Notes; and

•

Until all obligations with respect to Senior Debt are paid in full in cash, any distribution to which holders would be entitled but for these subordination provisions will be made to holders of Senior Debt.

If any payment default occurs and is continuing in respect of any Designated Senior Debt (as defined below), no payment of any kind or character shall be made by, or on behalf of, Towers Watson or any other person on its or their behalf with respect to any obligations on the Towers Watson Notes, or to acquire any of the Towers Watson Notes for cash or property or otherwise. In addition, as more fully described in the Towers Watson Notes Indenture, if any other Event of Default (as defined below) occurs and is continuing with respect to Designated Senior Debt during the 179 days after the delivery of written notice of such Event of Default to the Trustee (this period referred to as the “Blockage Period”), neither Towers Watson nor any other person on its behalf may (1) make any payment of any kind or character with respect to any obligations on the Towers Watson Notes or (2) acquire any of the Towers Watson Notes for cash or property or otherwise. In no event will a Blockage Period extend beyond 180 days from the date the payment on the Towers Watson Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days.

For purposes of this section, “Senior Debt” means the principal of, premium, if any, and accrued and unpaid interest on, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Towers Watson, regardless of whether or not a claim for post filing interest is allowed in such proceedings, and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, all debt of Towers Watson, whether outstanding on the closing date or thereafter incurred (including in respect of any existing or future credit facilities), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Towers Watson Notes; provided, however, that Senior Debt of Towers Watson shall not include:

•	Any debt of Towers Watson to a subsidiary of Towers Watson;
•	Debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services in the ordinary course of business and any amounts owed as compensation to employees;
•	Any obligations with respect to capital stock;
•	Any liability for federal, state, local or other taxes owed or owing by Towers Watson; and
•

Any debt, which is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other debt of Towers Watson.

“Designated Senior Debt” means (1) debt of Towers Watson under or in respect of credit facilities and (2) any other debt of Towers Watson constituting Senior Debt which, at the time of determination, has an aggregate outstanding principal amount of at least $100 million and is specifically designated by Towers Watson in the instrument evidencing such Senior Debt as “Designated Senior Debt”.

Certain Covenants

The Towers Watson Notes Indenture will contain certain limited covenants including, among others, the following covenant regarding reports and other information, which provides that Towers Watson, will:

•

File with the Trustee, within 15 days after Towers Watson files the same with the SEC, copies of the annual reports and of the information, documents and other reports which Towers Watson may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Towers Watson is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

•

File with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Towers Watson with the conditions and covenants of the Towers Watson Notes Indenture as may be required from time to time by such rules and regulations; and

•

Transmit to the holders such summaries of any information, documents and reports required to be filed by Towers Watson pursuant to the preceding bullet points as may be required by rules and regulations prescribed from time to time by the SEC.

Merger, Consolidation or Sale of All or Substantially All Assets

The Towers Watson Notes Indenture will provide that Towers Watson shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Towers Watson and its subsidiaries) in one or more related transactions, to another person unless Towers Watson is the surviving entity, or the person formed by or surviving any such consolidation or merger (if other than Towers Watson) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Towers Watson under the Towers Watson Notes and the Towers Watson Notes Indenture.

Defaults

An “Event of Default” will be defined in the Towers Watson Notes Indenture as:

•	A default in any payment of interest on any Towers Watson Note when due, which continues for 30 days;
•	A default in the payment of principal of any Towers Watson Note when due, which continues for five days;
•	Certain events of bankruptcy, insolvency or reorganization of Towers Watson; and
•

The failure by Towers Watson to comply with its other agreements contained in the Towers Watson Notes or the Towers Watson Notes Indenture for 60 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Towers Watson Notes.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Towers Watson) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of outstanding Towers Watson Notes by notice to Towers Watson may declare the principal of and accrued but unpaid interest on all the Towers Watson Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Towers Watson occurs, the principal of and interest on all the Towers Watson Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of outstanding Towers Watson Notes may rescind any such declaration and its consequences.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of outstanding Towers Watson Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

Amendments and Waivers

The Towers Watson Notes Indenture may be amended by Towers Watson and the Trustee without notice to or the consent of any holder in the following circumstances:

•	To cure any ambiguity, omission, mistake, defect or inconsistency;
•

To provide for the assumption of the Towers Watson’s obligations to holders in the case of a merger, consolidation or sale of assets in accordance with “Description of the Towers Watson Notes — Merger, Consolidation or Sale of All or Substantially All Assets” above;

•

To make any change that would provide any additional rights or benefits to the holders or that, as determined by the board of directors of Towers Watson in good faith, does not materially adversely affect the legal rights of any such holder under the Towers Watson Notes Indenture or the Towers Watson Notes;

•	To comply with requirements of the SEC in order to effect or maintain the qualification of the Towers Watson Notes Indenture under the TIA; and
•	To evidence and provide for the acceptance and appointment under the Towers Watson Notes Indenture of a successor Trustee.

Subject to certain exceptions, the Towers Watson Notes Indenture may also be amended with the consent of the holders of a majority in aggregate principal amount of the Towers Watson Notes then outstanding and any existing default or compliance with any provisions of the Towers Watson Notes Indenture or the Towers Watson Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding Towers Watson Notes. However, without the consent of each holder of an outstanding Towers Watson Note affected, no amendment may, among other things:

•	Reduce the amount of Towers Watson Notes whose holders must consent to an amendment;
•	Reduce the principal of or change the fixed maturity of any Towers Watson Note;
•	Reduce the rate of or change the time for payment of interest on any Towers Watson Note;
•

Waive an Event of Default in the payment of principal or interest on the Towers Watson Notes (except for a rescission of acceleration and a waiver of the payment default that resulted from such acceleration as permitted under the second paragraph of “ Description of the Towers Watson Notes — Defaults” above);

•	Make any Towers Watson Note payable in money other than United States dollars;
•

Impair the right of any holder to receive payment of principal of and interest on such holder’s Towers Watson Notes on or after the maturity date or to institute suit for the enforcement of any payment on or with respect to such holder’s Towers Watson Notes; or

•	Make any change in the amendment and waiver provisions that require each holder’s consent.

Satisfaction and Discharge

Towers Watson may discharge its obligations under the Towers Watson Notes (except for those surviving obligations specifically set forth in the Towers Watson Notes Indenture) when:

•	Either (1) all the Towers Watson Notes have been delivered to the Trustee for cancellation or (2) the Towers Watson Notes not delivered to the Trustee for cancellation have become due and payable or an irrevocable notice of redemption with respect to all Towers Watson Notes has been sent by Towers Watson in accordance with the Towers Watson Notes Indenture and Towers Watson has irrevocably deposited in trust with the Trustee solely for the benefit of the holders’ money, government notes or a combination thereof, in an amount sufficient to pay and discharge the entire debt on such Towers Watson Notes; and

•	Towers Watson has paid or caused to be paid all sums payable under the Towers Watson Notes Indenture by Towers Watson.

Concerning the Trustee

Wilmington Trust FSB will be the Trustee under the Towers Watson Notes Indenture and has been appointed by Towers Watson as registrar and a paying agent with regard to the Towers Watson Notes.

Governing Law

The Towers Watson Notes Indenture will provide that it and the Towers Watson Notes will be governed by, and construed in accordance with, the laws of the State of New York.

COMPARISON OF THE RIGHTS OF TOWERS PERRIN, WATSON WYATT AND TOWERS WATSON STOCKHOLDERS

Towers Perrin is organized under the laws of the Commonwealth of Pennsylvania, while Watson Wyatt and Towers Watson are organized under the laws of the State of Delaware. The differences, therefore, in the rights of holders of capital stock in Towers Perrin, Watson Wyatt and Towers Watson arise from the differences in their respective certificates/articles of incorporation and bylaws, each as amended or restated to date, as well as differences under state law. Upon completion of the merger, holders of Towers Perrin capital stock and holders of Watson Wyatt capital stock will become holders of Towers Watson capital stock and their rights will be governed by Delaware law and Towers Watson’s certificate of incorporation and bylaws, which will each be amended and restated in connection with the merger.

The following discussion summarizes the material differences between the rights of Towers Perrin shareholders, Watson Wyatt stockholders and Towers Watson stockholders. This section does not include a complete description of all the differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. The discussion in this section of the rights of Towers Watson stockholders is based on the amended and restated Towers Watson certificate of incorporation and bylaws to be in effect as of the effective time. All Towers Perrin shareholders and Watson Wyatt stockholders are urged to read carefully the relevant provisions of Pennsylvania law or Delaware law, respectively, as well as the certificates/articles of incorporation and bylaws of each of Towers Watson, Towers Perrin, Watson Wyatt and Towers Watson.

CORPORATE GOVERNANCE

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s articles of incorporation, bylaws and the PBCL govern the rights of holders of Towers Perrin common stock.	Watson Wyatt’s certificate of incorporation, bylaws and the DGCL govern the rights of holders of Watson Wyatt common stock.	Towers Watson’s certificate of incorporation, bylaws and the DGCL govern the rights of holders of Towers Watson common stock.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin is authorized to issue up to 350,000 shares of common stock, par value $0.50 per share. As of October 30, 2009, there were 70,209.60 shares of Towers Perrin common stock issued and outstanding, and 23,905.27 were held in treasury. Towers Perrin is not authorized to issue shares of preferred stock.

Common Stock. Watson Wyatt is authorized to issue up to 99,000,000 shares of Class A common stock, with a par value of $0.01 per share. As of October 29, 2009 there were 42,358,763 shares of Watson Wyatt Class A common stock issued and outstanding, and 1,285,165 were held in treasury.

Preferred Stock. Watson Wyatt is authorized to issue up to 1,000,000 shares of preferred stock, with no par value per share. No shares of Watson Wyatt preferred stock are issued and outstanding.

Towers Watson has the authority to issue an aggregate of 416,100,000 shares, of which (1) 414,000,000 are shares of Towers Watson voting common stock, $0.01 par value, (2) 2,000,000 are shares of preferred stock, $0.01 par value and (3) 100,000 are shares of Class F stock, no par value.

Towers Watson’s voting common stock is divided into the following classes and subclasses: (1) Class A common stock, 300,000,000 shares authorized, (2) Class B common stock, 93,500,000 authorized, divided into four subclasses, as follows: (a) Class B-1 common stock, 31,000,000 shares authorized, (b) Class B-2 common stock, 25,000,000 shares authorized, (c) Class B-3 common stock, 25,000,000 shares authorized, (d) Class B-4 common stock, 12,500,000 shares authorized, (3) Class R common stock, 13,500,000 shares authorized, and (4) Class S common stock, 7,000,000 shares authorized.

Currently, Towers Watson has 200 shares of common stock issued and outstanding.

VOTING RIGHTS OF STOCKHOLDERS / ACTION BY WRITTEN CONSENT

Towers Perrin	Watson Wyatt	Towers Watson

Voting Rights: Shareholders are entitled to one vote for each share of Towers Perrin common stock.

Action by Written Consent. Towers Perrin’s bylaws provide that any action that may be taken at a shareholders’ meeting may be taken without a meeting if consents in writing setting forth the action so taken are signed by the shareholders who would have been entitled to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

Voting Rights. Stockholders are entitled to one vote for each share of Watson Wyatt common stock.

Action by Written Consent. Under Delaware law, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may also be taken by written consent of the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on such action were present and voted, provided that all necessary consents are given within 60 days of the first consent. Watson Wyatt’s certificate of incorporation does not prohibit stockholders from taking action by written consent.

Voting Rights. Stockholders are entitled to one vote for each share of Towers Watson common stock.

Action by Written Consent. Under Delaware law, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may also be taken by written consent of the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on such action were present and voted, provided that all necessary consents are given within 60 days of the first consent. Towers Watson’s certificate of incorporation expressly prohibits stockholders from taking action by written consent, except that the holders of any series of preferred stock of Towers Watson will be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

VOTING ON EXTRAORDINARY TRANSACTIONS

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, a merger or consolidation of a corporation, share exchange in which a corporation is the exchanging corporation, sale or other disposition of all or substantially all of a corporation’s assets or a dissolution of a corporation is approved upon receiving the affirmative vote of the majority of both the members of the board of directors present and voting at a meeting at which a quorum is present and of the votes cast by all the shareholders entitled to vote on the transaction present and voting at a meeting at which a quorum is present.

Towers Perrin’s bylaws provide that the approval of the holders of two-thirds of the outstanding shares of Towers Perrin is required to amend Article VI of the bylaws, which article deals with stock ownership and related transfer restrictions. Consequently, Towers Perrin agreed in the merger agreement that the merger must receive the approval of the owners of two-thirds of the outstanding shares of Towers Perrin.

Under the DGCL, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation (except in certain circumstances) with another corporation or a dissolution of a corporation generally requires the affirmative vote of the board of directors and the holders of a majority of the voting power of the outstanding common stock entitled to vote on the transaction.

ANNUAL MEETINGS OF STOCKHOLDERS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that annual meetings for the election of directors and for other business are to be held at least once each calendar year on such date and at such time as may be fixed by or at the direction of the board of directors.	Watson Wyatt’s bylaws provide that annual meetings for the election of directors shall be held at such date, time and place designated by the board from time to time.	Towers Watson’s bylaws provide that annual meetings for the election of directors shall be held at such date, time and place designated by the board from time to time; provided that the board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL.

Under the DGCL, if there is a failure to hold an annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for 30 days after the date designated for the meeting, or if no annual meeting date has been designated, for a period of 13 months after the corporation’s last annual meeting or in the last action by written consent to elect directors in lieu of an annual meeting, as the case may be, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

SPECIAL MEETINGS OF STOCKHOLDERS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that special shareholders’ meetings may be called at any time by the President, the board of directors, or the holders of at least one-fifth of all of the outstanding shares of stock of Towers Perrin entitled to vote at the meeting.

The DGCL provides that special meetings of stockholders may be called by the board of directors or other persons as may be authorized by the certificate of incorporation or bylaws.

Watson Wyatt’s certificate of incorporation and bylaws provide that the president or the board of directors, pursuant to a resolution adopted by the majority of the directors, may call a special meeting of the stockholders.

The DGCL provides that special meetings of stockholders may be called by the board of directors or other persons as may be authorized by the certificate of incorporation or bylaws.

Towers Watson’s certificate of incorporation and bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders may be called by the Chief Executive Officer, the President or the board of directors pursuant to resolution adopted by the board of directors.

NOTICE OF MEETINGS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that (1) except as may otherwise be provided by law, the Towers Perrin shareholders are entitled to receive notice of all meetings of the shareholders, and (2) written notice of the time and place and of the general nature of the business to be transacted at each special meeting shall be given to each shareholder entitled to vote at the meeting at least five days before the meeting date.	Watson Wyatt’s bylaws provide that whenever stockholders are required to take any action at a meeting, written notice of the meeting must be given, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose for which the meeting is called. Unless otherwise required by law, the written notice must be given no less than 10 and no more than 60 days before the date of such meeting.	Towers Watson’s bylaws provide that whenever stockholders are required to take any action at a meeting, a notice of the meeting must be given, stating the place, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by the DGCL or Towers Watson’s certificate of incorporation, the notice of any stockholder meeting must be given no less than 10 and no more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided in the bylaws.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that a shareholder of record at the time of giving notice and at the time of the annual meeting who is entitled to vote and who complies with the notice procedures may submit one proposal to the Nominating Committee of Towers Perrin’s board of directors for consideration for discussion at the annual meeting. To be timely, a shareholder’s notice must be delivered in writing to the Secretary at the principal executive offices of Towers Perrin on or before October 1 of the year immediately preceding the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date.

Watson Wyatt’s bylaws set forth the procedures by which a stockholder may properly bring proposals and director nominations before a meeting of stockholder. The stockholder must give advance written notice, in proper form, to the secretary of Watson Wyatt:

•        In the case of proposals and director nominations at an annual meeting, not fewer than 120 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 40 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received not later than close of business on the later of 120 calendar days before the annual meeting or the 10th day following the day on which public announcement of the annual meeting is first made; or

•        In the case of a special meeting at which directors are to be elected, written notice of director nominations must be given not later than close of business on the later of 120 calendar days before the special meeting or the 10th day following the day on which public announcement of the special meeting is first made.

Towers Watson’s bylaws set forth the procedures by which a stockholder may properly bring proposals and director nominations before a meeting of stockholders. The stockholder must give advance written notice, in proper form, to the secretary of Towers Watson:

•        In the case of proposals and director nominations at an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however that if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement of the date of such meeting is first made; or

•        In the case of a special meeting at which directors are to be elected, notice of director nominations must be received by the secretary not later than close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the special meeting is first made.

AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION

Towers Perrin	Watson Wyatt	Towers Watson

Under Pennsylvania law, amendments to a corporation’s articles of incorporation must be approved by a resolution of the board of directors (or be proposed by petition of shareholders holding at least 10% of the outstanding shares, in which case approval by the board of directors is not required) and by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. If an amendment would make any changes in the preferences, limitations or special rights of the shares of a class adverse to the class, authorize a new class having a preference as to dividends or assets which are senior to the shares of a class, increase the number of authorized shares of any class having a preference as to dividends or assets which are senior in any respect to the shares of a class or make the outstanding shares of a class redeemable by a method that is not pro rata, by lot or otherwise equitable, a majority of the votes cast by shares of that class must also approve the amendment.

Towers Perrin’s articles of incorporation do not contain any provisions that require a super-majority vote of shareholders to amend or repeal particular sections of such articles.

The DGCL requires the approval of the board of directors and holders of a majority of the voting power of the outstanding stock to amend the certificate of incorporation. In addition, the DGCL requires the affirmative vote of the holders of the outstanding shares of a class of stock, voting as a separate class, in the event the amendment would alter or change the powers, preferences or special rights of the class so as to affect them adversely; provided that the certificate of incorporation expressly requires the affirmative vote of the holders of at least 67% of the voting power of all outstanding stock in order to amend the provisions of the certificate of incorporation relating to the denial of the stockholder right to action by written consent and the power to call special meetings of stockholders.

AMENDMENTS TO BYLAWS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that the bylaws may be amended at any regular or special meeting of the board of directors by the vote of a majority of all the directors in office or at any annual or special meeting of shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote.

Notwithstanding the foregoing, Towers Perrin’s bylaws provide that the approval in writing of the holders of two-thirds of the outstanding shares of Towers Perrin is required to amend Article VI of the bylaws, which article deals with stock ownership, related transfer restrictions and non-solicitation.

Watson Wyatt’s certificate of incorporation and bylaws provide that the board of directors may adopt, amend or repeal Watson Wyatt’s bylaws.

Watson Wyatt’s bylaws also permit its stockholders to adopt, amend or repeal the bylaws upon the vote of the holders of 67% of the voting power of common stock entitled to vote generally in an election of the directors.

Towers Watson’s certificate of incorporation and bylaws provide that the board of directors may adopt, amend or repeal Towers Watson’s bylaws.

Towers Watson’s bylaws also permit its shareholders to adopt, amend or repeal the bylaws upon the vote of the holders of at least 67% of the voting power of the common stock entitled to vote generally in an election of the directors.

OWNERSHIP, TRANSFER AND RELATED PROVISIONS

Towers Perrin	Watson Wyatt	Towers Watson

Article VI of Towers Perrin’s bylaws contains various provisions requiring a shareholder that ceases to be a Towers Perrin employee (whether because of retirement, death, termination of employment, or otherwise) to sell such common shares back to Towers Perrin for a consideration per share equal to the redemption value per share, which payment will be made by Towers Perrin pursuant to a specified payment plan over time. In general, the redemption value per share is defined as the shareholder investment on the preceding December 31st, as reflected in Towers Perrin’s audited financial statements, less the liquidation value of preferred shares then outstanding (and subject to certain pension related adjustments), divided by the number of common shares (net of treasury shares) then outstanding.

In the event that a shareholder for any reason ceases to own Towers Perrin stock, such shareholder covenants that it will not, without the express written approval of Towers Perrin, during the two year period beginning on the date such shareholder ceased to be a shareholder, (1) directly or indirectly perform services for, solicit business from, or participate in client relationship management activities with respect to any client that Towers Perrin or an affiliated entity does business with and which such employee performed services for, solicited business from or participated in client relationship management activities, or (2) encourage, solicit or induce any employee to leave Towers Perrin or any of its affiliates, or solicit for employment, employ or engage the services of any employee of Towers Perrin or any of its affiliates, or assist any person, company or entity to engage in any such conduct.

All shares of Watson Wyatt Class A common stock are freely transferable, subject to restrictions under applicable securities laws and any restrictions pursuant to agreements with individual stockholders. Moreover, shares of Watson Wyatt Class A common stock are not redeemable by Watson Wyatt, and are not convertible into any other security.

All shares of Towers Watson Class A common stock are freely transferable, subject to restrictions under applicable securities laws and any restrictions pursuant to agreements with individual shareholders, including the contractual restrictions that will apply to Towers Watson restricted Class A common stock issued in the merger to holders of Towers Perrin RSUs. Shares of Towers Watson Class A common stock are not redeemable by Towers Watson, and are not convertible into any other security.

As noted elsewhere in this document, there are various redemption, conversion, vesting, forfeiture, transfer and reallocation provisions and restrictions applicable to the other classes and subclasses of Towers Watson common stock and Towers Watson Notes, as the case may be. For a complete description of these provisions, see “The Merger Agreement — Vesting, Forfeiture, Transfer and Reallocation Provisions” and “The Merger Agreement — The Class R and Class S Elections”.

RIGHT TO DIVIDENDS

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s articles of incorporation provide that holders of Towers Perrin common stock are entitled to receive, when and as declared by Towers Perrin’s board of directors from funds legally available for the payment of dividends, such dividends as may be declared from time to time by the board of directors.	Watson Wyatt’s certificate of incorporation provides that, subject to the rights of holders of Watson Wyatt preferred stock, holders of Watson Wyatt Class A common stock are entitled to receive, when and as declared by the board of directors from assets or legally available funds for the payment of dividends, dividends as may be declared from time to time by the board of directors. Such holders will share equally on a per share basis in all such dividends.	Towers Watson’s certificate of incorporation provides that, subject to the rights of holders of Towers Watson preferred stock, holders of Towers Watson common stock are entitled to receive, when and as declared by the board of directors from assets or legally available funds for the payment of dividends, dividends as may be declared from time to time by the board of directors. Such holders will share equally on a per share basis in all such dividends.

APPRAISAL RIGHTS

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, the Towers Perrin shareholders are entitled to dissent from approval of the merger and demand payment of the fair value of their shares of Towers Perrin common stock in accordance with the procedures under Subchapter 15D of the PBCL.

Under the DGCL, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares in compliance with procedures set forth in the “appraisal rights” provisions of the DGCL. However, unless a corporation’s certificate of incorporation otherwise provides, the DGCL states that stockholders do not have appraisal rights in connection with a merger or consolidation with respect to shares:

•        Listed on a national securities exchange or held of record by more than 2,000 holders; and

•        For which, under the plan of merger or consolidation, stockholders will receive only (1) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (2) shares of stock or depository receipts of the surviving corporation in the merger or consolidation, (3) cash in lieu of fractional shares or (4) any combination of the foregoing.

In addition, the DGCL provides that, unless a corporation’s certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the vote of the surviving corporation’s stockholders was not required to approve the merger.

	Watson Wyatt’s certificate of incorporation does not contain any provisions with respect to appraisal rights; as a result, Watson Wyatt stockholders are not entitled to appraisal rights in connection with the merger.	Towers Watson’s certificate of incorporation does not contain any provisions with respect to appraisal rights.

PREEMPTIVE RIGHTS

Towers Perrin	Watson Wyatt	Towers Watson

The holders of Towers Perrin common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Towers Perrin before such securities are offered to others.	Watson Wyatt’s certificate of incorporation provides that no holder of any class of Watson Wyatt stock has any preemptive right to subscribe for any shares of any class of stock of Watson Wyatt or to any obligation convertible into stock of Watson Wyatt, other than such rights, if any, as the board of directors in its discretion from time to time determines.	Towers Watson’s certificate of incorporation provides that no holder of stock of any class of Towers Watson has any preemptive right to subscribe for any shares of any class of stock of Towers Watson or to any obligation convertible into stock of Towers Watson, other than such rights, if any, as the board of directors in its discretion from time to time determines.

SHAREHOLDER SUITS

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, shareholders may bring derivative actions on behalf of the corporation to enforce the duties of the corporation’s directors.	The DGCL provides that, upon compliance with certain requirements, a stockholder may institute a derivative action asserting a claim belonging to the corporation against those liable to it for which it has refused to sue.

RIGHTS OF INSPECTION

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, shareholders have the right, for any proper purpose, to examine during usual business hours the share register, books and records of account and records of the proceedings of the shareholders and directors, and to make copies or extracts of such documents. Any shareholders desiring to make such an inspection must provide a verified written demand to do so and must state the reason for the inspection.	Under the DGCL, any stockholder has the right during usual hours of business to inspect for any proper purpose, and to make copies and extracts from the corporation’s stock ledger, its stockholder list and its other books and records. A stockholder desiring to make such an inspection must provide a written demand to do so under oath and must state the reason for the inspection.

BOARD OF DIRECTORS

Size of Board of Directors

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that the number of directors may be prescribed from time to time by the board of directors, but shall not be less than three.

Currently, the board of directors has 13 members.

Watson Wyatt’s bylaws provide that the number of directors may be fixed from time to time by resolution of a majority of the members of the board of directors, provided that the number of directors is not less than seven nor more than 25.

Currently, the board of directors has seven members.

Towers Watson’s bylaws provide that the number of directors may be fixed from time to time by resolution of a majority of the members of the board of directors, provided that the number of directors is not less than five nor more than 15.

Currently, the board of directors has two members.

Immediately following the merger, the board of directors will consist of 12 members, of whom six will be designated by Towers Perrin and six will be designated by Watson Wyatt.

Classes of Directors and Other Qualifications

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s articles of incorporation provide for a classified board of directors, dividing the board of directors into four classes. One class from among Class I, Class II and Class III is elected each year, with each director elected for a term of three years. The Class IV director is the Chief Executive Officer of Towers Perrin and serves for a term of five years or until the Class IV director is no longer Chief Executive Officer of Towers Perrin.

Towers Perrin’s bylaws provide that a director must be an employee of Towers Perrin or an affiliate of Towers Perrin, and a director who ceases to be an employee of Towers Perrin or any of its affiliates will be disqualified.

	Watson Wyatt has only one class of directors, which is elected annually. There is no requirement for Watson Wyatt directors to be employees of Watson Wyatt.	Towers Watson has only one class of directors, which is elected annually. There is no requirement for Towers Watson directors to be employees of Towers Watson.

Elections

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s articles of incorporation provide that director candidates receiving the highest number of votes will be elected, provided, however, if votes representing a majority of the outstanding shares that are entitled to vote in elections of directors are cast against the election of any candidate (other than the Class IV director), such candidate will not be elected and a vacancy will be created.

Towers Perrin’s articles of incorporation also provide that shareholders are not entitled to cumulate their votes in the election of directors.

Watson Wyatt’s bylaws provide that each director is elected by the majority of votes cast at any stockholder meeting for the election of directors at which a quorum is present; provided, that if as of a date that is five business days before the filing of Watson Wyatt’s definitive proxy statement with the SEC the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the shares represented at any such meeting and entitled to vote on the election of directors.

Furthermore, under Watson Wyatt’s Corporate Governance Guidelines, any nominee for director who fails to receive more “FOR” votes than “AGAINST” votes in an uncontested election is required to submit his or her resignation to Watson Wyatt’s Nominating and Governance Committee, which will recommend to the board of directors whether to accept the tendered resignation or reject it.

Stockholders are not entitled to cumulative voting rights in the election of directors.

Towers Watson’s bylaws provide that directors are elected by a majority of all of the outstanding stock entitled to vote in director elections under Towers Watson’s bylaws; provided, that if as of a date that is five business days before the filing of Towers Watson’s definitive proxy statement with the SEC the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the shares represented at any such meeting and entitled to vote on the election of directors.

However, under Towers Watson’s Governance Guidelines, any nominee for director who fails to receive more “FOR” votes than “AGAINST” votes in an uncontested election is required to submit his or her resignation to the Nominating and Governance Committee, which will recommend to the board of directors whether to accept the tendered resignation or reject it.

Stockholders are not entitled to cumulative voting rights in the election of directors.

Removal

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, because the board of directors is classified, directors may be removed only for cause.	Watson Wyatt’s certificate of incorporation provides that any director may be removed, with or without cause, by the holders of not less than 67% of the voting power of the shares then entitled to vote at an election of directors.	Towers Watson’s certificate of incorporation provides that any director may be removed, with or without cause, by the holders of not less than 67% of the voting power of the shares then entitled to vote at an election of directors.

Vacancies

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that any vacancy, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining directors, even if less than a quorum.

Towers Perrin’s articles of incorporation also provide that in the event a vacancy arises as a result of a majority of the outstanding shares casting votes against the election of a candidate, then such vacancy may be filled, with certain limitations, until the next annual shareholders’ meeting by a majority vote of the remaining directors in office, even though less than a quorum.

Watson Wyatt’s certificate of incorporation and bylaws provide that vacancies on the board of directors occurring for any reason (other than vacancies which the holders of a class or series of stock are entitled by the certificate of incorporation to fill) shall be filled only by an affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director.

The term of any director elected to fill a vacancy occurring between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified.

Towers Watson’s certificate of incorporation and bylaws provide that, subject to the rights of holders of any one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies which the holders of any class or classes of stock or series of stock are entitled by the certificate of incorporation to fill) shall, unless otherwise required by resolution of the board of directors, be filled by, and only by, the board of directors pursuant to a resolution adopted by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

The term of any director elected to fill a vacancy shall hold office until the next election of directors and until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal.

Meetings

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that the board of directors will meet at least three times a year at such place as the board may from time to time determine. In addition, Towers Perrin’s bylaws provide that meetings of the board of directors may be called by the President or Secretary, and the Secretary will call a meeting upon the written request of any two directors. At least five days’ written notice of every meeting will be given to each director.	Watson Wyatt’s bylaws provide that special meetings of the board of directors may be called at any time by the chairman of the board of directors, the president or upon the written request of a majority of the members of the board of directors.	Towers Watson’s bylaws provide that special meetings of the board of directors may be called at any time by the chairman or deputy chairman of the board of directors, or upon the consent in writing or by electronic transmission of a majority of the members of the board of directors.

Action by Written Consent

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that any action that may be taken at a meeting of the Towers Perrin board of directors may be taken without a meeting if a consent or consents, in writing, setting forth the action so taken is signed by all of the directors.

Unless otherwise restricted by the certificate of incorporation or bylaws, under the DGCL, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent in writing, or by electronic transmission, with such writing or electronic transmission filed with the minutes of proceedings of the board of directors.

Neither Watson Wyatt’s nor Towers Watson’s certificate of incorporation and bylaws restrict action by written consent of the board of directors.

Director Liability and Indemnification

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin’s bylaws provide that Towers Perrin will indemnify any person who is made a party to any legal action because he is or was a director or officer of Towers Perrin or its affiliates (or serving at the request of the foregoing at another enterprise) against all judgments and amounts paid in connection with such legal action, whether or not the legal action is brought by or in the right of Towers Perrin, to the extent that the power to indemnify such person is not prohibited by law and to the extent such person is not insured or otherwise indemnified. No person, however, will be indemnified against liabilities resulting from self-dealing, willful misconduct or recklessness. In addition, expenses incurred by such indemnified person will be paid by Towers Perrin in advance of the final disposition of an action, claim or proceeding upon receipt of an undertaking from such person to repay the advance if it is later determined that the person is not entitled to indemnification. The obligations to indemnify and advance expenses are considered a contractual arrangement between Towers Perrin and each indemnified person.

Towers Perrin’s bylaws provide that no director will be personally liable for monetary damages for any act or failure to act unless (1) the director has breached or failed to perform the duties of a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The limitation of liability does not apply to liabilities under criminal statutes or for the payment of taxes.

Generally, the DGCL permits a corporation to indemnify certain persons made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason or cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, a person may only be indemnified against expenses and not judgments, fines or amounts paid in settlement and no indemnification may be made in respect of any matter as to which that person was found liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

Watson Wyatt’s certificate of incorporation provides that a director will not be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Watson Wyatt’s bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law.

Towers Watson’s certificate of incorporation provides that a director will not be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Towers Watson’s certificate of incorporation and bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law.

DUTIES OF DIRECTORS

Towers Perrin	Watson Wyatt	Towers Watson

Under the PBCL, a corporation’s directors have a duty to act in good faith in a manner which they reasonably believe to be in the best interests of the corporation. In discharging that responsibility, directors owe a duty of care and a duty of loyalty to the corporation.

Under the PBCL, in considering the best interests of the corporation, directors may consider to the extent they deem appropriate, the effects of any action on all groups affected, including without limitation, shareholders, employees, customers, creditors, and communities, and the short-term and long-term interests of the corporation.

Under the PBCL, directors are required to act with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under such circumstances.

Directors are required to exercise an informed business judgment in the performance of their duties. To do so, directors must have informed themselves of all material information reasonably available to them.

Directors of corporations incorporated under Delaware law have fiduciary obligations to the corporation and its stockholders. These fiduciary obligations require the directors to act in accordance with the so called duties of “due care” and “loyalty.” Under Delaware law, the duty of care requires that the directors act in good faith, in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty requires a director to act in good faith in a manner reasonably believed to be in the best interests of the corporation and its stockholders and not in their own interests.

STATE ANTI-TAKEOVER STATUTES

Towers Perrin	Watson Wyatt	Towers Watson

Towers Perrin is not subject to the “anti-takeover” provisions in the PBCL, which only apply to corporations subject to the reporting requirements of the Exchange Act.

The DGCL generally provides that a Delaware corporation may not engage in any “business combination” with an “interested shareholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•        prior to that time the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether the shares held subject to the employee stock plan will be tendered in a tender offer or exchange offer; or

•        at or subsequent to that time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the voting power of the outstanding voting stock that is not owned by the interested stockholder.

An “interested stockholder” generally means any person that:

•        Is the owner of 15% or more of the voting power of the outstanding voting stock of the corporation and such person’s affiliates and associates; or

•        Is an affiliate or associate of the corporation and was the owner of 15% or more of the voting power of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether this person is an interested stockholder, and the affiliates and associates of this person.

The term “business combination” is defined to include a wide variety of transactions, including mergers, consolidations, sales or other dispositions of 10% or more of a corporation’s assets and various other transactions that may benefit an interested stockholder.

A corporation can expressly elect not to be governed by the DGCL’s business combination provisions in its certificate of incorporation or bylaws, but neither Watson Wyatt nor Towers Watson has made such election.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements for the Holding Company give effect to the merger as if it occurred as of June 30, 2009, for purposes of the pro forma condensed combined balance sheet, and as of July 1, 2008 for purposes of the pro forma condensed combined statement of operations. The pro forma condensed combined balance sheet combines Watson Wyatt’s historical audited consolidated balance sheet as of June 30, 2009 with Towers Perrin’s historical unaudited consolidated balance sheet as of June 30, 2009. The pro forma condensed combined statement of operations combines Watson Wyatt’s historical audited consolidated statement of operations for the fiscal year ended June 30, 2009 with Towers Perrin’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2009. Watson Wyatt’s fiscal year ends on June 30 while Towers Perrin’s fiscal year ends on December 31. Towers Perrin’s financial information has been recast to conform with Watson Wyatt’s fiscal year end. Towers Perrin’s historical statement of operations for the twelve months ended June 30, 2009 was derived by subtracting (1) Towers Perrin’s unaudited interim consolidated statement of operations for the six months ended June 30, 2008, included in this document, from (2) Towers Perrin’s audited consolidated statement of operations for the twelve months ended December 31, 2008, included in this document, and adding (3) Towers Perrin’s unaudited interim consolidated statement of operations for the six months ended June 30, 2009, included in this document. The unaudited pro forma condensed combined financial statements should be read together with the respective historical financial statements and related notes and sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Towers Perrin included elsewhere in this document and of Watson Wyatt incorporated by reference in this document.

The unaudited pro forma condensed combined financial statements give effect to:

•	The merger, including related merger consideration;
•	Adjustments made to record the assets and liabilities of Towers Perrin at their estimated fair values;
•	Reclassifications made to conform Towers Perrin’s historical financial statements to Watson Wyatt’s historical financial statement presentation; and
•	The consolidation of Professional Consultants Insurance Company, Inc., which we refer to as “PCIC”.

Towers Perrin is a private, employee-owned corporation. As a result, Towers Perrin’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2009 does not reflect the level of net income that Towers Perrin expects to contribute to Towers Watson, as a public company.

We believe Towers Watson will be one of the world’s leading professional services firms, well positioned for sustained growth and profitability across diversified geographies and business segments. The revenue growth that we expect Towers Watson to achieve from strengthening core services and expanding the existing portfolio of services is not reflected in the unaudited pro forma condensed combined financial statements. In addition, we anticipate that the proposed transaction will provide Towers Watson with financial benefits that include operational cost savings. The unaudited pro forma condensed combined financial statements have not been adjusted to give effect to any such benefits or the anticipated costs to achieve these benefits. Anticipated pretax annual operational cost savings include approximately $80 million due to management headcount reductions and general and administrative savings with full realization of these savings expected to take three years to achieve. One-time severance and information technology integration costs are expected to total approximately $80 million. We also expect to incur additional charges as a result of integration. This estimate of one-time costs does not include other expected costs, such as rebranding costs, lease termination costs, facilities consolidation costs, tax restructuring, potential pension plan curtailment costs, potential increases in reserves associated with the restructuring of professional liability insurance and other integration costs.

In addition, the unaudited pro forma condensed combined financial statements do not reflect the following items:

•

An estimated $116 million reduction in annual aggregate Towers Perrin bonus payments to reflect compensation levels appropriate for Towers Watson as a public company. Compensation expense recorded by Towers Perrin and included in salaries and employee benefits expense has historically reflected its private company structure, where the substantial majority of profits are paid to employees, including principals, each year. The $116 million reduction in bonus was determined by applying a methodology comparable to Watson Wyatt’s historical bonus practices to Towers Perrin’s financial results for the 12-month period ended June 30, 2009.

•

Estimated annual savings of $41 million in compensation, benefits and other direct costs expected to result from the retirement of Class R eligible participants as of the effective time (these savings are not included in the estimated $80 million in annual operational costs savings or the estimated $116 million in bonus savings described above).

•

No adjustment has been made to the historical statement of operations for Towers Perrin to remove additional income tax expense of $19.4 million related to the incorporation of its Netherlands branch in the fourth calendar quarter of 2008.

Pro forma earnings per share, in addition to excluding the financial benefits and reduced operating expenses mentioned above, will reflect the impact of significant non-cash, non-recurring expenses resulting from the merger, including compensation expense incurred as a result of the issuance of Towers Watson restricted Class A common stock to Towers Perrin RSU holders and the incremental amortization of acquired intangible assets.

Although the business combination of Towers Perrin and Watson Wyatt is a “merger of equals,” generally accepted accounting principles require that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the available evidence. Watson Wyatt is the acquiring entity for accounting purposes and the merger will be accounted for under the acquisition method of accounting.

For purposes of these unaudited pro forma condensed combined financial statements, we have made preliminary allocations of the estimated merger consideration to Towers Perrin’s tangible and intangible assets acquired and liabilities assumed based on preliminary estimates of their fair values as of June 30, 2009, as described in the accompanying notes. These preliminary allocations are based on available public information and preliminary estimates and assumptions, which are subject to change.

A final determination of the fair values of Towers Perrin’s assets and liabilities will be made after closing based on the net tangible and intangible assets of Towers Perrin as of the closing date. Amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those used in these pro forma condensed combined financial statements and could result in a material change in the amortization of acquired intangible assets. After the merger, Towers Watson will finalize and implement an integration plan that may affect how the assets acquired, including intangibles, will be utilized. If assets in the combined company are phased out or no longer used, additional amortization, depreciation and/or impairment charges would be recorded.

In addition, the actual amounts recorded to allocate the merger consideration as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of various factors, including:

•	Changes in the trading price of Watson Wyatt’s common stock;
•	The timing of the merger’s completion;
•	Changes in the number of shares of Towers Watson Class R common stock (and Class S common stock issued in the merger, if any) all of which will be redeemed on the first business day following the effective time and which will vary depending on the overall number of shares that the Class R Participants designate to be converted into shares of Towers Watson Class R common stock;
•	Determination of the fair market value of Towers Perrin’s assets and liabilities that differs from the preliminary assessment; and
•	Changes in Towers Perrin’s net assets that occur prior to closing.

The following unaudited pro forma condensed combined financial statements are provided for informational purposes only. They do not purport to represent what Towers Watson’s results of operation and financial position would have been had the merger been completed as of the dates indicated and do not purport to be indicative of the results of operation or financial position that Towers Watson may achieve in the future.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended June 30, 2009

	Historical			Pro Forma Adjustments
	Watson Wyatt	Towers Perrin	PCIC (Note 2)	Pro Forma Adjustments		Holding Company Pro Forma As Adjusted
	Twelve Months Ended June 30, 2009	Twelve Months Ended June 30, 2009	Twelve Months Ended March 31, 2009
	(In thousands, except per share data)

Revenue	$1,676,029	$1,586,299	$45,191	$(27,804)	(O)	$3,279,715

Costs of providing services:
Salaries and employee benefits	936,825	1,107,554	119	106,166	(F)	2,081,474
				(69,190)	(M)
Professional and subcontracted services	95,690	127,010	1,173	(10,015)	(M)	213,858
Occupancy, communications and other	183,433	68,315	–	169,217	(M)	420,965
General and administrative expenses	177,250	245,769	15,868	(11,349)	(I)	310,034
				(90,012)	(M)
				(27,492)	(O)
Depreciation and amortization	73,448	38,758	–	28,608	(D)	140,814

	1,466,646	1,587,406	17,160	95,933		3,167,145

Income (loss) from operations	209,383	(1,107)	28,031	(123,737)		112,570
Other non-operating income	13,107	18,323	–	(13,313)	(R)	18,117
Interest (expense) income, net	(756)	3,037	–	(3,086)	(G)	(6,471)
				(4,000)	(H)
				(1,666)	(L)

Income before income taxes	221,734	20,253	28,031	(145,802)		124,216
Provision for income taxes	75,276	40,223	9,752	(53,207)	(K)	72,044

Net income (loss)	$146,458	$(19,970)	$18,279	$(92,595)		$52,172

Less: Net income attributable to noncontrolling interests	$–	$–	$–	$4,961	(Q)	$4,961

Net income attributable to controlling interests	$146,458	$(19,970)	$18,279	$(97,556)		$47,211

Earnings per share:
Net income — Basic	$3.43				(T)	$0.62

Net income — Diluted	$3.42				(T)	$0.62

Weighted average shares of common stock, basic (000)	42,690				(T)	76,023

Weighted average shares of common stock, diluted (000)	42,861				(T)	76,023

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2009

	Historical			Pro Forma Adjustments
	Watson Wyatt	Towers Perrin	PCIC (Note 2)
	As of June 30, 2009	As of June 30, 2009	As of March 31, 2009	Pro Forma Adjustments			Holding Company Pro Forma As Adjusted
	(In thousands)
Assets
Cash and cash equivalents	$209,832	$459,875	$91,268	$(200,000)	(A	)	$555,975
				(5,000)	(L	)
Short-term investments	–	85	94,323				94,408
Accounts receivable	302,410	339,943	335				642,688
Other current assets	53,358	160,467	63,934	(5,994)	(I	)	271,765

Total current assets	565,600	960,370	249,860	(210,994)			1,564,836
Investment in affiliates	23,361	13,247	–	(26,505)	(N	)	10,103
Fixed assets, net	174,857	103,978	–				278,835
Goodwill	542,754	60,689	–	1,223,978	(E	)	1,827,421
Intangible assets, net	186,233	31,009	–	682,407	(C	)	899,649
Other assets	133,514	449,622	5,532	(276,484)	(K	)	248,184
				5,000	(L	)
				(69,000)	(P	)

Total Assets	$1,626,319	$1,618,915	$255,392	$1,328,402			$4,829,028

Liabilities
Accounts payable and accrued liabilities, including discretionary compensation	$337,140	$283,275	$1,769				$622,184
Notes payable to Towers Perrin shareholders	–	–	–	200,000	(A	)	200,000
Reinsurance payables	–	170,938	288	–			171,226
Other current liabilities	–	114,507	13,718	(9,995)	(O	)	150,436
	–			32,206	(I	)

Total current liabilities	337,140	568,720	15,775	222,211			1,143,846
Accrued retirement benefits	292,555	605,750	–				898,305
Other noncurrent liabilities	142,986	297,100	203,239	(69,000)	(P	)	561,118
				(13,207)	(P	)

Total Liabilities	$772,681	$1,471,570	$219,014	$140,004			$2,603,269

Mandatorily Redeemable Common Shares	$–	$264,390	$–	$(264,390)	(B	)	$–
Stockholders’ Equity
Common stock	$438		$2,958	$17,914	(A	)	$18,352
				(2,958)	(N	)
Additional paid-in capital	452,938		17,877	1,773,492	(A	)	2,163,131
				(63,299)	(J	)
				(17,877)	(N	)
Treasury stock, at cost	(63,299)		–	(400,000)	(A	)	(400,000)
				63,299	(J	)
Retained earnings	608,634		14,623	(38,200)	(I	)	575,892
				(14,160)	(K	)
				(14,623)	(N	)
				9,995	(O	)
				9,623	(S	)
Accumulated other comprehensive (loss)/income	(145,073)		920	(920)	(N	)	(145,073)
Other shareholders’ deficit	–	(117,045)		117,045	(B	)	–

Total Stockholders’ Equity	$853,638	$(117,045)	$36,378	$1,439,331			$2,212,302

Noncontrolling Interest				9,873	(Q	)	13,457
				3,584	(Q	)

Total Equity	$853,638	$(117,045)	$36,378	$1,452,788			$2,225,759

Total Liabilities, Mandatorily Redeemable Common Shares and Total Equity	$1,626,319	$1,618,915	$255,392	$1,328,402			$4,829,028

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The Holding Company is jointly owned by Towers Perrin and Watson Wyatt. Upon completion of the merger, (1) the Holding Company will change its name to Towers Watson & Co., (2) Towers Perrin and Watson Wyatt will each become a wholly-owned subsidiary of Towers Watson and (3) the current stockholders of Towers Perrin and Watson Wyatt will become stockholders of Towers Watson.

The unaudited pro forma condensed combined balance sheet as of June 30, 2009 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2009 are based on the historical financial statements of Watson Wyatt and Towers Perrin after giving effect to the merger and the assumptions and adjustments described in these notes. The pro forma condensed combined balance sheet combines Watson Wyatt’s historical audited consolidated balance sheet as at June 30, 2009 with Towers Perrin’s historical unaudited consolidated balance sheet as at June 30, 2009. The pro forma condensed combined statement of operations combines Watson Wyatt’s historical audited consolidated statement of operations for the fiscal year ended June 30, 2009 with Towers Perrin’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2009. Watson Wyatt’s fiscal year ends on June 30 and Towers Perrin’s fiscal year ends on December 31. Towers Perrin’s financial information has been recast to conform with Watson Wyatt’s fiscal year end. Towers Perrin’s historical statement of operations for the twelve months ended June 30, 2009 was derived by subtracting (1) Towers Perrin’s unaudited interim consolidated statement of operations for the six months ended June 30, 2008, included in this document, from (2) Towers Perrin’s audited consolidated statement of operations for the twelve months ended December 31, 2008, included in this document, and adding (3) Towers Perrin’s unaudited interim consolidated statement of operations for the six months ended June 30, 2009, included in this document.

As a consequence of the merger, PCIC, which is currently owned 36.43% by each of Towers Perrin and Watson Wyatt, will also be consolidated with Towers Watson for accounting purposes. This consolidation has been reflected in the pro forma financial statements. Further information regarding PCIC has been included in note 2 below.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. It does not reflect anticipated financial benefits of the merger, including expected cost savings, operational synergies or opportunities to earn additional revenue, or the costs to achieve these benefits.

2.	Professional Consultants Insurance Company, Inc.

PCIC provides professional liability insurance on a claims-made basis to Towers Perrin, Watson Wyatt and a third member firm. As of June 30, 2009, each of Towers Perrin and Watson Wyatt owned a 36.43% equity investment in PCIC. At the effective time, Towers Watson will own 72.86% of PCIC and, as the primary beneficiary of PCIC, will be required to consolidate PCIC into its consolidated financial statements. Both Towers Perrin and Watson Wyatt currently account for their respective equity interests in PCIC using the equity method of accounting on a three-month lag due to the timing of the preparation of PCIC’s financial statements. Watson Wyatt’s fiscal year ends on June 30 and PCIC’s fiscal year ends on December 31. PCIC’s financial information has been recast for the twelve months ended March 31, 2009. PCIC’s unaudited historical statement of operations for the twelve months ended March 31, 2009 was derived from PCIC’s historical audited consolidated statement of operations for the twelve months ended December 31, 2008 less PCIC’s unaudited historical statement of operations for the three months ended March 31, 2008 plus PCIC’s unaudited historical statement of operations for the three months ended March 31, 2009.

As a result of the consolidation of PCIC into Towers Watson’s financial statements, all transactions between PCIC and each of Towers Perrin and Watson Wyatt have been eliminated, including all transactions involving premium revenue, insurance expense, prepaid premium, unearned premium, equity and gain/loss on earnings of the equity method investee. In addition, in accordance with Statement of Financial Accounting Standards No. 141(R), Business Combinations (SFAS 141(R)), the acquisition of control over PCIC in conjunction with the merger is considered a “step acquisition” and Watson Wyatt must remeasure its previously held equity interest in PCIC at the acquisition-date fair value and recognize the resulting gain or loss in earnings. The gain resulting from the remeasurement of Watson Wyatt’s equity investment in PCIC is included as an adjustment to retained earnings because it will not have a continuing effect on the consolidated company’s financial statements. The minority interest attributable to the third member firm of PCIC is reflected as a separate line in total equity on the unaudited pro forma condensed combined balance sheet and the net income attributed to the non-controlling interest held by the third member firm is included in the unaudited pro forma condensed combined statement of operations.

At the effective time, the fair value of PCIC’s liabilities will be determined by calculating the present value of the actuarially estimated determined liabilities at a risk-free rate and then adjusting for solvency and risk margins. Key assumptions utilized in this valuation method are: (1) the actuarial value of the liabilities of PCIC; (2) the margin to be added to the net present value of such liabilities, which will be based on a solvency margin and a risk margin; and (3) the risk-free rate of return on capital.

3.	Conforming Year End

Towers Perrin’s financial information has been recast to conform with Watson Wyatt’s June 30 fiscal year end as follows:

	Twelve Months Ended December 31, 2008	Six Months Ended June 30, 2008	Six Months Ended December 31, 2008	Six Months Ended June 30, 2009	Twelve Months Ended June 30, 2009
	(i)	(ii)	(iii)=(i)-(ii)	(iv)	(iii) + (iv)
	(In thousands)
Revenue	$1,719,769	$892,131	$827,638	$758,661	$1,586,299

Costs of providing services:
Salaries and employee benefits	1,206,637	636,612	570,025	537,529	1,107,554
Professional and subcontracted services	122,379	59,361	63,018	63,992	127,010
Occupancy, communications and other	68,561	34,872	33,689	34,626	68,315
General and administrative expenses	255,983	123,810	132,173	113,596	245,769
Depreciation and amortization	36,986	16,592	20,394	18,364	38,758

	1,690,546	871,247	819,299	768,107	1,587,406

Income (loss) from operations	29,223	20,884	8,339	(9,446)	(1,107)
Other non-operating income	4,620	1,174	3,446	14,877	18,323
Interest income (expense), net	5,547	3,053	2,494	543	3,037

Income before income taxes	39,390	25,111	14,279	5,974	20,253
Provision for income taxes	34,450	6,107	28,343	11,880	40,223

Net income (loss)	$4,940	$19,004	$(14,064)	$(5,906)	$(19,970)

4.	Calculation of Estimated Consideration Transferred to Towers Perrin Security Holders and Preliminary Allocation of Merger Consideration to Net Assets Acquired

The merger will be accounted for under the acquisition method of accounting in accordance with SFAS 141(R). The Towers Perrin assets acquired and liabilities assumed in the merger are recognized at their acquisition-date fair values, while transaction costs and restructuring costs associated with the merger are expensed as incurred. The total merger consideration is allocated to the tangible and identifiable intangible assets and liabilities of Towers Perrin based on their estimated fair values as of the closing date. The excess of the merger consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The allocation of the estimated merger consideration is preliminary and will remain preliminary until the fair values of assets acquired and liabilities assumed are determined. The value of the securities issued as part of the merger consideration to Towers Perrin security holders will be measured using the market price of Watson Wyatt common stock on the merger’s closing date less a discount on the merger consideration calculated using the Black-Scholes Merton formula to account for the transferability restrictions on the shares issued to Towers Perrin shareholders. We expect the final determination of the merger consideration allocation will be completed as soon as practicable after closing. The final amounts allocated to assets acquired and liabilities assumed may differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

An estimate of the merger consideration to be allocated to Towers Perrin’s acquired identifiable intangible assets was based on preliminary valuations involving current assumptions and valuations. These estimates are subject to change as management refines the valuation model assumptions with respect to identifiable intangibles. The preliminary value of acquired customer related intangibles was determined using the income approach valuation model utilizing a multi-period excess earnings method. This approach determines the value of the customer related intangibles by measuring the present value of the incremental after-tax cash flows attributable to the asset after deducting related contributory asset charges. Key assumptions utilized in the valuation are the customer retention rate, discount rate, and economic growth rates. The preliminary value of trademark and trade name intangibles was determined using the income approach valuation model utilizing a relief from royalty method. This method determines what a market participant would pay to license the trademark and trade name and discounts this payment stream. The key assumption utilized in this method is the royalty rate. The preliminary value of the acquired internal-use internally developed technology was developed using the cost approach which assumes that an investor would only pay replacement or reproduction cost. The key assumptions utilized in this method are the level of effort, salary, level of personnel required, overhead and profit margin and the opportunity cost forgone to use resources to build the software. We anticipate using these same valuation methods to determine the acquisition-date fair value of Towers Perrin’s intangible assets.

As of the effective time of the merger, fixed assets are required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. At this time there is insufficient information as to the specific nature, age, condition or location of Towers Perrin’s fixed assets to make a reasonable estimate of fair value of such assets or the corresponding adjustment to depreciation and amortization. As a result, no adjustment has been made in these unaudited pro forma condensed combined financial statements to either the book value of Towers Perrin’s fixed assets or the estimated depreciation and amortization for one year following the pro forma effective date of the transaction occurred, July 1, 2008. For each $5 million fair value adjustment to fixed assets, assuming a weighted-average useful life of 5 years, depreciation expense would change by approximately $1 million. There is also insufficient information at this time as to the terms of each of Towers Perrin’s operating leases and whether these leases are favorable or unfavorable compared with the market terms of leases of the same or similar items at the effective date. An intangible asset would be recognized if the terms of an operating lease are favorable relative to market terms and a liability would be recorded if the terms are unfavorable relative to market terms. As soon as practicable after the effective time of the merger, Towers Perrin’s historical fixed assets and operating leases will be remeasured at fair value and will result in an adjustment to goodwill.

Pro forma amortization expense and useful lives of intangible assets identified in acquisition accounting are estimated. At the effective time and upon subsequent completion of the valuation process, Towers Watson may conclude that the valuation of intangible assets acquired supports different estimated useful lives and an amortization method other than the straight-line method.

The exact amount of Towers Watson common stock, Towers Watson Notes and cash to be received in the merger by former Towers Perrin security holders cannot be calculated until immediately prior to the merger’s effective time. For purposes of the unaudited pro forma condensed combined financial statements, we have assumed that:

•	There is no Class S election.
•

The total amount of cash and Towers Watson Notes available to repurchase shares of Towers Perrin common stock from the Class R Eligible Participants equals $400,000,000. The amount of cash and Towers Watson Notes actually paid to redeem Towers Watson Class R common stock may be less if the Class R election is undersubscribed; actual results will vary depending on the overall number of shares of Towers Perrin common stock designated for conversion to shares of Towers Watson Class R common stock.

•	The total outstanding shares of Towers Perrin common stock as of October 30, 2009 for purposes of calculating the Towers Perrin final exchange ratio is 70,210 shares.
•

10% of the merger consideration received by Towers Perrin security holders is in the form of Towers Watson restricted Class A common stock issued upon the conversion of Towers Perrin’s RSUs in the merger. The assumed estimated forfeiture rate of Towers Watson restricted Class A common stock in the first year following the effective time is 5% as employees that are involuntarily terminated generally will not forfeit their Towers Watson restricted Class A common stock. Any forfeited shares are held by a custodian and will be distributed to Towers Perrin shareholders after the third anniversary of the effective time.

•

Watson Wyatt’s fully diluted common stock outstanding as of October 30, 2009 was 42,600,632 shares, and Towers Watson will issue as of the effective time 42,600,632 shares of common stock (comprised of Towers Watson restricted Class A common stock, Towers Watson Class B common stock, and Towers Watson Class R stock) to Towers Perrin security holders.

•

After giving effect to the issuance and redemption of Tower Watson Class R common stock on the first business day following the effective time, Towers Watson will have issued 33,422,110 shares of common stock (comprised of Towers Watson restricted Class A stock and Towers Watson Class B common stock), $200 million in principal amount of Towers Watson Notes, and $200 million in cash to Towers Perrin security holders. In the event that the total cash and principal amount of Towers Watson Notes is greater or less than $400 million, the shares issued to Towers Perrin shareholders would increase or decrease by the dollar amount greater or less than $400 million divided by the closing price of Watson Wyatt common stock at the effective time.

The preliminary valuation of the equity consideration issued to Towers Perrin shareholders has been calculated using an estimated stock price of Watson Wyatt stock less a discount determined by the Black-Scholes Merton formula using the restriction period as the expected term and the correlating risk-free interest rate and volatility of Watson Wyatt’s stock. The discount on the equity consideration is intended to account for the impact of transferability restrictions applicable to the shares of B-1, B-2, B-3 and B-4 common stock and the shares of restricted Class A common stock issued to Towers Perrin security holders. The weighted-average expected stock price volatility was 40.26%, the weighted-average risk-free interest rate was 1.20%, the weighted-average expected life of the restricted stock was 2.4 years.

Based on these assumptions, and utilizing the closing price of Watson Wyatt common stock of $43.58 on October 30, 2009 less the average calculated discount rate of 4.47%, the total estimated merger consideration transferred to Towers Perrin security holders is calculated as $1,791,405,801.

The following table sets forth a preliminary estimate of the merger consideration received by Towers Perrin security holders based on the assumptions above:

	As of June 30, 2009
	(In thousands, except share and per share data)
Calculation of Estimated Consideration Transferred
Cash paid			$200,000
Notes payable issued to Towers Perrin shareholders			200,000
Towers Perrin common stock shares outstanding as of	70,210
Towers Perrin restricted stock units	7,801

Total shares to be converted	78,011
Common stock exchange ratio per share	546.087270117

Equivalent Holding Company shares	42,600,632
Less Class R eligible election shares	(9,178,522)

Shares of Holding Company stock to be issued		33,422,110
Assumed closing price of Watson Wyatt stock		$43.58
Average calculated discount for restrictions on stock issued to Towers Perrin security holders		4.47%

Aggregate fair value of the Holding Company common stock issued			1,391,406

Total estimated consideration transferred			$1,791,406

Estimated Tangible and Intangible Net Assets:
Current assets		$840,957
Fixed assets		103,978
Other non-current assets		115,669
Identifiable intangible assets		713,416
Deferred income taxes, net		135,289
Current liabilities		(568,720)
Other long-term liabilities		(833,850)
Goodwill		1,284,667

Total estimated tangible and intangible net assets			$1,791,406

In accordance with SFAS 141(R), the fair value of equity securities issued as part of the merger consideration will be measured using the market price of Watson Wyatt common stock on the merger’s closing date. Assuming a $1.00 change in Watson Wyatt’s closing stock price, the fair value of the estimated Towers Watson restricted Class A common stock and Towers Watson Class B common stock issued as merger consideration to Towers Perrin security holders would increase or decrease by approximately $33.4 million, which would result in a corresponding adjustment to estimated goodwill. The historical volatility of Watson Wyatt’s closing stock price is 45% calculated using a historical volatility model for the period from one year prior to the announcement of the merger, June 26, 2008 to October 30, 2009.

5.	Pro Forma Adjustments

The pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are as follows:

A)	Reflects consideration to be received by Towers Perrin security holders, after giving effect to the redemption of Towers Watson Class R common stock, consisting of the issuance of Towers Watson restricted Class A and Towers Watson Class B common stock, the issuance of $200 million in principal amount of Towers Watson Notes and the payment of $200 million in cash.

B)	Reflects the elimination of Towers Perrin’s mandatorily redeemable common shares and other shareholders’ deficit resulting from the combination.

C)	Reflects an estimate of the merger consideration to be allocated to acquired Towers Perrin identifiable intangible assets based on preliminary valuations involving current assumptions and valuations. These estimates are subject to change as management refines the valuation model assumptions with respect to identifiable intangibles. The preliminary value of each of the following acquired intangible assets was: (1) customer related intangible asset, $386.4 million, (2) trademark and trade name intangible asset, $309.6 million and (3) internally developed technology intangible asset, $6.0 million. In addition, Towers Perrin’s historical identifiable intangible assets were adjusted by $19.6 million related to revaluation of customer related intangibles.

D)	Reflects one year of estimated amortization of Towers Perrin’s acquired intangible assets on a straight-line basis over their estimated useful life. Customer-related intangible assets are amortized over a twelve year estimated life and internally developed technology intangible assets are amortized over a five year estimated life. The trademark and trade names intangible asset is considered to have an indefinite life.

E)	Reflects goodwill calculated as the excess of the estimated merger consideration received by Towers Perrin security holders over the estimated fair value of Towers Perrin’s acquired tangible and identifiable intangible assets and liabilities.

F)	Reflects one year of non-cash compensation expense of $106.2 million in connection with the issuance of Towers Watson restricted Class A common stock to Towers Perrin RSU holders in the merger. This estimate assumes that the restricted shares are issued to Towers Perrin RSU holders in equal amounts of shares which vest over one year, two years and three years. The current estimate of total non-cash compensation expense relating to Towers Watson restricted Class A common stock for the three year period is $182.9 million. This estimate was determined using the closing price of Watson Wyatt common stock of $43.58 on October 30, 2009 less an average 1.5% discount calculated using the Black-Scholes Merton formula to account for the transfer restrictions applicable to these shares and assuming a 5% annual forfeiture rate.

G)	Reflects interest income forgone as a result of the cash consideration of $200 million paid to Towers Perrin Class R Participants, which is assumed to be paid on July 1, 2008 in conjunction with the redemption of Towers Watson Class R common stock.

H)	Reflects interest accrued on $200 million principal amount of Towers Watson Notes issued to Towers Perrin Class R Participants. Interest on the Towers Watson Notes will accrue at a fixed rate per annum, compounded annually, equal to (1) 2.0% or, if greater, (2) 120.0% of the short-term applicable federal rate at the merger’s effective time. The yield on a one-year treasury bond was 0.40% at October 30, 2009; therefore, the pro forma interest reflected is for one year at an estimated 2.0% interest rate. If 120.0% of the treasury bond is greater than 2.0% at the effective time, each increase of the interest rate by 1/8% would increase interest expense and payable by $250 thousand.

I)	Reflects the elimination of Towers Perrin’s merger-related transaction costs (including financial advisory, legal and valuation fees) of $11.3 million. In addition, this adjustment also reflects the elimination of Watson Wyatt’s merger-related transaction costs of $6.0 million. These costs were capitalized as of June 30, 2009 and will be expensed by Watson Wyatt upon adoption of SFAS 141(R) on July 1, 2009. In addition, other current liabilities and retained earnings was adjusted by $32.2 million of acquisition related costs expected to be incurred by Towers Perrin and Watson Wyatt. Because transaction costs will not have a continuing impact, they are not reflected in the unaudited pro forma condensed combined statement of operations.

J)	Reflects the cancellation of Watson Wyatt’s treasury shares.

K)	Reflects the provision for taxes, adjustments to deferred tax asset, deferred tax liability, goodwill and retained earnings as a result of the merger, fair value adjustments to the net assets of Towers Perrin and other acquisition accounting adjustments. As of the effective time, Watson Wyatt will record deferred taxes and other tax adjustments as part of the accounting for the merger, including deferred taxes of $262,324 related to the estimated fair value adjustments for the acquired assets and liabilities. The deferred taxes have been calculated based on the U.S. and foreign statutory tax rates for jurisdictions where the fair value adjustments are estimated. A U.S. statutory rate of 39.7% was used, except for adjustments related to PCIC for which a 35% statutory rate was used since PCIC would not be included in the U.S. consolidated tax return.

For purposes of determining the estimated income tax expense for the adjustments reflected in the unaudited pro forma condensed combined statement of operations, taxes were determined by applying the applicable statutory tax rate for jurisdictions where each pro forma adjustment is expected to be reported. Although not reflected in these unaudited pro forma condensed combined financial statements, the effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including repatriation decisions, the geographic mix of income, and post-merger restructuring activities.

L)	Reflects cash payment and capitalized prepayment of estimated bank fees associated with a Towers Watson credit facility expected to become effective as of the closing of the merger and one year of amortization of those fees.

M)	Reflects reclassifications made to conform Towers Perrin’s historical financial statements to Watson Wyatt’s historical financial statement presentation.

N)	Reflects the elimination of PCIC’s equity and the elimination of Watson Wyatt’s and Towers Perrin’s investments in PCIC.

O)	Reflects the elimination of premium revenue and unearned revenues from Watson Wyatt and Towers Perrin as recorded by PCIC, as well as related expense recorded by Watson Wyatt and Towers Perrin.

P)	Reflects the elimination of insurance recoveries of $69.0 million resulting from known insurance claims submitted to PCIC. Reflects a $13.2 million adjustment to PCIC’s loss and loss adjustment liability included in other long-term liabilities to approximate preliminary fair value as of the acquisition date by discounting the liability using a 6.5% risk-free interest rate.

Q)	Reflects the 27.14% noncontrolling interest in PCIC of the remaining minority shareholder and an additional $3.6 million adjustment to increase the noncontrolling interest in PCIC as the result of the preliminary fair value measurement as of the acquisition date.

R)	Reflects the elimination of Watson Wyatt’s and Towers Perrin’s earnings from PCIC as recorded under the equity method.

S)	Reflects a $9.6 million adjustment to remeasure Watson Wyatt’s and Towers Perrin’s previously held equity interests in PCIC at the preliminary acquisition-date fair value and recognize the resulting gain in earnings. The gain resulting from the remeasurement of equity investment in PCIC is included as an adjustment to retained earnings because it will not have a continuing effect on the consolidated company’s financial statements.

T)	Earnings per share calculations for the year ended June 30, 2009 are based on Watson Wyatt’s fully diluted shares outstanding as of October 30, 2009, increased by 100% to reflect the total number of shares of common stock expected to be issued by Towers Watson at the effective time, less the number of shares of Towers Watson Class R common stock expected to be redeemed in conjunction with the merger. The share count reflects issuance of these shares on July 1, 2008.

TOWERS PERRIN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Overview

Towers Perrin is a global professional services firm that helps organizations improve performance through effective people, risk and financial management. Towers Perrin provides its services through three closely related business groups: Benefits Consulting, Talent and Rewards Consulting and Risk and Financial Services, operating from 23 countries throughout North America, Europe, Asia Pacific, Latin America, and the Middle East.

In the short term, revenue is driven by many factors including the general state of the global economy and the resulting level of discretionary spending by clients, the ability of Towers Perrin consultants to attract new clients or expand relationships with existing clients, and the impact of new regulations. In the long term, Towers Perrin expects that its financial results will depend in large part upon its level of success in deepening existing client relationships through thought leadership and focus on cross-practice solutions, actively pursuing new clients in target markets, expanding existing client relationships and strategic acquisitions.

Aside from the risks and challenges related to macroeconomic factors and global operations, Towers Perrin faces other risks and challenges which may impact the ability to generate revenue and grow the business. These risks include the following:

•

The potential loss of key employees. Management attempts to mitigate this risk with competitive pay for performance and retention programs and by entering into non-solicitation agreements with key employees.

•

The risk that clients terminate their relationship with Towers Perrin. Management attempts to mitigate this risk by instilling a “client first” culture throughout the organization. In addition, Towers Perrin provides clients with highly qualified consulting teams with deep expertise, who provide clients with timely and innovative solutions.

•

The trend of employers shifting from defined benefit plans to defined contribution plans, which decreases revenue opportunities in Towers Perrin’s Benefits Consulting business. Management attempts to mitigate this risk by developing new innovative techniques to assist employers with the financial management of their retirement plans, by continuing to diversify the company’s revenue base into related areas and by continually reviewing and evaluating organic and inorganic growth opportunities around the globe.

•

Changes in government regulations that may decrease the need for Towers Perrin services or otherwise impact the market for such services. Management attempts to mitigate this risk by keeping abreast of proposed and enacted regulations, continually assessing the likely impact of such regulations on our clients and developing innovative services to assist clients in responding to the continually evolving regulatory environment around the globe.

Towers Perrin works with major corporations, emerging growth companies, government agencies and not-for-profit institutions across a wide variety of industries, including financial services, insurance, transportation, health care, pharmaceuticals, telecommunications, electronics, consumer products, energy and utilities, technology and manufacturing. Towers Perrin’s client base is broad and geographically diverse.

Towers Perrin designs, develops and implements human resource, risk and financial management strategies and programs through the following interrelated groups:

Benefits Consulting — Benefits Consulting, which accounted for 43.9% of total fiscal year 2008 revenue is less impacted by discretionary spending reductions than other offerings, mainly due to the recurring nature of these types of services. Towers Perrin has many long-standing client relationships, many of which have been in place for 20 years or more. Major revenue growth drivers in this practice include changes in regulations, leverage from other practices, increased global demand and increased market share.

Talent and Rewards Consulting — Talent and Rewards Consulting, which accounted for 26.6% of total fiscal year 2008 revenue, generally encompasses projects, some of which may have a recurring element. As a result, this group is most sensitive to changes in discretionary spending due to cyclical economic fluctuations. Revenue for Talent and Rewards Consulting has minimal seasonality, with a small degree of heightened activity in the second half of the year during the annual benefits enrollment period. Major revenue growth drivers in this group include changes in regulations and benefit programs, mergers and acquisitions activity and the demand for universal metrics related to workforce engagement.

Risk and Financial Services Group — Risk and Financial Services, which accounted for 29.5% of total fiscal year 2008 revenue, has a strong base of recurring revenue driven by long-term client relationships in reinsurance intermediary services, consulting services on financial reporting, and actuarial opinions on loss reserves. Some of these relationships have been in place for more than 40 years. A portion of the revenue is related to project work, which is more heavily dependent on the overall level of discretionary spending by clients. This work is favorably influenced by strong client relationships, particularly related to mergers and acquisitions consulting. Major revenue growth drivers include changes in regulations, trends in mergers and acquisitions activity and reinsurance retention and pricing trends.

Towers Perrin’s management uses several performance indicators to assess the company’s performance and financial condition, including revenue growth, compensation expense, headcount growth, annual bonus levels and trends in accounts receivable billings and collections. After four years of consistent revenue growth, Towers Perrin’s revenue declined by 7.5% on a constant currency basis during the six months ended June 30, 2009 as compared to June 30, 2008. The decline reflects the impact of macroeconomic factors which have depressed discretionary spending by clients across all geographies in Talent and Rewards Consulting and the Risk and Financial Services Group. Prior to the current global, economic downturn, revenue grew in response to increased demand for consulting services primarily due to: regulatory changes impacting retirement programs; cost/risk management projects driven by capital market volatility and mergers and acquisitions activity. In response to the decline in revenue during the six months ended June 30, 2009, management has reduced discretionary spending. In addition, a significant portion of compensation is variable in the form of annual performance bonuses, which will be lower in 2009 due to the decline in operating performance versus 2008. Additionally, as the economic slowdown began in the second half of 2008, management reduced the growth of its workforce and increased emphasis on timely billing and collection of accounts receivable.

Financial Statement Overview

Towers Perrin’s fiscal year ends December 31.

Towers Perrin generates its revenue primarily from fees for consulting services, which are billed based on either a time-and-expense basis or on a fixed-fee basis. Clients are typically invoiced monthly with revenue recognized as services are performed. In 2008, Towers Perrin’s ten largest clients accounted for approximately 9% of its consolidated revenues, and no individual client represented more than 1% of its consolidated revenues.

Towers Perrin’s top three geographic markets based on percentage of consolidated revenue, which includes the impact of foreign currency exchange rate fluctuations, during the years ended December 31, 2008, 2007 and 2006 were as follows:

	Fiscal Year
Geographic Region	2008	2007	2006
United States	58%	59%	62%
United Kingdom	16%	16%	14%
Canada	8%	8%	8%

In delivering services to clients, Towers Perrin’s primary direct expenses relate to compensation of personnel. Compensation and employee benefits are comprised of salaries, related taxes, benefit expenses such as pension, medical and insurance costs, and year-end bonuses.

General and administrative expenses include reimbursable and internal travel, meals and entertainment expenses, business development and marketing costs, office operating expenses and expenses for errors and omissions claims. This line item also includes miscellaneous expenses, including gains and losses on foreign currency transactions.

Occupancy related costs include rent and utilities related to leased space.

Professional and subcontracted services primarily include the cost for reimbursed sub-contracted project services. Professional and sub-contracted services also include IT outsourcing fees; legal, tax and accounting fees and supplemental staffing costs.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Towers Perrin’s estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Towers Perrin believes its critical accounting policies include those relating to revenue recognition, valuation of billed and unbilled receivables from clients, discretionary compensation, income taxes, pension assumptions, and errors and omissions claim reserves. The critical accounting policies discussed below involve making difficult, subjective or complex accounting estimates that could have a material effect on Towers Perrin’s financial condition and results of operations. These critical accounting policies require Towers Perrin to make estimates and assumptions about matters that are highly uncertain at the time of the estimate or assumption and different estimates that Towers Perrin could have used or changes in the estimate that are reasonably likely to occur may have a material impact on its financial statements and results of operations.

Revenue Recognition

Towers Perrin generates its revenue primarily from fees for consulting services provided. Revenue is recognized from consulting engagements when hours are worked, either on a time-and-expense basis or on a fixed-fee basis, depending on the terms and conditions defined at the inception of an engagement with a client. The terms of Towers Perrin’s contracts with clients are fixed or determinable and may change based upon agreement by both parties.

Revenue recognition for fixed-fee arrangements, which may continue over multiple reporting periods, is based upon the percentage of completion method. Towers Perrin typically has two types of fixed-fee arrangements: annual recurring projects and non-recurring projects of a short duration, both of which are typically straightforward and highly predictable in nature. As a result, the project managers and financial staff are able to identify, as the project status is reviewed and bills are prepared, the occasions when cost overruns could lead to the recording of a revenue adjustment.

Revenue recognition for fixed-fee engagements is affected by a number of factors that may cause changes in the estimated amount of work required to complete a project such as changes in scope, the staffing on the engagement as well as the level of client participation. Towers Perrin periodically evaluates an engagement’s overall profitability and stage of project completion that, in turn, affect how Towers Perrin recognizes revenue. Losses are recognized during the period in which the loss becomes probable and the amount of loss is reasonably estimable.

Revenue recognized in excess of billings is recorded as unbilled accounts receivable. Cash collections and invoices generated in excess of the revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met. Client reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included in revenue, and an equivalent amount of reimbursable expenses are included in the appropriate expense line.

Valuation of Billed and Unbilled Receivables from Clients

Towers Perrin maintains allowances for doubtful accounts to reflect estimated losses resulting from its clients’ failure to pay for its services after the services have been rendered, including allowances when customer disputes may exist. The related provision is recorded as a reduction to revenue. Towers Perrin’s estimate for the allowance is based on the aging of its billed and unbilled client receivables and has been developed based on historical write-off experience. Facts and circumstances, such as the average length of time receivables remain past due, general market conditions, current economic trends and a client’s ability to pay may cause fluctuations in the valuation of billed and unbilled receivables.

Discretionary Compensation

Towers Perrin’s compensation practices include a discretionary annual bonus determined by management based on Towers Perrin’s operating performance. Bonuses are paid once each year in cash after annual operating results are finalized.

An estimated target annual bonus amount is initially developed at the beginning of each fiscal year in conjunction with Towers Perrin’s budgeting process. Quarterly, Towers Perrin evaluates its estimated annual operating performance and the discretionary annual bonus amount is then adjusted, if necessary, to reflect changes in estimated operating performance. In those quarters when the estimated annual bonus changes, the remaining portion of the estimated annual bonus is recorded over any remaining quarters as a constant percentage of estimated future operating income. Annual bonus levels may vary from current expectations as a result of changes in annual operating performance or competitive employment market conditions.

Income Taxes

Towers Perrin accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes or “SFAS 109” which prescribes the use of the asset and liability method whereby deferred tax asset or liability account balances are calculated at the balance sheet date using current tax laws and rates in effect at that time. Valuation allowances are established, when necessary, to reduce deferred tax assets when it is more likely than not that a portion or all of a given deferred tax asset will not be realized. In accordance with SFAS 109, income tax expense includes (1) deferred tax expense, which generally represents the net change in the deferred tax asset or liability balance during the year plus any change in valuation allowances and (2) current tax expense, which represents the amount of tax currently payable to or receivable from a taxing authority, plus amounts accrued for expected tax contingencies (including tax, penalties and interest). Reserves for income tax-related uncertainties are based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when Towers Perrin believes that certain positions might be challenged despite a belief that its tax return positions are fully supportable. Towers Perrin adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax audits. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate. Accruals for tax contingencies are provided for in accordance with the requirements of Financial Accounting Standards Board or “FASB” Interpretation No. 48, Accounting for Uncertainty in Income Taxes or “FIN 48”.

Pension Assumptions

Towers Perrin sponsors both qualified and non-qualified defined benefit pension plans and other post-employment benefit or “OPEB” plans in the U.S. These plans represent approximately 77% of Towers Perrin’s reserve for pension and other post-retirement benefits. Towers Perrin sponsors funded defined benefit pension plans in the U.K., Canada and the Netherlands, as well as unfunded defined benefit pension plans in Canada, Germany and certain other countries and an OPEB plan in Canada. Towers Perrin also sponsors defined contribution plans in many countries around the world. Towers Perrin’s pension plans in the U.S. accrue benefits under a cash-balance formula for employees hired or rehired after 2002 and for all employees for service after 2007. For employees hired prior to 2003 and active as of January 2003, benefits prior to 2008 are based on a combination of a cash balance formula for the period after 2002, and a final average pay formula based on years of plan service and the highest five consecutive years of plan compensation prior to 2008. Under the cash balance formula benefits are based on a percentage of each year of the employee’s plan compensation. The non-qualified plan provides for pension benefits that would be covered under the qualified plan but are limited by the Internal Revenue Code. The non-qualified plan has no assets and therefore is an unfunded arrangement. The U.S. OPEB plan covers employees who have met certain eligibility requirements and is essentially unfunded, with the exception of a trust established to provide life insurance premiums on behalf of certain retirees. The benefit asset and liability are reflected on the balance sheet. The measurement date for each of the plans is December 31st.

The determination of Towers Perrin’s obligations and annual expense under the plans is based on a number of assumptions that, given the longevity of the plans, are long-term in focus. A change in one or a combination of these assumptions could have a material impact on Towers Perrin’s pension benefit obligation and related expense. For this reason, management employs a long-term view so that assumptions do not change frequently in response to short-term volatility in the economy. Any difference between actual and assumed results is amortized into Towers Perrin’s pension expense over the average remaining service period of participating employees. Towers Perrin considers several factors prior to the start of each fiscal year when determining the appropriate annual assumptions, including economic forecasts, relevant benchmarks, historical trends, portfolio composition and peer comparisons.

U.S. Plans

The following assumptions were used during the past three years in the valuation of Towers Perrin’s U.S. plans:

	Year Ended December 31,
	2008	2007	2006
Qualified and non-qualified pension plans:
Discount rate	6.25%	5.75%	5.50%
Expected long-term rate of return on assets	7.75%	7.75%	7.75%
Rate of compensation increase	4.50%	4.00%	4.00%

OPEB plan:
Discount rate	6.25%	5.75%	5.50%
Expected long-term rate of return on assets	7.75%	7.75%	7.75%
Rate of compensation increase	4.50%	4.00%	4.00%
Health care cost trend rate:
Initial rate, trending down to ultimate rate of 5.00%	8.50%	9.00%	9.00%
Years to ultimate rate	6	4	4

The 6.25% discount rate assumption used during 2008 represents a 50 basis point increase from the 5.75% discount rate used during 2007 and a 75 basis point increase from the 5.50% discount rate used during 2006. Towers Perrin’s discount rate assumptions were determined by matching future pension benefit payments with expected future U.S. AA corporate bond yields for the same periods.

The expected long-term rate of return on assets assumption for 2008 remained at 7.75% per annum, unchanged from 2007 and 2006. Selection of the return assumption at 7.75% per annum was supported by an analysis performed by Towers Perrin of the weighted-average yield expected to be realized based on the anticipated makeup of investments. The investment makeup is evenly weighted between equities and debt securities. The actual return on assets for 2008 was 2.24%, compared to a return of 8.07% for 2007.

The following information illustrates the sensitivity to a change in certain assumptions for the U.S. pension plans:

Change in Assumption	Effect on 2008 Pre-Tax Pension Expense
25 basis point decrease in discount rate	+$	5.0 million
25 basis point increase in discount rate	-$	4.9 million
25 basis point decrease in expected return on assets	+$	2.5 million
25 basis point increase in expected return on assets	-$	2.5 million

The above sensitivities reflect the impact of changing one assumption at a time. Economic factors and conditions often affect multiple assumptions simultaneously and the effects of changes in key assumptions are not necessarily linear. Towers Perrin’s U.S. OPEB Plan is relatively insensitive to discount rate changes due to plan provisions established to control costs and as such no sensitivity results are shown in the table above.

Non-U.S. Plans

The following assumptions were used during the past three years in the valuation of Towers Perrin’s non-U.S. plans and represent the weighted-average of rates for all non-U.S. plans:

	Year Ended December 31,
	2008	2007	2006
Qualified and non-qualified pension plans:
Discount rate	5.49%	4.94%	4.76%
Expected long-term rate of return on assets	7.02%	7.25%	7.09%
Rate of compensation increase	4.03%	3.83%	3.78%

The 5.49% discount rate assumption used during 2008 represents a 55 basis point increase from the 4.94% discount rate used during 2007 and a 73 basis point increase from the 4.76% discount rate used during 2006. The discount rate and other assumptions are the weighted-average assumptions from each of the respective non-U.S. plans. The discount rate is set based upon prevailing high quality corporate bond yields in effect in the appropriate region at the measurement date and this increase reflects the change in yields between these dates.

The expected long-term rate of return on assets assumption decreased to 7.02% per annum for 2008 from 7.25% per annum for 2007. These represent the weighted-average assumptions from each of the respective funded non-U.S. plans. The rate of return was supported by an analysis performed by Towers Perrin for each plan of the weighted-average return expected to be realized based on the anticipated makeup of investments. The actual return on assets for 2008 was a loss of 6.55% compared to a gain of 5.33% for 2007.

The following information illustrates the sensitivity to a change in certain assumptions for the non-U.S. pension plans:

Change in Assumption	Effect on 2008 Pre-Tax Pension Expense
25 basis point decrease in discount rate	+$ 1.9 million
25 basis point increase in discount rate	-$ 1.8 million
25 basis point decrease in expected return on assets	+$ 1.1 million
25 basis point increase in expected return on assets	-$ 1.1 million

The differences in the discount rate and compensation level assumption used for the U.S. and non-U.S. plans above can be attributed to the differing interest rate environments associated with the currencies and economies to which the plans are subject. The differences in the expected return on assets are primarily driven by the respective asset allocation in each plan, coupled with the return expectations for assets in the respective currencies.

Errors and Omissions Claim Reserves

Towers Perrin uses actuarial assumptions to estimate and record a liability for incurred but not reported errors and omissions claims. The estimated errors and omissions reserve is based on long-term trends and averages, and reflects consideration of a number of factors, including the frequency and severity of claims, but excludes the effect of claims data for large cases due to the insufficiency of actual experience with such cases. Estimated errors and omissions reserves will fluctuate if the actual claims experience differs from expectations. The errors and omissions claim reserves represents the best estimate of the undiscounted costs expected to be paid before the consideration of insurance recoveries.

Results of Operations

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

The following table sets forth certain Towers Perrin’s Condensed Consolidated Statements of Operations data (in thousands) for the periods indicated:

	Six Months Ended June 30,
	2009	2008	% Change
Total Revenue:	$758,661	$892,131	(15.0%)

Expenses:
Compensation and benefits	537,529	636,612	(15.6%)
General and administrative	113,596	123,810	(8.2%)
Occupancy-related costs	34,626	34,872	(0.7%)
Professional and subcontracted services	63,992	59,361	7.8%
Depreciation and amortization	18,364	16,592	10.7%

Total expenses	768,107	871,247	(11.8%)

Operating (loss) income	(9,446)	20,884	(145.2%)

Other non-operating income:
Investment and other income, net	7,832	10,187	(23.1%)
Equity in income (loss) of unconsolidated affiliates	7,588	(5,960)	227.3%

Income before income taxes	5,974	25,111	(76.2%)

Income tax expense	(11,880)	(6,107)	94.5%

Net (loss) income attributable to mandatorily redeemable common shares	$(5,906)	$19,004	(131.1%)

Revenue

Revenues were $758.7 million for the six months ended June 30, 2009, compared with $892.1 million for the six months ended June 30, 2008, a decrease of $133.4 million or 15.0%. On a constant currency basis, revenue decreased by $66.9 million or 7.5%.

The average exchange rate used to translate Towers Perrin’s revenues earned in British pounds decreased to 1.4919 for the six months ended June 30, 2009 from 1.9821 for the six months ended June 30, 2008.

The average exchange rate used to translate revenues earned in Euros decreased to 1.3264 for the six months ended June 30, 2009 from 1.5283 for the six months ended June 30, 2008. The impact on revenue from the depreciation of the British pound and the Euro was a $50.3 million decrease in revenue for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008. Changes in the value of other foreign currencies relative to the U.S. dollar resulted in an additional $16.2 million decrease in revenue for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008.

Excluding the impact of currency, approximately $65.5 million of the decrease in revenue was due to a lower demand for project related services in Talent and Rewards Consulting and Risk and Financial Services, resulting from reduced discretionary spending by clients in all major geographies.

Compensation and Benefits

Compensation and benefits expenses were $537.5 million for the six months ended June 30, 2009, compared to $636.6 million for the six months ended June 30, 2008, a decrease of $99.1 million or 15.6%. On a constant currency basis, compensation and benefits expenses decreased $52.2 million or 8.2%, primarily attributable to a decrease in estimated annual bonuses due to the decline in operating performance.

As a percentage of revenue, compensation and benefits decreased to 70.9% for the six months ended June 30, 2009 from 71.4% for the six months ended June 30, 2008.

General and Administrative

General and administrative expenses were $113.6 million for the six months ended June 30, 2009 compared to $123.8 million for the six months ended June 30, 2008, representing a decrease of $10.2 million or 8.2%. On a constant currency basis, general and administrative expenses decreased $9.4 million or 7.6%.

The decrease of $10.2 million was due to a $35.4 million total reduction in spending across all general and administrative expense categories due to cost reduction actions. The decrease was partially offset by an $18.1 million increase in errors and omissions expense and a $7.1 million negative impact due to foreign currency transactions.

As a percentage of revenue, general and administrative expenses increased to 15.0% for the six months ended June 30, 2009 from 13.9% for the six months ended June 30, 2008.

Occupancy-Related Costs

Occupancy-related costs were $34.6 million for the six months ended June 30, 2009 compared with $34.9 million for the six months ended June 30, 2008, a decrease of $0.3 million, or 0.7%. On a constant currency basis, occupancy-related costs increased $3.0 million or 8.6% which primarily related to office expansions in the United States.

As a percentage of revenue, occupancy-related expenses increased to 4.6% for the six months ended June 30, 2009 from 3.9% for the six months ended June 30, 2008.

Professional and Subcontracted Services

Professional and subcontracted services were $64.0 million for the six months ended June 30, 2009 compared with $59.4 million for the six months ended June 30, 2008, an increase of $4.6 million or 7.8%. On a constant currency basis, professional and subcontracted services increased $8.0 million or 13.5%.

The $4.6 million increase was primarily attributable to approximately $11.3 million of costs associated with the proposed Watson Wyatt merger and an increase of $2.6 million related to IT support fees. These increases were partially offset by a reduction of $7.0 million related to the decreased use of subcontractors in connection with cost reduction actions.

As a percentage of revenue, professional and subcontracted services expenses increased to 8.4% for the six months ended June 30, 2009 from 6.7% for the six months ended June 30, 2008.

Depreciation and Amortization

Depreciation and amortization expense was $18.4 million for the six months ended June 30, 2009 compared with $16.6 million for the six months ended June 30, 2008, an increase of $1.8 million or 10.7%. On a constant currency basis, depreciation and amortization increased $2.8 million or 16.9%. The increase was primarily related to leasehold improvements associated with office expansions in the United States.

Other Non-Operating Income

Investment and Other Income, Net. Investment and other income was $7.8 million for the six months ended June 30, 2009 compared to $10.2 million for the six months ended June 30, 2008, a decrease of $2.4 million or 23.1%, primarily due to a decrease in short-term interest rates.

Equity in Income (Loss) of Unconsolidated Affiliates. Equity in income of unconsolidated affiliates was $7.6 million for the six months ended June 30, 2009 compared to losses of $6.0 million for the six months ended June 30, 2008, an increase of $13.6 million or 227.3%.

These amounts reflect Towers Perrin’s portion of the operating results of Professional Consultants Insurance Company (PCIC) and ExcellerateHRO (eHRO). The increase was due to improved operating income for both affiliates in the first half of 2009 compared to 2008, as well as a $3.3 million gain Towers Perrin recognized in June 2009 in connection with the sale of its minority partnership interest in eHRO.

Income Tax Expense

Income tax expense during the six months ended June 30, 2009 was $11.9 million compared to $6.1 million for the six months ended June 30, 2008, an increase of $5.8 million or 94.5%. The effective tax rate was 198.9% and 24.3% for the six months ended June 30, 2009 and 2008, respectively. The significant effective tax rate differences from the U.S. federal income tax rate in 2009 and 2008 were primarily due to the net effect of U.S. federal income tax on foreign branch income and foreign branch expense, meals and entertainment expenses and forecasted increases in losses in jurisdictions where no tax benefit was recorded. In 2009, Towers Perrin re-evaluated its cash management strategies and anticipates repatriating current and future earnings from its Canadian subsidiary, resulting in an increase to the effective tax rate for the expected tax impact of repatriating these earnings. The 2009 effective tax rate was also increased due to nondeductible transaction costs associated with the proposed merger with Watson Wyatt. Additionally, in 2008, differences arose from a $4.2 million benefit from certain tax contingencies effectively settled with taxing authorities.

Net (Loss) Income Attributable to Mandatorily Redeemable Common Shares

Net loss during the six months ended June 30, 2009 was $5.9 million compared to net income of $19.0 million for the six months ended June 30, 2008, a decrease of $24.9 million or 131.1%.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

The following table sets forth certain Towers Perrin’s Condensed Consolidated Statements of Operations data (in thousands) for the periods indicated:

	Year ended December 31,
	2008	2007	% Change
Revenue	$1,719,769	$1,641,135	4.8%
Expenses:
Compensation and benefits	1,206,637	1,129,185	6.9%
General and administrative	256,334	323,026	(20.6%)
Occupancy-related costs	68,561	61,873	10.8%
Professional and subcontracted services	122,379	120,981	1.2%
Depreciation and amortization	36,986	34,711	6.6%
Restructuring benefit	(351)	(5,229)	(93.3%)

Total expenses	1,690,546	1,664,547	1.6%

Operating income (loss)	29,223	(23,412)	224.8%

Gain on sale of businesses	1,237	1,751	(29.4%)

Other non-operating income (loss):
Investment and other income, net	23,879	25,850	(7.6%)
Equity in loss of unconsolidated affiliates	(14,949)	(23,909)	37.5%

Income (loss) before income taxes	39,390	(19,720)	299.7%

Income tax expense	(34,450)	(3,785)	810.2%

Net income (loss) attributable to mandatorily redeemable common shares	$4,940	$(23,505)	121.0%

Revenue

Revenues for the year ended December 31, 2008 were $1,719.8 million compared with $1,641.1 million for the year ended December 31, 2007, an increase of $78.7 million, or 4.8%. On a constant currency basis, revenue increased $80.3 million or 4.9%.

The average exchange rate used to translate Towers Perrin’s revenues earned in British pounds decreased to 1.8637 for 2008 from 2.0069 for 2007, and the average exchange rate used to translate revenue earned in Euros increased to 1.4749 for 2008 from 1.3819 for 2007. The impact on revenue for 2008 due to the depreciation of the British pound was a $19.2 million decrease, partially offset by an increase of $13.0 million due to the appreciation of the Euro. Changes in the value of other foreign currencies related to the U.S. dollar resulted in an additional $4.6 million in revenue in 2008 as compared to 2007.

Excluding the impact of currency, approximately $70.9 million of the increase in revenues was due to revenue growth of $43.2 million in Benefits Consulting and revenue growth of $27.7 million in Risk and Financial Services. The growth in revenue in Benefits Consulting came primarily from retirement consulting, which benefited from United States regulatory changes and cost/risk management projects driven by volatility in the capital markets. Towers Perrin’s Risk and Financial Services Group benefited from an increase in mergers and acquisitions and risk management consulting projects for insurance companies.

Compensation and Benefits

Compensation and benefits expenses for the year ended December 31, 2008 were $1,206.6 million, compared to $1,129.2 million for the year ended December 31, 2007, an increase of $77.4 million or 6.9%. On a constant currency basis, compensation and benefits increased $79.8 million or 7.1%.

Approximately $61.9 million of the increase was due to a 2.9% increase in headcount and normal annual salary increases. Additionally, there was a $35.4 million increase in discretionary compensation due to Towers Perrin’s improved operating performance, partially offset by a decrease in retirement benefit plan expenses of $24.5 million primarily due to changes in the design of our U.S. pension plan which reduced service cost.

As a percentage of revenue, compensation and benefits expenses increased to 70.2% in 2008 from 68.8% in 2007.

General and Administrative

General and administrative expenses for the year ended December 31, 2008 were $256.3 million, compared to $323.0 million for the year ended December 31, 2007, a decrease of $66.7 million or 20.6%. On a constant currency basis, general and administrative expenses decreased $57.0 million or 17.6%.

The decrease was largely due to the inclusion in 2007 of $55.5 million of expense for the settlement of the Contribution and Asset Purchase Agreement, or CAPA, arbitration with EDS and a $9.8 million reduction in foreign currency transaction losses in 2008 as compared to 2007. See Note 13 to Towers Perrin’s consolidated financial statements for further information about this arbitration. The foreign currency transaction losses in 2008 included an $8.2 million unrealized loss related to the change in the fair value of derivatives held at December 31, 2008. See Note 15 to Towers Perrin’s consolidated financial statements for further information.

As a percentage of revenue, general and administrative expenses decreased to 14.9% in 2008 from 19.7% in 2007.

Occupancy-Related Costs

Occupancy-related costs were $68.6 million for the year ended December 31, 2008 compared to $61.9 million for the year ended December 31, 2007, an increase of $6.7 million or 10.8%. On a constant currency basis, occupancy-related costs increased $7.3 million or 11.8%. This increase was primarily due to an increase in leased facility space in the United States.

As a percentage of revenue, occupancy-related costs increased to 4.0% in 2008 from 3.8% in 2007.

Professional and Subcontracted Services

Professional and subcontracted services were $122.4 million for the year ended December 31, 2008, compared with $121.0 million for the year ended December 31, 2007, an increase of $1.4 million, or 1.2%. On a constant currency basis, professional and subcontracted services increased $1.5 million or 1.2% reflecting a similar use of such services in 2008 as compared to 2007.

As a percentage of revenue, professional and subcontracted services expenses decreased to 7.1% in 2008 from 7.4% in 2007.

Depreciation and Amortization

Depreciation and amortization expense was $37.0 million for the year ended December 31, 2008, compared with $34.7 million for the year ended December 31, 2007, an increase of $2.3 million or 6.6%. On a constant currency basis, depreciation and amortization increased $1.2 million or 3.5%. The increase was primarily due to higher amortization expense in 2008 due to higher capitalized software balances related to the upgrade of Towers Perrin’s global time and billing software in 2007.

As a percentage of revenue, depreciation and amortization expenses increased to 2.2% in 2008 from 2.1% in 2007.

Restructuring Benefit

The restructuring benefit for the year ended December 31, 2008 was $0.4 million compared with $5.2 million for the year ended December 31, 2007, a decline of $4.8 million or 93.3%. The benefit in 2008 and 2007 was the result of reductions of liabilities for expenses recorded in connection with an IT outsourcing agreement executed in 2005. During 2005, accruals were established for certain expenses primarily related to severance in connection with the outsourcing arrangement. The reductions in liabilities were the result of the voluntary termination of employment by employees who would have been entitled to severance payments under the terms of the agreement. In 2008, the remaining amount of $0.4 million related to these severance accruals was reversed as the potential severance obligations expired.

Gain on Sale of Businesses

Gain on sale of businesses for the year ended December 31, 2008 was $1.2 million, compared with $1.8 million for the year ended December 31, 2007, a decrease of $0.6 million or 29.4%. The gains in 2008 and 2007 were due to the reversal of certain severance reserves established at inception of the eHRO benefit outsourcing transaction entered into in 2005. The reversals were due to the voluntary terminations of employment by employees who would have been entitled to severance payments and expiration of the related severance obligation. The gain in 2007 was partially offset by a $2.3 million loss on the sale of The Pennsylvania Reinsurance Company (PRC).

Other Non-Operating Income (Loss)

Investment and Other Income, Net. Investment and other income was $23.9 million for the year ended December 31, 2008 compared with $25.9 million for the year ended December 31, 2007, a decrease of $2.0 or 7.6%. Investment income decreased by $5.9 million due to lower interest rates, and was partially offset by a $3.9 million increase in other income, due primarily to a $4.1 million gain on the sale of Towers Perrin’s investment in Authoria, Inc.

Equity in Loss of Unconsolidated Affiliates. Equity in loss of unconsolidated affiliates, which reflects Towers Perrin’s portion of PCIC’s and eHRO’s operating results, was $14.9 million for the year ended December 31, 2008 compared to losses of $23.9 million for the year ended December 31, 2007, a decrease of $9.0 million or 37.5%. The loss amounts decreased due to improved operating results for both affiliates.

Income Tax Expense

Income tax expense was $34.5 million for the year ended December 31, 2008, compared with $3.8 million in 2007, an increase of $30.7 million. The effective tax rate was 87.5% for 2008 and (19.2%) for 2007. The significant differences between the effective tax rate from the U.S. federal income tax rate in 2008 and 2007 were primarily the net effect of U.S. federal income tax on foreign branch income and foreign branch expense, meals and entertainment expenses and changes in valuation allowances. Additionally, in 2008, differences arose from U.S. tax consequences in connection with the legal entity restructuring of Towers Perrin’s Netherlands operations of $19.4 million, inclusive of the state tax impact of $2.2 million, partially offset by $5.8 million of favorable settlement of certain tax contingencies.

Net Income (Loss) Attributable to Mandatorily Redeemable Common Shares

Net income for the year ended December 31, 2008 was $4.9 million compared to a net loss of $23.5 million for the year ended December 31, 2007, an increase of $28.4 million or 121.0%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

The following table sets forth certain Towers Perrin’s Condensed Consolidated Statements of Operations data (in thousands) for the periods indicated:

	Year ended December 31,
	2007	2006	% Change
Revenue	$1,641,135	$1,460,034	12.4%
Expenses:
Compensation and benefits	1,129,185	1,080,915	4.5%
General and administrative	323,026	194,292	66.3%
Occupancy-related costs	61,873	58,217	6.3%
Professional and subcontracted services	120,981	89,990	34.4%
Depreciation and amortization	34,711	31,021	11.9%
Restructuring benefit	(5,229)	(7,274)	28.1%

Total expenses	1,664,547	1,447,161	15.0%

Operating (loss) income	(23,412)	12,873	(281.9%)

Gain on sale of businesses	1,751	2,756	(36.5%)

Other non-operating (loss) income:
Investment and other income, net	25,850	24,104	7.2%
Equity in loss of unconsolidated affiliates	(23,909)	(14,570)	64.1%

(Loss) income before income taxes	(19,720)	25,163	(178.4%)

Income tax expense	(3,785)	(44,258)	(91.4%)

Net loss attributable to mandatorily redeemable common shares	$(23,505)	$(19,095)	(23.1%)

Revenue

Revenues were $1,641.1 million for the year ended December 31, 2007, compared with $1,460.0 million for the year ended December 31, 2006, an increase of $181.1 million or 12.4%. On a constant currency basis, revenue increased $138.0 million or 9.5%.

The average exchange rate used to translate Towers Perrin’s revenues earned in British pounds increased to 2.0069 for 2007 from 1.8516 for 2006, and the exchange rate used to translate revenue earned in Euros increased to 1.3819 for 2007 from 1.2646 for 2006. The impact on revenue due to the appreciation of the British pound and the Euro was a $32.5 million increase for 2007 as compared to 2006. Changes in the value of other foreign currencies relative to the U.S. dollar resulted in an additional $10.6 million in revenue in 2007 as compared to 2006.

Towers Perrin acquired MGMC, Inc. and MGMC Limited, or collectively “MGMC”, in January 2007, and International Survey Research Corporation, or “ISR”, in March 2007. Approximately $51.4 million of the increase in revenues was due to the additional year of MGMC revenues and nine months of ISR revenues included in the 2007 results. Excluding the impact of acquisitions and changes in foreign exchange rates, revenue growth was $86.6 million or 5.9%, which was due to an increase in project work across all businesses.

Compensation and Benefits

Compensation and benefits expenses were $1,129.2 million for the year ended December 31, 2007, compared to $1,080.9 million for the year ended December 31, 2006, an increase of $48.3 million or 4.5%. On a constant currency basis, compensation and benefits increased $20.2 million or 1.9%.

During 2006, Towers Perrin completed a Voluntary Separation Program or “VSP” under which certain employee shareholders, or principals, were offered cash payments and warrants to voluntarily terminate their employment. In connection with this program, Towers Perrin recorded compensation expense in 2006 of $57.5 million. Excluding this one time charge, compensation and benefits expense increased by $105.8 million or 9.8%. This increase was primarily attributable to $31.7 million of additional compensation and benefits expense due to the MGMC and ISR acquisitions, increased salary expense of $66.4 million due to organic headcount growth of 8.5% and normal annual salary increases.

As a percentage of revenue, compensation and benefits expenses decreased to 68.8% from 74.0%.

General and Administrative

General and administrative expenses were $323.0 million for the year ended December 31, 2007, compared to $194.3 million for the year ended December 31, 2006, representing an increase of $128.7 million or 66.3%. On a constant currency basis, general and administrative expenses increased $90.6 million or 46.6%.

The increase was largely due to the inclusion in 2007 of $55.5 million of expenses associated with the settlement of the CAPA arbitration with EDS, a $31.5 million increase in foreign currency transaction losses and the inclusion of the $7.4 million in general and administrative expenses related to the operations of MGMC and ISR. Also contributing to the higher general and administrative expenses during 2007 was an overall increase across all general and administrative categories in connection with business expansion initiatives.

As a percentage of revenue, general and administrative expenses increased to 19.7% from 13.3%.

Occupancy-Related Costs

Occupancy-related costs were $61.9 million for the year ended December 31, 2007, compared with $58.2 million for the year ended December 31, 2006, an increase of $3.7 million, or 6.3%. On a constant currency basis, occupancy-related costs increased $1.1 million or 1.9%, primarily due to the inclusion of occupancy-related costs in 2007 related to MGMC and ISR operations.

As a percentage of revenue, occupancy-related costs decreased to 3.8% from 4.0%.

Professional and Subcontracted Services

Professional and subcontracted services were $121.0 million for the year ended December 31, 2007, compared with $90.0 million for the year ended December 31, 2006, an increase of $31.0 million or 34.4%. On a constant currency basis, professional and subcontracted services increased $28.6 million or 31.8%.

The increase included $15.7 million of increased IT and support costs related to the upgrade of Towers Perrin’s global time and billing software, as well as an $8.7 million increase in legal and professional fees related to the acquisitions of ISR and MGMC and Towers Perrin’s preparation for a potential initial public offering. The remaining $6.6 million increase related to an increased use of sub-contractors to support growth in non-recurring project revenue.

As a percentage of revenue, professional and subcontracted services expenses increased to 7.4% from 6.2%.

Depreciation and Amortization

Depreciation and amortization expenses were $34.7 million for the year ended December 31, 2007, compared with $31.0 million for the year ended December 31, 2006, an increase of $3.7 million or 11.9%. On a constant currency basis, depreciation and amortization increased $1.5 million or 4.8%. The increase was due to depreciation and amortization expenses related to the acquired fixed assets and intangibles associated with the acquisitions of MGMC and ISR in 2007.

Restructuring Benefit

The restructuring benefit for the year ended December 31, 2007 was $5.2 million compared to $7.3 million for the year ended December 31, 2006, a decrease of $2.1 million or 28.1%. The benefit in 2007 and 2006 was the result of reductions of liabilities for expenses recorded in connection with an IT outsourcing agreement with EDS executed in 2005. During 2005, accruals were established for certain expenses primarily related to severance in connection with the outsourcing agreement. Reductions in liabilities were the result of the voluntary terminations of employment by employees who would have been entitled to severance payments under the terms of the agreement.

Gain on Sale of Businesses

Gain on sale of businesses for the year ended December 31, 2007 was $1.8 million, compared with $2.8 million for the year ended December 31, 2006, a decrease of $1.0 million or 36.5%. The gains in 2007 and 2006 were due to the reversal of certain severance reserves established in connection with the eHRO benefit outsourcing transaction entered into in 2005. The reversals were due to the voluntary terminations of employment by employees who would have been entitled to severance payments and expiration of the related severance obligations. The gain in 2007 was partially offset by a $2.3 million loss on the sale of PRC.

Other Non-Operating (Loss) Income

Investment and Other Income, Net. Investment and other income was $25.9 million for the year ended December 31, 2007, compared to $24.1 million for the year ended December 31, 2006, an increase of $1.8 million or 7.2%.

Equity in Loss of Unconsolidated Affiliates. Equity in loss of unconsolidated affiliates was $23.9 million for the year ended December 31, 2007, compared to losses of $14.6 million for the year ended December 31, 2006, an increase of $9.3 million or 64.1%. These amounts reflect Towers Perrin’s portion of PCIC and eHRO’s operating results, both of which experienced higher operating losses in 2007 compared to 2006.

Income Tax Expense

Income tax expense during the year ended December 31, 2007 was $3.8 million compared to $44.3 million for the year ended December 31, 2006, a decrease of $40.5 million or 91.4%. The effective tax rate was (19.2%) for 2007 and 175.9% for 2006. The significant differences between the effective tax rate from the U.S. federal income tax rate in 2007 and 2006 were primarily the net effect of U.S. federal income tax on foreign branch income and foreign branch expense, meals and entertainment expenses and changes in valuation allowances. Additionally, in 2006 differences arose from nondeductible stock warrant charges of $15.7 million and the effect of Canadian tax rate changes of $3.7 million.

Net Loss Attributable to Mandatorily Redeemable Common Shares

Net loss during the year ended December 31, 2007 was $23.5 million compared to a net loss of $19.1 million for the year ended December 31, 2006, an increase of $4.4 million or 23.1%.

Liquidity and Capital Resources

Towers Perrin’s cash and cash equivalents at June 30, 2009 totaled $459.9 million, compared to $486.9 million at December 31, 2008. During the six months ended June 30, 2009, Towers Perrin paid $284.1 million of previously accrued discretionary compensation and $18.3 million for capital expenditures. These payments were funded by cash flows from current operations and from existing cash balances. Additionally, $61.0 million was received from the sale of Towers Perrin’s minority partnership interest in eHRO. Towers Perrin’s cash and cash equivalents at December 31, 2008 totaled $486.9 million, compared to $503.4 million at December 31, 2007.

During 2008, Towers Perrin paid $262.2 million of previously accrued discretionary compensation, $76.3 million in income taxes, $29.6 million for capital expenditures and $60.3 million related to the settlement of the CAPA arbitration with EDS. These payments were funded by cash flows from current operations and from existing cash balances. Towers Perrin believes that it has sufficient resources to fund operations through the next twelve months.

Towers Perrin’s non-U.S. operations are substantially self-sufficient for the respective operation’s working capital needs. At June 30, 2009, $227.1 million of the total cash balance of $459.9 million was held outside of the U.S., which Towers Perrin has the ability to utilize, if necessary. There are no significant repatriation restrictions, other than local or U.S. taxes, associated with repatriation of unremitted earnings.

Cash Provided by (Used in) Operating Activities

Cash used in operating activities for the six months ended June 30, 2009 was $85.3 million, compared to cash used in operating activities of $171.9 million for the six months ended June 30, 2008. The decrease was primarily attributable to the payment during the six months ended June 30, 2008 of $60.3 million related to the settlement of the CAPA arbitration with EDS and cash paid for taxes of $20.5 million for the six months ended June 30, 2009 compared to $57.8 million for the six months ended June 30, 2008.

The allowance for doubtful accounts increased $2.0 million from December 31, 2008 to June 30, 2009.

Cash provided by operating activities for the year ended December 31, 2008 was $54.9 million, compared to cash used in operating activities of $16.0 million for the year ended December 31, 2007. This $70.9 million improvement was primarily due to a significant decrease in accounts receivable of $153.5 million in 2008, partially offset by payment of the CAPA arbitration settlement of $60.3 million and a $30.8 million increase in tax payments in 2008. The decrease in accounts receivable in 2008 was primarily due to the acceleration of the billing and collection cycles in 2008 as compared to 2007. Delays in billing and collection occurred in 2007 resulting from the upgrade of Towers Perrin’s global time and billing system during the second half of 2007. The level of accounts receivable at December 31, 2008 was more consistent with historic levels prior to the system upgrade in 2007.

The allowance for doubtful accounts decreased $11.0 million from December 31, 2007 to December 31, 2008.

Cash used in operating activities for the year ended December 31, 2007 was $16.0 million, compared to cash provided by operating activities of $92.6 million for the year ended December 31, 2006. The $108.6 million decrease was primarily attributable to a $73.8 million increase in accounts receivable and a tax refund of approximately $40.8 million received in 2006. The increase in accounts receivable in 2007 was primarily due to delays in the billing and collections cycles caused by the upgrade of Towers Perrin’s global time and billing software during the second half of 2007.

The allowance for doubtful accounts increased $15.0 million from December 31, 2006 to December 31, 2007.

Cash Provided by (Used in) Investing Activities

Cash provided by investing activities for the six months ended June 30, 2009 was $52.6 million, compared to cash used of $12.9 million for the six months ended June 30, 2008. The difference was primarily due to the $61.0 million received from the sale of Towers Perrin’s partnership interest in eHRO during the six months ended June 30, 2009.

Cash used in investing activities for the year ended December 31, 2008 was $39.1 million, compared to $64.1 million for the year ended December 31, 2007. The difference was primarily due to the MGMC and ISR acquisition related payments totaling $33.0 million in 2007.

Cash used in investing activities for the year ended December 31, 2007 was $64.1 million, compared to $44.0 million for the year ended December 31, 2006. The difference was primarily attributed to the MGMC and ISR acquisition related payments totaling $33.0 million in 2007.

Cash Used in Financing Activities

Cash used in financing activities was $0.6 million for the six months ended June 30, 2009, compared to $4.3 million for the six months ended June 30, 2008. The decrease was primarily attributable to fewer shareholders leaving Towers Perrin in 2009, which reduced the number of stock repurchases.

Cash used in financing activities was $5.6 million for the year ended December 31, 2008, compared to $5.2 million for the year ended December 31, 2007.

Cash used in financing activities was $5.2 million for the year ended December 31, 2007 compared to $34.6 million for the year ended December 31, 2006. The decrease was primarily attributable to the purchase of treasury stock of $36.0 million in 2006 related to the VSP.

Capital Commitments

Capital expenditures were $18.3 million for the six months ended June 30, 2009 and $29.6 million for fiscal year 2008. Anticipated commitments for capital expenditures for Towers Perrin are estimated at $6.8 million for the remainder of the year ending December 31, 2009. Towers Perrin expects cash from operations to adequately provide for these cash needs.

Off-Balance Sheet Arrangements and Contractual Obligations

Significant ongoing commitments consist primarily of leases, purchase commitments and other long-term liabilities. The following table summarizes Towers Perrin’s significant contractual obligations at December 31, 2008, and the future periods during which it expects to settle these obligations in cash. The notes to Towers Perrin’s annual consolidated financial statements contain additional details about certain of these obligations.

	Payments due in (in thousands)
	Total	2009	2010-2011	2012-2013	2014 and beyond
Operating leases(1)	$333,335	$61,646	$96,284	$60,752	$114,653
Pension and other postretirement benefit plan obligations(2)	501,875	59,523	93,478	97,934	250,940
Purchase obligations(3)	2,114	1,130	984	–	–
Other long-term liabilities reflected on the consolidated balance sheet under GAAP(4)	10,591	4,286	5,922	383	–

Total	$847,915	$126,585	$196,668	$159,069	$365,593

(1)	Operating leases consist of various third party leases for vehicles, office space and equipment such as copiers and servers with terms ranging from one to twenty years. See Note 8 to Towers Perrin’s consolidated financial statements for additional information on operating leases.
(2)	Pension and other postretirement benefit plan obligations include estimates of the minimum funding requirements to its funded Plans, pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA) and other regulations or minimum funding requirements and estimated future benefit payments to the non-funded pension and other postretirement benefit obligations, net of any expected federal subsidy. Additional discretionary contributions may be made.
(3)	Purchase obligations include contracts for telecommunication usage, software licenses and other obligations in the ordinary course of business that cannot be cancelled or where Towers Perrin would be required to pay a termination fee in the event of cancellation.
(4)	Comprised of the liability to former shareholders for share repurchases which is typically paid to the shareholder over four annual installments. Excludes $10.4 million of liabilities for unrecognized tax benefits due to Towers Perrin’s inability to reasonably estimate the period when cash settlements will be made.

Off-Balance Sheet Arrangements. Towers Perrin has certain financial guarantees and outstanding letters of credit, including stand-by letters of credit under its revolving credit facility, totaling $13.9 million and $13.8 million at December 31, 2008 and 2007, respectively. The purpose of the letters of credit is to collateralize Towers Perrin’s obligations under certain insurance and lease-related agreements.

Credit Agreement and Other Capital Resources

On November 8, 2006, Towers Perrin entered into a revolving credit facility or the “Facility” with a group of banks. Pursuant to the terms of the Facility, Towers Perrin has total commitments available at the date of the agreement of $200.0 million and the Facility is effective through its termination date of November 7, 2011. The Facility permits Towers Perrin to borrow funds under a variety of terms and to choose between two interest rate options. Towers Perrin is required to pay a facility fee which ranges from 12.5 to 25.0 basis points based upon the aggregate commitment. The facility fee is determined by the ratio of debt to EBITDA, as defined in the Facility.

The Facility requires Towers Perrin to comply with certain financial covenants. Towers Perrin was unable to comply with these covenants due to charges incurred in connection with the settlement of the EDS arbitration in 2007, due to non-cash charges incurred in connection with the issuance of warrants related to the VSP in 2006, and due to the sale of Towers Perrin’s interest in eHRO in June 2009. Towers Perrin sought and obtained the necessary waivers from the lenders in both 2007 and 2006 and for the six months ended June 30, 2009. The Facility has a change in ownership provision which will cause the termination of the Facility upon the effective date of the proposed merger with Watson Wyatt. It is anticipated that Towers Watson will have a new revolving credit facility in place on the effective date of the merger.

As of December 31, 2008 and 2007 and June 30, 2009, Towers Perrin had no outstanding borrowings under the Facility. Towers Perrin had outstanding commitments from the lenders under stand-by letters of credit in the amount $11.2 million under the Facility at December 31, 2008, which reduced the funding capacity under the Facility to $188.8 million. Additionally, at December 31, 2008, Towers Perrin had outstanding cash overdrafts of $0.9 million. There were no cash overdrafts at December 31, 2007.

Risk Management

As part of its overall risk management program, Towers Perrin utilizes commercial insurance policies with loss retentions and deductibles as well as loss control and quality assurance techniques and protocols. The commercial insurance coverage includes commercial general liability and claims-made errors and omissions insurance. The errors and omissions insurance policies provide coverage for claims against Towers Perrin and its subsidiaries, including the cost of defending such claims, above a self-insured retention of $1.0 million per claim. The coverage is written by an affiliated captive insurance company (PCIC) in which Towers Perrin holds an ownership interest, along with two other professional service firms, and by various other commercial insurance carriers. The PCIC policy of insurance provides the primary layer of errors and omissions insurance coverage above the self-insured retention. The policies of insurance issued by other insurance carriers provide coverage above the coverage provided by PCIC.

Premiums paid to PCIC are based on PCIC’s estimate of the amount it expects to pay for losses and expenses for all the member firms as a whole. Adjustments ultimately are made to each member firm’s premium based on its actual losses as compared to expected losses.

PCIC retains the first $25.0 million of coverage for each member firm. Changes to PCIC’s estimates of its losses, such as reserve adjustments and the actual outcomes of specific claims, will cause fluctuations in PCIC’s results. By virtue of its 36.4% ownership of PCIC, changes in PCIC’s loss estimates may result in fluctuations in Towers Perrin’s earnings.

Tower Perrin provides for the self-insured retention where estimated losses and loss expenses for known claims in excess of $1.0 million are considered probable and reasonably estimable. Although the company maintains errors and omissions insurance coverage, this insurance does not cover claims made after the expiration of current policies of insurance. Generally accepted accounting principles require a liability for incurred but not reported (IBNR) claims to be recorded if such claims are probable and reasonably estimable. The company uses actuarial assumptions to estimate and record its IBNR liability. At June 30, 2009, the IBNR liability was approximately $97.7 million.

Experience has shown that commercial insurance markets tend to be cyclical. There can be times of increasing and decreasing premium charges, and also times of greater and lesser availability of coverage. These cycles are anticipated to continue or to recur periodically, and to be reflected in future annual insurance renewals. As a result, Towers Perrin will continue to assess its ability to secure future errors and omissions insurance and the cost of such coverage, and cannot assure that such coverage will continue to be available indefinitely in the event of adverse claims experience, adverse loss trends, market capacity constraints or other factors.

The financial condition of PCIC and the other commercial carriers could affect their ability to pay claims. Towers Perrin anticipates that all of its insurance coverage will be collectible. However, given the long term nature of errors and omissions claims, it is possible that one or more of the companies providing errors and omissions coverage will be unable in the future to meet its obligations to policyholders, including Towers Perrin.

In addition to its insurance program, Towers Perrin utilizes various techniques that are designed to lower the risk of errors and omissions claims, including client selection criteria, project staffing, scoping and pricing evaluation, professional standards protocols, and a policy that all client relationships be documented by engagement letters containing specific risk mitigation provisions. Certain contractual provisions that are designed to mitigate risk may be unenforceable in certain litigation matters or in certain jurisdictions. Towers Perrin may incur significant legal expenses in defending against litigation.

Recent Accounting Pronouncements

The following pronouncements have been adopted by Towers Perrin for the year ended December 31, 2008:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 11 or “SFAS 159”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 was effective for Towers Perrin on January 1, 2008. Towers Perrin’s adoption of SFAS 159 did not have a material effect on Towers Perrin’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements or “SFAS 157”. This statement defines fair value and establishes a framework for measuring fair value as well as expands the required disclosures. The expanded disclosures include a requirement to disclose fair value measurements according to a hierarchy, segregating measurements using (1) quoted prices in active markets for identical assets and liabilities, (2) significant other observable inputs and (3) significant unobservable inputs. In February 2008, the FASB issued FASB Staff Position (FSP) SFAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, which amends SFAS 157 to exclude SFAS 13, Accounting for Leases and its related interpretive accounting pronouncements that address leasing transactions. In February 2008, the FASB issued FSP SFAS 157-2, Effective Date of FASB Statement No. 157 or “FSP SFAS 157-2”, which deferred the adoption date of SFAS 157 to fiscal years beginning after November 15, 2008 for non-financial assets and liabilities. Towers Perrin adopted SFAS 157 and FSP SFAS 157-2 effective January 1, 2008. See Note 15 to Towers Perrin’s consolidated financial statements. The adoption of SFAS 157, for all other assets and liabilities held by Towers Perrin, did not have a material effect on the Towers Perrin’s consolidated financial statements. Towers Perrin adopted SFAS 157 for non-financial assets and non-financial liabilities on January 1, 2009 and the provisions did not have a material effect on its consolidated financial statements.

In October 2008, the FASB issued FSP SFAS 157-3, Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active or “FSP SFAS 157-3” with an immediate effective date, including prior periods for which financial statements have not been issued. FSP SFAS 157-3 amends SFAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The adoption of FSP SFAS 157-3 did not have a material effect on Towers Perrin’s consolidated financial statements.

The following pronouncements have been adopted by Towers Perrin for the six months ended June 30, 2009:

In May 2009, the FASB issued SFAS No. 165, Subsequent Events or “SFAS 165” which provides additional guidance on the disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. Specifically, SFAS 165 introduces the concept of available to be issued and requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and shall be applied prospectively. Towers Perrin adopted the statement on June 30, 2009, however there was no impact on the notes to its consolidated financial statements. Towers Perrin has evaluated subsequent events (events occurring after June 30, 2009) for recognition or disclosure in the financial statements up to September 3, 2009.

In April 2009, the FASB issued FSP SFAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly or “FSP SFAS 157-4”. FSP SFAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability has significantly decreased or identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Towers Perrin adopted the statement on June 30, 2009 and there was no impact on Towers Perrin’s consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments or “FSP SFAS 115-2 and SFAS 124-2”. FSP SFAS 115-2 and SFAS 124-2 is limited in its guidance to debt securities, and requires an entity to recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the non-credit component in other comprehensive income when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. Entities are required to record a cumulative effect adjustment for the non-credit component of previously recognized other-than-temporary impairments that meets the criteria of the FSP SFAS 115-2 and SFAS 124-2. The statement is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Towers Perrin adopted the statement on June 30, 2009, and there was no impact on the consolidated financial statements upon adoption.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies or “FSP FAS 141(R)-1”. FSP FAS 141(R)-1 amends the provisions in SFAS 141(R) for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. No subsequent accounting guidance is provided in FSP FAS 141(R)-1, and the FASB expects an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. FSP FAS 141(R)-1 is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Towers Perrin adopted the statement on January 1, 2009 and will apply it prospectively in conjunction with SFAS 141(R). There is no impact on Towers Perrin’s consolidated financial statements at this time.

In September 2008, the FASB issued Emerging Issues Task Force Issue No. 08-6, Equity Method Investment Accounting Considerations or “EITF 08-6”. EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. Additionally, the statement changes the accounting for share issuances by an equity method investee, which previously had been accounted for under SEC Staff Accounting Bulletin No. 51, Accounting for the Sales of Stock of a Subsidiary. This pronouncement changed the accounting for gains associated with these sales, which will now be included in operating results rather than paid-in capital. EITF 08-6 is effective for fiscal years beginning after December 15, 2008. Towers Perrin adopted the pronouncement on January 1, 2009 and is applying the requirements prospectively. The adoption of the statement did not have a material effect on Towers Perrin’s consolidated financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets or “FSP FAS 142-3”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. For a recognized intangible asset, an entity shall disclose information that enables financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Towers Perrin adopted the statement on January 1, 2009 and is applying it prospectively. The adoption of the statement did not have a material impact on Towers Perrin’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 or “SFAS 161”. SFAS 161 gives financial statement users better information about the reporting entity’s hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. Towers Perrin has adopted the provisions of the statement on January 1, 2009 and has presented the disclosures in the 2009 quarterly financial statements.

In December 2007, the FASB issued SFAS 141(R), replacing SFAS No. 141, Business Combinations or “SFAS 141”. SFAS 141(R) retains the fundamental requirements of SFAS 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS 141(R) was adopted by Towers Perrin on January 1, 2009 and is to be applied prospectively to any future acquisitions. There is no impact on Towers Perrin’s consolidated financial statements at this time.

The following pronouncement has been issued and evaluated by Towers Perrin but not yet adopted as of June 30, 2009:

On December 30, 2008, the FASB issued FSP SFAS 132R-1, Employers’ Disclosures about Post Retirement Benefit Plan Assets or “FSP SFAS 132R-1”, an amendment of SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. FSP SFAS 132R-1 requires disclosures about fair value measurements of plan assets, as well as how investment allocation decisions are made, the major categories of plan assets and significant concentrations of risk within plan assets. This statement is effective for fiscal years ending after December 15, 2009. Comparative information for earlier periods is not required at initial adoption. The statement is not expected to have a material effect on Towers Perrin’s consolidated financial statements.

Quantitative and Qualitative Disclosures and Market Risk

Towers Perrin is exposed to market risks in the ordinary course of business. These risks include interest rate risk, foreign currency exchange and translation risk.

Interest Rate Risk

The primary objective of Towers Perrin’s investment activities is to preserve principal while at the same time maximizing yields without significantly increasing risk. To achieve this objective, Towers Perrin maintains its portfolio in mainly short term securities that are recorded on the balance sheet at fair value.

Foreign Currency Risk

International revenues result from transactions by Towers Perrin’s foreign operations and are typically denominated in the local currency of each country. These operations also incur most of their expenses in the local currency. Accordingly, Towers Perrin’s foreign operations use the local currency as their functional currency. Towers Perrin’s primary international operations use the British pound, the Euro and the Canadian dollar. Towers Perrin’s international operations are subject to risks typical of international operations, including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, its future results could be adversely impacted by changes in these or other factors.

Translation Exposure

Foreign exchange rate fluctuations may adversely impact Towers Perrin’s consolidated financial position as well as Towers Perrin’s consolidated results of operations and may adversely impact its financial position as the assets and liabilities of its foreign operations are translated into U.S. dollars in preparing its consolidated balance sheet. Additionally, foreign exchange rate fluctuations may adversely impact Towers Perrin’s consolidated results of operations as exchange rate fluctuations on transactions denominated in currencies other than its functional currencies result in gains and losses that are reflected in Towers Perrin’s consolidated statement of income.

Towers Perrin consolidates its international subsidiaries by converting them into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation or “SFAS 52”. The results of operations and its financial position will fluctuate when there is a change in foreign currency exchange rates.

TOWERS PERRIN PROPOSAL NO. 2 AMENDING ARTICLE VI OF TOWERS PERRIN’S BYLAWS

The Towers Perrin board of directors has unanimously determined that the proposal to amend Article VI of Towers Perrin’s bylaws is advisable and in the best interests of Towers Perrin, its shareholders and other constituencies. Accordingly, the Towers Perrin board of directors recommends that Towers Perrin shareholders vote to approve the proposal to amend Article VI of the bylaws of Towers Perrin.

Article VI of Towers Perrin’s bylaws contains provisions that restrict the ownership and transfer of shares of Towers Perrin common stock. For example, various provisions in Article VI require that any Towers Perrin shareholder who ceases to be employed by Towers Perrin (whether because of retirement, death, termination of employment, or otherwise) must sell his or her shares of Towers Perrin common stock back to Towers Perrin for a per-share consideration equal to the redemption value per share (defined in Towers Perrin’s bylaws as “book value per share”). In addition, Section 6.6 states that no Towers Perrin shareholder may assign, pledge or in any way dispose of or encumber any of his or her shares of such stock or his or her interest in such shares, except pursuant to these mandatory redemption provisions.

The Towers Perrin board of directors has determined that in order to complete the transactions contemplated by the merger agreement, including the merger and the conversion of securities contemplated by the merger agreement, Article VI must be amended to, among other things, eliminate these transfer restrictions and mandatory redemption provisions. If approved, the amendments would also eliminate certain other provisions of Article VI that the Towers Perrin board of directors has determined are either related to the transfer restrictions or mandatory redemption provisions, or would not be relevant to or appropriate for a wholly-owned subsidiary of a public company, including provisions that require shareholders to be employed by Towers Perrin.

The proposed amendments do not modify or eliminate the shareholder covenants contained in Section 6.18 of the Towers Perrin bylaws, regarding competition and the solicitation of Towers Perrin clients and employees, and such covenants would remain in effect and continue to apply after shareholder approval of the amendments.

The amendment to Article VI of Towers Perrin’s bylaws will, subject to approval by Towers Perrin shareholders, read as follows:

“Reference is made to the Amended and Restated Bylaws of Towers, Perrin, Forster & Crosby, Inc. (the “Company”), dated January 3, 2006 (the “Bylaws”), which are hereby amended as follows:

1. Each of Sections 6.1 through 6.17, 6.19, 6.20, 6.21, 6.23, 6.24.2, 6.25, and 6.26 of the Bylaws shall be amended by deleting the text thereof in its entirety and replacing such deleted text with “Reserved”.

2. Section 6.22 of the Bylaws shall be amended by deleting the text thereof in its entirety and replacing such deleted text with the following:

“Amendment. The provisions of this Article VI may not be amended in a manner that increases the restrictions that this Article VI imposes on a Shareholder.”

3. Section 6.24.1 of the Bylaws shall be amended by deleting the first two sentences thereof in their entirety, and amending the third sentence thereof by replacing “Thus” with “Each shareholder agrees that”.

4. Section 6.28 of the Bylaws shall be amended by deleting the third sentence thereof in its entirety.”

The text of Article VI of Towers Perrin’s bylaws, as so amended, is set forth in Annex I attached hereto, and is marked to show changes from Article VI as currently in effect (the new text is bold and underscored, and the old text is crossed out).

The Towers Perrin board of directors recommends that Towers Perrin shareholders vote “FOR” the proposal to amend Article VI of Towers Perrin’s bylaws. Pursuant to Towers Perrin’s bylaws, this proposal will require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin common stock at the special meeting. Each share (or fraction thereof) of Towers Perrin common stock outstanding on the record date is entitled to one vote per share of common stock (or fraction thereof). Assuming the presence of a quorum, the failure to submit electronically a proxy card or the failure to vote in person at the special meeting, and abstentions from voting will have the effect of a vote “AGAINST” this proposal.

It is important to note that the amendment of Article VI of Towers Perrin’s bylaws is conditioned upon the approval and adoption of the merger agreement proposal by each of the Towers Perrin and Watson Wyatt stockholders at their respective special meetings and the completion of the merger. If the amendment to Article VI of Towers Perrin’s bylaws is approved at the special meeting of Towers Perrin’s shareholders, the amendment will not be effective until immediately prior to the effective time.

It is important to note that the merger will not be completed unless the holders of two-thirds of the issued and outstanding shares of Towers Perrin common stock vote “FOR” both the approval and adoption of the merger agreement (Proposal No. 1) and the amendment to Article VI of Towers Perrin’s bylaws (Proposal No. 2).

WATSON WYATT PROPOSAL NO. 2 APPROVAL OF THE TOWERS WATSON & CO. 2009 LONG TERM INCENTIVE PLAN

At the Watson Wyatt special meeting, holders of common stock are being asked to consider and affirmatively vote on the Towers Watson Incentive Plan. A description of the material provisions of the Towers Watson Incentive Plan is provided for below and a copy of the Towers Watson Incentive Plan is included as Annex G to this document. This description is qualified in its entirety by reference to the full text of the Towers Watson Incentive Plan.

Towers Watson intends to implement the Towers Watson Incentive Plan so it can have the ability to make equity incentive compensation awards to directors, officers and employees of Towers Watson following the consummation of the merger.

The completion of the merger is not conditioned upon the approval of the Towers Watson Incentive Plan proposal. However, the implementation of the Towers Watson Incentive Plan is subject to approval by the stockholders of Watson Wyatt and the consummation of the merger. At the Watson Wyatt special meeting, the affirmative vote of the holders of a majority of the votes represented and entitled to vote at the special meeting is required to approve the Towers Watson Incentive Plan. If the proposals to adopt and approve the merger agreement do not receive the requisite stockholder approvals or, if for any other reason the merger agreement is terminated, then the Towers Watson Incentive Plan will not be implemented.

If the stockholders of Watson Wyatt approve the Towers Watson Incentive Plan and the merger is consummated, Towers Watson will not issue any further equity incentive awards under the existing Watson Wyatt equity incentive plans other than the ESPP and the Purchase Plans (as described in “The Merger Agreement — Conversion of Stock, Stock Options and Other Awards — Certain Watson Wyatt Equity Incentive Plans”).

Further details on the impact of the merger on each of Watson Wyatt’s equity incentive plans are provided as follows, assuming that the Towers Watson Incentive Plan is approved by Watson Wyatt’s stockholders:

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2001 Watson Wyatt Deferred Stock Unit Plan.  At the effective time, all Watson Wyatt DSUs will either be settled in shares of Towers Watson Class A common stock or cancelled, and there will be no further awards outstanding or granted after the effective time under the 2001 Watson Wyatt Deferred Stock Unit Plan.

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Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan.  Certain Watson Wyatt executive officers have outstanding options to purchase Watson Wyatt Class A common stock, which were awarded under the Watson Wyatt 2000 Long-Term Incentive Plan. All of these options were granted on September 9, 2009, with an exercise price of $42.47 per share. These options will vest immediately upon completion of the merger, and will be exchanged at the effective time for vested options to purchase shares of Towers Watson Class A common stock on a one-for-one basis, with the same exercise price as the underlying Watson Wyatt options. Presently, there are options to purchase 125,468 shares of Watson Wyatt Class A common stock outstanding. These are the only outstanding awards under the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan, and Watson Wyatt does not currently expect any additional awards to be issued under this plan. At the effective time, all outstanding Watson Wyatt options will be assumed by Towers Watson and converted on a one-for-one basis into options to purchase Towers Watson Class A common stock. The Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan will be assumed by Towers Watson at closing to the limited extent necessary to permit the assumption of Watson Wyatt options, and Towers Watson does not intend to issue any further awards under this plan.

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Watson Wyatt ESPP.  The Watson Wyatt ESPP will be assumed by Towers Watson at closing. Upon its assumption by Towers Watson, the number of shares of Towers Watson Class A common stock available for purchase under the ESPP will be number of shares of Class A common stock for issuance under the ESPP equal to 6.75 million minus the number of shares issued under the ESPP by Watson Wyatt prior to the merger. As of October 29, 2009, 2,031,323 shares have been issued under the ESPP by Watson Wyatt.

If the stockholders of Watson Wyatt do not approve the Towers Watson Incentive Plan and the merger is consummated, Towers Watson intends to use the remaining availability under Watson Wyatt’s existing equity plans for additional equity incentive awards in Towers Watson common stock following the consummation of the merger.

Watson Wyatt’s board of directors has unanimously approved the Towers Watson Incentive Plan and recommends that Watson Wyatt stockholders vote to approve the Towers Watson Incentive Plan.

Description of the Towers Watson Incentive Plan

The following is a summary of the material terms of the Towers Watson Incentive Plan, which is qualified in its entirety by reference to the plan documents attached as Annex G to this document.

General

The Towers Watson Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity and non-equity based awards to eligible employees, non-employee members of Towers Watson’s board of directors and other service providers to Towers Watson. The purpose of the Towers Watson Incentive Plan will be to maximize stockholder value and otherwise contribute to Towers Watson’s success, by providing incentives to retain and motivate Towers Watson’s employees and other service providers, and to attract and motivate experienced and knowledgeable persons to serve as non-employee directors. Towers Watson’s board of directors has approved the adoption of the Towers Watson Incentive Plan.

A total of 12,500,000 shares of Towers Watson Class A common stock, representing approximately 3.0% of the total outstanding shares of Towers Watson Class A common stock on a fully-diluted basis immediately following the effective time, will be available for issuance under the Towers Watson Incentive Plan. The shares available for issuance under the Towers Watson Incentive Plan are subject to a fungible share design, such that all stock options and stock appreciation rights granted under the plan count 1:1 against the 12,500,000 share limit; however, other awards granted under the plan, including restricted stock units and restricted stock, count against this share limit on a 1.85:1 basis. Therefore, the overall limit on such other awards is approximately 6.76 million shares of Towers Watson Class A common stock. The shares available for issuance as well as outstanding awards under the Towers Watson Incentive Plan are subject to adjustment in the event of a reorganization, stock split, merger or similar change. The shares available for issuance under the Towers Watson Incentive Plan may be authorized and unissued or held as treasury shares.

Administration and Eligibility

The Towers Watson Incentive Plan will be administered by the compensation committee of Towers Watson’s board of directors, which will be constituted as of the effective time. In this section, this committee is referred to as the “compensation committee”. The compensation committee will have general authority to grant awards and prescribe the terms thereof, as well as authority to interpret and apply the terms of the Towers Watson Incentive Plan and individual awards. The compensation committee will also be able to delegate certain of its responsibilities under the Towers Watson Incentive Plan. Towers Watson’s non-employee directors, officers and other employees will each be eligible, in the sole discretion of the compensation committee, to become a participant under the Towers Watson Incentive Plan and receive grants thereunder.

Adjustments

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to Towers Watson Class A common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, appropriate and equitable adjustments shall be made to the maximum number and kind of shares available for grant, and the number and kind of shares of common stock or other rights and prices under outstanding awards to prevent dilution or enlargement of a participant’s rights under an award.

Effect of Change in Control

Under the Towers Watson Incentive Plan, in the event of a “Change in Control,” if the vesting of an award is based on the attainment of performance goals, the amount of payout of cash or securities under such award will be determined as if the performance goals were achieved at the target level of performance. However, vesting and (as applicable) payment shall remain subject to any requirements under the award relating to continued performance of services, except where service is terminated without “Cause” upon or following the “Change in Control,” in which case full vesting and (as applicable) payment under such awards shall be made within ten days following the termination. With respect to awards not subject to performance goals, such awards will fully vest immediately prior to the “Change in Control,” unless the award is assumed by the acquiring company or a reasonably equivalent award is substituted for such award, with vesting on the same conditions as the original award, except where service is terminated without “Cause” or within twelve months following the “Change of Control,” in which case any assumed or substituted awards shall fully vest and (as applicable) become payable within ten days following the termination.

Types of Awards

Under the Towers Watson Incentive Plan, the compensation committee may grant the following types of awards:

•

Stock Options. The compensation committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code or nonqualified stock options. The exercise price of an option may not be less than 100% of the fair market value of a share of Towers Watson Class A common stock on the date of the grant. The compensation committee will determine the vesting requirements as well as the term of exercise of each option, including the effect of termination of employment or service of a participant. Such vesting requirements will be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the compensation committee. The compensation committee may accelerate the vesting of a stock option upon a termination of service of the participant under certain circumstances. The maximum term of an option will be 10 years from the date of grant. The maximum number of shares of Towers Watson Class A common stock that may be subject to stock options granted to a single participant in any one year is limited to 1,000,000 shares. In the case of incentive stock options, for purposes of Code Section 422, the maximum value of shares of common stock (determined at the date of grant) that may be subject to incentive stock options that become exercisable by a single employee in any one year is limited to $100,000. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (1) in cash, (2) in shares of Towers Watson Class A common stock, (3) through an open-market, broker-assisted sales transaction, (4) by a combination of these methods, or (5) by such other method approved by the compensation committee, and must pay any required tax withholding amounts. All options are nontransferable except upon the participant’s death by his or her will or the laws of descent and distribution or, in the case of non-qualified options, subject to prior approval by the compensation committee, to a participant’s “family member”, as may be approved by the compensation committee in its discretion at the time of the proposed transfer. Without prior approval of stockholders, the Towers Watson Incentive Plan prohibits the cancellation, substitution or amendment of an option that would have the effect of reducing the exercise price of a previously granted option, except for equitable adjustments for any recapitalization, reclassification or other change in our corporate structure, as described above.

•

Stock Appreciation Rights. A stock appreciation right (or “SAR”) may be granted on a stand-alone basis or in tandem with a related stock option and entitles a participant to receive payment based on the excess of the fair market value of a share of Towers Watson Class A common stock on the date of settlement over the grant price of the SAR, multiplied by the number of shares as to which the right is being settled or exercised. SARs may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The exercise price of an SAR may not be less than 100% of the fair market value of a share of Towers Watson Class A common stock on the date of the grant. The compensation committee will determine the vesting requirements as well as the term of exercise of each SAR, which may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The compensation committee may accelerate the vesting of SARs upon a termination of service of the participant under certain circumstances, as set forth in the participant’s award agreement or otherwise. The maximum term of an SAR will be 10 years from the date of grant. The maximum number of shares of Towers Watson Class A common stock that may be subject to SARs granted to a single participant in any one year is limited to 500,000 shares.

•

Restricted Stock. A grant of restricted stock represents shares of Towers Watson Class A common stock that are issued subject to conditions relating to vesting and forfeiture requirements, as determined by the compensation committee in its discretion. Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the compensation committee. The compensation committee may accelerate the vesting of restricted stock upon a termination of service of the participant under certain circumstances, as set forth in the participant’s award agreement. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of Towers Watson, including voting rights and the right to receive dividends, the treatment of which may be provided in the participant’s award agreement. The maximum number of shares of Towers Watson Class A common stock that may be subject to restricted stock awards granted to a single participant in any one year is limited to 500,000 shares.

•

Restricted Stock Units. A restricted stock unit (or “RSU”) represents the right of a participant to receive a payment under an award that is denominated in shares of Towers Watson Class A common stock. An RSU represents an unfunded bookkeeping entry which serves as a unit of measurement relative to one share of Towers Watson Class A common stock for purposes of determining the payment in shares of a deferred benefit or right. RSUs may be subject to vesting requirements, restrictions and conditions to payment as determined by the compensation committee in its discretion. Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the compensation committee. The compensation committee may accelerate the vesting of an RSU upon a termination of service of the participant under certain circumstances, as set forth in the participant’s award agreement. RSU awards are payable in cash or in shares of Towers Watson Class A common stock or in a combination of both. RSUs may also be granted together with related dividend equivalent rights. The maximum number of shares of Towers Watson Class A common stock that may be subject to RSUs granted to a single participant in any one year is limited to 500,000 shares.

•

Performance Awards. The compensation committee may grant performance awards under the Towers Watson Incentive Plan which represent the right to receive a payment in cash if performance goals established by the compensation committee for a performance period are satisfied. The compensation committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the compensation committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the compensation committee deems appropriate. The compensation committee may accelerate the vesting of a performance award upon a termination of service of the participant under certain circumstances, as set forth in the participant’s award agreement. The maximum cash compensation that may be paid to a single participant in any one year with respect to a performance award is limited to $5 million.

•

Section 162(m) Awards. For purposes of qualifying grants of performance awards as “performance-based compensation” under Section 162(m) of the Code, the compensation committee, in its discretion, may determine that the performance objectives applicable to performance awards shall be based on the achievement of one or more performance goals. In addition, the compensation committee may grant awards of restricted stock, restricted stock units or performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Under that section, the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the compensation committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to Towers Watson, any subsidiary or any business unit: (1) net earnings; (2) earnings per share; (3) dividend ratio; (4) net sales growth; (5) income or net income (before taxes); (6) operating profit or net operating profit; (7) return measures (including, but not limited to, return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); (9) earnings before or after taxes, interest, depreciation or amortization; (10) share price (including, but not limited to, growth measures and total shareholder return); (11) expense targets; (12) customer satisfaction; (13) market share; (14) economic value added; (15) the formation of joint ventures or the completion of other corporate transactions; (16) market capitalization; (17) debt leverage (debt to capital); (18) operating income or net operating income; (19) operating margin or profit margin; (20) return on operating revenue; (21) operating ratio; (22) integration and/or penetration of the market; and/or (23) any combination of or a specified increase in any of the foregoing. Some of these metrics may also be evaluated on a relative basis and not solely against absolute standards. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to performance goals shall only be made to the extent consistent with Section 162(m) of the Code, and the compensation committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period, to the extent consistent with Section 162(m) of the Code: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) mergers, acquisitions and divestitures, (5) accruals for reorganization and restructuring programs and (6) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the applicable year or quarter.

•

Other Stock Awards. The compensation committee may grant other awards under the Towers Watson Incentive Plan that may be denominated or payable in, or otherwise based on Towers Watson Class A common stock. The compensation committee will determine the terms and conditions of such awards, and such awards may be made with or without vesting requirements. The maximum number of shares of Towers Watson Class A common stock that may be subject to stock awards granted to a single participant in any one year is limited to 500,000 shares.

Terms of Awards

The terms and conditions of each award made under the Towers Watson Incentive Plan, including applicable vesting requirements, may be set forth in written agreements or other award documents with each participant. Vesting requirements of any award may be based on the continued service of the participant for a specified period or on the attainment of specified business performance goals established by the compensation committee. The compensation committee will specify the circumstances in which performance awards will be paid or forfeited in the event of termination of employment of the plan participant or other event (including a “Change in Control”) during the term of an award. Awards under the Towers Watson Incentive Plan will generally not be transferable other than by will or the laws of descent and distribution and except for certain transfers for gift and estate planning purposes. The compensation committee may modify the terms of individual awards as necessary to comply with requirements of local law for jurisdictions outside of the United States.

Amendment and Termination

Towers Watson’s board of directors may amend, modify, suspend or terminate the Towers Watson Incentive Plan in its discretion, except that no amendment, modification, suspension or termination will become effective without prior approval of Towers Watson’s stockholders if such approval is determined necessary or desirable for continued compliance with any tax, securities law or stock exchange listing requirements. Furthermore, any amendment, modification, suspension or termination may not adversely affect any outstanding rights or obligations under the Towers Watson Incentive Plan without the affected participant’s consent. At the discretion of Towers Watson’s board of directors, for purposes of compliance with Section 162(m) of the Code, the performance goals will be subject to approval of Towers Watson’s stockholders no later than the first stockholder meeting that occurs in the year following the fifth anniversary of the effective date of the Towers Watson Incentive Plan. If not previously terminated by Towers Watson’s board of directors, the Towers Watson Incentive Plan will terminate on the 10th anniversary of its adoption.

U.S. Federal Income Tax Consequences

Following is a summary of the United States federal income tax consequences of awards under the Towers Watson Incentive Plan to participants who are subject to United States tax. Tax consequences of the Towers Watson Incentive Plan to Towers Watson and participants in other jurisdictions are not addressed.

Stock Options. An optionee will not generally recognize taxable income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares subject thereto over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. Towers Watson will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is our employee at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, he or she will recognize capital gain or loss equal to the difference between the sales price and the exercise price. An optionee who sells the shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and Towers Watson will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards. The current United States federal income tax consequences of other awards authorized under the Towers Watson Incentive Plan are generally in accordance with the following: (1) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (2) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (3) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (4) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, Towers Watson will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing Towers Watson the full federal tax deduction otherwise permitted for such compensation.

ADDITIONAL INFORMATION

Legal Matters

Legal matters relating to the validity of the securities to be issued in the merger will be passed upon for the Holding Company by Gibson Dunn. The opinions referred to in the discussion set forth under “Material Income Tax Considerations” will be provided to Towers Perrin by Milbank and Watson Wyatt by Gibson Dunn.

Experts

The consolidated balance sheet of Jupiter Saturn Holding Company at June 30, 2009 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report appearing herein. Such balance sheet has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Towers Perrin and its subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been included in this document in reliance upon the report of KPMG LLP, independent public accountants, appearing elsewhere in this document, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 financial statements refers to Towers Perrin’s adoption of EITF Topic No. D-98, Classification and Measurement of Redeemable Securities; Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans on December 31, 2007; and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109, on January 1, 2007.

The consolidated financial statements, and the related financial statement schedule, of Watson Wyatt incorporated in this document by reference from Watson Wyatt’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and the effectiveness of Watson Wyatt’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion and include an explanatory paragraph regarding the adoption of new accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statements schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Stockholder Proposals

If the merger is consummated, Towers Perrin and Watson Wyatt stockholders will become stockholders of Towers Watson. Stockholder proposals intended to be included in Towers Watson’s proxy statement and voted on at Towers Watson’s first regularly scheduled annual meeting of stockholders after the merger must be submitted to Towers Watson’s Corporate Secretary and submitted in accordance with applicable SEC rules and regulations governing the submission of stockholder proposals, which rules and regulations also govern Towers Watson’s consideration of such stockholder proposals for inclusion in its proxy statement and form of proxy.

Pursuant to Towers Watson’s bylaws, in order for any business not included in the proxy statement for the next regularly scheduled annual meeting of stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Towers Watson’s Corporate Secretary. To be timely, the notice must be received by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. The notice must contain the information required by Towers Watson’s bylaws. The foregoing bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in the Towers Watson’s proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the Exchange Act and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of Towers Watson’s bylaws is available upon request to: Towers Watson, c/o Watson Wyatt Worldwide, Inc., 875 Third Avenue, New York, New York 10022, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Where You Can Find Additional Information

The Holding Company has filed a registration statement with the SEC under the Securities Act that registers the distribution to Towers Perrin security holders and Watson Wyatt stockholders of the shares of common stock and notes of Towers Watson to be issued in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Towers Perrin, Watson Wyatt and Towers Watson and the securities of these companies. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

Watson Wyatt files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Watson Wyatt, who file electronically with the SEC. The address of the website is www.sec.gov. The reports and other information filed by Watson Wyatt with the SEC are also available at Watson Wyatt’s website, which is www.watsonwyatt.com. Except for the documents specifically incorporated by reference into this document, information contained on Watson Wyatt’s website or that can be accessed through its website is not incorporated by reference into this document.

The SEC allows Watson Wyatt to “incorporate by reference” information into this document. This means that Watson Wyatt can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this document is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that Watson Wyatt has previously filed with the SEC. They contain important information about Watson Wyatt and its financial condition.

Watson Wyatt’s Filings (File Number 001-16159)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended June 30, 2009 and filed on August 14, 2009
Amendment to Annual Report on Form 10-K/A	Fiscal year ended June 30, 2009 and filed on October 20, 2009
Current Reports on Form 8-K	Filed on September 10, 2009, October 9, 2009 and October 19, 2009

In addition, the SEC allows Watson Wyatt to also incorporate by reference into this document additional documents that Watson Wyatt may file with the SEC between the date of this document and the date of the Watson Wyatt special meeting and the Towers Perrin special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

None of the Holding Company, Towers Perrin or Watson Wyatt has authorized anyone to give any information or make any representation about the merger, the Holding Company, Towers Perrin or Watson Wyatt that is different from or in addition to the information contained in this document or in any materials that are incorporated by reference in this document. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these type of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as to the date of this document.

TOWERS PERRIN CONSOLIDATED FINANCIAL STATEMENTS

Page
Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries:

Report of Independent Public Accountants	FS-2
Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006	FS-3
Consolidated Balance Sheets as of December 31, 2008 and 2007	FS-4
Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006	FS-5
Consolidated Statements of Changes in Mandatorily Redeemable Common Shares and Other Shareholders’ Deficit for the years ended December 31, 2008, 2007 and 2006	FS-6
Notes to Consolidated Financial Statements	FS-7

Consolidated Statements of Operations for the six months ended June 30, 2009 and 2008 (unaudited)	FS-46
Consolidated Balance Sheets as of June 30, 2009 (unaudited) and December 31, 2008	FS-47
Consolidated Statements of Cash Flows for the six months ended June 30, 2009 and 2008 (unaudited)	FS-48
Consolidated Statements of Changes in Mandatorily Redeemable Common Shares and Other Shareholders’ Deficit for the six months ended June 30, 2009 (unaudited)	FS-49
Notes to Consolidated Financial Statements (unaudited)	FS-50

Report of Independent Public Accountants

The Board of Directors

Towers, Perrin, Forster & Crosby, Inc.:

We have audited the accompanying consolidated balance sheets of Towers, Perrin, Forster & Crosby, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in mandatorily redeemable common shares and other shareholders’ deficit, and cash flows for each of the years in the three year period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Towers, Perrin, Forster & Crosby, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

In the accompanying financial statements, the Company has reclassified mandatorily redeemable common shares outside of permanent equity in the balance sheet to adopt EITF Topic No. D-98, Classification and Measurement of Redeemable Securities. As described in note 11 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2007. As described in note 12 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109, on January 1, 2007.

/s/ KPMG LLP
Philadelphia, Pennsylvania

March 5, 2009, except as to the adoption of EITF Topic D-98, Classification and Measurement of Redeemable Securities and the related disclosure in Notes 1 and 14, and Note 17, which are as of September 3, 2009

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands)

	2008	2007	2006
Revenues:
Consulting revenue	$1,511,109	$1,419,891	$1,255,300
Commissions	146,505	155,391	144,377
Reimbursed client expenses	56,502	55,002	49,932
Reinsurance investment income	5,653	10,851	10,425

Total revenue	1,719,769	1,641,135	1,460,034
Expenses:
Compensation and benefits	1,206,637	1,129,185	1,080,915
General and administrative	256,334	323,026	194,292
Occupancy-related costs	68,561	61,873	58,217
Professional and subcontracted services	122,379	120,981	89,990
Depreciation and amortization	36,986	34,711	31,021
Restructuring benefit	(351)	(5,229)	(7,274)

Total expenses	1,690,546	1,664,547	1,447,161

Operating income (loss)	29,223	(23,412)	12,873

Gain on sale of businesses	1,237	1,751	2,756
Other non-operating income (loss):
Investment and other income, net	23,879	25,850	24,104
Equity in loss of unconsolidated affiliates	(14,949)	(23,909)	(14,570)

Income (loss) before income taxes	39,390	(19,720)	25,163

Income tax expense	(34,450)	(3,785)	(44,258)

Net income (loss) attributable to mandatorily redeemable common shares	$4,940	$(23,505)	$(19,095)

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2008 and 2007

(in thousands)

	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$486,864	$503,373
Short-term investments	10,006	232
Accounts receivable, net of allowances	367,337	447,498
Deferred income taxes, net	136,325	127,399
Prepaid expenses and other current assets	31,841	37,309

Total current assets	1,032,373	1,115,811

Non-current assets:
Property and equipment, net of accumulated depreciation and amortization	97,545	104,530
Intangible assets, net of accumulated amortization	33,800	49,476
Goodwill	59,181	64,960
Deferred income taxes, net	261,357	208,094
Investment in unconsolidated affiliates	65,483	79,893
Other non-current assets	133,547	243,803

Total non-current assets	650,913	750,756

Total assets	$1,683,286	$1,866,567

LIABILITIES, MANDATORILY REDEEMABLE COMMON SHARES, AND OTHER SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$38,289	$43,271
Reinsurance payables	115,350	117,885
Accrued bonus	284,070	262,232
Reserve for pension and other postretirement benefits	48,163	42,661
Deferred income	104,301	97,592
Other current liabilities	123,604	201,751

Total current liabilities	713,777	765,392
Non-current liabilities:
Errors and omissions claim reserves	137,100	141,500
Reserve for pension and other postretirement benefits	594,864	578,566
Deferred income	1,667	11,667
Other non-current liabilities	95,235	105,628

Total non-current liabilities	828,866	837,361

Total liabilities	1,542,643	1,602,753

Commitments and contingencies (Note 13)

Mandatorily redeemable common shares	257,688	301,435

Other shareholders’ deficit	(117,045)	(37,621)

Total liabilities, mandatorily redeemable common shares and other shareholders’ deficit	$1,683,286	$1,866,567

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands)

	2008	2007	2006
Cash Flows from Operating Activities:
Net income (loss) attributable to mandatorily redeemable common shares	$4,940	$(23,505)	$(19,095)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of businesses	(1,237)	(1,751)	(2,756)
Equity in loss of unconsolidated affiliates	14,949	23,909	14,570
Derivative loss	8,222	–	–
Loss (gain) on disposal of property and equipment	302	518	(525)
Depreciation and amortization	36,986	34,711	31,021
Foreign currency remeasurement (gain) loss	(3,009)	3,542	(2,087)
Benefit from deferred income taxes	(11,404)	(31,762)	(24,374)
Warrant expense	–	–	44,822
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	36,671	(116,808)	(43,003)
Decrease (increase) in prepaid expenses and other current assets	99	(6,451)	50,361
(Decrease) increase in accounts payable and accrued expenses	(4,823)	3,268	(2,586)
Decrease in reinsurance payables	(1,736)	(2,957)	(30,339)
Increase in accrued bonus	29,863	8,332	46,285
(Decrease) increase in reserve for pension and other postretirement benefits	(84,749)	55,085	50,434
Increase (decrease) in errors and omissions claim reserves	4,305	(3,030)	13,263
(Decrease) increase in deferred income	(3,291)	13,313	4,737
Other net assets and liabilities	28,785	27,579	(38,128)

Net cash provided by (used in) operating activities	54,873	(16,007)	92,600

Cash Flows from Investing Activities:
Capital expenditures	(29,624)	(33,077)	(29,705)
Proceeds from sale of property and equipment	263	319	–
Net cash transferred with sale of business	–	(6,541)	–
Acquisitions, net of cash acquired	–	(32,991)	(6,105)
(Purchase) sale of short-term investment securities	(9,768)	8,230	(8,230)

Net cash used in investing activities	(39,129)	(64,060)	(44,040)

Cash Flows from Financing Activities:
Cash overdrafts	868	–	–
Net borrowings (payments) of notes payable	1,296	(1,944)	1,460
Purchase of treasury stock, net	(7,802)	(3,295)	(36,018)

Net cash used in financing activities	(5,638)	(5,239)	(34,558)

Effect of exchange rate changes on cash and cash equivalents	(26,615)	7,701	15,776

Net (decrease) increase in cash and cash equivalents	(16,509)	(77,605)	29,778
Cash and cash equivalents, beginning of year	503,373	580,978	551,200

Cash and cash equivalents, end of period	$486,864	$503,373	$580,978

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$492	$1,227	$1,862

Income taxes	$76,262	$45,486	$53,574

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statements of Changes in Mandatorily Redeemable Common Shares and Other Shareholders’ Deficit

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except share data)

	Common Stock		Paid-in Capital	Treasury Stock		Retained Earnings	Other	Total Mandatorily Redeemable Common Shares	Other Shareholders’ Deficit	Comprehensive (Loss) Income
	Shares	Amount		Shares	Amount
Balance as of January 1, 2006	94,115	$47	$101,906	10,387	$(34,139)	$239,931	$(1,791)	$305,954	$(68,132)
Sale of shares of common stock from treasury	–	–	1,348	(2,596)	7,639	–	–	8,987	–
Purchase of shares of common stock for treasury	–	–	–	12,858	(45,005)	–	–	(45,005)	–
Issuance of 6,051 stock warrants	–	–	44,822	–	–	–	–	44,822	–
Comprehensive loss:
Loss attributable to mandatorily redeemable common shares	–	–	–	–	–	(19,095)	–	(19,095)	–	$(19,095)
Currency translation adjustment, net of tax of $700	–	–	–	–	–	–	6,141	6,141	–	6,141
Change in pension liability, net of tax of $(10,975)	–	–	–	–	–	–	–	–	(6,796)	(6,796)

Total comprehensive loss										$(19,750)

Balance as of December 31, 2006	94,115	$47	$148,076	20,649	$(71,505)	$220,836	$4,350	$301,804	$(74,928)

Adjustment to initially apply FASB Interpretation No. 48	–	–	–	–	–	9,296	–	9,296	–
Gain on investment of unconsolidated affiliates (Note 6)	–	–	870	–	–	–	–	870	–
Sale of shares of common stock from treasury	–	–	390	(580)	1,973	–	–	2,363	–
Purchase of shares of common stock for treasury	–	–	–	1,389	(5,658)	–	–	(5,658)	–
Comprehensive income:
Loss attributable to mandatorily redeemable common shares	–	–	–	–	–	(23,505)	–	(23,505)	–	$(23,505)
Currency translation adjustment, net of tax of $2,605	–	–	–	–	–	–	16,680	16,680	–	16,680
Hedge effectiveness, net of tax of $(272)	–	–	–	–	–	–	(415)	(415)	–	(415)
Change in pension liability, net of tax of $3,171	–	–	–	–	–	–	–	–	9,863	9,863

Total comprehensive income										$2,623

Adjustment to initially apply FASB Statement No. 158, net of tax of $13,796									27,444

Balance as of December 31, 2007	94,115	$47	$149,336	21,458	$(75,190)	$206,627	$20,615	$301,435	$(37,621)

Gain on investment of unconsolidated affiliates (Note 6)	–	–	822	–	–	–	–	822	–
Purchase of shares of common stock for treasury	–	–	–	1,906	(7,802)	–	–	(7,802)	–
Comprehensive loss:
Earnings attributable to mandatorily redeemable common shares	–	–	–	–	–	4,940	–	4,940	–	$4,940
Currency translation adjustment, net of tax of $(11,613)	–	–	–	–	–	–	(38,928)	(38,928)	–	(38,928)
Hedge effectiveness, net of tax of $(1,796)	–	–	–	–	–	–	(2,779)	(2,779)	–	(2,779)
Change in pension liability, net of tax of $(44,199)	–	–	–	–	–	–	–	–	(79,424)	(79,424)

Total comprehensive loss										$(116,191)

Balance as of December 31, 2008	94,115	$47	$150,158	23,364	$(82,992)	$211,567	$(21,092)	$257,688	$(117,045)

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Dollars in thousands, except share, per share and per warrant data)

(1)	Summary of Significant Accounting Policies

Business Description

Towers, Perrin, Forster & Crosby, Inc. and its wholly owned subsidiaries (the “Company” or “Towers Perrin”) provide professional services to its clients to help them improve performance through effective people, risk and financial management. The Company provides services in the areas of human capital strategy, program design and management, risk and capital management, reinsurance intermediary services and actuarial consulting. The Company operates globally in 23 countries. Approximately 43%, 42% and 39% of the Company’s revenues for 2008, 2007 and 2006, respectively, were generated from international operations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. In instances where the Company does not have a controlling interest in an entity, but exerts significant influence over the entity, the Company applies the equity method of accounting to its investment. All significant inter-company transactions have been eliminated.

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about future events that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include revenue recognition; allowances for doubtful accounts; errors and omissions claim reserves; insurance recoveries receivable; reserves for pension and other postretirement benefits; realizability of deferred tax assets and valuation of derivatives. Actual results could differ from those estimates. These estimates and assumptions are based on management’s best estimate and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Illiquid credit markets and volatile equity and foreign currency markets have combined to increase the uncertainty in such estimates and assumptions. Change in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Cash and Cash Equivalents

The Company considers all instruments, which have original maturities at date of purchase of three months or less to be cash equivalents. Included in cash are amounts which are payable to reinsurance carriers or clients, net of the Company’s earned commissions. As agent for various reinsurance carriers, the Company holds these funds and is permitted to invest this cash pending remittance to the carriers or clients.

Cash equivalents were $284,837 and $306,185 as of December 31, 2008 and 2007, respectively. Such investments are carried at amortized cost, which approximates market value.

Accounts Receivable

Receivables include amounts for consulting services and products billed to clients and services provided but not yet billed. The Company establishes allowances for doubtful accounts to reduce its receivables to their estimated net realizable value. The allowances include reserves for uncollectible billed and unbilled accounts receivable. The allowances are estimated by management based on information about specific customer accounts, as well as general factors such as the aging of receivables and historical collection experience.

The receivables balance also consists of reinsurance intermediary amounts due the Company and reinsurance advances. Reinsurance advances represent instances where the Company advances premiums, refunds or claims to reinsurance underwriters or parties to reinsurance contracts (reinsureds) prior to collection. These advances are made from Company funds and are expected to be collected from the respective reinsurer or client.

Reinsurance Premiums and Claims

In its capacity as a reinsurance intermediary, the Company collects premiums from reinsureds and, after deducting its brokerage commissions, remits the premiums to the respective reinsurance underwriters on behalf of reinsureds. The net premiums and claims due to or due from reinsurers and reinsureds are not included in the accompanying consolidated balance sheets.

Reinsurance Payables

Reinsurance payables represent cash received from reinsurers or clients, net of the Company’s commissions, but not yet remitted to the ultimate recipient. As agent for the various reinsurers, the Company segregates the amounts due to the reinsurers and is permitted to invest this cash pending remittance to them. The Company had $115,350 and $117,885 of cash as of December 31, 2008 and 2007, respectively, payable to settle amounts due reinsurers or clients.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation and amortization. Upon sale or retirement, the cost and related accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss, if any, is reflected in the consolidated statements of operations.

Technology hardware and furniture and fixtures are depreciated on a straight-line basis over three to ten years. Purchased software is depreciated on a straight-line basis over three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the life of the related assets, ranging from one to twenty years. Maintenance and repairs are expensed as incurred.

The Company capitalizes certain costs to develop or modify software for its internal use. Such costs are capitalized and amortized over the expected life of the software, which is between three and five years. These costs are classified as internally developed software in Note 4. Costs for software developed for internal use of $2,229, $9,126 and $9,718 in 2008, 2007 and 2006, respectively, were capitalized in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of prepaid rent, prepaid insurance, income taxes receivable and other advances. Income taxes receivable were $13,755 and $18,110, at December 31, 2008 and 2007, respectively.

Equity in the Income (Loss) of Unconsolidated Affiliates

The Company accounts for its equity investments in Professional Consultants’ Insurance Company (PCIC) (Note 6) and in ExcellerateHRO, LLP (eHRO) (Note 6) using the equity method of accounting in accordance with Accounting Principles Board (APB) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (APB 18). Under this method, the Company records its proportionate share of these entities’ respective net income or loss on a three month lag in the consolidated statements of operations as equity in income (loss) of unconsolidated affiliates.

Issuances of Stock by Unconsolidated Affiliates

The effects of any changes in the Company’s ownership interest resulting from the issuance of equity capital by an unconsolidated affiliate accounted for under the equity method of accounting are accounted for pursuant to Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 51, Accounting for the Sales of Stock of a Subsidiary (SAB 51). During the years ended December 31, 2008 and 2007, the Company recorded gains related to these transactions in the accompanying consolidated statements of changes in mandatorily redeemable common shares and other shareholders’ deficit (Note 6). There were no such transactions during the year ended December 31, 2006.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over fair value of net assets of businesses acquired. The Company applies the provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). Goodwill is not amortized. Intangible assets are recorded at fair value at the time of the acquisition. The fair value of intangible assets is determined using a discounted cash flow model which considers the period over which the asset will provide a future economic benefit to the Company. SFAS 142 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (SFAS 144).

Goodwill is tested annually for impairment, and tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount of the reporting unit goodwill exceeds the fair value. The annual impairment tests for 2008, 2007 and 2006 were completed as of October 1, and no impairment losses were required.

Impairment of Long-Lived Assets

In accordance with the terms of SFAS 144, long-lived assets and certain definite-lived intangibles held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows from the use of the asset and its eventual disposition proceeds is less than the carrying amount of the asset, then an impairment loss is recognized. The impairment loss is measured based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. There were no impairments of long-lived assets recognized during 2008, 2007 and 2006.

Errors and Omissions Claim Reserves

The errors and omissions claim reserves represent undiscounted actuarially determined estimates of amounts to be paid out on claims incurred, including external legal expenses. These estimates reflect historical claims’ frequency and severity, as well as the general nature of the errors and omissions exposure. The methods and assumptions underlying these estimates are reviewed periodically, and any adjustments are reflected currently in the accompanying consolidated statements of operations in general and administrative expenses.

Employee Benefit Plans

The Company established the Towers, Perrin, Forster & Crosby, Inc. Retirement Income Plan (the U.S. Plan) to provide retirement benefits for eligible participants. The U.S. Plan, as amended, is a noncontributory, defined benefit plan and covers all U.S. employees of the Company. Contributions to the U.S. Plan are based on an actuarial study conducted each year by the Company. The Company also maintains defined benefit plans in Canada, the Netherlands, Switzerland, Germany, Japan and the United Kingdom, (collectively, the Non-U.S. Plans) for foreign employee groups.

The Company accounts for these plans using actuarial methods as set forth by SFAS No. 158, Employers’ Accounting for Defined Benefit Pension Plans and Other Postretirement Plans (SFAS 158), which is an amendment to SFAS No. 87, Employers’ Accounting for Pensions (SFAS 87), SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 132(R), revision to SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits.

Revenue Recognition

The Company recognizes revenue as follows:

Consulting Revenue

Services Revenue. The Company enters into arrangements on both a time-and-expense basis and a fixed fee basis. Revenue from time-and-expense service arrangements is recognized as the services are provided.

Revenue for fixed fee arrangements is recognized on a percentage-of-completion basis using labor costs as the input measure. Revenue recognized in any given accounting period is based on estimates of total projected revenue and progress towards completion. These estimates are continually reevaluated and revised, as necessary, throughout the life of the arrangement. Any adjustments to revenue resulting from changes in estimates are recorded in the period of the change in estimate. When estimates indicate that a loss will be incurred on an arrangement upon completion, a provision for the expected loss is recorded in the period in which the loss becomes evident.

Product Revenue. The Company earns revenue from the sale of certain products such as software, which it accounts for under SOP 97-2, Software Revenue Recognition (SOP 97-2); survey sales, which are recognized as revenue upon delivery; and various subscriptions, which are recognized as revenue over the subscription period, generally one year.

Commissions

In general, compensation for reinsurance intermediary services is earned on a commission basis. Commissions are calculated as a percentage of a reinsurance premium as stipulated in the reinsurance contracts with the Company’s clients and reinsurers. The Company recognizes intermediary services revenue on the later of the inception date or billing date of the contract.

Reimbursed Client Expenses

Reimbursed client expenses are costs directly incurred by the Company on behalf of clients and reimbursed by them, with such reimbursements being included in revenue as well as in general and administrative expenses in the accompanying consolidated statement of operations. The Company accounts for reimbursed expenses based on the criteria established by the Emerging Issues Task Force (EITF) under EITF Issue No. 01-14, Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.

Reinsurance Investment Income

The Company holds cash needed to settle amounts due reinsurers or reinsureds, net of any commissions due the Company, pending remittance to the ultimate recipient. The Company is permitted to invest these funds in high quality liquid instruments.

Deferred Revenue

In some instances, the Company submits progress billings to clients and receives payment for services to be provided in the future. These advance billings are recorded as deferred revenue and are included in other current liabilities on the accompanying consolidated balance sheets. These deferred revenues are reflected as consulting revenue when earned.

Any taxes charged and withheld from client revenues and remitted to governmental authorities are recorded net in the accompanying consolidated statement of operations.

Advertising Costs

In accordance with SOP 93-7, Reporting on Advertising Costs, the Company expenses advertising costs as incurred. Advertising costs included in general and administrative expenses on the accompanying consolidated statements of operations were $15,533, $12,192 and $8,697 in 2008, 2007 and 2006, respectively.

Accounting for Rent Expense

The Company has various real estate lease agreements that contain rent increases, rent holidays, leasehold incentives or rent concessions. The Company accounts for these agreements in accordance with SFAS No. 13, Accounting for Leases (SFAS 13), FASB Technical Bulletin 85-3, Accounting for Operating Leases with Scheduled Rent Increases, and FASB Technical Bulletin 88-1, Issues Related to Accounting for Leases, which require all costs incurred for rent expense to be recorded on a straight-line basis (inclusive of any lease incentives and rent holidays) over the life of the lease in the statement of operations, with an offset to deferred rent liabilities recorded in the balance sheet. At December 31, 2008 and 2007, the Company had deferred rent liabilities of $16,110 and $15,895, respectively, recorded in other non-current liabilities in the accompanying consolidated balance sheets. See Note 8 for further discussion of the Company’s rent expense for operating leases.

Equity Compensation

From time to time the Company grants warrants to certain employees under its warrant programs. The Company accounts for the warrants granted as share-based compensation pursuant to the requirements of SFAS No. 123(R), Share Based Payment (SFAS 123(R)). In accordance with SFAS 123(R), these warrants include both a performance condition and a service condition, and are expensed over the service period. See Note 14.

Mandatorily Redeemable Common Shares

All of the Company’s redeemable common shares are held by employees and, pursuant to the Company’s bylaws, are subject to certain restrictions (Note 14), and must be repurchased by the Company upon death or termination of employment. In accordance with EITF Topic No. D-98, Classification and Measurement of Redeemable Securities (D-98), the Company presents these mandatorily redeemable common shares outside of permanent equity in the accompanying consolidated balance sheets. Changes in the redemption value of the mandatorily redeemable common shares are recognized immediately and the carrying value of the securities is equal to the redemption value as of each reporting date.

Income Taxes

The Company accounts for income taxes pursuant to the requirements of SFAS No. 109, Accounting for Income Taxes (SFAS 109). The Company follows an asset and liability approach to the recognition of deferred tax assets and liabilities related to the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company and its domestic subsidiaries file a consolidated U.S. federal income tax return. The Company accrues interest and related penalties, if applicable, on all tax exposures for which reserves have been established consistent with jurisdictional tax laws. Interest and penalties are classified as income tax expense in the accompanying consolidated statements of operations.

Accounting for Foreign Currency

The functional currency of the Company’s foreign entities is generally the local currency. In accordance with SFAS No. 52, Foreign Currency Translation (SFAS 52), assets and liabilities denominated in foreign currencies are translated using the prevailing exchange rates on the balance sheet dates. Revenues and expenses are translated using monthly average exchange rates prevailing during the year. The translation adjustments resulting from this process are included as a component of mandatorily redeemable common shares in accumulated other comprehensive income on the accompanying consolidated statements of changes in mandatorily redeemable common shares and other shareholders’ deficit.

Foreign currency transactions resulted in a (loss) gain of $(4,191), ($14,018) and $17,503 in 2008, 2007 and 2006, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of operations.

Fair Value of Financial Instruments and Short-Term Investments

The carrying amount of the Company’s financial instruments, which primarily includes cash equivalents, short-term investments and receivables, approximates fair value. Short-term investments primarily include debt securities purchased with initial maturities at date of purchase in excess of three months and up to one year. These investments are classified as available for sale in accordance with SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). See Note 2. The Company also holds investments in equity securities which are classified as available-for-sale in accordance with SFAS 115 and recorded in other non-current assets on the accompanying consolidated balance sheets. All available-for-sale securities are marked to market, with the unrealized gain or loss recognized in accumulated other comprehensive income. Investments are also tested on a quarterly basis for other-than-temporary impairment.

Derivative Financial Instruments

Financial Risk Management

The Company is exposed to market risk from changes in foreign currency exchange rates. To manage the risk related to this exposure, the Company enters into various derivative transactions. These instruments have the effect of minimizing the Company’s exposure to the risk of unfavorable changes in foreign currency rates. The Company does not enter into derivative transactions for trading purposes.

Derivative transactions are governed by a set of policies and procedures established by the Company covering areas such as authorization, counterparty exposure and hedging practices. The Company also evaluates new and existing transactions and agreements to determine if they require derivative accounting treatment. Positions are monitored using fair market value and sensitivity analyses.

Certain derivatives also give rise to credit risks from the possible non-performance by counterparties. The credit risk is generally limited to the fair value of those contracts that are favorable to the Company. The Company has established strict counterparty credit guidelines and enters into transactions only with financial institutions with securities of investment grade or better. The Company monitors counterparty exposures and reviews any downgrade in credit rating. To mitigate pre-settlement risk, minimum credit standards become more stringent as the duration of the derivative financial instrument increases. To minimize the concentration of credit risk, the Company enters into derivative transactions with a portfolio of financial institutions. Based on these factors, the Company considers the risk of counterparty default to be minimal.

Accounting Policy for Derivatives

All derivative instruments are recognized in the accompanying consolidated balance sheet at fair value. Derivative instruments with a positive fair value are reported in other current assets and derivative instruments with a negative fair value are reported in other current liabilities in the accompanying consolidated balance sheet. Changes in the fair value of derivative instruments are recognized immediately in earnings, unless the derivative is designated as a hedge and qualifies for hedge accounting.

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (SFAS 133), identifies three hedging relationships where a derivative (hedging instrument) may qualify for hedge accounting: (1) a hedge of the change in fair value of a recognized asset or liability or firm commitment (fair value hedge), (2) a hedge of the variability in cash flows from a recognized variable-rate asset or liability or forecasted transaction (cash flow hedge), and (3) a hedge of the variability caused by changes in foreign currency exchange rates (foreign currency hedge). Under hedge accounting, recognition of derivative gains and losses can be matched in the same period with that of the hedged exposure and thereby minimize earnings volatility. If the derivative does not qualify for hedge accounting, the Company considers the transaction to be an “economic hedge” and changes in the fair value of the derivative asset or liability are recognized immediately in earnings. At December 31, 2008, the Company had entered into foreign currency cash flow hedges and economic hedges.

In order for a derivative to qualify for hedge accounting, the derivative must be formally designated as a fair value, cash flow, or a foreign currency hedge by documenting the relationship between the derivative and the hedged item. Additionally, the hedge relationship must be expected to be highly effective at offsetting changes in either the fair value or cash flows of the hedged item at both inception of the hedge and on an ongoing basis. The Company assesses the ongoing effectiveness of its hedges and measures and records hedge ineffectiveness, if any, at the end of each quarter.

For a cash flow hedge, the effective portion of the change in fair value of a hedging instrument is recognized in other comprehensive income, as a component of mandatorily redeemable common shares, and subsequently reclassified to income when the hedged item affects earnings. The ineffective portion of the change in fair value of a cash flow hedge is recognized immediately in earnings.

The Company discontinues hedge accounting prospectively when (1) the derivative expires or is sold, terminated, or exercised, (2) it determines that the hedging transaction is no longer highly effective, (3) a hedged forecasted transaction is no longer probable of occurring in the time period described in the hedge documentation, (4) the hedged item matures or is sold, or (5) management elects to discontinue hedge accounting voluntarily.

When hedge accounting is discontinued because the derivative no longer qualifies as a cash flow hedge, the Company will continue to carry the derivative in the accompanying consolidated balance sheet at its fair value, recognize subsequent changes in the fair value of the derivative in current-period earnings, and continue to defer the derivative gain or loss in other comprehensive income or loss until the hedged forecasted transaction affects earnings. If the hedged forecasted transaction is not likely to occur in the time period described in the hedge documentation or within a two month period of time thereafter, the deferred derivative gain or loss is reclassified immediately to earnings.

Certain of the Company’s foreign reinsurance intermediary subsidiaries, primarily in the U.K., receive revenues in currencies (primarily in U.S. dollars) that differ from their functional currencies. The foreign subsidiary’s functional currency revenue will fluctuate as the currency exchange rates change. To reduce this variability, the Company uses foreign exchange forward contracts and over-the-counter options to hedge the foreign exchange risk of the forecasted collections for up to a maximum of two years in the future. The Company has designated these derivatives as cash flow hedges of its forecasted foreign currency denominated revenue. At December 31, 2008, the maximum length of time the Company is hedging its exposure to the variability in future cash flows for forecasted transactions is two years. As of December 31, 2008 a net $(5,262) pretax loss has been deferred in other comprehensive loss, $(1,709) of which is expected to be reclassified to earnings as an adjustment to general and administrative expenses in the next twelve months. Deferred gains or losses will be reclassified from other comprehensive loss to general and administrative expenses when the hedged revenue is recognized. During 2008, the Company recognized $(721) of aggregate losses due to hedge ineffectiveness within general and administrative expenses in the accompanying consolidated statement of operations. This amount was not significant in 2007 or 2006.

At December 31, 2008 and 2007, the Company had cash flow hedges primarily in British pounds with a notional value of $52,000 and $28,000, respectively. The Company determines the fair value of its foreign currency derivatives based on quoted prices received from the counterparty for each contract which the Company evaluates using pricing models whose inputs are observable. The net fair value of derivatives held as of December 31, 2008 and 2007 was $(12,277) and $164, respectively.

Accumulated Other Comprehensive Loss

Comprehensive income (loss) includes net income, as well as other comprehensive income (loss) consisting of unrealized gains and losses, which are recorded directly into other comprehensive income (loss) on the accompanying consolidated balance sheets. The components of other comprehensive income (loss) for the Company consist of unrealized gains and losses relating to the translation of foreign currency financial statements, the pension and postretirement liability related to the Company’s defined benefit pension plans, and unrealized gains and losses relating to derivative instruments. The Company also records comprehensive income (loss) relating to its available for sale securities, however this amount was not material in any of the years presented. The components of accumulated other comprehensive loss, net along with the respective position in the accompanying consolidated balance sheets are comprised of the following at December 31:

	2008	2007
Other component of mandatorily redeemable common shares:
Unrealized loss on derivative instruments, net of tax of $2,068 and $272, respectively	$(3,194)	$(415)
Foreign currency translation, net of tax of $7,308 and $(4,305), respectively	(17,898)	21,030

	(21,092)	20,615
Other shareholders’ deficit:
Pension and postretirement, net of tax of $79,155 and $34,956, respectively	(117,045)	(37,621)

Total components of accumulated other comprehensive loss, net	$(138,137)	$(17,006)

Investment and Other Income

Investment and other income includes interest on other cash and cash equivalents held by the Company, and brand license revenue recognized in connection with a five-year brand license agreement.

The Company held an investment in the preferred stock of privately held Authoria, Inc, which was previously accounted for under the cost method under APB 18. The investment had been fully impaired in prior periods. On September 29, 2008, Authoria Inc. was acquired by a private equity firm. Under the terms of the merger agreement, the Company’s total potential proceeds and gain in the transaction was $5,000, with a portion of the purchase price to remain in escrow until September 29, 2009 pending potential claims for certain indemnities granted to the buyers. The Company evaluated the terms of the sale in accordance with SFAS No. 5 Accounting for Contingencies (SFAS 5), and determined that $4,134 should be recognized as a gain on the date of the sale, which has been included in investment and other income, net in the accompanying consolidated statement of operations. The remaining $866 held in escrow will be payable to the Company during the third quarter of fiscal year 2009 provided that no claims by the buyers have been made. As such, the Company will not recognize any gain for the amount in escrow until the third quarter of 2009 since the Company is not certain that the amount will be realized.

Recent Accounting Pronouncements

Adopted as of December 31, 2008

The following pronouncements have been adopted for the year ended December 31, 2008:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 11 (SFAS 159). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 was effective for the Company on January 1, 2008. The Company’s adoption of SFAS 159 did not have any effect on the consolidated balance sheets, statements of operations, or statements of cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). This statement defines fair value and establishes a framework for measuring fair value as well as expands the required disclosures. The expanded disclosures include a requirement to disclose fair value measurements according to a hierarchy, segregating measurements using (1) quoted prices in active markets for identical assets and liabilities, (2) significant other observable inputs and (3) significant unobservable inputs. In February 2008, the FASB issued FASB Staff Position (FSP) SFAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, which amends SFAS 157 to exclude SFAS 13 and its related interpretive accounting pronouncements that address leasing transactions. In February 2008, the FASB issued FSP SFAS 157-2, Effective Date of FASB Statement No. 157 (FSP SFAS 157-2), which deferred the adoption date of SFAS 157 to fiscal years beginning after November 15, 2008 for non-financial assets and liabilities. The Company adopted SFAS 157 and FSP SFAS 157-2 effective January 1, 2008. See Note 15. The adoption of SFAS 157, for all other assets and liabilities held by the Company, did not have a material effect on the Company’s consolidated financial statements. The Company will adopt SFAS 157 for non-financial assets and non-financial liabilities on January 1, 2009 and does not expect the provisions to have a material effect on the consolidated financial statements.

In October 2008, the FASB issued FSP SFAS 157-3, Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active (FSP SFAS 157-3), with an immediate effective date, including prior periods for which financial statements have not been issued. FSP SFAS 157-3 amends SFAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The adoption of FSP SFAS 157-3 did not have a material effect on the consolidated financial statements.

Issued Not Yet Adopted

The following pronouncements have been issued and evaluated by the Company but not yet adopted as of December 31, 2008:

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS 165), which provides additional guidance on the disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. Specifically, SFAS 165 introduces the concept of available to be issued and requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and shall be applied prospectively. The Company does not expect SFAS 165 to have a material impact on the notes to the consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly (FSP SFAS 157-4). FSP SFAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability has significantly decreased or identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company will not early adopt FSP SFAS 157-4 and does not expect a material impact upon adoption.

In April 2009, the FASB issued FSP SFAS 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP SFAS 115-2 and SFAS 124-2). FSP SFAS 115-2 and SFAS 124-2 is limited in its guidance to debt securities, and requires an entity to recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the non-credit component in other comprehensive income when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. Entities are required to record a cumulative effect adjustment for the non-credit component of previously recognized other-than-temporary impairments that meets the criteria of the FSP SFAS 115-2 and SFAS 124-2. The statement is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company will not early adopt the statement and does not expect a material impact upon adoption.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (FSP FAS 141(R)-1). FSP FAS 141(R)-1 amends the provisions in SFAS No. 141 (Revised), Business Combinations (SFAS 141(R)), for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. No subsequent accounting guidance is provided in FSP FAS 141(R)-1, and the FASB expects an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. FSP FAS 141(R)-1 is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted the statement on January 1, 2009 and will apply it prospectively in conjunction with SFAS 141(R). There is no impact on the consolidated financial statements at this time.

On December 30, 2008, the FASB issued FSP SFAS 132R-1, Employers’ Disclosures about Post Retirement Benefit Plan Assets (FSP SFAS 132R-1), an amendment of SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. FSP SFAS 132R-1 requires disclosures about fair value measurements of plan assets, as well as how investment allocation decisions are made, the major categories of plan assets, and significant concentrations of risk within plan assets. This statement is effective for fiscal years ending after December 15, 2009, or the December 31, 2009 financial statements of the Company. Comparative information for earlier periods is not required at initial adoption. The statement is not expected to have a material effect on the consolidated financial statements.

In September 2008, the FASB issued EITF Issue No. 08-6, Equity Method Investment Accounting Considerations (EITF 08-6). EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. Additionally, the statement changes the accounting for share issuances by an equity method investee, which previously had been accounted for under SAB 51. This EITF pronouncement changed the accounting for gains associated with these sales, which will now be included in operating results rather than paid-in capital. EITF 08-6 is effective for fiscal years beginning after December 15, 2008. The Company adopted the pronouncement on January 1, 2009 and is applying the requirements prospectively. The statement will not have a material effect on the consolidated financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (FSP FAS 142-3), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. For a recognized intangible asset, an entity shall disclose information that enables financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company adopted the statement on January 1, 2009 and is applying it prospectively. The adoption of the statement will not have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 gives financial statement users better information about the reporting entity’s hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company adopted the provisions of the statement on January 1, 2009 and will present the new disclosures beginning with interim financial statements issued in 2009. The Company does not expect the adoption of SFAS 161 to have a material effect on the notes to the consolidated financial statements.

In December 2007, the FASB issued SFAS 141(R), replacing SFAS No. 141, Business Combinations (SFAS 141). SFAS 141(R) retains the fundamental requirements of SFAS 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS 141(R) was adopted by the Company on January 1, 2009 and is to be applied prospectively to any future acquisitions. There is no impact on the consolidated financial statements at this time.

(2)	Short-Term Investments

Short-term investments are comprised of the following:

	December 31, 2008
	Amortized Cost	Unrealized Gains	Estimated Fair Value
Corporate securities	$2	$4	$6
Commercial paper	10,000	–	10,000

	$10,002	$4	$10,006

	December 31, 2007
	Amortized Cost	Unrealized Gains	Estimated Fair Value
Corporate securities	$103	$129	$232

(3)	Accounts Receivable

The receivables balance is comprised of the following as of December 31:

	2008	2007
Accounts receivable — billed	$243,110	$322,475
Accounts receivable — unbilled	120,045	132,005
Reinsurance intermediary receivable	10,037	9,402
Reinsurance advances	13,135	13,630

	386,327	477,512
Less: allowance for doubtful accounts	(18,990)	(30,014)

Total receivables	$367,337	$447,498

(4)	Property and Equipment, Net

Property and equipment, net by major category as of December 31 are as follows:

	2008	2007
Technology hardware	$88,475	$86,980
Leasehold improvements	132,879	131,060
Furniture & fixtures	68,412	78,812
Internally developed software	23,851	21,623
Purchased software	33,372	32,336

	346,989	350,811
Less: accumulated depreciation and amortization	(249,444)	(246,281)

Total property and equipment, net	$97,545	$104,530

Depreciation and amortization expense of property and equipment was $26,027, $21,549 and $18,194 in 2008, 2007 and 2006, respectively.

(5)	Intangible Assets and Goodwill

Intangible assets are comprised of the following:

	December 31, 2008
	Cost	Accumulated Amortization	Net	Weighted Average Useful Life (yrs)
Intangible asset:
Trademarks	$5,148	$(4,329)	$819	5.9
Customer relationships	42,169	(19,785)	22,384	8.8
Licenses & royalties	12,344	(7,645)	4,699	10.0
Covenants not-to-compete	3,118	(2,352)	766	6.4
Access to market	2,804	(1,732)	1,072	10.0
Acquired software	14,978	(12,602)	2,376	7.4
Other acquired intangibles	2,659	(975)	1,684	5.0

	$83,220	$(49,420)	$33,800

	December 31, 2007
	Cost	Accumulated Amortization	Net	Weighted Average Useful Life (yrs)
Intangible asset:
Trademarks	$6,002	$(4,154)	$1,848	6.3
Customer relationships	47,727	(17,865)	29,862	8.9
Licenses & royalties	16,700	(8,671)	8,029	10.0
Covenants not-to-compete	3,664	(2,342)	1,322	6.7
Access to market	3,816	(1,982)	1,834	10.0
Acquired software	18,107	(13,743)	4,364	6.6
Other acquired intangibles	2,659	(442)	2,217	5.0

	$98,675	$(49,199)	$49,476

Changes in the carrying amounts of the intangible assets are due to acquisitions (Note 16) and translation adjustments.

Amortization of the intangibles, which occurs straight-line over the life of the respective asset, was $10,959, $13,162 and $12,827 for 2008, 2007 and 2006, respectively. Based on exchange rates at December 31, 2008, the Company expects to amortize the intangible assets as follows:

Amount
Year ending December 31:
2009	$8,511
2010	7,771
2011	6,992
2012	5,418
2013 and thereafter	5,108

Total future amortization of intangible assets	$33,800

The changes in the carrying amount of goodwill are as follows:

Total
Balance as of January 1, 2006	$40,739
Acquisition of Risk Capital (Note 16)	1,621
Currency translation adjustment	4,857

Balance as of December 31, 2006	$47,217
Acquisition of International Survey Research Corp (ISR) and MGMC, Inc. (Note 16)	13,979
Currency translation adjustment	3,764

Balance as of December 31, 2007	$64,960
Purchase price adjustment — uncertain tax position	(869)
Currency translation adjustment	(4,910)

Balance as of December 31, 2008	$59,181

(6)	Investments in Unconsolidated Affiliates

The investments in unconsolidated affiliates are comprised of the following as of December 31:

	2008	2007
ExcellerateHRO	$56,987	$73,238
Professional Consultants’ Insurance Company	8,496	6,655

Total investments in unconsolidated affiliates	$65,483	$79,893

ExcellerateHRO (eHRO) is a limited liability partnership established in 2005 (Note 9) in which the Company held an ownership interest of 13.5% and 14.4% at December 31, 2008 and 2007, respectively. The carrying value of the Company’s investment in eHRO includes customer relationship intangible assets of $16,345 and $18,996 at December 31, 2008 and 2007, respectively, which are being amortized over their estimated useful lives of ten years. Additionally, the carrying value includes goodwill of $35,425 and $41,744, respectively, at December 31, 2008 and 2007. The Company made payments to eHRO for benefit administration services rendered in the amount of $6,075, $7,282 and $11,715 in 2008, 2007 and 2006, respectively. Of these payment amounts, $3,184, $3,067 and 6,792 in 2008, 2007 and 2006 respectively, were made on behalf of clients and were reimbursable by the clients to the Company. Selected financial information relating to eHRO’s unaudited balance sheet and statement of operations as of and for the twelve month periods ended September 30 are presented below:

	2008	2007	2006
Assets	$133,625	$159,448	$219,093
Liabilities	94,147	91,200	91,142
Revenues	434,446	444,174	435,613
Operating loss	(98,170)	(119,435)	(73,011)
Net loss	(91,540)	(115,461)	(60,592)

The eHRO LLP agreement contains a put option, under which the Company has the right to sell its interest in eHRO to the other equity owner, and the other equity owner has an obligation to buy the interest, subject to certain triggering events.

The Company places certain levels of professional liability insurance coverage with PCIC, a Vermont captive insurance company, in which the Company held an ownership interest of 36.4% as of December 31, 2008 and 2007. The Company made premium payments to PCIC of $18,088, $18,326 and $12,776 in 2008, 2007 and 2006, respectively. The Company received indemnity reimbursements from PCIC of $17,743, $8,256 and $4,056 in 2008, 2007 and 2006, respectively. Selected financial information relating to PCIC’s unaudited balance sheet and statement of operations as of and for the twelve month periods ended September 30 are presented below:

	2008	2007	2006
Assets	$288,804	$270,433	$255,540
Liabilities	236,366	222,950	212,776
Revenues	46,585	39,549	33,860
Operating income (loss)	8,430	(8,986)	(5,247)
Net income (loss)	5,334	(5,931)	(3,464)

During 2007, both eHRO and PCIC issued equity in conjunction with additional financing rounds. As a result of these transactions, the Company’s ownership in eHRO and PCIC was reduced from 15.0% to 14.4% and 45.7% to 36.4%, respectively. The reduction in the Company’s ownership interests in eHRO and PCIC was accounted for as a disposition of shares and resulted in gross dilution gains for accounting purposes as set forth in SAB 51 of $566 and $873, respectively. The dilution gains were recorded as equity transactions, net of tax of $569, as increases to paid-in capital.

In 2008, the Company’s ownership in eHRO was further reduced from 14.4% to 13.5% due to the issuance of additional equity related to a capital call made by eHRO, resulting in a gross dilution gain of $1,379. The dilution gain was recorded as an equity transaction, net of tax of $557, as an increase to paid-in capital in accordance with SAB 51. See Note 17.

(7)	Other Non-Current Assets

The other non-current asset balance is comprised of the following as of December 31:

	2008	2007
Pension assets (Note 11)	$63,313	$173,074
Insurance recoveries receivables (Note 13)	55,300	51,770
Miscellaneous receivables	6,372	5,295
Other investments	8,562	13,664

Total other non-current assets	$133,547	$243,803

(8)	Accounting for Leases

The Company has entered into operating leases primarily for office space and equipment under long-term lease arrangements. Future minimum lease payments for leases that have initial or remaining non-cancelable terms in excess of one year, as of December 31, 2008, are as follows:

Lease Commitments
Year ending December 31:
2009	$61,646
2010	54,799
2011	41,485
2012	34,036
2013 and thereafter	141,369

Total future minimum lease payments	$333,335

Rental expense under the operating leases was $53,378, $47,643 and $45,059 in 2008, 2007 and 2006, respectively.

Future rental commitments for leases have not been reduced by minimum non-cancelable sublease income aggregating $8,637 for subleases through 2020. The Company recognizes rent on a straight-line basis over the term of the leases. Differences between the straight-line basis of rent expense and the amount of rent paid is included in lease-related liabilities (Note 10) within other non-current liabilities in the accompanying consolidated balance sheets.

From time to time, the Company abandons office leases prior to the lease termination date. The Company accounts for these abandoned operating leases under SFAS No. 146, Accounting for Costs Under Exit or Disposal Activities (SFAS 146), and records the fair value of the resulting liability when the space is vacated. The calculation of the liability is based on the net present value of the expected future cash outflows through the remainder of the lease, net of anticipated sublease income adjusted using the credit-adjusted risk-free interest rate at the time of initial recognition of the liability. At December 31, 2008, the Company had contracts for abandoned spaces terminating between December 2009 and May 2015. The following table presents the activity related to the Company’s abandoned operating leases for the past three years:

Balance as of January 1, 2006	$16,813
Lease abandonments	1,827
Changes to original assumptions(a)	(4,504)
Rental payments, net of sublease income	(3,372)
Interest accreted	240
Currency translation adjustment	610

Balance as of December 31, 2006	$11,614
Lease abandonments	619
Changes to original assumptions(a)	(1,199)
Rental payments, net of sublease income	(5,593)
Interest accreted	631
Currency translation adjustment	308

Balance as of December 31, 2007	$6,380
Lease abandonments	119
Changes to original assumptions(a)	(1,182)
Rental payments, net of sublease income	(2,038)
Interest accreted	294
Currency translation adjustment	(617)

Balance as of December 31, 2008	$2,956

(a)	Changes to original assumptions are primarily due to differences between expected and actual sublease income and the release of obligations due to negotiations with the landlord for early lease termination.

All costs associated with the settlement of the liability are included in occupancy-related costs in the accompanying consolidated statement of operations, with the liability included in lease-related liabilities (Note 10) within other non-current liabilities in the accompanying consolidated balance sheets.

The Company accrues a liability for obligations for meeting contractual and regulatory requirements on leased properties at the inception of the lease, in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS 143). The liability is included in other non-current liabilities on the accompanying consolidated balance sheets. The fair value of the future asset retirement obligation cost is based on the estimated costs to satisfy the terms of the lease agreements and other estimates provided by independent third party assessments. The obligation is recorded at net present value and accreted over the lease term. At December 31, 2008, the weighted-average of the interest rates used to initially determine the net present value of the obligations was 6.9%. The increase in the reserve in 2007 relates to the acquisition of ISR (Note 16), and additional incurred liabilities related to new leases and leasehold improvements.

The following table presents the activity related to the Company’s asset retirement obligations for the past three years:

Asset Retirement Obligation
Balance as of January 1, 2006	$3,820
Accretion of liability	445
Liabilities settled	(820)
Currency translation adjustment	313

Balance as of December 31, 2006	$3,758
Accretion of liability	579
Liabilities incurred	4,921
Liabilities settled	(1,049)
Currency translation adjustment	217

Balance as of December 31, 2007	$8,426
Accretion of liability	587
Liabilities incurred	230
Liabilities settled	(1,241)
Currency translation adjustment	(800)

Balance as of December 31, 2008	$7,202

(9)	Other Current Liabilities

Other current liabilities as of December 31, consist of the following:

	2008	2007
Derivative liability	$12,307	$–
CAPA arbitration and EDS transaction liabilities (Note 13)	–	61,890
Accrued payroll taxes and withholdings	23,657	23,952
Accrued compensation	27,060	23,054
Current portion of errors and omissions claim reserves	20,500	19,100
Stock purchase payable	4,286	7,098
Income taxes payable	7,737	27,988
Other taxes payable	11,478	15,552
Miscellaneous accrued liabilities	16,579	23,117

Total other current liabilities	$123,604	$201,751

During 2005, the Company entered into agreements with Electronics Data Systems, Inc. and affiliated entities (EDS) to form eHRO, a limited liability partnership that provides outsourced benefit administration services (Note 6). In connection with the Contribution and Asset Purchase Agreement (CAPA) entered into in 2005 with EDS, EDS brought certain claims against the Company. The Company accrued certain expenses, primarily related to arbitration of these claims and other payments, totaling $60,302 as of December 31, 2007. In April 2008, the claims were settled and paid (Note 13).

The Company established accruals for certain expenses primarily related to severance in connection with the sale of certain assets and liabilities of Towers Perrin Administration Solutions (TPAS) and the restructuring of certain costs in connection with the information technology outsourcing (ITO) agreement entered into with EDS concurrent with the TPAS sale. The decrease in the accrual during 2008 and 2007 is primarily related to the expiration of the Company’s reimbursement obligation to EDS.

The following table provides details of the roll-forward of accrued balances related to these agreements:

	ITO Contract Terminations	Severance	Total
Balance — January 1, 2006	$5,478	$28,910	$34,388
Payments	(4,760)	(8,372)	(13,132)
Accrual reduction	(358)	(9,673)	(10,031)

Balance — December 31, 2006	360	10,865	11,225
Payments	(360)	(47)	(407)
Accrual reduction	–	(9,230)	(9,230)

Balance — December 31, 2007	–	1,588	1,588
Accrual reduction	–	(1,588)	(1,588)

Balance — December 31, 2008	$–	$–	$–

No payments were made in the year ended December 31, 2008. Cumulative total payments made since the transaction date total $18,843. The net costs were recorded in restructuring benefit and gain on sale of businesses within the accompanying consolidated statement of operations.

(10)	Other Non-Current Liabilities

The balances as of December 31 are as follows:

	2008	2007
Lease-related liabilities	$48,188	$50,256
Deferred income taxes	3,472	8,284
Unrecognized tax benefit (Note 12)	11,263	17,328
Miscellaneous employee-related liabilities	26,007	25,403
Stock purchase payable	6,305	4,357

Total other non-current liabilities	$95,235	$105,628

On January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which provides guidance for the accounting for uncertainty in income taxes that are recognized in a company’s financial statements in accordance with SFAS 109. As a result of the adoption, the Company recorded an adjustment to the liability for unrecognized tax benefits. Previously such amounts were included in current taxes payable. See Note 12 for further information on the adoption of FIN 48.

(11)	Reserve for Pension and Other Postretirement Benefits

In the United States and certain other countries, the Company maintains and administers defined benefit retirement plans (collectively, the Plan or Plans) and postretirement medical and life insurance plans for certain current, retired and resigned employees. Benefits under the employee retirement plans are primarily based on years of service and compensation. The Company utilizes actuarial methods required by SFAS 87 and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (SFAS 106), to account for pension and postretirement benefit plans, respectively.

Plan obligations and annual expense under the Plans are based on demographic and economic assumptions that take into account capital market conditions as of the measurement date. Both sets of assumptions, given the longevity of the Plans, are long-term in focus. A change in one or a combination of these assumptions could have a material effect on obligations and related expense. Any difference between actual and assumed experience is amortized into expense over the average remaining service period of participating employees. The Company considers several factors prior to the start of each fiscal year when determining the appropriate economic and demographic assumptions, including economic forecasts, historical trends and asset portfolio composition.

The disclosures for the non-U.S. Plans are shown separately because the amounts are material relative to the U.S. Plans and the assumptions used in these non-U.S. Plans are different from those used for the U.S. Plans. The measurement date for all Plans is December 31.

The Company adopted SFAS 158 on December 31, 2007 which requires the recognition of the funded status on the Company’s balance sheet, measured as the difference between plan assets at fair value and the benefit obligations of each of the defined benefit pension plans, as well as the postretirement benefit plans. The Statement also requires that the measurement date for plan assets and benefit obligations coincide with that of the Company’s fiscal year end, for which the Company was already in compliance.

Defined Benefit Plans

The Company sponsors both qualified and non-qualified, non-contributory defined benefit pension plans in the U.S. (the U.S. Plans), and in Canada, Germany, the U.K., Japan, the Netherlands and Switzerland (the non-U.S. Plans). Under the U.S. Plans, benefits are based on either a cash balance formula for employees hired on or after January 1, 2003, or based on a combination of cash balance and final average earnings for employees hired prior to 2003. The U.K. Plan provides predominantly lump sum benefits. Benefit accruals under the U.K. Plan ceased on March 31, 2008. The Canadian Retirement Plan provides a choice of a defined benefit approach or a defined contribution approach. The U.S. and Canada have non-qualified plans that provide for pension benefits that would be covered under the respective qualified plan but are limited by the pension laws of the respective countries. These non-qualified plans are unfunded obligations of the Company, along with the obligations of the German, Japanese and Swiss pension plans.

The Company makes annual contributions to the Plans based on periodic actuarial studies. The Company’s policy is to fund at least the legally required minimum amount in each country but not more than amounts that are currently deductible for tax purposes. Since funding calculations are based on different measurements than those used for accounting purposes, pension contributions are not equal to net periodic pension cost. The following table sets forth the projected pension contributions for funded plans for fiscal year 2009, as well as the pension contributions to funded plans in the past three years:

	2009 (Projected)	2008 (Actual)	2007 (Actual)	2006 (Actual)
U.S.	$–	$–	$–	$–
Non-U.S.	4,508	8,401	17,401	11,862

Total	$4,508	$8,401	$17,401	$11,862

The fair value of Plan assets is based on the market value of each Plan’s investment portfolio, which consists primarily of domestic equity, international equity and fixed income securities. To the extent the expected return on the investment portfolio varies from the actual return, there is an unrecognized gain or loss.

The Company selected the discount rate for all Plans by considering high quality corporate bond yields whose size and timing were similar to the expected cash flows for each Plan. The expected return on Plan assets assumption was based on the asset mix of each plan and expected long term capital market conditions in each country as of the measurement date. The expectation is long-term in nature and is based on the Company’s view of bond yields and equity risk premiums to determine the expected return of each asset class. The investment portfolio consists almost entirely of debt and equity securities. Net periodic pension cost consists of the following components reflected as compensation and benefits expense in the Company’s consolidated statements of operations as well as the following weighted-average assumptions used in the valuation for the Plans:

	2008		2007		2006
	U.S. Only	Non-U.S.	U.S. Only	Non-U.S.	U.S. Only	Non-U.S.
Assumptions used to determine net periodic benefit cost:
Discount rate	6.25%	5.49%	5.75%	4.94%	5.50%	4.76%
Expected long-term rate of return on Plan assets	7.75%	7.02%	7.75%	7.25%	7.75%	7.09%
Rate of compensation increase	4.50%	4.03%	4.00%	3.83%	4.00%	3.78%

Components of net periodic benefit cost:
Service cost	$25,373	$13,123	$29,136	$20,780	$30,078	$21,961
Interest cost	74,662	27,534	72,210	28,700	68,695	25,221
Expected return on assets	(77,042)	(26,429)	(71,171)	(29,791)	(71,720)	(26,425)
Amortization of:
Actuarial loss	11,630	4,617	28,128	7,959	30,910	8,205
Prior service credit	(3,810)	(1,239)	(4,289)	(1,326)	(4,522)	(1,130)
Transition obligation	–	26	–	54	–	173
Settlement loss	–	–	–	–	–	265

Net periodic benefit cost	$30,813	$17,632	$54,014	$26,376	$53,441	$28,270

Changes in plan assets and benefit obligations were recognized during 2008 since the adoption of SFAS 158 at December 31, 2007. These amounts have been included as changes to other comprehensive loss as follows:

	2008
	U.S. Only	Non-U.S.
Current year actuarial gain	$88,967	$20,821
Amortization of actuarial loss	(11,630)	(4,617)
Current year prior service cost	14,513	–
Amortization of prior service credit	3,810	1,239
Amortization of transition obligation	–	(26)

Total recognized in other comprehensive loss	$95,660	$17,417

Total recognized in net periodic benefit cost and other comprehensive loss	$126,473	$35,049

The estimated amounts that will be amortized from other comprehensive loss into net periodic benefit cost during 2009 are shown below:

	U.S. Only	Non-U.S.
Actuarial loss	$2,418	$4,607
Prior service credit	(2,044)	(1,239)
Transition asset	–	(6)

Total	$374	$3,362

The following tables provide the assumptions used in the valuations to determine the year-end projected benefit obligation, a reconciliation of the changes in the Plans’ projected benefit obligations and fair value of assets and a statement of funded status as of and for the years ended December 31:

	2008		2007
	U.S. Only	Non-U.S	U.S. Only	Non-U.S
Assumptions used to determine year-end projected benefit obligation
Discount rate	6.00%	6.00%	6.25%	5.49%
Rate of compensation increase	4.25%	3.90%	4.50%	4.03%

Change in benefit obligation
Benefit obligation, beginning of year	$1,224,543	$559,196	$1,253,967	$534,604
Service cost	25,373	13,123	29,136	20,780
Interest cost	74,662	27,534	72,210	28,700
Plan participant contributions	–	–	–	611
Actuarial loss (gains)	35,647	(34,710)	(76,149)	(38,689)
Gross benefits paid	(63,907)	(22,050)	(58,761)	(29,558)
Plan amendments & other	14,513	–	4,140	–
Change in foreign currency exchange rates	–	(108,914)	–	42,748

Benefit obligation, end of year	$1,310,831	$434,179	$1,224,543	$559,196

Accumulated benefit obligation, end of year	$1,310,831	$416,866	$1,224,543	$538,587

Change in Plan assets
Fair value of plan assets, beginning of year	$1,060,972	$444,451	$1,017,984	$403,893
Actual return on plan assets	23,722	(29,103)	82,136	21,527
Company contributions	23,861	12,272	19,613	22,917
Benefit payments	(63,907)	(22,050)	(58,761)	(29,558)
Participant contributions	–	–	–	611
Foreign currency adjustment	–	(97,721)	–	25,061

Fair value of plan assets, end of year	$1,044,648	$307,849	$1,060,972	$444,451

Funded status, end of year	$(266,183)	$(126,330)	$(163,571)	$(114,745)

Amounts recognized on the consolidated balance sheet consist of:
Non-current asset	$51,004	$12,309	$150,162	$22,912
Current liability	(36,783)	(11,064)	(29,124)	(12,909)
Non-current liability	(280,404)	(127,575)	(284,609)	(124,748)

	$(266,183)	$(126,330)	$(163,571)	$(114,745)

Amounts included in other comprehensive loss consist of:
Net actuarial loss	$135,726	$69,380	$58,388	$53,176
Prior service cost (credit)	8,442	(9,314)	(9,880)	(10,553)
Transition asset	–	(181)	–	(155)

	$144,168	$59,885	$48,508	$42,468

The projected benefit obligation and fair value of plan assets for defined benefit pension plans with a projected benefit obligation in excess of plan assets at December 31, 2008 and 2007 were as follows:

	2008		2007
	U.S. Only	Non-U.S.	U.S. Only	Non-U.S.
Projected benefit obligation, end of year	$317,187	$339,731	$313,733	$153,361
Fair value of plan assets, end of year	–	201,091	–	15,703

The projected obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets at December 31, 2008 and 2007 were as follows:

	2008		2007
	U.S. Only	Non-U.S.	U.S. Only	Non-U.S.
Projected benefit obligation, end of year	$317,187	$319,496	$313,733	$134,731
Accumulated benefit obligation, end of year	317,187	312,745	313,733	128,070
Fair value of plan assets, end of year	–	183,588	–	–

Benefit payments for the defined benefit pension plans, which reflect expected future service, as appropriate, are expected to be as follows:

	U.S. Only	Non-U.S.
Expected benefit payment in future years
2009	$89,739	$31,762
2010	92,734	12,435
2011	100,908	13,232
2012	101,081	18,458
2013	102,448	24,216
2014-2018	521,512	117,347

Expected employer contributions to trusteed plans during the following year:	$–	$4,508

All retirement plan assets follow a similar investment strategy. The following table and narrative that follows, provide information relating to the weighted-average asset allocations at December 31, and includes the combined target allocation for the Company’s U.S. and non-U.S. defined benefit pension Plans:

	Target Allocation	Plan Assets at Year End
Asset Category:		2008	2007
Equity securities	40-60%	42.59%	47.62%
Debt securities	40-60%	43.84%	50.27%
Other(a)	0-10%	13.57%	2.11%

Total	100%	100.00%	100.00%

(a)	“Other” assets at December 31, 2008 consist primarily of cash and cash equivalent and fixed income investments.

The Company’s investment strategy is designed to generate returns that will substantially reduce the interest rate risk inherent in the Plans’ liabilities and enable the Plans to meet their future obligations. The strategy seeks to achieve total returns both sufficient to meet expected future obligations as well as returns greater than its policy benchmark reflecting the target weights of the asset classes used in its targeted strategic asset allocation. The Plans’ targeted strategic allocations to each asset class are determined through Asset-Liability Modeling studies. These comprehensive studies provide an evaluation of the projected status of asset and liability measures for the Plans under a range of both positive and negative environments. The studies include a number of different asset mixes, spanning a range of diversification and potential equity exposures.

In evaluating the strategic asset allocation choices, an emphasis is placed on the long-term characteristics of each individual asset class, and the benefits of diversification among multiple asset classes. Consideration is also given to the proper long-term level of risk for each plan, particularly with respect to the long-term nature of the Plans’ liabilities, the impact of asset allocation on investment results, and the corresponding impact on the volatility and magnitude of Plan contributions and expense and the impact certain actuarial techniques may have on the Plans’ recognition of investment experience. The currently adopted strategic asset allocation target for the Plans in aggregate is displayed above. The Company monitors investment performance and portfolio characteristics to ensure that outside investment managers are meeting expectations with respect to their investment approach.

Postretirement Benefits

The Company provides certain health care and life insurance benefits for certain retired employees (the Postretirement Plans). The Postretirement Plans cover employees in the U.S. and Canada who have met certain eligibility requirements. These Postretirement Plans are essentially unfunded, with the exception of a trust which was established to provide life insurance payments on behalf of certain U.S. retirees.

Net periodic postretirement benefit cost consists of the following components reflected as compensation and benefits expense in the Company’s consolidated statements of operations as well as the following weighted-average assumptions used in the valuation of the Postretirement Plans:

	2008		2007		2006
	U.S. Only	Canada	U.S. Only	Canada	U.S. Only	Canada
Assumptions used to determine net periodic benefit cost:
Discount rate	6.25%	5.25%	5.75%	5.00%	5.50%	5.00%
Expected long-term rate of return on Plan assets	7.75%	N/A	7.75%	N/A	7.75%	N/A
Rate of compensation increase	4.50%	N/A	4.00%	4.00%	4.00%	4.00%
Health care cost trend rate:
Initial rate	8.50%	9.00%	9.00%	8.50%	9.00%	9.00%
Ultimate rate	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Years to ultimate	6	8	4	7	4	8

Components of net periodic benefit cost:
Service cost	$4,321	$503	$3,661	$595	$3,682	$590
Interest cost	10,691	585	9,148	785	8,081	666
Expected return on assets	(504)	–	(470)	–	(444)	–
Amortization of:
Actuarial loss (gain)	1,048	(252)	704	46	(268)	92
Prior service (credit) cost	(2,289)	40	(2,290)	43	(1,829)	37
Transition obligation	–	58	–	62	–	53

Net periodic benefit cost	$13,267	$934	$10,753	$1,531	$9,222	$1,438

A one percentage point change in the assumed health care cost trend rates would have the following effect:

	1% Increase		1% Decrease
	U.S.	Canada	U.S.	Canada
Effect on sum of service and interest cost	$1,865	$116	$(1,530)	$(103)
Effect on accumulated postretirement benefit obligation	21,194	533	(17,538)	(500)

Changes in plan assets and benefit obligations were recognized during 2008 since the adoption of SFAS 158 at December 31, 2007. These amounts have been included as changes to other comprehensive loss as follows:

	2008
	U.S. Only	Canada
Current year actuarial loss (gain)	$15,608	$(6,457)
Amortization of actuarial (loss) gain	(1,048)	252
Amortization of prior service credit (cost)	2,289	(40)
Amortization of transition obligation	–	(58)

Total recognized in other comprehensive loss	$16,849	$(6,303)

Total recognized in net periodic postretirement benefit cost and other comprehensive loss	$30,116	$(5,369)

The estimated amounts that will be amortized from other comprehensive loss into net periodic benefit cost during 2009 are shown below:

	U.S. Only	Canada
Actuarial loss (gain)	$1,499	$(394)
Prior service (credit) cost	(2,289)	40
Transition obligation	–	58

Total	$(790)	$(296)

The following tables provide the assumptions used in the valuations to determine the year-end accumulated postretirement benefit obligation, a reconciliation of the changes in the Postretirement Plans’ benefit obligations and fair value of assets and a statement of funded status as of and for the years ended December 31:

	2008		2007
	U.S. Only	Canada	U.S. Only	Canada
Assumptions used to determine year-end accumulated postretirement benefit obligation
Discount rate	6.00%	6.50%	6.25%	5.25%
Rate of compensation increase	4.25%	N/A	4.50%	N/A
Health care cost trend rate:
Initial rate	8.50%	8.50%	8.50%	9.00%
Ultimate rate	5.00%	5.00%	5.00%	5.00%
Years to ultimate	7	7	6	8

Change in benefit obligation
Benefit obligation, beginning of year	$160,298	$16,037	$150,093	$13,033
Service cost	4,321	503	3,661	595
Interest cost	10,691	585	9,148	785
Plan participant contributions	1,814	145	1,535	104
Actuarial loss (gains)	15,186	(6,456)	2,139	(292)
Gross benefits paid	(7,007)	(413)	(6,563)	(434)
Less: federal subsidy on benefits paid	286	–	285	–
Change in foreign currency exchange rates	–	(2,208)	–	2,246

Benefit obligation, end of year	$185,589	$8,193	$160,298	$16,037

Change in Plan assets
Fair value of plan assets, beginning of year	$6,498	$–	$6,064	$–
Actual return on plan assets	83	–	434	–
Company contributions	5,193	268	5,028	330
Benefit payments	(7,007)	(413)	(6,563)	(434)
Participant contributions	1,814	145	1,535	104

Fair value of plan assets, end of year	$6,581	$–	$6,498	$–

Funded status, end of year	$(179,008)	$(8,193)	$(153,800)	$(16,037)

Amounts recognized on the consolidated balance sheet consist of:
Current liability	$–	$(316)	$–	$(628)
Non-current liability	(179,008)	(7,877)	(153,800)	(15,409)

	$(179,008)	$(8,193)	$(153,800)	$(16,037)

Amounts included in other comprehensive loss consist of:
Net actuarial loss (gain)	$16,360	$(5,785)	$1,801	$419
Prior service (credit) cost	(18,935)	131	(21,224)	171
Transition obligation	–	376	–	434

	$(2,575)	$(5,278)	$(19,423)	$1,024

The U.S. Postretirement Plan investments held in the life insurance trust follow an investment strategy which seeks to maintain the stability of principal while earning current income and providing liquidity. At December 31, 2008 and 2007, all investments were held in money market funds, which was consistent with the target allocation for those investments.

The benefit payments for the Postretirement Plans, which reflect expected future service, as appropriate, are expected to be paid as follows:

	Gross Payments		Subsidy to be received
	U.S. Only	Canada	U.S. Only	Canada
Expected benefit payment in future years
2009	$7,311	$316	$459	N/A
2010	8,400	352	534	N/A
2011	9,332	391	623	N/A
2012	10,240	426	738	N/A
2013	11,020	463	854	N/A
2014-2018	67,595	2,782	6,086	N/A
Expected employer contributions to trusteed plans during the following year	$–	$–

Defined Contribution Plans

The Company sponsors savings plans in 21 countries that provide benefits to substantially all employees within those countries. Certain of these plans provide for a Company match to employee contributions at various rates. The Company contributed $34,431, $33,358 and $21,272 in 2008, 2007 and 2006, respectively. These amounts are included in compensation and benefits expense in the accompanying consolidated statements of operations.

German Deferred Compensation Plan

The Company sponsors a deferred compensation plan for certain of its German employees. Previously, the plan allowed employees the option to defer certain eligible compensation until retirement. However the plan has since been closed to new deferrals. Upon the deferral election, the employee selected from two available investment options which determined the interest earned on the notional deferred amount based on the selected investment’s performance. The plan also provides for a guaranteed return each year of 3.25% regardless of the performance of the elected investment option. The Company has recorded a liability for the plan based on the fair value of accumulated compensation deferrals and the estimated fair value of the minimum return guarantee aggregating to $7,812 and $6,989 at December 31, 2008 and 2007, respectively, which is included in other non-current liabilities in the accompanying consolidated balance sheets.

Health Care Benefits

The Company sponsors a contributory health care plan that provides hospitalization, medical and dental benefits to substantially all U.S. employees. The Company accrues a liability for estimated incurred but not reported (IBNR) claims based on projected use of the healthcare plan as well as plan history. The liability totaled $2,332 and $3,330 at December 31, 2008 and 2007, respectively and is included in other current liabilities in the accompanying consolidated balance sheets.

(12)	Income Taxes

Income (loss) before income taxes shown below is allocated between operations in the United States (excluding international branches) and foreign countries. The components of income (loss) before income taxes are as follows:

	2008	2007	2006
United States	$12,453	$(9,243)	$14,939
Foreign	26,937	(10,477)	10,224

Income (loss) before income:	$39,390	$(19,720)	$25,163

Consolidated income tax expense consists of the following:

	2008	2007	2006
Current tax expense:
U.S. Federal	$17,692	$21,994	$50,988
State and local	7,035	2,636	6,929
Foreign	21,127	10,917	10,715

	$45,854	$35,547	$68,632

Deferred tax (benefit) expense:
U.S. Federal	$(885)	$(25,510)	$(26,442)
State and local	214	(4,344)	1,920
Foreign	(10,733)	(1,908)	148

	(11,404)	(31,762)	(24,374)

Total provision for income taxes	$34,450	$3,785	$44,258

Income tax expense for December 31, 2008, 2007 and 2006 differed from the amounts computed by applying the U.S. federal income tax rate of 35.0% to pretax income or loss as a result of the following:

	2008	2007	2006
Tax provision at U.S. federal statutory rate of 35.0%	35.0%	35.0%	35.0%
Increase (reduction) resulting from:
U.S. federal income tax on foreign branch income	22.6	6.0	12.0
Foreign income tax rate differential, net	(15.8)	0.2	(11.8)
State income taxes, net of federal benefit	12.6	2.6	29.0
Non-deductible expenses	4.5	(0.8)	32.5
Warrant expense	–	–	62.3
Legal entity restructuring	43.6	–	–
Effect of deferred rate changes	(2.9)	0.2	16.6
Valuation allowance	2.6	(48.6)	(18.4)
Changes in income tax reserves	(14.7)	(13.8)	18.7

Effective tax rate	87.5%	(19.2)%	175.9%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

	2008	2007
Unbilled receivables	$(39,235)	$(44,371)
Investment in unconsolidated affiliates (Note 6)	(21,433)	(25,602)

Gross deferred tax liabilities	(60,668)	(69,973)

Reserve for pension and other postretirement benefits	239,238	181,278
Bonus and other compensation	86,549	80,763
Errors and omissions claim reserves	36,411	38,677
Deferred revenue	37,130	37,395
Deferred rent	7,304	8,654
Receivables allowance	7,503	12,087
Restructuring accruals	2,929	25,085
Tax loss carry-forwards	41,352	39,409
Property and intangible assets	12,233	4,493
Other, net	38,784	16,355

Gross deferred tax assets	509,433	444,196
Less: valuation allowance	(54,972)	(48,558)

Deferred tax assets, net of valuation allowance	454,461	395,638

Net deferred tax asset	$393,793	$325,665

The net change in the total valuation allowance was an increase of $6,414 in 2008 and $4,261 in 2007. The valuation allowance at December 31, 2008 and 2007 was primarily related to foreign net operating loss carry-forwards and temporary differences that, in the judgment of management, are not more likely than not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry-back and carry-forward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income during the carry-forward period are reduced.

At December 31, 2008, the Company had unused loss carry-forwards for tax purposes in various jurisdictions outside the U.S. amounting to $152,381 of which $129,910 can be indefinitely carried forward under local statutes. The remaining loss carry-forwards will expire, if unused, in varying amounts from 2009 through 2029.

Deferred income taxes have not been provided on the undistributed earnings of international subsidiaries. Those earnings are considered to be indefinitely reinvested outside the U.S., and at December 31, 2008 were approximately $208,011. Upon distribution of those earnings in the form of dividends or otherwise, the Company may be subject to U.S. and state and local income taxes. It is not practical at this time to estimate the tax liability that might be incurred if such earnings were remitted to the U.S.

On January 1, 2007, the Company adopted the provisions of FIN 48. As a result of the implementation of FIN 48, the Company decreased its liability for unrecognized tax benefits by approximately $9,296, which was accounted for as an increase to the January 1, 2007 retained earnings balance. A reconciliation of the beginning and ending balance for liabilities with unrecognized tax benefits for 2008 and 2007 is as follows:

Balance at January 1, 2007	$12,655
Increases related to prior years	1,561
Decreases related to prior years	(1,829)
Increases related to current year positions	2,584
Foreign currency translation on prior year tax positions	762
Settlements	(1,731)

Balance at December 31, 2007	$14,002
Increases related to prior years	725
Decreases related to prior years	(2,183)
Increases related to current year positions	4,821
Foreign currency translation on prior year tax positions	(988)
Settlements	(1,765)
Lapses of applicable statute of limitations	(4,169)

Balance at December 31, 2008	$10,443

The total liabilities associated with unrecognized tax benefits that, if recognized, would impact the effective tax rates were $8,793, $16,169 and $14,329 for December 31, 2008 and 2007 and January 1, 2007, respectively. If recognized, the remaining $2,470 unrecognized tax benefits at December 31, 2008 would increase the foreign currency translation component of other comprehensive income.

The Company accrues interest and penalties associated with unrecognized tax benefits as a component of income tax expense in the accompanying consolidated statements of operations, and the corresponding liability in income taxes payable within other current liabilities in the accompanying consolidated balance sheets. For the year ended December 31, 2008, the Company recognized a benefit of $2,110 for interest and penalties reflected in the accompanying consolidated statements of operations based upon the favorable resolution of uncertain tax positions. The corresponding liabilities for penalties and interest in the accompanying consolidated balance sheets were $820, $3,326 and $2,680 at December 31, 2008 and 2007 and January 1, 2007, respectively.

The Company has taken positions in certain taxing jurisdictions for which it is reasonably possible that the total amounts of unrecognized tax benefits may decrease within the next twelve months. The possible decrease could result from the finalization of the Company’s various state and foreign tax examinations. The range of the reasonably possible decrease is estimated between $6,000 and $8,000.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. The Company is currently under income tax examination in certain states for tax years ranging from 1998 to 2007. The Company is also currently under examination in the U.K., the Netherlands and Malaysia for years ranging from 1996 through 2007.

(13)	Notes Payable, Commitments and Contingencies

On November 8, 2006, the Company entered into a revolving credit facility, or the “Facility,” with a group of banks. Pursuant to the terms of the Facility, the Company had total commitments available at the date of the agreement of $200,000 and the Facility is effective through its termination date of November 7, 2011. The Facility permits the Company to borrow funds under a variety of terms and to choose between two interest rate options. The Company is required to pay a facility fee which ranges from 12.5 to 25.0 basis points based upon the aggregate commitment. The facility fee is determined by the ratio of debt to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), as defined in the Facility.

The Facility requires the Company to comply with certain financial covenants. The Company was unable to comply with these covenants due to charges incurred in connection with the settlement of the EDS arbitration in 2007 and due to non-cash charges incurred in connection with the issuance of warrants related to the Company’s Voluntary Separation Program (Note 14) in 2006. The Company sought and obtained the necessary waivers from the lenders in both 2007 and 2006.

As of December 31, 2008 and 2007, the Company had no outstanding borrowings under the Facility. The Company had outstanding commitments from the lenders under stand-by letters of credit in the amount $11,208 under the Facility at December 31, 2008, which reduced the capacity under the Facility to $188,792. Additionally, at December 31, 2008, the Company had outstanding cash overdrafts of $868. There were no cash overdrafts at December 31, 2007.

The Company has certain financial guarantees and outstanding letters of credit, including the stand-by letters of credit under the Facility, totaling $13,910 and $13,818 at December 31, 2008 and 2007, respectively. The purpose of the letters of credit is to collateralize the Company’s obligations under certain insurance and lease-related agreements.

Total interest expense, including interest on stock re-acquired from selling shareholders (Note 14), was $1,822, $1,857 and $2,330 for 2008, 2007 and 2006, respectively. Interest expense is included in investment and other income, net in the accompanying consolidated statements of operations.

The Company maintains certain foreign currency denominated credit arrangements to facilitate the cash requirements of a foreign subsidiary. During 2008, the maximum amount that could be borrowed was 7,500 Brazilian Real, or $3,240 at December 31, 2008. Outstanding borrowings were $1,296 at December 31, 2008. There were no outstanding borrowings at December 31, 2007.

The Company reserves for contingent liabilities based on SFAS 5 when it is determined that a liability, inclusive of defense costs, is probable and reasonably estimable. The Company records an actuarially estimated liability, which is based on assumptions considered reasonable under the circumstances, as professional liability errors and omissions claim reserves. The estimated liability takes into account long-term trends and averages and also reflects consideration of other factors including the litigation environment, judicial decisions, legislative actions, and economic policy. The estimated liability excludes the effect of claims data for large cases due to the insufficiency of actual experience with such cases. Total errors and omissions claim reserves were $157,600 and $160,600 at December 31, 2008 and 2007, respectively. Of these reserve amounts, approximately $106,086 and $103,440 represented incurred but not reported claims at December 31, 2008 and 2007, respectively.

The Company carries professional liability insurance. This insurance is provided by PCIC (Note 6) and other carriers. Coverage is subject to a self-insured retention of $1,000 per claim and includes the cost of defending against professional liability claims. Intermediate levels of coverage have been obtained with various other insurers. The Company had estimated insurance recovery receivables, including receivables based on claims experience modifications, of $55,300 and $51,770 at December 31, 2008 and 2007, respectively.

On August 30, 2006, EDS asserted a claim against the Company for indemnification under the CAPA entered by the parties on January 18, 2005, alleging that the Company had breached certain representations contained in the CAPA (Note 9). In April 2008, EDS received an arbitration award in respect of these claims of $45,384, plus computed interest. The Company increased its reserves as of December 31, 2007 related to this claim and associated legal fees to $60,302, which was paid in April 2008, and recognized the corresponding loss as general and administrative expenses on the accompanying consolidated statement of operations. The estimated legal costs accrued in connection with the loss contingency are included in other current liabilities on the accompanying consolidated balance sheet (Note 9).

From time to time, the Company and certain subsidiaries are involved in various other legal proceedings that have arisen in the ordinary course of business. The Company does not believe, based on information currently available, that it is probable that the ultimate resolution of these matters would have a material adverse effect on the Company’s consolidated balance sheets or consolidated statements of operations.

(14)	Shareholders’ Investment

Mandatorily Redeemable Common Shares

All of the Company’s redeemable common shares are held by employees and, pursuant to the Company’s bylaws, are subject to certain restrictions. In connection with these restrictions, the Company has the following rights and obligations regarding purchases and sales of the Company’s common stock:

(a)	The Company has the right to purchase any shares offered for sale by a shareholder.

(b)	Upon the termination of employment, the shares held by the shareholder are considered to be offered for sale. In these circumstances, the Company is obligated to purchase any such shares.

(c)	The Company may elect to purchase the shares via one of the following methods:

1)	Installment payments — at the election of the Company, the share redemption amount is paid over four years with the first 25% of the purchase price paid on the last day of the three-month or fifteen-month period following the effective date of retirement (or other termination), and one-third of the balance of the remaining 75% on each of the first three anniversaries of the initial payment date. The Company pays interest on the installment payment obligations at rates designated by the Board of Directors.

2)	Cash option — at the election of the Company, the entire purchase price may be paid in cash within three months after the date of retirement (or other termination).

Shareholders are typically paid for their share redemptions in installments. As of December 31, 2008 and 2007, the Company had share repurchase obligations of $10,591 and $11,455, respectively, included in other current and other non-current liabilities on the accompanying consolidated balance sheets.

Pursuant to the Company’s bylaws, the price for all the Company’s sales and purchases of redeemable common shares is the redemption value per share of such shares as of the last day of the preceding year.

According to the bylaws, the balance within accumulated other comprehensive income related to pension and other postretirement benefits is excluded from the calculation of redemption value per share. The following formula is used to compute the redemption value per share at December 31, which is reflected as mandatorily redeemable common shares in the accompanying consolidated balance sheet:

	2008	2007	2006
Common stock, at par value	$47	$47	$47
Additional paid-in capital	150,158	149,336	148,076
Treasury stock, at cost	(82,992)	(75,190)	(71,505)
Retained earnings	211,567	206,627	220,836
Other comprehensive income	(21,092)	20,615	4,350

Total redemption value, as defined by the Company’s bylaws	$257,688	$301,435	$301,804
Divided by: total common shares outstanding at December 31	70,751	72,657	73,466

Redemption value per common share	$3,642	$4,149	$4,108

The Company has 350,000 common shares authorized with a par value of $0.50. The following table details common shares issued and outstanding at each year end presented and shares of common held as treasury stock:

	Issued	Outstanding	Treasury
December 31, 2008	94,115	70,751	23,364
December 31, 2007	94,115	72,657	21,458
December 31, 2006	94,115	73,466	20,649

Warrants

On February 2, 2007, the Company’s shareholders approved a warrant program which allowed for the issuance of warrants to certain eligible employees. Under the terms of the program, the Company’s Board of Directors is authorized to issue up to 9,480 warrants. At December 31, 2008, 7,806 warrants were outstanding, resulting from the issuance of 8,127 warrants during 2007 and the issuance of 610 warrants during 2008, net of 931 warrants which have been forfeited. Each warrant is notionally exercisable for one share of common stock. The warrants are contingent on the completion of an Initial Public Offering (IPO) of Towers Perrin’s common stock on or before December 31, 2009. If an IPO is not completed by that time, the warrants will expire. As it is not known whether an IPO will be completed and completion of an IPO within the specified timeframe is not completely under the Company’s control, the Company will not, in accordance with SFAS 123(R), record any related compensation expense for the warrants until such time that an IPO is completed. If the Company completes an IPO, the warrants are subject to vesting requirements and will vest annually in three equal installments beginning on June 30, 2010. Under the provisions of this warrant program, the Company can issue up to 743 additional warrants prior to the expiration of the warrants at December 31, 2009.

The exercise price of the warrants is $4,074 per share of common stock. The warrants have a cashless exercise feature which would result in a net settlement of shares to the warrant holder. The number of shares to be issued would be net of the exercise price per share and is computed using a formula which is based on an average of the market price during the twenty trading day period preceding exercise. The Company has not recorded any expense related to the issuance of these warrants, but determined that the grant date fair value of the warrants issued in 2007 was $17,521 per warrant and the warrants issued in 2008 was $19,416 per warrant. The Company would record compensation expense at completion of an IPO of $137,878 over the vesting period of the warrants, before adjustments for estimated forfeitures.

The value per warrant is an estimate of the fair market value on the grant date, computed using the Black-Scholes pricing model. The Black-Scholes model utilizes certain inputs, which the Company developed through analysis of trading data for competitor firms, prevailing risk-free rates for the applicable time periods and the terms of the warrants.

The following assumptions were used as inputs to the Black-Scholes pricing model:

	2008	2007
Market price volatility	28.5%	27.0%
Risk-free interest rates	2.5%	4.7%
Expected dividend yield	0.0%	0.0%
Expected life of warrants	2.8 years	4.0 years

In the first quarter of 2006, the Company instituted a Voluntary Separation Program (VSP) in which a select group of shareholders was eligible to participate. As part of the VSP, an eligible shareholder, in exchange for the shareholder’s resignation and the requisite sale to the Company of all of the shareholder’s common stock, received (i) a lump sum cash distribution equal to the current book value of common stock held; (ii) warrants as described below; and (iii) a one-time non-contingent cash payment of $200.

During 2006, the Company issued 6,051 warrants under the terms of the VSP. As specified in the VSP warrant agreement, if the Company has not completed an IPO by June 30, 2007, the number of warrants outstanding decreases by 4% per month on the first day of each month, starting on July 1, 2007 and ending on July 1, 2009. If an IPO has not been completed by June 30, 2009 the warrants will expire worthless. At December 31, 2008, 2007 and 2006, 1,694, 4,599 and 6,051 warrants were outstanding, respectively. No additional warrants may be issued under this plan. Under the terms of the VSP, the Company made a one-time non-contingent cash payment aggregating $12,710 to resigning shareholders, which was included in compensation and benefits in the accompanying consolidated statement of operations. In addition, $42,357 was paid to participants to acquire 12,102 shares of common stock upon their separation from the Company and was recorded in treasury stock.

During 2006, the Company recorded expense of $44,822 with a corresponding increase to paid-in capital related to the issuance of the warrants which is included in compensation and benefits in the accompanying consolidated statements of operations. This charge was based on an estimate of the fair value of the warrants computed by application of the Black-Scholes pricing model. Certain discounts to the valuation were made for the estimated impact on fair value resulting from restrictions relating to the warrants and the probability of the Company’s stock becoming a marketable security.

The following assumptions were used as inputs to the Black-Scholes pricing model:

Market price volatility	40.0%
Risk-free interest rate	5.0%
Expected dividend yield	0.0%
Expected life of warrants	3 years

The following table represents a roll-forward of warrants outstanding at December 31:

	VSP Warrant Program	2007 Warrant Program	Total
Beginning balance, January 1, 2006	–	–	–
Granted	6,051	–	6,051
Exercised	–	–	–
Expired	–	–	–
Forfeited	–	–	–

Outstanding, December 31, 2006	6,051	–	6,051
Granted	–	8,127	8,127
Exercised	–	–	–
Expired	(1,452)	–	(1,452)
Forfeited	–	(205)	(205)

Outstanding, December 31, 2007	4,599	7,922	12,521
Granted	–	610	610
Exercised	–	–	–
Expired	(2,905)	–	(2,905)
Forfeited	–	(726)	(726)

Outstanding, December 31, 2008	1,694	7,806	9,500

(15)	Fair Value Measurements

Fair Value Hierarchy

Effective January 1, 2008, the Company partially adopted the provisions of SFAS 157 (Note 1). In accordance with FSP SFAS 157-2, the Company has delayed the adoption of SFAS 157 as it relates to assets and liabilities which do not fall under the scope of SFAS 159.

The Company has categorized its financial instruments into a three-level fair value hierarchy as defined in SFAS 157. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

Financial assets and liabilities recorded in the accompanying consolidated balance sheets are categorized based on the inputs in the valuation techniques as follows:

Level 1	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.
Level 2	Financial assets and liabilities whose values are based on the following:

a) Quoted prices for similar assets or liabilities in active markets;

b) Quoted prices for identical or similar assets or liabilities in non-active markets;

c) Pricing models whose inputs are observable for substantially the full term of the asset or liability; and

d) Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full asset or liability.
Level 3	Financial assets and liabilities whose values are based on prices, or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The following presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Fair Value Measurements on a Recurring Basis
	Level 1		Level 2		Level 3	Total
Assets:
Short-term investments	$10,006	(a)	$–		$–	$10,006
Other current assets	–		30	(b)	–	30
Other non-current assets	6,328	(c)	–		–	6,328
Liabilities:
Other current liabilities	–		(12,307	)(b)	–	(12,307)

(a)	Available for sale investments consisting of commercial paper and corporate securities (Note 2).
(b)	Primarily forward exchange contracts and foreign currency options and collars (Note 1).
(c)	Primarily available for sale securities accounted for under SFAS 115.

The Company recorded a loss of $8,222 for the year ended December 31, 2008, under general and administrative expenses in the accompanying consolidated statements of operations related to the changes in the fair value of its financial instruments for forward foreign currency exchange contracts and foreign currency options and collars accounted for as foreign currency hedges which were still held at December 31, 2008. There was no gain or loss recorded in the accompanying consolidated statements of operations for available for sale securities still held at December 31, 2008.

To determine the fair value of the Company’s forward exchange contracts and foreign currency options and collars, the Company receives a quoted value from the counterparty for each contract. The quoted price received by the Company is a Level 2 valuation based on observable quotes in the marketplace for the underlying currency. The Company uses these underlying values to estimate amounts that would be paid or received to terminate the contracts at the reporting date based on current market prices for the underlying currency.

The available for sale securities accounted for under SFAS 115 are valued using quoted market prices as of the end of the trading day. The Company monitors the value of the investments for other-than-temporary impairment on a quarterly basis.

(16)	Acquisitions and Dispositions

Acquisitions of MGMC, Inc. and International Survey Research Corporation

On January 25, 2007, the Company acquired certain assets and liabilities of MGMC, Inc. and MGMC Limited (collectively, MGMC), a Connecticut-based executive compensation consulting firm that provides advisory services and compensation data to top-tier commercial and investment banks. On March 12, 2007, the Company acquired International Survey Research Corporation (ISR), an Illinois-based employee research and consulting firm that provides full-scale employee opinion surveys, senior leadership surveys, mergers and acquisitions surveys and expatriate surveys. The Company believes both acquisitions will provide synergies with existing service lines. The Company paid $45,680 of cash, in the aggregate, for these two acquisitions, including $1,176 of related acquisition costs. Approximately $3,100 of the purchase price of ISR was held in escrow pending the outcome of certain matters outlined in the purchase agreement, for which the Company is indemnified. These matters were resolved in March 2008 and escrowed funds have been released to the sellers. In addition, the Company agreed to pay up to $23,061 to shareholders or employees of the acquired companies in additional contingent payments based upon the achievement of certain future performance milestones. At December 31, 2007, the Company determined that one of the ISR milestones was met and an additional $2,917 was recorded to increase the purchase price to $48,597. Of the remaining contingent payments, approximately $20,061 is expected to be expensed as compensation and would be paid out over a four year period if additional milestones are achieved. During 2008, $7,985 of this amount was paid. Payments to the selling shareholders resulted in an excess of the purchase price over the fair value of identifiable assets, and the Company recorded goodwill of $13,979. The recorded goodwill is expected to be fully deductible for tax purposes.

These transactions were accounted for as purchases in accordance with SFAS 141. As a result, the assets acquired and liabilities assumed were accounted for at fair value on the acquisition date, and the results of operations of both MGMC and ISR are included in the Company’s consolidated statements of operations from their respective acquisition dates.

Management is responsible for the valuation of net assets acquired, including intangible assets and considered a number of factors, including valuations and appraisals, when estimating the fair market values and estimated useful lives of the acquired assets and liabilities. The allocation of the purchase price and amounts recorded during 2007 are as follows:

Cash	$12,689
Other current assets	12,007
Fixed assets	1,859
Other assets	363
Intangible assets	16,380
Goodwill	13,979

Total assets acquired	57,277

Current liabilities	7,921
Long-term liabilities	759

Total liabilities assumed	8,680

Net assets acquired	$48,597

The acquired intangible assets consist of the following:

	Fair value	Weighted-average useful life (yrs)
Trademarks	$720	1.0
Customer relationships	11,960	7.2
Covenants not-to-compete	370	5.0
Acquired software	670	5.0
Other acquired intangibles	2,660	5.0

Total acquired intangible assets	$16,380	6.2

Disposal of The Pennsylvania Reinsurance Company

On October 1, 2007, the Company sold all of its interest in The Pennsylvania Reinsurance Company (PRC), a wholly owned reinsurance subsidiary. Proceeds from disposal were $1,000, resulting in a loss on disposal, including costs, of $2,250. The loss is included in gain on sale of businesses in the accompanying consolidated statements of operations. Assets sold consisted primarily of cash, and liabilities transferred consisted of reserves for reinsurance claims, and aggregated as follows:

Assets sold	$7,541
Less: Liabilities transferred	4,341

Net assets sold	$3,200

Acquisitions of Cravens, Leffler & McCormick and Risk Capital

On May 3, 2006, the Company acquired certain customer contracts from Cravens, Leffler & McCormick, a California-based surplus lines broker and reinsurance intermediary. On June 16, 2006, the Company acquired the business of Risk Capital, an independent risk management consulting firm based in New York City that specializes in providing risk advisory services to the energy, mining, chemicals, and financial services markets. The aggregate purchase price for the 2006 acquisitions was $6,465. In addition, the Company also agreed to pay up to approximately $4,000 to shareholders or employees of the acquired companies in additional contingent payments based on the achievement of certain future performance milestones through 2009. If these milestones are met, the contingent payments will result in additions to the purchase price and goodwill during the year the milestone is achieved. Through December 31, 2008, no milestones were achieved and there were no payments made to shareholders or employees. The purchase price for the acquisitions was allocated to intangible assets of $3,445, which consisted of customer relationships and trademarks, goodwill of $1,621, and accounts receivable, fixed assets and other assets aggregating $1,399. The results of these acquisitions are included in the Company’s consolidated statements of operations from their respective acquisition dates.

(17)	Subsequent Events

Disposal of Equity Investment in eHRO

In June 2009, the Company sold its remaining partnership interest in eHRO to EDS for cash proceeds of $61,000. The net book value of the Company’s partnership interest in eHRO at the sale date was $57,677 and the Company recorded a net gain of $3,323. The Brand License Agreement entered by the Company and eHRO effective for a period of five years commencing March 1, 2005 was terminated as of the closing date of the sale of the Company’s interest in eHRO, at which time the parties agreed to a 90-day license allowing eHRO to use certain Company trademarks. Accordingly, the remaining deferred brand license income of $7,500 will be recognized over the 90-day term.

The partnership interest purchase agreement includes a provision for the payment by EDS of a deferred purchase price of $10,000 fifteen months after closing. The actual amount of the deferred purchase price payable, if any, is subject to reduction based on the amount of certain new consulting services EDS and its affiliates purchase from the Company during this period. The partnership interest purchase agreement also includes a provision for the payment by EDS of a contingent purchase price of up to $45,000 in the event certain assets of eHRO are sold under certain conditions within the period ending twenty-four months after the closing date. None of the conditions precedent to payment of the contingent purchase price has occurred. Accordingly, the Company has not recorded any amounts in respect of the contingent purchase price.

The Facility contains limitations on the amount of asset sales. The sale of the Company’s partnership interest in eHRO exceeded these limitations. The Company sought and obtained the necessary waiver from the lenders for the six months ended June 30, 2009.

Proposed Merger with Watson Wyatt Worldwide, Inc.

On June 26, 2009, Towers Perrin entered into an Agreement and Plan of Merger with Watson Wyatt Worldwide, Inc. (“Watson Wyatt”). Watson Wyatt is a global firm focusing on providing human capital and financial management consulting services. Pursuant to the merger agreement, Towers Perrin and Watson Wyatt will combine their businesses and become wholly-owned subsidiaries of a new holding company, Jupiter Saturn Holding Company (the “Holding Company”). When the merger is completed, the Holding Company will change its name to Towers Watson & Co. (“Towers Watson”), and its Class A common stock will be publicly traded.

Upon completion of the merger, John J. Haley, the President, Chief Executive Officer and Chairman of the Board of Directors of Watson Wyatt, will serve as Chairman of the Board of Directors and Chief Executive Officer of Towers Watson and Mark V. Mactas, the President, the Chief Executive Officer and Chairman of the Board of Towers Perrin, will serve as Deputy Chairman of the Board of Directors, President and Chief Operating Officer of Towers Watson.

The following describes the merger consideration that will be received by security holders of Towers Perrin and Watson Wyatt:

Watson Wyatt stockholders and holders of Watson Wyatt deferred stock units will be entitled to receive in the aggregate 50% of Towers Watson’s voting common stock outstanding as of the effective time in the form of Towers Watson Class A common stock. Towers Watson Class A common stock issued to Watson Wyatt stockholders in the merger will be freely tradable.

Towers Perrin shareholders and a group of Towers Perrin employees to be designated to receive certain equity incentive awards will be entitled to receive in the aggregate 50% of Towers Watson’s voting common stock outstanding as of the effective time. Towers Perrin shareholders will generally be issued Towers Watson Class B common stock (consisting of various subclasses) that will automatically convert into freely tradable Towers Watson Class A common stock in equal annual installments over four years from the effective time. The employees that receive equity incentive awards will receive restricted shares of Towers Watson Class A common stock, which will generally automatically vest and become freely tradable Towers Watson Class A common stock in equal annual installments over three years from the effective time.

In addition, a select number of Towers Perrin employees meeting defined age plus years of service criteria may elect to have between 50% and 100% of their Towers Perrin shares converted to Towers Watson Class R common stock, which will be automatically redeemed by Towers Watson on the first business day following the effective time for equal amounts of cash and one-year subordinated promissory notes. If a Class R eligible shareholder does not make a valid Class R election, then the shareholder will receive merger consideration in the same manner as any other Towers Perrin shareholder. The redemption proceeds for Class R common stock are expected to total $100 million in cash and $100 million in one-year subordinated promissory notes issued by Towers Watson (which amount may be increased as agreed by the parties or decreased if the Class R and Class S elections are under subscribed).

The merger agreement contains termination rights for both Watson Wyatt and Towers Perrin. In the event one party terminates the merger agreement under specific circumstances described in the merger agreement, the terminating party would be required to pay the non-terminating party a termination fee of $65 million or reimburse the non-terminating party’s transaction-related expenses, up to $10 million.

The Company currently estimates the consideration to be received by Towers Perrin shareholders and employees to be valued at approximately $1.6 billion, based on Watson Wyatt’s June 30, 2009 closing stock price of $37.53. The actual value of the consideration to be received by Towers Perrin shareholders and employees at the effective time could differ depending on a variety of factors, including fluctuations in Watson Wyatt’s stock price.

The transaction is subject to stockholder approval, regulatory clearance under the competition laws of certain countries and jurisdictions including the European Union, and other customary closing conditions. On August 6, 2009, the Company received notification from the U.S. antitrust authorities that the transaction has received early termination of the waiting period under the HSR Act. The boards of directors of both Towers Perrin and Watson Wyatt have unanimously approved the transaction. The companies anticipate that they will each hold a special meeting of stockholders to vote on the proposed merger in the fourth quarter of calendar year 2009 and a closing date as soon as possible thereafter.

The transaction will be accounted for under the acquisition method of accounting in accordance with SFAS 141R. Although the business combination of Watson Wyatt and Towers Perrin is a “merger of equals,” generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquirer for accounting purposes based on several factors. Watson Wyatt will be treated as the acquiring entity for accounting purposes.

Towers Perrin and Watson Wyatt each have a 36.4% equity investment in PCIC. Towers Watson will own 72.8% of PCIC post-merger and will consolidate the results of PCIC into its consolidated financial statements.

The Facility has a change in ownership provision that will cause the termination of the Facility upon the effective date of the merger.

ExxonMobil (Australia) Superannuation Plan

In March 2007, the Trustee of the ExxonMobil (Australia) Superannuation Plan (the “Superannuation Plan”) commenced a legal proceeding in the Supreme Court of Victoria against Towers Perrin (the “Trustee Advisor Proceeding”) and in April 2007, Esso (Australia) and ExxonMobil (Australia), the Superannuation Plan sponsors, commenced a similar legal proceeding in the Supreme Court of Victoria against Towers Perrin (the “Company Advisor Proceeding”). Plaintiffs served writs on Towers Perrin in March 2008 and filed their complaints in the proceedings on January 30, 2009 and February 6, 2009.

The complaints in the two proceedings allege that, while performing administrative and actuarial services relating to the Superannuation Plan during the period from mid-1990 to 1995, Towers Perrin failed to detect drafting errors made by other defendants named in the proceedings in connection with the preparation by those defendants of certain Superannuation Plan amendments that were adopted by Esso before Towers Perrin’s engagement. The faulty drafting allegedly resulted in the grant of additional but unintended and unauthorized benefits to certain Superannuation Plan participants. In December 2001, the Superannuation Plan Trustee commenced a legal proceeding in the Supreme Court of Victoria seeking to correct the drafting errors (the

“Rectification Proceeding”), to which Towers Perrin is not a party. The Rectification Proceeding is currently scheduled for trial in April 2010. If the Trustee prevails in the Rectification Proceeding and is permitted to correct the Superannuation Plan amendments at issue to conform to the manner in which the benefits were administered and actuarially valued, any potential damages arising from the Trustee Advisor Proceeding and the Company Advisor Proceeding will be substantially reduced, if not eliminated. If the Trustee does not prevail in the Rectification Proceeding, the currently estimated amount of the alleged damage, with interest, could be as much as AU$550,000.

Management has established reserves for litigation matters in those instances where it believes a loss is probable and reasonably estimable. Management believes, based on currently available information, that the results of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations, but the results in any litigation matter are subject to many factors that are difficult to predict so there can be no assurance that in the event of an unfavorable result in one or more such matters, Towers Perrin will not incur material losses.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

(in thousands)

	June 30, 2009	June 30, 2008
Revenues:
Consulting revenue	$664,613	$788,026
Commissions	75,336	73,012
Reimbursed client expenses	17,694	27,948
Reinsurance investment income	1,018	3,145

Total revenue	758,661	892,131
Expenses:
Compensation and benefits	537,529	636,612
General and administrative	113,596	123,810
Occupancy-related costs	34,626	34,872
Professional and subcontracted services	63,992	59,361
Depreciation and amortization	18,364	16,592

Total expenses	768,107	871,247

Operating (loss) income	(9,446)	20,884

Other non-operating income:
Investment and other income, net	7,832	10,187
Equity in income (loss) of unconsolidated affiliates	7,588	(5,960)

Income before income taxes	5,974	25,111

Income tax expense	(11,880)	(6,107)

Net (loss) income attributable to mandatorily redeemable common shares	$(5,906)	$19,004

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2009 and December 31, 2008

(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$459,875	$486,864
Short-term investments	85	10,006
Accounts receivable, net of allowances	339,943	367,337
Deferred income taxes, net	119,413	136,325
Prepaid expenses and other current assets	41,054	31,841

Total current assets	960,370	1,032,373

Non-current assets:
Property and equipment, net of accumulated depreciation and amortization of $257,577 and $249,444, respectively	103,978	97,545
Intangible assets, net of accumulated amortization of $55,820 and $49,420, respectively	31,009	33,800
Goodwill	60,689	59,181
Deferred income taxes, net	278,200	261,357
Investment in unconsolidated affiliates	13,247	65,483
Other non-current assets	171,422	133,547

Total non-current assets	658,545	650,913

Total assets	$1,618,915	$1,683,286

LIABILITIES, MANDATORILY REDEEMABLE COMMON SHARES AND OTHER SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$35,454	$38,289
Reinsurance payables	170,938	115,350
Accrued bonus	112,347	284,070
Reserve for pension and other postretirement benefits	48,334	48,163
Deferred income	94,008	104,301
Other current liabilities	107,639	123,604

Total current liabilities	568,720	713,777
Non-current liabilities:
Errors and omissions claim reserves	205,457	137,100
Reserve for pension and other postretirement benefits	605,750	594,864
Deferred income	–	1,667
Other non-current liabilities	91,643	95,235

Total non-current liabilities	902,850	828,866

Total liabilities	1,471,570	1,542,643

Commitments and contingencies (Note 10)

Mandatorily redeemable common shares	264,390	257,688

Other shareholders’ deficit	(117,045)	(117,045)

Total liabilities, mandatorily redeemable common shares and other shareholders’ deficit	$1,618,915	$1,683,286

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2009 and 2008

(Unaudited)

(in thousands)

	June 30, 2009	June 30, 2008
Cash Flows from Operating Activities:
Net (loss) income attributable to mandatorily redeemable common shares	$(5,906)	$19,004
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Equity in (income) loss of unconsolidated affiliates	(7,588)	5,960
Derivative (gain) loss	(1,489)	265
Loss (gain) on disposal of property and equipment	119	(59)
Depreciation and amortization	18,364	16,592
Foreign currency remeasurement loss (gain)	2,700	(1,661)
Provision for (benefit from) deferred income taxes	5,128	(7,488)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	35,206	(71,272)
(Increase) decrease in prepaid expenses and other current assets	(8,115)	1,255
Decrease in accounts payable and accrued expenses	(3,231)	(2,995)
Increase in reinsurance payables	49,803	38,713
Decrease in accrued bonus	(172,835)	(96,463)
Increase in reserve for pension and other postretirement benefits	6,789	8,174
Increase in errors and omissions claim reserves	66,871	33,252
(Decrease) increase in deferred income	(13,646)	18,689
Other net assets and liabilities	(57,519)	(133,876)

Net cash used in operating activities	(85,349)	(171,910)

Cash Flows from Investing Activities:
Capital expenditures	(18,324)	(13,125)
Proceeds from sale of investment in unconsolidated affiliate	61,000	–
Maturity of short-term investment securities	9,920	–
Sale of short-term investment securities	–	232

Net cash provided by (used in) investing activities	52,596	(12,893)

Cash Flows from Financing Activities:
Net borrowings of notes payable	952	–
Purchase of treasury stock	(1,572)	(4,321)

Net cash used in financing activities	(620)	(4,321)

Effect of exchange rate changes on cash and cash equivalents	6,384	(348)

Net decrease in cash and cash equivalents	(26,989)	(189,472)
Cash and cash equivalents, beginning of year	486,864	503,373

Cash and cash equivalents, end of period	$459,875	$313,901

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$197	$206

Income taxes	$20,509	$57,757

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Consolidated Statement of Changes in Mandatorily Redeemable Common Shares and Other Shareholders’ Deficit

For the Six Months Ended June 30, 2009

(Unaudited)

(in thousands, except share data)

	Common Stock		Paid-in Capital	Treasury Stock		Retained Earnings	Other	Total Mandatorily Redeemable Common Shares	Other Share- holders’ Deficit	Comprehensive Income
	Shares	Amount		Shares	Amount
Balance as of December 31, 2008	94,115	$47	$150,158	23,364	$(82,992)	$211,567	$(21,092)	$257,688	$(117,045)
Purchase of shares of common stock for treasury	–	–	–	431	(1,572)	–	–	(1,572)	–
Comprehensive income:
Loss attributable to mandatorily redeemable common shares	–	–	–	–	–	(5,906)	–	(5,906)	–	$(5,906)
Currency translation adjustment, net of tax of $110	–	–	–	–	–	–	11,334	11,334	–	11,334
Hedge effectiveness, net of tax of $1,842	–	–	–	–	–	–	2,846	2,846	–	2,846

Total comprehensive income										$8,274

Balance as of June 30, 2009	94,115	$47	$150,158	23,795	$(84,564)	$205,661	$(6,912)	$264,390	$(117,045)

The accompanying notes are an integral part of these consolidated financial statements.

Towers, Perrin, Forster & Crosby, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(Dollars in thousands)

(1)	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to such rules and regulations, although the Company believes that the information and disclosures presented are adequate to make such information and disclosure not misleading. These unaudited consolidated financial statements should be read in conjunction with the consolidated annual financial statements and the notes thereto included in this registration statement for the year ended December 31, 2008.

The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2009. The financial information contained herein reflects all adjustments, in the opinion of management, necessary for a fair presentation of the Company’s results of operations for the six months ended June 30, 2009 and 2008.

(2)	Recent Accounting Pronouncements

The following recent accounting pronouncements were adopted by the Company during the six months ended June 30, 2009:

In May 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 165, Subsequent Events (SFAS 165), which provides additional guidance on the disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. Specifically, SFAS 165 introduces the concept of available to be issued and requires the disclosure of the date through which an entity has evaluated subsequent events and whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and shall be applied prospectively. The Company adopted the statement on June 30, 2009, however there was no impact on the notes to the consolidated financial statements. The Company has evaluated subsequent events (events occurring after June 30, 2009) for recognition or disclosure in these financial statements up to November 4, 2009.

In April 2009, the FASB issued FSP SFAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly (FSP SFAS 157-4). FSP SFAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157, Fair Value Measurements (SFAS 157) when the volume and level of activity for the asset or liability has significantly decreased or identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the statement on June 30, 2009, and there was no impact to the consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP SFAS 115-2 and SFAS 124-2). FSP SFAS 115-2 and SFAS 124-2 is limited in its guidance to debt securities, and requires an entity to recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the non-credit component in other comprehensive income when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. Entities are required to record a cumulative effect adjustment for the non-credit component of previously recognized other-than-temporary impairments that meets the criteria of the FSP SFAS 115-2 and SFAS 124-2. The statement is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the statement on June 30, 2009, and there was no impact on the consolidated financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (FSP FAS 141(R)-1). FSP FAS 141(R)-1 amends the provisions in SFAS No. 141 (Revised), Business Combinations (SFAS 141(R)), for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. No subsequent accounting guidance is provided in FSP FAS 141(R)-1, and the FASB expects an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. FSP FAS 141(R)-1 is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company adopted the statement on January 1, 2009 and will apply it prospectively in conjunction with SFAS 141(R). There is no impact on the consolidated financial statements at this time.

In September 2008, the FASB issued EITF Issue No. 08-6, Equity Method Investment Accounting Considerations (EITF 08-6). EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. Additionally, the statement changes the accounting for share issuances by an equity method investee, which previously had been accounted for under SAB 51. This EITF pronouncement changed the accounting for gains associated with these sales, which will now be included in operating results rather than paid-in capital. EITF 08-6 is effective for fiscal years beginning after December 15, 2008. The Company adopted the pronouncement on January 1, 2009 and is applying the requirements prospectively. The adoption of the statement did not have a material effect on the Company’s consolidated financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (FSP FAS 142-3), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets. For a recognized intangible asset, an entity shall disclose information that enables financial statement users to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company adopted the statement on January 1, 2009 and is applying it prospectively. The adoption of the statement did not have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 gives financial statement users better information about the reporting entity’s hedges by providing for qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company has adopted the provisions of the statement on January 1, 2009 and has presented the disclosures in the 2009 quarterly financial statements.

In December 2007, the FASB issued SFAS 141(R), replacing SFAS No. 141, Business Combinations (SFAS 141). SFAS 141(R) retains the fundamental requirements of SFAS 141, broadens its scope by applying the acquisition method to all transactions and other events in which one entity obtains control over one or more other businesses, and requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date, that liabilities related to contingent consideration be recognized at the acquisition date and remeasured at fair value in each subsequent reporting period, that acquisition-related costs be expensed as incurred, and that income be recognized if the fair value of the net assets acquired exceeds the fair value of the consideration transferred. SFAS 141(R) was adopted by the Company on January 1, 2009 and is to be applied prospectively to any future acquisitions. There is no impact on the consolidated financial statements at this time.

(3)	Accounts Receivable

The receivables balance is comprised of the following:

	June 30, 2009	December 31, 2008
Accounts receivable — billed	$191,590	$243,110
Accounts receivable — unbilled	139,705	120,045
Reinsurance intermediary receivable	19,205	10,037
Reinsurance advances	10,415	13,135

	360,915	386,327
Less: allowance for doubtful accounts	(20,972)	(18,990)

Total receivables	$339,943	$367,337

(4)	Investments in Unconsolidated Affiliates

The investments in unconsolidated affiliates are comprised of the following:

	June 30, 2009	December 31, 2008
ExcellerateHRO	$–	$56,987
Professional Consultants’ Insurance Company	13,247	8,496

Total investments in unconsolidated affiliates	$13,247	$65,483

ExcellerateHRO (eHRO) is a limited liability partnership established in 2005 in which the Company held an ownership interest of 13.5% at December 31, 2008. In June 2009, the Company sold its remaining interest in eHRO to Electronic Data Systems, Inc. (EDS) for cash proceeds of $61,000. The carrying value of the Company’s partnership interest at the sale date was $57,677 and the Company recorded a gain of $3,323. The Brand License Agreement entered into by the Company and eHRO effective for a period of five years commencing March 1, 2005 was terminated as of the closing date of the sale, at which time the parties agreed to a 90-day license for the use of certain Company trademarks. Accordingly, the remaining deferred brand license income of $7,500 will be recognized over the 90-day term.

The partnership interest purchase agreement includes a provision for the payment by EDS of a deferred purchase price of $10,000 fifteen months after closing. The actual amount of the deferred purchase price payable, if any, is subject to reduction based on the amount of certain new consulting services EDS and its affiliates purchase from the Company during this period. The partnership interest purchase agreement also includes a provision for a contingent purchase price of up to $45,000 in the event certain assets of eHRO are sold under certain conditions within the period ending twenty-four months after the closing date. None of the conditions precedent to payment of the contingent purchase price has occurred. Accordingly, the Company has not recorded any amounts in respect of the contingent purchase price.

In connection with the sale of the Company’s partnership interest in eHRO, the Company sought and obtained a waiver from the lenders under its revolving credit facility for the six months ended June 30, 2009 to remain in compliance with the terms of its debt covenants which limit the amount of asset sales.

The Company places certain levels of professional liability insurance coverage with Professional Consultants Insurance Company (PCIC), a Vermont captive insurance company, in which the Company held an ownership interest of 36.4% as of June 30, 2009 and December 31, 2008. The Company made no premium payments to PCIC during the six months ended June 30, 2009 and 2008, respectively. The Company received indemnity reimbursements from PCIC of $623 and $12,915 during the six months ended June 30, 2009 and 2008, respectively.

(5)	Accumulated Other Comprehensive Loss

Comprehensive loss includes net income (loss), as well as other comprehensive loss consisting of unrealized gains and losses, which are recorded directly into other comprehensive loss on the accompanying consolidated balance sheets. The components of other comprehensive loss for the Company consist of unrealized gains and losses relating to the translation of foreign currency financial statements, the pension and postretirement liability related to the Company’s defined benefit pension plans, and unrealized gains and losses relating to derivative instruments. The Company also records comprehensive loss relating to its available for sale securities, however this amount was not material in any of the periods presented. The components of accumulated other comprehensive loss, net along with the respective position in the accompanying consolidated balance sheets are comprised of the following:

	June 30, 2009	December 31, 2008
Other component of mandatorily redeemable common shares:
Unrealized loss on derivative instruments, net of tax of $226 and $2,068, respectively	$(348)	$(3,194)
Foreign currency translation, net of tax of $7,418 and $7,308, respectively	(6,564)	(17,898)

	(6,912)	(21,092)
Other shareholders’ deficit:
Pension and postretirement, net of tax of $79,155 and $79,155, respectively	(117,045)	(117,045)

Total components of accumulated other comprehensive loss, net	$(123,957)	$(138,137)

(6)	Accounting for Leases

From time to time, the Company abandons office leases prior to the lease termination date. The Company accounts for these abandoned operating leases under SFAS No. 146, Accounting for Costs Under Exit or Disposal Activities (SFAS 146), and records the fair value of the resulting liability when the space is vacated. The calculation of the liability is based on the net present value of the expected future cash outflows through the remainder of the lease, net of anticipated sublease income adjusted using the credit-adjusted risk-free interest rate at the time of initial recognition of the liability. At June 30, 2009, the Company had contracts for abandoned spaces terminating between December 2009 and December 2015. The following table presents the activity related to the Company’s abandoned operating leases for the six months ended June 30, 2009:

Balance as of December 31, 2008	$2,956
Changes to original assumptions(a)	(1,339)
Rental payments, net of sublease income	(513)
Interest accreted	132
Currency translation adjustment	142

Balance as of June 30, 2009	$1,378

(a)	Changes to original assumptions are primarily due to differences between expected and actual sublease income and the release of obligations due to negotiations with the landlord for early lease termination.

All costs associated with the settlement of the liability are included in occupancy-related costs in the accompanying consolidated statement of operations, with the liability included in other non-current liabilities in the accompanying consolidated balance sheets.

The Company accrues a liability for obligations for meeting contractual and regulatory requirements on leased properties at the inception of the lease, in accordance with SFAS No. 143, Accounting for Asset Retirement

Obligations (SFAS 143). The liability is included in other non-current liabilities on the accompanying consolidated balance sheets. The fair value of the future asset retirement obligation cost is based on the estimated costs to satisfy the terms of the lease agreements and other estimates provided by independent third party assessments. The obligation is recorded at net present value and accreted over the lease term. At June 30, 2009, the weighted-average of the interest rates used to initially determine the net present value of the obligations was 6.5%.

The following table presents the activity related to the Company’s asset retirement obligations:

Asset Retirement Obligation
Balance as of December 31, 2008	$7,202
Accretion of liability	246
Liabilities incurred	453
Liabilities settled	(655)
Currency translation adjustment	256

Balance as of June 30, 2009	$7,502

(7)	Reserve for Pension and Other Postretirement Benefits

In the United States and certain other countries, the Company maintains and administers defined benefit retirement plans (collectively, the Plan or Plans) and postretirement medical and life insurance plans for certain current, retired and resigned employees. Benefits under the employee retirement plans are primarily based on years of service and compensation. The Company utilizes actuarial methods required by SFAS No. 87, Employers’ Accounting for Pensions, (SFAS 87) and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (SFAS 106), to account for pension and postretirement benefit plans, respectively.

The Company makes annual contributions to the Plans based on periodic actuarial studies. The Company’s policy is to fund at least the legally required minimum amount in each country but not more than amounts that are currently deductible for tax purposes. Since funding calculations are based on different measurements than those used for accounting purposes, pension contributions are not equal to net periodic pension cost. The Company made $1,289 of contributions to the Plans during the six months ended June 30, 2009.

Net periodic pension cost for the Plans consists of the following components reflected as compensation and benefits expense in the Company’s consolidated statements of operations for the six months ended June 30:

	2009		2008
	U.S. Only	Non-U.S.	U.S. Only	Non-U.S.
Components of net periodic benefit cost:
Service cost	$12,538	$5,042	$12,687	$6,876
Interest cost	38,415	12,656	37,331	14,676
Expected return on assets	(41,401)	(10,749)	(38,521)	(14,161)
Amortization of:
Actuarial (gain) loss	(801)	2,054	5,815	2,459
Prior service cost (credit)	267	(537)	(1,905)	(656)
Transition (asset) obligation	–	(3)	–	12

Net periodic benefit cost	$9,018	$8,463	$15,407	$9,206

Postretirement Benefits

The Company provides certain health care and life insurance benefits for certain retired employees (the Postretirement Plans). The Postretirement Plans cover employees in the U.S. and Canada who have met certain eligibility requirements. These Postretirement Plans are essentially unfunded, with the exception of a trust which was established to provide life insurance payments on behalf of certain U.S. retirees.

Net periodic postretirement benefit cost for the Postretirement Plans consists of the following components reflected as compensation and benefits expense in the Company’s consolidated statements of operations for the six months ended June 30:

	2009		2008
	U.S. Only	Canada	U.S. Only	Canada
Components of net periodic benefit cost:
Service cost	$2,195	$182	$2,161	$266
Interest cost	5,349	260	5,346	310
Expected return on assets	(66)	–	(252)	–
Amortization of:
Actuarial (gain) loss	(1,145)	(168)	524	(133)
Prior service cost (credit)	370	18	(1,145)	21
Transition obligation	–	25	–	31

Net periodic benefit cost	$6,703	$317	$6,634	$495

(8)	Income Taxes

The effective income tax rate was 198.9% and 24.3% for the six months ended June 30, 2009 and 2008, respectively. In 2009, the Company re-evaluated its cash management strategies and anticipates repatriating current and future earnings from its Canadian subsidiary, Towers Perrin Inc., resulting in an increase to the effective tax rate for the expected tax impact of repatriating these earnings. Under the new cash management strategies adopted effective January 1, 2009, 2009 earnings are not considered permanently reinvested and may be repatriated in the future. The Company continues to consider unrepatriated earnings from periods prior to January 1, 2009 to be permanently reinvested. Additionally, the Company has incurred nondeductible transaction costs associated with the proposed merger with Watson Wyatt. The Company has forecasted additional non-deductible transaction costs throughout the remainder of 2009.

The Company accounts for unrecognized tax benefits and liabilities under the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). The total liabilities associated with unrecognized tax benefits that, if recognized, would impact the effective tax rates were $5,855 and $8,793 for June 30, 2009 and December 31, 2008, respectively.

The Company accrues interest and penalties associated with unrecognized tax benefits as a component of income tax expense in the accompanying consolidated statements of operations, and the corresponding liability in income taxes payable within other current liabilities in the accompanying consolidated balance sheets. The benefit for interest and penalties reflected in the accompanying consolidated statements of operations for the six months ended June 30, 2008 was approximately $1,056. There was no material benefit or expense for interest and penalties recognized during the six months ended June 30, 2009. The corresponding liabilities for penalties and interest in the accompanying consolidated balance sheets were $906 and $820 at June 30, 2009 and December 31, 2008, respectively.

The Company has taken positions in certain taxing jurisdictions for which it is reasonably possible that the total amounts of unrecognized tax benefits may decrease within the next twelve months. The possible decrease could result from the finalization of the Company’s various state and foreign tax audits. The Company’s income tax audits primarily are concerned with transfer pricing, foreign currency deductions, royalty and interest deductions. The range of the reasonably possible decrease is estimated between $750 and $1,500.

At June 30, 2009 and December 31, 2008, the Company had income taxes receivable of $20,792 and $13,755, respectively, included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. The Company is currently under income tax examinations in certain states for tax years ranging from 1998 to 2007. The Company is also currently under tax examination in Malaysia for years ranging from 2004 through 2007. A summary of the tax years that remain open to tax examination in the Company’s major tax jurisdictions are as follows:

Major Jurisdictions	Open Tax Years
United States — Federal	2005 and forward
United States — Various States	2001 and forward
Canada	2002 and forward
United Kingdom	2007 and forward
Germany	2005 and forward
The Netherlands	2008 and forward

(9)	Derivative Financial Instruments

Certain of the Company’s foreign reinsurance intermediary subsidiaries, primarily in the U.K., receive revenues in currencies (primarily in U.S. dollars) that differ from their functional currencies. The foreign subsidiary’s functional currency revenue will fluctuate as the currency exchange rates change. To reduce this variability, the Company uses foreign exchange forward contracts and over-the-counter options to hedge the foreign exchange risk of the forecasted collections for up to a maximum of two years in the future. The Company has designated these derivatives as cash flow hedges of its forecasted foreign currency denominated revenue. At June 30, 2009, the maximum length of time the Company is hedging its exposure to the variability in future cash flows for forecasted transactions is 21 months. As of June 30, 2009, a net $(574) pretax loss has been deferred in other comprehensive loss, $(899) of which is expected to be reclassified to earnings as an adjustment to general and administrative expenses in the next twelve months. Deferred gains or losses will be reclassified from other comprehensive loss to general and administrative expenses when the hedged revenue is recognized. The hedge had no material ineffectiveness in the six months ended June 30, 2009.

At June 30, 2009 and December 31, 2008, the Company had cash flow hedges primarily in British pounds with a notional value of $43,365 and $52,000, respectively. The Company determines the fair value of its foreign currency derivatives based on quoted prices received from the counterparty for each contract which the Company evaluates using pricing models whose inputs are observable. The net fair value of derivatives held as of June 30, 2009 and December 31, 2008 was $(1,208) and $(12,277), respectively.

The fair value of the Company’s derivative instruments held at June 30, 2009 and their location in the accompanying consolidated balance sheet are as follows:

	Asset derivatives		Liability derivatives
	Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments under SFAS 133:
Foreign exchange forwards	Other current assets	$753	Other current liabilities	$(1,542)
Foreign exchange options	Other current assets	329	Other current liabilities	(98)

Total derivatives designated as hedging instruments under SFAS 133		$1,082		$(1,640)

Derivatives not designated as hedging instruments under SFAS 133:
Foreign exchange forwards	Other current assets	$314	Other current liabilities	$–
Foreign exchange options	Other current assets	8	Other current liabilities	(972)

Total derivatives not designated as hedging instruments under SFAS 133		$322		$(972)

Total derivatives		$1,404		$(2,612)

The effect of derivative instruments that are designated as hedging instruments under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (SFAS 133) on the accompanying consolidated statement of operations and the consolidated statement of changes in mandatorily redeemable common shares and other shareholders’ deficit for the six months ended June 30, 2009 is as follows:

	Gain (loss) recognized in OCI (effective portion)	Location of gain (loss) reclassified from OCI into income (effective portion)	Gain (loss) reclassified from OCI into income (effective portion)	Location of gain (loss) recognized in income (ineffective portion and amount excluded from effectiveness testing)	Gain (loss) recognized in income (ineffective portion and amount excluded from effectiveness testing)
Derivatives designated as hedging instruments under SFAS 133:
Foreign exchange forwards	$3,878	General and administrative expenses	$612	General and administrative expenses	$(17)

Foreign exchange options	(526)	General and administrative expenses	724	General and administrative expenses	32

Total	$3,352		$1,336		$15

The effect of derivatives which have not been designated as hedging instruments under SFAS 133 on the accompanying consolidated statement of operations for the six months ended June 30, 2009 as follows:

	Location of gain (loss) recognized in income	Gain (loss) recognized in income
Derivatives not designated as hedging instruments under SFAS 133:
Foreign exchange forwards	General and administrative expenses	$57
Foreign exchange options	General and administrative expenses	1,955

Total		$2,012

(10)	Commitments and Contingencies

The Company has certain financial guarantees and outstanding letters of credit, including stand-by letters of credit, totaling $13,975 and $13,910 at June 30, 2009 and December 31, 2008, respectively. The purpose of the letters of credit is to collateralize the Company’s obligations under certain insurance and lease-related agreements.

The Company reserves for contingent liabilities based on SFAS No. 5, Accounting for Contingencies (SFAS 5) when it is determined that a liability, inclusive of defense costs, is probable and reasonably estimable. The Company records an actuarially estimated liability, which is based on assumptions considered reasonable under the circumstances, as professional liability errors and omissions claim reserves. The estimated liability takes into account long-term trends and averages and also reflects consideration of other factors including the litigation environment, judicial decisions, legislative actions, and economic policy. The estimated liability for claims incurred but not reported excludes the effect of claims data for large cases due to the insufficiency of actual experience with such cases. Total errors and omissions claim reserves were $225,957 and $157,600 at June 30, 2009 and December 31, 2008, respectively. Of these reserve amounts, approximately $97,666 and $106,086 represented incurred but not reported claims at June 30, 2009 and December 31, 2008, respectively.

The Company carries professional liability insurance. This insurance is provided by PCIC (Note 4) and other carriers. Coverage is subject to a self-insured retention of $1,000 per claim and includes the cost of defending against professional liability claims. Intermediate levels of coverage have been obtained with various other insurers. The Company had estimated insurance recovery receivables, including the impact of the experience modifications, of $93,000 and $55,300 at June 30, 2009 and December 31, 2008, respectively, which is included within other non-current assets in the accompanying consolidated balance sheets.

ExxonMobil (Australia) Superannuation Plan. In March 2007, the Trustee of the ExxonMobil (Australia) Superannuation Plan (the “Superannuation Plan”) commenced a legal proceeding in the Supreme Court of Victoria against Towers Perrin (the “Trustee Advisor Proceeding”) and in April 2007, Esso (Australia) and ExxonMobil (Australia), the Superannuation Plan sponsors, commenced a similar legal proceeding in the Supreme Court of Victoria against Towers Perrin (the “Company Advisor Proceeding”). Plaintiffs served writs on Towers Perrin in March 2008 and filed their complaints in the proceedings on January 30, 2009 and February 6, 2009.

The complaints in the two proceedings allege that, while performing administrative and actuarial services relating to the Superannuation Plan during the period from mid-1990 to 1995, Towers Perrin failed to detect drafting errors made by other defendants named in the proceedings in connection with the preparation by those defendants of certain Superannuation Plan amendments that were adopted by Esso before Towers Perrin’s engagement. The faulty drafting allegedly resulted in the grant of additional but unintended and unauthorized benefits to certain Superannuation Plan participants. In December 2001, the Superannuation Plan Trustee commenced a legal proceeding in the Supreme Court of Victoria seeking to correct the drafting errors (the “Rectification Proceeding”), to which Towers Perrin is not a party. The Rectification Proceeding is currently scheduled for trial in April 2010. If the Trustee prevails in the Rectification Proceeding and is permitted to correct the Superannuation Plan amendments at issue to conform to the manner in which the benefits were administered and actuarially valued, any potential damages arising from the Trustee Advisor Proceeding and the Company Advisor Proceeding will be substantially reduced, if not eliminated. If the Trustee does not prevail in the Rectification Proceeding, the currently estimated amount of the alleged damage, with interest, could be as much as AU$550,000.

Management has established reserves for litigation matters in those instances where it believes a loss is probable and reasonably estimable. Management believes, based on currently available information, that the results of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations, but the results in any litigation matter are subject to many factors that are difficult to predict so there can be no assurance that in the event of an unfavorable result in one or more such matters, Towers Perrin will not incur material losses.

(11)	Fair Value Measurements

Fair Value Hierarchy

The Company has categorized its financial instruments which are recorded at fair value on a recurring basis into a three-level fair value hierarchy as defined in SFAS 157. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

Financial assets and liabilities recorded in the accompanying consolidated balance sheets are categorized based on the inputs in the valuation techniques as follows:

Level 2	Financial assets and liabilities whose values are based on the following:
Level 1	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.

a) Quoted prices for similar assets or liabilities in active markets;

b) Quoted prices for identical or similar assets or liabilities in non-active markets;

c) Pricing models whose inputs are observable for substantially the full term of the asset or liability; and

d) Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full asset or liability.

Level 3	Financial assets and liabilities whose values are based on prices, or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

The following presents the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2009:

	Fair Value Measurements on a Recurring Basis
	Level 1		Level 2		Level 3	Total
Assets:
Short-term investments	$85	(a)	$–		$–	$85
Other current assets	–		1,404	(b)	–	1,404
Other non-current assets	6,511	(c)	–		–	6,511
Liabilities:
Other current liabilities	–		(2,612	)(b)	–	(2,612)

The following presents the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Fair Value Measurements on a Recurring Basis
	Level 1		Level 2		Level 3	Total
Assets:
Short-term investments	$10,006	(a)	$–		$–	$10,006
Other current assets	–		30	(b)	–	30
Other non-current assets	6,328	(c)	–		–	6,328
Liabilities:
Other current liabilities	–		(12,307	)(b)	–	(12,307)

(a)	Available for sale investments consisting of commercial paper and corporate securities.
(b)	Primarily forward exchange contracts and foreign currency options and collars (Note 9).
(c)	Primarily available for sale securities accounted for under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115).

The Company recorded a gain of $1,489 for the six months ended June 30, 2009 in the accompanying consolidated statement of operations relating to the changes in the fair value of its financial instruments for forward foreign currency exchange contracts and foreign currency options and collars accounted for as foreign currency hedges which are still held at June 30, 2009. There was no gain or loss recorded in the accompanying consolidated statements of operations for available for sale securities still held at June 30, 2009.

To determine the fair value of the Company’s forward exchange contracts and foreign currency options and collars, the Company receives a quoted value from the counterparty for each contract. The quoted price received by the Company is a level 2 valuation based on observable quotes in the marketplace for the underlying currency. The Company uses these underlying values to estimate amounts that would be paid or received to terminate the contracts at the reporting date based on pricing models whose inputs are observable.

The available for sale securities accounted for under SFAS 115 are valued using quoted market prices as of the end of the trading day. The Company monitors the value of the investments for other-than-temporary impairment on a quarterly basis.

JUPITER SATURN HOLDING COMPANY CONSOLIDATED FINANCIAL STATEMEN T

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of

Jupiter Saturn Holding Company

New York, NY

We have audited the accompanying consolidated balance sheet of Jupiter Saturn Holding Company (the “Company”) as of June 30, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

McLean, Virginia

August 31, 2009

JUPITER SATURN HOLDING COMPANY CONSOLIDATED FINANCIAL STATEMENT

JUPITER SATURN HOLDING COMPANY

Consolidated Balance Sheet

June 30, 2009
Total Assets	$0

Total Liabilities	$0

Stockholders’ Equity
Class A Common Stock — $0.01 par value:
1,000 shares authorized; 200 shares issued and outstanding	2
Stock subscriptions receivable	(2)

Total Stockholders’ Equity	0

Total Liabilities and Stockholders’ Equity	$0

See accompanying notes to the consolidated balance sheet.

JUPITER SATURN HOLDING COMPANY

Notes to Consolidated Balance Sheet

(1)	Organization

On June 26, 2009, Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) and Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) agreed to combine in a “merger of equals” pursuant to the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Towers Perrin, Watson Wyatt, Jupiter Saturn Holding Company (together with its subsidiaries, “Holding Company”), Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc. (the “Merger Agreement”). As a result of the merger, Towers Perrin and Watson Wyatt will each become subsidiaries of the Holding Company through the merger of Watson Wyatt and Towers Perrin with and into Jupiter Saturn Delaware, Inc. and Jupiter Saturn Pennsylvania Inc., respectively, both of which are wholly owned subsidiaries of the Holding Company. The Holding Company is a newly formed Delaware corporation that has not conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this document. The business of Towers Watson will be the combined businesses currently conducted by Towers Perrin and Watson Wyatt.

The Holding Company will change its name to Towers Watson & Co. (“Towers Watson”) upon completion of the merger. Immediately following consummation of the merger, Towers Perrin security holders, on the one hand, and Watson Wyatt security holders, on the other hand, will each be entitled to receive, in the aggregate, 50% of Towers Watson’s voting common stock then outstanding.

(2)	Background of Towers Perrin and Watson Wyatt

Towers Perrin is a global professional services firm that helps organizations improve performance through effective people, risk and financial management. The firm provides innovative solutions in the areas of human capital strategy, program design and management, and in the areas of risk and capital management, insurance and reinsurance intermediary services, and actuarial consulting. Towers Perrin was incorporated in Pennsylvania in 1934 as Towers, Perrin, Forster & Crosby, Inc. Towers Perrin’s clients include many of the world’s largest corporations, public and private institutions and non-profit organizations. In 2008, Towers Perrin provided its services to over 75% of the Fortune Global 500 companies, over 60% of the Fortune 1000 companies, and over 85% of the world’s 50 largest insurance companies, as ranked by a recent Forbes 2000 list.

Watson Wyatt is a global consulting firm focusing on providing human capital and financial management consulting services. Watson Wyatt helps clients enhance business performance by improving their ability to attract, retain, and motivate qualified employees. Watson Wyatt focuses on delivering consulting services that help clients anticipate, identify, and capitalize on emerging opportunities in human capital management. Watson Wyatt also provides independent financial advice regarding all aspects of life assurance and general insurance, as well as investment advice to assist clients in developing disciplined and efficient investment strategies to meet their investment goals. As of June 30, 2009, Watson Wyatt provided these services through approximately 7,700 associates in 107 offices located in 33 countries. Watson Wyatt’s Class A common stock is currently traded on the New York Stock Exchange (or “NYSE”) and the Nasdaq Global Select Market (or “NASDAQ”) under the symbol “WW”.

After the merger, the business of Towers Watson will be the combined businesses currently conducted by Towers Perrin and Watson Wyatt.

(3)	Accounting Treatment of the Merger

The merger will be accounted for using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States pursuant to Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS No. 141R”). Although the business combination of Towers

Perrin and Watson Wyatt is a “merger of equals”, generally accepted accounting principles require that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the evidence available. Watson Wyatt will be treated as the acquiring entity for accounting purposes. Accordingly, the historical financial statements of Watson Wyatt will become the historical financial statements of the Holding Company after the merger.

(4)	Capital Stock

The Holding Company has the authority to issue an aggregate of 1,000 shares, all of which are voting shares of Holding Company common stock, par value $0.01 per share.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

WATSON WYATT WORLDWIDE, INC.,

TOWERS, PERRIN, FORSTER & CROSBY, INC.,

JUPITER SATURN HOLDING COMPANY,

JUPITER SATURN DELAWARE INC.

and

JUPITER SATURN PENNSYLVANIA INC.

Dated as of June 26, 2009

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

Exhibits
EXHIBIT A-1:	Towers Perrin Voting Agreement

EXHIBIT A-2:	Watson Wyatt Voting Agreement

EXHIBIT B:	Certificate of Incorporation of Surviving Watson Wyatt

EXHIBIT C:	Indenture

EXHIBIT D-1:	Towers Perrin Form of Monthly Statement of Income and Expense

EXHIBIT D-2:	Watson Wyatt Form of Monthly Statement of Income and Expense

INDEX OF DEFINED TERMS

Definition	Location
Acquisition Proposal	7.3(e)(i), 5.2(h)(i)
Acquisitions	5.1(c)
Action	3.10
Adverse Recommendation Change	5.2(b)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(b)
Amended and Restated Holding Company Bylaws	1.5(b)
Amended and Restated Holding Company Charter	1.3(a)
Amended Charter Effective Time	1.3(b)
Bankruptcy and Equity Exception	3.4(a)
Book-Entry Shares	2.5(b)(ii)
Business Day	8.3(b)
Cause	5.15(f), 2.8(g)(ii)
CEO	1.7(c)
Certificates	2.5(b)(iv)
Class A Holding Company Stock	2.1(d)
Class B Restricted Holding Company Stock	2.1(a)(i)(D)
Class B-1 Restricted Holding Company Stock	2.1(a)(i)(A)
Class B-2 Restricted Holding Company Stock	2.1(a)(i)(B)
Class B-3 Restricted Holding Company Stock	2.1(a)(i)(C)
Class B-4 Restricted Holding Company Stock	2.1(a)(i)(D)
Class R Cash and Notes Pool	2.3(a)(iii)
Class R Cash Consideration	2.1(a)(ii)(A)
Class R Election	2.2(b)
Class R Election Deadline	2.2(b)
Class R Election Form	2.2(a)
Class R Election Shareholders	2.2(c)
Class R Note Consideration	2.1(a)(ii)(B)
Class R Number	2.3(a)(i)
Class R Proration Factor	2.3(a)(ii)(A)
Class R Restricted Holding Company Stock	2.1(a)(ii)
Class S Cash Consideration	2.1(a)(iii)
Class S Cash Pool	2.3(b)(i)
Class S Election	2.2(d)(i)(B)
Class S Election Deadline	2.2(d)(i)(B)
Class S Election Form	2.2(d)(i)(A)
Class S Election Offer	2.2(d)(i)(A)
Class S Number	2.3(c)(i)
Class S Offeree	2.2(d)(i)
Class S Proration Factor	2.3(c)(ii)(A)
Class S Restricted Holding Company Stock	2.1(a)(iii)
Closing	1.2
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	5.5
Continuing Director	2.8(f)
Contract	3.5(a)
control	8.3(c)

Definition	Location
Control Test	8.3(d)
Credit Agreement	8.3(e)
Custodian	8.3(f)
Custodian Agreement	5.14(g)
Deferral Plans	2.4(e)
Deferred Shares	2.4(e)
Delaware Merger Sub	Preamble
Delaware Merger Sub Board	Recitals
Delaware Secretary of State	1.3(a)
DGCL	1.1(b)
Dissent Failure	2.7(b)
Dissenting Share Merger Consideration	2.7(c)
Dissenting Towers Perrin Shareholder	2.7(b)
Dissenting Towers Perrin Shares	2.7(b)
Effective Time	1.3(c)
Environmental Laws	3.14(b)(i)
ERISA	3.12(a)
Exchange Act	1.6(c)
Exchange Agent	2.5(a)
Exchange Fund	2.5(a)
Fast Mover Awards	8.3(g)
Final Class R Cash and Notes Consideration	2.3(b)(ii)
Final Class R Election Shortfall	2.3(b)(iii)
Final Exchange Ratio	8.3(h)
Final Transaction Value Per Towers Perrin Share	8.3(i)
Final Watson Wyatt Stock Price	8.3(j)
Foreign Antitrust Laws	3.5(b)
Forfeited Share Registration Statement	5.14(h)
Forfeited Towers Perrin RSU Shares	5.15(c)
Fully Diluted Towers Perrin Shares	8.3(k)
Fully Diluted Watson Wyatt Shares	8.3(l)
GAAP	3.6(a)
Governmental Entity	3.5(b)
Guaranteed RSU Holder	8.3(p)
Guaranteed Towers Perrin Award Holder	8.3(m)
Guaranteed Towers Perrin Awards	8.3(n)
Guaranteed Towers Perrin RSUs	8.3(o)
Holding Company	Preamble
Holding Company Board	Recitals
Holding Company ESPP Rights	2.4(b)
Holding Company UK and Irish Purchase Rights	2.4(d)
HSR Act	3.5(b)
Indebtedness	5.1(f)
Indemnified Persons	5.9(b)(ii)
Indenture	2.1(a)(ii)(B)
Interim Class R Cash and Notes Consideration	2.2(d)(ii)(A)
Interim Class R Election Shortfall	2.2(d)(ii)(B)
Interim Exchange Ratio	8.3(q)
Interim Watson Wyatt Stock Price	8.3(r)
IRS	3.12(a)

v

Definition	Location
Joint Proxy Statement/Prospectus	3.8
knowledge	8.3(s)
Law	2.8(g)(ii)(A)
Liens	3.2(b)
Merger Consideration	2.1(d)
Merger Subsidiaries	Preamble
Mergers	Recitals
NASDAQ	4.5(b)
NOI	5.19(b)(ii)
Non-US Towers Perrin Plans	3.12(f)
Non-US Watson Wyatt Plans	4.12(f)
Note	2.1(a)(ii)(B)
NYSE	8.3(t)
Outside Date	7.1(b)(i)
Parties	Recitals
Party	Recitals
PBCL	1.1(a)
PBGC	3.12(d)
Pending Offering Periods	2.4(b)
Pennsylvania Department of State	1.3(a)
Pennsylvania Merger Sub	Preamble
Pennsylvania Merger Sub Board	Recitals
Permitted Family Members	2.8(c)
Permitted Liens	3.7
Person	8.3(u)
Potential Class R Participant	2.2(a)
President-COO	1.7(c)
Redemption Date	2.1(a)(ii)
Registration Statement	3.8
Reorganization	Recitals
Representatives	5.2(a)
Requisite Regulatory Approvals	6.1(c)
Restricted Class A Holding Company Stock	8.3(v)
Restricted Holding Company Stock	8.3(w)
SEC	2.5(a)
Securities Act	4.6(a)
Significant Subsidiary	8.3(x)
Subsidiary	8.3(y)
Superior Proposal	5.2(h)(ii)
Surviving Corporations	1.1(b)
Surviving Towers Perrin	1.1(a)
Surviving Watson Wyatt	1.1(b)
Takeover Laws	3.19
Tax Returns	3.15(d)
Taxes	3.15(d)
Towers Perrin	Preamble
Towers Perrin Articles of Merger	1.3(a)
Towers Perrin Balance Sheet	3.6(b)
Towers Perrin Board	Recitals
Towers Perrin Book-Entry Shares	2.5(b)(i)
Towers Perrin Bylaws	3.1(b)

Definition	Location
Towers Perrin CEO	5.19(a)(i)
Towers Perrin Charter	3.1(b)
Towers Perrin Class R Election Shares	2.1(a)(ii)
Towers Perrin Class S Election Shares	2.1(a)(iii)
Towers Perrin Common Stock	Recitals
Towers Perrin Continuing Employee	2.8(g)(i)
Towers Perrin Credit Agreement	8.3(aa)
Towers Perrin Disclosure Letter	Article III
Towers Perrin Environmental Permits	3.14(b)(ii)
Towers Perrin ERISA Affiliate	3.12(d)
Towers Perrin Expenses	7.3(e)(iii)
Towers Perrin Financial Statements	3.6(a)
Towers Perrin Indemnified Person	5.9(b)(i)
Towers Perrin Indemnified Persons	5.9(b)(i)
Towers Perrin Intellectual Property	3.18
Towers Perrin Interim Financial Statements	5.13(b)
Towers Perrin IPO	5.20
Towers Perrin Letter of Transmittal	2.5(b)(i)
Towers Perrin Material Adverse Effect	3.1(a)
Towers Perrin Material Contract	3.16(a)
Towers Perrin Merger	Recitals
Towers Perrin Merger Consideration	2.1(a)
Towers Perrin Minority Interest Businesses	3.3(a)
Towers Perrin Permits	3.11
Towers Perrin Plans	3.12(a)
Towers Perrin Real Property Lease	3.16(a)(v)
Towers Perrin RSU	8.3(bb)
Towers Perrin RSU Award Agreement	5.14(a)
Towers Perrin RSU Holder	8.3(cc)
Towers Perrin RSU Triggering Event	5.14(a)
Towers Perrin Shareholder	2.5(b)(iii)
Towers Perrin Shareholder Approval	3.4(a)
Towers Perrin Shareholder Meeting	3.8
Towers Perrin Shares	2.1(a)
Towers Perrin Stock Consideration	2.1(a)(i)
Towers Perrin Stock Election Shares	2.1(a)(i)
Towers Perrin Termination Fee	7.3(b)
Towers Perrin Voting Agreement	Recitals
Towers Perrin Warrants	3.2(a)
Transaction Award Agreement	5.14(c)
Transfer	8.3(z)
Trustee	2.1(b)
UK and Irish Pending Offering Periods	2.4(d)
Valid Class R Election	2.1(a)(ii)
Valid Class S Election	2.1(a)(iii)
Watson Wyatt	Preamble
Watson Wyatt Balance Sheet	4.6(c)
Watson Wyatt Board	Recitals
Watson Wyatt Book-Entry Shares	2.5(b)(ii)
Watson Wyatt Bylaws	4.1(b)
Watson Wyatt CEO	5.19(b)(i)

Definition	Location
Watson Wyatt Certificate of Merger	1.3(a)
Watson Wyatt Charter	4.1(b)
Watson Wyatt Common Stock	Recitals
Watson Wyatt Credit Agreement	8.3(dd)
Watson Wyatt Disclosure Letter	Article IV
Watson Wyatt DSU	2.4(a)
Watson Wyatt DSU Shares	2.4(a)
Watson Wyatt Environmental Permits	4.14(b)
Watson Wyatt Equity Plans	4.2(a)
Watson Wyatt ERISA Affiliate	4.12(d)
Watson Wyatt ESPP	8.3(ee)
Watson Wyatt Expenses	7.3(e)(ii)
Watson Wyatt Financial Statements	4.6(b)
Watson Wyatt Indemnified Person	5.9(b)(ii)
Watson Wyatt Indemnified Persons	5.9(b)(ii)
Watson Wyatt Intellectual Property	4.18
Watson Wyatt Interim Financial Statements	4.6(b)
Watson Wyatt Letter of Transmittal	2.5(b)(ii)
Watson Wyatt Material Adverse Effect	4.1(a)
Watson Wyatt Material Contract	4.16(a)
Watson Wyatt Merger	Recitals
Watson Wyatt Merger Consideration	2.1(d)
Watson Wyatt Minority Interest Businesses	4.3(a)
Watson Wyatt Permits	4.11
Watson Wyatt Plans	4.12(a)
Watson Wyatt Preferred Stock	4.2(a)
Watson Wyatt Real Property Leases	4.16(a)(v)
Watson Wyatt SEC Documents	4.6(a)
Watson Wyatt Shares	2.1(d)
Watson Wyatt Stockholder	2.5(b)(iv)
Watson Wyatt Stockholder Approval	4.4(a)
Watson Wyatt Stockholder Meeting	3.8
Watson Wyatt Termination Fee	7.3(c)
Watson Wyatt UK and Irish Plans	8.3(ff)
Watson Wyatt Voting Agreement	Recitals

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 26, 2009, among Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), Jupiter Saturn Holding Company, a Delaware corporation (“Holding Company”), Jupiter Saturn Pennsylvania Inc., a Pennsylvania corporation (“Pennsylvania Merger Sub”), and Jupiter Saturn Delaware Inc., a Delaware corporation (“Delaware Merger Sub” and together with Pennsylvania Merger Sub, the “Merger Subsidiaries”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings set forth in Section 8.3.

RECITALS

WHEREAS, Holding Company is owned 50% each by Watson Wyatt and Towers Perrin, and each of Delaware Merger Sub and Pennsylvania Merger Sub is a wholly-owned subsidiary of Holding Company;

WHEREAS, the Boards of Directors of Watson Wyatt, Towers Perrin, Holding Company, Delaware Merger Sub and Pennsylvania Merger Sub (each, a “Party” and collectively, the “Parties”) have approved, and deem it advisable and in the best interests of their respective companies and stockholders, to consummate the business combination transactions (collectively, the “Reorganization”) provided for herein, pursuant to which Towers Perrin and Watson Wyatt will each become a wholly-owned direct subsidiary of Holding Company through simultaneous mergers of (i) Delaware Merger Sub with and into Watson Wyatt (the “Watson Wyatt Merger”) and (ii) Pennsylvania Merger Sub with and into Towers Perrin (the “Towers Perrin Merger” and together with the Watson Wyatt Merger, the “Mergers”);

WHEREAS, upon completion of the Mergers, (i) 50% of the outstanding common stock of Holding Company will be owned by the holders of shares of common stock of Watson Wyatt, par value $0.01 per share (the “Watson Wyatt Common Stock”) outstanding immediately prior to the Effective Time (as defined below) and (ii) 50% of the outstanding common stock of Holding Company will be owned by the holders of common stock of Towers Perrin, par value $0.50 per share (the “Towers Perrin Common Stock”) and Towers Perrin RSUs outstanding immediately prior to the Effective Time;

WHEREAS, the Board of Directors of Watson Wyatt (the “Watson Wyatt Board”) has (i) determined that it is in the best interests of Watson Wyatt and its stockholders, and declared it advisable, to enter into this Agreement; (ii) approved and adopted this Agreement and approved the execution, delivery and performance by Watson Wyatt of this Agreement and the consummation of the transactions contemplated hereby, including the Watson Wyatt Merger and (iii) resolved to recommend to Watson Wyatt’s stockholders that they approve and adopt this Agreement;

WHEREAS, the Board of Directors of Towers Perrin (the “Towers Perrin Board”) has (i) determined that it is in the best interests of Towers Perrin, its shareholders and other constituencies, and declared it advisable, to enter into this Agreement; (ii) approved and adopted this Agreement and approved the execution, delivery and performance by Towers Perrin of this Agreement and the consummation of the transactions contemplated hereby, including the Towers Perrin Merger; and (iii) resolved to recommend to Towers Perrin’s shareholders that they approve and adopt this Agreement;

WHEREAS, the Board of Directors of Holding Company (the “Holding Company Board”) has (i) determined that it is in the best interests of Holding Company and its stockholders, and declared it advisable, to enter into this Agreement; (ii) approved and adopted this Agreement and approved the execution, delivery and performance by Holding Company of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (iii) authorized the proper officers of Holding Company to vote the shares of Delaware Merger Sub and Pennsylvania Merger Sub held by Holding Company to approve and adopt this Agreement;

WHEREAS, the Board of Directors of Delaware Merger Sub (the “Delaware Merger Sub Board”) has (i) determined that it is in the best interests of Delaware Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) approved and adopted this Agreement and approved the execution, delivery and performance by Delaware Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Watson Wyatt Merger and (iii) resolved to recommend to its sole stockholder that it approve the Watson Wyatt Merger and approve and adopt this Agreement;

WHEREAS, the Board of Directors of Pennsylvania Merger Sub (the “Pennsylvania Merger Sub Board”) has (i) determined that it is in the best interests of Pennsylvania Merger Sub, its sole shareholder and other constituencies, and declared it advisable, to enter into this Agreement, (ii) approved and adopted this Agreement and approved the execution, delivery and performance by Pennsylvania Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Towers Perrin Merger and (iii) resolved to recommend to its sole shareholder that it approve the Towers Perrin Merger and approve and adopt this Agreement;

WHEREAS, each of the Parties intends that, for federal income tax purposes, the Mergers qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (including the rules and regulations promulgated thereunder, the “Code”), or as reorganizations within the meaning of Section 368(a) of the Code;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) as a condition and inducement to Watson Wyatt’s willingness to enter into this Agreement, each of the executive officers and directors of Towers Perrin are entering into an agreement (the “Towers Perrin Voting Agreement”), in substantially the form attached as Exhibit A-1 hereto, pursuant to which each such Person has agreed, among other things, to vote the Towers Perrin Shares (as defined below) held by such Person in favor of the approval and adoption of this Agreement and (ii) as a condition and inducement to Towers Perrin’s willingness to enter into this Agreement, certain executive officers and each director of Watson Wyatt are entering into an agreement (the “Watson Wyatt Voting Agreement”), in substantially the form attached as Exhibit A-2 hereto, pursuant to which each such Person has agreed, among other things, to vote the Watson Wyatt Shares (as defined below) held by such Person in favor of the approval and adoption of this Agreement; and

WHEREAS, each of the Parties hereto desires to make certain representations, warranties, covenants and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each of the Parties hereto hereby agrees as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time:

(a) Pennsylvania Merger Sub shall be merged with and into Towers Perrin pursuant to the Towers Perrin Merger, in accordance with the Pennsylvania Business Corporation Law (the “PBCL”). Following the Towers Perrin Merger, the separate corporate existence of Pennsylvania Merger Sub shall cease, and Towers Perrin shall continue as the surviving corporation in the Towers Perrin Merger (“Surviving Towers Perrin”) and a wholly-owned subsidiary of Holding Company.

(b) Delaware Merger Sub shall be merged with and into Watson Wyatt pursuant to the Watson Wyatt Merger, in accordance with the Delaware General Corporation Law (the “DGCL”). Following the Watson Wyatt Merger, the separate corporate existence of Delaware Merger Sub shall cease, and Watson Wyatt shall continue as the surviving corporation in the Watson Wyatt Merger (“Surviving Watson Wyatt” and, together with Surviving Towers Perrin, the “Surviving Corporations”) and a wholly-owned subsidiary of Holding Company.

Section 1.2 Closing. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., New York City time, as soon as practicable but in no event later than the second Business Day (as defined below) following the satisfaction or, to the extent permitted by applicable Law (as defined below), waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York, unless another date, time or place is agreed to in writing by Watson Wyatt and Towers Perrin. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.3 Effective Time.

(a) Upon the terms and subject to the provisions of this Agreement, as soon as practicable following the Closing, (i) the certificate of incorporation of Holding Company shall be amended and restated in a form consistent with this Agreement, agreed to by Watson Wyatt and Towers Perrin and approved by the Watson Wyatt Board and the Towers Perrin Board prior to the mailing of the Joint Proxy Statement/Prospectus (the “Amended and Restated Holding Company Charter”), and Holding Company shall cause the Amended and Restated Holding Company Charter to be executed in accordance with the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), and shall make any and all other filings or recordings required under the DGCL in connection therewith, (ii) concurrently with the filings described in clauses (i) and (iii), Pennsylvania Merger Sub and Towers Perrin shall cause articles of merger providing for the Towers Perrin Merger (the “Towers Perrin Articles of Merger”) to be executed and filed with the Department of State of the Commonwealth of Pennsylvania (the “Pennsylvania Department of State”), as provided in the relevant provisions of the PBCL, and shall take such other and further actions as may be required by applicable Law to make the Towers Perrin Merger effective and (iii) concurrently with the filings described in clauses (i) and (ii), Delaware Merger Sub and Watson Wyatt shall cause a certificate of merger providing for the Watson Wyatt Merger (the “Watson Wyatt Certificate of Merger”) to be executed and filed with the Delaware Secretary of State, as provided in the relevant provisions of the DGCL, and shall take such other and further actions as may be required by applicable Law to make the Watson Wyatt Merger effective.

(b) The Amended and Restated Holding Company Charter shall become effective at such time as Watson Wyatt and Towers Perrin shall agree in writing (which time shall be no later than the second (2nd) Business Day after the Closing Date) and shall, in accordance with the DGCL, specify in the Amended and Restated Holding Company Charter (the “Amended Charter Effective Time”).

(c) The Watson Wyatt Certificate of Merger and the Towers Perrin Articles of Merger shall specify that the Watson Wyatt Merger and the Towers Perrin Merger, respectively, shall become effective at such time as Watson Wyatt and Towers Perrin shall agree in writing (which time shall be no later than the second (2nd) Business Day after the Closing Date, and shall be at least one minute after the Amended Charter Effective Time) (such time, the “Effective Time”).

Section 1.4 Effects of the Mergers. The Towers Perrin Merger shall have the effects set forth in this Agreement and in the relevant provisions of the PBCL, and the Watson Wyatt Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of Towers Perrin and Pennsylvania Merger Sub shall vest in Surviving Towers Perrin, and all debts, liabilities and duties of Towers Perrin and Pennsylvania Merger Sub shall become the debts, liabilities and duties of Surviving Towers Perrin, and (ii) all the property, rights, privileges, powers and franchises of Watson Wyatt and Delaware Merger Sub shall vest in Surviving Watson Wyatt, and all debts, liabilities and duties of Watson Wyatt and Delaware Merger Sub shall become the debts, liabilities and duties of Surviving Watson Wyatt.

Section 1.5 Articles of Incorporation, Certificate of Incorporation and Bylaws upon Effective Time.

(a) The certificate of incorporation of Holding Company shall, as of the Amended Charter Effective Time, be amended and restated in a form consistent with this Agreement, agreed to by Watson Wyatt and Towers Perrin, approved by Watson Wyatt and Towers Perrin in their capacities as stockholders of Holding Company and approved by the Watson Wyatt Board and the Towers Perrin Board prior to the mailing of the Joint Proxy Statement/Prospectus, in accordance with Section 1.3(a).

(b) The bylaws of Holding Company shall, as of the Effective Time, be amended and restated in a form consistent with this Agreement, agreed to by Watson Wyatt and Towers Perrin and approved by the Watson Wyatt Board and the Towers Perrin Board prior to the mailing of the Joint Proxy Statement/Prospectus(the “Amended and Restated Holding Company Bylaws”).

(c) The articles of incorporation of Pennsylvania Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of Surviving Towers Perrin until thereafter amended in accordance with the provisions thereof and applicable Law, except that such articles shall be amended to reflect that the name of Surviving Towers Perrin shall be Towers Watson Pennsylvania Inc.

(d) The bylaws of Towers Perrin, as in effect immediately prior to the Effective Time, shall be the bylaws of Surviving Towers Perrin until thereafter amended in accordance with the provisions thereof and applicable Law, except that such bylaws shall be amended to reflect that the name of Surviving Towers Perrin shall be Towers Watson Pennsylvania Inc., and to reflect such other amendments agreed to by Watson Wyatt and Towers Perrin before the Effective Time.

(e) At the Effective Time, the certificate of incorporation of Surviving Watson Wyatt shall be amended and restated in the form attached hereto as Exhibit B.

(f) The bylaws of Delaware Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of Surviving Watson Wyatt until thereafter amended in accordance with the provisions thereof and applicable Law, except that such bylaws shall be amended to reflect that the name of Surviving Watson Wyatt shall be Towers Watson Delaware Inc.

Section 1.6 Directors upon Effective Time.

(a) The following individuals shall be the directors of Surviving Towers Perrin from the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified:

(i) Mark V. Mactas; and

(ii) Kevin C. Young.

(b) The following individuals shall be the directors of Surviving Watson Wyatt from the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified:

(i) John J. Haley; and

(ii) Walter W. Bardenwerper.

(c) Watson Wyatt and Towers Perrin shall cooperate and take such action as is necessary to ensure that six (6) individuals selected by Watson Wyatt and identified in writing to Towers Perrin and six (6) individuals selected by Towers Perrin and identified in writing to Watson Wyatt , shall be the directors of Holding Company, in each case as of the Effective Time and until the earlier of his or her resignation or removal or until his or her respective successor is duly elected and qualified pursuant to the terms of the

Amended and Restated Holding Company Charter and the Amended and Restated Holding Company Bylaws. At least four (4) of the directors selected by each of Watson Wyatt and Towers Perrin shall be “independent” as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules of the NYSE and NASDAQ.

(d) The Parties acknowledge their intent to reduce the overall size of the Holding Company board of directors gradually after the Effective Time, to achieve a size consistent with best practices, as determined in good faith by the Holding Company board of directors from time to time.

Section 1.7 Officers upon Effective Time.

(a) Surviving Towers Perrin Officers. The following individuals shall become officers of Surviving Towers Perrin from the Effective Time, serving in the respective offices set forth beside each individual’s name, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified:

Name	Position
Mark V. Mactas	Director and President
Kevin C. Young	Director and Secretary

(b) Surviving Watson Wyatt Officers. The following individuals shall become officers of Surviving Watson Wyatt from the Effective Time, serving in the respective offices set forth beside each individual’s name, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified:

Name	Position
John J. Haley	Director and President
Walter W. Bardenwerper	Director and Secretary

(c) Holding Company Officers. Immediately prior to the Effective Time, Watson Wyatt and Towers Perrin shall use their reasonable best efforts to take such action as is necessary to ensure that, as of the Effective Time, the following individuals shall become officers of Holding Company from the Effective Time, serving in the respective offices set forth beside each individual’s name, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified:

Name	Position
John J. Haley	Chairman of the Board of Directors and Chief Executive Officer (the “CEO” )
Mark V. Mactas	Deputy Chairman, President and Chief Operating Officer (the “President-COO” )

(d) Upon and following the Effective Time: (i) the CEO will have primary responsibility for strategy, working in conjunction with the President-COO; (ii) the President-COO will have primary profit and loss responsibility, working in conjunction with the CEO; (iii) the CEO and the President-COO will jointly manage integration in a manner which is consistent generally with their division of responsibilities; (iv) Holding Company’s Chief Financial Officer, its General Counsel, its head of investor relations, the heads of all other corporate functions of Holding Company and its Subsidiaries, and the President-COO will report to the CEO; and (v) all line-of-business leaders and geographic leaders of Holding Company and its Subsidiaries will report to the President-COO. Notwithstanding the foregoing, the parties acknowledge that the Holding Company Board will have discretion to alter the roles and responsibilities of the Holding Company’s officers from time to time, including without limitation the CEO and President-COO.

Section 1.8 Location of Headquarters of Holding Company. Watson Wyatt and Towers Perrin shall take all requisite action so that at the Effective Time, the headquarters of the business of Holding Company shall be based in New York City, New York.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Capital Stock and Towers Perrin RSUs. At the Effective Time, by virtue of the Mergers and without any action on the part of Watson Wyatt, Towers Perrin, Holding Company or the Merger Subsidiaries, or the holders of any shares of capital stock of any of the foregoing:

(a) Conversion of Towers Perrin Shares and Towers Perrin RSUs. By virtue of the Towers Perrin Merger, each share of Towers Perrin Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Towers Perrin Shares”) other than (i) Towers Perrin Shares to be canceled in accordance with Section 2.1(e) and (ii) Dissenting Towers Perrin Shares (as defined below), if any, and each Towers Perrin RSU shall thereupon be converted automatically into and shall thereafter represent the right to receive the following consideration (collectively, the “Towers Perrin Merger Consideration”):

(i) for each Towers Perrin Share that is not a Towers Perrin Class R Election Share or Towers Perrin Class S Election Share (each, as defined below) (collectively, “Towers Perrin Stock Election Shares”), a number of fully paid and nonassessable shares, equal to the Final Exchange Ratio, of Class B Restricted Holding Company Stock (as defined below) (collectively, the “Towers Perrin Stock Consideration”), which shares of Class B Restricted Holding Company Stock shall be issued as follows:

(A) 25% shall be shares of Class B-1 Restricted Common Stock, par value $0.01 per share (“Class B-1 Restricted Holding Company Stock”);

(B) 25% shall be shares of Class B-2 Restricted Common Stock, par value $0.01 per share (“Class B-2 Restricted Holding Company Stock”);

(C) 25% shall be shares of Class B-3 Restricted Common Stock, par value $0.01 per share (“Class B-3 Restricted Holding Company Stock”); and

(D) 25% shall be shares of Class B-4 Restricted Common Stock, par value $0.01 per share (“Class B-4 Restricted Holding Company Stock” ) (all shares of Class B-1 Restricted Holding Company Stock, Class B-2 Restricted Holding Company Stock, Class B-3 Restricted Holding Company Stock and Class B-4 Restricted Holding Company Stock, collectively, the “Class B Restricted Holding Company Stock”);

provided, however, that the Towers Perrin Stock Consideration in respect of all Towers Perrin Shares (other than Towers Perrin Class R Election Shares (as defined below)) then held by a holder of Towers Perrin Shares who has made a Valid Class R Election (as defined below) shall be payable entirely in the form of shares of Class B-1 Restricted Holding Company Stock;

(ii) for each Towers Perrin Share with respect to which a Class R Election has been properly made pursuant to Section 2.2(b) (a “Valid Class R Election”) (the Towers Perrin Shares with respect to which a Valid Class R Election is made, the “Towers Perrin Class R Election Shares”), a number of fully paid and nonassessable shares, equal to the Final Exchange Ratio, of Class R Restricted Common Stock, par value $0.01 per share, of Holding Company (the “Class R Restricted Holding Company Stock”), subject to proration in accordance with Section 2.3(a), which shares of Class R Restricted Holding Company Stock shall automatically be redeemed, out of funds legally available therefor, for the following on the first Business Day following the Effective Time (the “Redemption Date”):

(A) an amount of cash (the “Class R Cash Consideration”) equal to 50% of the Final Transaction Value Per Towers Perrin Share (as defined below); and

(B) a promissory note (each such note, a “Note”) issued by Holding Company and having the terms provided in an indenture substantially in the form attached hereto as Exhibit C, with any changes reasonably requested by the Person that will serve as Trustee under the Indenture, or the administrative agent to the Credit Agreement (as defined therein), in each case as agreed to by the parties hereto and approved by the Watson Wyatt Board and the Towers Perrin Board (the “Indenture”), with a principal amount equal to 50% of the Final Transaction Value Per Towers Perrin Share (collectively, the “Class R Note Consideration”), provided, that all Notes payable to a single Person in respect of Class R Restricted Holding Company Stock may be aggregated and evidenced by a single Note;

(iii) for each Towers Perrin Share with respect to which a Class S Election (as defined below) has been properly made pursuant to Section 2.2(d) (a “Valid Class S Election”) (the Towers Perrin Shares with respect to which a Valid Class S Election is made, the “Towers Perrin Class S Election Shares”), a number of fully paid and nonassessable shares, equal to the Final Exchange Ratio, of Class S Restricted Common Stock, par value $0.01 per share, of Holding Company (the “Class S Restricted Holding Company Stock”), subject to proration in accordance with Section 2.3(b), which shares of Class S Restricted Holding Company Stock shall automatically be redeemed, out of funds legally available therefor, on the Redemption Date, for an amount of cash (the “Class S Cash Consideration”) equal to 100% of the Final Transaction Value Per Towers Perrin Share (as defined below);

(iv) for each Towers Perrin RSU that is issued and outstanding immediately prior to the Effective Time and is not a Guaranteed Towers Perrin RSU, a number of fully paid and nonassessable shares, equal to the Final Exchange Ratio, of Restricted Class A Holding Company Stock; provided, that the number of shares of Restricted Class A Holding Company Stock to be received by Towers Perrin RSU Holders pursuant to this Section 2.1(a)(iv) shall be increased or decreased, pro rata for each holder based on the number of Towers Perrin RSUs that he or she holds immediately prior to the Effective Time, as necessary to ensure that the aggregate number of shares of Restricted Class A Holding Company Stock received with respect to all Towers Perrin RSUs (including the shares received with respect to Guaranteed Towers Perrin RSUs pursuant to Section 2.1(a)(v)) equals ten percent (10%) of the aggregate number of shares of Restricted Holding Company Stock and Restricted Class A Holding Company Stock that comprise the Towers Perrin Merger Consideration; and

(v) for each Guaranteed Towers Perrin RSU that is issued and outstanding immediately prior to the Effective Time, a number of fully paid and nonassessable shares of Restricted Class A Holding Company Stock equal to the Final Exchange Ratio; provided, that the aggregate number of shares of Restricted Class A Holding Company Stock received with respect to the issued and outstanding Guaranteed Towers Perrin RSUs shall not exceed ten percent (10%) of the aggregate number of shares of Restricted Holding Company Stock and Restricted Class A Holding Company Stock that comprise the Towers Perrin Merger Consideration.

(b) Custodian; Trustee. The Exchange Agent shall, as of the Effective Time, deposit all of the shares of Restricted Class A Holding Company Stock to be issued pursuant to Section 2.1(a)(iv) and Section 2.1(a)(v) with the Custodian, and such shares shall be held by the Custodian in accordance with the Custodian Agreement (as defined below) and the vesting, forfeiture and reallocation provisions described in Sections 5.14 and 5.15. In the event that Towers Perrin determines, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, that Towers Perrin RSU Holders located within a particular tax jurisdiction would be subject to current tax as a result of (i) the grant of any Towers Perrin RSU or (ii) the conversion of their Towers Perrin RSUs into shares of Restricted Class A Holding Company Stock pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), then Towers Perrin may, but shall not be required to, elect to cause the Exchange Agent to deposit a portion of the shares of Restricted Class A Holding Company Stock to be received by Persons located within such jurisdiction pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v) with a trustee (the “Trustee”) to be designated by Towers Perrin, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, at any time prior to mailing the Joint Proxy Statement/Prospectus, to hold such shares and make distributions therefrom in such form and manner that will provide for a deferral of such tax. Subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, Towers Perrin (i) may enter into such documentation with the Trustee as Towers Perrin deems reasonably necessary or appropriate to effect such trust arrangement and (ii) hold such Towers Perrin RSUs and/or shares of Restricted Class A Holding Company Stock and make distributions therefrom in such form and manner that will provide for deferral of such tax, and may elect to cause Holding Company to enter into any such documentation. In the event a trust arrangement will not allow for deferral of such taxes for holders of Towers Perrin RSUs located within any particular tax jurisdiction, Towers Perrin and Watson Wyatt shall work together in good faith to determine an alternative method of structuring the grant of Towers Perrin RSUs to such holders and/or the conversion of Towers Perrin RSUs held by such holders into shares of Restricted Class A Holding Company Stock pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), in a manner that provides for deferral of such taxes.

(c) Substitution of Class A Shares for Class B Shares. In the event that Towers Perrin determines, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, in its sole discretion, that holders of Towers Perrin Shares located within a particular tax jurisdiction would be subject to tax as a result of the conversion of their Towers Perrin Stock Election Shares into shares of Class B Restricted Holding Company Stock pursuant to Section 2.1(a)(i), then Towers Perrin may, but shall not be required to, (i) elect to cause a portion of the Towers Perrin Merger Consideration to be received by Persons located within such jurisdiction pursuant to Section 2.1(a)(i) to be paid in the form of freely tradable shares of Class A Holding Company Stock in lieu of an equal number of shares of Class B Restricted Holding Company Stock or (ii) elect to cause Holding Company to cause a portion of the Class B Restricted Holding Company Stock received by Persons located within such jurisdiction pursuant to Section 2.1(a)(i) to be converted, at any time following the Effective Time, into freely tradable shares of Class A Holding Company Stock, on a share-for-share basis, in either case with such portion to be determined by Towers Perrin, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, and shall not exceed the amount that Towers Perrin determines is reasonably necessary to provide liquidity to holders within such jurisdiction to pay some or all of the taxes expected to be incurred as a result of the conversion of their Towers Perrin Stock Election Shares into shares of Class B Restricted Holding Company Stock pursuant to Section 2.1(a)(i).

(d) Conversion of Watson Wyatt Shares. By virtue of the Watson Wyatt Merger, each share of Watson Wyatt Common Stock issued and outstanding immediately prior to the Effective Time (such shares, collectively, the “Watson Wyatt Shares”), other than Watson Wyatt Shares to be canceled in accordance with Section 2.1(e), shall thereupon be converted automatically into and shall thereafter represent the right to receive one (1) fully paid and nonassessable share (such shares, collectively, the “Watson Wyatt Merger Consideration” and together with the Towers Perrin Merger Consideration, the “Merger Consideration”) of Class A Common Stock, par value $0.01 per share, of Holding Company (the “Class A Holding Company Stock”). All Watson Wyatt Shares converted into the right to receive Class A Holding Company Stock pursuant to this Section 2.1(d) shall cease to be outstanding and holders of Watson Wyatt Shares shall be deemed to have received shares of Class A Holding Company Stock (without the requirement for the surrender of any Certificate (as defined below) or issuance of new certificates representing Class A Holding Company Stock), with each Certificate being deemed to represent automatically an equivalent number of shares of Class A Holding Company Stock.

(e) Cancellation of Treasury Shares. Each Towers Perrin Share held in the treasury of Towers Perrin immediately prior to the Effective Time, and each Watson Wyatt Share held in the treasury of Watson Wyatt immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(f) Conversion of Merger Subsidiary Shares.

(i) At the Effective Time, each share of the common stock of Pennsylvania Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.50 per share, of Surviving Towers Perrin, and Surviving Towers Perrin shall be a wholly-owned subsidiary of Holding Company.

(ii) At the Effective Time, each share of the common stock of Delaware Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of Surviving Watson Wyatt, and Surviving Watson Wyatt shall be a wholly-owned subsidiary of Holding Company.

(g) Holding Company Capital Stock. At the Effective Time, each share of capital stock of Holding Company issued and outstanding immediately prior to the Effective Time and owned by Towers Perrin or Watson Wyatt shall be contributed to Holding Company without payment of any consideration therefor and thereupon retired.

(h) Terms of Class B Restricted Holding Company Stock. The Amended and Restated Holding Company Charter will specify that (i) Class B Restricted Holding Company Common Stock will automatically convert into shares of Class A Holding Company Stock on the following schedule: (A) Class B-1 Restricted Holding Company Stock: first (1st) anniversary of the Effective Time; (B) Class B-2 Restricted Holding Company Stock: second (2nd) anniversary of the Effective Time; (C) Class B-3 Restricted Holding Company Stock: third (3rd) anniversary of the Effective Time; (D) Class B-4 Restricted Holding Company Stock: fourth (4th) anniversary of the Effective Time. Except as provided in this Agreement (including, without limitation, Section 2.8 (Transfer Restrictions) and Section 2.5(e) (Fractional Shares)), the Amended and Restated Holding Company Charter will provide that the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of Class B Restricted Holding Company Stock and Class A Holding Company Stock shall be identical in all respects; and (ii) the name of Holding Company shall be “Towers Watson & Co.”

(i) Section 1906 of the PBCL shall apply to this Agreement and the plan of merger contained herein with respect to the Towers Perrin Merger.

Section 2.2 Consideration Elections for Eligible Towers Perrin Shares.

(a) Class R Election. Each holder of Towers Perrin Shares listed on Section 2.2 of the Towers Perrin Disclosure Letter (each, a “Potential Class R Participant”) shall be eligible to make a Class R Election (as defined below) with respect to the Merger Consideration that he or she will receive in connection with the Towers Perrin Merger. The proxy card accompanying the Joint Proxy Statement/Prospectus (as defined below) to be mailed or otherwise delivered to the Potential Class R Participants will include a designated section (the “Class R Election Form”) wherein each Potential Class R Participant may, but shall not be obligated to, elect to designate between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of the Towers Perrin Shares owned by such Potential Class R Participant as Towers Perrin Class R Election Shares.

(b) Each Potential Class R Participant may irrevocably elect, with respect to the Towers Perrin Shares of which he or she is the record holder, to designate between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of such Towers Perrin Shares as Class R Election Shares (a “Class R Election”). A Class R Election will constitute a Valid Class R Election only if it satisfies each of the following conditions: (i) such election is made by a Potential Class R Participant pursuant to a Class R Election Form that is properly completed and signed (or otherwise in form acceptable for transfer on the books of Towers Perrin) and received by the Exchange Agent at its office, by 11:00 p.m., New York City time on the Business Day designated by Towers Perrin (and reasonably acceptable to Watson Wyatt) in the Class R Election Form as the deadline for making a Class R Election (the “Class R Election Deadline”), which deadline shall be (A) at least forty-five (45) days after the date the Joint Proxy Statement/Prospectus is mailed to the holders of Towers Perrin Shares and (B) not later than the date of the Towers Perrin Shareholder Meeting; (ii) the number of Towers Perrin Shares with respect to which the Class R Election was made is between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of the total number of Towers Perrin Shares owned by such Potential Class R Participant; (iii) such Potential Class R Participant must irrevocably commit (pursuant to the terms and conditions set forth in the Class R Election Form) to terminate his or her employment with Towers Perrin as of the Effective Time (and, for the avoidance of doubt, shall not be employed with Holding Company or either Surviving Corporation following the Effective Time), or such other date as agreed by such Potential Class R Participant, Towers Perrin and Watson Wyatt, and otherwise on such terms as may be agreed by such Potential Class R Participant, Towers Perrin and Watson Wyatt; and (iv) the Exchange Agent receives joint written instructions from Towers Perrin and Watson Wyatt indicating that the foregoing conditions have been satisfied with respect to such Class R Election. Any Potential Class R Participant who makes a Class R Election will be entitled to revoke such election at any time during the seven (7) day period following the Class R Election Deadline, after which all Class R Elections will be final and irrevocable. The form and contents of the Class R Election Form shall be subject to approval by Watson Wyatt, which approval shall not be unreasonably withheld or delayed. Potential Class R Participants who fail to make a Valid Class R Election will not receive any Class R Shares and will only receive Towers Perrin Stock Consideration as Towers Perrin Merger Consideration.

(c) Towers Perrin and Watson Wyatt shall consult with each other to determine whether any portion of the Towers Perrin Merger Consideration received by Potential Class R Participants who make Valid Class R Elections (the “Class R Election Shareholders” ) constitutes ordinary compensation income to the Class R Election Shareholders. In the event that Towers Perrin and Watson Wyatt agree to treat a portion of such Towers Perrin Merger Consideration as ordinary compensation income, Towers Perrin may in its sole discretion pay, or elect to cause Holding Company to pay, an additional amount of cash to the Class R Election Shareholders to cover some or all of the incremental tax cost of such ordinary compensation income to the Class R Election Shareholders, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed.

(d) Class S Election.

(i) In the event of an Interim Class R Election Shortfall (as defined below), Watson Wyatt may elect, which election shall be made by providing written notice to Towers Perrin no later than ten (10) Business Days after the Class R Election Deadline, to cause Towers Perrin to offer each holder of Towers Perrin Shares who is not a Potential Class R Participant (each, a “Class S Offeree”) the right to make a Class S Election, in which case the following shall apply:

(A) Towers Perrin shall prepare, and the Exchange Agent shall mail or deliver, a written offer (the “Class S Election Offer”) to each Class S Offeree, which shall contain a form of election (the “Class S Election Form”) pursuant to which each Class S Offeree may, but shall not be obligated to, irrevocably elect to designate up to 20% of the Towers Perrin Shares owned by such Class S Offeree as Towers Perrin Class S Election Shares and the remainder of his or her Towers Perrin Shares will continue to be Towers Perrin Stock Election Shares. The form and contents of the Class S Election Form shall be subject to approval by Watson Wyatt, which approval shall not be unreasonably withheld or delayed. Potential Class R Participants will not be entitled to participate in the Class S Election, if any.

(B) A Class S Offeree’s election to designate his or her Towers Perrin Shares as Class S Election Shares (a “Class S Election”) will constitute a Valid Class S Election only if it was made by a Class S Offeree pursuant to a Class S Election Form that is properly completed and signed (or otherwise in form acceptable for transfer on the books of Towers Perrin) and received by the Exchange Agent at its office, by 11:00 p.m., New York City time on the Business Day designated by Towers Perrin in the Class S Election Form (the “Class S Election Deadline”), which date shall be reasonably acceptable to Watson Wyatt, as the deadline for making a Class S Election, and otherwise in accordance with the terms and conditions set forth in the instructions accompanying the Class S Election Form. The Class S Election Deadline shall be a date that is at least twenty (20) Business Days after the date the Class S Election Form is mailed to the Class S Offerees.

(ii) As used in this Section 2.2(d), the following terms have the following definitions:

(A) “Interim Class R Cash and Notes Consideration” means the product obtained by multiplying (1) the product obtained by multiplying (x) the aggregate number of Towers Perrin

Shares designated as Towers Perrin Class R Election Shares pursuant to Valid Class R Elections by (y) the Interim Exchange Ratio as of the Class R Election Deadline; by (2) the Interim Watson Wyatt Stock Price as of the Class R Election Deadline;

(B) “Interim Class R Election Shortfall” means the amount (if any) by which $200,000,000 exceeds the Interim Class R Cash and Notes Consideration.

(e) All Class R Election Forms and Class S Election Forms shall automatically be revoked if the Exchange Agent is notified in writing by Watson Wyatt or Towers Perrin that the Towers Perrin Merger has been abandoned.

(f) The determination of the Exchange Agent shall be binding as to whether or not a Valid Class R Election or (as applicable) a Valid Class S Election has been properly made pursuant to this Section 2.2 with respect to Towers Perrin Shares and when elections were received by it. The Exchange Agent shall make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holder of Towers Perrin Shares. The Exchange Agent may, with the mutual agreement of Watson Wyatt and Towers Perrin, make such rules as are consistent with this Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable to effect such elections fully.

(g) The Class R Election and the Class S Election Offer shall comply with applicable Law, including without limitation, applicable securities laws and the rules and regulations promulgated by the SEC thereunder.

Section 2.3 Proration.

(a) Class R Proration. Notwithstanding anything in this Agreement to the contrary,

(i) the maximum number of Towers Perrin Shares which shall be converted into the right to receive Class R Restricted Holding Company Stock pursuant to Section 2.1(a)(ii) (the “Class R Number”) in the Towers Perrin Merger shall be equal to the number of Towers Perrin Shares obtained by dividing (A) the Class R Cash and Notes Pool, by (B) the Final Transaction Value Per Towers Perrin Share, and

(ii) if the number of Towers Perrin Class R Election Shares exceeds the Class R Number, then such Class R Election Shares shall be converted into the right to receive Class R Restricted Holding Company Stock and Class B-1 Restricted Holding Company Stock, in the following manner:

(A) A proration factor (the “Class R Proration Factor”) shall be determined by dividing the Class R Number by the total number of Towers Perrin Class R Election Shares designated by Potential Class R Participants pursuant to Valid Class R Elections;

(B) The number of Towers Perrin Class R Election Shares of each Potential Class R Participant to be converted into Class R Restricted Holding Company Stock, in accordance with Section 2.1(a)(ii), shall be determined by multiplying the Class R Proration Factor by the total number of Towers Perrin Class R Election Shares of such Potential Class R Participant; and

(C) The Towers Perrin Class R Election Shares of each Potential Class R Participant, other than those shares to be converted into Class R Restricted Holding Company Stock pursuant to Section 2.1(a)(ii), shall be converted into shares of Class B-1 Restricted Holding Company Stock, in accordance with the terms of Section 2.1(a)(i).

(iii) As used in this Agreement, “Class R Cash and Notes Pool” means an amount (which shall not be less than $200,000,000) to be mutually agreed by Watson Wyatt and Towers Perrin, who shall provide joint written notice thereof to the Exchange Agent prior to the date of mailing or other distribution of the Proxy Statement/Prospectus to Watson Wyatt stockholders and Towers Perrin shareholders. If Watson Wyatt and Towers Perrin do not agree on a different amount or no such notice is provided prior to such date and disclosed in the Joint Proxy Statement/Prospectus mailed or otherwise distributed to Watson Wyatt stockholders and Towers Perrin shareholders, then the size of the Class R Cash and Notes Pool shall be deemed to be $200,000,000.

(b) Class S Proration.

(i) “Class S Cash Pool” means an amount (which shall not exceed the amount of the Final Class R Election Shortfall) determined by Watson Wyatt in its sole discretion by providing written notice to Towers Perrin and the Exchange Agent no later than the Business Day immediately prior to the Effective Time. If no such notice is provided on or prior to the Business Day immediately prior to the Effective Time, then the size of the Class S Cash Pool shall be deemed to be equal to the Final Class R Election Shortfall.

(ii) “Final Class R Cash and Notes Consideration” means the product obtained by multiplying (A) the product obtained by multiplying (1) the aggregate number of Towers Perrin Shares designated as Towers Perrin Class R Election Shares pursuant to Valid Class R Elections by (2) the Final Exchange Ratio; by (B) the Final Watson Wyatt Stock Price (as defined below).

(iii) “Final Class R Election Shortfall” means the amount (if any) by which $200,000,000 exceeds the Final Class R Cash and Notes Consideration.

(c) Notwithstanding anything in this Agreement to the contrary,

(i) the maximum number of Towers Perrin Shares which shall be converted into the right to receive Class S Restricted Holding Company Stock pursuant to Section 2.1(a)(iii) (the “Class S Number”) in the Towers Perrin Merger shall be equal to the number of Towers Perrin Shares obtained by dividing (A) the Class S Cash Pool, by (B) the Final Transaction Value Per Towers Perrin Share, and

(ii) if the number of Towers Perrin Class S Election Shares designated by Class S Offerees pursuant to Valid Class S Elections exceeds the Class S Number, then each such Towers Perrin Class S Election Share shall be converted into the right to receive Class S Restricted Holding Company Stock and Towers Perrin Stock Consideration, in the following manner:

(A) A proration factor (the “Class S Proration Factor”) shall be determined by dividing the Class S Number by the total number of Class S Election Shares designated by Class S Offerees pursuant to Valid Class S Elections;

(B) The number of Towers Perrin Class S Election Shares of each Class S Offeree to be converted into Class S Restricted Holding Company Stock in accordance with Section 2.1(a)(iii) shall be determined by multiplying the Class S Proration Factor by the total number of Towers Perrin Class S Election Shares of such Class S Offeree; and

(C) The Towers Perrin Class S Election Shares of each Class S Offeree, other than those shares to be converted into Class S Restricted Holding Company Stock in accordance with Section 2.1(a)(iii), shall be converted into Towers Perrin Stock Consideration, as if such Class S Election Shares were Towers Perrin Stock Election Shares, in accordance with the terms of Section 2.1(a)(i).

Section 2.4 Deferred Stock Units, Employee Stock Purchase Plan; Restricted Stock Units; Other Watson Wyatt Awards.

(a) Watson Wyatt Deferred Stock Units. Prior to the Effective Time, the Holding Company Board (or, if appropriate, any committee thereof) and the Watson Wyatt Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, each deferred stock unit (“Watson Wyatt DSU”) outstanding under the Watson Wyatt Worldwide, Inc. Amended 2001 Deferred Stock Unit Plan for Selected Employees that entitles the holder thereof to shares of Watson Wyatt Common Stock (the “Watson Wyatt DSU Shares”) following the Effective Time (including Watson Wyatt DSU Shares that will become issuable as a result of the acceleration of vesting triggered by Closing, and performance criteria satisfaction determinations made by the Watson Wyatt Board or a committee thereof) shall be settled with a number of shares of Class A Holding Company Stock equal to the number of Watson Wyatt DSU Shares issuable with respect to such Watson Wyatt DSU pursuant to the terms thereof.

(b) Watson Wyatt Employee Stock Purchase Plan. Prior to the Effective Time, the Holding Company Board (or, if appropriate, any committee thereof) and the Watson Wyatt Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, Holding Company shall assume the Watson Wyatt ESPP, the outstanding offering periods under the Watson Wyatt ESPP, and all outstanding purchase rights thereunder shall be converted on a one-for-one basis into rights to purchase shares of Class A Holding Company Stock (“Holding Company ESPP Rights”). All Holding Company ESPP Rights shall be assumed by Holding Company, and each offering period in effect under the Watson Wyatt ESPP immediately prior to the Effective Time (such periods, the “Pending Offering Periods”) shall be continued until the end of such offering period in accordance with the terms of the Watson Wyatt ESPP. From and after the Effective Time, all references to “Watson Wyatt & Company Holdings” in the Watson Wyatt ESPP and related documents shall be deemed to refer to Holding Company. Holding Company shall continue the Watson Wyatt ESPP, as assumed by Holding Company with respect to Holding Company ESPP Rights, at least until the end of the Pending Offering Periods. Holding Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Class A Holding Company Stock for issuance upon exercise of the purchase rights under the Watson Wyatt ESPP assumed in accordance with this Section 2.4(b). Holding Company shall file with the SEC as soon as practicable, and in any event within five Business Days following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering the Class A Holding Company Common Stock to be issued upon the exercise of converted purchase rights under this Section 2.4(b). Prior to the Effective Time, Watson Wyatt shall make such amendments, if any, to the Watson Wyatt ESPP as shall be necessary to permit assumption of the Watson Wyatt ESPP in accordance with this Section 2.4(b).

(c) Towers Perrin Restricted Stock Units. At the Effective Time, each Towers Perrin RSU then outstanding will be settled with shares of Restricted Class A Holding Company Stock in accordance with Section 2.1(a)(iv) and Section 2.1(a)(v).

(d) Watson Wyatt UK and Irish Plans. Prior to the Effective Time, the Holding Company Board (or, if appropriate, any committee thereof) and the Watson Wyatt Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, Holding Company shall assume the Watson Wyatt UK and Irish Plans and the outstanding offering periods thereunder, and all outstanding purchase rights thereunder shall be converted on a one-for-one basis into rights to purchase shares of Class A Holding Company Stock (“Holding Company UK and Irish Purchase Rights”). All Holding Company UK and Irish Purchase Rights shall be assumed by Holding Company, and each offering period in effect under the Watson Wyatt UK and Irish Plans immediately prior to the Effective Time (such periods, the “UK and Irish Pending Offering Periods”) shall be continued until the end of such offering period in accordance with the terms of the UK and Irish Plans. From and after the Effective Time, all references to “Watson Wyatt & Company Holdings” or “Watson Wyatt Worldwide, Inc.” in the Watson Wyatt UK and Irish Plans and related documents shall be deemed to refer to Holding Company. Holding Company shall continue the Watson Wyatt UK and Irish Plans, as assumed by Holding Company with respect to Holding Company UK and Irish Purchase Rights, at least until the end of the UK and Irish Pending Offering Periods. Holding Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Class A Holding Company Stock for issuance upon exercise of the purchase rights under the Watson Wyatt UK and Irish Plans assumed in accordance with this Section 2.4(d). Prior to the Effective Time, Watson Wyatt shall make such amendments, if any, to the Watson Wyatt UK and Irish Plans as shall be necessary to permit assumption of the Watson Wyatt UK and Irish Plans in accordance with this Section 2.4(d).

(e) Watson Wyatt Deferred Compensation Plans. Prior to the Effective Time, the Holding Company Board (or, if appropriate, any committee thereof) and the Watson Wyatt Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, effective at the Effective Time, Holding Company shall assume the Watson Wyatt Senior Officers Deferred Compensation Plan, Amended and Restated effective July 1, 2008 and the Watson Wyatt Amended Voluntary Deferred Compensation Plan for Non-Employee Directors (collectively, the “Deferral Plans”), and that each outstanding right to receive shares of Watson Wyatt Common Stock (“Deferred Shares”) outstanding following the Effective Time shall be settled with a number of shares of Class A Holding Company Stock equal to the number of Deferred Shares issuable with respect to such right pursuant to the terms thereof.

Section 2.5 Exchange of Certificates and Book-Entry Shares; Redemptions.

(a) Exchange Agent. At or prior to the filing of the Registration Statement (as defined below) with the Securities and Exchange Commission (the “SEC”), Watson Wyatt and Towers Perrin shall mutually appoint a bank or trust company to act as the exchange agent hereunder (the “Exchange Agent”). At or prior to the Closing, Watson Wyatt and Towers Perrin shall cause Holding Company to deposit with the Exchange Agent, in trust for the benefit of the holders of Towers Perrin Shares to be converted in the Towers Perrin Merger (including the Dissenting Share Merger Consideration (as defined below)), and the holders of Watson Wyatt Shares to be converted in the Watson Wyatt Merger, for exchange, in accordance with this Article II, through the Exchange Agent, sufficient cash, Notes, shares of Restricted Holding Company Stock and shares of Class A Holding Company Stock, to make all deliveries pursuant to this Article II; provided, however, that if the Exchange Fund (as defined below) shall for any reason not include sufficient cash, Notes or shares to make all such deliveries, upon notice thereof from the Exchange Agent to Holding Company, Holding Company shall from time to time promptly deposit with the Exchange Agent sufficient cash, Notes and shares to make all such deliveries. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for Towers Perrin Shares and the Watson Wyatt Shares pursuant to this Agreement out of the Exchange Fund, and shall deliver Class R Note Consideration, Class R Cash Consideration and Class S Cash Consideration to holders of shares of Class R Restricted Holding Company Stock and Class S Restricted Holding Company Stock issued in the Merger upon redemption of such shares on the Redemption Date. Except as contemplated by Sections 2.5(c), 2.5(e) and 2.5(i) hereof, the Exchange Fund shall not be used for any other purpose. Any cash, Notes, shares of Restricted Holding Company Stock and shares of Class A Holding Company Stock deposited with the Exchange Agent shall be collectively referred to as the “Exchange Fund.” Towers Perrin and Watson Wyatt shall cooperate and use their reasonable best efforts prior to Closing to ensure that Holding Company will have the funds necessary at Closing to fund the cash portion of the Exchange Fund.

(b) Exchange Procedures; Redemption Procedures.

(i) Holding Company shall instruct the Exchange Agent to mail to each Towers Perrin Shareholder (as defined below) a letter of transmittal (the “Towers Perrin Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the uncertificated Towers Perrin Shares represented by book-entry (the “Towers Perrin Book-Entry Shares”) held by such Towers Perrin Shareholder shall pass, only upon adherence to the procedures set forth in the Towers Perrin Letter of Transmittal. The Towers Perrin Letter of Transmittal shall be in customary form and contain such other provisions as Towers Perrin shall specify (provided, that Watson Wyatt shall have provided its consent to such form, such consent not to be unreasonably withheld or delayed).

(ii) Holding Company shall instruct the Exchange Agent to mail to each Watson Wyatt Stockholder (as defined below) a letter of transmittal (the “Watson Wyatt Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (as defined below) or uncertificated Watson Wyatt Shares represented by book entry (the “Watson Wyatt Book-Entry Shares” and, together with the Towers Perrin Book-Entry Shares, the “Book-Entry Shares”) held by such Watson Wyatt Stockholder shall pass, only upon adherence to the procedures set forth in the Watson Wyatt Letter of Transmittal. The Watson Wyatt Letter of Transmittal shall be in customary form and contain such other provisions as Watson Wyatt shall specify (provided, that Towers Perrin shall have provided its consent to such form, such consent not to be unreasonably withheld or delayed).

(iii) As used in this Section 2.5, “Towers Perrin Shareholder” means a holder of record, immediately prior to the Effective Time, of Towers Perrin Book-Entry Shares which were converted into the right to receive the Towers Perrin Merger Consideration with respect thereto pursuant to Section 2.1(a).

(iv) As used in this Section 2.5, “Watson Wyatt Stockholder” means a holder of record, immediately prior to the Effective Time, of a certificate or certificates which immediately prior to the Effective Time represented outstanding Watson Wyatt Shares (the “Certificates”) or Watson Wyatt Book-Entry Shares, in either case which were converted into the right to receive the Watson Wyatt Merger Consideration with respect thereto pursuant to Section 2.1(c).

(v) Towers Perrin Letters of Transmittal shall be mailed to each Towers Perrin Shareholder as promptly as reasonably practicable (and in no event more than ten (10) Business Days) after the later to occur of the Effective Time and (if applicable) the date of final determination of the Class R Proration Factor or Class S Proration Factor.

(vi) Watson Wyatt Letters of Transmittal shall be mailed to each Watson Wyatt Stockholder as promptly as reasonably practicable (and in no event more than ten (10) Business Days) after the Effective Time.

(vii) Upon delivery of a properly completed and duly executed Towers Perrin Letter of Transmittal or Watson Wyatt Letter of Transmittal (as the case may be) by the holder of one or more Towers Perrin Shares or Watson Wyatt Shares, the holder thereof shall be entitled to receive in exchange for such Towers Perrin Shares or Watson Wyatt Shares the distributions set forth in Section 2.5(c), and such Towers Perrin Shares or Watson Wyatt Shares shall forthwith be canceled.

(viii) No interest shall be paid or shall accrue on any Merger Consideration, cash in lieu of fractional shares or unpaid dividends and distributions payable to holders of Certificates or Book-Entry Shares (except, with respect to Towers Perrin Shareholders who make a Valid Class R Election, interest that has accrued pursuant to the terms of any Notes issued upon the redemption of the shares of Class R Restricted Holding Company Stock payable as Towers Perrin Merger Consideration to such Towers Perrin Shareholder).

(ix) In the event of a transfer of ownership of Watson Wyatt Shares which is not registered in the transfer records of Watson Wyatt, the Watson Wyatt Merger Consideration payable in respect of such Watson Wyatt Shares may be paid to a transferee if the Certificate representing such Watson Wyatt Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.

(x) Until delivery of a properly completed and duly executed Towers Perrin Letter of Transmittal or Watson Wyatt Letter of Transmittal (as the case may be) by a Watson Wyatt Stockholder or Towers Perrin Shareholder as contemplated by this Section 2.5:

(A) except as provided in Section 2.7, each Towers Perrin Book-Entry Share (which shall not include Dissenting Towers Perrin Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the Towers Perrin Merger Consideration payable in respect of the Towers Perrin Shares formerly represented by such Towers Perrin Book-Entry Share and any dividends or other distributions to which such Towers Perrin Shareholder is entitled pursuant to Section 2.5(c), in each case, without any interest thereon (except as set forth in Section 2.5(b)(viii)); and

(B) each Certificate and Watson Wyatt Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the Watson Wyatt Merger Consideration payable in respect of the Watson Wyatt Shares formerly represented by such Certificate or Watson Wyatt Book-Entry Share and any dividends or other distributions to which such Watson Wyatt Stockholder is entitled pursuant to Section 2.5(c), in each case, without any interest thereon.

(xi) On the Redemption Date, each share of Class R Restricted Holding Company Stock shall be automatically redeemed and shall forthwith be canceled, and the holder thereof shall be entitled to receive as redemption proceeds out of funds legally available therefor:

(A) the amount of Class R Cash Consideration payable upon such redemption pursuant to Section 2.1(a)(ii)(A); and

(B) the Note issuable upon such redemption pursuant to, and bearing a principal amount as determined in accordance with, Section 2.1(a)(ii)(B), provided that all Notes payable to a single Person in respect of Class R Restricted Holding Company Stock may be aggregated and evidenced by a single Note.

(xii) On the Redemption Date, each share of Class S Restricted Holding Company Stock shall be automatically redeemed and shall forthwith be canceled, and the holder thereof shall be entitled to receive, as redemption proceeds out of funds legally available therefor, the amount of Class S Cash Consideration payable upon such redemption pursuant to Section 2.1(a)(iii).

(xiii) No interest shall be paid or shall accrue on any Class R Cash Consideration, Class R Note Consideration or Class S Cash Consideration (except interest that has accrued pursuant to the terms of any Notes issued upon the redemption of the shares of Class R Restricted Holding Company Stock).

(c) Distributions with Respect to Unexchanged Shares of Holding Company Stock. No dividends or other distributions declared or made with respect to shares of Holding Company Stock or interest payments made with respect to Notes with a record date after the Effective Time shall be paid to the holder of any Certificate or Book-Entry Share with respect to which a properly completed and duly executed Towers Perrin Letter of Transmittal or Watson Wyatt Letter of Transmittal (as the case may be) has not been delivered to the Exchange Agent, unless and until the holder of such Certificate or Book-Entry Share shall deliver such Towers Perrin Letter of Transmittal or Watson Wyatt Letter of Transmittal. Subject to the effect of escheat, Tax or other applicable Laws, following delivery of a Towers Perrin Letter of Transmittal or Watson Wyatt Letter of Transmittal (as the case may be) of the holder of any such Certificate or Book-Entry Share, there shall be paid to such holder:

(i) With respect to Towers Perrin Book Entry Shares for which a properly completed and duly executed Towers Perrin Letter of Transmittal has been delivered:

(A) promptly, (x) shares of Restricted Holding Company Stock issuable or payable in exchange for such Towers Perrin Book-Entry Shares (provided, that if shares of Class R Restricted Holding Company Stock or Class S Restricted Holding Company Stock otherwise payable pursuant to this clause (A) have been redeemed for cash and Notes (in the case of Class R Restricted Holding Company Stock) or cash only (in the case of Class S Restricted Holding Company Stock), then such cash (without interest) and Notes (including any interest that had previously accrued pursuant to the terms of such Notes) shall be paid in lieu of such shares of Class R Restricted Holding Company Stock or Class S Restricted Holding Company Stock, as the case may be) and (y) the amount of dividends or other distributions (without interest) with a record date at or after the Effective Time previously paid with respect to such shares of Restricted Holding Company Stock; and

(B) at the appropriate payment date, (x) the amount of dividends or other distributions with a record date at or after the Effective Time but prior to such delivery and a payment date subsequent to such delivery, payable with respect to such shares of Restricted Holding Company Stock, and (y) the amount of interest payments on such Notes with a record date at or after the Effective Time and a payment date subsequent to such delivery.

(ii) With respect to Watson Wyatt Book-Entry Shares or Certificates for which a properly completed and duly executed Watson Wyatt Letter of Transmittal has been delivered:

(A) promptly, (x) whole shares of Class A Holding Company Stock issuable or payable in exchange for such Watson Wyatt Book-Entry Shares or Certificates, and (y) the amount of dividends or other distributions (without interest) with a record date at or after the Effective Time previously paid with respect to such whole shares of Class A Holding Company Stock; and

(B) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to such delivery and a payment date subsequent to such delivery, payable with respect to such whole shares of Class A Holding Company Stock.

(d) Further Rights in Towers Perrin and Watson Wyatt Capital Stock. The Merger Consideration issued or delivered upon conversion of any Towers Perrin Shares or (as applicable) any Watson Wyatt Shares in accordance with the terms hereof (including any payments pursuant to Section 2.5(c) or Section 2.5(e)) shall be deemed to have been issued or delivered in full satisfaction of all rights pertaining to such shares. At and following the Effective Time, (i) there shall be no further registration, on the stock transfer books of Surviving Towers Perrin, of transfers of the Towers Perrin Shares that were outstanding immediately prior to the Effective Time and (ii) there shall be no further registration, on the stock transfer books of Surviving Watson Wyatt, of transfers of the Watson Wyatt Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Watson Wyatt, Holding Company or the Exchange Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Towers Perrin Shares.

(e) Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, fractional shares of Restricted Holding Company Stock shall be issued upon the delivery of a properly completed and duly executed Towers Perrin Letter of Transmittal with respect to Towers Perrin Book-Entry Shares, and fractional shares of Restricted Class A Holding Company Stock shall be issued with respect to the Towers Perrin RSUs pursuant to Section 2.1(a)(iv) and Section 2.1(a)(v), and a pro rata portion of any dividend or distribution with respect to Restricted Holding Company Stock or Restricted Class A Holding Company Stock, as applicable, shall be payable on or with respect to any fractional share thereof, and such fractional share interests shall entitle the owner thereof to such voting and other rights as are set forth in the Amended and Restated Holding Company Charter with respect to such shares. No certificates or scrip representing fractional shares of Class A Holding Company Stock will be issued upon the automatic conversion of shares of Class B Restricted Holding Company Stock into shares of Class A Holding Company Stock, the exchange of shares of Class B Restricted Holding Company Stock for shares of Class A Holding Company Stock, or the vesting of shares of Restricted Class A Holding Company Stock, but in lieu thereof each holder of such shares who would otherwise be entitled to a fraction of a share upon such event shall receive from Holding Company (after aggregating all fractional shares of Restricted Holding Company Stock or Class A Holding Company Stock to be received by such holder in such event) an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the average per-share trading price of Class A Holding Company Stock for the ten (10) consecutive trading days ending on the second trading day immediately prior to the date of such conversion, exchange or vesting (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source to be selected by Holding Company). Such payment shall occur as soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to each person entitled to receive cash pursuant to the immediately preceding sentence, and upon such payment, all of the fractional shares to which such payment relates shall be cancelled.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares twelve (12) months after the Effective Time shall be delivered to Holding Company, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article II shall thereafter look only to Holding Company (subject to abandoned property, escheat or other similar laws), as general creditors thereof, for payment of the Merger Consideration with respect to Towers Perrin Shares or (as applicable) Watson Wyatt Shares formerly represented by such Certificate or Book-Entry Share, without interest (except for interest on Notes as set forth in Section 2.5(b)(viii)). Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.5(a) to pay for Dissenting Towers Perrin Shares for which appraisal rights have been perfected as described in Section 2.7 shall be returned to Holding Company, upon demand.

(g) No Liability. None of the Parties, the Exchange Agent, or the Surviving Corporations shall be liable to any Towers Perrin Shareholder or Watson Wyatt Stockholder for any such shares of Restricted Holding Company Stock (or any Notes or cash issued upon the automatic conversion of any Class R Restricted Holding Company Stock or Class S Restricted Holding Company Stock), Class A Holding Company Stock or Restricted Class A Holding Company Stock, as the case may be (or dividends or distributions with respect thereto) or cash from the Exchange Fund properly delivered to a public official pursuant to any abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been exchanged prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity (as defined below)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of Holding Company, free and clear of all claims or interest of any Person previously entitled thereto.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such person of a bond, in such reasonable amount as Holding Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Watson Wyatt Merger Consideration payable in respect of the Watson Wyatt Shares formerly represented by such Certificate and any interest payments, dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5(c), in each case, without any interest thereon.

(i) Investment. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Holding Company, on a daily basis, and any interest or other income resulting from such investments shall be paid to Holding Company, upon demand.

Section 2.6 Withholding Rights. Holding Company, Surviving Towers Perrin, the Custodian, the Trustee and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Towers Perrin Shares or otherwise pursuant to this Agreement, such amounts as Holding Company, Surviving Towers Perrin, the Custodian, the Trustee and the Exchange Agent are required to deduct and withhold with respect to such Person pursuant to the transactions contemplated by this Agreement under any applicable provision of U.S. federal, state, local or foreign Law; provided, however, that no withholding with respect to U.S. federal, state or local Taxes shall be permitted of or from any non-cash consideration payable with respect to Towers Perrin Shares unless (i) such amounts are mutually determined to be compensation income pursuant to Section 2.2(c), or (ii) the Watson Wyatt Board determines in good faith (based on advice of counsel) that as a result of a change in U.S. Law occurring after the date hereof, U.S. federal, state or local taxes are required to be withheld from any such non-cash consideration and (iii) Watson Wyatt delivers a written notice to Towers Perrin promptly upon becoming aware of such change in U.S. Law and in no event later than five (5) Business Days prior to the Closing Date (a “Withholding Notice”), signed by an officer of Watson Wyatt including a certification that the Watson Wyatt Board has made such determination, and including a good faith estimate of the aggregate dollar amount of such withholding and, if such withholding obligation applies with respect to less than all holders of Towers Perrin Shares, identifying, if available, the specific holders and the estimated amounts to be withheld with respect thereto. In the event that Watson Wyatt delivers a Withholding Notice to Towers Perrin, Towers Perrin shall have the right to terminate this Agreement at any time, and upon such termination this Agreement shall forthwith become void and have no further effect and the Mergers may be abandoned with no liability or obligation on the part of Towers Perrin or Pennsylvania Merger Sub for any fees and expenses. Holding Company, Surviving Watson Wyatt, the Custodian, the Trustee and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Watson Wyatt Shares or otherwise pursuant to this Agreement such amounts as Holding Company, Surviving Watson Wyatt, the Custodian, the Trustee and the Exchange Agent are required to deduct and withhold with respect to the making of such payment under any applicable provision of U.S. federal, state, local or foreign Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Holding Company, Surviving Towers Perrin, Surviving Watson Wyatt, the Custodian, the Trustee or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.7 Dissenters’ Rights.

(a) In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Watson Wyatt Shares in connection with the Watson Wyatt Merger.

(b) Notwithstanding anything in this Agreement to the contrary, the Towers Perrin Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Towers Perrin Merger and who has complied with all of the relevant provisions of Section 1574 of the PBCL (each, a “Dissenting Towers Perrin Shareholder”) shall not be converted into the right to receive Towers Perrin Merger Consideration, and such Towers Perrin Shares (the “Dissenting Towers Perrin Shares”) shall thereafter represent only the right to receive the payments set forth in this Section 2.7, unless and until such Dissenting Towers Perrin Shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her rights to appraisal under the PBCL (any of the foregoing, a “Dissent Failure”). Towers Perrin shall give Holding Company and Watson Wyatt prompt notice of any demands for appraisal of Towers Perrin Shares, attempted withdrawals of such demands and any other instruments served pursuant to the PBCL relating to rights to appraisal, and Holding Company and Watson Wyatt shall have the right to participate in and direct, together with Towers Perrin, all negotiations and proceedings with respect to such demands for appraisal under the PBCL. Towers Perrin shall not, without the prior written consent of Watson Wyatt (which consent shall not be unreasonably withheld or delayed), make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands.

(c) The shares of Restricted Holding Company Stock that each Dissenting Towers Perrin Shareholder would, in the absence of his or her dissent, have been entitled to receive under Section 2.1(a) (collectively, the “Dissenting Share Merger Consideration”) shall be held by the Exchange Agent pending a final resolution of the underlying dissent, and released as follows:

(i) upon a Dissent Failure with respect to such Dissenting Towers Perrin Shares, all such Dissenting Towers Perrin Shares shall thereupon be converted into and become exchangeable only for the right to receive the Dissenting Share Merger Consideration held by the Exchange Agent with respect thereto; and

(ii) upon payment of the fair value of such Dissenting Towers Perrin Shares, as determined in the underlying dissent proceeding pursuant to Section 1579 of the PBCL, or as agreed between Towers Perrin and such Dissenting Towers Perrin Shareholder with respect to such Dissenting Towers Perrin Shares (subject to Watson Wyatt’s consent, which shall not be unreasonably withheld or delayed), the Dissenting Share Merger Consideration held by the Exchange Agent with respect to such Dissenting Towers Perrin Shares shall be returned to Holding Company.

Section 2.8 Transfer Restrictions – Restricted Holding Company Stock.

(a) The Amended and Restated Holding Company Charter shall provide that Transfers (as defined below) of shares of Restricted Holding Company Stock shall not be permitted other than in accordance with this Section 2.8.

(b) Transfers of Notes delivered hereunder representing the Note Consideration shall not be permitted other than in accordance with Section 2.8(c) and in accordance with the Indenture.

(c) Notwithstanding the foregoing Sections 2.8(a) and (b), the Transfer of Notes and shares of Class B Restricted Holding Company Stock delivered hereunder representing the Towers Perrin Merger Consideration shall be permitted to (i) Holding Company, (ii) any spouse, parent, grandparent, child, grandchild (including a child or grandchild by adoption and step-children), sibling, mother-in-law, father-in-law, brother-in-law or sister-in-law of the holder of such shares of Restricted Holding Company Stock or Notes (“Permitted Family Members”), or (iii) trusts for the benefit of Permitted Family Members; provided, in the case of any such Transfer, that (A) the transferor shall provide at least five (5) Business Days prior written notice to Holding Company of the Transfer of shares of Restricted Holding Company Stock and prior written notice of the Transfer of Notes in compliance with the Indenture and (B) (1) with respect to the Transfer of Notes, the transferee shall hold such Notes subject to the terms of the Notes, the Indenture and this Section 2.8 and (2) with respect to shares of Class B Restricted Holding Company Stock, the transferee shall hold such shares subject to the terms of the Amended and Restated Holding Company Charter and this Section 2.8.

(d) Notwithstanding the foregoing Sections 2.8(a) and (b), with respect to any individual holding Notes and/or shares of Class B Restricted Holding Company Stock delivered hereunder representing the Towers Perrin Merger Consideration, upon such holder’s death, (i) all shares of Class B-1 Restricted Holding Company Stock, Class B-2 Restricted Holding Company Stock, Class B-3 Restricted Holding Company Stock and Class B-4 Restricted Holding Company Stock then held by him shall automatically be transferred to Holding Company in exchange for an equal number of unrestricted and freely transferable shares of Class A Holding Company Stock and (ii) nothing in this Section 2.8 shall prevent the Transfer of such Notes, Class R Restricted Holding Company Stock or Class S Restricted Holding Company Stock to his or her executors, administrators, testamentary trustees, legatees and beneficiaries.

(e) If, prior to the fourth anniversary of the Effective Time, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, or other similar change in the Class B Restricted Holding Company Stock or Notes, then any and all new, substituted or additional securities issued in exchange therefor will be immediately subject to the provisions of this Section 2.8, except as set forth in paragraph (f).

(f) The shares of Class B Restricted Holding Company Stock delivered hereunder representing the Towers Perrin Merger Consideration shall automatically convert into unrestricted and freely transferable shares of Class A Holding Company Stock (A) immediately prior to the consummation of any of the following transactions: (i) a consolidation or merger of Holding Company with or into any other corporation or entity in which the holders of record of Holding Company’s outstanding shares of capital stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, hold (by virtue of securities issued as consideration in such transaction or otherwise) a majority of the voting power of the surviving corporation of such consolidation or merger; or (ii) any transaction, or series of related transactions in which 50% or more of Holding Company’s voting power is transferred to Persons other than the stockholders of Holding Company and their respective Affiliates immediately prior to such transaction or series of transactions; or (iii) a sale of all or substantially all of the assets of Holding Company, except to one or more Affiliates of Holding Company or (B) immediately after any change in the composition of the Holding Company Board that results in Persons other than Continuing Directors comprising a majority of the Holding Company Board. As used herein, “Continuing Director” shall mean, as of any date of determination, any member of the Holding Company Board who (1) was selected as a member of the Holding Company Board pursuant to Section 1.6(c) of this Agreement or (2) was nominated for election or elected to the Holding Company Board with the approval of a majority of the Continuing Directors who were members of the Holding Company Board at the time of such nomination or election.

(g) Towers Perrin Continuing Employees.

(i) Notwithstanding the foregoing Sections 2.8(a) and (b), with respect to any individual who (A) is an employee of Towers Perrin or any of its Subsidiaries immediately prior to the Effective Time, (B) receives Class B Restricted Holding Company Stock as Towers Perrin Merger Consideration and (C) has not made a Valid Class R Election (each such individual, a “Towers Perrin Continuing Employee”), in the event that such Towers Perrin Continuing Employee’s employment with Holding Company and its Subsidiaries is terminated without Cause (as defined below), on or before the second anniversary of the Effective Time, then upon such termination, the shares of Restricted Holding Company Stock held by such Towers Perrin Continuing Employee shall automatically be transferred to Holding Company in exchange for shares of capital stock of Holding Company as follows: (1) each share of Class B-1 Restricted Holding Company Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to Holding Company in exchange for one unrestricted and freely transferable share of Class A Holding Company Stock; (2) each share of Class B-2 Restricted Holding Company Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to Holding Company in exchange for one share of Class B-1 Restricted Holding Company Stock; (3) each share of Class B-3 Restricted Holding Company Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to Holding Company in exchange for one share of Class B-2 Restricted Holding Company Stock; and (4) each share of Class B-4 Restricted Holding Company Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to Holding Company in exchange for one share of Class B-3 Restricted Holding Company Stock; provided, however that this Section 2.8(g) shall not apply to the voluntary termination by any Towers Perrin Continuing Employee of his or her employment with, or a termination for Cause of any Towers Perrin Continuing Employee by, Holding Company or any of its Subsidiaries.

(ii) Solely for purposes of this Section 2.8(g), the term “Cause” shall mean, with respect to any Towers Perrin Continuing Employee, any of the following, provided, that such definition shall not in any manner change or modify the terms of employment of any Towers Perrin Continuing Employee, restrict or impede the ability of Holding Company or any of its Subsidiaries to terminate the employment of any Towers Perrin Continuing Employee, or confer any rights (other than the conversion of shares as set forth herein) upon any Towers Perrin Continuing Employee with respect to the termination of his or her employment with Holding Company or any of its Subsidiaries:

(A) Such Towers Perrin Continuing Employee’s commission of theft, embezzlement, any other act of dishonesty relating to his or her employment with Holding Company or any of its Subsidiaries, or any violation of any law, rule, regulation, order, judgment or decree (collectively, “Law”) applicable to Holding Company or any Subsidiary at which he or she was employed at the time of such violation;

(B) Such Towers Perrin Continuing Employee’s conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime having as its predicate element fraud, dishonesty, misappropriation or moral turpitude;

(C) Such Towers Perrin Continuing Employee’s commission of an act or acts in the performance of his duties amounting to negligence or willful misconduct;

(D) Such Towers Perrin Continuing Employee’s breach of a written policy of Holding Company or any Subsidiary at which he or she was employed at the time of such breach; or

(E) Such Towers Perrin Continuing Employee’s failure to perform his or her job functions satisfactorily.

(h) A restrictive legend shall be placed on the Notes and any certificates representing Restricted Holding Company Stock or Restricted Class A Holding Company Stock delivered hereunder indicating that such Notes and shares of Restricted Holding Company Stock and Restricted Class A Holding Company Stock are subject to restrictions on Transfer. In addition, a notation shall be made in the appropriate records of Holding Company indicating that such Notes and shares of Restricted Holding Company Stock and

Restricted Class A Holding Company Stock are subject to restrictions on Transfer and appropriate stop transfer restrictions will be issued to Holding Company’s transfer agent and the registrar for the Notes. No Transfer of shares of Restricted Holding Company Stock, shares of Restricted Class A Holding Company Stock or Notes in violation of this Section 2.8 shall be made or recorded on the books of Holding Company, and any such Transfer shall be void and of no effect.

Section 2.9 Further Assurances. If at any time after the Effective Time, Surviving Towers Perrin or (as applicable) Surviving Watson Wyatt shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in such Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of (i) in the case of Surviving Towers Perrin, either of Towers Perrin or Pennsylvania Merger Sub and (ii) in the case of Surviving Watson Wyatt, either of Watson Wyatt or Delaware Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, such Surviving Corporation and its proper officers and directors or their designees shall be authorized to (i) in the case of Surviving Towers Perrin, execute and deliver, in the name and on behalf of either of Towers Perrin or Pennsylvania Merger Sub, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Towers Perrin or Pennsylvania Merger Sub and (ii) in the case of Surviving Watson Wyatt, execute and deliver, in the name and on behalf of either of Watson Wyatt or Delaware Merger Sub, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Watson Wyatt or Delaware Merger Sub, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm such Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such entity, and otherwise to carry out the purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TOWERS PERRIN

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Towers Perrin to Watson Wyatt prior to the execution of this Agreement (the “Towers Perrin Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Towers Perrin Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Towers Perrin represents and warrants to Watson Wyatt as follows:

Section 3.1 Organization, Standing and Power.

(a) Each of Towers Perrin and its Significant Subsidiaries (as defined below) (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Towers Perrin Material Adverse Effect. For purposes of this Agreement, “Towers Perrin Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Towers Perrin and its Subsidiaries (as defined below), taken as a whole or (B) prevents the performance by Towers Perrin of its obligations under this Agreement or the consummation of the transactions contemplated hereby; provided, however, that a Towers Perrin Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts reflecting or resulting from (1) any event, change, circumstance, occurrence, effect or state of facts generally affecting the human capital, risk and financial services, reinsurance or insurance consulting services industries, (2) any event, change, circumstance, occurrence, effect or state of facts generally affecting the economy or the financial, securities or credit markets, interest rates or political or regulatory conditions, in the United States or any other jurisdiction in which Towers Perrin and its Subsidiaries have substantial business operations, (3) any outbreak or escalation of hostilities or acts of war or terrorism, (4) changes in Law or GAAP, (5) any change attributable to the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby, including any litigation resulting therefrom, and (6) any failure by Towers Perrin to meet internal projections, forecasts or revenue or earnings predictions, in and of itself; provided, that, with respect to clauses (1), (2), (3) and (4), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to Towers Perrin and its Subsidiaries, taken as a whole, relative to the adverse impact on Watson Wyatt and its Subsidiaries, taken as a whole.

(b) Towers Perrin has previously made available to Watson Wyatt true and complete copies of Towers Perrin’s articles of incorporation (the “Towers Perrin Charter”) and bylaws (the “Towers Perrin Bylaws”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Significant Subsidiaries, in each case as amended through the date of this Agreement, and each as so delivered is in full force and effect. Towers Perrin is not in violation of any provision of the Towers Perrin Charter or the Towers Perrin Bylaws. Towers Perrin has made available to Watson Wyatt true and complete copies of the formal minutes of all meetings of Towers Perrin’s shareholders, the Towers Perrin Board and each committee of the Towers Perrin Board held since January 1, 2006 (in each case, to the extent such formal minutes exist).

Section 3.2 Capital Stock.

(a) The authorized capital stock of Towers Perrin consists of 350,000 shares of Towers Perrin Common Stock and no shares of preferred stock. As of the close of business on June 25, 2009, (i) 70,319.76 shares of Towers Perrin Common Stock (excluding treasury shares) were issued and outstanding, (ii) 23,795.11 shares of Towers Perrin Common Stock were held by Towers Perrin in its treasury and (iii) no shares of Towers Perrin Common Stock were reserved for issuance pursuant to outstanding warrants to purchase Towers Perrin Shares (“Towers Perrin Warrants”).

(b) All the outstanding shares of capital stock of Towers Perrin are, and all shares reserved for issuance as noted in clause (iii) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of Towers Perrin are owned by any Subsidiary of Towers Perrin. All the outstanding shares of capital stock or other voting securities or equity interests of each Significant Subsidiary of Towers Perrin have been duly authorized and validly issued, and are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or equity interests of each such Significant Subsidiary are owned, directly or indirectly, by Towers Perrin, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”). Neither Towers Perrin nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Towers Perrin or such Subsidiary on any matter. Except as set forth above in Section 3.2(a), there are no outstanding (i) shares of capital stock or other voting securities or equity interests of Towers Perrin, (ii) securities of Towers Perrin or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Towers Perrin or other voting securities or equity interests of Towers Perrin or any of its Subsidiaries, (iii) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Towers Perrin or any of its Subsidiaries or other equity equivalent or equity-based award or right, (iv) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Towers Perrin or any of its Subsidiaries, or obligations of Towers Perrin or any of its Subsidiaries to issue, any shares of capital stock of Towers Perrin or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Towers Perrin or any of its Subsidiaries or rights or interests described in clause (iii) or (v) obligations of Towers Perrin or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

(c) Except for the Towers Perrin Voting Agreement and Article VI of the Towers Perrin Bylaws, there are no shareholder agreements, voting trusts or other agreements or understandings to which Towers Perrin or any of its Subsidiaries is a party or on file with Towers Perrin with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other equity interest of Towers Perrin or any of its Subsidiaries.

(d) Section 3.2(d) of the Towers Perrin Disclosure Letter sets forth a true and complete list of all holders, as of the date hereof, of outstanding shares of Towers Perrin Common Stock, and the number of shares held by each holder. Towers Perrin has made available to Watson Wyatt true and complete copies of the forms of all outstanding Towers Perrin Warrants, and each Towers Perrin Warrant conforms in all material respects to one of such forms. Other than the Towers Perrin Warrants, there are no other outstanding rights to purchase or receive shares of capital stock from Towers Perrin. All Towers Perrin Warrants shall, by their terms, terminate automatically no later than the Effective Time, without any further action by the holders thereof or any other Person.

(e) As of the Effective Time, there will not be any outstanding (i) securities of Towers Perrin or any of its Subsidiaries that are convertible into or exchangeable or exercisable for shares of capital stock of Towers Perrin or other voting securities or equity interests of Towers Perrin or any of its Subsidiaries or (ii) any other equity equivalent or equity-based award or right with respect to Towers Perrin or any of its Subsidiaries.

Section 3.3 Subsidiaries.

(a) Section 3.3 of the Towers Perrin Disclosure Letter sets forth a true and complete list of each Subsidiary of Towers Perrin, including its jurisdiction of incorporation or formation, and a true and complete list of each other corporation, partnership, limited liability company or other entity that is not a Subsidiary but in which Towers Perrin, directly or indirectly, has a material equity interest (collectively, the “Towers Perrin Minority Interest Businesses”). Except for the capital stock of, or other equity or voting interests in, its Subsidiaries and its interests in the Towers Perrin Minority Interest Businesses, Towers Perrin does not own, directly or indirectly, any material equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, or make any material loan, capital contribution, guarantee, or credit enhancement to, or other material investment in, any Person.

(b) Except for Towers Perrin’s Significant Subsidiaries, none of Towers Perrin’s Subsidiaries, other than non-operating Subsidiaries, individually:

(i) has assets or liabilities (contingent or direct) in excess of $40,000,000 as of December 31, 2008; or

(ii) had consolidated revenues in excess of $30,000,000 for the year ended December 31, 2008.

Section 3.4 Authority.

(a) Towers Perrin has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Towers Perrin and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Towers Perrin and no other corporate proceedings on the part of Towers Perrin are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Towers Perrin Merger, to the adoption and approval of this Agreement by, and the approval of the amendment of Article VI of the Towers Perrin Bylaws by, the holders of at least two-thirds of the issued and outstanding shares of Towers Perrin Common Stock issued and outstanding as of the record date for such vote (the “Towers Perrin Shareholder Approval”), and the filing of the Towers Perrin Articles of Merger with the Pennsylvania Department of State as required by the PBCL. This Agreement has been duly executed and delivered by Towers Perrin and, assuming the due authorization, execution and delivery by Watson Wyatt, Holding Company and the Merger Subsidiaries, constitutes a valid and binding obligation of Towers Perrin, enforceable against Towers Perrin in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity (the “Bankruptcy and Equity Exception”). Neither Towers Perrin nor any of its shareholders are “interested stockholders” of Watson Wyatt, as defined in Section 203 of the DGCL.

(b) The Towers Perrin Board, at a meeting duly called and held, duly adopted resolutions (i) determining that the terms of this Agreement, the Towers Perrin Merger and the other transactions contemplated hereby are fair to and in the best interests of Towers Perrin, its shareholders and other constituencies, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Towers Perrin Merger, (iii) directing that this Agreement be submitted to the shareholders of Towers Perrin for adoption and approval and (iv) resolving to recommend that Towers Perrin’s shareholders vote in favor of the adoption and approval of this Agreement, and the amendment of Article VI of the Towers Perrin Bylaws in connection therewith, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as may be permitted by Section 5.2.

(c) The Towers Perrin Shareholder Approval is the only vote of the holders of any class or series of Towers Perrin’s capital stock or other securities required in connection with the consummation of the Towers Perrin Merger. No other vote of the holders of any class or series of Towers Perrin’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Towers Perrin.

Section 3.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Towers Perrin, and the consummation by Towers Perrin of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Towers Perrin Charter or (assuming the Towers Perrin Shareholder Approval is obtained) the Towers Perrin Bylaws or the equivalent organizational documents of any of Towers Perrin’s Significant Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Towers Perrin or any of its Significant Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any bond, debenture, note, mortgage, indenture, guarantee, license, lease, or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which Towers Perrin or any of its Significant Subsidiaries is a party or by which Towers Perrin or any of its Significant Subsidiaries or any of their respective properties are bound (other than Contracts pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client), except in the case of clauses (ii) and (iii) above for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Towers Perrin, and the consummation by Towers Perrin of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body

(each, a “Governmental Entity”), except for (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any filings required under the applicable requirements of antitrust, competition or other similar Laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (ii) the filing with the Pennsylvania Department of State of the Towers Perrin Articles of Merger as required by the PBCL, (iii) the filing with the SEC of the Registration Statement and the Joint Proxy Statement/Prospectus (as defined below) and such other reports under the Securities Act (as defined below) and the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby and obtaining from the SEC such orders as may be required in connection therewith, (iv) such filings as are required under U.S. state securities or “blue sky” Laws or securities Laws of jurisdictions other than the United States, (v) the filing with the Delaware Secretary of State of the Amended Holding Company Charter and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect.

Section 3.6 Financial Statements.

(a) True and complete copies of the audited consolidated balance sheet and the audited consolidated statements of operations, cash flows, and shareholders’ investment and comprehensive income/loss of Towers Perrin and its Subsidiaries as at for the fiscal years ending December 31, 2004 through 2008, together with all related notes and schedules thereto, accompanied by the reports thereon of Towers Perrin’s independent auditors (collectively referred to as the “Towers Perrin Financial Statements”) are attached hereto as Section 3.6(a)(i) of the Towers Perrin Disclosure Letter. The Towers Perrin Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of Towers Perrin and its Subsidiaries; (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Towers Perrin and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. The unaudited condensed consolidated balance sheet and income statement for Towers Perrin and its Subsidiaries as at and for the three months ended March 31, 2009 included in the 2009 Q1 Final Financial Summary (and attached hereto as Schedule 3.6(a)(ii) of the Towers Perrin Disclosure Letter) have been prepared in all material respects in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position and results of operations of Towers Perrin and its Subsidiaries as at the date thereof and for the period indicated therein.

(b) Except as and to the extent adequately accrued or reserved against in the audited consolidated balance sheet of Towers Perrin and its Subsidiaries as at December 31, 2008 (such balance sheet, together with all related notes and schedules thereto, the “Towers Perrin Balance Sheet”), neither Towers Perrin nor any of its Subsidiaries has any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due and whether or not required by GAAP to be recorded or reflected in a consolidated balance sheet of Towers Perrin and its Subsidiaries or disclosed in the notes thereto, except for liabilities and obligations (i) arising out of or in connection with this Agreement and the transactions contemplated hereby or (ii) that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Towers Perrin Material Adverse Effect.

(c) The books of account and financial records of Towers Perrin and its Subsidiaries are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practice.

(d) To the knowledge of Towers Perrin and based solely on the annual audit performed by Towers Perrin’s outside auditors (including the audit performed for the year ended December 31, 2008) there are no significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting of Towers Perrin or any of its Subsidiaries which are reasonably likely to adversely affect in any material respect Towers Perrin’s ability to record, process, summarize, and report financial information. The officers of Towers Perrin have identified for Towers Perrin’s auditors and the Towers Perrin Board any fraud, whether or not material, which is known to the Chief Executive Officer, Chief Financial Officer or the General Counsel of Towers Perrin and involves management or other employees who have a significant role in Towers Perrin’s internal controls over financial reporting.

(e) Towers Perrin has provided to Watson Wyatt a true and complete copy of the letter from the SEC, dated May 14, 1986, granting Towers Perrin’s application for an exemption from the registration provisions of Section 12(g) of the Exchange Act, and such exemption has not, to the knowledge of Towers Perrin, been revoked.

Section 3.7 Properties. Towers Perrin or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of Towers Perrin’s material real properties and tangible assets, free and clear of all Liens other than (a) Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Towers Perrin or such Subsidiary consistent with past practice and (c) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Towers Perrin and its Subsidiaries as currently conducted (“Permitted Liens”). This Section 3.7 does not relate to Towers Perrin Intellectual Property, which is the subject of Section 3.18.

Section 3.8 Certain Information. None of the information supplied or to be supplied by Towers Perrin for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (a) the Registration Statement on Form S-4 (the “Registration Statement”) that will be prepared and filed with the SEC by Holding Company in connection with the registration under the Securities Act of the offering and issuance of the Notes and the shares of Restricted Holding Company Stock and Class A Holding Company Stock issuable in the Mergers, or any amendment or supplement thereto will, at the time the Registration Statement or any amendment or supplement thereto is filed and when the same becomes effective, at the time of the meeting of Towers Perrin’s shareholders to consider this Agreement and the Towers Perrin Merger (the “Towers Perrin Shareholder Meeting”) or the meeting of Watson Wyatt’s stockholders to consider this Agreement and the Watson Wyatt Merger (the “Watson Wyatt Stockholder Meeting”) or at the Closing or the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) (i) the joint proxy statement/prospectus to be sent to the shareholders of Towers Perrin in connection with the Towers Perrin Shareholder Meeting and the stockholders of Watson Wyatt in connection with the Watson Wyatt Stockholder Meeting (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the “Joint Proxy Statement/Prospectus”) forming part of the Registration Statement or (ii) the Class S Election Offer (if any) will, at the time of mailing to stockholders of Watson Wyatt and/or Towers Perrin (as applicable), at the Class R Election Deadline, at the Class S Election Deadline (if applicable), and at the time of the Towers Perrin Shareholder Meeting or the Watson Wyatt Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Towers Perrin makes no representation or warranty with respect to any information supplied by Watson Wyatt, Delaware Merger Sub, Pennsylvania Merger Sub or Holding Company which is contained in any of the foregoing documents.

Section 3.9 Absence of Certain Changes or Events. Since December 31, 2008 (a) Towers Perrin and its Significant Subsidiaries have conducted their businesses, in all material respects, in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Towers Perrin Material Adverse Effect; and (c) none of Towers Perrin or any of its Significant Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(a).

Section 3.10 Litigation. There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) pending or, to the knowledge of Towers Perrin, threatened in writing against Towers Perrin or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Towers Perrin or any of its Subsidiaries (in such individual’s capacity as such) that (a) was commenced by a Governmental Entity, (b) seeks material injunctive or other non-monetary relief or (c) if determined adversely to Towers Perrin or any of its Subsidiaries would reasonably be expected to have a Towers Perrin Material Adverse Effect; provided, that solely for purposes of this Section 3.10, “Action” shall not include any individual employment claim in which the total damages asserted against Towers Perrin and its Subsidiaries do not exceed $500,000. Neither Towers Perrin nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect. To the knowledge of Towers Perrin, there is no Action pending or threatened against Towers Perrin or any of its Subsidiaries that seeks to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

Section 3.11 Compliance with Laws. Towers Perrin and each of its Significant Subsidiaries are, and since June 30, 2007 have been, in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Towers Perrin Material Adverse Effect. None of Towers Perrin or any of its Significant Subsidiaries has received, since December 31, 2008, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. Towers Perrin and each of its Significant Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Towers Perrin Permits”) necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except for any Towers Perrin Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect. All Towers Perrin Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect.

Section 3.12 Benefit Plans.

(a) Section 3.12(a) of the Towers Perrin Disclosure Letter sets forth a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “multiemployer plans” (within the meaning of ERISA Section 3(37)), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other material arrangements, in each case whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, under which any employee or former employee of Towers Perrin or its Subsidiaries has any present or future right to material benefits or Towers Perrin or its Subsidiaries has had or has any present or future material liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Towers Perrin Plans.” With respect to each Towers Perrin Plan, Towers Perrin has furnished or made available to Watson Wyatt a current, accurate and complete copy thereof or a summary thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description and other written communications by Towers Perrin or its Subsidiaries to their employees concerning the extent of the benefits provided under a Towers Perrin Plan and (iv) for the two most recent years, if applicable, (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b)(i) Each Towers Perrin Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) each of Towers Perrin and its Subsidiaries has performed all material obligations required to be performed by it under any Towers Perrin Plan and, to the knowledge of Towers Perrin, is not in any material respect in default under or in violation of any Towers Perrin Plan and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the knowledge of Towers Perrin, threatened in writing with respect to any Towers Perrin Plan by any current or former employee, officer or director of Towers Perrin or any of its Subsidiaries that would reasonably be expected to have a Towers Perrin Material Adverse Effect.

(c) Each Towers Perrin Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the knowledge of Towers Perrin, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected adversely to affect the qualified status of any such Towers Perrin Plan or the exempt status of any such trust.

(d) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Towers Perrin or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Towers Perrin under Section 4001 of ERISA or Section 414 of the Code (a “Towers Perrin ERISA Affiliate”). Towers Perrin and its Subsidiaries have no liability (contingent or direct) with respect to any multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA has been required to be filed for any Towers Perrin Plan or by any Towers Perrin ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the Pension Benefit Guaranty Corporation (the “PBGC”) under Section 302 of ERISA or Section 412 or Section 430 of the Code.

(e) All contributions required to be made under each Towers Perrin Plan, as of the date hereof, have been timely made and all obligations in respect of each Towers Perrin Plan have been properly accrued and reflected in the Towers Perrin Financial Statements. Neither any Towers Perrin Plan nor any single-employer plan of a Towers Perrin ERISA Affiliate has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither any Towers Perrin Plan nor any single-employer plan of a Towers Perrin ERISA Affiliate has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year. It is not reasonably anticipated that any Towers Perrin Plan is, or is expected to be, in “at-risk” status (as defined in Section 430 of the Code or Section 303 of ERISA).

(f) With respect to Towers Perrin Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Towers Perrin Plans”), except as would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect, (i) all amounts required to be reserved under each book reserved Non-US Towers Perrin Plan have been so reserved in accordance with GAAP and (ii) each Non-US Towers Perrin Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Law.

(g) Any arrangement of Towers Perrin or any of its Subsidiaries that is subject to Section 409A of the Code was administered in reasonable, good faith compliance with the requirements of Section 409A through December 31, 2008, and all arrangements of Towers Perrin or any of its Subsidiaries that are subject to Section 409A, provide for payment after December 31, 2008 and were in existence on such date have been amended to comply with the requirements of the final regulations under Section 409A, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect. Neither Towers Perrin nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 409A of the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect.

(h) Neither the execution of this Agreement, approval of this Agreement nor the consummation of the transactions contemplated hereby will, pursuant to the terms of any Towers Perrin Plan, (i) entitle any employees of Towers Perrin to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Towers Perrin Plans, or (iii) limit or restrict the right of Towers Perrin or, after the consummation of the Mergers or any other transactions contemplated hereby, Holding Company, to merge, amend or terminate any of the Towers Perrin Plans.

(i) Neither Towers Perrin nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement, including, without limitation, the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

Section 3.13 Labor Matters. There are no collective bargaining agreements or other labor union contracts applicable to any employees of Towers Perrin or any of its Subsidiaries. To the knowledge of Towers Perrin, except as would not be material to Towers Perrin’s business and except for the Potential Class R Participants who make a Valid Class R Election, no current employee or officer of Towers Perrin or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated by this Agreement. Since June 30, 2007, except as would not be expected to have, individually or in the aggregate, a Towers Perrin Material Adverse Effect, Towers Perrin and its Subsidiaries have complied with all laws respecting employment of labor.

Section 3.14 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect, Towers Perrin and its Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Towers Perrin Environmental Permits. There are no material claims pursuant to any Environmental Law pending or, to Towers Perrin’s knowledge, threatened against Towers Perrin or its Subsidiaries.

(b) For purposes of this Agreement:

(i) “Environmental Laws” means any Laws of any Governmental Entity relating to (a) the protection, investigation or restoration of the environment, or natural resources, or exposure to any harmful or hazardous material, including petroleum and petroleum-based products, formaldehyde, PCBs and asbestos, (b) the handling, use, presence, disposal, release or threatened release of any chemical substance or wastewater or (c) noise, odor, wetlands, pollution or contamination, or any injury or threat of injury to persons or property as a result thereof.

(ii) “Towers Perrin Environmental Permits” means all Towers Perrin Permits under any Environmental Law.

Section 3.15 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect: (i) Towers Perrin and its Subsidiaries have timely filed all Tax Returns required to be filed by them on or prior to the date of this Agreement and have paid all Taxes shown as due on such Tax Returns; (ii) there are no Tax liens on the assets of Towers Perrin or any of its Subsidiaries

(except for statutory Liens for Taxes not yet due and payable), (iii) no deficiency for any Tax has been asserted or assessed by a Governmental Entity in writing against Towers Perrin or any of its Subsidiaries that has not been satisfied by payment, settled, withdrawn or is being contested in good faith; (iv) the Towers Perrin Financial Statements reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by Towers Perrin and its Subsidiaries accrued as of December 31, 2008; and (v) none of Towers Perrin or its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing or similar agreement or arrangement.

(b) Neither Towers Perrin nor any of its Subsidiaries has been a party to any distribution occurring in the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

(c) Neither Towers Perrin nor any of its Affiliates has taken or agreed to take any action nor is Towers Perrin aware of any agreement, plan, or other circumstance that would prevent the Mergers from qualifying as an exchange within the meaning of Section 351 of the Code. Neither Towers Perrin nor any of its Affiliates has taken or agreed to take any action nor is Towers Perrin aware of any agreement, plan, or other circumstance that would prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code other than as a result of the failure to satisfy the Control Test.

(d) As used in this Agreement, (i) “Taxes” shall include (A) all forms of taxation, whenever created or imposed, and whether domestic or foreign, and whether imposed by a national, federal, state, provincial, local or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts, (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an Affiliated, consolidated, combined or unitary group and (C) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amount described in clause (A) or (B) and (ii) “Tax Returns” shall mean all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes and any amended Tax Return.

Section 3.16 Contracts.

(a) Section 3.16 of the Towers Perrin Disclosure Letter lists each of the following types of Contracts to which Towers Perrin or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any Contract that would, as of the date of this Agreement, constitute a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or require disclosure by Towers Perrin on a Current Report on Form 8-K if Towers Perrin were subject to Section 13 of the Exchange Act;

(ii) any Contract that limits in any material respect the ability of Towers Perrin or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit in any material respect the ability of Holding Company or any of its Subsidiaries, including Surviving Towers Perrin and Surviving Watson Wyatt) to compete in any line of business or with any Person or in any geographic area;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar agreement or arrangement involving a potential commitment or payment by Towers Perrin or any of its Subsidiaries in excess of $2,000,000 annually;

(iv) any Contract relating to Indebtedness and having an outstanding principal amount in excess of $2,000,000;

(v) any Contract, other than Contracts for the lease of real property by Towers Perrin or its Subsidiaries (each, a “Towers Perrin Real Property Lease”) and Contracts pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client, that by its terms calls for aggregate payment or receipt by Towers Perrin and its Subsidiaries under such Contract of more than $2,000,000 over the remaining term of such Contract;

(vi) any U.S. Master Services Agreements (or similar master agreements) pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client and under which Towers Perrin and its Subsidiaries recognized more than $8,000,000 in revenues during its most recently completed fiscal year;

(vii) any Towers Perrin Real Property Lease that by its terms calls for aggregate annual rent payments of more than $1,000,000 by Towers Perrin and its Subsidiaries;

(viii) any Contract that is a license agreement that is material to the business of Towers Perrin and its Subsidiaries, taken as a whole, pursuant to which Towers Perrin or any of its Subsidiaries is a party and licenses in or licenses out Towers Perrin Intellectual Property (as defined below), other than license agreements for software that is generally commercially available;

(ix) any Contract that provides for any standstill or similar obligations to which Towers Perrin or any of its Subsidiaries is subject;

(x) any Contract not entered into in the ordinary course of business between Towers Perrin or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of Towers Perrin; and

(xi) any Contract (other than Contracts pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client) that is material to the business of Towers Perrin and its Subsidiaries, taken as a whole, that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement and which consent or other provision, if not obtained, would result in a Towers Perrin Material Adverse Effect.

Each contract of the type described in clauses (i) through (xi) is referred to herein as a “Towers Perrin Material Contract.”

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Towers Perrin Material Adverse Effect, each Towers Perrin Material Contract (i) is valid and binding on Towers Perrin or the applicable Subsidiary, as the case may be, and, to the knowledge of Towers Perrin and subject to the Bankruptcy and Equity Exception, the counterparties thereto, and is in full force and effect and (ii) other than Contracts pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client, upon consummation of the transactions contemplated by this Agreement shall, to the knowledge of Towers Perrin, continue in full force and effect without penalty or other adverse consequence pursuant to the terms of such Towers Perrin Material Contract. None of Towers Perrin nor any of its Subsidiaries is in breach of, or default under, any Towers Perrin Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Towers Perrin Material Adverse Effect. Towers Perrin has made available to Watson Wyatt true and complete copies of all Towers Perrin Material Contracts, including any amendments thereto.

Section 3.17 Insurance. Section 3.17 of the Towers Perrin Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material errors & omissions insurance, directors & officers liability insurance, comprehensive general liability insurance and fiduciary insurance policies issued in favor of Towers Perrin or any of its Significant Subsidiaries, or pursuant to which Towers Perrin or any of its Significant Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic occurrence-based policies still in force. All such material insurance policies of Towers Perrin and its Significant Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of Towers Perrin reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither Towers Perrin nor any of its Significant Subsidiaries is in material breach or default, and neither Towers Perrin nor any of its Significant Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any of such material insurance policies. Since January 1, 2008, no notice of cancellation or termination has been received with respect to any such material insurance policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby.

Section 3.18 Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Towers Perrin Material Adverse Effect, either Towers Perrin or a Subsidiary of Towers Perrin owns, or is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all trademarks or servicemarks (whether registered or unregistered), trade names, domain names, copyrights (whether registered or unregistered), patents, trade secrets or other intellectual property of any kind used in their respective businesses as currently conducted (collectively, the “Towers Perrin Intellectual Property”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Towers Perrin Material Adverse Effect, (a) there are no pending or, to the knowledge of Towers Perrin, threatened claims by any Person alleging infringement, misappropriation or dilution by Towers Perrin or any of its Significant Subsidiaries of the intellectual property rights of any Person; (b) to the knowledge of Towers Perrin, the conduct of the businesses of Towers Perrin and its Significant Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any intellectual property rights of any Person; (c) to the knowledge of Towers Perrin, no Person is infringing, misappropriating or diluting any Towers Perrin Intellectual Property; and (d) Towers Perrin and its Significant Subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks.

Section 3.19 State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “affiliated transaction” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) is, or at the Effective Time will be, applicable to the Towers Perrin Merger.

Section 3.20 Brokers. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Towers Perrin or any of its Affiliates. The fees and expenses of Goldman, Sachs & Co. will be paid by Holding Company upon or following the Effective Time, unless this Agreement is terminated in which event they will be paid by Towers Perrin.

Section 3.21 Opinion of Financial Advisor. Towers Perrin has received the opinion of Goldman, Sachs & Co., dated as of the date of this Agreement, to the effect that, as of such date, the Towers Perrin Merger Consideration is fair, from a financial point of view, to each holder of Towers Perrin Shares, a signed true and complete copy of which opinion has been or will promptly be provided to Watson Wyatt.

Section 3.22 No Additional Representations. Except for the representations and warranties made by Towers Perrin in this Article III, neither Towers Perrin nor any other Person makes any express or implied representation or warranty with respect to Towers Perrin or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Towers Perrin hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Towers Perrin nor any other Person makes or has made any representation or warranty to Watson Wyatt, Holding Company, the Merger Subsidiaries or any of their Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Towers Perrin, any of its Subsidiaries or their respective businesses, or (b) except for the representations and warranties made by Towers Perrin in this Article III, any oral or written information presented to Watson Wyatt, Holding Company, the Merger Subsidiaries or any of their Affiliates or Representatives in the course of their due diligence investigation of Towers Perrin, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

WATSON WYATT

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Watson Wyatt to Towers Perrin prior to the execution of this Agreement (the “Watson Wyatt Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Watson Wyatt Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Watson Wyatt represents and warrants to Towers Perrin as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Watson Wyatt and its Significant Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Watson Wyatt Material Adverse Effect. For purposes of this Agreement, “Watson Wyatt Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Watson Wyatt and its Subsidiaries, taken as a whole or (B) prevents the performance by Watson Wyatt of its obligations under this Agreement or the consummation of the transactions contemplated hereby; provided, however, that a Watson Wyatt Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts reflecting or resulting from (1) any event, change, circumstance, occurrence, effect or state of facts generally affecting the human capital, risk and financial services, reinsurance or insurance consulting services industries, (2) any event, change, circumstance, occurrence, effect or state of facts generally affecting the economy or the financial, securities or credit markets, interest rates or political or regulatory conditions, in the United States or any other jurisdiction in which Watson Wyatt and its Subsidiaries have substantial business operations, (3) any outbreak or escalation of hostilities or acts of war or terrorism, (4) changes in Law or GAAP, (5) any change attributable to the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby, including any litigation resulting therefrom, (6) any change in the price or trading volume of Watson Wyatt Common Stock, in and of itself, and (7) any failure by Watson Wyatt to meet published or internal projections, forecasts or revenue or earnings predictions, in and of itself; provided, that, with respect to clauses (1), (2), (3) and (4) the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to Watson Wyatt and its Subsidiaries, taken as a whole, relative to the adverse impact on Towers Perrin and its Subsidiaries, taken as a whole.

(b) Watson Wyatt has previously made available to Towers Perrin true and complete copies of Watson Wyatt’s Amended and Restated Certificate of Incorporation (the “Watson Wyatt Charter”) and Amended and Restated Bylaws (the “Watson Wyatt Bylaws”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Significant Subsidiaries, in each case as amended through the date of this Agreement, and each as so delivered is in full force and effect. Watson Wyatt is not in violation of any provision of the Watson Wyatt Charter or the Watson Wyatt Bylaws. Watson Wyatt has made available to Towers Perrin true and complete copies of the formal minutes of all meetings of Watson Wyatt’s stockholders, the Watson Wyatt Board and each committee of the Watson Wyatt Board held since January 1, 2006 (in each case, to the extent such formal minutes exist).

Section 4.2 Capital Stock.

(a) The authorized capital stock of Watson Wyatt consists of 99,000,000 shares of Watson Wyatt Common Stock and 1,000,000 shares of preferred stock, no par value (“Watson Wyatt Preferred Stock”). As of the close of business on June 26, 2009, (i) 42,657,431 shares of Watson Wyatt Common Stock (excluding treasury shares) were issued and outstanding, (ii) 1,156,020 shares of Watson Wyatt Common Stock were held by Watson Wyatt in its treasury, (iii) no shares of Watson Wyatt Preferred Stock were issued and outstanding and (iv) 3,906,772 shares of Watson Wyatt Common Stock were reserved for issuance pursuant to employee or director stock option, stock purchase, deferred stock unit or equity compensation plans, arrangements or agreements of Watson Wyatt (“Watson Wyatt Equity Plans”) (of which 657,087 shares were subject to outstanding awards).

(b) All the outstanding shares of capital stock of Watson Wyatt are, and all shares reserved for issuance as noted in clause (iv) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of Watson Wyatt are owned by any Subsidiary of Watson Wyatt. All the outstanding shares of capital stock or other voting securities or equity interests of each Significant Subsidiary of Watson Wyatt have been duly authorized and validly issued, and are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or equity interests of each such Significant Subsidiary are owned, directly or indirectly, by Watson Wyatt, free and clear of all Liens. Neither Watson Wyatt nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Watson Wyatt or such Subsidiary on any matter. Except as set forth above in Section 4.2(a), there are no outstanding (i) shares of capital stock or other voting securities or equity interests of Watson Wyatt, (ii) securities of Watson Wyatt or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Watson Wyatt or other voting securities or equity interests of Watson Wyatt or any of its Subsidiaries, (iii) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Watson Wyatt or any of its Subsidiaries or other equity equivalent or equity-based award or right, (iv) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Watson Wyatt or any of its Subsidiaries, or obligations of Watson Wyatt or any of its Subsidiaries to issue, any shares of capital stock of Watson Wyatt or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Watson Wyatt or any of its Subsidiaries or rights or interests described in clause (iii) or (v) obligations of Watson Wyatt or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

(c) Except for the Watson Wyatt Voting Agreement and as set forth under the Watson Wyatt Equity Plans, there are no stockholder agreements, voting trusts or other agreements or understandings to which Watson Wyatt or any of its Subsidiaries is a party or on file with Watson Wyatt with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other equity interest of Watson Wyatt or any of its Subsidiaries.

(d) Watson Wyatt has made available to Towers Perrin true and complete copies of all Watson Wyatt Equity Plans and the forms of all agreements evidencing outstanding awards under Watson Wyatt Equity Plans.

(e) As of the Effective Time, there will not be any outstanding (i) securities of Watson Wyatt or any of its Subsidiaries that are convertible into or exchangeable or exercisable for shares of capital stock of Watson Wyatt or other voting securities or equity interests of Watson Wyatt or any of its Subsidiaries or (ii) any other equity equivalent or equity-based award or right with respect to Watson Wyatt or any of its Subsidiaries.

Section 4.3 Subsidiaries.

(a) Section 4.3 of the Watson Wyatt Disclosure Letter sets forth a true and complete list of each Subsidiary of Watson Wyatt, including its jurisdiction of incorporation or formation, and a true and complete list of each other corporation, partnership, limited liability company or other entity that is not a Subsidiary but in which Watson Wyatt, directly or indirectly, has a material equity interest (collectively, the “Watson Wyatt Minority Interest Businesses”). Except for the capital stock of, or other equity or voting interests in, its Subsidiaries and its interests in the Watson Wyatt Minority Interest Businesses, Watson Wyatt does not own, directly or indirectly, any material equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, or make any material loan, capital contribution, guarantee or credit enhancement to, or other material investment in, any Person.

(b) Except for Watson Wyatt’s Significant Subsidiaries, none of Watson Wyatt’s Subsidiaries, other than non-operating Subsidiaries, individually:

(i) has assets or liabilities (contingent or direct) in excess of $40,000,000 as of December 31, 2008; or

(ii) had consolidated revenues in excess of $30,000,000 for the fiscal year ended June 30, 2008.

Section 4.4 Authority.

(a) Watson Wyatt has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Watson Wyatt and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Watson Wyatt and no other corporate proceedings on the part of Watson Wyatt are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Watson Wyatt Merger, to the adoption and approval of this Agreement by holders of a majority of the combined voting power of the shares of Watson Wyatt Common Stock outstanding and entitled to vote at a duly called meeting of holders of Watson Wyatt Common Stock at which a quorum is present (the “Watson Wyatt Stockholder Approval”), and the filing of the Watson Wyatt Certificate of Merger with the Delaware Secretary of State as required by the DGCL. This Agreement has been duly executed and delivered by Watson Wyatt and, assuming the due authorization, execution and delivery by Towers Perrin, Holding Company and the Merger Subsidiaries, constitutes a valid and binding obligation of Watson Wyatt, enforceable against Watson Wyatt in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

(b) The Watson Wyatt Board, at a meeting duly called and held, duly adopted resolutions (i) determining that the terms of this Agreement, the Watson Wyatt Merger and the other transactions contemplated hereby are fair to and in the best interests of Watson Wyatt’s stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Watson Wyatt Merger, (iii) directing that this Agreement be submitted to the stockholders of Watson Wyatt for adoption and approval and (iv) resolving to recommend that Watson Wyatt’s stockholders vote in favor of the adoption and approval of this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as may be permitted by Section 5.2.

(c) Assuming that neither Towers Perrin nor any of its “affiliates” or “associates” is an “interested stockholder” (each term, as defined in Section 203 of the DGCL): (i) the Watson Wyatt Stockholder Approval is the only vote of the holders of any class or series of Watson Wyatt’s capital stock or other securities required in connection with the consummation of the Watson Wyatt Merger; and (ii) no other vote of the holders of any class or series of Watson Wyatt’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Watson Wyatt.

Section 4.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Watson Wyatt, and the consummation by Watson Wyatt of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation, bylaws or the equivalent organizational documents of Watson Wyatt or any of Watson Wyatt’s Significant Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Watson Wyatt or any of Watson Wyatt’s Significant Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Watson Wyatt or any of Watson Wyatt’s Significant Subsidiaries is a party or by which Watson Wyatt or any of Watson Wyatt’s Significant Subsidiaries or any of their respective properties are bound (other than Contracts pursuant to which Watson Wyatt and/or any of its Subsidiaries provides services or products to any client), except in the case of clauses (ii) and (iii) above for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Watson Wyatt, and the consummation by Watson Wyatt of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as are required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and “blue sky” Laws or securities Laws of jurisdictions other than the United States, (ii) the filings required under the HSR Act and any filings required under the applicable requirements of Foreign Antitrust Laws, (iii) such filings as are necessary to comply with the applicable requirements of the NYSE and The NASDAQ Stock Market (“NASDAQ”), (iv) the filing with the SEC of the Registration Statement and the Joint Proxy Statement/Prospectus and such other reports under the Securities Act and the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby and obtaining from the SEC such orders as may be required in connection therewith, (v) the filing with the Delaware Secretary of State of the Watson Wyatt Certificate of Merger, (vi) the filing with the Delaware Secretary of State of the Amended Holding Company Charter and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect.

Section 4.6 SEC Reports; Financial Statements.

(a) Watson Wyatt has timely filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since December 31, 2007 (all such forms, reports, statements, certificates and other documents filed since December 31, 2007 and prior to the date hereof, together with all filings after the date hereof and prior to the Effective Time or earlier termination of this Agreement, collectively, the “Watson Wyatt SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Watson Wyatt SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. Except to the extent that information in any Watson Wyatt SEC Document has been revised or superseded by a subsequently filed Watson Wyatt SEC Document, none of the Watson Wyatt SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Watson Wyatt has made available to Towers Perrin true and complete copies of all non-public correspondence received from the SEC with respect to all forms, reports and other documents filed by Watson Wyatt with the SEC since December 31, 2007, and all non-public correspondence and filings with the SEC in response thereto. To the knowledge of Watson Wyatt, it has responded to (as applicable), and is not aware of any outstanding issues remaining with respect to, all comments received from the SEC with respect to all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) filed by Watson Wyatt with the SEC since December 31, 2007.

(b) The audited consolidated financial statements of Watson Wyatt (including any related notes thereto) included in Watson Wyatt’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed with the SEC (collectively referred to as the “Watson Wyatt Financial Statements”) and the unaudited consolidated financial statements of Watson Wyatt (including any related notes thereto) included in Watson Wyatt’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC (collectively referred to as the “Watson Wyatt Interim Financial Statements“) (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of Watson Wyatt and its Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position, results of operations and cash flows of Watson Wyatt and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (except as otherwise noted therein and subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material).

(c) Except as and to the extent adequately accrued or reserved against in the audited consolidated balance sheet of Watson Wyatt and its Subsidiaries as at June 30, 2008 (such balance sheet, together with all related notes and schedules thereto, the “Watson Wyatt Balance Sheet”), neither Watson Wyatt nor any of its Subsidiaries has any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due and whether or not required by GAAP to be recorded or reflected in a consolidated balance sheet of Watson Wyatt and its Subsidiaries or disclosed in the notes thereto, except for liabilities and obligations (i) arising out of or in connection with this Agreement and the transactions contemplated hereby or (ii) that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Watson Wyatt Material Adverse Effect.

(d) The books of account and financial records of Watson Wyatt and its Subsidiaries are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practice.

(e) Watson Wyatt has disclosed, based on its most recent evaluation prior to the date hereof, to Watson Wyatt’s auditors and the audit committee of the Watson Wyatt Board (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect Watson Wyatt’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in Watson Wyatt’s internal controls over financial reporting.

Section 4.7 Properties. Watson Wyatt or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of Watson Wyatt’s material real properties and tangible assets, free and clear of all Liens other than (a) Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Watson Wyatt or such Subsidiary consistent with past practice and (c) Permitted Liens. This Section 4.7 does not relate to Watson Wyatt Intellectual Property, which is the subject of Section 4.18.

Section 4.8 Certain Information. None of the information supplied or to be supplied by Watson Wyatt for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (a) the Registration Statement, or any amendment or supplement thereto will, at the time the Registration Statement or any amendment or supplement thereto is filed and when the same becomes effective, at the time of the Towers Perrin Shareholder Meeting or the Watson Wyatt Stockholder Meeting or at the Closing or the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) (i) the Joint Proxy Statement/Prospectus or (ii) the Class S Election Offer (if any) will, at the time of mailing to stockholders of Watson Wyatt and/or Towers Perrin (as applicable), at the Class R Election Deadline, at the Class S Election Deadline (if applicable), and at the time of the Towers Perrin Shareholder Meeting or the Watson Wyatt Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Watson Wyatt makes no representation or warranty with respect to any information supplied by Towers Perrin, Pennsylvania Merger Sub, Delaware Merger Sub or Holding Company which is contained in any of the foregoing documents.

Section 4.9 Absence of Certain Changes or Events. Since June 30, 2008 (a) Watson Wyatt and its Significant Subsidiaries have conducted their businesses, in all material respects, in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Watson Wyatt Material Adverse Effect; and (c) none of Watson Wyatt or any of its Significant Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(a).

Section 4.10 Litigation. There is no Action pending or, to the knowledge of Watson Wyatt, threatened in writing against Watson Wyatt or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Watson Wyatt or any of its Subsidiaries (in such individual’s capacity as such) that (a) was commenced by a Governmental Entity, (b) seeks material injunctive or other non-monetary relief or (c) if determined adversely to Watson Wyatt or any of its Subsidiaries would reasonably be expected to have a Watson Wyatt Material Adverse Effect; provided, that solely for purposes of this Section 4.10, “Action” shall not include any individual employment claim in which the total damages asserted against Watson Wyatt and its Subsidiaries do not exceed $500,000. Neither Watson Wyatt nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect. To the knowledge of Watson Wyatt there is no Action pending or threatened against Watson Wyatt or any of its Subsidiaries that seeks to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

Section 4.11 Compliance with Laws. Watson Wyatt and each of its Significant Subsidiaries are, and since June 30, 2007 have been, in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Watson Wyatt Material Adverse Effect. None of Watson Wyatt or any of its Significant Subsidiaries has received, since December 31, 2008, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. Watson Wyatt and each of its Significant Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Watson Wyatt Permits”) necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except for any Watson Wyatt Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect. All Watson Wyatt Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect.

Section 4.12 Benefit Plans.

(a) Section 4.12(a) of the Watson Wyatt Disclosure Letter sets forth a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA, “multiemployer plans” (within the meaning of ERISA Section 3(37)), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other material arrangements, in each case whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, under which any employee or former employee of Watson Wyatt or its Subsidiaries has any present or future right to material benefits or Watson Wyatt or its Subsidiaries has had or has any present or future material liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Watson Wyatt Plans.” With respect to each Watson Wyatt Plan, Watson Wyatt has furnished or made available to Towers Perrin a current, accurate and complete copy thereof or a summary thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, if applicable, (iii) any summary plan description and other written communications by Watson Wyatt or its Subsidiaries to their employees concerning the extent of the benefits provided under a Watson Wyatt Plan and (iv) for the two most recent years, if applicable, (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b) (i) Each Watson Wyatt Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) each of Watson Wyatt and its Subsidiaries has performed all material obligations required to be performed by it under any Watson Wyatt Plan and, to the knowledge of Watson Wyatt, is not in any material respect in default under or in violation of any Watson Wyatt Plan and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the knowledge of Watson Wyatt, threatened in writing with respect to any Watson Wyatt Plan by any current or former employee, officer or director of Watson Wyatt or any of its Subsidiaries that would reasonably be expected to have a Watson Wyatt Material Adverse Effect.

(c) Each Watson Wyatt Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the knowledge of Watson Wyatt, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected adversely to affect the qualified status of any such Watson Wyatt Plan or the exempt status of any such trust.

(d) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Watson Wyatt or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Watson Wyatt under Section 4001 of ERISA or Section 414 of the Code (a “Watson Wyatt ERISA Affiliate”). Watson Wyatt and its Subsidiaries have no liability (contingent or direct) with respect to any multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA has been required to be filed for any Watson Wyatt Plan or by any Watson Wyatt ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the PBGC under Section 302 of ERISA or Section 412 or Section 430 of the Code.

(e) All contributions required to be made under each Watson Wyatt Plan, as of the date hereof, have been timely made and all obligations in respect of each Watson Wyatt Plan have been properly accrued and reflected in Watson Wyatt Financial Statements. Neither any Watson Wyatt Plan nor any single-employer plan of a Watson Wyatt ERISA Affiliate has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither any Watson Wyatt Plan nor any single-employer plan of a Watson Wyatt ERISA Affiliate has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed plan year. It is not reasonably anticipated that any Watson Wyatt Plan is, or is expected to be, in “at-risk” status (as defined in Section 430 of the Code or Section 303 of ERISA).

(f) With respect to Watson Wyatt Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Watson Wyatt Plans”), except as would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect, (i) all amounts required to be reserved under each book reserved Non-US Watson Wyatt Plan have been so reserved in accordance with GAAP and (ii) each Non-US Watson Wyatt Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Law.

(g) Any arrangement of Watson Wyatt or any of its Subsidiaries that is subject to Section 409A of the Code was administered in reasonable, good faith compliance with the requirements of Section 409A through December 31, 2008, and all arrangements of Watson Wyatt or any of its Subsidiaries that are subject to Section 409A, provide for payment after December 31, 2008 and were in existence on such date have been amended to comply with the requirements of the final regulations under Section 409A, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect. Neither Watson Wyatt nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 409A of the Code, except as would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect.

(h) Neither the execution of this Agreement, approval of this Agreement nor the consummation of the transactions contemplated hereby will, pursuant to the terms of any Watson Wyatt Plan, (i) entitle any employees of Watson Wyatt to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Watson Wyatt Plans or (iii) limit or restrict the right of Watson Wyatt or, after the consummation of the Mergers or any other transactions contemplated hereby, Holding Company, to merge, amend or terminate any of the Watson Wyatt Plans.

(i) Neither Watson Wyatt nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement, including, without limitation, the payment of any “excess parachute payments” within the meaning of Section  280G of the Code.

Section 4.13 Labor Matters. There are no collective bargaining agreements or other labor union contracts applicable to any employees of Watson Wyatt or any of its Subsidiaries. To the knowledge of Watson Wyatt, except as would not be material to Watson Wyatt’s business, no current employee or officer of Watson Wyatt or any of its Subsidiaries intends, or is expected, to terminate his employment relationship with such entity following the consummation of the transactions contemplated by this Agreement. Since June 30, 2007, except as would not be expected to have, individually or in the aggregate, a Watson Wyatt Material Adverse Effect, Watson Wyatt and its Subsidiaries have complied with all laws respecting employment of labor.

Section 4.14 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect, Watson Wyatt and its Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Watson Wyatt Environmental Permits. There are no material claims pursuant to any Environmental Law pending or, to Watson Wyatt’s knowledge, threatened against Watson Wyatt or its Subsidiaries.

(b) For purposes of this Agreement, “Watson Wyatt Environmental Permits” means all Watson Wyatt Permits under any Environmental Law.

Section 4.15 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect: (i) Watson Wyatt and its Subsidiaries have timely filed all Tax Returns required to be filed by them on or prior to the date of this Agreement and have paid all Taxes shown as due on such Tax Returns; (ii) there are no Tax liens on the assets of Watson Wyatt or any of its Subsidiaries (except for statutory Liens for Taxes not yet due and payable), (iii) no deficiency for any Tax has been asserted or assessed by a Governmental Entity in writing against Watson Wyatt or any of its Subsidiaries that has not been satisfied by payment, settled, withdrawn or is being contested in good faith; (iv) the Watson Wyatt Interim Financial Statements reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by Watson Wyatt and its Subsidiaries accrued through the date of such financial statements and (v) none of Watson Wyatt or its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing or similar agreement or arrangement.

(b) Neither Watson Wyatt nor any of its Subsidiaries has been a party to any distribution occurring in the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

(c) Neither Watson Wyatt nor any of its Affiliates has taken or agreed to take any action nor is Watson Wyatt aware of any agreement, plan, or other circumstance that would prevent the Mergers from qualifying as an exchange within the meaning of Section 351 of the Code. Neither Watson Wyatt nor any of its Affiliates has taken or agreed to take any action nor is Watson Wyatt aware of any agreement, plan, or other circumstance that would prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code other than as a result of the failure to satisfy the Control Test.

Section 4.16 Contracts.

(a) Section 4.16 of the Watson Wyatt Disclosure Letter lists each of the following types of Contracts to which Watson Wyatt or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any Contract required to be filed by Watson Wyatt as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Watson Wyatt on a Current Report on Form 8-K;

(ii) any Contract that limits in any material respect the ability of Watson Wyatt or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit in any material respect the ability of Holding Company or any of its Subsidiaries, including Surviving Towers Perrin and Surviving Watson Wyatt) to compete in any line of business or with any Person or in any geographic area;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar agreement or arrangement involving a potential commitment or payment by Watson Wyatt or any of its Subsidiaries in excess of $2,000,000 annually;

(iv) any Contract relating to Indebtedness and having an outstanding principal amount in excess of $2,000,000;

(v) any Contract, other than Contracts for the lease of real property by Watson Wyatt or its Subsidiaries (each, a “Watson Wyatt Real Property Lease”) and Contracts pursuant to which Watson Wyatt and/or any of its Subsidiaries provides services to any client, that by its terms calls for aggregate payment or receipt by Watson Wyatt and its Subsidiaries under such Contract of more than $2,000,000 over the remaining term of such Contract;

(vi) any U.S. Master Services Agreements (or similar master agreements) pursuant to which Watson Wyatt and/or any of its Subsidiaries provides services to any client and under which Watson Wyatt and its Subsidiaries recognized more than $8,000,000 in revenues during its most recently completed fiscal year;

(vii) any Watson Wyatt Real Property Lease that by its terms calls for aggregate annual rent payments of more than $1,000,000 by Watson Wyatt and its Subsidiaries;

(viii) any Contract that is a license agreement that is material to the business of Watson Wyatt and its Subsidiaries, taken as a whole, pursuant to which Watson Wyatt or any of its Subsidiaries is a party and licenses in or licenses out Watson Wyatt Intellectual Property (as defined below), other than license agreements for software that is generally commercially available;

(ix) any Contract that provides for any standstill or similar obligations to which Watson Wyatt or any of its Subsidiaries is subject;

(x) any Contract not entered into in the ordinary course of business between Watson Wyatt or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of Watson Wyatt; and

(xi) any Contract (other than Contracts pursuant to which Watson Wyatt and/or any of its Subsidiaries provides services or products to any client) that is material to the business of Watson Wyatt and its Subsidiaries, taken as a whole, that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement and which consent or other provision, if not obtained, would result in a Watson Wyatt Material Adverse Effect.

Each contract of the type described in clauses (i) through (xi) is referred to herein as a “Watson Wyatt Material Contract.”

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Watson Wyatt Material Adverse Effect, each Watson Wyatt Material Contract (i) is valid and binding on Watson Wyatt or the applicable Subsidiary, as the case may be, and, to the knowledge of Watson Wyatt and subject to the Bankruptcy and Equity Exception, the counterparties thereto, and is in full force and effect and (ii) other than Contracts pursuant to which Towers Perrin and/or any of its Subsidiaries provides services or products to any client, upon consummation of the transactions contemplated by this Agreement shall, to the knowledge of Watson Wyatt, continue in full force and effect without penalty or other adverse consequence pursuant to the terms of such Watson Wyatt Material Contract. None of Watson Wyatt nor any of its Subsidiaries is in breach of, or default under, any Watson Wyatt Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Watson Wyatt Material Adverse Effect. Watson Wyatt has made available to Towers Perrin true and complete copies of all Watson Wyatt Material Contracts, including any amendments thereto.

Section 4.17 Insurance. Section 4.17 of the Watson Wyatt Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material errors & omissions insurance, directors & officers liability insurance, comprehensive general liability insurance and fiduciary insurance policies issued in favor of Watson Wyatt or any of its Significant Subsidiaries, or pursuant to which Watson Wyatt or any of its Significant Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic occurrence-based policies still in force. All such material insurance policies of Watson Wyatt and its Significant Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of Watson Wyatt reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither Watson Wyatt nor any of its Significant Subsidiaries is in material breach or default, and neither Watson Wyatt nor any of its Significant Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any of such material insurance policies. Since January 1, 2008, no notice of cancellation or termination has been received with respect to any such material insurance policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby.

Section 4.18 Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Watson Wyatt Material Adverse Effect, either Watson Wyatt or a Subsidiary of Watson Wyatt owns, or is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all trademarks or servicemarks (whether registered or unregistered), trade names, domain names, copyrights (whether registered or unregistered), patents, trade secrets or other intellectual property of any kind used in their respective businesses as currently conducted (collectively, the “Watson Wyatt Intellectual Property”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Watson Wyatt Material Adverse Effect, (a) there are no pending or, to the knowledge of Watson Wyatt, threatened claims by any Person alleging infringement, misappropriation or dilution by Watson Wyatt or any of its Significant Subsidiaries of the intellectual property rights of any Person; (b) to the knowledge of Watson Wyatt, the conduct of the businesses of Watson Wyatt and its Significant Subsidiaries has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any intellectual property rights of any Person; (c) to the knowledge of Watson Wyatt, no Person is infringing, misappropriating or diluting any Watson Wyatt Intellectual Property; and (d) Watson Wyatt and its Significant Subsidiaries have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks.

Section 4.19 State Takeover Statutes. Neither the restrictions contained in Section 203 of the DGCL nor any other Takeover Law is, or at the Effective Time will be, applicable to the Watson Wyatt Merger, assuming that neither Towers Perrin nor any of its “affiliates” or “associates” is an “interested stockholder” (each term, as defined in Section 203 of the DGCL).

Section 4.20 Brokers. No broker, investment banker, financial advisor or other Person, other than Banc of America Securities LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Watson Wyatt or any of its Affiliates. The fees and expenses of Banc of America Securities LLC will be paid by Holding Company upon or following the Effective Time, unless this Agreement is terminated, in which event they will be paid by Watson Wyatt.

Section 4.21 Opinion of Financial Advisor. Watson Wyatt has received the opinion of Banc of America Securities LLC, dated as of the date of this Agreement, to the effect that, as of such date, the Watson Wyatt Merger Consideration is fair, from a financial point of view, to each holder of Watson Wyatt Shares, a signed true and complete copy of which opinion has been or will promptly be provided to Towers Perrin.

Section 4.22 No Additional Representations. Except for the representations and warranties made by Watson Wyatt in this Article IV, neither Watson Wyatt nor any other Person makes any express or implied representation or warranty with respect to Watson Wyatt or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Watson Wyatt hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Watson Wyatt nor any other Person makes or has made any representation or warranty to Towers Perrin, Holding Company, the Merger Subsidiaries or any of their Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Watson Wyatt, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by Watson Wyatt in this Article IV, any oral or written information presented to Towers Perrin, Holding Company, the Merger Subsidiaries or any of their Affiliates or Representatives in the course of their due diligence investigation of Watson Wyatt, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, except as consented to in writing in advance by Watson Wyatt or Towers Perrin to the extent permitted by applicable Law, as the case may be (which consent shall not be unreasonably withheld or delayed), or as otherwise specifically required or contemplated by this Agreement, each of Watson Wyatt and Towers Perrin shall, and shall cause each of its respective Subsidiaries to, carry on its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, except as set forth in Section 5.1 of the Towers Perrin Disclosure Letter or in Section 5.1 of the Watson Wyatt Disclosure Letter; provided, that the foregoing shall not apply to headcount reductions that management of Watson Wyatt or Towers Perrin, as the case may be, determines in its reasonable discretion to be necessary or appropriate in conducting its business and/or the business of any of its Subsidiaries. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1 of the Towers Perrin Disclosure Letter or in Section 5.1 of the Watson Wyatt Disclosure Letter, (ii) as specifically required by this Agreement (iii) all actions taken by Towers Perrin and its Subsidiaries in connection with issuing the Towers Perrin RSUs, and all subsequent actions that Towers Perrin deems necessary or appropriate in connection with the Towers Perrin RSUs, in each case which are consistent with the terms of this Agreement or (iv) as required by applicable Law, each of Watson Wyatt and Towers Perrin shall not, and shall not permit any of its respective Subsidiaries, without Watson Wyatt’s or Towers Perrin’s prior written consent, as the case may be (which consent shall not be unreasonably withheld or delayed and, in the case of Section 5.1(b) and (e), shall be deemed given by Watson Wyatt or Towers Perrin, as applicable, in the event such Party shall not have responded within ten (10) Business Days following delivery of a written request for such consent), to:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for (A) regularly scheduled quarterly dividends to holders of Watson Wyatt Common Stock payable by Watson Wyatt in the ordinary course of business and (B) dividends by a wholly owned Subsidiary of Towers Perrin or Watson Wyatt to its parent;

(ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Towers Perrin, Watson Wyatt or their respective Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests other than pursuant to the terms of awards outstanding under the Watson Wyatt Equity Plans, except for repurchases by Watson Wyatt of Watson Wyatt Common Stock in the ordinary course of business and repurchases by Towers Perrin of Towers Perrin Shares in the ordinary course of business;

(iii) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests; or

(iv) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of Towers Perrin or Watson Wyatt on a deferred basis or other rights linked to the value of Towers Perrin Shares or Watson Wyatt Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Towers Perrin Shares upon the exercise of Towers Perrin Warrants or outstanding on June 25, 2009 in accordance with their terms as in effect on such date, the issuance of awards under Watson Wyatt Equity Plans and issuances of Watson Wyatt Common Stock pursuant to the terms of awards outstanding on June 26, 2009 under the Watson Wyatt Equity Plans in accordance with their terms);

(b) amend, authorize or propose to amend its certificate of incorporation or bylaws (or similar organizational documents);

(c) other than acquisitions (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) and other business combinations (collectively, “Acquisitions”) (i) that would not reasonably be expected to delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby and (ii) for which the fair market value of the total consideration paid by a Party and its Subsidiaries does not exceed $5,000,000 for any one Acquisition or $10,000,000 in the aggregate for all such Acquisitions, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, rights or properties; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any delay in the receipt of any Requisite Regulatory Approval (as defined below) or (ii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

(d) other than (i) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any material delay in the receipt of any Requisite Regulatory Approval and (ii) other dispositions of assets (including Subsidiaries) if the fair market value of the total consideration received therefrom does not exceed in the aggregate $500,000, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets, rights or properties (including capital stock of its Subsidiaries and indebtedness of others held by a Party and its Subsidiaries) which are material, individually or in the aggregate, to its business;

(e) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or other reorganization; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any delay in the receipt of any Requisite Regulatory Approval (as defined below) or (ii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

(f) (i) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business), or guarantee any such indebtedness of any other Person, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of Watson Wyatt or Towers Perrin, as the case may be, or any of their respective Subsidiaries, guarantee any debt securities of any other Person, enter into any “keepwell” or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing (collectively, “Indebtedness”), or amend, modify or refinance any Indebtedness other than in the ordinary course of business or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances, capital contributions or investments to or from any direct or indirect wholly owned Subsidiary of Towers Perrin or Watson Wyatt;

(g) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, except in the ordinary course of business, consistent with past practice;

(h) pay, discharge, settle or satisfy any liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Towers Perrin or Watson Wyatt, as the case may be for amounts not in excess of such reserves or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

(i) (i) modify, amend, terminate, cancel or extend any Watson Wyatt Material Contract or Towers Perrin Material Contract or (ii) enter into any Contract (other than a contract to provide services to a new or existing client) that if in effect on the date hereof would be a Watson Wyatt Material Contract or Towers Perrin Material Contract, other than, in each case, in the ordinary course of business consistent with past practice;

(j) commence any Action (other than in the ordinary course of business consistent with past practice or as a result of an Action commenced against Towers Perrin or Watson Wyatt, as the case may be, or any of their respective Subsidiaries), or compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice;

(k) change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalue any of its material assets, including, without limitation accounts receivable or work-in-progress inventory;

(l) settle or compromise, any material liability for Taxes for an amount in excess of $500,000 in any particular instance, make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or change any method of accounting for Tax purposes;

(m) change its fiscal year;

(n) except to the extent required by Law, by any Contract in effect as of the date hereof, or in the ordinary course of business consistent with past practice, (i) materially increase the compensation, severance, change in control or termination pay or benefits of any current or former director, officer, employee, independent contractor or consultant of Towers Perrin or Watson Wyatt or (ii) amend or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not materially increase the cost to Towers Perrin or Watson Wyatt or any of their respective Subsidiaries of maintaining the applicable compensation or benefit plan);

(o) renew or enter into any non-compete, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the operations of Towers Perrin or Watson Wyatt, as the case may be, or any of their respective Subsidiaries or Affiliates;

(p) enter into (including via any Acquisition) any new line of business which represents a material change in its operations and which is material to it and its Subsidiaries taken as a whole, or make any material change to its or its Subsidiaries’ businesses, except as required by Law;

(q) take any action with the knowledge that such action would, or is reasonably likely to, prevent the Mergers from qualifying as an exchange within the meaning of Section 351 of the Code and/or reorganizations within the meaning of Section 368(a) of the Code other than as a result of the failure to satisfy the Control Test;

(r) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in any of the conditions to the Mergers set forth in Article VI not being satisfied;

(s) cancel any material insurance policies, or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of this Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms; or

(t) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Notwithstanding anything herein to the contrary, nothing in this Section 5.1 shall directly or indirectly prohibit, restrict or impose any condition on (x) the conduct of Watson Wyatt’s business in a manner that would breach Section 7.8 of the Watson Wyatt Credit Agreement; or (y) on the conduct of Towers Perrin’s business in a manner that would breach Section 9.11 of the Towers Perrin Credit Agreement.

Section 5.2 No Solicitation.

(a) Neither Watson Wyatt nor Towers Perrin shall, and neither Watson Wyatt nor Towers Perrin shall authorize any of their respective Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) of Towers Perrin, Watson Wyatt, or any of their respective Subsidiaries to, directly or indirectly, (i) solicit, initiate, endorse, knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, propose or agree to do any of the foregoing. Each of Watson Wyatt and Towers Perrin shall, and shall cause each of their respective Subsidiaries and the Representatives of Towers Perrin, Watson Wyatt and their respective Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal and (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries or Representatives is a party with respect to any Acquisition Proposal, and to enforce the provisions of any such agreement. Each Party shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each Person, if any, that has heretofore executed a confidentiality agreement within the six months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information or data heretofore furnished to any Person by or on behalf of it or any of its Subsidiaries. Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Towers Perrin Shareholder Approval (with respect to Towers Perrin) or the Watson Wyatt Stockholder Approval (with respect to Watson Wyatt), (1) Towers Perrin or Watson Wyatt, as applicable, receives a written Acquisition Proposal that its respective board of directors believes in good faith to be bona fide, (2) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 5.2, (3) the Towers Perrin Board or the Watson Wyatt Board, as applicable, determines in good faith (after consultation with its outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (4) the Towers Perrin Board or the Watson Wyatt Board, as applicable, determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in the following clause (x) or (y) would constitute a breach of its fiduciary duties under applicable Law (provided, that in making such determination Towers Perrin may consider the factors set forth in Section 1715 of the PBCL), then Towers Perrin or Watson Wyatt, as applicable, may (x) furnish information with respect to itself and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Towers Perrin or Watson Wyatt, as applicable, than, those set forth in the Confidentiality Agreement; provided, that any non-public information provided to any Person given such access shall have been previously provided to Watson Wyatt or Towers Perrin, as applicable, or shall be provided to Watson Wyatt or Towers Perrin, as applicable, prior to or concurrently with the time it is provided to such Person and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, further, that solely for purposes of this sentence, all references to “15%” in the definition of Acquisition Proposal shall be replaced by “30%”.

(b) Neither the Towers Board, the Watson Wyatt Board nor any committee thereof shall (i)(A)withdraw (or modify or qualify in any manner adverse to Watson Wyatt, Holding Company, the Merger Subsidiaries or Towers Perrin, as applicable) the approval, recommendation or declaration of advisability by the Towers Perrin Board, the Watson Wyatt Board or any committee thereof of this Agreement, the Mergers, the Amended and Restated Holding Company Charter or any of the other transactions contemplated hereby, (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal or (C) resolve, agree or propose to take any such actions (each such action set forth in this Section 5.2(b)(i) being referred to herein as an “Adverse Recommendation Change”) or (ii) cause or permit Towers Perrin or Watson Wyatt, as applicable, to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an “Alternative Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal or (iii) resolve, agree or propose to take any such actions. Notwithstanding the foregoing, at any time prior to obtaining the Towers Perrin Shareholder Approval or the Watson Wyatt Stockholder Approval, as applicable, the Towers Perrin Board or the Watson Wyatt Board, as applicable, may make an Adverse Recommendation Change in response to a Superior Proposal if the Towers Perrin Board or the Watson Wyatt Board, as applicable, determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties under applicable Law (provided, that in making such determination Towers Perrin may consider the factors set forth in Section 1715 of the PBCL), taking into account all adjustments to the terms of this Agreement that may be offered by Watson Wyatt or Towers Perrin, as applicable, pursuant to this Section 5.2(b); provided, however, that (1) no Adverse Recommendation Change may be made until after the third (3rd) Business Day following Watson Wyatts or Towers Perrins, as applicable, receipt of written notice from Towers Perrin or Watson Wyatt, as applicable, advising Watson Wyatt or Towers Perrin, as applicable, that the Towers Perrin Board or the Watson Wyatt Board, as applicable, intends to make an Adverse Recommendation Change and specifying the reasons therefor, including the terms and conditions of, and the identity of any Person making, the Superior Proposal that is the basis of the proposed action by the Towers Perrin Board or the Watson Wyatt Board, as applicable, and contemporaneously furnishing a copy of the applicable Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by Towers Perrin or Watson Wyatt, as applicable, and a new three (3) Business Day period), (2) during such three (3) Business Day period, Towers Perrin or Watson Wyatt, as applicable, shall, and shall cause its financial and legal advisors to, negotiate with Watson Wyatt or Towers Perrin, as applicable, in good faith (to the extent Watson Wyatt or Towers Perrin, as applicable, seeks to negotiate) to make such adjustments to the terms and conditions of this Agreement as would enable the Towers Perrin Board or the Watson Wyatt Board, as applicable, to proceed with its recommendation of this Agreement and not make an Adverse Recommendation Change and (3) neither Towers Perrin nor Watson Wyatt shall make an Adverse Recommendation Change if, prior to the expiration of such three (3) Business Day period, the other party agrees to adjust the terms and conditions of this Agreement such that the Towers Perrin Board or the Watson Wyatt Board, as applicable, determines in good faith (after consultation with outside counsel and its financial advisor) that its fiduciary duties do not require it to make an Adverse Recommendation Change.

(c) In addition to the obligations of the Parties set forth in Sections 5.2(a) and (b), each of Watson Wyatt and Towers Perrin promptly, and in any event within twenty-four (24) hours) after receipt, shall advise the other party in writing in the event Towers Perrin or Watson Wyatt, as applicable, or any of their respective Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for information, discussion or negotiation that could reasonably be expected to lead to or that contemplates an Acquisition Proposal or (iii) any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal, in each case together with the terms and conditions of such Acquisition Proposal, request, inquiry, proposal or offer and the identity of the Person making any such Acquisition Proposal, request, inquiry, proposal or offer, and shall furnish such other party with a copy of such Acquisition Proposal (or, where such Acquisition Proposal is not in writing, with a description of the material terms and conditions thereof) and any related available documentation or correspondence. Each of Watson Wyatt and Towers Perrin shall keep the other party informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within twenty-four (24) hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, each of Watson Wyatt and Towers Perrin shall promptly (and in any event within twenty-four (24) hours) notify the other party orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(a) or (b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(d) Each of Watson Wyatt and Towers Perrin shall use its reasonable best efforts to promptly inform its and its Significant Subsidiaries’ respective Representatives of the obligations undertaken in this Section 5.2. Each of Watson Wyatt and Towers Perrin agrees that any material violation of the restrictions set forth in this Section 5.2 by any Representative of Towers Perrin, Watson Wyatt or any of their respective Significant Subsidiaries, whether or not such Person is purporting to act on behalf of such party or any of its Subsidiaries or otherwise, shall be deemed to be a material breach of this Agreement by Towers Perrin or Watson Wyatt, as the case may be.

(e) Neither Watson Wyatt nor Towers Perrin shall, and shall cause its respective Subsidiaries not to, enter into any confidentiality or other agreement with any Person subsequent to the date of this Agreement that would restrict such party’s ability to comply with any of the terms of this Section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

(f) Neither Watson Wyatt nor Towers Perrin shall take any action to exempt any Person (other than the other party and its Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing.

(g) Nothing contained in this Section 5.2 shall prohibit Watson Wyatt or Towers Perrin, as applicable, from (i) taking and disclosing a position contemplated by Rule 14e-2(a) and 14d-9 under the Exchange Act or (ii) making any disclosure to Towers Perrin’s shareholders or Watson Wyatt’s stockholders, as the case may be, if the Towers Perrin Board or the Watson Wyatt Board (as applicable) determined in good faith, after consultation with its outside counsel, that the failure to make such disclosure could reasonably be determined to be inconsistent with applicable Law; provided, however, that in no event shall this Section 5.2(g) affect the obligations of Watson Wyatt or Towers Perrin with respect to making an Adverse Recommendation Change; and provided further, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 7.1(c)(ii) and Section 7.1(d)(ii)) unless the Watson Wyatt Board or the Towers Perrin Board, as applicable, expressly reaffirms its recommendation to its stockholders in favor of the adoption of this Agreement, no later than ten (10) Business Days after the date Watson Wyatt or Towers Perrin discloses a position contemplated by Rule 14e-2(a) and 14d-9 under the Exchange Act (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act).

(h) For purposes of this Agreement:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons (other than Watson Wyatt or Towers Perrin or their respective Affiliates) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, (A) of assets or businesses of Watson Wyatt or Towers Perrin (or any Subsidiary or Subsidiaries of such party) that generate 15% or more of the net revenues or net income or that represent 15% or more of the total assets (based on fair market value), of such party and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) of 15% or more of any class of capital stock, other equity security or voting power of Watson Wyatt or Towers Perrin, or any resulting parent company of a party, or (C) involving Watson Wyatt or Towers Perrin or any of their respective Subsidiaries, individually or taken together, whose businesses constitute 15% or more of the net revenues, net income or total assets (based on fair market value) of such party and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (D) any combination of the foregoing, in each case other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal (which, solely for purposes of this definition, shall not include an initial public offering of common stock) that the board of directors of Towers Perrin or Watson Wyatt determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, including the financing terms thereof, which is not subject to any financing condition and, if financing is required, such financing is then fully committed or reasonably determined to be available by such board of directors, and which is reasonably likely to receive all required governmental approvals on a timely basis (A) (1) with respect to Watson Wyatt, is more favorable to Watson Wyatt’s stockholders, from a financial point of view, than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the other party in response to such proposal pursuant to Section 5.2(b) or otherwise, and including any termination fees and expense reimbursement provisions) and (2) with respect to Towers Perrin, is more favorable to Towers Perrin’s shareholders from a financial point of view or otherwise in the best interests of Towers Perrin, as determined pursuant to Section 1715 of the PBCL, than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the other party in response to such proposal pursuant to Section 5.2(b) or otherwise, and including any termination fees and expense reimbursement provisions) and (B) is reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to 15% shall be deemed to be references to “80%.”

Section 5.3 Stockholder Meetings.

(a) Watson Wyatt, acting through the Watson Wyatt Board, shall take all action necessary to convene and hold, as soon as reasonably practicable after the date hereof, the Watson Wyatt Stockholder Meeting and submit this Agreement to Watson Wyatt’s stockholders for a vote. Except in the case of an Adverse Recommendation Change specifically permitted by Section 5.2(b), Watson Wyatt, through the Watson Wyatt Board, shall (i) recommend to Watson Wyatt’s stockholders that they approve and adopt this Agreement, (ii) use all reasonable best efforts to solicit the Watson Wyatt Stockholder Approval, (iii) include such recommendation in the Joint Proxy Statement/Prospectus, and (iv) publicly reaffirm such recommendation within one Business Day after a request to do so by Towers Perrin. Without limiting the generality of the foregoing, Watson Wyatt agrees that its obligations pursuant to the first sentence of this Section 5.3(a) (including, without limitation, the obligation to submit this Agreement to Watson Wyatt’s stockholders for a vote) shall not be affected by the commencement, public proposal, public disclosure, or communication to Watson Wyatt or any other Person of any Acquisition Proposal or the occurrence of any Adverse Recommendation Change. Watson Wyatt shall not submit to the vote of its stockholders any proposal relating to an Acquisition Proposal other than the Mergers prior to the termination of this Agreement.

(b) Towers Perrin, acting through the Towers Perrin Board, shall take all action necessary to convene and hold, as soon as reasonably practicable after the date hereof, the Towers Perrin Shareholder Meeting and submit this Agreement to Towers Perrin’s shareholders for a vote. Except in the case of an Adverse Recommendation Change specifically permitted by Section 5.2(b), Towers Perrin, through the Towers

Perrin Board shall (i) recommend to its shareholders that they approve and adopt this Agreement and approve the amendment of Article VI of the Towers Perrin Bylaws in connection therewith, (ii) use all reasonable best efforts to solicit Towers Perrin Shareholder Approval, (iii) include such recommendation in the Joint Proxy Statement/Prospectus, and (iv) publicly reaffirm such recommendation within one Business Day after a request to do so by Watson Wyatt. Without limiting the generality of the foregoing, Towers Perrin agrees that its obligations pursuant to the first sentence of this Section 5.3(b) (including, without limitation, the obligation to submit this Agreement to Towers Perrin’s shareholders for a vote) shall not be affected by the commencement, public proposal, public disclosure, or communication to Towers Perrin or any other Person of any Acquisition Proposal or the occurrence of any Adverse Recommendation Change. Towers Perrin shall not submit to the vote of its shareholders any proposal relating to an Acquisition Proposal other than the Mergers prior to the termination of this Agreement.

Section 5.4 The Joint Proxy Statement/Prospectus; Registration Statement.

(a) Joint Proxy Statement/Prospectus and Registration Statement. As soon as reasonably practicable after the execution of this Agreement, Holding Company, Watson Wyatt and Towers Perrin shall prepare, and Holding Company shall file with the SEC, the Registration Statement, including the Joint Proxy Statement/Prospectus. Each Party agrees to use reasonable best efforts to cooperate with the other in connection with the preparation and filing of the Registration Statement and Joint Proxy Statement/Prospectus, including providing information to the other Parties with respect to itself as may be reasonably required in connection therewith, including audited financial statements required by SEC rules and regulations. Each Party will use reasonable best efforts to respond to any comments of the SEC, to cause the Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after such filing and to continue to be effective as of the Effective Time and to cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to be mailed to Watson Wyatt’s and Towers Perrin’s stockholders at the earliest practicable time. Each Party agrees to use reasonable best efforts to cooperate with the other in connection with the preparation and delivery of the Class S Election Offer, if applicable.

(b) SEC Comments; Amendments and Supplements. Each Party will notify the other Parties promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Joint Proxy Statement/Prospectus, the Registration Statement, or any other related filing or for additional information related thereto, and will supply the others with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Joint Proxy Statement/Prospectus, the Registration Statement, the Mergers or any other filing relating thereto. The Joint Proxy Statement/Prospectus, the Registration Statement and such other filings will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, and requirements of other applicable Law. If at any time prior to the Effective Time, any event occurs relating to a Party or its Subsidiaries or any of their respective officers, directors, partners, or Affiliates that should be described in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any other related filing, the applicable Party will inform the other Parties promptly after becoming aware of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Watson Wyatt or Towers Perrin such amendment or supplement. The Parties shall cooperate and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement, and any related filings, and each Party shall give reasonable and good faith consideration to all additions, deletions, changes, and other comments suggested by the other Party and its counsel.

Section 5.5 Access to Information; Confidentiality. Each of Parties shall, and shall cause each of its respective Subsidiaries to, afford to the other Parties and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, each Party shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other Parties: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws which is not generally available on the EDGAR internet database and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors); provided, however, that the foregoing shall not require Towers Perrin or Watson Wyatt, as the case may be, or any of their respective Subsidiaries, to provide access to or disclose any information to the extent such access or disclosure would contravene applicable Law, violate or breach the Common Interest and Joint Defense Agreement between Towers Perrin and Watson Wyatt, violate or prejudice the rights of its clients or jeopardize the attorney-client privilege of the institution in possession or control of such information. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All non-public information provided pursuant to this Section 5.5 shall be held confidential in accordance with the terms of the Confidentiality Agreement between Watson Wyatt and Towers Perrin dated as of November 14, 2008 (the “Confidentiality Agreement”). No investigation pursuant to this Section 5.5 or information provided, made available or delivered to Watson Wyatt or Towers Perrin pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder.

Section 5.6 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Watson Wyatt and Towers Perrin shall cooperate with each other and use (and shall cause Holding Company and their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, that are necessary, proper or advisable on its part, under this Agreement and applicable Law, to consummate and make effective, in the most expeditious manner practicable (and in any event no later than the Outside Date), the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to: (i) obtain all required consents, approvals or waivers from, or participate in other discussions or negotiations with, third parties, but only with respect to any Watson Wyatt Material Contract or Towers Perrin Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and all appropriate filings with the applicable Governmental Entities under any applicable Foreign Antitrust Laws within the time periods specified thereunder (or, if such time period is not specified, within a reasonable time) to effect the Closing as soon as practicable, and in furtherance of such obligations each of the Parties hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five (5) days after the date hereof and to make any appropriate filings required under applicable Foreign Antitrust Laws as promptly as reasonably practicable, and to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested by a Governmental Entity pursuant to the HSR Act or applicable Foreign Antitrust Laws and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.6 to cause the expiration or termination of the applicable waiting periods under the HSR Act or applicable Foreign Antitrust Laws, (iii) vigorously resist and contest any Action, including administrative or judicial Action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could reasonably be expected to restrict, prevent, prohibit or delay the consummation of, or otherwise materially reduce the contemplated benefits of, the Mergers or the other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, however, that, subject to the obligations of the Parties under Section 5.6(b), none of the Parties, or their respective Subsidiaries shall commit to the payment of any material fee, penalty or other consideration under, or make any other concession, waiver or amendment under, any Contract in connection with obtaining any consent with respect to such Contract without the prior written consent of the other Parties. Each Party shall furnish to each other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Watson Wyatt and Towers Perrin shall have the right to review in advance and, to the extent practicable, each shall consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Watson Wyatt or Towers Perrin, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or appears in any written materials submitted to, any third party and/or any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement. Subject to applicable Law and the instructions of any Governmental Entity, each Party: (x) shall keep each of the other Parties apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing such other Parties with copies of notices or other written communications received by such Party or any of its Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions; and (y) to the extent practicable under the circumstances, shall provide the other Parties and their respective outside counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby. In exercising the foregoing rights, each Party shall act reasonably and as promptly as practicable.

(b) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.6, if (i) any objections are asserted with respect to the transactions contemplated hereby under any Law, (ii) any Action is instituted (or threatened to be instituted) by any Governmental Entity or private party challenging the Mergers or the other transactions contemplated hereby as violative of any Law or which could reasonably be expected to restrict, prevent, prohibit or delay the consummation of, or otherwise materially reduce the contemplated benefits of, the Mergers or the other transactions contemplated by this Agreement or (iii) any Law, rule, regulation, order or decree is enacted, entered, promulgated or enforced by a Governmental Entity which could reasonably be expected to make the Mergers or the other transactions contemplated by this Agreement illegal or could reasonably be expected to otherwise restrict, prevent, prohibit or delay the consummation of, or otherwise materially reduce the contemplated benefits of, the Mergers or the other transactions contemplated by this Agreement, then each of Watson Wyatt and Towers Perrin shall use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to resolve any such objections, actions or proceedings so as to permit the consummation of the transactions contemplated by this Agreement as soon as practicable (and in any event no later than the Outside Date), including selling, holding separate or otherwise disposing of or conducting its or any of its Subsidiaries’ businesses or assets in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its or any of its Subsidiaries’ businesses or assets in a specified manner, which would resolve such objections, actions or proceedings; provided, however that nothing contained in this Section 5.6 shall require, or be deemed to require, any of the Parties (or any of their respective Subsidiaries) to (i) take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its or its Subsidiaries’ business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to result in the sale or disposition of assets or businesses and/or the termination of any business in any jurisdiction(s), which assets and businesses, in the aggregate, generated more than $150,000,000 of the combined consolidated revenues of Towers Perrin and its Subsidiaries and Watson Wyatt and its Subsidiaries, during the 12 month period ending as of June 30, 2009 or (ii) take any such action that is not conditioned on the consummation of the Mergers. For the avoidance of doubt, no action taken by any Party pursuant to this Section 5.6 (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its or its Subsidiaries’ business in any specified manner) shall result in any change in the relative amount of the Watson Wyatt Merger Consideration to the Towers Perrin Merger

Consideration. Subject to and without modifying the foregoing, neither Party shall make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any proposed settlement, consent decree, commitment or remedy, without consulting with and considering in good faith the views of the other Parties in advance. Each Party shall use its reasonable best efforts to provide full and effective support of the other Parties in all material respects in all such negotiations and discussions to the extent requested by the other Parties.

Section 5.7 Takeover Laws. Towers Perrin, Watson Wyatt, the Towers Perrin Board and the Watson Wyatt Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby, use its reasonable best efforts to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Mergers and the other transactions contemplated hereby.

Section 5.8 Notification of Certain Matters. Each Party shall promptly notify each of the other Parties of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Mergers or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated hereby, if the subject matter of such communication could be material to Holding Company, Towers Perrin, Watson Wyatt or either Surviving Corporation, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries which relate to the Mergers or the other transactions contemplated hereby or (c) any change, condition or event (i) that renders or would reasonably be expected to render any representation or warranty of such Party set forth in this Agreement (disregarding any materiality qualification contained therein) to be untrue or inaccurate in any material respect or (ii) that results or would reasonably be expected to result in, with respect to Towers Perrin, a Towers Perrin Material Adverse Effect or (as applicable), with respect to Watson Wyatt, a Watson Wyatt Material Adverse Effect; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder.

Section 5.9 Indemnification, Exculpation and Insurance.

(a) Watson Wyatt, Towers Perrin and Holding Company agree that:

(i) all rights to indemnification existing in favor of the current or former directors, officers and executive council members of Towers Perrin as provided in the Towers Perrin Charter, the Towers Perrin Bylaws as in effect on the date of this Agreement and all indemnification agreements between such persons and Towers Perrin, for acts or omissions occurring prior to the Effective Time, shall be assumed and performed by Surviving Towers Perrin and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors, officers and executive council members arising out of such acts or omissions, except as otherwise required by applicable Law; and

(ii) all rights to indemnification existing in favor of the current or former directors and officers of Watson Wyatt as provided in the Watson Wyatt Charter, the Watson Wyatt Bylaws and all indemnification agreements between such persons and Watson Wyatt as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time, shall be assumed and performed by Surviving Watson Wyatt and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law.

(b) For a period of six (6) years from and after the Effective Time, Holding Company shall cause to be maintained in effect:

(i) Towers Perrin’s current directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Watson Wyatt), covering each Person currently covered thereby (each, a “Towers Perrin Indemnified Person”, and collectively, the “Towers Perrin Indemnified Persons”), for acts or omissions occurring prior to the Effective Time; provided, that at any time following the Effective Time, Holding Company may (A) substitute therefor directors’ and officers’ liability insurance policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such Towers Perrin Indemnified Persons than Towers Perrin’s existing policies as of the date hereof or (B) require that Surviving Towers Perrin obtain such coverage through a prepaid “tail” insurance policy under its existing insurance programs (with a claims period of at least six (6) years from and after the Effective Time), which Holding Company shall (and, as applicable, shall cause Surviving Towers Perrin to), maintain in full force and effect, for its full term, and to continue to honor its respective obligations thereunder; and provided further, that in no event shall Holding Company or Surviving Towers Perrin be required to pay aggregate annual premiums for insurance under this Section 5.9(b)(i) in excess of 250% of the amount of the aggregate premiums paid by Towers Perrin for fiscal year 2008 for such purpose (which fiscal year 2008 premiums are hereby represented and warranted by Towers Perrin to be as set forth in Section 5.9(b)(i) of the Towers Perrin Disclosure Letter), it being understood that Holding Company shall nevertheless be obligated to provide such coverage as may be obtained for such 250% amount; and

(ii) Watson Wyatt’s current directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Towers Perrin), covering each Person currently covered thereby (each, a “Watson Wyatt Indemnified Person”, collectively, the “Watson Wyatt Indemnified Persons” and, together with the Towers Perrin Indemnified Persons, the “Indemnified Persons”), for acts or omissions occurring prior to the Effective Time; provided, that at any time following the Effective Time, Holding Company may (A) substitute therefor directors’ and officers’ liability insurance policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such Watson Wyatt Indemnified Persons than Watson Wyatt’s existing policies as of the date hereof or (B) require that Surviving Watson Wyatt obtain such coverage through a prepaid “tail” insurance policy under its existing insurance programs (with a claims period of at least six (6) years from and after the Effective Time), which Holding Company shall (and, as applicable, shall cause Surviving Watson Wyatt to), maintain in full force and effect, for its full term, and to continue to honor its respective obligations thereunder; and provided further, that in no event shall Holding Company or Surviving Watson Wyatt be required to pay aggregate annual premiums for insurance under this Section 5.9(b)(ii) in excess of 250% of the amount of the aggregate premiums paid by Watson Wyatt for fiscal year 2008 for such purpose (which fiscal year 2008 premiums are hereby represented and warranted by Watson Wyatt to be as set forth in Section 5.9(b)(ii) of the Watson Wyatt Disclosure Letter), it being understood that Holding Company shall nevertheless be obligated to provide such coverage as may be obtained for such 250% amount.

(c) Holding Company shall (i) cause Surviving Towers Perrin to keep in effect all indemnification agreements and provisions in its articles of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the Towers Perrin Indemnified Persons, to the fullest extent permitted under the PBCL and (ii) cause Surviving Watson Wyatt to keep in effect all indemnification agreements and provisions in its certificate of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the Watson Wyatt Indemnified Persons to the fullest extent permitted under the DGCL, in each case which provisions shall not be amended except as required by applicable Law or except to make changes permitted by Law that would enlarge the right of indemnification of, as applicable, the Towers Perrin Indemnified Persons and/or the Watson Wyatt Indemnified Persons.

(d) Without limiting the other provisions of this Section 5.9, during a period of six (6) years from and after the Effective Time, Holding Company shall, to the fullest extent permitted by Law: (i) indemnify and hold harmless each Indemnified Person against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim action, suit, proceeding or investigation arises out of or pertains to: (A) any act or omission or alleged act or omission taken in such Indemnified Person’s capacity as a director, officer or employee of Towers Perrin, Watson Wyatt or their respective Subsidiaries; or (B) this Agreement or any of the transactions contemplated by this Agreement; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnified Person upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified; provided, however, that Holding Company shall not be required to indemnify or advance expenses to any Indemnified Person in connection with a claim, action, suit, proceeding or investigation (or part thereof) initiated by such Indemnified Person unless such claim, action, suit, proceeding or investigation (or part thereof) was authorized by the Holding Company Board.

(e) In the event that Holding Company, Surviving Towers Perrin, Surviving Watson Wyatt or any of their respective successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Holding Company shall cause proper provision to be made so that the successor and assign of Holding Company, Surviving Towers Perrin and/or Surviving Watson Wyatt, as the case may be, assumes the obligations set forth in this Section 5.9.

(f) The provisions of this Section 5.9 shall survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives.

Section 5.10 Public Announcements. The Parties shall use reasonable best efforts (a) to develop a joint communications plan, (b) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) except in respect of any announcement required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of the NYSE or NASDAQ in which it is contrary to applicable Law to consult with each other as contemplated by this clause (c), to consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release other public statements with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus or as otherwise permitted under Section 5.4, no Party shall issue any press release or otherwise make any public statement or disclosure concerning any other Party or its business, financial condition or results of operations without the prior written consent of Towers Perrin and Watson Wyatt, which consent shall not be unreasonably withheld or delayed; provided, however, that no such prior consent shall be necessary after an Adverse Recommendation Change.

Section 5.11 Plan of Reorganization.

(a) The Parties intend that the Mergers are treated as integrated transfers of Towers Perrin stock and Watson Wyatt stock to Holding Company in exchange for Holding Company Stock and cash and/or Notes in a transaction qualifying as an exchange under Section 351 of the Code. In addition, to the extent either Merger constitutes a reorganization within the meaning of Section 368 of the Code, this Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each Party shall use its commercially reasonable efforts to cause each Merger to qualify as part of an exchange under Section 351 of the Code, or as a reorganization within the meaning of Section 368 of the

Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Mergers from qualifying as an exchange under Section 351 of the Code or as reorganizations within the meaning of Section 368 of the Code other than, in the case of the Towers Perrin Merger, as a result of the failure to satisfy the Control Test. Following the Effective Time, neither the Surviving Corporations nor any of their respective Affiliates knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Mergers from qualifying as an exchange under Section 351 of the Code or as reorganizations within the meaning of Section 368(a) of the Code other than, in the case of the Towers Perrin Merger, as a result of the failure to satisfy the Control Test.

(b) As of the date hereof, Towers Perrin does not know of any reason (i) why it would not be able to deliver to counsel to Towers Perrin and Watson Wyatt, at the date of the legal opinions referred to below, certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable counsel to Towers Perrin and Watson Wyatt to deliver, respectively, the legal opinions contemplated by Section 6.2(f) and Section 6.3(f), and Towers Perrin hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to Towers Perrin would not be able to deliver the opinion required by Section 6.3(f). Towers Perrin will deliver such certificates to counsel to Towers Perrin and Watson Wyatt.

(c) As of the date hereof, Watson Wyatt does not know of any reason (i) why it would not be able to deliver to counsel to Watson Wyatt and Towers Perrin, at the date of the legal opinions referred to below, certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable counsel to Watson Wyatt and Towers Perrin to deliver the legal opinions contemplated by Section 6.2(f) and Section 6.3(f), and Watson Wyatt hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why counsel to Watson Wyatt would not be able to deliver the opinion required by Section 6.2(f). Watson Wyatt will deliver such certificates to counsel to Watson Wyatt and Towers Perrin.

(d) The Parties agree that, for tax purposes, the payment of the Class R Cash Consideration, Class R Note Consideration and Class S Cash Consideration pursuant to Section 2.1(a) shall be treated as having been made in exchange for Towers Perrin Shares pursuant to and as part of the Towers Perrin Merger in a single integrated transaction, and not as separate transactions. The Parties agree to take no position contrary thereto unless required by applicable Law.

Section 5.12 Control of Other Party’s Business. Nothing contained in this Agreement shall give Towers Perrin, directly or indirectly, the right to control or direct the operations of Watson Wyatt or shall give Watson Wyatt, directly or indirectly, the right to control or direct the operations of Towers Perrin, prior to the Effective Time. Prior to the Effective Time, each of Towers Perrin and Watson Wyatt shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.13 Financial Statements.

(a) Towers Perrin shall deliver to Watson Wyatt monthly consolidated non-GAAP management statements of income and expenses for Towers Perrin within thirty (30) days after the end of each calendar month, in the form attached as Exhibit D-1 hereto.

(b) Towers Perrin shall deliver to Watson Wyatt (i) no later than sixty (60) days after the end of each fiscal quarter (other than the fourth fiscal quarter) ended on or prior to Closing, the unaudited consolidated GAAP financial statements of Towers Perrin and its Subsidiaries as at the end of such fiscal quarter, together with all related notes and schedules thereto (collectively referred to as the “Towers Perrin Interim Financial Statements”); and (ii) no later than ninety (90) days after the end of each fiscal year ended prior to Closing, an audited consolidated balance sheet of Towers Perrin and its Subsidiaries as at the end of such fiscal year and the audited consolidated statements of income, retained earnings, cash flow, stockholders’

equity and changes in financial position of Towers Perrin and its Subsidiaries for such fiscal year. Towers Perrin shall use its reasonable best efforts to deliver the information required under the foregoing clause (i) no later than forty-five (45) days after the end of the applicable fiscal quarter and the information required under the foregoing clause (ii) no later than seventy-five (75) days after the end of the applicable fiscal year. The representations set forth in Section 3.6(a) shall be deemed to apply to all financial statements delivered pursuant to this Section 5.13(b), subject, in the case of Towers Perrin Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(c) Watson Wyatt shall deliver to Towers Perrin monthly consolidated non-GAAP management statements of income and expenses for Watson Wyatt within thirty (30) days after the end of each calendar month, in the form attached as Exhibit D-2 hereto.

(d) Watson Wyatt shall deliver to Towers Perrin (i) no later than forty-five (45) days after the end of each fiscal quarter (other than the fourth fiscal quarter) ended prior to Closing, an unaudited consolidated balance sheet of Watson Wyatt and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, retained earnings, cash flow, stockholders’ equity and changes in financial position of Watson Wyatt and its Subsidiaries, together with all related notes and schedules thereto; and (ii) no later than seventy-five (75) days after the end of each fiscal year ended prior to Closing, an audited consolidated balance sheet of Watson Wyatt and its Subsidiaries as at the end of such fiscal year and the audited consolidated statements of income, retained earnings, cash flow, stockholders’ equity and changes in financial position of Watson Wyatt and its Subsidiaries for such fiscal year; provided, that no such financial statements need to be delivered by Watson Wyatt to the extent already filed with the SEC by Watson Wyatt on Form 10-Q or Form 10-K on or prior to the applicable deadline. The representations set forth in Section 4.6(b) shall be deemed to apply to all financial statements delivered pursuant to this Section 5.13(d), subject, in the case of Watson Wyatt Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

Section 5.14 Towers Perrin RSUs and Restricted Class A Holding Company Stock.

(a) Towers Perrin shall, during the period following the date hereof and prior to the Effective Time, issue Towers Perrin RSUs to such of its and its Subsidiaries’ employees as Towers Perrin determines in its sole discretion. Each Towers Perrin RSU will entitle the holder thereof to the consideration specified in the underlying Towers Perrin RSU award agreement (each, a “Towers Perrin RSU Award Agreement”), upon a merger or “change of control” transaction involving Towers Perrin (a “Towers Perrin RSU Triggering Event”). The Towers Perrin Merger will constitute a Towers Perrin RSU Triggering Event. The Towers Perrin RSUs will be non-transferable, and the Towers Perrin RSUs of any holder whose employment with Towers Perrin or its Subsidiaries terminates for any reason prior to a Towers Perrin RSU Triggering Event shall be automatically forfeited and cancelled upon such termination.

(b) The Guaranteed Towers Perrin Awards provide for the payment of consideration, upon a Towers Perrin RSU Triggering Event, with a fair market value equal to the guaranteed dollar amount set forth in the underlying award letter (the “Guaranteed RSU Amount”). None of the Guaranteed Towers Perrin Awards outstanding on the date hereof shall be paid in cash, notwithstanding that such award agreements may allow for the payment of consideration in the form of cash. On or after the second trading day prior to the Closing Date, at any time prior to the Effective Time, Towers Perrin shall issue to each Guaranteed Towers Perrin Award Holder a number of Guaranteed Towers Perrin RSUs equal to (A) the Guaranteed RSU Amount set forth in the award letter for his or her Guaranteed Towers Perrin Award, divided by (B) the product of (x) the Final Watson Wyatt Stock Price multiplied by (y) the Final Exchange Ratio.

(c) Concurrently with its issuance of the Towers Perrin RSUs, Towers Perrin shall furnish to each Towers Perrin RSU Holder a Transaction Award Agreement (the “Transaction Award Agreement”). Each Towers Perrin RSU Holder shall, as a condition to receiving any shares of Restricted Class A Holding Company Stock pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), deliver to Towers Perrin, at any time prior to the Effective Time, a properly executed Transaction Award Agreement, together with such additional documentation and information as Towers Perrin may request in its sole discretion. At or before the Effective Time, Holding Company shall countersign each Transaction Award Agreement that is submitted in accordance with the immediately preceding sentence and deliver a countersigned original of each to the applicable Towers Perrin RSU Holder.

(d) All shares of Restricted Class A Holding Company Stock received by Towers Perrin RSU Holders as Towers Perrin Merger Consideration will be subject to the same terms and conditions, including the vesting, forfeiture and reallocation provisions described in Section 5.15, except that none of the shares received with respect to any Guaranteed Towers Perrin RSU will be forfeited if such holder is terminated without “Cause” before the first anniversary of the Effective Time, as described more fully in Section 5.15(f).

(e) The number of shares of Restricted Class A Holding Company Stock to be issued as Towers Perrin Merger Consideration with respect to each Towers Perrin RSU (excluding Guaranteed Towers Perrin RSUs) will be subject to pro rata adjustment, as set forth in Section 2.1(a)(iv), to ensure that the total number of shares of Restricted Class A Holding Company Stock issued as Towers Perrin Merger Consideration with respect to the Towers Perrin RSUs (including all Guaranteed Towers Perrin RSUs) will equal 10% of the total shares of Holding Company stock that comprise the Towers Perrin Merger Consideration.

(f) The documentation used to effect the issuance of Towers Perrin RSUs, including the Towers Perrin RSU Award Agreements and the Transaction Award Agreements, shall be prepared by Towers Perrin in its discretion, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed.

(g) Subject to Watson Wyatt’s consent, which consent shall not be unreasonably withheld or delayed, Towers Perrin shall (i) designate the Custodian at any time prior to the Effective Time and (ii) enter into such documentation with the Custodian and Holding Company as Towers Perrin deems necessary or appropriate for the Custodian to hold the shares of Restricted Class A Holding Company Stock and carry out the intent of this Section 5.14 (all such documentation, collectively, the “Custodian Agreement”).

(h) Promptly following the third (3rd) anniversary of the Effective Time, Holding Company shall prepare and cause to be filed with the SEC a registration statement on Form S-3 or, if at such time Holding Company is not permitted for any reason to register such shares on a Form S-3, a Form S-1 (such registration statement, including any necessary amendments or supplements thereto, the “Forfeited Share Registration Statement”) to register under the Securities Act the reallocation of all of the Forfeited Towers Perrin RSU Shares (as defined below) by the Custodian pursuant to Section 5.15(d). Holding Company shall use its reasonable best efforts to respond to any comments of the SEC, cause the Forfeited Share Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after filing, and cause the Forfeited Share Registration Statement to continue to be effective until the Custodian completes such reallocation of all Forfeited Towers Perrin RSU Shares. Holding Company shall cooperate with the Custodian to achieve the intent of the Parties as set forth in this Section 5.14, consistent with applicable Laws. Notwithstanding anything to the contrary in this Section 5.14(h), if the reallocation contemplated by Section 5.14(d) can be accomplished in a timely manner pursuant to a transaction that Holding Company reasonably determines is exempt from, or not subject to, the registration requirements of the Securities Act, then Holding Company shall not be required to file a Forfeited Share Registration Statement.

(i) Upon and at all times following the Effective Time, Holding Company shall assume and perform all of Towers Perrin’s obligations under the Transaction Award Agreements, in each case in accordance with the terms and conditions thereof.

Section 5.15 Vesting, Forfeiture and Reallocation of Restricted Class A Holding Company Stock.

(a) The Transaction Award Agreements and the Custodian Agreement shall provide that all shares of Restricted Class A Holding Company Stock shall be subject to vesting and forfeiture in accordance with this Section 5.15.

(b) The shares of Restricted Class A Holding Company Stock shall be subject to vesting, and shall automatically vest with respect to one-third of the shares of Restricted Class A Holding Company Stock issued to each Towers Perrin RSU Holder on each of the first three (3) anniversaries of the Effective Time, in each case provided that such Towers Perrin RSU Holder is then employed by Holding Company or a Subsidiary thereof.

(c) With respect to any Towers Perrin RSU Holder whose employment with Holding Company or a Subsidiary of Holding Company is terminated, all of his or her shares of Restricted Class A Holding Company Stock that have not vested (or with respect to which the vesting does not then accelerate) as of the date of such termination shall be, subject to Section 5.15(e), automatically forfeited to the Custodian upon such termination, without any action by such Towers Perrin RSU Holder (such shares, the “Forfeited Towers Perrin RSU Shares”).

(d) Promptly following the effectiveness of the Forfeited Share Registration Statement (if required), the Custodian will reallocate all of the Forfeited Towers Perrin RSU Shares then held by it, together with all dividends (without interest) that it has received with respect to such shares, to all of the record holders of Towers Perrin Shares who received Towers Perrin Merger Consideration, to each such holder pro rata in accordance with his or her respective ownership of the Towers Perrin Shares outstanding immediately prior to the Effective Time. During the period from the Effective Time to such reallocation, all of the Forfeited Shares shall be voted by the Custodian, on all matters submitted to a vote of the holders of Class A Holding Company Stock, proportionally with the votes cast by holders of the issued and outstanding shares of Class B Restricted Holding Company Stock.

(e) Notwithstanding the foregoing provisions of this Section 5.15:

(i) With respect to any Person who receives shares of Restricted Class A Holding Company Stock with respect to Guaranteed Towers Perrin RSUs, in the event that such Person’s employment with Holding Company or any of its Subsidiaries is terminated without Cause (as defined below), none of the shares of Restricted Class A Holding Company Stock then held by such Person will be forfeited, and all such shares of Restricted Class A Holding Company Stock will automatically become fully vested upon such termination, and

(ii) With respect to any Person who receives shares of Restricted Class A Holding Company Stock with respect to Towers Perrin RSUs that are not Guaranteed Towers Perrin RSUs, (A) in the event that such Person’s employment with Holding Company or any of its Subsidiaries is terminated without Cause (as defined below), on or after the first anniversary of the Effective Time but on or before the third anniversary of the Effective Time, none of the shares of Restricted Class A Holding Company Stock held by such Person will be forfeited, and all such shares of Restricted Class A Holding Company Stock will automatically become fully vested upon such termination and (B) in the event that such Person’s employment with Holding Company or any of its Subsidiaries is terminated without Cause prior to the first anniversary of the Effective Time, upon such termination one-third of the shares of Restricted Class A Holding Company Stock held by such Person will be forfeited and the remaining shares of Restricted Class A Holding Company Stock held by such Person will automatically become fully vested; provided, however that this Section 5.15(e) shall not apply to the voluntary termination by any Person of his or her employment with, or a termination for Cause of any Person by Holding Company or any of its Subsidiaries.

(f) Solely for purposes of this Section 5.15, the term “Cause” shall mean, with respect to any Person, any of the following, provided, that such definition shall not in any manner change or modify the terms of employment of any Person, restrict or impede the ability of Holding Company or any of its Subsidiaries to terminate the employment of any Person, or confer any rights (other than the vesting of shares as set forth herein) upon any Person with respect to the termination of his or her employment with Holding Company or any of its Subsidiaries:

(i) Such Person’s commission of theft, embezzlement, any other act of material dishonesty relating to his or her employment with Holding Company or any of its Subsidiaries, or any material violation of any law applicable to Holding Company or any Subsidiary at which he or she was employed at the time of such violation;

(ii) Such Person’s conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime having as its predicate element fraud, dishonesty, misappropriation or moral turpitude;

(iii) Such Person’s commission of an act or acts in the performance of his duties amounting to willful misconduct; or

(iv) Such Person’s material breach of a material written policy of Holding Company or any Subsidiary at which he or she was employed at the time of such breach, and failure to cure such breach within thirty (30) days after receiving written notice thereof from Holding Company; provided, that such breach is of the type that would normally be viewed as a breach that could be cured by the employee.

Section 5.16 Listing Application. Watson Wyatt and Towers Perrin shall cooperate and use their reasonable best efforts to cause Holding Company to prepare and submit to the NYSE and NASDAQ listing applications covering (a) the shares of Class A Holding Company Stock issuable in the Watson Wyatt Merger, and (b) the shares of Restricted Class A Holding Company Stock issuable in the Towers Perrin Merger and the shares of Class A Holding Company Stock to be issued upon conversion of the shares of Restricted Holding Company Stock to be issued in the Towers Perrin Merger, and shall use reasonable best efforts to obtain, prior to Closing, approval for the listing of such shares, subject to official notice of issuance.

Section 5.17 Employee Benefits.

(a) Towers Perrin and Watson Wyatt shall work together to develop common employee benefit programs in each country in which they operate as soon as practicable following the Effective Time, recognizing that a period of time may be necessary for the transition of existing employee benefit programs. With respect to certain employee benefits: (i) all accrued pension and money-purchase plan benefits (qualified and non-tax qualified) as of the Effective Time will be preserved following the Effective Time, in accordance with the terms of the applicable plans (ii) the company-paid retiree medical benefits available immediately prior to the Effective Time to the employees and retirees (and surviving spouses) of each Party who are eligible for such benefits as of the Effective Time, or who become eligible for such benefits within two years following the Effective Time, will continue to be provided to such persons on substantially the same basis for a minimum period of two years following the Effective Time, subject to such changes as may be necessary to reflect changes in Law and underlying insurance policies, and (iii) the level of the respective pension and money-purchase plan benefit (qualified and non-tax qualified) accrual formulae as in effect immediately prior to the Effective Time will continue to be provided at comparable levels to the respective employees who were employed at the Effective Time by Towers Perrin, Watson Wyatt or any of their respective Subsidiaries, for a minimum period of two years following the Effective Time.

(b) Nothing contained in this Section 5.17, express or implied (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall alter or limit the ability of the Surviving Corporations or any of their respective Affiliates to amend, modify or terminate any employee benefit or employment plan, program, agreement or arrangement after the Effective Time, (iii) is intended to confer or shall confer upon any current or former employee any right to employment or continued employment, or constitute or create an employment agreement with any employee, or (iv) is intended to confer or shall confer upon any individual or any legal representative of any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement.

Section 5.18 Conduct of Business by Holding Company, Merger Subsidiaries. Prior to the Effective Time and subject to any applicable regulatory approvals, Watson Wyatt and Towers Perrin shall cause Holding Company and the Merger Subsidiaries to (a) perform their respective obligations under this Agreement in accordance with the terms hereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated by this Agreement, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement and the transactions contemplated hereby, (c) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any lien upon their respective properties or assets which would attach to any properties or assets of Holding Company, Surviving Watson Wyatt or Surviving Towers Perrin after the Effective Time, except, in the case of (b), (c) and (d), as mutually agreed in writing between Watson Wyatt and Towers Perrin.

Section 5.19 Annual Bonus Payments.

(a) Towers Perrin Bonus Payments.

(i) Towers Perrin shall accrue bonuses payable to its and its Subsidiaries’ employees for the period from January 1, 2009 through the Effective Time, in a manner consistent with past practice and in an aggregate amount not to exceed gross contribution as determined on a basis consistent with Towers Perrin’s past practice with respect to management reporting, with the actual accrual to be determined by the Chief Executive Officer of Towers Perrin (the “Towers Perrin CEO”) in his sole discretion.

(ii) In the event that the Effective Time occurs on or before February 1, 2010, Holding Company shall pay bonuses accrued pursuant to clause (i) in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of the Effective Time, with all individual allocations of such bonuses to be determined by the Towers Perrin CEO in his sole discretion.

(iii) In the event that the Effective Time occurs after February 1, 2010, Holding Company shall: (A) pay bonuses accrued pursuant to clause (i) in a manner consistent with past practice and in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of December 31, 2009, with all individual allocations of such bonuses to be determined by the Towers Perrin CEO in his sole discretion, provided that Towers Perrin may make such payment if the Effective Time has not occurred at the time of such payment and (B) make a second payment of bonuses accrued pursuant to clause (i) in an aggregate amount equal to the aggregate bonus accrual on Towers Perrin’s books as of the Effective Time (such accrual to reflect a reduction for bonuses actually paid for the fiscal year ended December 31, 2009), with all individual allocations of such bonuses to be determined by the Towers Perrin CEO in his sole discretion.

(iv) Towers Perrin may elect to pay estimated bonuses to members of its Executive Council prior to the Effective Time if Towers Perrin and Watson Wyatt agree that its failure to do so may result in Holding Company’s lost tax deductions under Section 162(m) of the Code. In the event that Towers Perrin so elects to pay such estimated bonuses, the amounts paid will be determined by Towers Perrin in a manner consistent with past practice, with individual estimated bonus amounts determined by the Towers Perrin CEO in his sole discretion. In the event that such estimated bonus amounts are paid prior to the Effective Time, such payments will reduce, on a dollar-for-dollar basis, the aggregate amount of Towers Perrin employee bonuses otherwise payable after the Effective Time pursuant to this Section 5.19(a).

(v) The date of each bonus payment to be made pursuant to this Section 5.19(a) shall be determined by the Towers Perrin CEO in his discretion, following consultation with the Watson Wyatt CEO.

(b) Watson Wyatt Bonus Payments.

(i) Watson Wyatt shall accrue bonuses payable to its and its Subsidiaries’ employees for the period from July 1, 2008 through June 30, 2009, in a manner consistent with past practice and consistent with the aggregate bonus accruals on Watson Wyatt’s books as of the date hereof, with the actual accrual to be determined by the Chief Executive Officer of Watson Wyatt (the “Watson Wyatt CEO”) in his sole discretion. Watson Wyatt shall pay bonuses to employees of Watson Wyatt and its Subsidiaries in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of June 30, 2009, with all individual allocations of such bonuses to be determined by the Watson Wyatt CEO in his sole discretion.

(ii) Watson Wyatt shall accrue bonuses payable to its and its Subsidiaries’ employees for the period from July 1, 2009 through the Effective Time, in a manner consistent with past practice and in an aggregate amount not to exceed forty-five percent (45%) of consolidated net operating income for Watson Wyatt and its Subsidiaries (“NOI”) during such period, with the actual accrual to be determined by the Watson Wyatt CEO in his sole discretion.

(iii) In the event that the Effective Time occurs on or before June 30, 2010, Holding Company shall pay bonuses accrued pursuant to clause (ii) in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of the Effective Time, with all individual allocations of such bonuses to be determined by the Watson Wyatt CEO in his sole discretion.

(iv) In the event that the Effective Time occurs after June 30, 2010, Holding Company shall: (A) pay fiscal year 2010 bonuses accrued pursuant to clause (ii) in a manner consistent with past practice, provided that Watson Wyatt may make such payment if the Effective Time has not occurred at the time of such payment, and (B) make a second payment of bonuses accrued pursuant to clause (ii) in a manner consistent with past practice and in an aggregate amount equal to the aggregate bonus accrual on Watson Wyatt’s books as of the Effective Time (such accrual to reflect a reduction for bonuses actually paid for the fiscal year ended June 30, 2010), with all individual allocations of such bonuses to be determined by the Watson Wyatt CEO in his sole discretion.

(v) The date of each bonus payment to be made pursuant to this Section 5.19(b) shall be determined by the Watson Wyatt CEO in his discretion, following consultation with the Towers Perrin CEO.

Section 5.20 Towers Perrin Initial Public Offering. From the date hereof until the date of the Towers Perrin Shareholder Meeting, Towers Perrin shall not (i) substantially prepare or file with the SEC a registration statement on Form S-1 for shares of Towers Perrin common stock to be issued in an initial public offering of Towers Perrin common stock (a “Towers Perrin IPO”), (ii) prepare or file with a national or international securities exchange a listing application for shares of Towers Perrin common stock to be issued in a Towers Perrin IPO, or (iii) prepare or enter into any agreements with underwriters with respect to a Towers Perrin IPO; provided, that the foregoing shall not in any manner restrict Towers Perrin, its Subsidiaries or any of their Representatives from taking, or causing to be taken, any actions that Towers Perrin or such Subsidiary or Representative, as the case may be, deems reasonably necessary or appropriate in connection with this Agreement or the transactions contemplated hereby, notwithstanding that such actions may also be necessary or useful in the preparation of a Towers Perrin IPO. The foregoing restrictions shall automatically terminate on the date of the Towers Perrin Shareholder Meeting and shall thereafter be of no further force and effect.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to the Obligations of Towers Perrin and Watson Wyatt. The obligation of each of Watson Wyatt and Towers Perrin to effect the Mergers is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Towers Perrin Shareholder Approval. The Towers Perrin Shareholder Approval shall have been obtained.

(b) Watson Wyatt Stockholder Approval. The Watson Wyatt Stockholder Approval shall have been obtained.

(c) Requisite Regulatory Approvals. Each of (i) the waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired, (ii) if required by applicable Law, the approval of the Mergers by the European Commission shall have been granted pursuant to the EC Merger Regulation, and (iii) if required by applicable Law, the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, any national competition authority of any European Union member state or any other country shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”), and all such Requisite Regulatory Approvals shall be in full force and effect.

(d) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Mergers.

(e) Registration. The Registration Statement (as amended or supplemented) will have been declared effective and will be effective under the Securities Act at the Closing, and no stop order suspending effectiveness will have been issued, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement will be pending before or threatened by the SEC.

(f) Listing. The shares of Class A Holding Company Stock issuable in the Watson Wyatt Merger, the shares of Restricted Class A Holding Company Stock issuable in the Towers Perrin Merger and the shares of Class A Holding Company Stock to be issued upon conversion of the shares of Restricted Holding Company Stock to be issued in the Towers Perrin Merger will have been approved for listing on the NYSE, subject to official notice of issuance.

(g) Appraisal Rights. No more than 10% of the outstanding Towers Perrin Shares as of the Closing shall be Dissenting Towers Perrin Shares.

(h) Indenture. Holding Company shall have established the terms of the Notes by entering into the Indenture, in substantially the form attached hereto as Exhibit F, with any changes reasonably requested by the Person that will serve as Trustee under the Indenture, or the administrative agent to the Credit Agreement (as defined therein), in each case agreed by to by the parties hereto and approved by the Watson Wyatt Board and the Towers Perrin Board.

(i) Consents. The Parties shall have obtained all consents and approvals of any Person other than a Governmental Entity required to be obtained in connection with the transactions contemplated by this Agreement other than such consents and approvals which, if not obtained, would not (x) prevent the performance by any Party hereto of its obligations under this Agreement or the consummation of the transactions contemplated hereby or (y) reasonably be expected to have, following the Effective Time, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Holding Company and its Subsidiaries (including Surviving Towers Perrin and Surviving Watson Wyatt and their respective Subsidiaries), taken as a whole.

(j) No Litigation. There shall not be pending or threatened in writing any Action by any Governmental Entity, or by any other Person having a reasonable likelihood of success, that seeks, directly or indirectly, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement, or to make materially more costly the Mergers, (ii) prohibit or limit the ownership, operation or control by Towers Perrin, Watson Wyatt, Holding Company or any of their respective Subsidiaries of any material portion of the business or assets of Towers Perrin, Watson Wyatt, Holding Company or any of their respective Subsidiaries, or to compel Towers Perrin, Watson Wyatt, Holding Company or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Towers Perrin, Watson Wyatt, Holding Company or any of their respective Subsidiaries or (iii) impose limitations on the ability of Holding Company to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of Towers Perrin, Surviving Towers Perrin, Watson Wyatt or Surviving Watson Wyatt, including, in each case, the right to vote shares of capital stock of Towers Perrin, Surviving Towers Perrin, Watson Wyatt or Surviving Watson Wyatt purchased or owned by them on all matters properly presented to the stockholders of such corporation.

(k) In the event that a Class S Election Offer shall have been made, the Class S Election Deadline, including any extensions thereto, shall have occurred.

Section 6.2 Conditions to the Obligations of Watson Wyatt. The obligation of Watson Wyatt to effect the Mergers is also subject to the satisfaction, or waiver by Watson Wyatt, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representation and warranties of Towers Perrin set forth in Section 3.2(a) shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of the specified date).

(ii) The other representations and warranties of Towers Perrin set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Towers Perrin Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and “Towers Perrin Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Towers Perrin. Towers Perrin shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Officers’ Certificate. Watson Wyatt shall have received a certificate signed by an executive officer of Towers Perrin certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

(d) Towers Perrin Director Resignations. Each member of the Towers Perrin Board who is not listed in Section 1.6(a) shall have executed and delivered a letter effectuating his or her resignation as a director of Towers Perrin effective immediately prior to the Effective Time.

(e) Absence of Towers Perrin Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Towers Perrin Material Adverse Effect (other than any such Towers Perrin Material Adverse Effect that has been cured).

(f) Tax Opinion. Watson Wyatt shall have received an opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Watson Wyatt Merger will be treated as a transfer of property to Holding Company by the holders of Watson Wyatt Shares, as described in Section 351(a) or Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both. In rendering such opinion, Gibson, Dunn & Crutcher LLP will be entitled to receive and rely upon customary certificates and representations of officers of Towers Perrin and Watson Wyatt.

(g) Absence of Professional Liability Claims. Except for Actions disclosed, as of the date hereof, in Section 3.10 of the Towers Perrin Disclosure Letter, there shall not be any Action or Actions pending or, to the knowledge of Towers Perrin, threatened, against Towers Perrin or any of its Subsidiaries, arising out of or in connection with Towers Perrin or its Subsidiaries’ services or failure to provide services, which Action or Actions the Watson Wyatt Board determines in good faith (based on advice of counsel) have a reasonable likelihood of success and would reasonably be expected to result, individually or in the aggregate, in a Towers Perrin Material Adverse Effect.

Section 6.3 Conditions to the Obligations of Towers Perrin. The obligation of Towers Perrin to effect the Mergers is also subject to the satisfaction, or waiver by Towers Perrin, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representation and warranties of Watson Wyatt set forth in Section 4.2(a) shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of the specified date).

(ii) The other representations and warranties of Watson Wyatt set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Watson Wyatt Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and “Watson Wyatt Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Watson Wyatt. Watson Wyatt shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(c) Officers’ Certificate. Towers Perrin shall have received a certificate signed by an executive officer of Watson Wyatt certifying as to the matters set forth in Sections 6.3(a) and 6.3(b).

(d) Watson Wyatt Director Resignations. Each member of the Watson Wyatt Board who is not listed in Section 1.6(b) shall have executed and delivered a letter effectuating his or her resignation as a director of Watson Wyatt effective immediately prior to the Effective Time.

(e) Absence of Watson Wyatt Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually on in the aggregate, has had or would reasonably be expected to have a Watson Wyatt Material Adverse Effect (other than any such Watson Wyatt Material Adverse Effect that has been cured).

(f) Tax Opinion. Towers Perrin shall have received an opinion of Milbank, Tweed, Hadley & McCloy LLP, dated as of the Closing Date and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Towers Perrin Merger will be treated as a transfer of property to Holding Company by the holders of Towers Perrin Shares, as described in Section 351(a) or

Section 351(b) of the Code or a reorganization within the meaning of Section 368(a) of the Code, or both. In rendering such opinion, Milbank, Tweed, Hadley & McCloy LLP will be entitled to receive and rely upon customary certificates and representations of officers of Towers Perrin and Watson Wyatt.

(g) Absence of Professional Liability Claims. Except for Actions disclosed, as of the date hereof, in Section 4.10 of the Watson Wyatt Disclosure Letter, there shall not be any Action or Actions pending or, to the knowledge of Watson Wyatt, threatened, against Watson Wyatt or any of its Subsidiaries, arising out of or in connection with Watson Wyatt or its Subsidiaries’ services or failure to provide services, which Action or Actions the Towers Perrin Board determines in good faith (based on advice of counsel) have a reasonable likelihood of success and would reasonably be expected to result, individually or in the aggregate, in a Watson Wyatt Material Adverse Effect.

Section 6.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, notwithstanding the approval and adoption of this Agreement by the shareholders of Towers Perrin and/or the stockholders of Watson Wyatt:

(a) by mutual written consent of Watson Wyatt and Towers Perrin, authorized by their respective boards of directors;

(b) by either Watson Wyatt or Towers Perrin upon written notice to the other:

(i) if the Mergers shall not have been consummated on or before 5:00 p.m., New York City time on the date that is nine (9) months after the date of this Agreement (the “Outside Date”); provided that if by the Outside Date, any of the conditions set forth in Section 6.1(c) shall not have been satisfied but all of the other conditions to the consummation of the Mergers set forth in Article VI shall have been satisfied (or, in the case of any conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied), the Outside Date may be extended by either Watson Wyatt or Towers Perrin, in its discretion, by three (3) months from its scheduled expiration by providing written notice thereof to the other party prior to such scheduled expiration (in which case any references to the Outside Date herein shall mean the Outside Date as so extended); provided, however, that there shall be no more than one (1) such extension of the Outside Date, unless agreed to by both Watson Wyatt and Towers Perrin, and that neither Watson Wyatt nor Towers Perrin shall have the right to terminate this Agreement or extend the Outside Date pursuant to this Section 7.1(b)(i) if the failure of such party to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Mergers to be consummated by the Outside Date;

(ii) if a Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Mergers and such denial has become final and nonappealable; or if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 5.6, including, without limitation, any of the actions described in Section 5.6(b);

(iii) if Towers Perrin Shareholder Approval shall not have been obtained at the Towers Perrin Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval and adoption of this Agreement was taken; or

(iv) if the Watson Wyatt Stockholder Approval shall not have been obtained at the Watson Wyatt Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on approval and adoption of this Agreement was taken;

(c) by Watson Wyatt upon written notice to Towers Perrin:

(i) if Towers Perrin shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2 or 5.3(b), as to which Section 7.1(c)(ii) will apply), or if any representation or warranty of Towers Perrin shall have become untrue, which breach or failure to perform or to be true (A) would, either individually or in the aggregate, result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 if such breach or failure to perform were to occur or be continuing at the Closing and (B) cannot be or has not been cured by the Outside Date; provided, that Watson Wyatt shall have given Towers Perrin written notice, delivered at least 30 days prior to such termination, stating Watson Wyatt’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, further, that Watson Wyatt shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) if (A) the Towers Perrin Board (or any committee thereof) effects an Adverse Recommendation Change, (B) Towers Perrin or the Towers Perrin Board (or any committee thereof) shall (1) approve, adopt, endorse or recommend any Acquisition Proposal or (2) approve, adopt, endorse or recommend, or enter into or allow Towers Perrin or any of its Subsidiaries to enter into, an Alternative Acquisition Agreement, (C) the Towers Perrin Board fails to reaffirm publicly its recommendation of the approval and adoption of this Agreement within ten (10) Business Days after a request at any time to do so by Watson Wyatt, or within ten (10) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, published or sent or given to Towers Perrin’s shareholders (which reaffirmation must also include, with respect to an Acquisition Proposal, an unconditional rejection of such Acquisition Proposal, it being understood that taking no position with respect to the acceptance of such Acquisition Proposal or modification thereto shall constitute a failure to reject such Acquisition Proposal), (D) Towers Perrin shall have materially breached any of its obligations under Section 5.2 or 5.3(b) or (E) Towers Perrin or the Towers Perrin Board (or any committee thereof) shall authorize or publicly propose any of the foregoing; or

(d) by Towers Perrin upon written notice to Watson Wyatt:

(i) if Watson Wyatt shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2 or 5.3(a), as to which Section 7.1(d)(ii) will apply), or if any representation or warranty of Watson Wyatt shall have become untrue, which breach or failure to perform or to be true (A) would, either individually or in the aggregate, result in the failure of any of the conditions set forth in Section 6.1 or 6.3 if such breach or failure to perform were to occur or be continuing at the Closing and (B) cannot be or has not been cured by the Outside Date; provided, that Towers Perrin shall have given Watson Wyatt written notice, delivered at least thirty (30) days prior to such termination stating Towers Perrin’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, further, that Towers Perrin shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) if (A) the Watson Wyatt Board (or any committee thereof) effects an Adverse Recommendation Change, (B) Watson Wyatt or the Watson Wyatt Board (or any committee thereof) shall (1) approve, adopt, endorse, or recommend any Acquisition Proposal or (2) approve, adopt, endorse, or recommend, or enter into or allow Watson Wyatt or any of its Subsidiaries to enter into an Alternative Acquisition Agreement, (C) the Watson Wyatt Board fails to reaffirm publicly its recommendation of the approval and adoption of this Agreement within ten (10) Business Days after a written request at any time to do so by Towers Perrin, or within ten (10) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, published, or sent or given to Watson Wyatt’s stockholders (which reaffirmation must also include, with respect to an Acquisition Proposal, an unconditional rejection of such Acquisition Proposal, it being understood that taking no position with respect to the acceptance of such Acquisition Proposal or modification thereto shall constitute a failure to reject such Acquisition Proposal), (D) Watson Wyatt shall have materially breached any of its obligations under Sections 5.2 or 5.3(a), or (E) Watson Wyatt or the Watson Wyatt Board (or any committee thereof) shall authorize or publicly propose any of the foregoing.

Section 7.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Watson Wyatt, Towers Perrin, Holding Company, Delaware Merger Sub or Pennsylvania Merger Sub, except that the Confidentiality Agreement and the provisions of Section 3.20 and 4.20 (Brokers), Section 5.10 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and Article VIII (General Provisions) of this Agreement shall survive the termination hereof; provided, that in the event of any termination by Towers Perrin under Section 2.6, Section 7.3 (Fees and Expenses) shall not survive such termination and no Watson Wyatt Expenses or Towers Perrin Termination Fee shall be payable by Towers Perrin or any of its Subsidiaries with respect to any such termination; provided further, however, that no such termination shall relieve any Party from any liability or damages resulting from a knowing and intentional breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that (i) if the Mergers are consummated, the Surviving Corporations shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Parties in connection with the Mergers and (ii) the expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, the Registration Statement (an any amendment or supplement thereto), the prospectus included in the Registration Statement (and any amendment or supplement thereto), the solicitation of the Towers Perrin Shareholder Approval and the Watson Wyatt Stockholder Approval, and all filing and other fees paid to the SEC or in respect of the HSR Act or Foreign Antitrust Laws, in each case in connection with the Mergers (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Watson Wyatt and Towers Perrin.

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to Towers Perrin’s shareholders, otherwise publicly disclosed or otherwise communicated to senior management of Towers Perrin or the Towers Perrin Board, (B) this Agreement is thereafter terminated by Towers Perrin or Watson Wyatt pursuant to Section 7.1(b)(i) or (b)(iii) or by Watson Wyatt pursuant to Section 7.1(c)(i) and (C) within twelve (12) months of the date of such termination of this Agreement, Towers Perrin or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal; or

(ii) This Agreement is terminated by Watson Wyatt pursuant to Section 7.1(c)(ii);

then, in any such event, Towers Perrin shall pay to Watson Wyatt a termination fee of $65,000,000 (the “Towers Perrin Termination Fee”) less the amount of Watson Wyatt Expenses previously paid to Watson Wyatt (if any) pursuant to Section 7.3(d)(i), it being understood that in no event shall Towers Perrin be required to pay the Towers Perrin Termination Fee on more than one occasion.

(c) In the event that:

(i) (A)an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to Watson Wyatt’s stockholders, otherwise publicly disclosed or otherwise communicated to senior management of Watson Wyatt or the Watson Wyatt Board, (B)this Agreement is thereafter terminated by Towers Perrin or Watson Wyatt pursuant to Section 7.1(b)(i) or (b)(iv) or by Towers Perrin pursuant to Section 7.1(d)(i) and (C) within twelve (12) months of the date of such termination of this Agreement, Watson Wyatt or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal; or

(ii) this Agreement is terminated by Towers Perrin pursuant to Section 7.1(d)(ii);

then, in any such event, Watson Wyatt shall pay to Towers Perrin a termination fee of $65,000,000 (the “Watson Wyatt Termination Fee”) less the amount of Towers Perrin Expenses previously paid to Towers Perrin (if any) pursuant to Section 7.3(d)(ii), it being understood that in no event shall Watson Wyatt be required to pay the Watson Wyatt Termination Fee on more than one occasion.

(d) (i) In the event that this Agreement is terminated by Towers Perrin or Watson Wyatt pursuant to Section 7.1(b)(iii) or by Watson Wyatt pursuant to Section 7.1(c)(i) under circumstances in which the Towers Perrin Termination Fee is not then payable pursuant to Section 7.3(b)(i), then Towers Perrin shall reimburse Watson Wyatt for all reasonably documented Watson Wyatt Expenses, up to a maximum amount of $10,000,000.

(ii) In the event that this Agreement is terminated by Towers Perrin or Watson Wyatt pursuant to Section 7.1(b)(iv) or by Towers Perrin pursuant to Section 7.1(d)(i) under circumstances in which the Watson Wyatt Termination Fee is not then payable pursuant to Section 7.3(c)(i), then Watson Wyatt shall reimburse Towers Perrin for all reasonably documented Towers Perrin Expenses, up to a maximum amount of $10,000,000.

(e) Solely for purposes of this Section 7.3:

(i) “Acquisition Proposal” shall have the meaning ascribed thereto in Section 5.2(h)(i) except that (A) references in Section 5.2(h)(i) to “15%” shall be replaced by “50%” and (B) an initial public offering of common stock shall not constitute an Acquisition Proposal; and

(ii) “Watson Wyatt Expenses” means all of Watson Wyatt’s reasonable out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Watson Wyatt and its Affiliates) incurred by Watson Wyatt or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

(iii) “Towers Perrin Expenses” means all of Towers Perrin’s reasonable out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Towers Perrin and its Affiliates) incurred by Towers Perrin or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

(f) Payment of the Towers Perrin Termination Fee by Towers Perrin pursuant to Section 7.3(b) shall be made by wire transfer of same day funds to the account or accounts designated by Watson Wyatt (i) as promptly as reasonably practicable after the date on which Towers Perrin or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal (and, in any event, within two (2) Business Days of such date), in the case of a Towers Perrin Termination Fee that becomes payable pursuant to Section 7.3(b)(i) or (ii) as promptly as practicable following termination, in the case of a Towers Perrin Termination Fee that becomes payable pursuant to Section 7.3(b)(ii);

(g) Payment of the Watson Wyatt Termination Fee by Watson Wyatt pursuant to Section 7.3(c) shall be made by wire transfer of same day funds to the account or accounts designated by Towers Perrin (i) as promptly as reasonably practicable after the date on which Watson Wyatt or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal (and, in any event, within two (2) Business Days after such date), in the case of a Watson Wyatt Termination Fee that becomes payable pursuant to Section 7.3(c)(i) or (ii) as promptly as practicable following termination, in the case of a Towers Perrin Termination Fee that becomes payable pursuant to Section 7.3(c)(ii).

(h) If Towers Perrin is required to pay the Watson Wyatt Expenses pursuant to this Section 7.3, such payment shall be made by wire transfer of same day funds to the account or accounts designated by Watson Wyatt in a written notice to Towers Perrin, within two (2) Business Days after such notice. If Watson Wyatt is required to pay the Towers Perrin Expenses pursuant to this Section 7.3, such payment shall be made by wire transfer of same day funds to the account or accounts designated by Towers Perrin in a written notice to Watson Wyatt, within two (2) Business Days after such notice.

(i) Each of Watson Wyatt and Towers Perrin acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the other party commences a suit that results in a judgment against Watson Wyatt or Towers Perrin, as applicable, for the amounts set forth in this Section 7.3, Towers Perrin or Watson Wyatt, as applicable, shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 from the date of termination of this Agreement at a rate per annum equal to the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by the other party.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by Watson Wyatt and Towers Perrin by a writing authorized by each of their respective Board of Directors prior to the Effective Time, whether before or after the Towers Perrin Shareholder Approval or Watson Wyatt Stockholder Approval have been obtained; provided, however, that after the Towers Perrin Shareholder Approval or Watson Wyatt Stockholder Approval have been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Towers Perrin or Watson Wyatt, as applicable, without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of Watson Wyatt and Towers Perrin at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, Watson Wyatt or Towers Perrin may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein; provided, however, that after the Towers Perrin Shareholder Approval or the Watson Wyatt Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Towers Perrin or Watson Wyatt, as applicable, without such further approval or adoption. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i) if to Holding Company, to:

c/o Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Attention: Walter W. Bardenwerper, Esq.,

Vice President and General Counsel

Facsimile: (703) 258-7497

and

c/o Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Attention: Kevin Young, Esq., General Counsel

Facsimile: (215) 246-4463

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Ave., NW Suite 200

Washington, DC 20036

Attention: Stephen I. Glover, Esq.

Facsimile: (202) 467-0539

and a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: Charles J. Conroy, Esq.

Facsimile: (212) 822-5671

(ii) if to Watson Wyatt, Delaware Merger Sub or Surviving Watson Wyatt, to:

Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Attention: Walter W. Bardenwerper, Esq.,

Vice President and General Counsel

Facsimile: (703) 258-7497

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Ave., NW Suite 200

Watson Wyatt, DC 20036

Attention: Stephen I. Glover, Esq.

Facsimile: (202) 467-0539

(iii) if to Towers Perrin, Pennsylvania Merger Sub or Surviving Towers Perrin, to:

Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Attention: Kevin Young, Esq., General Counsel

Facsimile: (215) 246-4463

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: Charles J. Conroy, Esq.

Facsimile: (212) 822-5671

Section 8.3 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executive order to be closed;

(c) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(d) “Control Test” means as a result of the payment of the Towers Perrin Merger Consideration pursuant to this Agreement (including payment pursuant to any election permitted under this Agreement) that Towers Perrin shareholders receive an amount of Holding Company voting stock in exchange for an amount of Towers Perrin stock constituting “control” of Towers Perrin as such term is defined in Section 368(c) of the Code;

(e) “Credit Agreement” means any Credit Agreement or similar agreement relating to a credit facility or other arrangement entered into by Holding Company, as borrower, on or prior to Closing;

(f) “Custodian” means the Custodian to be designated by Towers Perrin pursuant to Section 5.14(f);

(g) “Fast Mover Awards” means, collectively, the award letters from Towers Perrin to certain of its and its Subsidiaries’ employees, which entitle each such employee to an award of additional compensation payable in cash or, in Towers Perrin’s sole discretion, restricted stock units of Towers Perrin, if Towers Perrin completes an initial public offering of its common stock by December 31, 2009 and such employee is then employed by Towers Perrin;

(h) “Final Exchange Ratio” means the result (rounded to nine decimal places) obtained by dividing (i) the total number of Fully Diluted Watson Wyatt Shares immediately prior to the Effective Time by (ii) the quotient of (x) the total number of Fully Diluted Towers Perrin Shares (but not including any Towers Perrin RSUs or any shares issuable upon exercise of any Towers Perrin RSUs) immediately prior to the Effective Time, divided by (y) 0.90;

(i) “Final Transaction Value Per Towers Perrin Share” means the result obtained by dividing (i) the product obtained by multiplying (A) the total number of Fully Diluted Watson Wyatt Shares immediately prior to the Effective Time, times (B) the Final Watson Wyatt Stock Price, by (ii) the total number of Fully Diluted Towers Perrin Shares immediately prior to the Effective Time;

(j) “Final Watson Wyatt Stock Price” means the average closing price per share of Watson Wyatt Common Stock (rounded to the nearest cent) for the ten (10) consecutive trading days ending on the second trading day immediately prior to the Closing (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source to be agreed by Watson Wyatt and Towers Perrin);

(k) “Fully Diluted Towers Perrin Shares” means, at any time of determination, the total number of shares of Towers Perrin Common Stock then outstanding, plus (i) the total number of Towers Perrin RSUs then outstanding and (ii) the total number of shares of Towers Perrin Common Stock issuable pursuant to then-outstanding securities issued by Towers Perrin that are convertible or exercisable for shares of Towers Perrin Common Stock, but not including any shares issuable upon exercise of any Towers Perrin Warrants, any Fast Mover Awards, or any stock options or similar rights that will, by their terms, be terminated or cancelled at or prior to the Effective Time without requiring the issuance of any securities in respect thereof;

(l) “Fully Diluted Watson Wyatt Shares” means, at any time of determination, the total number of shares of Watson Wyatt Common Stock outstanding, plus the total number of shares of Watson Wyatt Common Stock issuable pursuant to then-outstanding securities issued by Watson Wyatt that are convertible or exercisable for shares of Watson Wyatt Common Stock (including, without limitation, the number of Watson Wyatt DSU Shares that will become issuable immediately following the Effective Time pursuant to outstanding Watson Wyatt DSUs), but not including any shares issuable upon exercise of any stock options, deferred stock units or similar rights that will, by their terms, be terminated or cancelled at or prior to the Effective Time without requiring the issuance of any securities in respect thereof;

(m) “Guaranteed Towers Perrin Award Holder” means the holder of a Guaranteed Retention Award;

(n) “Guaranteed Towers Perrin Awards” means, collectively, the awards from Towers Perrin to certain of its and its Subsidiaries’ employees, which in the event of a Towers Perrin RSU Triggering Event entitle each such employee to an award of additional compensation payable in the form of restricted stock with a minimum value equal to the guaranteed dollar amount set forth in the underlying award letter, in the event that the Towers Perrin RSU Triggering Event occurs and such employee is then employed by Towers Perrin or any of its Subsidiaries; provided, that for the avoidance of doubt, such term shall not include any similar awards that are, by their terms, payable only in cash;

(o) “Guaranteed Towers Perrin RSUs” means, collectively, the restricted stock units issued by Towers Perrin with respect to the Guaranteed Towers Perrin Awards;

(p) “Guaranteed RSU Holder” means a Person who holds one or more Guaranteed Towers Perrin RSUs;

(q) “Interim Exchange Ratio” means, with respect to any particular date (other than the Closing Date), the result (rounded to nine decimal places) obtained by dividing (i) the total number of Fully Diluted Watson Wyatt Shares as of such date by (ii) the quotient of (x) total number of Fully Diluted Watson Wyatt Shares as of such date (but not including any Towers Perrin RSUs or any shares issuable upon exercise of any Towers Perrin RSUs), divided by (y) 0.90;

(r) “Interim Watson Wyatt Stock Price” means with respect to a particular date (other than the Closing Date), the average closing price per share of Watson Wyatt Common Stock (rounded to the nearest cent) for the ten (10) consecutive trading days ending on the trading day immediately prior to such date (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source to be agreed by Watson Wyatt and Towers Perrin);

(s) “knowledge” means, with respect to the Towers Perrin, the actual knowledge of any of the persons listed in Section 8.3 of the Towers Perrin Disclosure Letter and (ii) with respect to Watson Wyatt, the actual knowledge of any of the persons listed in Section 8.3 of the Watson Wyatt Disclosure Letter;

(t) “NYSE” means the New York Stock Exchange;

(u) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(v) “Restricted Class A Holding Company Stock” means, collectively, the shares of Restricted Class A Holding Company Stock received by Towers Perrin RSU holders pursuant to Sections 2.1(a)(iv) and 2.1(a)(v), each of which shall be subject to the vesting and forfeiture provisions set forth in Section 5.14 and the underlying Transaction Award Agreement, and held by the Custodian pending the vesting or reallocation thereof in accordance with Section 5.14 and the underlying Transaction Award Agreement.

(w) “Restricted Holding Company Stock” means, collectively, the shares of Class B-1 Restricted Holding Company Stock, Class B-2 Restricted Holding Company Stock, Class B-3 Restricted Holding Company Stock, Class B-4 Restricted Holding Company Stock, Class R Restricted Holding Company Stock and Class S Restricted Holding Company Stock;

(x) “Significant Subsidiary” means (i) with respect to Towers Perrin, each of Towers Perrin Inc., Denis M. Clayton & Company Limited, Rauser Towers Perrin AG, TP Finance Co. and TPF&C Holdings, Inc. and (ii) with respect to Watson Wyatt, each of Watson Wyatt & Company, Watson Wyatt Canada ULC, Watson Wyatt Limited, Watson Wyatt B.V. and Watson Wyatt Heissmann GmbH;

(y) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

(z) “Transfer” means the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance; provided that neither the automatic conversion of Restricted Holding Company Stock into shares of Class A Holding Company Stock nor the automatic transfer and exchange of shares of Class B Restricted Holding Company Stock as set forth in Section 2.8(g) shall constitute a Transfer;

(aa) “Towers Perrin Credit Agreement” means the Credit Agreement, dated as of November 8, 2006, by and among Towers Perrin, as Borrower, the Lenders referred to therein, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents and Bank of America, N.A., Citizens Bank of Pennsylvania and HSBC Bank USA, National Association, as Documentation Agents and PNC Capital Markets LLC, as Lead Arranger, as amended through, and as in effect on, the date of this Agreement;

(bb) “Towers Perrin RSU” means, collectively, the restricted stock units issued by Towers Perrin pursuant to the Towers Perrin Restricted Stock Unit Plan, and the Guaranteed Towers Perrin RSUs;

(cc) “Towers Perrin RSU Holder” means a Person who holds one or more Towers Perrin RSUs;

(dd) “Watson Wyatt Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of July 11, 2005, among Watson Wyatt & Company, as Borrower, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as Lead Arranger, US Bank, National Association and Comerica Bank, as Syndication Agents, and Manufacturers and Traders Trust Company and HSBC Bank USA, NA, as Documentation Agents, as amended through, and as in effect on, the date of this Agreement; and

(ee) “Watson Wyatt ESPP” means, collectively, Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan, Amended and Restated Effective May 1, 2006 and any sub-plans thereunder, each as amended through the date of this Agreement; and

(ff) “Watson Wyatt UK and Irish Plans” means, collectively, the Watson Wyatt Share Incentive Plan 2005, including the Trust Deed and Rules thereof, and the Watson Wyatt Ireland Share Participation Scheme, including the Trust Deed and Rules thereof, each as amended through the date of this Agreement.

Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meanings set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Towers Perrin Disclosure Letter, the Watson Wyatt Disclosure Letter, the Watson Wyatt Voting Agreement, the Towers Perrin Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof.

Section 8.6 No Third Party Beneficiaries. Except as provided in Section 5.9 only, the Parties hereby agree that their respective representations, warranties and covenants set forth herein, express or implied (including, without limitation, Articles III and IV), are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The Parties further agree that the rights of third party beneficiaries under Section 5.9 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Governing Law. Except as otherwise required by Law, this Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in any Delaware state court or the United States District Court for the District of Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment or delegation without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.10 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11 Currency. All references to “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 8.15 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 8.16 No Presumption Against Drafting Party. Each of Watson Wyatt and Towers Perrin acknowledges that each Party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	President and Chief Executive Officer

TOWERS, PERRIN, FORSTER & CROSBY, INC.

By:	/S/ MARK V. MACTAS
Name:	Mark V. Mactas
Title:	Chief Executive Officer

JUPITER SATURN HOLDING COMPANY

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	Chief Executive Officer

JUPITER SATURN DELAWARE INC.

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	President

JUPITER SATURN PENNSYLVANIA INC.

By:	/S/ MARK V. MACTAS
Name:	Mark V. Mactas
Title:	President

Signature Page to Agreement and Plan of Merger

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Agreement and Plan of Merger (the “Agreement”), dated as of June 26, 2009, among Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), Jupiter Saturn Holding Company, a Delaware corporation (“Holding Company”), Jupiter Saturn Pennsylvania Inc., a Pennsylvania corporation (“Pennsylvania Merger Sub”), and Jupiter Saturn Delaware Inc., a Delaware corporation (“Delaware Merger Sub”), is entered into and effective as of October 19, 2009. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, Section 7.4 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein;

WHEREAS, this Amendment has been approved by the board of directors of each of Watson Wyatt, Towers Perrin, Holding Company, Pennsylvania Merger Sub and Delaware Merger Sub; and

WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Amendment to Sections 2.1(a)(iv) and (a)(v). Sections 2.1(a)(iv) and (a)(v) of the Agreement are each hereby amended and restated in their entireties to read as follows:

“(iv) for each Towers Perrin RSU that is issued and outstanding immediately prior to the Effective Time and is not a Guaranteed Towers Perrin RSU, subject to Section 2.1(b), a number of fully paid and nonassessable shares, equal to the Final Exchange Ratio, of Restricted Class A Holding Company Stock; provided, that the number of shares of Restricted Class A Holding Company Stock to be received by Towers Perrin RSU Holders pursuant to this Section 2.1(a)(iv) shall be increased or decreased, pro rata for each holder based on the number of Towers Perrin RSUs that he or she holds immediately prior to the Effective Time, as necessary to ensure that the aggregate number of shares of Restricted Class A Holding Company Stock issued with respect to all Towers Perrin RSUs (including the shares issued with respect to Guaranteed Towers Perrin RSUs pursuant to Section 2.1(a)(v)) equals ten percent (10%) of the aggregate number of shares of Restricted Holding Company Stock (but not including any shares of Class F Restricted Holding Company Stock (as defined below)) and Restricted Class A Holding Company Stock that comprise the Towers Perrin Merger Consideration;

(v) for each Guaranteed Towers Perrin RSU that is issued and outstanding immediately prior to the Effective Time, subject to Section 2.1(b) a number of fully paid and nonassessable shares of Restricted Class A Holding Company Stock equal to the Final Exchange Ratio; provided, that the aggregate number of shares of Restricted Class A Holding Company Stock issued with respect to the outstanding Guaranteed Towers Perrin RSUs shall not exceed ten percent (10%) of the aggregate number of shares of Restricted Holding Company Stock (but not including any shares of Class F Restricted Holding Company Stock) and Restricted Class A Holding Company Stock that comprise the Towers Perrin Merger Consideration; and”

2. Amendment to Section 2.1(a)(vi). Section 2.1 of the Agreement is hereby amended by inserting the following as a new clause (a)(vi):

“(vi) Each holder of any Towers Perrin Share that is converted pursuant to clause (i), (ii) or (iii) of this Section 2.1(a) shall also receive, as part of his or her Towers Perrin Merger Consideration, a number of shares of the Class F Stock, no par value, of Holding Company (the “Class F Restricted Holding Company

Stock”), equal to the product of (A) 100,000 and (B) a fraction, the numerator of which is the total number of such holder’s Towers Perrin Shares that are converted into Towers Perrin Merger Consideration pursuant to clauses (i), (ii) or (iii) of this Section 2.1(a), and the denominator of which is the total number of Towers Perrin Shares outstanding immediately prior to the Effective Time. The Exchange Agent shall receive, as part of the Dissenting Share Merger Consideration, to be held by the Exchange Agent in accordance with Section 2.7, a number of shares of Class F Restricted Holding Company Stock equal to the product of (A) 100,000 and (B) a fraction, the numerator of which is the total number of Dissenting Towers Perrin Shares, and the denominator of which is the total number of Towers Perrin Shares outstanding immediately prior to the Effective Time.”

3. Amendment to Sections 2.1(b). Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Custodian; Trustee. The Exchange Agent shall, as of the Effective Time, deposit all of the shares of Restricted Class A Holding Company Stock to be issued pursuant to Section 2.1(a)(iv) and Section 2.1(a)(v) with the Custodian, and such shares shall be held by the Custodian in accordance with the Custodian Agreement (as defined below) and the vesting, forfeiture and reallocation provisions described in Sections 5.14 and 5.15. In the event that Towers Perrin determines, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, that Towers Perrin RSU Holders located within a particular tax jurisdiction would be subject to current tax as a result of (i) the grant of any Towers Perrin RSU or (ii) the conversion of their Towers Perrin RSUs into shares of Restricted Class A Holding Company Stock pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), then Towers Perrin may, but shall not be required to, elect to cause the Exchange Agent to deposit a portion of the shares of Restricted Class A Holding Company Stock to be received by Persons located within such jurisdiction pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v) with a trustee or custodian (the “Trustee”) to be designated by Towers Perrin, subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, at any time prior to mailing the Joint Proxy Statement/Prospectus, to hold such shares and make distributions therefrom in such form and manner that will provide for a deferral of such tax. Subject to Watson Wyatt’s consent which shall not be unreasonably withheld or delayed, Towers Perrin may (i) enter into such documentation with the Trustee as Towers Perrin deems reasonably necessary or appropriate to effect such trust arrangement so that the Trustee may hold such Towers Perrin RSUs and/or shares of Restricted Class A Holding Company Stock in a trust or custodial account and make distributions therefrom in such form and manner that will provide for deferral of such tax, or (ii) elect to cause Holding Company to enter into any such documentation described in clause (i) of this sentence. In the event a trust arrangement will not allow for deferral of such taxes for holders of Towers Perrin RSUs located within any particular tax jurisdiction, Towers Perrin and Watson Wyatt shall work together in good faith to determine an alternative method of structuring the grant of Towers Perrin RSUs to such holders and/or the conversion of Towers Perrin RSUs held by such holders into shares of Restricted Class A Holding Company Stock (or other property necessary to achieve the results described in this sentence) pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), in a manner that provides for deferral of such taxes and this document shall, as necessary and notwithstanding anything herein to the contrary, mutatis mutandis be read to incorporate any such joint determination; provided, that Towers Perrin and Watson Wyatt shall each have absolute discretion whether to agree to allow Holding Company to issue property other than Restricted Class A Holding Company Stock pursuant to this Section 2.1(b).”

4. Amendment to Section 2.2. Sections 2.2(a) and 2.2(b) of the Agreement are hereby amended and restated in their entirety to read as follows:

“(a) Class R Election. Each holder of Towers Perrin Shares listed on Section 2.2 of the Towers Perrin Disclosure Letter (each, a “Potential Class R Participant”) shall be eligible to make a Class R Election (as defined below) with respect to the Merger Consideration that he or she will receive in connection with the Towers Perrin Merger. Each Potential Class R Participant will receive an election form (the “Class R Election Form”) wherein he or she may, but shall not be obligated to, elect to designate between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of the Towers Perrin Shares owned by such Potential Class R Participant as Towers Perrin Class R Election Shares. The Class R Election Forms will be accompanied by instructions and materials related to the Class R Election (collectively, the “Class R Materials”).

(b) Each Potential Class R Participant may irrevocably (subject to the 7 day revocation period set forth below) elect, with respect to the Towers Perrin Shares of which he or she is the record holder, to designate between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of such Towers Perrin Shares as Class R Election Shares (a “Class R Election”). A Class R Election will constitute a Valid Class R Election only if it satisfies each of the following conditions: (i) such election is made by a Potential Class R Participant pursuant to a Class R Election Form that is properly completed and signed (or otherwise in form acceptable to Towers Perrin) and received by the Exchange Agent or Towers Perrin, as applicable (pursuant to the instructions contained in the Class R Election Form) at its office, by 11:00 p.m., New York City time on the Business Day designated by Towers Perrin (and reasonably acceptable to Watson Wyatt) in the Class R Election Form as the deadline for making a Class R Election (the “Class R Election Deadline”), which deadline shall be at least forty-five (45) days after the date the Class R Election Materials are received by Potential Class R Participants; (ii) the number of Towers Perrin Shares with respect to which the Class R Election was made is between fifty percent (50%) and one hundred percent (100%) (each, inclusive) of the total number of Towers Perrin Shares owned by such Potential Class R Participant; (iii) such Potential Class R Participant must irrevocably commit (pursuant to the terms and conditions set forth in the Class R Election Form) to terminate his or her employment with Towers Perrin on or before the thirtieth (30th) day following the Effective Time, or such later date as the Holding Company Executive Committee may, in its sole discretion (which it may exercise on a case-by-case basis), determine with respect to any Potential Class R Participant (and, for the avoidance of doubt, such Potential Class R Participant shall not be employed with Holding Company or either Surviving Corporation or any of their respective subsidiaries following such termination); and (iv) the Exchange Agent receives joint written instructions from Towers Perrin and Watson Wyatt indicating that the foregoing conditions have been satisfied with respect to such Class R Election. Any Potential Class R Participant who makes a Class R Election will be entitled to revoke such election at any time during the seven (7) day period following the date that he or she executes the release to be required as part of a Valid Class R Election, after which all Class R Elections will be final and irrevocable. The form and contents of the Class R Election Form shall be subject to approval by Watson Wyatt, which approval shall not be unreasonably withheld or delayed. Potential Class R Participants who fail to make a Valid Class R Election will not receive any Class R Restricted Holding Company Stock and will only receive Towers Perrin Stock Consideration as Towers Perrin Merger Consideration.”

5. Amendment to Section 2.4. Section 2.4 of the Agreement is hereby amended to add new clause (f), which shall read as follows:

“(f) Watson Wyatt Options.

(i) At the Effective Time, by virtue of the Watson Wyatt Merger and without any action on the part of the holders thereof, each Watson Wyatt Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be assumed by Holding Company at the Effective Time. Each Watson Wyatt Option so assumed by Holding Company shall cease to represent a right to acquire shares of Watson Wyatt Common Stock and shall be converted, at the Effective Time, into an option to purchase shares of Class A Holding Company Stock (each such assumed and converted option, a “Converted Option”), on the same terms and conditions as were applicable under such Watson Wyatt Option as of immediately prior to the Effective Time (but taking into account any changes thereto, including the acceleration thereof, required under the Watson Wyatt LTIP or the terms and conditions applicable to such Watson Wyatt Option). Each Converted Option shall be exercisable for a number of shares of Class A Holding Company Stock equal to the number of shares of Watson Wyatt Common Stock that were issuable upon exercise of the corresponding Watson Wyatt Option immediately prior to the Effective Time, and such Converted Option shall have an exercise price per share equal to the exercise price per share of the corresponding Watson Wyatt Option immediately prior to the Effective Time.

(ii) At the Effective Time, Holding Company shall assume all the obligations of Watson Wyatt under the Watson Wyatt LTIP, each outstanding Converted Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Holding Company shall deliver to the holders of Converted Options appropriate notices setting forth such holders’ rights, and the original agreements evidencing the grants of such Converted Options shall continue in effect on the same terms and conditions as those in effect prior to the Effective Time (subject to such changes as are required to reflect the Watson Wyatt Merger and the conversion described in Section 2.4(f)(i)).

(iii) Holding Company shall reserve for issuance a number of shares of Class A Holding Company Stock at least equal to the number of shares of Class A Holding Company Stock that will be subject to Converted Options as a result of the actions contemplated by this Section 2.4(f). Holding Company shall file with the SEC as soon as practicable following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering the shares of Class A Holding Company Stock issuable upon the exercise of Converted Options and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converted Options remain outstanding. Prior to the Effective Time, Watson Wyatt shall, subject to Towers Perrin’s prior written consent (which shall not be unreasonably withheld or delayed), make such amendments, if any, to the Watson Wyatt LTIP as shall be necessary to permit assumption of the Watson Wyatt Options in accordance with this Section 2.4(f).”

6. Amendment to Section 2.8(c). Section 2.8(c) of the Agreement is hereby amended by replacing “Class B Restricted Holding Company Stock” with “Restricted Holding Company Stock” in both places where it appears.

7. Amendment to Section 2.8(d). Section 2.8(d) of the Agreement is hereby amended by replacing “Class B Restricted Holding Company Stock” with “Restricted Holding Company Stock”, and inserting “Class F Restricted Holding Company Stock,” before “Class R Restricted Holding Company Stock”.

8. Amendment to Sections 2.8(g), 5.16, 6.1(f). Sections 2.8(g), 5.16 and 6.1(f) of the Agreement are each hereby amended by replacing “shares of Restricted Holding Company Stock” with “shares of Class B Restricted Holding Company Stock”.

9. Amendment to Section 4.2(e). Section 4.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) As of the Effective Time, there will not be any outstanding (i) securities of Watson Wyatt or any of its Subsidiaries that are convertible into or exchangeable or exercisable for shares of capital stock of Watson Wyatt or other voting securities or equity interests of Watson Wyatt or any of its Subsidiaries (other than the Watson Wyatt Options) or (ii) any other equity equivalent or equity-based award or right with respect to Watson Wyatt or any of its Subsidiaries.”.

10. Amendment to Section 5.1. Section 5.1 of the Agreement is hereby amended by adding the following to the end of the first sentence: “, or to the issuance of Watson Wyatt Options pursuant to the LTIP”.

11. Amendment to Section 5.1(a)(iv). Section 5.1(a)(iv) of the Agreement is hereby amended by replacing the text in parentheses with the following: “(other than the issuance of Towers Perrin Shares upon the exercise of Towers Perrin Warrants outstanding on June 25, 2009 in accordance with their terms as in effect on such date and the issuance of awards under Watson Wyatt Equity Plans and issuances of Watson Wyatt Common Stock pursuant to such awards in accordance with their terms)”.

12. Amendment to Section 5.14(b). Section 5.14(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Guaranteed Towers Perrin Awards provide for the payment of consideration, upon a Towers Perrin RSU Triggering Event, with a fair market value equal to the guaranteed dollar amount set forth in the underlying award letter (the “Guaranteed RSU Amount”). None of the Guaranteed Towers Perrin Awards outstanding on the date hereof shall, except to the extent expressly provided by the Holding Company Board, be paid in cash notwithstanding that such award agreements may allow for the payment of consideration in the form of cash. On or after the second trading day prior to the Closing Date, at any time prior to the Effective Time, Towers Perrin shall issue to each Guaranteed Towers Perrin Award Holder a number of Guaranteed Towers Perrin RSUs equal to (A) the Guaranteed RSU Amount set forth in the award letter for his or her Guaranteed Towers Perrin Award, divided by (B) the product of (x) the Final Watson Wyatt Stock Price multiplied by (y) the Final Exchange Ratio.”

13. Amendment to Section 5.14(c). Section 5.14(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Concurrently with its issuance of the Towers Perrin RSUs, Towers Perrin shall furnish to each Towers Perrin RSU Holder a Transaction Award Agreement (the “Transaction Award Agreement”). Each Towers Perrin RSU Holder shall, as a condition to receiving any Towers Perrin Merger Consideration pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v), deliver to Towers Perrin, at any time prior to the Effective Time, a properly executed Transaction Award Agreement, together with such additional documentation and information as Towers Perrin may request in its sole discretion. At or before the Effective Time, Holding Company shall countersign each Transaction Award Agreement that is submitted in accordance with the immediately preceding sentence and deliver a countersigned original of each to the applicable Towers Perrin RSU Holder.”

14. Amendment to Section 5.14(d). Section 5.14(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Unless otherwise provided in the relevant Transaction Award Agreement, all Towers Perrin Merger Consideration received by Towers Perrin RSU Holders pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v) will be subject to the same terms and conditions, including the vesting, forfeiture and reallocation provisions described in Section 5.15, except that none of the shares received with respect to any Guaranteed Towers Perrin RSU will be forfeited if such holder is terminated without “Cause” before the first anniversary of the Effective Time, as described more fully in Section 5.15(f).”

15. Amendment to Section 5.14(h). Section 5.14(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Promptly following the third (3rd) anniversary of the Effective Time, Holding Company shall prepare and cause to be filed with the SEC a registration statement on Form S-3 or, if at such time Holding Company is not permitted for any reason to register such shares on a Form S-3, a Form S-1 (such registration statement, including any necessary amendments or supplements thereto, the “Forfeited Share Registration Statement”) to register under the Securities Act the issuance of the shares of Class A Holding Company Stock to be issued pursuant to Section 5.15(d). Holding Company shall use its reasonable best efforts to respond to any comments of the SEC, cause the Forfeited Share Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after filing, and cause the Forfeited Share Registration Statement to continue to be effective until the issuance of shares of Class A Holding Company Stock pursuant to Section 5.15(d) has been completed. Notwithstanding anything to the contrary in this Section 5.14(h), Holding Company shall not be required to file a Forfeited Share Registration Statement if the issuance of shares of Class A Holding Company Stock pursuant to Section 5.15(d) can be accomplished in a timely manner pursuant to a transaction that Holding Company reasonably determines (i) is exempt from, or not subject to, the registration requirements of the Securities Act and (ii) will not result in such shares being treated as “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder, except by virtue of the status of the recipient of such shares as an “affiliate” (as defined under Rule 144(a)(3)(i) under the Securities Act).”

16. Amendment to Sections 5.15(a). Section 5.15(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Transaction Award Agreements and the Custodian Agreement shall provide that all Towers Perrin Merger Consideration received by Towers Perrin RSU Holders pursuant to Section 2.1(a)(iv) or Section 2.1(a)(v) shall be subject to vesting and forfeiture in accordance with this Section 5.15.”

17. Amendment to Sections 5.15(b). Section 5.15(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The shares of Restricted Class A Holding Company Stock shall be subject to vesting, and shall automatically vest with respect to one-third of the shares of Restricted Class A Holding Company Stock issued to each Towers Perrin RSU Holder on each of the first three (3) anniversaries of the Effective Time, in each case provided that such Towers Perrin RSU Holder is then employed by Holding Company or a Subsidiary thereof; provided, that with respect to any Towers Perrin RSU Holder whose Transaction Award (as defined in such holder’s Transaction Award Agreement) is, as contemplated by Section 2.1(b), not paid solely in the form of shares of Restricted Class A Holding Stock, such other property received shall be subject to the foregoing vesting restrictions; provided, further, that Watson Wyatt and Towers Perrin may, in the case of any Towers Perrin RSU Holder or group of Towers Perrin RSU Holders, mutually agree in writing to a shorter vesting schedule.”

18. Amendment to Sections 5.15(c). Section 5.15(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) With respect to any Towers Perrin RSU Holder whose employment with Holding Company or a Subsidiary of Holding Company is terminated, all of his or her shares of Restricted Class A Holding Company Stock that have not vested, or with respect to which the vesting does not then accelerate (or, with respect to any Towers Perrin RSU Holder whose Transaction Award is, as contemplated by Section 2.1(b), not paid solely in the form of shares of Restricted Class A Holding Company Stock, such number of shares as would not have been vested and not have then been accelerated, assuming, solely for purposes hereof, that such holder’s Transaction Award was paid solely in the form of shares of Restricted Class A Holding Company Stock), as of the date of such termination shall be, subject to Section 5.15(e), automatically forfeited to the Custodian upon such termination, without any action by such Towers Perrin RSU Holder (such shares, the “Forfeited Towers Perrin RSU Shares”). No later than one Business Day prior to the Reallocation (as defined below), the Custodian shall, pursuant to terms and conditions to be set forth in the Custodian Agreement, transfer to Holding Company all of the Forfeited Towers Perrin RSU Shares then held by it, together with all dividends (plus interest, if any, received by the Custodian with respect thereto) that it has received with respect to such shares, except to the extent that such dividends (and interest, if applicable) are earlier transferred to Holding Company pursuant to the Custodian Agreement.”

19. Amendment to Section 5.15(d). Section 5.15(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Promptly following the earlier of (i) the effectiveness of the Forfeited Share Registration Statement (if required) or (ii) Holding Company’s determination pursuant to Section 5.14(h) that a Forfeited Share Registration Statement is not required (but no earlier than the third (3rd) anniversary of the Effective Time), each outstanding share of Class F Restricted Holding Company Stock shall automatically be exchanged by the record holder thereof for a number of shares of Class A Holding Company Stock equal to the quotient of (A) the number of Forfeited Towers Perrin RSU Shares plus the Additional Reallocation Amount (as defined below), divided by (B) the number of then-outstanding shares of Class F Restricted Holding Company Stock (the “Reallocation”). Holding Company shall provide the Custodian with at least five Business Days (or such other period of time as is determined by mutual agreement of Towers Perrin and Watson Wyatt and set forth in the Custodian Agreement, provided that following the Effective Time any such determination shall be made by Holding Company) prior written notice of the Reallocation. As used herein, “Additional Reallocation Amount” means the number of shares of Class A Holding Company Stock equal to the quotient of (x) the aggregate dividends that were paid on the Forfeited Towers Perrin RSU Shares from the Effective Time until the Reallocation, divided by (y) the average closing price per share of Class A Holding Company Stock (rounded to the nearest cent) for the ten (10) consecutive trading days ending on the trading day immediately prior to the Reallocation (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source reasonably determined by the Holding Company Board); provided, that such number of shares shall not in any event exceed 50% of the sum of (x) the number of shares of Class A Holding Company Stock issued as Watson Wyatt Merger Consideration plus (y) the number of shares of Class B Holding Company Stock issued as Towers Perrin Merger Consideration. During the period from the times of their respective forfeitures until the Reallocation, all of the Forfeited Towers Perrin RSU Shares shall be voted by the Custodian, on all matters submitted to a vote of the holders of Class A Holding Company Stock, proportionally with the votes cast by holders of the issued and outstanding shares of Class B Restricted Holding Company Stock.”

20. Amendment to Section 8.3(i). Section 8.3(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) “Final Transaction Value Per Towers Perrin Share” means the product obtained by multiplying the Final Exchange Ratio times the Final Watson Wyatt Stock Price;”

21. Amendment to Section 8.3(l). Section 8.3(l) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(l) “Fully Diluted Watson Wyatt Shares” means, at any time of determination, (i) the total number of shares of Watson Wyatt Common Stock outstanding, plus (ii) 36,562, plus (iii) the total number of shares of Watson Wyatt Common Stock issuable pursuant to then-outstanding securities (other than Watson Wyatt Options) issued by Watson Wyatt that are convertible or exercisable for shares of Watson Wyatt Common Stock (including, without limitation, the number of Watson Wyatt DSU Shares that will become issuable immediately following the Effective Time pursuant to outstanding Watson Wyatt DSUs), but not including any shares issuable upon exercise of any stock options, deferred stock units or similar rights that will, by their terms, be terminated or cancelled at or prior to the Effective Time without requiring the issuance of any securities in respect thereof;”

22. Amendment to Section 8.3(m). Section 8.3(m) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(m) “Guaranteed Towers Perrin Award Holder” means the holder of a Guaranteed Towers Perrin Award;”

23. Amendment to Section 8.3(w). Section 8.3(w) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(w) “Restricted Holding Company Stock” means, collectively, the shares of Class B-1 Restricted Holding Company Stock, Class B-2 Restricted Holding Company Stock, Class B-3 Restricted Holding Company Stock, Class B-4 Restricted Holding Company Stock, Class F Restricted Holding Company Stock, Class R Restricted Holding Company Stock and Class S Restricted Holding Company Stock.”

24. Amendment to Section 8.3(z). Section 8.3(z) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(z) “Transfer” means the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance; provided that none of the following shall constitute a Transfer: (i) the automatic conversion of Restricted Holding Company Stock into shares of Class A Holding Company Stock, (ii) the automatic transfer and exchange of shares of Class B Restricted Holding Company Stock as set forth in Section 2.8(g), or (iii) the automatic exchange of Class F Holding Company Stock for shares of Class A Holding Company Stock pursuant to Section 5.15(d) and the Amended and Restated Holding Company Charter.”

25. Amendment to Section 8.3. Section 8.3 of the Agreement is hereby amended by inserting the following as new clauses (ff) and (gg), immediately prior to existing clause (ff) (definition of “Watson Wyatt UK and Irish Plans”), and re-lettering existing clause (ff) as clause (hh); such new clauses (ff) and (gg) shall read as follows:

“(ff) “Watson Wyatt LTIP” means the Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan;

(gg) “Watson Wyatt Options” means options to purchase up to 125,648 shares of Watson Wyatt Common Stock in the aggregate, granted by Watson Wyatt on or about September 9, 2009 under the Watson Wyatt LTIP; and”

26. Amended and Restated Holding Company Charter. Pursuant to Section 1.3(a) of the Agreement, each of Towers Perrin and Watson Wyatt has approved the form of Amended and Restated Holding Company Charter attached hereto as Exhibit A, as the form in which the certificate of incorporation of Holding Company shall be amended and restated following the Closing, and hereby represents that its respective Board of Directors has approved such form.

27. Amended and Restated Holding Company Bylaws. Pursuant to Section 1.5(b) of the Agreement, each of Towers Perrin and Watson Wyatt has approved the form of Amended and Restated Holding Company Bylaws attached hereto as Exhibit B, as the form in which the bylaws of Holding Company shall be amended and restated following the Closing, and hereby represents that its respective Board of Directors has approved such form.

28. Remaining Provisions. Except as expressly modified by this Amendment, the Agreement is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Agreement or any of the documents referred to therein.

29. Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

30. Governing Law. Except as otherwise required by Law, this Amendment and all disputes or controversies arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

31. Severability. Whenever possible, each provision or portion of any provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

32. Headings. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

33. Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	President and Chief Executive Officer

TOWERS, PERRIN, FORSTER & CROSBY, INC.

By:	/S/ MARK V. MACTAS
Name:	Mark V. Mactas
Title:	President and Chief Executive Officer

JUPITER SATURN HOLDING COMPANY

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	Chief Executive Officer

JUPITER SATURN DELAWARE INC.

By:	/S/ JOHN J. HALEY
Name:	John J. Haley
Title:	President

JUPITER SATURN PENNSYLVANIA INC.

By:	/S/ MARK V. MACTAS
Name:	Mark V. Mactas
Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ANNEX B-1

Watson Wyatt Worldwide, Inc.

901 North Glebe Road

Arlington, Virginia 22203-1853

Fax. 703.258.8585

                    , 2009

Certain Shareholders

c/o Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street

Centre Square East

Philadelphia, Pennsylvania 19102

Re: Voting Agreement

Dear Towers Perrin Shareholders,

As you know, we are finalizing an agreement (the “Merger Agreement”) under which Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) and Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) will combine their businesses to form a new holding company (the “Holding Company”, and such transaction the “Transaction”). As a precursor to both parties executing the Merger Agreement, directors and executive officers of both companies are being asked to agree to support the Transaction in their capacities as shareholders. We ask each of you to sign a copy of this letter where indicated, agreeing with the understanding that Watson Wyatt will rely on these covenants in agreeing to enter into the Merger Agreement:

1.	You will vote (or cause to be voted) any Towers Perrin shares you now own, and any additional shares you own at the time you cast your vote, in favor of the Transaction and adoption of the Merger Agreement at any meeting or written consent of Towers Perrin’s shareholders at which approval is proposed, and will vote against any proposal to approve a competing transaction or any other action which could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction. Until this letter terminates pursuant to paragraph 4 below and except as contemplated hereby or in accordance with Article VI of the Amended and Restated Bylaws of Towers Perrin, you will not transfer any shares of Towers Perrin stock you currently own, either beneficially or of record.

2.	You will not solicit, knowingly encourage or facilitate any inquiry, proposal or offer with respect to a transaction which competes with the Transaction or could reasonably be expected to lead to a competing transaction or impede, interfere with, delay or adversely affect the Transaction.

3.	You are agreeing to the terms of this letter solely in your capacity as a Towers Perrin shareholder, and nothing in this letter restricts or limits your ability to take any action in your capacity as a director or executive officer of Towers Perrin to the extent specifically permitted by the Merger Agreement. Without limiting the generality of the foregoing, we agree that you are a director and/or an executive officer of Towers Perrin, and that in your capacity as a director and/or an executive officer you may, in the exercise of your legal duties, take actions that would violate this letter if such actions were taken in your capacity as a Towers Perrin shareholder. We agree that no such action taken in your capacity as a director and/or an executive officer of Towers Perrin will be deemed to violate this letter.

4.	This letter shall terminate on the earliest of (a) the effective time of the Transaction, (b) the termination of the Merger Agreement, (c) written notice of termination of this letter by Watson Wyatt to you and (d) with respect to particular shareholder and its Truman Shares (as defined in the Merger Agreement), the date, if any, on which Towers Perrin repurchases such shares pursuant to Article VI of the Amended and Restated Bylaws of Towers Perrin; provided, that (1) paragraph 6 shall survive the termination of this letter and (2) any liability incurred by any party to this letter arising from a breach of this letter prior to such termination shall survive termination of this letter.

B-1-1

5.	You authorize the Holding Company, Watson Wyatt and Towers Perrin to publish and disclose in any disclosure required by the Securities and Exchange Commission and in the joint proxy statement/prospectus or registration statement your identity and ownership of the Towers Perrin shares and the nature of your obligations under this letter agreement.

6.	This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the Commonwealth of Pennsylvania.

We look forward to this exciting opportunity for our two firms, and appreciate if you could sign and return a copy of this letter to acknowledge your agreement with its terms.

Sincerely,

WATSON WYATT WORLDWIDE, INC.

By:
Name:
Title:

B-1-2

Agreed and acknowledged by:

Name:	Anne D. Bodnar	Name:	Andrew S. Cherkas
Title:	Managing Director, Human Resources	Title:	Director

Name:	Martine A. Ferland	Name:	Gordon L. Gould
Title:	Director	Title:	Managing Director, Corporate Development Unit

Name:	Patricia L. Guinn	Name:	Robert G. Hogan
Title:	Managing Director, Risk and Financial Services	Title:	Chief Financial Officer

Name:	Donald L. Lowman	Name:	Mark V. Mactas
Title:	Managing Director, Human Capital Group	Title:	President, Chief Executive Officer and Chairman of the Board

Name:	Mark Maselli	Name:	Richard J. Matinale
Title:	Director	Title:	Director

Name:	Tamara S. Mattson	Name:	Philippe A. Poincloux
Title:	Director	Title:	Director

Name:	Hugh F. Shanks	Name:	John W. Small
Title:	Director	Title:	Director

Name:	Eric W. Speer	Name:	Kevin C. Young
Title:	Director	Title:	Vice President, General Counsel and Secretary

Signature page to Voting Agreement between Watson Wyatt and

Directors and Officers of Towers Perrin

B-1-3

ANNEX B-2

Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street

Centre Square East

Philadelphia, Pennsylvania 19102

Fax. 215.246.4463

                        , 2009

Certain Stockholders

c/o Watson Wyatt Worldwide, Inc.

901 North Glebe Road

Arlington, Virginia 22203-1853

Re: Voting Agreement

Dear Watson Wyatt Stockholder,

As you know, we are finalizing an agreement (the “Merger Agreement”) under which Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) and Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) will combine their businesses to form a new holding company (the “Transaction”). As a precursor to both parties executing the Merger Agreement, directors and executive officers of both companies are being asked to agree to support the Transaction in their capacities as stockholders. We ask you to sign a copy of this letter where indicated, agreeing with the understanding that Towers Perrin will rely on these covenants in agreeing to enter into the Merger Agreement:

1.	You will vote (or cause to be voted) any Watson Wyatt shares you now own, and any additional shares you own at the time you cast your vote in favor of the Transaction and adoption of the Merger Agreement at any meeting or written consent of Watson Wyatt’s stockholders at which approval is proposed, and will vote against any proposal to approve a competing transaction or any other action which could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction. Until this letter terminates pursuant to paragraph 4 below, you will not transfer any shares of Watson Wyatt stock you currently own, either beneficially or of record. This prohibition does not apply to the transfer of shares that you acquire after the date of this letter (other than shares acquired as a result of a stock split, stock dividend or similar transaction), including any shares issued after the date of this letter under outstanding equity compensation awards. You may transfer any Watson Wyatt shares you currently own or acquire after the date of this letter to members of your immediate family, trusts for the benefit of immediate family members, or to your executors, administrators, testamentary trustees, legatees and beneficiaries in the event of your death, as long as the transferees agree to the terms of this letter.

2.	You will not solicit, knowingly encourage or facilitate any inquiry, proposal or offer with respect to a transaction which competes with the Transaction or could reasonably be expected to lead to a competing transaction or impede, interfere with, delay or adversely affect the Transaction.

3.	You are agreeing to the terms of this letter solely in your capacity as a Watson Wyatt stockholder, and nothing in this letter restricts or limits your ability to take any action in your capacity as a director or executive officer of Watson Wyatt to the extent specifically permitted by the Merger Agreement. Without limiting the generality of the foregoing, we agree that you are a director and/or an executive officer of Watson Wyatt, and that in your capacity as a director and/or an executive officer you may, in the exercise of your legal duties, take actions that would violate this letter if such actions were taken in your capacity as a Watson Wyatt stockholder. We agree that no such action taken in your capacity as a director and/or an executive officer of Watson Wyatt will be deemed to violate this letter.

B-2-1

4.	This letter shall terminate on the earliest of (a) the effective time of the Transaction, (b) the termination of the Merger Agreement and (c) written notice of termination of this letter by Towers Perrin to you; provided, that (1) paragraphs 5 and 6 shall survive the termination of this letter and (2) any liability incurred by any party to this letter arising from a breach of this letter prior to such termination shall survive termination of this letter.

5.	You authorize Towers Watson & Co., Watson Wyatt and Towers Perrin to publish and disclose in any disclosure required by the SEC and in the joint proxy statement/prospectus or registration statement your identity and ownership of the Watson Wyatt shares and the nature of your obligations under this letter agreement.

6.	This letter agreement and all disputes or controversies arising out of or relating to this letter agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

We look forward to this exciting opportunity for our two firms, and appreciate if you could sign and return a copy of this letter to acknowledge your agreement with its terms.

Sincerely,

TOWERS, PERRIN, FORSTER & CROSBY, INC.

By:
Name:
Title:

B-2-2

Agreed and acknowledged by:

Name:	Walter W. Bardenwerper	Name:	Robert J. Charles
Title:	Vice President, Secretary and General Counsel	Title:	Vice President Regional Manager (Asia-Pacific)

		Name:	John J. Gabarro
		Title:	Director

Name:	John J. Haley	Name:	Carl A. Hess
Title:	President, CEO, Chairman of the Board and Director	Title:	Vice President and Global Practice Director of Investment Consulting

Name:	R. Michael McCullough	Name:	Robert J. McKee
Title:	Director	Title:	Vice President and Global Director of Marketing

Name:	Kevin L. Meehan	Name:	Stephen E. Mele
Title:	Vice President and Regional Manager (North America)	Title:	Vice President and Chief Human Resources Officer

Name:	Roger F. Millay	Name:	Peter E. Mills
Title:	Vice President and Chief Financial Officer	Title:	Vice President and Regional Manager (Latin America)

Signature page to Voting Agreement between Towers Perrin and

Directors and Officers of Watson Wyatt

B-2-3

Agreed and acknowledged by:

Name:	Brendan R. O’Neill	Name:	Martin Pike
Title:	Director	Title:	Vice President and Global Practice Director of Insurance & Financial Services

Name:	Paul E. Platten	Name:	Linda D. Rabbitt
Title:	Vice President and Global Director of Human Capital Group	Title:	Director

Name:	Chandrasekhar (Babloo) Ramamurthy	Name:	Gilbert T. Ray
Title:	Vice President and Regional Manager (Europe)	Title:	Director

Name:	Gene H. Wickes	Name:	John C. Wright
Title:	Vice President and Global Director of the Benefits Practice	Title:	Director

Signature page to Voting Agreement between Towers Perrin and

Directors and Officers of Watson Wyatt

B-2-4

ANNEX C

PERSONAL AND CONFIDENTIAL

June 26, 2009

Board of Directors

Towers, Perrin, Forster and Crosby, Inc.

1 Stamford Plaza

263 Tresser Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.50 per share (the “Stock”), of Towers, Perrin, Forster & Crosby, Inc. (the “Company”) of the Final Exchange Ratio (as defined in the Agreement (as defined below)) of Class B Restricted Holding Company Stock (as defined in the Agreement) of Jupiter Saturn Holding Company (“Holding Company”) to be paid for each share of Stock pursuant to the Agreement and Plan of Merger, dated as of June 26, 2009 (the “Agreement”), by and among Watson Wyatt Worldwide, Inc. (“Watson”), the Company, Holding Company, Jupiter Saturn Pennsylvania Inc., and Jupiter Saturn Delaware Inc. We understand that pursuant to Sections 2.1(a)(ii) and (iii) of the Agreement, and subject to the terms and condition set forth therein, certain holders of Stock may make a Class R Election or a Class S Election (each as defined in the Agreement) with respect to certain of his or her Stock to receive the Final Exchange Ratio of (a) Class R Restricted Holding Company Stock (as defined in the Agreement) or (b) Class S Restricted Holding Company Stock (as defined in the Agreement, and collectively, the “Election Shares”)) of Holding Company, as applicable, in lieu of the Final Exchange Ratio of Class B Restricted Holding Company Stock, subject to proration as set forth in the Agreement. We also understand that the amount of the Class R Cash and Notes Pool (as defined in the Agreement) available for the redemption of the Election Shares shall not be less than $200,000,000.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Watson and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also may provide investment banking and other financial services to Holding Company, the Company and Watson and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; the consolidated financial statements (with independent auditors’ reports thereon) of the Company for the five fiscal years ended December 31 and Annual Reports on Form 10-K of Watson for the five fiscal years ended June 30; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Watson; certain other communications

C-1

Board of Directors

Towers, Perrin, Forster and Crosby Inc.

June 26, 2009

Page Two

from the Company and Watson to their respective stockholders; certain publicly available research analyst reports for Watson; and certain internal financial analyses and forecasts for the Company and Watson prepared by the Company’s management, as approved for our use by the Company (the “Forecasts”), including certain cost savings and operating synergies projected by the managements of the Company and Watson to result from the Transaction, as prepared by the managements of the Company and Watson and approved for our use by the Company (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Watson regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for Watson’s Common Stock, compared certain financial and stock market information for Watson and certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the business services industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any liability for any such information. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, for purposes of rendering this opinion, we have not taken into account the terms and conditions of any series of Class B Restricted Holding Company Stock to the extent they differ from the Class A Holding Company Stock. We also have assumed that the Class R Cash and Notes Pool will be an amount equal to $200,000,000. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Holding Company, the Company or Watson or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction contemplated by the Agreement will be obtained without any adverse effect on Holding Company, the Company or Watson or the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. In addition, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of Holding Company, the Company or Watson or the ability of Holding Company, the Company or Watson to pay its obligations when they come due, and our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Final Exchange Ratio of Class B Restricted Holding Company Stock pursuant to the Agreement to the holders of Stock. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, any Class R Election or Class S Election, the consideration paid in respect of the redemption of the Election Shares, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Holding Company, the Company or Watson; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Holding Company, the Company or Watson, or class of such persons in connection with the Transaction, whether relative to the Final

C-2

Exchange Ratio of Class B Restricted Holding Company Stock pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Class A Holding Company Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Final Exchange Ratio of Class B Restricted Holding Company Stock pursuant to the Agreement is fair from a financial point of view to the holders of Stock.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

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Board of Directors

Towers, Perrin, Forster and Crosby Inc.

June 26, 2009

Page Three

ANNEX D

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

June 26, 2009

The Board of Directors

Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Members of the Board of Directors:

We understand that Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) proposes to enter into the Agreement and Plan of Merger, dated as of June 26, 2009 (the “Agreement”), among Watson Wyatt, Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), Jupiter Saturn Holding Company, a newly formed holding company (“Holding Company”), Jupiter Saturn Pennsylvania Inc. (“Towers Perrin Merger Sub”) and Jupiter Saturn Delaware Inc. (“Watson Wyatt Merger Sub”), pursuant to which, among other things, Towers Perrin and Watson Wyatt will each become a wholly-owned direct subsidiary of Holding Company through simultaneous mergers of (i) Watson Wyatt Merger Sub with and into Watson Wyatt (the “Watson Wyatt Merger”) and (ii) Towers Perrin Merger Sub with and into Towers Perrin (the “Towers Perrin Merger” and, together with the Watson Wyatt Merger, the “Merger”). As more fully described in the Agreement, in the Watson Wyatt Merger, each outstanding share of common stock, par value $0.01 per share, of Watson Wyatt (the “Watson Wyatt Common Stock”) will be converted into the right to receive one (the “Exchange Ratio”) share of Class A Common Stock, par value $0.01 per share, of Holding Company (the “Class A Holding Company Stock”). In addition, as more fully described in the Agreement, in the Towers Perrin Merger each outstanding share of common stock, par value $0.50 per share, of Towers Perrin (the “Towers Perrin Common Stock”) and each Towers Perrin RSU (as defined in the Agreement) will be converted into the right to receive the Towers Perrin Merger Consideration (as defined in the Agreement).

The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Watson Wyatt Common Stock.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Towers Perrin and Watson Wyatt;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Towers Perrin furnished to or discussed with us by the management of Towers Perrin, including certain financial forecasts relating to Towers Perrin prepared by the management of Towers Perrin (such forecasts, the “Towers Perrin Forecasts”);

(iii)	reviewed an alternative version of the Towers Perrin Forecasts incorporating certain adjustments thereto made by the management of Watson Wyatt (the “Adjusted Towers Perrin Forecasts”) and discussed with the management of Watson Wyatt its assessments as to the relative likelihood of achieving the future financial results reflected in the Towers Perrin Forecasts and the Adjusted Towers Perrin Forecasts;

The Board of Directors

Watson Wyatt Worldwide, Inc.

(iv)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Watson Wyatt furnished to or discussed with us by the management of Watson Wyatt, including certain financial forecasts relating to Watson Wyatt prepared by the management of Watson Wyatt (such forecasts, the “Watson Wyatt Forecasts”);

(v)	reviewed certain estimates as to the amount and timing of cost savings and increased operational efficiencies (collectively, the “Synergies”) anticipated by the management of Watson Wyatt to result from the Merger;

(vi)	discussed the past and current business, operations, financial condition and prospects of Towers Perrin with members of senior management of Towers Perrin and Watson Wyatt, and discussed the past and current business, operations, financial condition and prospects of Watson Wyatt with members of senior management of Watson Wyatt;

(vii)	discussed with the management of Watson Wyatt its assessments as to Towers Perrin’s and Watson Wyatt’s existing and future relationships, agreements and arrangements with, and Holding Company’s ability to retain, key customers, clients, suppliers and employees of Towers Perrin and Watson Wyatt;

(viii)	reviewed the potential pro forma financial impact of the Merger on the future financial performance of Holding Company, including the potential effect on Holding Company’s estimated earnings per share;

(ix)	reviewed the trading history for Watson Wyatt Common Stock and a comparison of such trading history with the trading histories of other companies we deemed relevant;

(x)	compared certain financial information of Towers Perrin and financial and stock market information of Watson Wyatt with similar information of other companies we deemed relevant;

(xi)	reviewed the relative financial contributions of Towers Perrin and Watson Wyatt to the future financial performance of the combined company on a pro forma basis;

(xii)	reviewed the Agreement; and

(xiii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Watson Wyatt and Towers Perrin that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Towers Perrin Forecasts, we have been advised by Towers Perrin, and have assumed, with Watson Wyatt’s consent, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Towers Perrin as to the future financial performance of Towers Perrin. With respect to the Adjusted Towers Perrin Forecasts, the Watson Wyatt Forecasts and the Synergies, we have assumed, at the direction of Watson Wyatt, that they have been reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Watson Wyatt as to the future financial performance of Towers Perrin and Watson Wyatt and the other matters covered thereby and, based on the assessments of the management of Watson Wyatt as to the relative likelihood of achieving the future financial results reflected in the Towers Perrin Forecasts and the Adjusted Towers Perrin Forecasts, we have relied, at the direction of Watson Wyatt, on the Adjusted Towers Perrin Forecasts for purposes of our opinion. In addition, we have relied, at the direction of Watson Wyatt, on the assessments of the management of Watson Wyatt as to

The Board of Directors

Watson Wyatt Worldwide, Inc.

Holding Company’s ability to achieve the Synergies and have been advised by Watson Wyatt, and have assumed, that the Synergies will be realized in the amounts and at the times projected. We have further relied, at the direction of Watson Wyatt, upon the assessments of the management of Watson Wyatt as to Towers Perrin’s and Watson Wyatt’s existing and future relationships, agreements and arrangements with, and Holding Company’s ability to retain, key customers, clients, suppliers, employees of Towers Perrin and Watson Wyatt and have assumed, at the direction of Watson Wyatt, that the Merger will not adversely impact Towers Perrin’s, Watson Wyatt’s or Holding Company’s relationships, agreements or arrangements with such customers, clients, suppliers and employees. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Towers Perrin, Watson Wyatt or Holding Company, nor have we made any physical inspection of the properties or assets of Towers Perrin, Watson Wyatt or Holding Company. We have not evaluated the solvency or fair value of Towers Perrin, Watson Wyatt or Holding Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at Watson Wyatt’s direction, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Towers Perrin, Watson Wyatt, Holding Company or the contemplated benefits of the Merger. We further have assumed, at the direction of Watson Wyatt, that the Merger will qualify for federal income tax purposes as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (including the rules and regulations promulgated thereunder, the “Code”), or as a reorganization under the provisions of Section 368(a) of the Code.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Watson Wyatt Common Stock, and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party, the relative fairness of the Exchange Ratio as compared to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party (including, without limitation, the Towers Perrin Merger Consideration) or the value of any Class R Election or Class S Election (each as defined in the Agreement) to any party, the extent to which the Class R Elections or Class S Elections will be exercised, if at all, or the effect of Class R Elections or Class S Elections on the holders of any class of capital stock of Holding Company issued in the Merger. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Watson Wyatt or in which Watson Wyatt might engage or as to the underlying business decision of Watson Wyatt to proceed with or effect the Merger. We are not expressing any opinion as to what the value of any class of capital stock of Holding Company actually will be when issued or the prices at which the Watson Wyatt Common Stock (as defined in the Agreement) or any class of capital stock of Holding Company will trade at any time including following announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to Watson Wyatt in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Watson Wyatt has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

The Board of Directors

Watson Wyatt Worldwide, Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities trading and brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations and individuals. In the ordinary course of our businesses, we and our affiliates may actively trade the debt, equity or other securities or financial instruments (including bank loans or other obligations) of Watson Wyatt, Towers Perrin and certain of their respective affiliates for our own account or for the accounts of customers, and accordingly, we or our affiliates at any time may hold long or short positions in such securities or financial instruments.

We and our affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Watson Wyatt and its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a financial advisor to Watson Wyatt in connection with an acquisition transaction and (ii) having provided or providing certain treasury management products and services to Watson Wyatt.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Towers Perrin and its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as an agent for, and lender under, certain credit facilities of Towers Perrin, (ii) having provided or providing certain foreign exchange derivative trading products and services to Towers Perrin and (iii) having provided or providing certain treasury management and investment management products and services to Towers Perrin.

It is understood that this letter is for the benefit and use of the Board of Directors of Watson Wyatt in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets are experiencing unusual volatility and we express no opinion or view as to any potential effects on Watson Wyatt, Towers Perrin, Holding Company or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to the holders of Watson Wyatt Common Stock.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

ANNEX E

§ 1930. Dissenters rights.

(a) General rule.—If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

(b) Plans adopted by directors only.—Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) or (4) (relating to adoption by board of directors).

(c) Cross references.—See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

Chapter 15. Corporate Powers, Duties and Safeguards

Subchapter D. Dissenters Rights

§ 1571. Application and effect of subchapter.

(a) General rule.—Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

(b) Exceptions.—

(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(ii) held beneficially or of record by more than 2,000 persons.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) (Repealed.)

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights.—The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights.—Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

(2) a copy of this subchapter.

(e) Other statutes.—The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective.—This subchapter may not be relaxed by any provision of the articles.

(g) Computation of beneficial ownership.—For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

(h) Cross references.—See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

§ 1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

§ 1573. Record and beneficial holders and owners.

(a) Record holders of shares.—A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares.—A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

§ 1574. Notice of intention to dissent.

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

§ 1575. Notice to demand payment.

(a) General rule.—If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment.—The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

§ 1576. Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act.—A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares.—If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder.—The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

§ 1577. Release of restrictions or payment for shares.

(a) Failure to effectuate corporate action.—Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment.—When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares.—Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation’s estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment.—If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

§ 1578. Estimate by dissenter of fair value of shares.

(a) General rule.—If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate.—Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

§ 1579. Valuation proceedings generally.

(a) General rule.—Within 60 days after the latest of:

(1) effectuation of the proposed corporate action;

(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters.—All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court.—The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery.—Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation’s failure to file application.—If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

§ 1580. Costs and expenses of valuation proceedings.

(a) General rule.—The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears.—Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters.—If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

ANNEX F

INDENTURE

Dated as of

among

TOWERS WATSON & CO.

and

WILMINGTON TRUST FSB

Trustee

        % Subordinated Notes due

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
310	(a)(1)	7.10

	(a)(2)	7.10

	(a)(3)	N/A

	(a)(4)	N/A

	(a)(5)	7.10

	(b)	7.08; 7.10

	(c)	N/A

311	(a)	7.11

	(b)	7.11

	(c)	N/A

312	(a)	2.05

	(b)	11.03

	(c)	11.03

313	(a)	7.06

	(b)(1)	N/A

	(b)(2)	7.06

	(c)	7.06; 11.02

	(d)	7.06

314	(a)	4.02; 4.04

	(b)	N/A

	(c)(1)	11.04

	(c)(2)	11.04

	(c)(3)	11.04

	(d)	N/A

	(e)	11.05

	(f)	N/A

315	(a)	7.01

	(b)	7.05; 11.02

	(c)	7.01

	(d)	7.01

	(e)	6.11

316	(a)(last sentence)	11.06

	(a)(1)(A)	6.05

F-i

CROSS-REFERENCE TABLE (continued)

TIA Sections		Indenture Sections
	(a)(1)(B)	6.04

	(a)(2)	N/A

	(b)	6.07

	(c)	N/A

317	(a)(1)	6.08

	(a)(2)	6.09

	(b)	2.04

318	(a)	11.01

N/A means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

F-ii

F-iii

TABLE OF CONTENTS (continued)

F-iv

TABLE OF CONTENTS (continued)

F-v

INDENTURE dated as of                     , among TOWERS WATSON & CO. (formerly Jupiter Saturn Holding Company), a Delaware corporation (the “Issuer”) and WILMINGTON TRUST FSB (the “Trustee”), having its Corporate Trust Office at 246 Goose Lane, Suite 105, Guilford, Connecticut 06437.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s       % Subordinated Notes due                      issued pursuant hereto (all such Notes being referred to collectively as the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions.

“Affiliate” of any specified Person means:

(1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or

(2) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Voting Stock.

For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law or executive order to be closed.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Class R Common Stock” shall have the meaning assigned to such term in the Merger Agreement.

“Closing Date” shall have the meaning assigned to such term in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the office of the Trustee specified in Section 11.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Agreement” means the Credit Agreement dated as of                     , among the Issuer, the lenders party thereto, and             , as administrative agent, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any increase in the principal amount available thereunder in connection with any of the foregoing.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debt” means, with respect to any Person:

(a) any indebtedness of such Person, whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), including the Notes;

(iii) representing the balance deferred and unpaid of the purchase price of any property or services (including capitalized lease obligations); or

(iv) representing net Obligations under any Hedging Obligations; if and to the extent that any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the Obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the Obligations of the type referred to in clause (a) of a third Person secured by a lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means (a) Debt of the Issuer under or in respect of the Credit Facilities and (b) any other Debt of the Issuer constituting Senior Debt which, at the time of determination, has an aggregate outstanding principal amount of at least $100.0 million and is specifically designated by the Issuer in the instrument evidencing such Senior Debt as “Designated Senior Debt.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).

“Government Notes” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange or interest rate swap agreements, cap agreements and collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” with respect to any Note means the Maturity Date.

“Issue Date” means the date on which the Notes are originally issued, which is the date of this Indenture.

“Law” means any law, rule, regulation, order, judgment or decree of any Governmental Authority.

“Maturity Date” means                     .

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 26, 2009, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., the Issuer, Jupiter Saturn Delaware, Inc. and Jupiter Saturn Pennsylvania, Inc.

“Notes” has the meaning stated in the recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees of payment and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Officers” means any of the following: President, Chief Executive Officer, Chief Operating Officer, Treasurer, Assistant Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary or Assistant Secretary.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Issuer or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Payment” means, with respect to the Notes, any payment, whether in cash or other assets or property, of interest, principal or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described in Article VIII. The verb “pay” has a correlative meaning.

“Permitted Family Member” means any spouse, parent, grandparent, child, grandchild (including a child or grandchild by adoption and step-children), sibling, mother-in-law, father-in-law, brother-in-law or sister-in-law of the Holder of a Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Senior Debt; provided that, if and for so long as any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

“SEC” means the Securities and Exchange Commission.

“Senior Debt” means the principal of, premium, if any, and accrued and unpaid interest on, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer, regardless of whether or not a claim for post-filing interest is allowed in such proceedings, and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, all Debt of the Issuer, whether outstanding on the Closing Date or thereafter incurred (including in respect of any existing or future Credit Facilities), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Debt of the Issuer shall not include:

(a) any Debt of the Issuer to a Subsidiary of the Issuer;

(b) Debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services in the ordinary course of business and any amounts owed as compensation to employees;

(c) any obligations with respect to Capital Stock;

(d) any liability for federal, state, local or other taxes owed or owing by the Issuer; and

(e) any Debt, which is, by its express terms or by the express terms of the instrument or agreement creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other Debt of the Issuer.

“Senior Officer” means the President or the Chief Executive Officer of the Issuer.

“Subsidiary” means, with respect to any Person, any other Person of which Voting Stock or other Equity Interests having ordinary voting power to elect more than 50% of the Board of Directors or other governing body are owned, directly or indirectly, by such first Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, unless as stated in Section 9.03 hereof.

“Transfer” means any sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or other governing body of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02    Other Definitions.

Term	Defined in Section
Bankruptcy Custodian	6.01	(c)

Blockage Period	10.02

Default Notice	10.02

Event of Default	6.01	(a)

Indemnified Party	7.07

Paying Agent	2.03

protected purchaser	2.07

Redemption Date	3.01

Redemption Price	3.01

Register	2.03

Registrar	2.03

Restricted Transfer Legend	2.01	(a)

SECTION 1.03    Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture notes” means the Notes.

“indenture security holder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture notes means the Issuer and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04    Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means “including without limitation”;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;

(7) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(8) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture; and

(9) all references to Persons include their successors.

ARTICLE II

THE NOTES

SECTION 2.01    Form and Dating. (a) All Notes issued pursuant to this Indenture and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Issuer; and provided, further, that no Note may be issued without the restricted transfer legend set forth in the first paragraph of Exhibit A (the “Restricted Transfer Legend”). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. The Notes shall be issuable only in registered form without coupons. The Notes may be issued in denominations of $2,000 and integral multiples of $1,000, or in any such smaller denominations as is necessary to allow the issuance of Notes with an original principal amount as the Issuer would be required to deliver in connection with the redemption of the Class R Common Stock.

(b) The Notes issued on the date hereof are being issued by the Issuer upon redemption of the Issuer’s Class R Common Stock in accordance with the Merger Agreement.

(c) Notes shall be issued in accordance with Section 2.06 in certificated form substantially in the form of Exhibit A hereto, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and registered in the name of the Holder thereof. The Notes will be in certificated form and cannot be transferred to or exchanged for a global note.

(d) All Notes issued hereunder shall be treated as a single class of securities under this Indenture.

SECTION 2.02    Execution and Authentication. The Notes shall be executed on behalf of the Issuer by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer, one of

its Executive or Senior Vice Presidents or its Treasurer or Assistant Treasurer. The signature of any of these officers may be manual or facsimile. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two of its Officers, Notes for original issue on the date hereof in an aggregate principal amount of $            . Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $             except as provided in Section 2.07.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar (as defined below), Paying Agent (as defined below) or agent for service of notices and demands.

The Issuer shall retain possession of the Notes as custodian for the Holders. Holders of the Notes will be entitled to physical delivery of their respective Note upon written request to the Issuer. Except for any Notes delivered to Holders pursuant to written request by such Holders to the Issuer, the Notes will at all times be held by the Issuer.

SECTION 2.03    Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes for the recordation of the names and addresses of the Holders of the Notes, the principal amount of each of the Notes, the date and amount of each payment in respect of the Notes and any transfer or exchange of the Notes (the “Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office of the Trustee specified in Section 11.02 as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate any applicable terms of the TIA and implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent.

If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Subsidiary of the Issuer may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until payment to such Registrar or Paying Agent of any fees due to such Person from the Issuer, other than fees which are currently being contested in good faith, and acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee to the extent that such successor is not currently a party to this Indenture. The Registrar or Paying Agent may resign at any time upon not less than three Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04    Paying Agent To Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or its Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or its Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Subject to any applicable abandoned property law, any money deposited with any Paying Agent, or then held by the Issuer or its Wholly Owned Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a Wholly Owned Subsidiary, shall be discharged from such trust; and the Noteholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such Wholly Owned Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05    Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar (if other than the Issuer) to furnish, to the Trustee, in writing at least five Business Days before the Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06    Transfer and Exchange of Notes.

(a) Restrictions on Transfer of Notes. Notes may not be transferred to any Person other than (i) the Issuer, (ii) a Permitted Family Member of the transferor, (iii) any trust organized for the benefit of a Permitted Family Member of the transferor or (iv) upon the death of a Holder, such Holder’s executors, administrators, testamentary trustees, legatees and beneficiaries. In connection with any Transfer permitted hereunder, (x) a Holder (or, in the case of a Transfer pursuant to clause (iv), such Holder’s executors, administrators, testamentary trustees, legatees and beneficiaries) shall provide ten Business Days prior written notice to the Registrar of any such Transfer, (y) any transferor must deliver a Certificate of Transfer in the form of Exhibit B hereto to the Registrar and (z) any transferor and any transferee must deliver any additional certifications, documents and information, as may be reasonably requested by the Trustee. In addition, prior to any registration of a Transfer, the requesting Holder shall present or surrender to the Registrar or shall instruct the custodian of the Notes to present or surrender to the Registrar, the Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. Each Holder, by accepting a Note, shall be deemed to agree to the transfer restrictions set forth in this Section 2.06. No Transfer of Notes in violation of the terms of this Section 2.06 shall be made or recorded on the books of the Registrar, and any such Transfer shall be void and of no effect. No transfer of Notes shall be effective unless and until it has been recorded in the Register. Only the registered Holder of a Note will be treated as its owner.

(b) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes upon the Issuer’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv) The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 2.06. The Issuer shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer, Trustee and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.03 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between the opening of business on a Business Day 15 days before the Maturity Date and the Maturity Date.

(vi) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and accrued and unpaid interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.02.

(viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) All Notes issued upon any transfer pursuant to this Section 2.06 will evidence the same Debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Note being acquired by a “protected purchaser” as defined in Section 8-303 of the UCC and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Note. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced, including any loss or liability which any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Notes tendered and exchanged for other securities of the Issuer;

(b) Notes for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, then notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed; and

(c) Notes paid pursuant to Section 2.07 and Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer.

SECTION 2.09    [Omitted.]

SECTION 2.10    Cancellation. All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate Trust Office. All Notes so delivered shall be promptly cancelled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as permitted by this Indenture. A copy of all cancelled Notes held by the Trustee shall be delivered to the Issuer upon the written request of the Issuer. The acquisition of any Notes by the Issuer shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation. The Notes shall not be disposed of until payment thereon is made in full.

SECTION 2.11    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in each case at the rate specified in the Notes. The Issuer may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE III

REDEMPTION

SECTION 3.01    Optional Redemption. The Issuer may redeem at any time all or a part of the Notes, in accordance with the provisions of this Article III, at a redemption price equal to 100% of the principal amount of Notes redeemed (the “Redemption Price”) plus the accrued and unpaid interest to the date of redemption (the “Redemption Date”).

SECTION 3.02    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to this Article III, it shall notify the Trustee not less than 30 days, but not more than 60 days, prior to the Redemption Date of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.

SECTION 3.03    Selection. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by such method as the Trustee shall reasonably deem fair and appropriate, including, without limitation, on a pro rata basis or by lot. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Issuer shall default in the payment of the Redemption Price, interest will cease to accrue on Notes or portions of them called for redemption.

The portions of the principal amount of Notes so selected for partial redemption shall be equal to the minimum authorized denominations for Notes pursuant to Section 2.01(a) or any integral multiple thereof. In any case when more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04    Notice. Notice of redemption shall be given by the Issuer, or at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer, provided however, that the Issuer has delivered to the Trustee, at least five days prior to the sending of the notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, not less than 20 days and not more than 60 days prior to the Redemption Date (which date may be extended in accordance with applicable law) to each Holder at such Holder’s registered address; provided that a notice of redemption may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of this Indenture pursuant to Section 8.01. Notices of redemption shall be mailed by first class mail to each Holder of Notes to be redeemed at its registered address. Notices of redemption may state that consummation of the redemption is conditional upon the occurrence of certain events described in reasonable detail therein.

The notice shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest to the Redemption Date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest;

(5) that the Notes are being redeemed by the Issuer pursuant to provisions contained in this Indenture or the terms of such Notes, together with a brief statement of the facts permitting such redemption;

(6) that (i) all outstanding Notes are to be redeemed, or (ii) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(7) in the case of Notes that are to be redeemed in part only, that on or after the Redemption Date, upon surrender of such Notes, the Holders of such Notes will receive, without charge, new Notes in authorized denominations for the principal amount thereof remaining unredeemed;

(8) that, unless the Issuer defaults in making payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(9) the place or places of payment where such Notes are to be surrendered for payment of the Redemption Price; and

(10) in reasonable detail any condition that must be satisfied before the Issuer will be required to redeem the Notes.

SECTION 3.05    Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price, subject to any conditions that must be satisfied before the Issuer will be required to redeem the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.06    Deposit of Redemption Price. At or prior to 10:00 a.m., New York City time, on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or its Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on the Redemption Date. The Paying Agent shall then pay the Redemption Price to the Holders of Notes being redeemed; provided that the Holder of a Note being redeemed must surrender all certificates representing such elected Notes to the Paying Agent in accordance with the notice of redemption before it shall be entitled to receive such payment.

SECTION 3.07    Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 3.08    No Sinking Fund. There shall be no sinking fund for the payment of principal on Notes to the Noteholders.

ARTICLE IV

COVENANTS

SECTION 4.01    Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (if other than the Issuer or a Wholly Owned Subsidiary) holds by 10:00 a.m., New York City time (or, if the Issuer or its Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust by that time), in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

SECTION 4.02    Reports. The Issuer, pursuant to Section 314(a) of the TIA, shall:

(1) file with the Trustee, within 15 days after the Issuer files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 314(a) of the TIA; and

(3) transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if it or any direct or indirect parent of the Issuer has filed such reports with the SEC via EDGAR (or any replacement electronic filing system implemented by the SEC) and such reports are publicly available.

SECTION 4.03    Maintenance of Office or Agency.

The Issuer will maintain an office or agency where the Notes may be presented or surrendered for payment, where such Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of such Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Issuer may also from time to time designate different or additional offices or agencies to be maintained for such purposes, and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

The Issuer hereby designates the Corporate Trust Office as one such office or agency of the Issuer under this Section 4.03.

SECTION 4.04    Compliance Certificate. The Issuer shall deliver to the Trustee annually (on the anniversary of the issuance of the Notes) an Officers’ Certificate one of the signatories of which shall be the Issuer’s principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default then in existence. If they do have such knowledge, the certificate shall describe the Default, the status of such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

ARTICLE V

SUCCESSOR ISSUER

SECTION 5.01    Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer. The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Issuer and its Subsidiaries) in one or more related transactions, to another Person unless the Issuer is the surviving entity, or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such Person, the “Successor Entity”) assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture and other documents reasonably satisfactory to the Trustee.

Notwithstanding any provision herein to the contrary, (a) any Subsidiary of the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer; and (b) the Issuer may merge or consolidate with an Affiliate organized solely for the purpose of reorganizing the Issuer in another jurisdiction.

Upon any consolidation or merger in which the Issuer is not the surviving entity, or any transfer of all or substantially all of the assets of the Issuer in each case in accordance with the foregoing, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes and this Indenture, with the same effect as if the Successor Entity had been named as the Issuer.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01    Events of Default.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default for five days in payment when due of the principal of the Notes;

(3) the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Bankruptcy Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer in an involuntary case;

(B) appoints a Bankruptcy Custodian of the Issuer or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuer;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days; or

(5) the Issuer fails to comply with any covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clauses (a)(1) or (2)) and such failure continues for 60 days after written notice is given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) For purposes of this Indenture, the term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02    Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(3) or (4)) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(3) or (4) occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

(b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

SECTION 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04    Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any Event of Default and its consequences hereunder. When an Event of Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right thereon.

SECTION 6.05    Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be in conflict with any rule of law or with this Indenture. However, the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06    Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07    Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such

Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08    Collection Suit by Trustee. If an Event of Default occurs and is continuing under Section 6.01(a)(1) and (2), the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any overdue principal and on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10    Application of Money or Property Collected. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen days before such record date, the Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12    Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01    Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02    Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require either or both an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default under Section 6.01(a)(3), (4) or (5) unless a Trust Officer has actual knowledge thereof or unless a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 11.02, from the Issuer or a Holder that such Default or Event of Default has occurred, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.03    Reserved.

SECTION 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the

Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05    Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Noteholders. If a Default occurs and is continuing and a Senior Officer of the Issuer has actual knowledge of such Default, the Issuer shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Issuer with respect thereto.

SECTION 7.06    Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending             1 and shall be transmitted by the next succeeding             .2

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and the Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Notes and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other Person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent and Registrar and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld). To secure the

[1]	First of month following month of Issue Date.
[2]	Period end plus 2 months.

Issuer’s payment obligations in this Section and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses, and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(a)(3) or (4) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08    Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such Person shall be qualified and eligible under this Article VII.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the same force under the Notes or this Indenture as if such certificates were delivered by the Trustee.

SECTION 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11    Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12    Individual Rights of Trustee. The Trustee in its individual or any other capacity may deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 8.01    Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto), the Issuer will be discharged from its obligations under the Notes, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes when:

(a) either (i) all the Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or an irrevocable notice of redemption with respect to all Notes has been sent by the Issuer in accordance with the terms of this Indenture and the Issuer has irrevocably deposited or caused to be deposited in trust with the Trustee solely for the benefit of the Holders’ money, Government Notes or a combination thereof, in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or the date of redemption, as applicable;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture and the Notes have been complied with.

The Trustee shall hold in trust money or Government Notes (including proceeds thereof) deposited with it pursuant to this Section 8.01. It shall apply the deposited money and the money from Government Notes through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under this Article VIII and Section 2.04 shall survive.

SECTION 8.02    Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article VIII by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.03    Repayment to the Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or its Wholly Owned Subsidiary, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer or its Wholly Owned Subsidiary) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

ARTICLE IX

AMENDMENTS

SECTION 9.01    Without Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture or the Notes by the execution of a supplemental indenture without notice to or consent of any Noteholder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger, consolidation or sale of assets in accordance with Article V of this Indenture;

(3) to make any change that would provide any additional rights or benefits to the Holders (including additional covenants, events of default, guarantees or security) or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture or the Notes;

(4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

(5) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the terms of this Indenture.

After a supplemental indenture under this Section becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such supplemental indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section.

SECTION 9.02    With Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture or the Notes by the execution of a supplemental indenture without notice to any Noteholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for,

Notes), and any existing default or compliance with any provisions of this Indenture or the Notes may be waived in accordance with Section 6.04 of this Indenture. Notwithstanding the foregoing, without the consent of each Holder affected, a supplemental indenture or waiver shall not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration) or make any change to Section 6.07;

(5) make any Note payable in money other than United States dollars;

(6) impair the rights of Holders to receive payments of principal or interest on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any Notes; or

(7) make any change to this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After a supplemental indenture under this Section becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such supplemental indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section.

No amendment may be made to Article X of this Indenture that adversely affects the rights of any holder of Senior Debt of the Issuer then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

SECTION 9.03    Compliance with Trust Indenture Act. Notwithstanding any other provision herein to the contrary, every supplemental indenture to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04    Revocation and Effect of Consents and Waivers. A consent to a supplemental indenture or a waiver by a Holder shall bind such Holder and every subsequent Holder of such Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation before the date the supplemental indenture or waiver becomes effective. After a supplemental indenture or waiver becomes effective, it shall bind every Noteholder. Except if otherwise specified in such supplemental indenture or waiver, a supplemental indenture or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding anything to the contrary in this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05    Notation on or Exchange of Notes. If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the

Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such supplemental indenture.

SECTION 9.06    Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07    Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

SUBORDINATION

SECTION 10.01    Subordination. The Issuer agrees, and each Holder by accepting a Note agrees, that the Obligations with respect to the Notes (including principal of, interest on and all other amounts with respect to the Notes) are subordinated and junior in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed); that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02    No Payment on Notes in Certain Circumstances. If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Issuer or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of such event of default to the Trustee (a “Default Notice”), then, unless and until all such events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the “Blockage Period”), neither the Issuer nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes (other than payment of amounts already deposited in accordance with the satisfaction and discharge provisions of this Indenture) or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

SECTION 10.03    Distributions in Liquidation or Bankruptcy. Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities:

(a) holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before Holders will be entitled to receive any payment with respect to the Notes; and

(b) until all Obligations with respect to Senior Debt (as provided in the preceding clause (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article X will be made to holders of Senior Debt, as their interests may appear.

SECTION 10.04    Notice of Event of Default and Acceleration. The Issuer shall deliver to the holders of Senior Debt or their Representative, as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default or Event of Default, notice of such Default or Event of Default.

If payment of the Notes is accelerated because of an Event of Default, the Issuer will promptly notify holders of Senior Debt or their Representative of such acceleration.

SECTION 10.05    When Distribution Must be Paid Over. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article X, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

SECTION 10.06    Duties of Trustee. With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07    Notice of Violations. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

SECTION 10.08    Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other Debt pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

SECTION 10.09    No Impairment. This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture will:

(a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

(c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

SECTION 10.10    Right of Senior Debt to Enforce. No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

SECTION 10.11    Notice to Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to such holders or their Representative.

Upon any payment or distribution of assets of the Issuer referred to in this Article X, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.12    Knowledge of Trustee. The provisions of this Article X or any other provision of this Indenture notwithstanding, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Issuer or a Representative may give the notice. Nothing in this Article X will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.13    Authorization to Effect Subordination; Power of Attorney. Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of this Indenture at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim on behalf of the Holders.

SECTION 10.14    Modification. The provisions of this Article X may only be amended or modified in accordance with the provisions of Section 9.02 of this Indenture.

SECTION 10.15    This Article X Not to Prevent Events of Default. The provisions of this Article X shall not be construed as preventing the occurrence of an Event of Default due to the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article X.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02    Notices. Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer:

Towers Watson & Co.

c/o Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Attention: Walter W. Bardenwerper, Esq.,

Vice President and General Counsel

Facsimile: (703) 258-7497

and

c/o Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Attention: Kevin Young, Esq., General Counsel

Facsimile: (215) 246-4463

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

1050 Connecticut Ave., NW Suite 200

Washington, DC 20036

Attention: Stephen I. Glover, Esq.

Facsimile: (202) 467-0539

and a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: Charles J. Conroy, Esq.

Facsimile: (212) 822-5671

if to the Trustee:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be made in compliance with Section 313(c) of the TIA and mailed, first-class mail, to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03    Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 11.04    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

SECTION 11.05    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.04) shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06    When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08    Payment not on a Business Day. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.09    GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10    No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate of the Issuer shall not have any liability for any obligations of the Issuer under the Notes, this Indenture, or for any claim based on, in respect of or by reason of such obligations or its creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.11    Successor. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14    Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by Law.

SECTION 11.15    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.16    Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER:
TOWERS WATSON & CO.

By:
Name:
Title:
TRUSTEE:
WILMINGTON TRUST FSB

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[RESTRICTED TRANSFER LEGEND]

NOTES MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN (I) THE ISSUER, (II) A PERMITTED FAMILY MEMBER (AS DEFINED IN THE INDENTURE DATED AS OF                      (THE “INDENTURE”) BETWEEN TOWERS WATSON & CO. AND WILMINGTON TRUST FSB (THE “TRUSTEE”)) OF THE TRANSFEROR, (III) ANY TRUST ORGANIZED FOR THE BENEFIT OF A PERMITTED FAMILY MEMBER OF THE TRANSFEROR OR (IV) UPON THE DEATH OF A HOLDER, SUCH HOLDER’S EXECUTORS, ADMINISTRATORS, TESTAMENTARY TRUSTEES, LEGATEES AND BENEFICIARIES. IN CONNECTION WITH ANY TRANSFER PERMITTED UNDER THE INDENTURE, (X) A HOLDER (OR, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (IV), SUCH HOLDER’S EXECUTORS, ADMINISTRATORS, TESTAMENTARY TRUSTEES, LEGATEES AND BENEFICIARIES) SHALL PROVIDE TEN BUSINESS DAYS PRIOR WRITTEN NOTICE TO THE REGISTRAR OF ANY SUCH TRANSFER, (Y) ANY TRANSFEROR MUST DELIVER A CERTIFICATE OF TRANSFER IN THE FORM SET FORTH IN THE INDENTURE TO THE REGISTRAR AND (Z) ANY TRANSFEROR AND ANY TRANSFEREE MUST DELIVER ANY ADDITIONAL CERTIFICATIONS, DOCUMENTS AND INFORMATION, AS MAY BE REASONABLY REQUESTED BY THE TRUSTEE. IN ADDITION, PRIOR TO ANY REGISTRATION OF A TRANSFER, THE REQUESTING HOLDER SHALL PRESENT OR SURRENDER TO THE REGISTRAR OR SHALL INSTRUCT THE CUSTODIAN OF THE NOTES TO PRESENT OR SURRENDER TO THE REGISTRAR THE NOTES DULY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUCTION OF TRANSFER IN FORM SATISFACTORY TO THE REGISTRAR DULY EXECUTED BY SUCH HOLDER OR ITS ATTORNEY, DULY AUTHORIZED IN WRITING. EACH HOLDER, BY ACCEPTING A NOTE, SHALL BE DEEMED TO AGREE TO THE TRANSFER RESTRICTIONS SET FORTH ABOVE. NO TRANSFER OF NOTES IN VIOLATION OF THE TERMS OF THIS LEGEND SHALL BE MADE OR RECORDED ON THE BOOKS OF THE REGISTRAR, AND ANY SUCH TRANSFER SHALL BE VOID AND OF NO EFFECT.

[FORM OF NOTE]

      %3 SUBORDINATED NOTES DUE

No. ___	$

TOWERS WATSON & CO., a Delaware corporation (the “Issuer”), promises to pay to             , or its registered assigns, the principal sum of              in U.S. Dollars on                         ,             .

Interest Payment Date:             .

Any term used in this Note but not otherwise defined herein shall have the meaning assigned to such term in the Indenture, dated as of              (the “Indenture”), between the Issuer and Wilmington Trust FSB (the “Trustee”). Additional provisions of this Note are set forth on the other side of this Note.

[3]	Interest to be set at a fixed per-annum rate, compounded annually, equal to the greater of (x) 2.0% and (y) 120.0% of the short-term applicable federal rate in effect at the Effective Time (as defined in the Merger Agreement), prescribed by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

TOWERS WATSON & CO.

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB as Trustee,

By
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

        % Subordinated Notes due

1.	Interest; Calculation of Interest Rate

TOWERS WATSON & CO., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuer shall pay interest in arrears on              (the “Maturity Date”). Interest on this Note will accrue from the Issue Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by this Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest (except defaulted interest) on the Notes to the Persons who are registered Holders on the Maturity Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.	Paying Agent and Registrar

Initially, WILMINGTON TRUST FSB (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Subsidiary of the Issuer may act as Paying Agent or Registrar.

The Issuer shall retain possession of the Notes as custodian for the Holders. Holders of the Notes will be entitled to physical delivery of their respective Note upon written request to the Issuer. Except for any Notes delivered to Holders pursuant to written request by such Holders to the Issuer, the Notes will at all times be held by the Issuer.

4.	Indenture

The Issuer issued the Notes under the Indenture dated as of                      (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. Defined terms used but not defined herein have the meanings ascribed thereto in the Indenture.

The Notes are subordinated obligations of the Issuer and are limited to $             in aggregate principal amount outstanding. This Note is one of the Notes referred to in the Indenture.

5.	Redemption

This Note will be subject to redemption at any time at the option of the Issuer, in whole or in part, at 100% of principal amount plus accrued and unpaid interest thereon, if any, to the Redemption Date. Notice of redemption shall be given by the Issuer, or at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer, not less than 20 days and not more than 60 days prior to the Redemption Date (which date may be extended in accordance with applicable law) to each Holder at such Holder’s registered address; provided that a notice of redemption may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with the satisfaction and discharge of the Indenture pursuant to Section 8.01 of the Indenture. Notices of redemption shall be mailed by first-class mail to each Holder of Notes to be redeemed at its registered address. If the Issuer is redeeming less than all of the outstanding Notes, selection of Notes for redemption will be made by such method as the Trustee shall reasonably deem fair and appropriate, including, without limitation, on a pro rata basis or by lot. If the Notes are to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

6.	Subordination

The Notes are subordinated to Senior Debt of the Issuer upon the terms and conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Debt of the Issuer must be paid before the Notes may be paid. Each Holder of Notes, by the Holder’s acceptance hereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.

7.	Denominations; Transfer; Exchange

The Notes may be issued in denominations of $2,000 and integral multiples of $1,000, or in any such smaller denominations as is necessary to allow the issuance of Notes with an original principal amount as the Issuer would be required to deliver upon redemption of the Issuer’s Class R Common Stock in accordance with the terms thereof and the Merger Agreement. A Holder may transfer or exchange Notes only in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or its Wholly Owned Subsidiary, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer or its Wholly Owned Subsidiary) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

10.	Discharge

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture and the Notes if the Issuer deposits with the Trustee cash in United States dollars or Government Notes for the payment of principal and interest on the Notes to maturity.

11.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any existing default or noncompliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuer and the Trustee may amend or supplement the Indenture and the Notes (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iii) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger, consolidation or sale of assets in accordance with Article V of the Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders (including additional covenants, events of default, guarantees or security) or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture or the Notes, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA and (vi) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the terms of this Indenture.

12.	Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(a)(3) or (4) of the Indenture) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(3) or (4) of the Indenture occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

13.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity may deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

A director, officer, incorporator, employee, stockholder or Affiliate of the Issuer shall not have any liability for any obligations of the Issuer under the Notes, this Indenture, or for any claim based on, in respect of or by reason of such obligations or its creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

15.	Governing Law

THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

The Issuer will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

TOWERS WATSON & CO.

c/o Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Facsimile: (703) 258-7497

Attention: General Counsel

and

c/o Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Facsimile: (215) 246-4463

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TOWERS WATSON & CO.

c/o Watson Wyatt Worldwide, Inc.

901 N. Glebe Road

Arlington, VA 22203

Facsimile: (703) 258-7497

Attention: General Counsel

and

c/o Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Facsimile: (215) 246-4463

Attention: General Counsel

WILMINGTON TRUST FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell

Re:	% Subordinated Notes due

Reference is hereby made to the Indenture, dated as of                      (the “Indenture”), between TOWERS WATSON & CO., as issuer (the “Issuer”), and WILMINGTON TRUST FSB (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”). In connection with the Transfer, the Transferor or the executor of the Transferor’s estate, as the case may be, hereby certifies that the Transferee is at least one of the following:

(i) the Issuer, (ii) a Permitted Family Member of the Transferor, (iii) any trust organized for the benefit of a Permitted Family Member of the Transferor or (iv) upon the death of a Holder, such Holder’s executors, administrators, testamentary trustees, legatees and beneficiaries.

Attached hereto as Exhibit A is a Form W-9 for the Transferee, which the Transferor certifies is, to its knowledge, true and correct in all material respects.

Attached hereto as Exhibit B are payment instructions for the Transferee with respect to all amounts that will be due to the Transferee as a Holder of the Notes the subject of the Transfer.

[The remainder of this page is intentionally left blank.]

This certificate and the statements contained herein are made for the benefit of the Trustee and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

EXHIBIT A

FORM W-9

EXHIBIT B

PAYMENT INSTRUCTIONS

AND

CONTACT INFORMATION

ANNEX G

Towers Watson & Co.

2009 Long Term Incentive Plan

1.    Purpose.  The purpose of the Towers Watson & Co. 2009 Long Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.    Definitions.  Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 14.1 hereof.

“Base Price” means the base price per share of a Stock Appreciation Right, as provided in Section 7.2 hereof.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Common Stock” means the Company’s Class A common stock, par value $0.01 per share.

“Company” means Jupiter Saturn Holding Company, a Delaware corporation (to be renamed as “Towers Watson & Co.”).

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code and the regulations thereunder, unless otherwise provided in an Award Agreement.

“Dividend Equivalent Right” means a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock, as set forth in Section 9.4 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date, unless otherwise defined in an Award Agreement, the last reported sale price per share of the Common Stock on such date (or if such date is not a trading day, then on the next preceding trading date), as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, or if not so listed, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual Performance Goals.

“Performance Goals” shall have the meaning set forth in Section 10.2 hereof.

“Plan” means the Towers Watson & Co. 2009 Long Term Incentive Plan as set forth herein, effective as provided in Section 15.1 hereof and as may be amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary, a Participant’s service as a Non-Employee Director with the Company, or a Participant’s service as a consultant or other personal service provider of the Company or any of its Subsidiaries, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the Base Price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.    Administration.

3.1    Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2    Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any award, and (vi) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3    Delegation of Authority.  The Committee, in its discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to the Company’s chief executive officer or to a committee of officers of the Company; provided, however, that no delegate will have the authority to grant or amend Awards to executive officers of the Company, nor, to grant or amend Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent necessary for such qualification.

4.    Shares Subject to the Plan.

4.1    Number of Shares Reserved.  Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 12,500,000, provided that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.85 Shares for every one (1) Share subject to such Award. The entire pool of shares of Common Stock available under the Plan is available for the grant of Incentive Stock Options. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, or treasury shares.

4.2    Share Replenishment.  To the extent that an Award is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of the shares to the Participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for future Awards under the Plan. Shares that are (i) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (ii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock

Appreciation Right shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

4.3    Adjustments.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 6.1, 7.1, 8.1, 9.1 and 11.1 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or Base Price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.    Eligibility and Awards.

5.1    Designation of Participants.  Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.
5.2    Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem. The terms of all Awards under the Plan will be specified by the Committee and will be set forth in individual Award Agreements as described in Section 14.1 hereof.

6.    Stock Options.

6.1    Grant of Stock Options.  A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

6.2    Exercise Price.  The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion, specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3    Vesting of Stock Options.  The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the

Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4    Term of Stock Options.  The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Stock Option of a Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (A) the maximum term of the Stock Option or (B) unless otherwise provided in an Award Agreement, and except for termination for Cause (as described in Section 13.2 hereof), the date that is ninety (90) days following termination of Service of the Participant.

6.5    Stock Option Exercise; Tax Withholding.  Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, and unless otherwise provided by the Committee at the time of payment: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6    Limited Transferability of Nonqualified Stock Options.  All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 14.3 hereof or (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee, in its discretion, at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may, in its discretion, impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.

6.7    Additional Rules for Incentive Stock Options.

(a)    Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)    Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)    Termination of Employment.  An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)    Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)    Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8    Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

7.    Stock Appreciation Rights.

7.1    Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

7.2    Base Price.  The Base Price per share of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, the Committee may, in its discretion, specify a Base Price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3    Stand-Alone Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.

7.4    Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a Base Price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.5    Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the Base Price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.6    Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the Base Price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

8.    Restricted Stock Awards.

8.1    Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2    Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.

8.3    Transfer Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4    Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, unless otherwise determined by the Committee, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the time or times of vesting of the Restricted Stock Award. Any Common Stock received as a stock divided or distribution will be subject to the same restrictions as the underlying Restricted Stock Award.

8.5    Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.    Restricted Stock Units.

9.1    Grant of Restricted Stock Units.  A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The maximum number of units that may be subject to Restricted Stock Units granted to a Participant during any one calendar year shall be limited to 500,000 shares units (subject to adjustment as provided in Section 4.3 hereof). The value of each Restricted Stock Unit is equal to the Fair Market Value of one share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 14.3 hereof.

9.2    Vesting of Restricted Stock Units.  On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon termination of Service under certain circumstances, as set forth in the Award Agreement.

9.3    Payment of Restricted Stock Units.  Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4    Dividend Equivalent Rights.  Restricted Stock Units may be granted together with a Dividend Equivalent Right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend Equivalent Rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5    No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.    Performance Awards.

10.1    Grant of Performance Awards.  A Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts may be based on the achievement of specified levels of performance with respect to a Performance Goal (or goals), including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may also be based upon the continued Service of the Participant with the Company or a Subsidiary or on such other conditions as determined by the Committee and set forth in an Award Agreement. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $5 million. Performance Awards shall be non-transferable, except as provided in Section 14.3 hereof. Each Performance Award shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Performance Award upon termination of Service under certain circumstances, as set forth in the Award Agreement.

10.2    Performance Goals.  For purposes of Performance Awards, as well as for any other types of Awards under the Plan, the Committee may set performance goals based upon the achievement of Company-wide, departmental, or individual goals, or any other basis determined by the Committee in its discretion. For purposes hereof, “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: 1) net earnings; 2) earnings per share; 3) dividend ratio; 4) net sales growth; 5) income or net income (before taxes); 6) operating profit or net operating profit; 7) return measures (including, but not limited to, return on assets, capital, equity or sales); 8) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); 9) earnings before or after taxes, interest, depreciation and/or amortization; 10) share price (including, but not limited to growth measures and total shareholder return); 11) expense targets; 12) customer satisfaction; 13) market share; 14) economic value added; 15) the formation of joint ventures or the completion of other corporate transactions; 16) market capitalization; 17) debt leverage (debt to capital); 18) operating income or net operating income; 19) operating margin or profit margin; 20) return on operating revenue; 21) operating ratio; 22) integration and/or penetration of the market; and/or 23) any combination of or a specified increase in any of the foregoing. The Committee may adjust, change, or eliminate the Performance Goals or the applicable performance period of the Award as it deems appropriate, in its discretion. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

10.3    Section 162(m) Performance Awards.  For purposes of qualifying grants of Performance Awards, as well as for any other types of Awards under the Plan, as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Awards shall be based on the achievement of one or more Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Awards that are intended to qualify under Section 162(m) of the Code, the Committee shall (i) interpret this Plan in a manner consistent with Section 162(m) of the Code; (ii) have no discretion to adjust any Performance Goal in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code; and (iii) certify that the Performance Goals applicable to the Award are met before any payment with respect to such Award. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to Performance Goals pursuant to the last sentence of Section 10.2 shall only be made to the extent consistent with Section 162(m) of the Code, and the Compensation Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period, to the extent consistent with Section 162(m) of the Code: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) mergers, acquisitions and divestitures, (v) accruals for reorganization and restructuring programs and (vi) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the Performance Goals shall be subject to re-approval by the Company’s shareholders no later than the first shareholder meeting that occurs in the year following the fifth (5th) anniversary of the date on which the Plan first becomes effective.

10.4    Payment of Performance Awards.  Payment of Performance Awards will generally be made as soon as practicable after the expiration of the applicable performance period, provided, however, that a deferred payment date may be established by the Committee and set forth in the Award Agreement. Payment of the Performance Awards may be made in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any payment of a Performance Award in Common Stock shall be made based upon the Fair Market Value thereof.

11.    Stock Awards.

11.1    Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as compensation for Non-Employee Directors or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.3 hereof).

11.2    Rights as Shareholder.  Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.    Change in Control.

12.1    Effect of Change in Control.  With respect to any Award the vesting of which is subject to the attainment of Performance Goals, upon a Change in Control, payout of cash or securities under such Award shall be determined as if the Performance Goals were achieved at the target level of performance, but vesting and (as applicable) payment of any such Award shall remain subject to any requirements under the Award relating to the Participant’s continued performance of Service (except that, if the Participant’s Service is terminated without

Cause upon or following the Change in Control, full vesting and (as applicable) payment under such Award shall be made within ten (10) days following such termination). With respect to any other Award, the Award shall fully vest (and, as applicable become fully exercisable or payable) immediately prior to the Change in Control unless the Award is assumed by, or a reasonably equivalent award is substituted for, the Award in connection with the Change in Control (and, in the event of any such assumption or substitution, the assumed or substituted award shall vest on the same conditions as the Award, provided that if the Participant’s Service is terminated without Cause upon or within twelve (12) months following the Change in Control, the assumed or substituted award shall fully vest (and, as applicable, shall become payable within ten (10) days following such termination).

12.2    Definition of Change in Control.  For purposes of the Plan, unless otherwise defined in an Award Agreement, “Change in Control” shall mean: (i) a change in ownership of the Company under paragraph (a) below, or (ii) a change in effective control of the Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below.

(a)    Change in the Ownership of the Company.  A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

(b)    Change in the Effective Control of the Company.  A change in the effective control of the Company shall occur on the date that either (i) any one person or more than one person acting as a group (within the meaning of Sections 13(d) and 14(d) of the 1934 Act; provided, that in no event shall a person be deemed to be acting as a group if such person would not otherwise be considered to be acting as a group, within the meaning of paragraph (d) hereof), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company, provided, however, that an acquisition of Voting Stock directly from the Company shall not constitute a change in effective control of the Company; or (ii) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(c)    Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (d). For purposes of this paragraph (c), a person’s status is determined immediately after the transfer of the assets.

(d)    Persons Acting As a Group.  For the purposes of paragraphs (a), (b), and (c), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)    Each of the sub-paragraphs (a) through (d) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and any Treasury regulations or other guidance issued thereunder.

13.    Forfeiture Events.

13.1    General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2    Termination for Cause.

(a)    General.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “Cause” as provided in this Section 13.2.

(b)    Definition of “Cause”.  For purposes of the Plan, unless otherwise defined in an Award Agreement, “Cause” means the Participant’s termination of Service due to: (i) persistent neglect or negligence in the performance of the Participant’s employment duties; (ii) persistent unexcused absenteeism, (iii) breach of the Company’s Code of Business Conduct or related policies, (iv) conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, (v) any deliberate and material breach of fiduciary duty to the Company or other conduct that leads to the material damage or prejudice of the Company, or (vi) illegal use of controlled dangerous substances or use of alcohol to such extent as to have a material adverse effect on the Participant’s performance of his or her duties with respect to the Company.

14.    General Provisions.

14.1    Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock, units or other rights subject to the Award, the exercise price, Base Price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as any administrative guidelines of the Company in effect from time to time.

14.2    Determinations of Service.  The Committee shall make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including with respect to the continuation, suspension or termination of such Service. A Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, (ii) the Participant transfers between service as an employee and service as a consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final and binding.

14.3    No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company or any of its Subsidiaries, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the participant’s last will, or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

14.4    Deferrals of Payment.  The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award, provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.5    No Right to Employment or Continued Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

14.6    Rights as Shareholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

14.7    Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

14.8    Securities Law Compliance.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

14.9    Non-United States Participants and Jurisdictions.  Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which Eligible Persons who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.10    Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.11    Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.12    Unfunded Plan.  The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.13    Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

14.14    Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

14.15    Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.16    Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.    Term; Amendment and Termination.

15.1    Term.  The Plan has been adopted by the Board of the Company and shall become effective immediately following the closing of the Agreement and Plan of Merger among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Pennsylvania Inc., and Jupiter Saturn Delaware Inc., dated as of June 26, 2009. The term of the Plan will be ten (10) years from the date of adoption by the Board, subject to Section 15.2 hereof.

15.2    Amendment and Termination.  The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange, NASDAQ or other exchange or securities market or for any other purpose.

ANNEX H

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TOWERS WATSON & CO.

A.	The name of the Corporation (the “Corporation”) is Towers Watson & Co. The Corporation was originally incorporated under the name of Jupiter Saturn Holding Company by the filing of a Certificate of Incorporation with the Secretary of State of Delaware on June 24, 2009.

B.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

C.	The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

1. Name. The name of the corporation is Towers Watson & Co.

2. Registered Office; Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, DE 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. Capital Stock.

4.1 The Corporation has the authority to issue an aggregate of 416,100,000 shares. Of the authorized shares of capital stock of the Corporation: (i) 300,000,000 shares shall be designated as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 93,500,000 shares shall be designated as Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), (iii) 13,500,000 shares shall be designated as Class R Common Stock, par value $0.01 per share (the “Class R Common Stock”), (iv) 7,000,000 shares shall be designated as Class S Common Stock, par value $0.01 per share (the “Class S Common Stock” and, collectively with the Class A Common Stock, the Class B Common Stock and the Class R Common Stock, the “Common Stock”), (v) 100,000 shares shall be designated as Class F Stock, no par value per share (the “Class F Stock”) and (vi) 2,000,000 shares shall be designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The shares of Class B Common Stock shall be divided into the following series: 31,000,000 shares of Class B-1 Common Stock (the “Class B-1 Common Stock”), 25,000,000 shares of Class B-2 Common Stock (the “Class B-2 Common Stock”), 25,000,000 shares of Class B-3 Common Stock (the “Class B-3 Common Stock”), and 12,500,000 shares of Class B-4 Common Stock (the “Class B-4 Common Stock”).

4.2 The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

4.3 To the full extent permitted by the DGCL, as the same exists or may hereafter be amended, the Board of Directors is authorized by resolution to divide and issue the shares of Preferred Stock in series and to fix the voting powers and any designations, preferences, and relative, participating, optional or other special rights of any such series of Preferred Stock and any qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

4.4 No holder of stock of any class of the Corporation has any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, or any right of subscription therefor, other than such rights, if any, as the Board of Directors in its discretion from time to time determines.

4.5 The following is a description of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock and the Class F Stock.

(a) General. Except as otherwise set forth in this Article 4, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock and the Class F Stock are identical in all respects.

(b) Voting. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on matters submitted to a vote of stockholders of the Corporation. Shares of Class F Stock shall not have any voting rights except as required by the DGCL.

(c) Certain Definitions. For purposes of this Amended and Restated Certificate of Incorporation:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Board of Directors” means the Board of Directors of the Corporation.

“Cause” means for any Towers Perrin Continuing Employee (as defined below), any of the following with respect to such Towers Perrin Continuing Employee, provided, that such definition shall not in any manner change or modify the terms of employment of any Towers Perrin Continuing Employee, restrict or impede the ability of the Corporation or any of its Subsidiaries (as defined below) to terminate the employment of any Towers Perrin Continuing Employee, or confer any rights (other than the conversion of shares as set forth herein) upon any Towers Perrin Continuing Employee with respect to the termination of his or her employment with the Corporation or any of its Subsidiaries:

(A)	commission of theft, embezzlement, any other act of dishonesty relating to his or her employment with the Corporation or any of its Subsidiaries, or any violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or any Subsidiary at which he or she was employed at the time of such violation;

(B)	conviction of, or pleading guilty or nolo contendere to, a felony or to any lesser crime, which lesser crime has as its predicate element fraud, dishonesty, misappropriation or moral turpitude;

(C)	commission of an act or acts in the performance of his duties amounting to negligence or willful misconduct;

(D)	breach of a written policy of the Corporation or any Subsidiary at which he or she was employed at the time of such breach; or

(E)	failure to perform his or her job functions satisfactorily.

“Change in Control” means the occurrence of any of the foregoing: (A) a consolidation or merger of the Corporation with or into any other corporation or entity in which the holders of record of the Corporation’s outstanding shares of capital stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, hold (by virtue of securities issued as consideration in such transaction or otherwise) a majority of the voting power of the surviving corporation of such consolidation or merger; or (B) any transaction, or series of related transactions in which 50% or more of the Corporation’s voting power is transferred to persons other than the stockholders of the Corporation and their respective Affiliates immediately prior to such transaction or series of transactions; or (C) a sale of all or substantially all of the assets of the Corporation, except to one or more Affiliates of the Corporation; or (D) a change in the composition of the Board of Directors that results in Persons other than Continuing Directors (as defined below) comprising a majority of the Board of Directors.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (A) was selected as a member of the Board of Directors pursuant to Section 1.6 of the Merger Agreement (as defined below) or (B) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Effective Time” has the meaning set forth in Section 1.3(c) of the Merger Agreement (as defined below).

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 26, 2009, among the Corporation, Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), Towers, Perrin, Forster & Crosby, Inc., a Pennsylvania corporation (“Towers Perrin”), Jupiter Saturn Pennsylvania Inc., a Pennsylvania corporation and Jupiter Saturn Delaware Inc., a Delaware corporation (as it may be amended, supplemented, modified or waived from time to time).

“Permitted Family Members” means any spouse, parent, grandparent, child, grandchild (including a child or grandchild by adoption and step-children), sibling, mother-in-law, father-in-law, brother-in-law or sister-in-law of (i) the holder of Class B Common Stock for purposes of Section 4.5(d) hereof, (ii) the holder of Class R Common Stock or Class S Common Stock for purposes of Section 4.5(e) hereof and (iii) the holder of Class F Stock for purposes of Section 4.5(f) hereof.

“Permitted Transferee” means any Permitted Family Members or trusts for the benefit of Permitted Family Members.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental entity.

“Redemption Price” means the Final Watson Wyatt Stock Price, as such term is defined in the Merger Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

“Transfer” means the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance; provided, that none of the following shall constitute a Transfer: (i) the automatic conversion, transfer or exchange of the Class B Common Stock pursuant to Section 4.5(d)(ii) or (iii) hereof, (ii) the redemption of Class R Common Stock and Class S Common Stock pursuant to Section 4.5(e)(ii) hereof, or (iii) the exchange of shares of Class F Stock for Forfeited Towers Perrin RSU Shares (as defined in the Merger Agreement) pursuant to Section 4.5(f)(ii) hereof. “Transferred”, “Transferee” and “Transferor” shall have correlative meanings.

“Towers Perrin Continuing Employee” means any individual who (A) was an employee of Towers Perrin or any of its Subsidiaries immediately prior to the Effective Time, (B) received shares of Class B Common Stock as merger consideration under the Merger Agreement and (C) did not make a Valid Class R Election under the Merger Agreement.

(d) Rights of Holders of Class B Common Stock.

(i) Transfer Restrictions. Except for (A) Transfers to Permitted Transferees that comply with the notice requirements set forth below, (B) Transfers to the Corporation, (C) the automatic conversion of shares of Class B Common Stock pursuant to Section 4.5(d)(ii) hereof, or (D) the automatic transfer and exchange of shares of Class B Common Stock pursuant to Section 4.5(d)(iii) hereof, shares of Class B Common Stock may not be Transferred. Except as expressly provided in this Section 4.5(d), any purported Transfer of shares of Class B Common Stock shall be void. Shares of Class B Common Stock may be Transferred to a Permitted Transferee at any time, provided that the Transferor provides at least five (5) business days prior written notice to the Corporation, and any such Permitted Transferee shall take such shares subject to all of the provisions and restrictions set forth in this Section 4.5(d).

(ii) Automatic Conversion of Class B Common Stock. The shares of Class B Common Stock shall be subject to automatic conversion, without any action by the holder thereof, as follows:

(A)	(1) each share of Class B-1 Common Stock shall automatically convert into one share of Class A Common Stock on the first anniversary of the Effective Time, (2) each share of Class B-2 Common Stock shall automatically convert into one share of Class A Common Stock on the second anniversary of the Effective Time, (3) each share of Class B-3 Common Stock shall automatically convert into one share of Class A Common Stock on the third anniversary of the Effective Time and (4) each share of Class B-4 Common Stock shall automatically convert into one share of Class A Common Stock on the fourth anniversary of the Effective Time;

(B)	in the event of the death of any Towers Perrin Continuing Employee, each share of Class B Common Stock then held by such Towers Perrin Continuing Employee or, to the extent that he or she Transferred such shares of Class B Common Stock thereto, such Towers Perrin Continuing Employee’s Permitted Transferees, shall automatically convert into one share of Class A Common Stock;

(C)	in the event of a Change in Control, each of the then-outstanding shares of Class B Common Stock shall automatically convert into one share of Class A Common Stock;

(D)	to the extent the Board of Directors determines that such conversion is necessary pursuant to Section 2.1(c) of the Merger Agreement, with respect to shares held by stockholders located within any particular tax jurisdiction(s); and

(E)	any share(s) of Class B Common Stock may be converted by action of the Board of Directors, to the extent the Board of Directors determines, in its discretion, that such conversion is necessary or appropriate; provided, that the total number of shares so converted shall not exceed, in the aggregate, 5% of the total shares of Class B Common Stock issued pursuant to the Merger Agreement.

To the extent permitted by applicable law: all conversions pursuant to clause (A) shall be deemed to have been effected at the close of business on the date of conversion; all conversions pursuant to clause (B) shall be deemed to have been effected at the close of business on the date of death; all conversions pursuant to clause (C) shall be deemed to have been effected immediately prior to the consummation of the underlying transaction or sale, or upon the underlying change in composition of the Board of Directors, as the case may be, and all conversions pursuant to clauses (D) and (E) shall be deemed to have been effected on such date as the Board of Directors determines. Shares of Class A Common Stock may not be converted into shares of Class B Common Stock.

(iii) Automatic Transfer and Exchange of Class B Common Stock. The shares of Class B Common Stock held by any Towers Perrin Continuing Employee whose employment with the Corporation and its Subsidiaries is terminated without Cause, on or before the second anniversary of the Effective Time, shall be automatically transferred to the Corporation in exchange for shares of Class A Common Stock and/or shares of another series of Class B Common Stock upon such termination, as follows:

(A)	each share of Class B-1 Common Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to the Corporation in exchange for one share of Class A Common Stock;

(B)	each share of Class B-2 Common Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to the Corporation in exchange for one share of Class B-1 Common Stock;

(C)	each share of Class B-3 Common Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to the Corporation in exchange for one share of Class B-2 Common Stock; and

(D)	each share of Class B-4 Common Stock then held by such Towers Perrin Continuing Employee shall automatically be transferred to the Corporation in exchange for one share of Class B-3 Common Stock;

provided, however that the transfers and exchanges set forth in this Section 4.5(d)(iii) shall not apply to the voluntary termination by any Towers Perrin Continuing Employee of his or her employment with, or a termination for Cause of any Towers Perrin Continuing Employee by, the Corporation or any of its Subsidiaries.

To the extent permitted by applicable law, any of the foregoing transfers and exchanges set forth in this Section 4.5(d)(iii) shall be deemed to have been effected on the date of the underlying termination of employment. Shares of Class A Common Stock may not be transferred and exchanged for shares of Class B Common Stock.

(iv) Procedure for Transfers. Shares of Class B Common Stock which are uncertificated shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of a written request for transfer in such form as the Corporation requests. Shares of Class B Common Stock represented by certificates shall be transferred on the books of the Corporation, and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps.

(v) Legends. Each outstanding certificate, if any, representing shares of Class B Common Stock shall contain a legend reading substantially as follows, together with any other endorsements that the Board of Directors deems necessary or appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TOWERS WATSON & CO., AS IT MAY BE AMENDED FROM TIME TO TIME (THE “CHARTER”). ANY PURPORTED SALE, GIFT, MORTGAGE, PLEDGE, EXCHANGE, ASSIGNMENT OR OTHER DISPOSITION OR TRANSFER (COLLECTIVELY, A “TRANSFER”), EXCEPT AS SET FORTH IN SECTION 4.5(D) OF THE CHARTER, SHALL BE DEEMED NULL AND VOID. BY ACCEPTING ANY INTEREST IN THE SECURITIES, THE RECIPIENT THEREOF SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, ALL OF THE PROVISIONS SET FORTH IN THE CHARTER, INCLUDING THE TRANSFER RESTRICTIONS SET FORTH THEREIN. A COPY OF THE CHARTER MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF TOWERS WATSON & CO.”

(vi) Retirement of Class B Shares. The Corporation shall take all such action as is necessary so that any shares of Class B Common Stock that have been transferred to the Corporation in exchange for, or converted into, shares of Class A Common Stock or any other series of Class B Common Stock shall be retired and may not be reissued as shares of Class B Common Stock.

(vii) Reservation of Shares. The Corporation at all times shall reserve and keep available, out of its authorized but unissued Class A Common Stock, at least the number of shares of Class A Common Stock (i) that would become issuable upon the conversion of all shares of Class B Common Stock then outstanding and (ii) that would become issuable upon the exchange of all shares of Class F Stock then outstanding pursuant to Section 4.5(f)(ii) hereof. The Corporation at all times shall also reserve and keep available, out of its authorized but unissued Class B Common Stock, at least the number of each series of shares of Class B Common Stock that would become issuable upon the conversion of all shares of Class B Common Stock then outstanding which are held by a Towers Perrin Continuing Employee in the event that such person’s employment with the Corporation and its Subsidiaries is terminated without Cause as set forth in Section 4.5(d)(iii) hereof.

(e) Rights of Holders of Class R and S Common Stock.

(i) Transfer Restrictions. Except for (A) Transfers to Permitted Transferees, (B) Transfers to the Corporation, (C) Transfers, in the event of the death of any natural person who is the record holder of shares of Class R Common Stock or Class S Common Stock, to such deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries or (D) redemptions pursuant to Section 4.5(e)(ii) hereof, shares of Class R Common Stock and Class S Common Stock may not be Transferred. Except as expressly provided in this Section 4.5(e), any purported Transfer of shares of Class R Common Stock and Class S Common Stock shall be void. Shares of Class R Common Stock and Class S Common Stock may be Transferred to a Permitted Transferee at any time, provided that any such Permitted Transferee shall take such shares subject to all of the provisions and restrictions set forth in this Section 4.5. Shares of Class R Common Stock or Class S Common Stock may be Transferred to a Class R Common Stock holder’s or a Class S Common Stock holder’s (as applicable) executors, administrators, testamentary trustees, legatees and beneficiaries after the holder’s death, provided that any such Transferee shall take such shares subject to all of the provisions and restrictions set forth in this Section 4.5.

(ii) Redemption of Class R and Class S Common Stock. The Corporation shall redeem, out of funds legally available therefor, each issued and outstanding share of Class R Common Stock, on the first business day following the Effective Time, for (A) an amount of cash equal to 50% of the Redemption Price and (B) a promissory note with a principal amount equal to 50% of the Redemption Price, as set forth in Section 2.1(a)(ii) of the Merger Agreement. The Corporation shall redeem, out of funds legally available therefor, each issued and outstanding share of Class S Common Stock, on the first business day following the Effective Time, for an amount of cash equal to the Redemption Price, as set forth in Section 2.1(a)(iii) of the Merger Agreement.

(iii) Procedure for Transfers. Shares of Class R Common Stock and Class S Common Stock which are uncertificated shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of a written request for transfer in such form as the Corporation requests. Shares of Class R Common Stock and Class S Common Stock represented by certificates shall be transferred on the books of the Corporation, and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps.

(iv) Legends. Each outstanding certificate, if any, representing shares of Class R Common Stock or shares of Class S Common Stock shall contain a legend reading substantially as follows, together with any other endorsements that the Board of Directors deems necessary or appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TOWERS WATSON & CO., AS IT MAY BE AMENDED FROM TIME TO TIME (THE “CHARTER”). ANY PURPORTED SALE, GIFT, MORTGAGE, PLEDGE, EXCHANGE, ASSIGNMENT OR OTHER DISPOSITION OR TRANSFER (COLLECTIVELY, A “TRANSFER”), EXCEPT AS SET FORTH IN SECTION 4.5(E) OF THE CHARTER, SHALL BE DEEMED NULL AND VOID. BY ACCEPTING ANY INTEREST IN THE SECURITIES, THE RECIPIENT THEREOF SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, ALL OF THE PROVISIONS SET FORTH IN THE CHARTER, INCLUDING THE TRANSFER RESTRICTIONS SET FORTH THEREIN. A COPY OF THE CHARTER MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF TOWERS WATSON & CO.”

(v) Retirement of Class R and S Shares. The Corporation shall take all such action as is necessary so that any shares of Class R Common Stock and Class S Common Stock that have been redeemed shall be retired and may not be reissued as shares of Class R Common Stock or Class S Common Stock.

(f) Rights of Holders of Class F Stock.

(i) Transfer Restrictions. Except for (A) Transfers to Permitted Transferees that comply with the notice requirements set forth below, (B) Transfers to the Corporation, (C) Transfers, in the event of the death of any natural person who is the record holder of shares of Class F Stock, to such deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries, (D) the automatic transfer and exchange pursuant to Section 4.5(f)(ii) hereof, shares of Class F Stock may not be Transferred. Except as expressly provided in this Section 4.5(f), any purported Transfer of shares of Class F Stock shall be void. Shares of Class F Stock may be Transferred to a Permitted Transferee at any time, provided that the Transferor provides at least five (5) business days prior written notice to the Corporation, and any such Permitted Transferee shall take such shares subject to all of the provisions and restrictions set forth in this Section 4.5. Shares of Class F Stock may be Transferred to a Class F Stock holder’s (as applicable) executors, administrators, testamentary trustees, legatees and beneficiaries after the holder’s death, provided that any such Transferee shall take such shares subject to all of the provisions and restrictions set forth in this Section 4.5.

(ii) Automatic Exchange of Class F Stock. Promptly following the earlier of (i) the effectiveness of the Forfeited Share Registration Statement (as defined in the Merger Agreement), if required, or (ii) the Corporation’s determination pursuant to Section 5.14(h) of the Merger Agreement that a Forfeited Share Registration Statement (as defined in the Merger Agreement) is not required (but no earlier than the third (3rd) anniversary of the Effective Time), each outstanding share of Class F Stock shall automatically be exchanged by the record holder thereof for a number of shares of Class A Common Stock equal to the quotient of (A) the number of Forfeited Towers Perrin RSU Shares (as defined in the Merger Agreement) plus the Additional Reallocation Amount (as defined below) divided by (B) the number of then-outstanding shares of Class F Stock (the “Reallocation”). As used herein, “Additional Reallocation Amount” means the number of shares of Class A Common Stock equal to the quotient of (x) the aggregate dividends that were paid on the Forfeited Towers Perrin RSU Shares from the Effective Time until the Reallocation, divided by (y) the average closing price per share of Class A Common Stock (rounded to the nearest cent) for the ten (10) consecutive trading days ending on the second trading day immediately prior to the Reallocation (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source reasonably determined by the Board of Directors); provided, that such number of shares shall not in any event exceed 50% of the sum of (x) the number of shares of Class A Common Stock issued as Watson Wyatt Merger Consideration (as defined in the Merger

Agreement) plus (y) the number of shares of Class B Common Company Stock issued as Towers Perrin Merger Consideration (as defined in the Merger Agreement). To the extent permitted by applicable law, exchanges pursuant to this Section 4.5(f)(ii) shall be deemed to have been effected on the date of the Reallocation.

(iii) Procedure for Transfers. Shares of Class F Stock which are uncertificated shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of a written request for transfer in such form as the Corporation requests. Shares of Class F Stock represented by certificates shall be transferred on the books of the Corporation, and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for the shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps.

(iv) Legends. Each outstanding certificate, if any, representing shares of Class F Stock shall contain a legend reading substantially as follows, together with any other endorsements that the Board of Directors deems necessary or appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TOWERS WATSON & CO., AS IT MAY BE AMENDED FROM TIME TO TIME (THE “CHARTER”). ANY PURPORTED SALE, GIFT, MORTGAGE, PLEDGE, EXCHANGE, ASSIGNMENT OR OTHER DISPOSITION OR TRANSFER (COLLECTIVELY, A “TRANSFER”), EXCEPT AS SET FORTH IN SECTION 4.5(F) OF THE CHARTER, SHALL BE DEEMED NULL AND VOID. BY ACCEPTING ANY INTEREST IN THE SECURITIES, THE RECIPIENT THEREOF SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, ALL OF THE PROVISIONS SET FORTH IN THE CHARTER, INCLUDING THE TRANSFER RESTRICTIONS SET FORTH THEREIN. A COPY OF THE CHARTER MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF TOWERS WATSON & CO.”

(v) Retirement of Class F Shares. The Corporation shall take all such action as is necessary so that any shares of Class F Stock that have been exchanged pursuant to Section 4.5(f)(ii), shall be retired and may not be reissued as shares of Class F Stock.

(g) Reclassifications, Subdivisions and Combinations. No class of Common Stock, or series thereof, may be reclassified, subdivided or combined, including without limitation pursuant to any stock split, stock dividend or other distribution, reorganization, reclassification or similar event, unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock, and each series thereof, except that Class A Common Stock and Class B Common Stock may be reclassified as a single class of Common Stock at any time following the fourth anniversary of the Effective Time. All dividends or other distributions payable in Common Stock pursuant to stock splits or divisions of Common Stock shall be paid as follows: (i) only shares of Class A Common Stock are paid or distributed with respect to Class A Common Stock, (ii) only shares of Class B-1 Common Stock are paid or distributed with respect to Class B-1 Common Stock, (iii) only shares of Class B-2 Common Stock are paid or distributed with respect to Class B-2 Common Stock, (iv) only shares of Class B-3 Common Stock are paid or distributed with respect to Class B-3 Common Stock, (v) only shares of Class B-4 Common Stock are paid or distributed with respect to Class B-4 Common Stock, (vi) only shares of Class R Common Stock are paid or distributed with respect to Class R Common Stock and (vii) only shares of Class S Common Stock are paid or distributed with respect to Class S Common Stock; provided, that (i) if a dividend or other distribution is paid with respect to the Class A Common Stock other than pursuant to stock splits or divisions of Common Stock, a proportionate dividend or distribution shall paid with respect to the Class B Common Stock and (ii) if a dividend or other distribution is paid with respect to one class or series of Common Stock pursuant to stock splits or divisions of Common Stock, a proportionate dividend or distribution shall be paid with respect to each other class or series of Common Stock.

(h) Dividends and Other Distributions. Subject to the rights of the holders of Preferred Stock and to clause (g) above with respect to stock splits or divisions of Common Stock, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. Except as set forth in Section 4.5(f)(ii) hereof, shares of Class F Stock shall not be entitled to receive any dividends or other distributions from the Corporation.

(i) Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of shares of Common Stock. For purposes of this Section 4.5(i), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving the consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary. Shares of Class F Stock shall not be entitled to receive any distribution from the assets or funds of the Corporation, in connection with any liquidation, dissolution or winding up of the affairs of the Corporation.

(j) Fractional Shares. Fractional shares of Common Stock and Class F Stock may be issued; however, no certificates or scrip representing fractional shares of Class A Common Stock will be issued upon the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock or the exchange of shares of Class B Common Stock for shares of Class A Common Stock or the exchange of shares of Class A Common Stock for Shares of Class F Stock, but in lieu thereof each holder of such shares who would otherwise be entitled to a fraction of a share upon such event shall receive from the Corporation (after aggregating all fractional shares of Class B Common Stock or Class A Common Stock to be received by such holder in such event) an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the average per-share trading price of Class A Common Stock for the ten (10) consecutive trading days ending on the second trading day immediately prior to the date of such conversion or exchange (as reported in the New York City edition of The Wall Street Journal for each such trading day, or, if not reported therein, any other authoritative source to be selected by the Corporation). Such payment shall occur as soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to each person entitled to receive cash pursuant to the immediately preceding sentence, and upon such payment, all of the fractional shares to which such payment relates shall be cancelled.

5. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors is eliminated or limited to the full extent authorized.

6. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation (as may be amended and in effect from time to time, the “Bylaws”). No adoption, amendment or repeal of any provision of the Bylaws by action of stockholders shall be effective unless approved by the affirmative vote of the holders of at least 67% of the voting power of the shares entitled to vote generally in the election of directors.

7. Board of Directors.

7.1 The business and affairs of the Corporation are managed by or under the direction of a Board of Directors. The number of directors of the Corporation constituting the whole Board of Directors shall be fixed exclusively by the Board of Directors. The election of directors need not be by ballot. Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its Affiliates at the time of election to the Board of Directors, it is a qualification for service as a director that such director remain so employed, so that such director shall no longer be qualified to be a director and shall therefore automatically cease to be a director upon termination of such director’s employment with the Corporation or such Affiliate for any reason.

7.2 Any director may be removed, with or without cause, but only with the affirmative vote of the holders of not less than 67% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

7.3 Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill) shall, unless otherwise required by resolution of the Board of Directors, be filled by, and only by, the affirmative vote of a majority of the members of the Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

8. Stockholder Meetings. No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders may be taken without such a meeting, without prior notice, or without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied; provided, however, that the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series. Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be only be called as follows: (a) by the Chief Executive Officer of the Corporation; (b) by the President of the Corporation or (c) by the Board of Directors pursuant to a resolution adopted by the Board of Directors.

9. Indemnification.

9.1 Right to Indemnification. The Corporation shall, as set forth more fully in the Bylaws, indemnify and hold harmless each of its directors and officers, and advance expenses (including attorneys fees) incurred by directors and officers in matters subject to such indemnification, in each case to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and such right to indemnification and advancement of expenses shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not indemnify any current or former director or officer in connection with a proceeding (or part thereof) initiated by such director or officer unless such proceeding (or part thereof) was authorized by the Board of Directors.

9.2 Non-Exclusivity of Rights. The rights conferred on any person by this Article 9 shall not be exclusive of any other right which such person may have or hereafter acquire under applicable law, this Amended and Restated Certificate of Incorporation, the Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

9.3 Indemnification of Persons Other Than Directors and Officers. This Article 9 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted thereby, to indemnify and to advance expenses, pursuant to applicable law, the Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise, to persons other than directors or officers of the Corporation.

10. Amendments. Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in this Amended and Restated Certificate of Incorporation are granted subject to this reservation.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed as of                     .

By:
Name: Title:

AMENDED AND RESTATED

BYLAWS

OF

TOWERS WATSON & CO.,

a Delaware corporation

(the “Corporation”)

(As of [            ])

ARTICLE 1

STOCKHOLDERS

Section 1.1    Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held for the election of directors at such date, time and place either within or without the State of Delaware as designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time; provided that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”). Any other business properly brought before the meeting may be transacted at the annual meeting.

Section 1.2    Special Meetings. Special meetings of stockholders, other than those required by statute, may be called at any time by, and only by (a) the Chief Executive Officer of the Corporation (the “CEO”), (b) the President of the Corporation (the “President”) or (c) the Board of Directors pursuant to a resolution adopted by the Board of Directors, to be held at such date, time and place (if applicable), either within or without the State of Delaware as is stated in the notice of the meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Section 1.3    Nominations and Stockholder Business.

(a)    To properly be brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) brought before the annual meeting by or at the direction of the CEO, the President or the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors or (iv) brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice required in the following paragraph is given and who has complied with the notice procedures set forth in Section 1.3(b) and who is entitled to vote at the meeting. For the avoidance of doubt, the foregoing clause (iv) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders (other than nominations or other business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or any similar rules subsequently adopted thereunder).

(b)    For nominations or business to be properly brought before an annual meeting of stockholders by a stockholder of record under Section 1.3(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”) and such business must be a proper subject for stockholder action under the DGCL, and the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation

Statement (as defined below) required by these bylaws. To be timely for purposes of this Section 1.3(b), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must, to be timely hereunder, be delivered not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement (as defined below) is first made of the date of such meeting. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and any other information that the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(ii) as to any business that the stockholder proposes to bring before such meeting, a brief description of the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii) as to the stockholder giving the notice and the beneficial owner(s) if any (collectively, the “Parties” and each, a “Party”), on whose behalf the nomination or proposal is made, the name and address of such stockholder and of all such beneficial owners, if any;

(iv) as to each of the Parties (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such Party, and a representation that such stockholder will notify the Corporation within five business days after the record date for determining the stockholders entitled to notice of such meeting of the class and number of shares of capital stock of the Corporation held by such Party as of such record date (except as otherwise provided in Section 1.3(h) below), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by such Party (for purposes hereof, a Party shall be deemed to have a short interest in a security if such Party directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership with respect to which either Party is a general partner or beneficially owns, directly or indirectly, an interest in a general partner thereof and (G) any performance-related fees (other than asset-based fees) that each such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or

Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Party’s immediate family sharing the same household (which information set forth in clauses (A) through (G) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than five business after the record date for determining the stockholders entitled to notice of the meeting in order to disclose such ownership as of the record date for such meeting (except as otherwise provided in Section 1.3(h) below);

(v) as to each of the Parties, any other information relating to such Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(vi) as to each of the Parties, a statement of whether or not such Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, shares representing at least the percentage of voting power of all shares of capital stock of the Corporation as is required under applicable law to carry the proposal (such statement, a “Solicitation Statement”); and

(vii) a representation that such stockholder or its qualified representative (as defined in Section 1.3(g)) intends to appear in person at the annual meeting to bring such nominations or business before the meeting.

(c)    A person shall not be eligible for election or re-election as a director at an annual meeting of stockholders unless (i) such person is nominated by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3 unless otherwise required by Rule 14a-8 under the Exchange Act or any similar rules subsequently adopted thereunder or (ii) such person is nominated by or at the direction of the Board of Directors. At an annual meeting of stockholders, only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3 may be conducted.

(d)    Notwithstanding anything in this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors is increased and the Corporation does not make a public announcement specifying the size of the increased Board of Directors at least 10 days before the last day on which a stockholder of record may deliver a notice of nomination in accordance with Section 1.3(b), then a stockholder’s notice required by Section 1.3(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation.

(e)    At a special meeting of stockholders, only such business as has been brought before the meeting by or at the direction of the Board of Directors may be considered. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Sections 1.3(b)(i) and (b)(iii) through (b)(vii). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Except as otherwise provided by law, a person shall not be eligible for election or re-election as a director at any meeting of stockholders unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3.

(f)    The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.3. If any proposed nomination or business is not in compliance with this Section 1.3 or these bylaws, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such defective proposed nomination or business shall not be presented for stockholder action at the meeting and shall be disregarded.

(g)    For purposes of this Section 1.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, The Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act; and a “qualified representative” of the stockholder shall be such stockholder’s agent or designee or other persons authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(h)    Notwithstanding anything in this Section 1.3 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by Section 1.3(b) shall also set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under Section 1.3(b)(iii), clauses (A) through (G) of Section 1.3(b)(iv), and Section 1.3(b)(v), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. This Section 1.3 shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal or nomination at a meeting of stockholders only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting. Nothing in this Section 1.3 shall be deemed to affect any rights of the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.4    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting must be given, stating the place, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Unless otherwise required by the DGCL or the certificate of incorporation of the Corporation (as it may be amended or amended and restated from time to time, the “Certificate of Incorporation”), the notice of any stockholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by applicable law. Any notice shall be made in compliance with the notice provisions of this Section 1.4 and Section 5.2. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is giving in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Section 1.5    Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time for any reason by the chairman of the meeting (determined in accordance with Section 1.8), to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, the Board of Directors shall also fix a new record date for stockholders entitled to receive notice of such adjourned meeting, which date shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and the Board of Directors shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 1.6    Quorum. At each annual or special meeting of stockholders, except where otherwise required by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes or series is required for any matter, the holders of a majority of the voting power of all of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders of such classes or series of stock are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

Section 1.7    Voting; Proxies.

(a)    Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held of record by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may vote in person or by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting (determined in accordance with Section 1.8) or the Board of Directors.

(b)    At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with these bylaws, shall be elected by a plurality of the votes cast. For purposes of this Section 1.7, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these bylaws, the affirmative vote of a majority of the votes cast affirmatively or negatively will be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of a majority of the votes cast affirmatively or negatively of such class or classes shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these bylaws.

Section 1.8    Organization. Meetings of the stockholders of the Corporation shall be presided over by the Chairman of the Board of Directors (the “Chairman”), or in the absence of the Chairman, by the Deputy Chairman of the Board of Directors (the “Deputy Chairman”), or in the absence of the Deputy Chairman, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote thereat who are present, in person or by proxy. Such presiding person, with respect to any meeting of the stockholders, is referred to in this Article I as the “chairman of the meeting”. The Secretary or, in the absence of the Secretary, the Assistant Secretary, if any, or in the absence of the Assistant Secretary, such other person as is designated by the chairman of the meeting determined in accordance with this Section 1.8 shall act as secretary of the meeting and keep a record of the proceedings thereof. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders in accordance to Section 1.5 and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of these bylaws, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

Section 1.9    Inspectors. Prior to any meeting of stockholders, the Board of Directors, or the chairman of the meeting shall appoint one or more inspectors to act at such meeting and make a written report of the meeting. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Inspectors need not be stockholders and no director or nominee for the office of director shall be appointed such an inspector. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, may be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.

Section 1.10    Fixing Date for Determining Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date must be no more than 60 days prior to the action for which a record date is being established. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11    List of Stockholders Entitled to Vote. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, as prepared by the Secretary or other officer having charge of the stock ledger, shall be open to the examination of any stockholder, for any purpose germane to the meeting, either physically during ordinary business hours or electronically, in the discretion of the Board of Directors, for a period of at least 10 days prior to the meeting in the manner provided by law; provided, however, if the record date for determining stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE 2

DIRECTORS

Section 2.1    Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or provided in the Certificate of Incorporation. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall not be less than 5 nor more than 15, and shall initially be twelve (12). Directors need not be stockholders of the Corporation.

Section 2.2    Election; Term of Office; Resignation; Vacancies.

(a)    At each annual meeting of the stockholders of the Corporation from and after the first annual meeting of the stockholders, each director standing for election shall be elected to hold office for a term expiring at the next annual meeting of stockholders, with such director to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of election or appointment to the Board of Directors it is a qualification for service as a director that such director remain so employed, so that such director shall no longer be qualified to be a director and shall therefore automatically cease to be a director upon termination of such director’s employment with the Corporation or such affiliate for any reason.

(b)    Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or a person designated by the Board of Directors. Such resignation shall take effect when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

(c)    Subject to the rights of holders of any one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall, unless otherwise required by resolution of the Board of Directors, be filled by, and only by, the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the Certificate of Incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall unless otherwise required by resolution of the Board of Directors be filled by, and only by, the affirmative vote of a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. A director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3    Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and publicize among all directors.

Section 2.4    Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman and the Deputy Chairman. Special meetings of the Board of Directors may also be held at any time or place within or without the State of Delaware if a majority of the members of the Board of Directors then in office consents thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 2.5    Notices of Board of Directors Meetings. Notice of any regular or special meeting, unless waived, must be given by mail, electronic transmission, telephone or facsimile or courier to each director at his or her address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by electronic transmission, telephone, facsimile or courier, and not less than five (5) business days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary fails or refuses to give such notice, then the notice may be given by another officer or any one of the directors. Any such meeting may be held at such place as the Board of Directors may fix from time to time or as may be specified or fixed in such notice. Notice may be waived in writing or by electronic transmission by any director, either before or after the meeting. Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors shall be present at the meeting, and no notice of a meeting is required to be given to any director who shall attend such meeting.

Section 2.6    Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these bylaws, a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors (except that in no case shall a quorum be less than 1/3 of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the chairman of the meeting or a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 2.7    Participation in Meetings by Conference Telephone Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.8    Organization. Meetings of the Board of Directors will be presided over by the Chairman, or in the absence of the Chairman, the Deputy Chairman, or in the absence of the Deputy Chairman, by a chairman chosen by the directors present at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9    Powers and Duties of the Chairman and Deputy Chairman.

(a)    Duties of the Chairman. The Chairman, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform other duties commonly incident to his or her office, subject to the control of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chairman must be a director of the Corporation.

(b)    Duties of the Deputy Chairman. The Deputy Chairman shall perform the duties of the Chairman when the Chairman of the Board of Directors is absent or unable to act or during such time as no individual is serving as Chairman of the Board of Directors, and the Deputy Chairman shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Deputy Chairman must be a director of the Corporation.

Section 2.10    Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided by resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaws of the Corporation. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and, when required by the Board of Directors, shall keep regular minutes of their proceedings and report the same to the Board of Directors. In the absence or disqualification of a member of a committee, the member or members of such committee who are present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law or the Certificate of Incorporation.

Section 2.11    Compensation of Directors. Directors who are not employees shall receive compensation for their services as directors, in such form and amounts as the Board of Directors from time to time determines. Directors who are employees shall not receive any stated salary for their services as directors, but, pursuant to normal corporate expense reimbursement policies, shall receive reimbursement for expenses of attendance at such meetings.

Section 2.12    Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, then in office consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.13    Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE 3

OFFICERS

Section 3.1    Officers Designated. The officers of the Corporation shall include a CEO, a President, a Chief Operating Officer, a Chief Financial Officer, a Controller, a Treasurer, and a Secretary. Each such officer shall be elected by the Board of Directors at its annual meeting or any special meeting. One person may concurrently hold any two such offices, except that the Secretary may not concurrently hold the office of CEO or President.

Section 3.2    Additional Officers. The CEO, the President and the Board of Directors each may appoint, and may delegate power to appoint, such additional officers of the Corporation, including without limitation one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers of the Corporation as it may determine from time to time, and each such officer shall hold office for such term, have such authority and perform such duties as may from time to time be determined by the CEO, the President or the Board of Directors, as applicable (or by such person to whom such appointment power has been delegated pursuant to this Section 3.2).

Section 3.3    Tenure of Office. Each officer of the Corporation shall hold office until their respective successors shall be duly elected or appointed and qualified, except that (a) the term of office of any officer who is an employee of the Corporation shall automatically terminate upon the termination of such officer’s employment with the Corporation for any reason and (b) in case of the officer’s prior resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause. Officers appointed by or pursuant to a delegation from the CEO or the President pursuant to Section 3.2 may be removed by the CEO or the President, as applicable, at any time with or without cause. The compensation of officers of the Corporation shall be fixed from time to time by the Board of Directors, or a committee thereof, but this power may be delegated by the Board of Directors to such officers as may be designated by resolution of the Board of Directors, or a committee thereof.

Section 3.4    Powers and Duties of Officers. Subject to the direction and control of the Board of Directors, the officers of the Corporation shall have such powers and duties in the management and operation of the Corporation as are set forth in these bylaws and as may be prescribed by the Board of Directors or delegated by the CEO or the President and (to the extent consistent with the foregoing), as generally pertain to their respective offices.

(a)    Duties of the Chief Executive Officer. The CEO shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, be responsible for the general supervision, direction and control of the business and affairs of the Corporation, and for the execution of the policies of the Board of Directors. The CEO will have primary responsibility for strategy, working in conjunction with the President. The Corporation’s Chief Financial Officer, its general counsel, its head of investor relations, the heads of all other corporate functions of the Corporation and its subsidiaries and the President shall report to the CEO. The CEO will, jointly with the President, manage integration of the operations of the Corporation and its subsidiaries in a manner which is generally consistent with their division of responsibilities. The CEO shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The CEO shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(b)    Duties of the President. The President shall, subject to the control of the Board of Directors, be responsible for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors from time to time. The President shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the CEO, and shall consult with and report to the CEO. The President will have primary profit and loss responsibility, working in conjunction with the CEO. All line-of-business leaders and geographic leaders of the Corporation and its subsidiaries will report to the President. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (other than the CEO), employees and agents of the Corporation.

(c)    Duties of the Chief Operating Officer. The Chief Operating Officer of the Corporation shall, except for such matters as are expressly reserved to the CEO, the President, the Board of Directors or as otherwise directed by the Board of Directors, have responsibility for the day-to-day management and operation of the business of the Corporation, general oversight of the operation of the Corporation’s operations and employees, and other such duties and responsibilities as the CEO, the President or the Board of Directors may determine from time to time.

(d)    Duties of the Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall supervision of the financial operations and the general financial affairs of the Corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the CEO or the President. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation with respect to such matters. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President or the Board of Directors may determine from time to time.

(e)    Duties of the Controller. The Controller of the Corporation (the “Controller”) shall serve as the principal accounting officer of the Corporation. The Controller shall perform such duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President, the CFO or the Board of Directors may determine from time to time.

(f)    Duties of the Treasurer. The Treasurer of the Corporation (the “Treasurer”), subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President may designate from time to time. The Board of Directors, the CEO or the President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence (or inability or refusal to act) or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President shall designate from time to time.

(g)    Duties of the Secretary. The Secretary or his or her designees shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall (i) give notice in conformity with these bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice, (ii) perform all other duties given him or her in these bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time, (iii) act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation, if any, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with provisions of these bylaws; (iv) have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) perform such other duties incident to the office of Secretary and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time. The Board of the Directors, the CEO or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence (or inability or refusal to act) or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time.

(h)    Discretion of the Board of Directors as to Officer Duties. Notwithstanding the provisions of this Section 3.4, the Board of Directors in its discretion may, pursuant to a resolution adopted by a majority of the members of the Board of Directors, alter the roles and responsibilities of the officers of the Corporation from time to time, including without limitation the CEO, President, Chief Financial Officer and Chief Operating Officer, and the reporting structure among officers.

Section 3.5    Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the CEO or Secretary. Any such resignation will take effect at the time specified in the notice of resignation. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6    Vacancies. A vacancy in any office of the Corporation may be filled in the same manner in which an officer to fill said office may be chosen pursuant to Sections 3.1, and 3.2.

Section 3.7    Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE 4

SHARES OF STOCK

Section 4.1.    Certificates; Uncertificated Shares. The shares of stock of the Corporation may be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Deputy Chairman, or the President and Vice President, if any, on the one hand, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, on the other hand, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

Section 4.2    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.3    Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4.2, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1    Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year or such other date as the Board of Directors determines from time to time.

Section 5.2    Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 5.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these bylaws, a written waiver thereof signed by, or waiver by electronic transmission from, the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice. Attendance of a person at a meeting constitutes a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Section 5.4    Facsimiles. Any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

Section 5.5    Books and Records; Registered Stockholders. The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.6    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 5.7    Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.8    Depositories. The Board of Directors, the Chief Financial Officer, the Treasurer, any Assistant Treasurer and such other persons as may be delegated authority by any of the foregoing, may designate the banks, trust companies, or other depositories in which shall be deposited from time to time, the money or securities of the Corporation.

Section 5.9    Contracts, etc. The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.10    Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporation by the CEO, the President, the Chief Financial Officer, the Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors or designated by the CEO, or by any proxy designated by written instrument of appointment executed in the name of the Corporation by the CEO or by such officers as may be designated by him and attested by the Secretary or, if applicable, Assistant Secretary.

Section 5.11    Indemnification.

(a)    Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit or proceeding or alternative dispute resolution procedure, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee or member of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or other indemnitee or in any other capacity while serving as such, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liability and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.11(c) with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. Notwithstanding any provision of this Section 5.11, no indemnification shall be paid to any indemnitee: (i) on account of any suit in which judgment is rendered against such indemnitee for disgorgement of profits made from the purchase or sale by such indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law or (ii) on account of any suit in which judgment is rendered against such indemnitee for any reimbursement of any bonus or other incentive-based or equity-based compensation or of any profits realized by such indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act, (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by such indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).

(b)    In addition to the right to indemnification conferred in Section 5.11(a), an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.11(b) or otherwise.

(c)    If a claim under Section 5.11(a) or (b) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation

(including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 5.11 or otherwise shall be on the Corporation.

(d)    The rights to indemnification and to the advancement of expenses conferred in this Section 5.11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

(e)    The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 5.11 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g)    The rights conferred upon indemnitees in this Section 5.11 shall be contract rights that shall vest upon commencement of service as a director or officer or in any other capacity pursuant to which an indemnitee is entitled to indemnification hereunder, and such rights shall continue as to an indemnitee who has ceased to serve in such capacity and shall inure to the benefit of such indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 5.11 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(h)    To the extent that any director or officer of the Corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

(i)    In the event of payment under this Section 5.11, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(j)    If any provision or provisions of this Section 5.11 shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Section 5.11 (including, without limitation, all portions of any paragraphs of this Section 5.11 containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Section 5.11 (including, without limitation, all portions of any paragraph of this Section 5.11 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 5.12    Amendment of Bylaws. These bylaws may be amended, modified or repealed, and new bylaws may be adopted at any time, by the Board of Directors. Stockholders of the Corporation may adopt additional bylaws and amend, modify or repeal any bylaw whether or not adopted by them, but only in accordance with Article 6 of the Certificate of Incorporation.

Section 5.13    Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ANNEX I

Amended and Restated

Bylaws of

Towers, Perrin, Forster & Crosby, Inc.

January 3, 2006

ARTICLE VI

Stock Ownership

~~6.1 Purposes. The purposes of the provisions of this Article are:~~

~~6.1.1 Eligibility and Repurchases. To ensure that such stock of the Corporation (except as provided in Section 6.1.2) is issued to Shareholders who are employees of the Corporation or any subsidiary or other affiliate of the Corporation approved for the purpose by the Board of Directors of the Corporation (“Affiliate”) and to provide for the sale of all his stock by any Shareholder who ceases to be an employee of either the Corporation or its Affiliates.~~

~~6.1.2 Pool of Stock. To permit the Corporation to reacquire its own stock from time to time in order to create a pool of stock available for issue or sale to employees of the Corporation and its Affiliates.~~

~~6.1.3 Repurchase Price. To establish prices at which Shareholders will sell and the Corporation will buy shares held by Shareholders and thereby avoid any disagreements as to price.~~

~~6.2 Shareholder List. The Secretary of the Corporation will keep a current list of all Shareholders showing the number of shares of each class of stock of the Corporation owned by each Shareholder, and the Secretary will distribute such list each year to Shareholders.~~

~~6.3 Other Employment. Shareholders shall work exclusively for the Corporation and its Affiliates except when the Corporation’s express written permission to the contrary is given.~~

~~6.4 Custodian. All certificates for outstanding shares of stock of the Corporation will be held by a custodian (“Custodian”) designated from time to time for the purpose by the Corporation. Each Shareholder will assign in blank all certificates representing shares of such stock and will deliver such certificates so assigned to the Corporation for delivery to the Custodian. The Corporation shall have the power to enter into such agreements with the Custodian not inconsistent with the provisions of this Article as the Corporation shall consider necessary or appropriate for the purpose of documenting the relationship between the Corporation, the Shareholders and the Custodian.~~

~~6.5 Title to Stock. The title to all stock deposited with the Custodian shall remain in the Shareholders who, as such, shall retain all right to vote such stock and receive dividends thereon, it being the intention that the custodian arrangements shall be solely for the purpose of preventing the alienation of stock of the Corporation other than in accordance with the provisions of this Article VI and to insure the completion of the sales and transfers of stock provided for herein.~~

~~6.6 Change in Interest in Stock. Except as provided herein, no Shareholder shall assign, pledge or in any way dispose of or encumber any of his shares of stock or his interest therein.~~

~~6.7 Death Before Retirement. In the event of the death of any Shareholder prior to retirement (whether Normal or Other) the Corporation will purchase, and each Shareholder on behalf of himself, his heirs, executors and administrators will sell, as of the day following death, all stock of the Corporation then owned by him, for a consideration per share equal to the book value per share (as defined in Section 6.25) as of December 31 next~~

~~preceding the date of death in the case of Common Stock, and the redemption price in the case of Preferred Stock. The Corporation shall be liable to the estate of the deceased Shareholder for such purchase price. The purchase price shall be paid as follows.~~

~~6.8 Payment for Stock Following Death.~~

~~6.8.1 Installment Payment. Fifty percent of the total purchase price in cash within three months of the date of death of the Shareholder, and the balance of the total purchase price in cash within the next following twenty-five months.~~

~~6.8.2 Cash Option. In lieu of paying on the basis outlined in Section 6.8.1 the Corporation may elect to pay the purchase price in cash in full within three months after the date of death of the Shareholder.~~

~~6.8.3 Installment Payment Obligations. The unpaid installments of the purchase price outstanding from time to time shall bear interest from the date of repurchase at a rate designated by or at the direction of the Board of Directors from time to time. The rate applied to the outstanding balance payable to any given Shareholder will be the rate in effect at the date of repurchase. Effective on May 1, 1997, the designated rate shall be 120.0% of the short-term applicable federal rate prescribed by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986 (as amended), compounded semi-annually, until such time as a different rate is designated pursuant to this Section 6.8.3.~~

~~6.8.4 Payment in Non-U.S. Currency. The Corporation may offer to the estate of any Shareholder who resided outside of the U.S. at the time of death the option to receive payments of the purchase price for his stock in the Shareholder’s local currency. If the Shareholder’s estate receives and elects the local currency option, then unpaid installments of the purchase price outstanding from time to time will bear interest from the date of repurchase at a published rate in the Shareholder’s country of residence that has a basis comparable to the rate in effect on the date of repurchase for payments made in U.S. currency. Such rate will be designated by the Treasurer of the Corporation.~~

~~6.9 Obligations Canceled. A Shareholder’s obligation to sell and the Corporation’s obligation to purchase, in the event of Death before Retirement, shall be extinguished as to each Shareholder at the effective date of his retirement, such obligations being replaced by those outlined in the provisions dealing with the sale and repurchase of stock at retirement.~~

~~6.10 Normal Retirement. Each Shareholder will automatically withdraw from participation in stock ownership of the Corporation on the day of such Shareholder’s retirement from the employ of the Corporation or its Affiliates.~~

6.1 Reserved.

6.2 Reserved.

6.3 Reserved.

6.4 Reserved.

6.5 Reserved.

6.6 Reserved.

6.7 Reserved.

6.8 Reserved.

6.9 Reserved.

6.10 Reserved.

6.11 Reserved. ~~[This section reserved for future use.]~~

~~6.12 Other Retirement. If the employment of any Shareholder by the Corporation or its Affiliates is terminated other than as provided in the provisions dealing with Death before Retirement or Normal Retirement, such action shall be known as Other Retirement, and the Shareholder shall withdraw from participation in stock ownership of the Corporation on the day that such termination becomes effective.~~

~~6.13 Leave of Absence. Temporary leave of absence, either partial or full, and either with or without pay, if granted to any Shareholder by the Corporation or its Affiliates, shall not be considered a termination of employment for purposes of Section 6.12. The Corporation may consider any leave of absence, or combination of leaves of absence, exceeding one year in duration to be a termination of employment for purposes of Section 6.12, subject to the requirements of applicable laws.~~

~~6.14 No Change after Notice to Retire. There shall be no change in the provisions of this Article adversely affecting a Shareholder who is the subject of Other Retirement between the date establishing Other Retirement (as outlined in the provisions dealing with Other Retirement) and the date that such Other Retirement becomes effective, unless such change is approved by Shareholders owning at least two-thirds of all issued stock of the Corporation, exclusive of any shares of its own stock held by the Corporation. Such approval must include that of the Shareholder giving such notice.~~

~~6.15 Sale and Purchase of Stock on Retirement. On the effective date of retirement (whether Normal or Other) each Shareholder will sell, and the Corporation will purchase, all stock of the Corporation then owned by such Shareholder, the total purchase price for each share of Common Stock to be equal to the book value per share thereof (as defined in Section 6.25) as of December 31 next preceding the date of retirement, provided, however, that notwithstanding the foregoing, the Corporation may pay additional consideration for such Common Stock pursuant to the Voluntary Separation Program adopted by the Corporation’s Board of Directors on November 16, 2005.~~

~~6.16 Payment for Stock following Retirement.~~

~~6.16.1 Installment Payments. Twenty-five percent of the purchase price either (at the Corporation’s election) on the last day of the three-month period following the effective date of retirement or on the last day of the fifteen-month period following the effective date of retirement, and one-third of the balance of 75% on each of the first three anniversaries of the initial payment date.~~

~~6.16.2 Cash Option. In lieu of paying on the basis outlined in Section 6.16.1 the Corporation may elect to pay the purchase price in cash in full within three months after the effective date of retirement.~~

~~6.16.3 Installment Payment Obligations. The unpaid installments of the purchase price outstanding from time to time shall bear interest from the date of repurchase at a rate designated by or at the direction of the Board of Directors from time to time. The rate applied to the outstanding balance payable to any given Shareholder will be the rate in effect at the date of repurchase. Effective on May 1, 1997, the designated rate shall be 120.0% of the short-term applicable federal rate prescribed by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986 (as amended), compounded semi-annually, until such time as a different rate is designated pursuant to this Section 6.16.3.~~

~~6.16.4 Payment in Non-U.S. Currency. The Corporation may offer to any Shareholder who resides outside of the U.S. at the time of repurchase the option to receive payments of the purchase price for his stock in the Shareholder’s local currency. If the Shareholder receives and elects the local currency option, then unpaid~~

~~installments of the purchase price outstanding from time to time will bear interest from the date of repurchase at a published rate in the Shareholder’s country of residence that has a basis comparable to the rate in effect on the date of repurchase for payments made in U.S. currency. Such rate will be designated by the Treasurer of the Corporation.~~

~~6.17 Death after Retirement. In the event of the death of a retired Shareholder before all payments have been made to him, the remaining payments shall be accelerated to the basis provided in the event of Death before Retirement.~~

6.12 Reserved.

6.13 Reserved.

6.14 Reserved.

6.15 Reserved.

6.16 Reserved.

6.17 Reserved.

6.18 Shareholder Covenants.

6.18.1 Covenants. In consideration of (a) the Shareholder’s employment by the Corporation or any of its Affiliates; (b) the sale by the Corporation of shares of stock in the Corporation and the concomitant value and prestige conferred by ownership of shares of stock in the Corporation and promotion to the position of Principal; and (c) the commitments of the other Shareholders and the Corporation hereunder, each Shareholder, should he, for any reason, cease owning stock of the Corporation shall not, without the express written approval of the Corporation, during the two-year period commencing on the date he ceases to be a Shareholder:

a. enter into Competition (as defined below) with the Corporation or any of its Affiliates; or

b. encourage, solicit or induce any employee to leave the employ of the Corporation or any of its Affiliates; or solicit for employment, employ or engage (except by retaining the Corporation or any of its Affiliates) the services of any employee of the Corporation or any of its Affiliates; or assist any person, company or entity to engage in any such conduct.

6.18.2 Definition of “Competition.” “Competition,” as used herein, is defined as directly or indirectly performing services for, soliciting business from, or participating in client relationship management activities with respect to any Client with regard to any type of business carried on by the Corporation or any of its Affiliates at the time he ceases to be a Shareholder hereunder which would involve the Shareholder in any capacity or function the same as or similar to a capacity or function in which he performed for the Corporation or any of its Affiliates.

6.18.3 Definition of “Client.” “Client,” as used herein, shall mean any person or organization (or successor thereto) (a) with or for which the Corporation or any subsidiary or other Affiliate of the Corporation is directly or indirectly doing business or performing services at the time any Shareholder ceases to be a Shareholder hereunder or with respect to which the Corporation or any such subsidiary or other Affiliate has, within the two years preceding the date of such cessation, directly or indirectly received any sums of money as fees, commissions or otherwise, whether or not such payments were made by the Client, and (b) which the Shareholder directly or indirectly performed services for, solicited business from, or participated in client relationship management activities with respect to during the two years preceding the date of such cessation.

~~6.19 Re-employment No Bar to Payments. The Corporation’s obligation to make payments hereunder to a retired Shareholder for the purchase of his stock shall not be changed in any way if the retired Shareholder shall, subsequent to the sale, render any services to the Corporation as an employee or otherwise.~~

~~6.20 Transfer of Stock. On the day immediately following a Shareholder’s death or at the effective date of Retirement (whether Normal or Other) of any Shareholder, title to the Shareholder’s stock shall vest in the Corporation, which shall acquire such stock as treasury stock or cancel the same if required by law to do so. The deceased or retired Shareholder’s rights against the Corporation shall be the rights of an unsecured creditor.~~

~~6.21 Debts to the Corporation. If, at the time a sale becomes effective, the Shareholder is indebted to the Corporation or to any subsidiary or other Affiliate of the Corporation, such debts (including, but not limited to, amounts owed under relocation, transfer, credit card or expense reimbursement policies) shall be offset against the earliest accruing obligations of the Corporation to pay money to the Shareholder or to his estate.~~

~~6.22 Amendment or Termination. Subject to the provisions of Section 6.14, the provisions of this Article VI may be amended or terminated on the approval in writing of the owners of two-thirds of the shares of the Corporation, exclusive of any shares of its own stock held by the Corporation. Notice of any such action, however, shall be given to all Shareholders. Such amendment or termination shall be subject to the fulfillment of any obligations of the Corporation and Shareholders to any former Shareholder, or his estate, whose stock has theretofore been sold pursuant to the provisions hereof. On the effective date of termination of the provisions of this Article VI all shares of stock deposited with the Custodian shall immediately be returned to the registered owners thereof unless otherwise indicated in the termination instrument.~~

~~6.23 No Attachment. No interest of the Shareholders shall in any way or manner be subject or liable to their, or any of their, anticipation, assignment, pledge or obligation, or be subject to any execution or attachment, except as provided herein. Any payments to their heirs, executors or administrators shall be subject to their own individual receipts only.~~

6.19 Reserved.

6.20 Reserved.

6.21 Reserved.

6.22 Amendment. The provisions of this Article VI may not be amended in a manner that increases the restrictions that this Article VI imposes on a Shareholder.

6.23 Reserved.

6.24 Remedies.

6.24.1 Corporation’s Remedies. ~~If a former Shareholder breaches any of his obligations under Section 6.18, the Corporation shall not be obligated to make any payments either to him or to his estate for his stock except to repay the purchase price paid by the Shareholder for his Common Stock.~~Each Shareholder agrees that ~~the loss to him of the appreciation, if any, of the value of the Common Stock and the redemption value of the Preferred Stock issued to him, if any, is an inadequate remedy to the Corporation on account of such breach. Thus~~, in addition to any other remedies provided by these Bylaws or at law, the Corporation may, in its sole discretion and for the protection of its goodwill and client and employment relationships, seek and secure legal and equitable relief (including, but not limited to, injunctive remedies, restitution and damages) to: (a) ensure the performance by the former Shareholder of his obligations under Section 6.18; (b) restore the Corporation to its position preceding any breach by the former Shareholder; and (c) compensate the Corporation for any monetary injury incurred (including, but not limited to, attorneys’ fees and other expenses), or likely to be incurred, as a result of the former Shareholder’s breach.

The Corporation may institute any legal proceedings in a federal or state court sitting in Philadelphia, Pennsylvania. If such courts do not have (or decline to exercise) jurisdiction over the matter, the Corporation may institute such proceedings in any court of general jurisdiction in the state or country in which the former Shareholder resides or may be found. Regardless of the jurisdiction selected by the Corporation, the former Shareholder consents to the personal and exclusive jurisdiction of such court and waives any objection that he may have to the venue of any such proceeding and any claim or defense of inconvenient forum.

~~6.24.2 Shareholders Remedies. If a former Shareholder is aggrieved by any action taken by the Corporation with regard to the repurchase of his stock, the former Shareholder may seek redress only in a federal or state court sitting in Philadelphia, Pennsylvania.~~

~~6.25 Definitions Applicable to Common Stock. As applied to and for the purpose of valuing the shares of Common Stock, the words “book value per share” shall mean Shareholder investment on the preceding December 31, as reflected in the Corporation’s audited financial statements, less the liquidation value of preferred shares then outstanding, divided by the number of common shares (net of Treasury shares) then outstanding, provided that for purposes of determining “book value per share,” any liability and corresponding intangible asset (and the resulting charge to equity) required to be recognized by Statement of Financial Account Standards No. 87 as in effect from time to time because the accumulated benefit obligations exceed the fair value of plan assets shall be disregarded. Such “book value per share” shall be reviewed by the Corporation’s independent auditors and included in the auditor’s report on the Corporation’s financial statements; such figure shall be final and binding on all interested parties. Notwithstanding the foregoing and any other provision of these bylaws, (i) during any calendar year in which the shareholders approve a recapitalization of the Corporation’s Common Stock, for all transactions in the Common Stock commencing with the effective date of such recapitalization and continuing through December 31st of the calendar year in which the recapitalization occurs, the “book value per share” shall be determined as of such effective date, and (ii) during any calendar year in which there occurs a material change in Shareholder investment (as determined by the Board of Directors), the Board of Directors shall have the right, but not the obligation, to determine the “book value per share” as of the end of any calendar quarter during the calendar year in which such material change occurs, in which event such “book value per share” shall be effective for all transactions in the Common Stock commencing, in the discretion of the Board of Directors, as of either the date of the occurrence of such material change or the first day of the calendar quarter in which such material change occurs, and continuing through December 31st of the calendar year in which the material change occurs, or, in the case of either clause (i) or (ii), until the effective date of a subsequent determination of “book value per share” during such calendar year in accordance with the terms hereof. For purposes of any determination under clauses (i) or (ii) of this Section 6.25, such “book value” per share and related financial statements shall be reviewed by the Corporation’s independent accountants.~~

~~6.26 Provisions of Articles and Law. The rights and duties of the Shareholders and the Corporation hereunder shall be subject to the applicable provisions of the Corporation’s Articles of Incorporation (except any provisions inconsistent herewith dealing with terms of payment following redemption) and to the applicable provisions of the Pennsylvania Business Corporation Law.~~

6.24.2 Reserved.

6.25 Reserved.

6.26 Reserved.

6.27 Binding Effect. The provisions of this Article VI shall be binding on the Corporation, all Shareholders of the Corporation and their respective successors, assigns, heirs, beneficiaries, estates, administrators, executors and legal representatives. Administrators, executors and other legal representatives shall be permitted to make claim, to compromise and to settle any questions arising hereunder with the same force and effect as the Shareholder(s) whom they represent might have had.

6.28 Severability. If any one or more of the Shareholder covenants shall be held to be invalid, for any reason whatsoever, the remainder of the provisions shall be deemed severable and independent and shall continue in full force and effect. A court interpreting this document may reform any provision relating to the Shareholder covenants to render the provision enforceable. ~~The provisions of Sections 6.18 and 6.24 in effect on January 22, 1998 shall remain in full force and effect with respect to Shareholders of record on such date, as a separate and independent obligation of each such Shareholder, which obligation shall be in addition to the obligations set forth in these Bylaws.~~

6.29 Waiver. The waiver by the Corporation of a breach of any provisions of the Shareholder covenants with regard to any Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof by that or any other Shareholder.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

As permitted by Delaware law, the Holding Company’s certificate of incorporation provides, and Towers Watson’s certificate of incorporation will provide, that no director will be personally liable to Towers Watson or its stockholders for monetary damages arising out of a breach of fiduciary duty, except for (1) any breach of the director’s duty of loyalty to Towers Watson or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) breaches under Section 174 of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. For purposes of this section, “Towers Watson” will mean the Holding Company prior to the effective time, and Towers Watson upon the effective time.

The Holding Company’s bylaws provide, and Towers Watson’s bylaws will provide, that Towers Watson must indemnify its directors and officers, and may indemnify its other employees and agents, to the fullest extent permitted by Delaware law. Pursuant to Section 145 of the DGCL, Towers Watson generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Towers Watson, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Towers Watson also has the power to purchase and maintain insurance for such directors and officers, and is expected to maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Towers Watson.

Towers Watson intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require Towers Watson to indemnify such directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by Towers Watson or in its right, arising out of such person’s services as a director or officer of Towers Watson, or arising out of such person’s services at Towers Watson’s request as a director, officer, employee, agent or fiduciary of another entity.

The foregoing discussion of Towers Watson’s certificate of incorporation and bylaws, the indemnification agreements and the DGCL is not intended to be exhaustive and is qualified in its entirety by each of those documents and the DGCL.

Item 21. Exhibits and Financial Statement Schedules

Please see the exhibit index, which is incorporated herein by reference.

Items 22. Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this registration statement pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on the 4th day of November, 2009.

JUPITER SATURN HOLDING COMPANY

By:	/s/ John J. Haley
Name:	John J. Haley
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of the Holding Company, hereby severally constitute and appoint John J. Haley and Mark V. Mactas, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Holding Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Haley John J. Haley	Chief Executive Officer, Director (Principal Executive Officer)	November 4, 2009

/s/ Roger F. Millay Roger F. Millay	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	November 4, 2009

/s/ Mark V. Mactas Mark V. Mactas	President, Director	November 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Agreement and Plan of Merger among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., dated as of June 26, 2009 (included in Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement).

*2.2	Amendment No. 1 to Agreement and Plan of Merger among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., dated as of October 19, 2009 (included in Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement).

+3.1	Certificate of Incorporation of Jupiter Saturn Holding Company.

*3.2	Form of Amended and Restated Certificate of Incorporation of Towers Watson & Co. (included in Annex H to the joint proxy statement/prospectus forming a part of this Registration Statement).

+3.3	Bylaws of Jupiter Saturn Holding Company.

*3.4	Form of Amended and Restated Bylaws of Towers Watson & Co. (included in Annex H to the joint proxy statement/prospectus forming a part of this Registration Statement).

*4.1	Form of Towers Watson Notes Indenture and Form of Towers Watson Notes (included in Annex F to the joint proxy statement/prospectus forming a part of this Registration Statement).

*5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding legality of the shares of Jupiter Saturn Holding Company common stock to be registered under this Registration Statement.

*8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding the United States federal income tax consequences of the merger.

*8.2	Opinion of Gibson, Dunn & Crutcher LLP regarding the United States federal income tax consequences of the merger.

*8.3	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding the cancellation of the Redemption Value Repurchase for the shares of Towers Perrin common stock.

*10.1	Voting Agreement between Watson Wyatt and Towers Perrin directors and executive officers (included in Annex B-1 to the joint proxy statement/prospectus forming a part of this Registration Statement).

*10.2	Voting Agreement between Towers Perrin and Watson Wyatt directors and executive officers (included in Annex B-2 to the joint proxy statement/prospectus forming a part of this Registration Statement).

*10.3	Towers Watson & Co. 2009 Long Term Incentive Plan. (included in Annex G to the joint proxy statement/prospectus forming a part of this Registration Statement).

+10.4	Form of Transaction Based Compensation Agreement.

+10.5	Towers, Perrin, Forster & Crosby, Inc. Restricted Stock Unit Plan.

+10.6	Form of Award pursuant to the Towers, Perrin, Forster & Crosby, Inc. Restricted Stock Unit Plan.

+10.7	Form of Transaction Award pursuant to the Towers, Perrin, Forster & Crosby, Inc. Restricted Stock Unit Plan.

+10.8	Form of Indemnification Agreement with directors and executive officers.

10.9	Trust Deed and Rules of the Watson Wyatt Share Incentive Plan 2005 (U.K.) (incorporated by reference to Exhibit 10.21 of Watson Wyatt’s Form 10-K filed on September 1, 2006).

Exhibit No.	Description

10.10	Watson Wyatt Share Incentive Plan 2005 Deed of Amendment (U.K.) (incorporated by reference to Exhibit 10.22 of Watson Wyatt’s Form 10-K filed on September 1, 2006).

10.11	Watson Wyatt Amended and Restated Senior Officer Deferred Compensation Plan (incorporated by reference to Exhibit 10.10 of Watson Wyatt’s Form 10-K filed on August 15, 2008).

10.12	Watson Wyatt Amended Voluntary Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 of Watson Wyatt’s Form 10-K filed on August 15, 2008).

*23.1	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

*23.3	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

*23.4	Consent of KPMG LLP, Independent Public Accountants.

*23.5	Consent of Deloitte & Touche LLP, Watson Wyatt’s Independent Registered Public Accounting Firm.

*23.6	Consent of Deloitte & Touche LLP, Towers Watson’s Independent Registered Public Accounting Firm.

*23.7	Consent of Milbank, Tweed, Hadley &McCloy LLP (included in the opinion filed as Exhibit 8.3 to this Registration Statement).

*24.1	Powers of Attorney of Jupiter Saturn Holding Company’s directors (included on the signature page of this Registration Statement and incorporated herein by reference).

+25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Indenture for the Registrant’s Subordinated Notes.

*99.1	Consent of Goldman, Sachs & Co.

+99.2	Consent of Banc of America Securities LLC.

*99.3	Form of Proxy for Special Meeting of Shareholders of Towers, Perrin, Forster & Crosby, Inc.

*99.4	Form of Proxy for Special Meeting of Stockholders of Watson Wyatt Worldwide, Inc.

*	Filed herewith.
+	Previously filed.